SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.         )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as
☐	Definitive Proxy Statement		permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

Quantum Fuel Systems Technologies Worldwide, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐  No fee required.

☒  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

Title of Each Class of Securities to which Transaction Applies	Aggregate Number of Securities to which Transaction Applies(1)	Price Per Unit(2)	Proposed Maximum Aggregate Value(3)	Total Fee

Common Shares of Global Theremoelectric Inc.	29,171,683	$1.80	$52,509,029	$4,247.98

(1)	This total represents Global Theremoelectric Inc. (“Global”) common shares to be acquired by Quantum Fuel Systems Technologies Worldwide, Inc. ( “Quantum”) pursuant to the Combination Agreement entered into between Quantum and Global on April 8, 2003.

(2)	This total represents Cdn.$2.56, the average of the high and low sales price of Global Common Shares on the Toronto Stock Exchange on May 2, 2003, converted to U.S. dollars by applying the noon buying rate on May 2, 2003, which was 0.7032 U.S. dollars for each Canadian dollar.

(3)	Proposed maximum value calculated pursuant to Rule 0-11 of the Exchange Act of 1934, as amended.

☐	Fee paid previously with preliminary materials.

☐	Check box, if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

NOTICE OF THE SPECIAL MEETING OF STOCKHOLDERS

OF QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

To Be Held •, 2003

—and—

NOTICE OF THE SPECIAL MEETING OF COMMON SHAREHOLDERS

OF GLOBAL THERMOELECTRIC INC.

To Be Held •, 2003

—and—

NOTICE OF PETITION

—and—

JOINT MANAGEMENT INFORMATION CIRCULAR

AND PROXY STATEMENT

WITH RESPECT TO AN ARRANGEMENT INVOLVING

Quantum Fuel Systems Technologies Worldwide, Inc.

—and—

Global Thermoelectric Inc.

            •, 2003

•, 2003

Dear Quantum Stockholder:

You are cordially invited to attend a special meeting of stockholders (the “Quantum Meeting”) of Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (“Quantum”) to be held at • (Pacific time) on •, 2003 in the • Room of the •, located at •. The Quantum Meeting relates to the acquisition by Quantum of Global Thermoelectric Inc., an Alberta corporation (“Global”), pursuant to the terms of a combination agreement (the “Combination Agreement”) dated April 8, 2003 between Quantum and Global. The Combination Agreement provides for a share exchange whereby shares of Quantum common stock will be issued in consideration for all of the issued and outstanding common shares of Global.

At the Quantum Meeting, you will be asked to (i) approve the Combination Agreement and the transactions contemplated thereby, which include the issuance of Quantum common stock in exchange for all outstanding Global common shares, the assumption by Quantum of outstanding options to purchase Global common shares, and the assumption by Quantum of the obligation to issue Quantum common stock upon conversion of the outstanding Global Cumulative Redeemable Convertible Preferred Shares, Series 2 (which we refer to collectively as the “Combination”) and (ii) to consider and vote upon a proposal pursuant to which Quantum’s Amended and Restated Certificate of Incorporation (the “Quantum Charter”) will be amended and restated to increase the number of shares of authorized Quantum common stock from 60,000,000 to 100,000,000 and to eliminate the currently authorized shares of Series A common stock. Details of the Combination and the amendment and restatement of the Quantum Charter are contained in the joint management information circular and proxy statement (the “Joint Proxy Statement”) being delivered with this letter.

If the proposals contained in the Joint Proxy Statement are approved by Quantum’s stockholders and Global’s common shareholders, Global will become a consolidated subsidiary of Quantum, and each existing holder of common shares of Global will have the right to receive between 0.835 and 1.020 shares of Quantum common stock in consideration for each Global common share held by such holder, determined in accordance with the exchange ratio (as defined in the Combination Agreement) and as otherwise set forth in the Joint Proxy Statement. Upon completion of the Combination, and depending on the exchange ratio in effect at the time of completion of the Combination, Global common shareholders will own between 52% and 57% of the shares of outstanding Quantum common stock, and two directors designated by Global will become part of an expanded seven-person Quantum board of directors. Quantum’s board of directors has carefully considered and has unanimously approved the terms and conditions of the Combination Agreement and the Combination and recommends that the Quantum stockholders approve the Combination Agreement, the Combination and the amendment and restatement of the Quantum Charter. In reaching this conclusion, the Quantum board considered, among other things, the opinion dated April 8, 2003 of Adams, Harkness & Hill, Inc. (“AH&H”), an investment banking firm engaged by Quantum, that, as of such date and based on and subject to the factors and assumptions set forth therein, the exchange ratio set forth in the Combination Agreement is fair, from a financial point of view, to Quantum’s stockholders. A copy of the AH&H opinion, including the assumptions, qualifications and other matters contained therein, is included in the Joint Proxy Statement as Annex F.

Quantum’s largest stockholder and strategic partner, General Motors Corporation, which holds •% of Quantum’s outstanding common stock entitled to vote at the Quantum Meeting, has signed a voting agreement to vote in favor of the Combination.

The respective obligations of Quantum and Global to consummate the Combination Agreement and the Combination are subject to, among other conditions, the approval of the stockholders of Quantum of the Combination Agreement, the Combination and the amendment and restatement of the Quantum Charter at the

Quantum Meeting. If either of the proposals is not approved, neither of the proposals will be implemented and the Combination will not be consummated, notwithstanding that the other proposal may have been approved by the stockholders of Quantum. The Quantum board of directors believes that the terms of the Combination Agreement and the Combination are fair to and in the best interests of Quantum and its stockholders, has approved the Combination Agreement, the Combination and the amendment and restatement of the Quantum Charter, and recommends that Quantum stockholders vote “For” approval of the Combination Agreement and the Combination and “For” approval of the amendment and restatement of the Quantum Charter.

In view of the importance of the actions to be taken at the Quantum Meeting, you are urged to read the Joint Proxy Statement carefully, and, regardless of the number of shares you own, complete, sign, date and return the enclosed proxy card promptly in the accompanying prepaid envelope. You may, of course, attend the Quantum Meeting and vote in person, even if you have previously returned your proxy card.

Sincerely,

Alan P. Niedzwiecki

President and Chief Executive Officer

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, California 92614

Notice of Special Meeting of Stockholders

To Be Held •, 2003

Notice is hereby given that a special meeting of stockholders (the “Quantum Meeting”) of Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (“Quantum”) will be held at • (Pacific time) on •, 2003 in the • Room of the •, located at •, for the following purposes:

1.    To consider and vote upon a proposal to approve the combination agreement dated as of April 8, 2003 (the “Combination Agreement”) between Quantum and Global Thermoelectric Inc., an Alberta corporation (“Global”), and the transactions contemplated thereby, including the issuance of Quantum common stock in exchange for all issued and outstanding Global common shares, the assumption by Quantum of outstanding Global options, and the assumption by Quantum of the obligation to issue Quantum common stock upon conversion of the outstanding Global Cumulative Redeemable Convertible Preferred Shares, Series 2 (collectively referred to as the “Combination”), as more fully described in the accompanying Joint Management Information Circular and Proxy Statement;

2.    To consider and vote upon a proposal pursuant to which Quantum’s Amended and Restated Certificate of Incorporation (the “Quantum Charter”) will be amended and restated to increase the number of shares of authorized common stock from 60,000,000 to 100,000,000 and to eliminate the currently authorized shares of Series A common stock; and

3.    To transact such other business as may properly be presented to the Quantum Meeting or any adjournment or postponement thereof.

The respective obligations of Quantum and Global to complete the Combination are subject to, among other conditions, the approval of the stockholders of Quantum of the Combination Agreement, the Combination and the amendment and restatement of the Quantum Charter at the Quantum Meeting. If either one of the proposals is not adopted, then neither of the proposals will be implemented and the Combination will not be completed, notwithstanding that the other proposal may have been approved by the stockholders of Quantum.

Only stockholders of record at the close of business on •, 2003, will be entitled to notice of and to vote at the Quantum Meeting and any adjournments thereof. A list of stockholders of Quantum entitled to vote at the Quantum Meeting will be available for inspection during normal business hours for the ten days prior to the Quantum Meeting at the offices of Quantum, located at 17872 Cartwright Road, Irvine, California 92614, and at the time and place of the Quantum Meeting.

Please complete, date, sign and promptly return your proxy card so that your shares may be voted in accordance with your wishes and so that the presence of a quorum may be assured. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting. You may revoke your proxy at any time.

By Order of the Board of Directors,

Cathryn T. Johnston

Secretary

Irvine, California

•, 2003

•, 2003

Dear Global Common Shareholder:

You are cordially invited to attend a special meeting of the common shareholders (the “Global Meeting”) of Global Thermoelectric Inc., an Alberta corporation (“Global”), to be held at • (Calgary time) on •, 2003 in the • Room of the •, located at •, Calgary, Alberta, Canada.

Global began a search for strategic partners in November 2000, and engaged Citigroup Global Markets Inc. (formerly Salomon Smith Barney Inc.) in November 2002 to assist Global with a review of Global’s strategic alternatives and solicit proposals from interested third parties.

On April 8, 2003 Global and Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (“Quantum”), entered into a combination agreement (the “Combination Agreement”) to combine Global with Quantum in a share-for-share exchange. At the Global Meeting, you will be asked to approve an arrangement which will combine the business of Global with that of Quantum. Quantum stockholders will meet on the same day to consider the approval of the Combination Agreement and the transactions contemplated thereby (the “Combination”).

Based in Irvine, California, Quantum is a Nasdaq National Market-listed company that designs, manufactures and supplies component and integrated fuel systems to original equipment manufacturers for use in alternative fuel vehicles, fuel cell applications and hydrogen refueling systems. Quantum’s fuel cell applications include transportation and industrial vehicles and stationary and portable power generation. Quantum is a member of the General Motors Fuel Cell Alliance and is currently owned 19.9% by General Motors. Upon closing, Quantum expects to integrate the businesses and to significantly reduce the combined company’s level of cash expenditures. Quantum expects to maintain Global’s operations in Alberta with head office functions consolidated into Quantum’s California headquarters. Alan P. Niedzwiecki, Quantum’s President and Chief Executive Officer, and W. Brian Olson, Quantum’s Chief Financial Officer, will lead the combined entity in those respective roles. Upon closing, two members of Global’s board of directors will join the expanded seven-member board of directors of Quantum.

Under the terms of the Combination Agreement, if approved, Global common shareholders will receive Quantum common stock for each Global common share outstanding at the time of the Combination. The exchange ratio will be determined by dividing U.S.$2.628387 by the 20-day volume-weighted average Quantum stock price ending three days prior to the Global Meeting. The exchange ratio will not be less than 0.835 or more than 1.020 of Quantum shares; between these two exchange ratios Global’s common shareholders will receive approximately U.S.$2.63 of Quantum common stock. Using Quantum’s trailing 20-day volume-weighted average stock price for the period ending •, 2003, each Global common shareholder would receive approximately U.S.$• of Quantum common stock at an exchange ratio of 1.020 for each Global common share held. Upon completion of the Combination and depending on the exchange ratio in effect at the time of completion of the Combination, Global common shareholders will own between 52% and 57% of the shares of outstanding Quantum common stock.

Quantum’s largest stockholder and strategic partner, General Motors Corporation, which holds •% of Quantum’s outstanding common stock entitled to vote at Quantum’s special meeting of stockholders, has signed a voting agreement to vote in favor of the Combination.

The Global board of directors has determined to submit the Combination to Global common shareholders for their consideration and is not making a recommendation as to how common shareholders should vote on this matter. The Global board of directors advises Global common shareholders to carefully consider the opportunity presented by the proposed Combination and to review all of the information provided in the accompanying joint management information circular and proxy statement (the “Joint Proxy Statement”). The board of directors urges Global common shareholders, having regard to their own personal circumstances and investment objectives, to come to their own decision on how to vote on the matter.

We have included with this booklet a form of proxy. Please review this Joint Proxy Statement carefully as it has been prepared to help you make an informed decision. You should also carefully read the Risk Factors section which begins at page 23 of the Joint Proxy Statement.

We hope that you will be able to attend the meeting. However, if you are unable to attend the meeting in person, we urge you to complete the enclosed form of proxy and return it, not later than the time specified in the Notice of Special Meeting of Common Shareholders, in the postage-paid envelope provided.

Yours truly,

GLOBAL THERMOELECTRIC INC.

Peter Garrett

President and Chief Executive Officer

Global Thermoelectric Inc.

4908-52nd Street S.E.

Calgary, Alberta T2B 3R2

Notice of Special Meeting of Common Shareholders

To Be Held •, 2003

Notice is hereby given that a special meeting of the common shareholders (the “Global Meeting”) of Global Thermoelectric Inc., an Alberta corporation (“Global”), will be held at • (Calgary time) on •, 2003 in the • Room of the • located at •, Calgary, Alberta, Canada for the following purposes:

1.	To consider, pursuant to an Interim Order of the Court of Queen’s Bench of Alberta dated •, 2003, and, if deemed advisable, to pass, with or without variation, a special resolution in the form of Annex A to the accompanying joint management information circular and proxy statement (the “Joint Proxy Statement”) to approve an arrangement under Section 193 of the Business Corporations Act (Alberta), all as more particularly described therein; and

2.	To transact such further or other business as may properly come before the Global Meeting or any adjournment thereof.

Each person who is a holder of record of Global common shares at the close of business on •, 2003 (the “Global Record Date”) is entitled to notice of, and to attend and vote at, the Global Meeting and any adjournment or postponement thereof, provided that to the extent a person has transferred any Global common shares after the Global Record Date and the transferee of such shares establishes that the transferee owns the shares and demands not later than ten days before the Global Meeting to be included in the list of holders eligible to vote at the Global Meeting, the transferee will be entitled to vote the shares at the Global Meeting.

Pursuant to the Interim Order, a copy of which is attached as Annex C to the Joint Proxy Statement, registered common shareholders have been granted the right to dissent in respect of the arrangement. If the arrangement becomes effective, a dissenting common shareholder will be entitled to be paid the judicially determined fair value of the Global common shares held by such shareholder provided that Global, c/o Bennett Jones LLP, 4500, 855—2nd Street S.W., Calgary, Alberta T2P 4K7, Attention: Mr. John MacNeil, or the chairman of the Global Meeting shall have received from such dissenting common shareholder no later than 24 hours before the Global Meeting, a written objection to the resolution in respect of the arrangement and the dissenting common shareholder shall have otherwise complied with the provisions of Section 191 of the Business Corporations Act (Alberta), as modified by the plan of arrangement and the Interim Order. The dissent right is described in the accompanying Joint Proxy Statement, and the full text of Section 191 of the Business Corporations Act (Alberta) is attached as Annex H to the Joint Proxy Statement. Failure to strictly comply with the requirements set forth in Section 191 of the Business Corporations Act (Alberta), as modified by the plan of arrangement and Interim Order, may result in the loss of any right of dissent. Persons who are beneficial owners of common shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that only the registered holders of such shares are entitled to dissent. Accordingly, if you are such a beneficial owner of common shares desiring to exercise your right of dissent, you must make arrangements for the common shares beneficially owned by you to be registered in your name prior to the time the written objection to the resolution in respect of the arrangement is required to be received by Global or, alternatively, make arrangements for the registered holder of your common shares to dissent on your behalf.

Common shareholders are urged to complete, sign, date and return the enclosed proxy promptly in the envelope provided and mail it to or deposit it with Computershare Trust Company of Canada, 9th Floor, 100 University Avenue, Toronto, Ontario, M5J 2Y1. To be effective, proxies must be received by Computershare Trust Company of Canada, not later than • (Calgary time) on •, 2003, or, if the Global Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and holidays) before the time of the adjourned or postponed Global Meeting, or any further adjournment or postponement thereof.

DATED at Calgary, Alberta, •, 2003.

By Order of the Board of Directors of

GLOBAL THERMOELECTRIC INC.

Paul Crilly

Vice President, Finance, Chief Financial Officer and

Corporate Secretary

Action No. •

IN THE COURT OF QUEEN’S BENCH OF ALBERTA

JUDICIAL DISTRICT OF CALGARY

IN THE MATTER OF SECTION 193 OF THE

BUSINESS CORPORATIONS ACT (ALBERTA), R.S.A. 2000, AS AMENDED

AND IN THE MATTER OF AN ARRANGEMENT

PROPOSED BY GLOBAL THERMOELECTRIC INC. INVOLVING

GLOBAL THERMOELECTRIC INC., ITS SHAREHOLDERS

AND QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTICE OF PETITION

NOTICE IS HEREBY GIVEN that a Petition has been filed with the Court of Queen’s Bench of Alberta, Judicial District of Calgary (the “Court”), by Global Thermoelectric Inc. (“Global”) with respect to a proposed arrangement (the “Arrangement”) under Section 193 of the Business Corporations Act (Alberta), R.S.A. 2000, c. B-9, as amended (the “ABCA”), involving Global, its shareholders and Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”), which Arrangement is described in greater detail in the Joint Management Information Circular and Proxy Statement of Global and Quantum dated •, 2003 accompanying this Notice of Petition.

AND NOTICE IS FURTHER GIVEN that the Petition will be heard before the presiding Justice in Chambers at the Court House, 611—4th Street S.W., Calgary, Alberta, Canada, on •, 2003 at • (Calgary time) or as soon thereafter as counsel may be heard.

At the hearing of the Petition, Global intends to seek the following:

(a)	a declaration that the terms and conditions of the Arrangement are fair to the persons affected;

(b)	an order approving the Arrangement pursuant to the provisions of Section 193 of the ABCA;

(c)	a declaration that the Arrangement will, upon the filing of Articles of Arrangement under the ABCA, be effective in accordance with its terms; and

(d)	such other and further orders, declarations and directions as the Court may deem just.

Any securityholder of Global or other interested party desiring to support or oppose the Petition may appear at the time of hearing in person or by counsel for that purpose, provided such securityholder or other interested party files with the Court and serves upon Global and Quantum, on or before •, 2003, a Notice of Intention to Appear, together with any evidence or materials which are to be presented to the Court, setting out such securityholder’s or other interested party’s address for service by ordinary mail and indicating whether such securityholder or other interested party intends to support or oppose the Petition or make submissions. Service on Global and Quantum is to be effected by delivery to the solicitors for Global and Quantum at the addresses set forth below.

AND NOTICE IS FURTHER GIVEN that, at the hearing and subject to the foregoing, the securityholders and any other interested persons will be entitled to make representations as to, and the Court will be requested to consider, the fairness of the Arrangement. If you do not attend, either in person or by counsel, at that time, the Court may approve or refuse to approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, without any further notice.

AND NOTICE IS FURTHER GIVEN that the Court, by an Interim Order dated •, 2003, has given directions as to the calling and holding of a special meeting of the common shareholders of Global for the purpose of such shareholders voting upon a special resolution to approve the Arrangement and, in particular, has directed that registered holders of common shares of Global shall have the right to dissent under the provisions of Section 191 of the ABCA upon compliance with the terms of the Interim Order.

AND NOTICE IS FURTHER GIVEN that the final order approving the Arrangement will, if made, serve as the basis of an exemption from the registration requirements of the United States Securities Act of 1933, pursuant to Section 3(a)(10) thereof, with respect to the issuance of securities of Quantum by Quantum pursuant to the Arrangement.

AND NOTICE IS FURTHER GIVEN that a copy of the Petition and other documents in the proceedings will be furnished to any securityholder of Global or other interested party requesting the same by the undermentioned solicitors for Global and Quantum upon written request delivered to such solicitors as follows:

Global: Bennett Jones LLP Barristers and Solicitors 4500, 855—2nd Street S.W. Calgary, Alberta T2P 4K7 Attention: Mr. Anthony L. Friend, Q.C.	Quantum: Burnet, Duckworth & Palmer LLP Barristers and Solicitors 1400, 350—7th Avenue S.W. Calgary, Alberta T2P 3N9 Attention: Mr. Daniel J. McDonald, Q.C.

DATED at the City of Calgary, in the Province of Alberta, this • day of •, 2003.

By Order of the Board of Directors of

GLOBAL THERMOELECTRIC INC.

Peter Garrett

President and Chief Executive Officer

JOINT MANAGEMENT INFORMATION CIRCULAR

AND PROXY STATEMENT

This joint management information circular and proxy statement (the “Joint Proxy Statement”) is being furnished to holders of common shares of Global Thermoelectric Inc., an Alberta corporation (“Global”), in connection with the solicitation of proxies by management of Global for use at the special meeting of the Global common shareholders (the “Global Meeting”) to be held at • (Calgary time) on •, 2003 in the • Room of the •, located at •, Calgary, Alberta, Canada and any adjournment or postponement thereof.

This Joint Proxy Statement is also being furnished to holders of common stock of Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (“Quantum”), in connection with the solicitation of proxies by the board of directors of Quantum for use at the special meeting of Quantum stockholders (the “Quantum Meeting”) to be held at • (Pacific time) on •, 2003 in the • Room of the •, located at •, and any adjournment or postponement thereof.

This Joint Proxy Statement and the accompanying forms of proxy are first being mailed to common shareholders of Global on or about •, 2003 and stockholders of Quantum on or about •, 2003.

The information concerning Quantum contained in this Joint Proxy Statement, including the annexes attached hereto, has been provided by Quantum and the information concerning Global contained in this Joint Proxy Statement, including the annexes attached hereto, has been provided by Global. The information concerning Quantum and Global after the completion of the Combination and the information used to derive the pro forma financial information has been jointly provided by Quantum and Global.

Please see the section entitled “Risk Factors” beginning on page 23 for certain considerations relevant to approval of the proposals and an investment in the securities referred to in this Joint Proxy Statement.

No person is authorized to give any information or to make any representation not contained in this Joint Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of an offer or proxy solicitation. Neither delivery of this Joint Proxy Statement nor any distribution of the securities referred to in this Joint Proxy Statement shall, under any circumstances, create an implication that there has been no change in the information set forth herein since the date of this Joint Proxy Statement.

The shares of Quantum common stock to be issued in connection with the Combination have not been approved or disapproved by the U.S. Securities and Exchange Commission or securities regulatory authorities of any state of the United States or province or territory of Canada, nor has the U.S. Securities and Exchange Commission or securities regulatory authorities of any state of the United States or province or territory of Canada passed on the adequacy or accuracy of this Joint Proxy Statement. Any representation to the contrary is a criminal offense.

NOTICE TO CANADIAN SHAREHOLDERS OF GLOBAL

Quantum is organized under the laws of the State of Delaware, United States. All of the directors and executive officers of Quantum and many of the experts named herein are residents of the United States. In addition, substantial portions of the assets of Quantum and of such individuals and experts are located outside of Canada. As a result, it may be difficult or impossible for persons who become securityholders of Quantum to effect service of process upon such persons within Canada with respect to matters arising under Canadian securities laws or to enforce against them in Canadian courts judgments predicated upon the civil liability provisions of Canadian securities laws. There is some doubt as to the enforceability in the United States in original actions, or in actions for enforcement of judgments of Canadian courts, of civil liabilities predicated upon the Canadian securities laws. In addition, awards of punitive damages in actions brought in Canada or elsewhere may be unenforceable in the United States.

The disclosure relating to Quantum included in this Joint Proxy Statement has been prepared in accordance with U.S. securities laws. Canadian shareholders of Global should be aware that these requirements may differ from Canadian requirements. The financial statements of Quantum included in this document have not been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and may not be comparable to financial statements of Canadian companies.

NOTICE TO UNITED STATES SHAREHOLDERS OF GLOBAL

The solicitation of proxies by Global is not subject to the requirements of Section 14(a) of the United States Securities Exchange Act of 1934. Global is a Canadian issuer subject to Canadian corporate and securities laws, and the information in this Joint Proxy Statement with respect to the solicitation of proxies from Global common shareholders has been prepared in accordance with disclosure requirements applicable in Canada. Global shareholders in the United States should be aware that these requirements are different from those of the United States applicable to registration statements under the United States Securities Act of 1933 and proxy statements under the United States Securities Exchange Act of 1934.

The summary historical consolidated financial data of Global are presented in Canadian dollars in accordance with Canadian GAAP, which differs in certain respects from U.S. generally accepted accounting principles (“U.S. GAAP”). Note 18 to Global’s December 31, 2002 audited consolidated financial statements (in Global’s Annual Information Form for the year ended December 31, 2002 included in Annex I to this Joint Proxy Statement) provides a reconcilliation of the measurement differences between Global’s financial statements and U.S. GAAP.

Please see “Chapter Four—Information About Tax Considerations—Material United States Federal Tax Considerations” and “Chapter Four—Information About Tax Considerations—Canadian Federal Income Tax Considerations to Shareholders” for certain information concerning tax consequences of the Combination for shareholders who are U.S. persons.

Enforcement by Global shareholders of civil liabilities under the U.S. securities laws may be affected adversely by the fact that Global is organized under the laws of a jurisdiction other than the United States, that all of Global’s officers and directors are residents of Canada, that some of the experts named in this Joint Proxy Statement may be residents of Canada, and that all or a substantial portion of the assets of Global is and such persons may be located outside of the United States.

FOR NEW HAMPSHIRE RESIDENTS ONLY

Neither the fact that a registration statement or an application for license has been filed under RSA 421-B with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security, or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer, or client any representation inconsistent with the provisions of this paragraph.

v

CHAPTER ONE—THE COMBINATION

QUESTIONS AND ANSWERS ABOUT THE COMBINATION

Questions and Answers for Global Common Shareholders and Quantum Stockholders

The following questions and answers are considered to be relevant in assisting Global common shareholders and Quantum stockholders in making a decision on how to vote at their respective meetings. A more detailed description of the Combination follows the question and answer part of this Joint Proxy Statement. References to the “Combination” in this Joint Proxy Statement refer to the transactions contemplated by the Combination Agreement dated April 8, 2003 between Quantum and Global (the “Combination Agreement”) and the Plan of Arrangement described therein (the “Plan of Arrangement”), which provide for, among other things, the issuance of Quantum common stock in exchange for all of the issued and outstanding Global common shares, the assumption by Quantum of outstanding Global options and the assumption by Quantum of the obligation to issue Quantum common stock upon conversion of Global’s Cumulative Redeemable Convertible Preferred Shares, Series 2 (the “Global Series 2 Preferred Shares”). References in this Joint Proxy Statement to “we,” “our,” “us,” and the “combined company” refer to the combined operations of Quantum and Global assuming completion of the Combination, with Global operating as a consolidated subsidiary of Quantum. Unless otherwise indicated, dollar amounts are expressed in U.S. dollars and assume a currency exchange rate of Cdn. $1.45 to U.S. $1.00, which was the approximate exchange rate on April 28, 2003.

1.	Why does Quantum want to combine its business with Global?

Quantum believes that:

•	the Combination will result in a more cost efficient, well-capitalized and diversified company that is well-positioned to address the opportunities in the transportation, stationary power generation and hydrogen refueling markets;

•	the combined company will have complementary revenue streams across established markets with an expanded technology profile and product portfolio as an energy systems solution provider, leading to broader customer awareness, industry leadership, branding and distribution opportunities;

•	the Combination will allow the companies to combine and integrate their research and development resources, complementary distribution channels, products and technologies, strategic alliances and customer bases, which Quantum believes will lead to expanded markets, greater technical resources, diversification and cost efficiencies;

•	the companies’ respective alliance partners and customers can be utilized to assist in the commercialization and funding of each company’s products, particularly Quantum’s existing relationships with customers and U.S.-based governmental agencies. Specifically, Global’s solid oxide fuel cell program is expected to benefit from Quantum’s U.S. presence and its strategic relationships with government, military and civilian entities;

•	with a stronger balance sheet and financial foundation, the combined company will have the resources necessary to execute its business strategy, with increased visibility and market capitalization; and

•	the combined company will provide the opportunity to enhance stockholder value by creating financial strength, integrating research and product development, realizing operational efficiencies and combining two complementary businesses. Specifically, Quantum believes that significant cost savings may be realized through utilizing Global’s Alberta-based manufacturing facilities.

2.	What will Global common shareholders receive as a result of the Combination?

Under the terms of the Plan of Arrangement, Global common shareholders (other than dissenting shareholders) will receive between 0.835 and 1.020 shares of Quantum common stock for each Global common share, depending on the exchange ratio in effect at the time the Combination is completed. The exchange ratio is based on the 20-day volume-weighted average Quantum stock price ending three days prior to the Global Meeting. If Quantum’s 20-day volume-weighted average stock price is:

•	greater than U.S.$3.15, the exchange ratio will be 0.835;

•	less than U.S.$2.57, the exchange ratio will be 1.020; and

•	between U.S.$2.57 and U.S.$3.15, Global common shareholders will receive approximately U.S.$2.6284 (approximately Cdn.$3.8112) of Quantum common stock for each Global common share held.

If, at any time prior to the effective time of the Combination, Quantum’s 15-day volume-weighted average stock price is less than U.S.$2.15, then Global has the right to terminate the Combination Agreement without having to pay a termination or expense reimbursement fee. For more information regarding this termination provision, please see “—Description of the Combination—the Combination Agreement—Termination.” As of •, 2003, Quantum’s 15-day volume-weighted average stock price was U.S.$•.

The chart below illustrates the exchange ratio:

By way of illustration, the following are four examples of the exchange ratio calculation on the basis of a range of prices of Quantum common stock. For purposes of these examples, we have assumed a foreign currency exchange rate of Cdn.$1.45 to U.S.$1.00 (the exchange rate on April 28, 2003) for purposes of valuing the shares of Quantum common stock received. If the 20-day volume-weighted average price of Quantum common stock for the period ending three days prior to the Global Meeting is:

•	U.S.$2.20, then Global common shareholders will receive 1.020 shares of Quantum common stock for each Global common share held, with an approximate value of Cdn.$3.25 per share;

•	U.S.$2.75, then Global common shareholders will receive 0.956 shares of Quantum common stock for each Global common share held, with an approximate value of Cdn.$3.81 per share;

•	U.S.$2.90, then Global common shareholders will receive 0.906 shares of Quantum common stock for each Global common share held, with an approximate value of Cdn.$3.81 per share; and

•	U.S.$3.20, then Global common shareholders will receive 0.835 shares of Quantum common stock for each Global common share held, with an approximate value of Cdn.$3.87.

Global will issue a press release prior to the Global Meeting advising you of the final determination of the exchange ratio.

3.	Who will manage the combined company after the Combination?

The combined company will retain the name “Quantum Fuel Systems Technologies Worldwide, Inc.” and be headquartered in Irvine, California. It will be managed by a seven-member board of directors to include the five current members of the Quantum board and two members from the current Global board. Alan P. Niedzwiecki, Quantum’s President and Chief Executive Officer, and W. Brian Olson, Quantum’s Chief Financial Officer, will lead the combined company in those respective roles.

4.	When and where are the shareholder meetings?

Both meetings will take place on •, 2003. The Global Meeting will be held at • (Calgary time) in the • Room of the •, located at •, Calgary, Alberta. The Quantum Meeting will be held at • (Pacific time) in the • Room of the •, located at •.

5.	What do I need to do now?

Please indicate on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as possible so that your shares may be represented at your meeting. If you are a Quantum stockholder and sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the approval of the Combination Agreement and the transactions contemplated thereby and in favor of the amendment and restatement of the Quantum Charter. If you are a Global common shareholder and sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the approval of the arrangement resolution attached as Annex A to the Joint Proxy Statement at the Global Meeting. You may also choose to attend your meeting and vote your shares in person. For more information regarding the Quantum Meeting and the Global Meeting, please see “Chapter Five—Information about the Meetings and Voting.”

6.	What do I do if I want to revoke my proxy or change my vote?

If you are a Quantum stockholder, you may revoke your proxy at any time prior to its use by delivering to the Secretary of Quantum a later-dated notice of revocation, by delivering to the Secretary of Quantum a later-dated signed proxy (which will automatically supersede any earlier-dated proxy that you returned), or by attending the Quantum Meeting and voting in person (attendance at the Quantum Meeting does not, by itself, constitute revocation of your proxy).

If you are a Global common shareholder, to revoke your proxy you may send in a later-dated signed proxy card to Global’s Secretary, or you can attend the Global Meeting in person and vote. You may also revoke your proxy by sending a notice of revocation to Computershare Trust Company of Canada, which must be received by 5:00 p.m. (Calgary time) on the last business day prior to the Global Meeting, or by giving this notice to the Chairman of the Global Meeting prior to the commencement of the Global Meeting.

7.	If my shares of stock are held in “street name” by my broker, will my broker vote my shares for me?

Your broker will vote your shares only if you provide instructions on how to vote. Without instructions, your shares will not be voted. You should instruct your broker to vote your shares, following the directions provided by your broker.

8.	What votes are required to complete the Combination?

The Combination requires the approval of the holders of at least two-thirds of the Global common shares represented in person or by proxy at the Global Meeting. Approval of the Combination Agreement and the Combination requires the affirmative vote of a majority of the total shares of Quantum common stock entitled to vote and voting on the proposal in person or by proxy. Approval of the amendment and restatement of the Quantum Charter requires the approval of a majority of the outstanding shares of Quantum common stock entitled to vote on the matter.

9.	What are the other material conditions to completion of the Combination?

The Combination is subject to the receipt of required governmental and regulatory approvals, including approval of the Plan of Arrangement giving effect to the Combination by the Court of Queen’s Bench of Alberta (the “Court”) and approval of Nasdaq for listing of the shares of Quantum common stock to be issued pursuant to the Combination. The Combination is also subject to other customary conditions.

10.	When do you expect the Combination to be completed?

Both companies are working toward completing the Combination as quickly as possible. We expect that, if approved, the Combination will become effective as of the close of business on or about •, 2003.

11.	Who do I call if I have more questions?

For questions about voting and proxies, Quantum stockholders may call:

Georgeson Shareholder Communications

Tel:  •

Fax: •

For other information, Quantum stockholders may contact:

Cathy Johnston

Director of Communications and Corporate Support

Quantum Fuel Systems Technologies Worldwide, Inc.

Tel:  (949) 399-4548

Fax: (949) 474-3086

For questions about voting and proxies, Global shareholders may call:

•

For other information, Global shareholders may contact:

Paul Crilly

Vice President, Finance, Chief Financial Officer and Secretary

Global Thermoelectric Inc.

Tel:  (403) 204-6100

Fax: (403) 204-6105

Additional Questions and Answers for Quantum Stockholders

12.	What are Quantum stockholders being asked to vote on?

Quantum stockholders are being asked to approve:

•	the Combination Agreement and the Combination; and

•	a proposal pursuant to which the Quantum Charter will be amended and restated to increase the number of shares of authorized Quantum common stock from 60,000,000 to 100,000,000 and to eliminate the currently authorized shares of Quantum’s Series A common stock.

13.	Why is Quantum seeking stockholder approval of the Combination?

Under the Nasdaq Marketplace Rules, listed companies are required to obtain stockholder approval prior to issuing securities in connection with the acquisition of stock of another company if the number of shares to be issued in the transaction exceeds 20% of the shares outstanding prior to the transaction. Stockholder approval is also required when the issuance of securities will result in a change of control of the issuer. Under the terms of the Combination Agreement and the Plan of Arrangement, Quantum will issue its common stock to Global common shareholders in exchange for their Global common shares, and Global common shareholders will own between 52% and 57% of the Quantum common stock outstanding immediately following completion of the Combination.

In addition, Quantum will assume all outstanding Global stock options and the obligation to issue its common stock upon the conversion of the outstanding Global Series 2 Preferred Shares after completion of the Combination, which may result in Quantum issuing additional shares of its common stock. The Nasdaq Marketplace Rules require stockholder approval prior to any transaction (other than a public offering) involving an issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or voting power for less than the greater of book or market value of the stock. For a description of the number of shares of Quantum common stock that may be issued upon conversion of the Global Series 2 Preferred Shares, please see “—Description of the Combination—Mechanics for Implementing the Combination—Global Series 2 Preferred Shares.”

If Quantum were to complete the Combination without Quantum stockholder approval, Quantum common stock could not remain listed on the Nasdaq National Market. Approval of the Combination is not required by Delaware law, by the Quantum Charter or by Quantum’s bylaws.

14.	Why is Quantum entering into the Combination?

Quantum believes that the Combination is a complementary strategic combination that will result in:

•	greater financial strength with a stronger balance sheet, better liquidity and complementary existing revenue streams across established markets;

•	an expanded range of products and technologies with access to broader, yet related markets in transportation, stationary power generation and infrastructure, with an enhanced ability to secure government, military and customer funding;

•	consolidated operations with opportunities for cost efficiencies by integrating research and development efforts, combining product development and commercialization, integrating manufacturing operations and consolidating general and administrative expenses;

•	significant cost savings through utilizing Global’s Alberta-based manufacturing facilities; and

•	an expanded technology and product profile as an energy systems solution provider.

Overall, Quantum believes that the Combination will provide added value to its stockholders.

15.	What will happen if the Quantum stockholders do not approve the Combination or the amendment to the Quantum Charter?

Approval of the Combination Agreement and the transactions contemplated thereby requires the affirmative vote of a majority of shares of Quantum common stock entitled to vote and voting in person or by proxy at the Quantum Meeting. Approval of the amendment to the Quantum Charter requires the affirmative vote of a majority of the outstanding shares of Quantum common stock entitled to vote on the matter.

The Combination is conditioned on the approval by Quantum stockholders of both proposals. If Quantum stockholders do not approve either of the Quantum proposals, then neither proposal will be implemented and the Combination will not proceed. In that event, Quantum may be required to pay Global a termination fee. For a description of the termination fees that may apply, please see “—Description of the Combination—The Combination Agreement—Termination and Expense Reimbursement Fees.”

16.	How will the Combination affect my Quantum common stock?

Your rights as a Quantum common stockholder will not be affected by the Combination. Quantum stockholders will not receive any additional shares by virtue of their holdings in Quantum. However, the ownership of Quantum will be substantially different upon consummation of the Combination, as Global common shareholders will own between 52% and 57% of the shares of outstanding Quantum common stock. In addition, your current percentage ownership of Quantum will be affected by the future issuance of Quantum common stock upon the exercise, if any, of Global stock options being assumed by Quantum and conversion, if any, of the Global Series 2 Preferred Shares. For more information, please see “—Risk Factors—Future sales of substantial amounts of Quantum common stock could affect its market price” and “The rights of the Global Series 2 Preferred Shares could negatively impact the combined company.” In addition, assuming an exchange ratio of 1.020, Quantum may be required to issue an additional 830,746 shares of its common stock upon exercise of vested Global stock options (as of April 7, 2003) and upon an assumed immediate conversion of all outstanding Global Series 2 Preferred Shares. For more information regarding the treatment of Global stock options and the Global Series 2 Preferred Shares, please see the sections entitled “Global Stock Options” and “Global Series 2 Preferred Shares” within “Chapter One—The Combination—Description of the Combination—Mechanics for Implementing the Combination.”

17.	Has Quantum’s board of directors made any recommendation to Quantum stockholders regarding the Combination and the amendment to the Quantum Charter?

Quantum’s board of directors has carefully considered and has unanimously approved the Combination Agreement, the Combination and the amendment and restatement of the Quantum Charter and recommends that the Quantum stockholders approve the Combination Agreement, the Combination and the amendment and restatement of the Quantum Charter.

Additional Questions and Answers for Global Common Shareholders

18.	What are the Global common shareholders being asked to vote on?

Global common shareholders are being asked to approve a share exchange pursuant to an arrangement under the Business Corporations Act (Alberta). A court must also approve the implementation of the Plan of Arrangement.

If the proposed Plan of Arrangement is approved by the Global common shareholders and the Court, and the other conditions to the Plan of Arrangement are satisfied or waived, then:

•	each Global common shareholder (other than a dissenting shareholder) will receive, for each Global common share, shares of Quantum common stock to be determined in accordance with the exchange ratio;

•	all of the Global common shares will be owned by Quantum;

•	Global common shareholders will own between 52% and 57% of the Quantum common stock outstanding immediately following completion of the Combination;

•	outstanding Global options will be assumed by Quantum and will be exercisable for shares of Quantum common stock in accordance with their terms and based on the exchange ratio; and

•	Global Series 2 Preferred Shares will remain outstanding and will be convertible into shares of Quantum common stock in accordance with their terms and based on the exchange ratio.

19.	Why has Global entered into the Combination Agreement?

The Global board of directors determined in the fall of 2000 that it would be in the best interests of Global to seek a significant alliance partner to assist with Global’s commercialization of solid oxide fuel cell products. North American equity markets experienced prolonged weakness from 2000 to 2002 and over that period of time Global’s common share price traded at a significant discount to that of its peers. In late 2002, the Global board of directors determined that its plan to use equity financing as a source of long-term funding for Global’s current development focus and planned expenditures on larger power applications would not succeed, particularly in light of Global’s inability to attract a significant strategic relationship partner. In November 2002, Global retained Citigroup Global Markets Inc. (“Citigroup,” formerly Salomon Smith Barney Inc.) to review strategic alternatives and to solicit proposals from interested third parties. Global, through a worldwide process initiated in the winter of 2002, with the assistance of Citigroup, solicited potential interest in respect of a variety of alliance structures from a lengthy list of potential partners across a broad spectrum of industries. Global’s board of directors identified a prospective transaction with Quantum as the leading potential strategic alternative resulting from this process. The Global board of directors has approved the Combination Agreement in order to provide the Global common shareholders with the opportunity to consider the merits of the Combination. In reaching this decision, the Global board of directors considered the recommendation of the Special Committee of the Global board of directors that the Combination be submitted to Global’s common shareholders for their consideration.

Global received the written opinion of Citigroup that, as of the date of the opinion and based upon and subject to the matters set forth therein, the exchange ratio was fair, from a financial point of view, to the holders of Global common shares. In addition, the Plan of Arrangement:

•	is subject to the affirmative approval of 66 2/3% of the holders of Global common shares voting in person or by proxy at the Global Meeting;

•	provides for assumption by Quantum of all outstanding Global options and the assumption by Quantum of the obligation to issue Quantum common stock upon conversion of the Global Series 2 Preferred Shares;

•	requires the submission of the Plan of Arrangement to the Court for a determination of fairness; and

•	provides for the right of holders of common shares to dissent under the Business Corporations Act (Alberta).

20.	Why is the Global board of directors taking a neutral position with respect to the Combination?

The Combination represents the results of a number of months of effort searching for alternative transactions to enhance value for Global’s common shareholders. Global’s board of directors considered both the advantages and disadvantages associated with the Combination, and its board members had differing views on the relative merits of the Combination (for additional information regarding the foregoing, please see “—Description of the Combination—Background” at page 43 below and “—Description of the Combination—Reasons for the Combination—Global” at page 49). As a result, the Global board of directors is taking a neutral position in respect of the Combination. The Global board of directors approved entering into the Combination Agreement in order to provide Global common shareholders with the opportunity to consider the Combination. Because the Combination involves an investment in the shares of the combined company, Global’s common shareholders are urged to review the contents of the Joint Proxy Statement and, in particular, the advantages and disadvantages described in connection with the Global board of directors’ advice to shareholders set forth in “—Description of the Combination—Advice of the Global Board of Directors” commencing on page 60, and the discussion of the risks set forth in “—Risk Factors” commencing on page 23.

Global’s board urges its common shareholders to consider the information contained in the Joint Proxy Statement carefully and, having regard to their own personal circumstances and investment objectives, to come to their own decisions as to how to vote.

21.	Will the shares of Quantum common stock issued pursuant to the Combination be listed on the Nasdaq National Market?

Yes. Quantum’s common stock currently trades on the Nasdaq National Market under the symbol “QTWW.” Quantum will apply to list the shares of Quantum common stock to be issued to Global shareholders pursuant to the Combination on the Nasdaq National Market. Global common shares will be delisted from the Toronto Stock Exchange upon completion of the Combination.

22.	How do I exchange my Global common shares for shares of Quantum common stock?

Following completion of the Combination, a letter of transmittal will be sent to you, which will include instructions concerning how to exchange your Global common shares for Quantum common stock. You should send your share certificate together with the letter of transmittal to Computershare Trust Company of Canada in accordance with the instructions contained in the letter of transmittal.

23.	What will happen if the Global common shareholders do not approve the Combination?

In order to be effective under applicable law, the arrangement resolution effecting the Combination requires approval by at least 66 2/3% of the votes cast by Global common shareholders present in person or represented by proxy at the Global Meeting and entitled to vote.

If the required vote of Global common shareholders is not obtained, the arrangement resolution will not be approved and the Combination will not proceed. In that event, Global will be required to pay Quantum a fee for reimbursement of expenses. For a description of the fees that may apply, please see “—Description of the Combination—The Combination Agreement—Termination and Expense Reimbursement Fees.”

SUMMARY

The following is a summary of certain information contained in this Joint Proxy Statement and may not contain all of the information that is important to you. The summary is not intended to be complete and is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Joint Proxy Statement and the attached annexes, all of which are important and should be reviewed carefully. You should carefully read the entire document and the other documents we refer you to for a more complete understanding of the Combination. Unless otherwise indicated in this Joint Proxy Statement, (i) share amounts set forth herein assume no exercise of outstanding options to purchase Global common shares or Quantum common stock, and no conversion of the Global Series 2 Preferred Shares; and (ii) references to Quantum’s common stock include Quantum’s Series B common stock. Unless otherwise indicated, dollar amounts are expressed in U.S. dollars and assume a currency exchange rate of Cdn.$1.45 to U.S.$1.00, which was the approximate exchange rate on April 28, 2003.

Overview of the Combination

On April 8, 2003, Global and Quantum entered into the Combination Agreement to combine Global with Quantum in a share-for-share exchange pursuant to a Plan of Arrangement to be submitted for approval by the Court of Queen’s Bench of Alberta. If all approvals are received and the Combination closes, upon receipt of Global share certificates and properly completed letters of transmittal, Global common shareholders (other than dissenting shareholders) will receive Quantum common stock for each Global common share outstanding in accordance with the exchange ratio.

Under the terms of the Plan of Arrangement, Global common shareholders (other than dissenting shareholders) will receive between 0.835 and 1.020 shares of Quantum common stock for each Global common share, depending on the exchange ratio in effect at the time the Combination is completed. The exchange ratio will be determined by dividing U.S.$2.628378 by the 20-day volume-weighted average Quantum stock price ending three days prior to the Global Meeting; however, the exchange ratio will not be greater than 1.020 nor less than 0.835. Accordingly, if Quantum’s 20-day volume-weighted average stock price is:

•	greater than U.S.$3.15, the exchange ratio will be 0.835;

•	less than U.S.$2.57, the exchange ratio will be 1.020; and

•	between U.S.$2.57 and U.S.$3.15, Global common shareholders will receive approximately U.S.$2.6284 of Quantum common stock for each Global common share.

Upon completion of the proposed Combination:

•	all Global common shareholders will cease to be shareholders of Global, and Global common shareholders who have not exercised dissent rights will receive, for each Global common share held, shares of Quantum common stock in an amount determined in accordance with the exchange ratio;

•	each outstanding option to purchase Global common shares will be assumed by Quantum and will represent an option to purchase Quantum common stock in accordance with its terms based on the exchange ratio;

•	Global will become a consolidated subsidiary of Quantum; and

•	the Global Series 2 Preferred Shares will remain preferred shares of Global, as a consolidated subsidiary of Quantum, and Quantum will assume the obligation to issue Quantum common stock upon conversion thereof.

The Companies

Quantum

Quantum designs, manufactures and supplies integrated fuel systems to original equipment manufacturers (“OEMs”) for use in alternative fuel vehicles and fuel cell applications. Quantum’s fuel systems enable cars, trucks and buses powered by internal combustion engines to operate on hydrogen, natural gas or propane. Its advanced enabling products for fuel cell systems are used in transportation and industrial vehicles, stationary and portable power generation, and hydrogen refueling products. Quantum’s products and capabilities include the following:

•	hydrogen and compressed natural gas fuel storage and safety testing;

•	fuel control devices and technology for gaseous fuels for use in internal combustion engines and fuel cells;

•	electronic control systems and validation;

•	testing procedures to meet a variety of global regulations and emission control standards;

•	research and development;

•	application engineering and validation; and

•	manufacturing and quality assurance.

Quantum supplies advanced gaseous fuel systems for alternative fuel vehicles to OEM customers for use by consumers and for commercial and government fleets. Since 1997, Quantum has sold over 15,000 fuel systems for alternative fuel vehicles, primarily to General Motors, which in turn has sold substantially all of these vehicles to its customers. Quantum also provides gaseous fuel systems and hydrogen refueling products for fuel cell applications to major OEMs through funded research and development contracts and on a prototype basis. These fuel cell and hydrogen refueling products are not currently used on a commercial basis and will require additional product development over the next five years; however, Quantum believes that a commercial market will begin to develop for these products in 2004 to 2005. Quantum believes that these systems will reach production volumes only if OEMs produce fuel cell applications and hydrogen refueling products using its systems on a commercial basis.

Quantum was incorporated in Delaware in October 2000 as a wholly-owned subsidiary of IMPCO Technologies, Inc. (“IMPCO”). IMPCO conducted Quantum’s business through various departments, first as a division (the Automotive OEM Division) and later as a subsidiary (Quantum Fuel Systems Technologies Worldwide, Inc.). On July 23, 2002, IMPCO distributed to its stockholders, on a pro-rata basis, all of the shares of Quantum common stock owned by IMPCO. In the distribution, IMPCO stockholders received one share of Quantum common stock for each share of IMPCO common stock owned as of July 5, 2002, the record date for the distribution. Immediately prior to the distribution, IMPCO transferred to Quantum substantially all of the operations, assets and liabilities constituting IMPCO’s automotive OEM business, which had been operated by IMPCO as its Quantum division.

Immediately following the completion of the spin-off from IMPCO, Quantum’s strategic alliance with General Motors became effective. Quantum issued to General Motors 3,513,439 shares of Series A common stock, representing a 19.9% equity position in Quantum. Pursuant to the terms of the Series A common stock and in connection with Quantum’s first public equity offering in January 2003, all of the 3,513,439 shares of Series A common stock held by General Motors converted automatically into shares of Quantum common stock on a one-for-one basis, and General Motors received 999,969 shares of Quantum’s non-voting Series B common stock. As a result of the conversion of the Series A common stock, Quantum no longer has any shares of Series A common stock outstanding with anti-dilution rights.

Quantum’s principal executive offices are located at:

17872 Cartwright Road

Irvine, California 92614

Tel: (949) 399-4500

Fax: (949) 399-4600

www.qtww.com (The contents of Quantum’s web site are not part of this Joint Proxy Statement.)

Global

Global focuses on the development, manufacture and distribution of two stationary power technologies. Specifically, Global is in the process of commercializing natural gas and propane compatible solid oxide fuel cell products intended for residential, small commercial and light industrial markets, and also manufactures and distributes thermoelectric stationary power generators for use in remote industrial power markets.

In fiscal year 2002, Global had Cdn.$21.8 million in sales revenue from the supply of generators and related services. Thermoelectric generator systems have been manufactured and distributed by Global since 1975 and are widely used in remote applications by the oil and gas and other industries. To date, these generator systems operate in 47 countries worldwide, supplying power for applications ranging from five to 5,000 watts.

Global launched its solid oxide fuel cell development program in 1998. Since that time, Global has developed and tested a proprietary fuel cell membrane, the key enabling technological component for Global’s solid oxide fuel cell products. Global has developed a pilot volume production plant and methodology incorporating conventional manufacturing processes for the manufacture of these membranes. Cell membrane technology, combined with advanced stack technology, is now being tested by Global in system applications. Global’s focus is on the development of stationary natural gas-fueled prototype systems.

Global’s principal executive offices are located at:

4908–52nd Street S.E.

Calgary, Alberta T2B 3R2

Tel: (403) 204-6100

Fax: (403) 204-6105

www.globalte.com (The contents of Global’s web site are not part of this Joint Proxy Statement.)

Recent Developments

On May 6, 2003, Global announced a reduction of its workforce in its fuel cell division by approximately one third, or 47 employees, which is expected to result in a reduction of research and development expenses by approximately Cdn.$5 million over the next twelve months. During the course of Global’s review of alternatives to maximize shareholder value and in conjunction with its efforts to create a sustainable solid oxide fuel cell program, Global determined that it needed to significantly reduce expenditures and to focus on its core competency—the development of solid oxide fuel cell membranes and stack technology. Global believes that this reduction maintains Global’s staffing at a level which allows it to continue to focus its efforts on its core technology development while maintaining its prototype system capability.

The Combined Company (see page 113)

The combined company will retain the name “Quantum Fuel Systems Technologies Worldwide, Inc.” and will be headquartered in Irvine, California. Global will be operated as a consolidated subsidiary of Quantum and remain based in Calgary, Alberta. The seven-member board of directors of Quantum will include the five current members of the Quantum board of directors and two members from the current Global board of directors. On the effective date of the Combination, Quantum’s board of directors will appoint two of the following three individuals to serve on Quantum’s expanded board of directors: Peter Garrett, currently President, Chief

Executive Officer and a director of Global; Robert Snyder, currently a director and Chairman of the Board of Global; and Norman Fraser, currently a director of Global. Alan P. Niedzwiecki, Quantum’s President and Chief Executive Officer, and W. Brian Olson, Quantum’s Chief Financial Officer, will lead the combined company in these respective roles. The combined company’s fiscal year end will be April 30.

At January 31, 2003, on a pro forma combined basis, the combined company had:

•	total assets of U.S.$138.0 million;

•	total cash and cash equivalents, and short-term investments of U.S.$72.8 million;

•	total stockholders’ equity of U.S.$118.5 million;

•	long-term debt and capital leases of U.S.$0.4 million;

•	preferred shares of subsidiary of U.S.$7.8 million, representing the Global Series 2 Preferred Shares remaining outstanding after the Combination; and

•	52.4 million outstanding shares of common stock (assuming an exchange ratio of 1.020 and excluding Quantum common stock issuable upon the exercise of options and conversion of Global Series 2 Preferred Shares).

For the nine month period ended January 31, 2003, on a pro forma combined basis, the combined company had:

•	revenue of U.S.$27.6 million;

•	gross margins of U.S.$7.1 million; and

•	net loss of U.S.$27.6 million.

Please see “Chapter Two—Certain Financial and Other Information About the Companies—Unaudited Pro Forma Condensed Combined Financial Statements” for a discussion of the underlying pro forma combined financial information.

Reasons for the Combination (see pages 48 and 49)

Quantum

Quantum believes that the Combination will result in a diversified company with complementary revenue streams, technologies, customers and alliances that, on a combined basis, is well-positioned to address opportunities in the transportation, stationary power generation and hydrogen refueling markets. Quantum believes that the Combination is a complementary strategic combination that will result in:

•	greater financial strength with a stronger balance sheet, better liquidity and complementary existing revenue streams across established markets that Quantum believes will provide for sustainable growth, stability and a solid financial foundation;

•	an expanded range of products with access to broader yet related markets in transportation, stationary power generation and infrastructure. Quantum believes that the combined company will have complementary distribution channels, strategic alliances and customer bases with the opportunity to leverage current technologies and product portfolios into Quantum’s and Global’s current markets and to provide for the advancement and distribution of next-generation technologies in these markets;

•	an enhanced ability for Global’s solid oxide fuel cell program to benefit from Quantum’s U.S. presence and its strategic relationships with, and access to, funding from government, military and civilian entities;

•	consolidated operations including integrated research and development efforts, combined product development and commercialization, integrated manufacturing operations and consolidated general and administrative expenses;

•	significant cost savings through the utilization of Global’s Alberta-based manufacturing facilities; and

•	an expanded technology and product profile as an energy systems solution provider that Quantum believes will lead to broader customer awareness, industry leadership, branding and distribution opportunities.

In considering the Combination, the Quantum board of directors recognized that there are risks associated with the acquisition of Global, including that some of the potential benefits described above may not be realized, that there may be significant costs associated with realizing these benefits, the risks set forth under “Risk Factors” and the disadvantages that the Quantum board of directors identified in “—Description of the Combination—Reasons for the Combination.”

Global

The Global board of directors determined in the fall of 2000 that it would be in the best interests of Global to seek a significant alliance partner to assist with Global’s commercialization of solid oxide fuel cell products. North American equity markets experienced prolonged weakness from 2000 to 2002 and over that period of time Global’s common share price traded at a significant discount to that of its peers. In late 2002, the Global board of directors determined that its plan to use equity financing as a source of long-term funding for Global’s current development focus and planned expenditures on larger power applications would not succeed, particularly in light of Global’s inability to attract a significant strategic relationship partner. Global, through a worldwide process initiated in the winter of 2002, with the assistance of Citigroup, solicited potential interest in respect of a variety of alliance structures from a lengthy list of potential partners across a broad spectrum of industries. Global’s board of directors identified a prospective transaction with Quantum as the leading potential strategic alternative resulting from this process.

In determining to submit the Combination to its common shareholders for approval, the Global board of directors consulted with Global’s management, as well as its financial and legal advisors. In reaching this decision, the Global board of directors considered the report of the Global Special Committee of the board of directors recommending that the Combination be submitted to Global’s shareholders for their consideration. The Global board also considered the elements of fairness associated with the transaction, including that it:

•	is subject to the affirmative approval of 66 2/3% of the holders of Global common shares voting at the Global Meeting;

•	provides for the assumption by Quantum of all outstanding Global options and the assumption by Quantum of the obligation to issue Quantum common stock upon conversion of the Global Series 2 Preferred Shares;

•	requires the submission of the Plan of Arrangement to the Court of Queen’s Bench of Alberta for a determination of fairness; and

•	provides for the right of holders of Global common shares to dissent under the Business Corporations Act (Alberta).

The Global board of directors also considered potential advantages and disadvantages of the Combination. For additional information regarding the foregoing, please see “—Description of the Combination—Reasons for the Combination—Global” and “—Risk Factors.”

Recommendation to Quantum Stockholders (see page 52)

The Quantum board of directors has unanimously determined that the Combination and the transactions contemplated thereby are advisable, fair to and in the best interests of Quantum and Quantum’s stockholders and has approved the Combination Agreement, the Combination and the amendment and restatement of the Quantum Charter.

Accordingly, the Quantum board of directors unanimously recommends that Quantum’s stockholders vote “For” approval of the Combination Agreement and the Combination and “For” approval of the amendment and restatement of the Quantum Charter.

Advice to Global Common Shareholders (see page 60)

The Global board of directors approved entering into the Combination Agreement, by a vote of five to two with one abstention, in order to provide Global common shareholders with the opportunity to consider the Combination.

The Global board of directors has determined to submit the Combination to its common shareholders for their consideration and is not making a recommendation as to how the Global common shareholders should vote. The Global board of directors advises Global common shareholders to carefully consider the opportunity presented in the proposed Combination and to review all of the information provided in this Joint Proxy Statement. The Global board of directors urges Global common shareholders, having regard to their own personal circumstances and investment objectives, to come to their own decision as to how to vote on the Combination.

Opinions of Financial Advisors (see pages 55 and 61)

In deciding to approve the Combination, each board considered the opinion of its financial advisor. These opinions are attached as Annexes F and G to this Joint Proxy Statement. We encourage you to read these opinions carefully in their entirety for descriptions of the assumptions made, matters considered and limitations on the review undertaken by the financial advisors.

Quantum

Adams, Harkness & Hill, Inc. (“AH&H”) has delivered its written opinion to Quantum’s board of directors that, as of April 8, 2003, the exchange ratio pursuant to the Combination Agreement was fair, from a financial point of view, to the holders of Quantum’s common stock. Quantum has attached the full text of the written opinion of AH&H as Annex F to this Joint Proxy Statement. The opinion of AH&H is addressed to the Quantum board of directors and relates only to the fairness, from a financial point of view, of the exchange ratio to the holders of Quantum common stock as of the date of the opinion. The opinion does not address any other aspects of the Combination and does not constitute a recommendation of the Combination to the Quantum board of directors, nor does it constitute a recommendation to any stockholder as to how to vote with respect to the Combination.

Global

Citigroup Global Markets Inc. (“Citigroup,” formerly Salomon Smith Barney Inc.) has delivered its written opinion to Global’s board of directors that, as of April 8, 2003, the exchange ratio pursuant to the Combination Agreement was fair, from a financial point of view, to the holders of Global common shares. Global has attached the full text of the written opinion of Citigroup as Annex G to this Joint Proxy Statement. Citigroup’s opinion was limited solely to the fairness of the exchange ratio, from a financial point of view, as of the date of the opinion. Neither Citigroup’s opinion nor its related analysis constituted a recommendation of the proposed arrangement to the Global board of directors. Citigroup makes no recommendation to any shareholder regarding how the shareholder should vote with respect to the proposed Combination.

Market Price Data (see page 117)

Global common shares are listed on the Toronto Stock Exchange. Shares of Quantum common stock are listed on the Nasdaq National Market. There is no public market for the Quantum Series B common stock. On April 8, 2003, the last trading day before the public announcement by Global and Quantum of the Combination, Global common shares closed at Cdn.$2.45 (approximately U.S.$1.67 based on the exchange rate on such date)

on the Toronto Stock Exchange and shares of Quantum common stock closed at U.S.$2.32 on the Nasdaq National Market. The 20-day volume-weighted average trading price ending on April 8, 2003 for shares of Quantum common stock was U.S.$2.47 on the Nasdaq National Market. On •, 2003, the closing price of the Global common shares was Cdn.$• (approximately U.S.$•) on the Toronto Stock Exchange and the closing price of the shares of Quantum common stock was U.S.$• on the Nasdaq National Market.

Listing of Quantum Common Stock

Quantum will apply to Nasdaq for approval of the listing of the Quantum common stock to be issued in connection with the Combination on the Nasdaq National Market.

Who Can Vote at the Meetings (see pages 154 and 156)

Quantum

Only record holders of Quantum common stock at the close of business on •, 2003 are entitled to notice of and to vote at the Quantum Meeting. On April 30, 2003, there were 21,680,475 outstanding shares of Quantum common stock, excluding shares of Quantum’s Series B common stock, and there were 520 holders of record. Each share of Quantum common stock entitles the holder thereof to one vote on each matter presented at the Quantum Meeting. The holders of Quantum Series B common stock do not have the right to vote at the Quantum Meeting.

Global

Only registered holders of Global common shares at the close of business on •, 2003 are entitled to notice of and to vote at the Global Meeting. Transferees of Global common shares after that date who comply with the procedures described in the Notice of Special Meeting of Common Shareholders accompanying this Joint Proxy Statement are also entitled to vote. On April 30, 2003, 29,171,683 Global common shares were outstanding and there were 140 holders of record. Each Global common share entitles the holder thereof to one vote on each matter presented at the Global Meeting.

Shareholder Votes Required (see pages 155 and 161)

Quantum

Approval of the Combination Agreement and the Combination requires the affirmative vote of a majority of the total shares of Quantum common stock entitled to vote and voting on the proposal in person or by proxy. Approval of the amendment and restatement of the Quantum Charter requires the approval of a majority of the outstanding shares of Quantum common stock entitled to vote on the matter.

Global

Approval of the arrangement requires two-thirds of the votes cast by holders of Global common shares voting, in person or by proxy, at the Global Meeting.

General Motors Voting Agreement (see page 70)

In connection with the Combination, Global and General Motors entered into a voting agreement, a copy of which is included as Annex E to this Joint Proxy Statement. Pursuant to the terms of the voting agreement, General Motors has agreed, among other things, to vote all shares held by it:

•	in favor of the Combination Agreement and the transactions contemplated thereby, and any other matter that may reasonably be expected to facilitate the Combination; and

•	against the consummation of any other action or proposal that would result in the breach of any covenant, representation, warranty, obligation or agreement of Quantum under the Combination Agreement.

As of the date of this Joint Proxy Statement, General Motors owned 3,513,439 shares of Quantum common stock, representing approximately •% of the outstanding shares of Quantum common stock entitled to vote at the Quantum Meeting.

Dissent Rights (see page 78)

Pursuant to the interim order of the Court of Queen’s Bench of Alberta, a copy of which is attached as Annex C to this Joint Proxy Statement, the holders of Global common shares have rights to dissent and be paid the judicially determined fair value of their common shares in connection with the Combination.

Risk Factors (see page 23)

There are certain risks that should be considered by Quantum common stockholders and Global common shareholders in evaluating whether to approve the Combination. Some of these risks relate directly to the Combination while others relate to the business of each of Quantum and Global.

Regulatory Approvals

The Plan of Arrangement requires approval by the Court of Queen’s Bench of Alberta and approval of Nasdaq for listing the shares of Quantum common stock to be issued in connection with the Combination on the Nasdaq National Market.

Covenants of Quantum and Global (see page 73)

Quantum and Global have each agreed to covenants pursuant to the terms of the Combination Agreement, including, among others, to operate their respective businesses only in the usual, regular and ordinary manner, to maintain all of their respective properties and assets in customary repair, order and condition and not to incur certain borrowings.

Conditions to the Completion of the Combination (see page 72)

The obligations of Quantum and Global to complete the Combination are subject to the satisfaction or waiver, where permissible, of certain conditions set forth in the Combination Agreement, including, among others, obtaining the approval of the Global common shareholders of the Combination at the Global Meeting, obtaining the approval of the Quantum common stockholders of the Combination Agreement, the Combination and the amendment to the Quantum Charter at the Quantum Meeting and obtaining the necessary court and regulatory approvals, including the approval of Nasdaq for the listing of the shares of Quantum common stock to be issued in connection with the Combination.

Termination of the Combination Agreement (see page 75)

The Combination Agreement may be terminated at any time prior to the effective time of the Combination, whether before or after approval of the Combination by the securityholders of Quantum or Global, as summarized below.

Mutual Termination Rights

Either Global or Quantum may terminate the Combination Agreement upon the occurrence of certain events, including among others, by mutual agreement by both parties, if all conditions for closing the Combination have not been satisfied or waived by 5:00 p.m. (Calgary time) on September 30, 2003, other than as a result of a breach by the party terminating the Combination Agreement or the failure of either party to obtain the requisite approval of its securityholders regarding the Combination.

Quantum’s Termination Rights

Quantum may terminate the Combination Agreement upon the occurrence of certain events, including among others, if there has been a breach by Global of any representation, warranty, covenant or agreement in the Combination Agreement, if the Global board of directors withdraws or modifies adversely to Quantum its advice to Global common shareholders, if the Quantum board of directors accepts, recommends, approves or implements a superior proposal or if the Court orders or requires persons, other than Global common shareholders, the right to consent, approve or vote in connection with, the Combination, as a separate class.

Global’s Termination Rights

Global may terminate the Combination Agreement upon the occurrence of certain events, including among others, if there has been a breach by Quantum of any representation, warranty, covenant or agreement in the Combination Agreement, if the Quantum board of directors withdraws or modifies, adversely to Global, its approval or recommendation to Quantum stockholders, or if the Global board of directors accepts, recommends, approves or implements a superior proposal. Global may also terminate the Combination Agreement without payment of an expense reimbursement or termination fee if the daily volume-weighted average of Quantum’s stock price, calculated in accordance with the Combination Agreement, is less than $2.15, calculated on a rolling basis for each trading day during any 15 consecutive trading days after the date of the Combination Agreement until the effective date of the Combination. For more information regarding this termination provision, please see “—Description of the Combination—The Combination Agreement—Termination.” As of •, 2003, Quantum’s 15-day volume-weighted average stock price was U.S.$•.

Termination and Expense Reimbursement Fees (see page 76)

Upon the termination of the Combination Agreement, depending on the termination event, Quantum may be required to pay Global a termination fee of either $2.0 million or $900,000 for Global’s out-of-pocket expenses incurred in connection with the Combination Agreement, or Global may be required to pay Quantum a termination fee of either $2.0 million or $900,000 for Quantum’s out-of-pocket expenses incurred in connection with the Combination Agreement, or there may be no termination fee payable by either party.

Interests of Certain Persons (see page 82)

Members of the management and board of directors of Global have certain interests in connection with the Combination that may present them with actual or potential conflicts of interest in connection with the Combination.

No Solicitation (see page 74)

Global and Quantum have each agreed that they will not solicit or encourage any competing acquisition proposals. However, if a superior proposal is made, the board of directors of Global or Quantum, as the case may be, may enter into discussions and negotiations with, and provide information to, the party making the superior proposal. Global and Quantum have the right to match any superior proposal made to the other.

Transaction Documents

We have included the Combination Agreement and the Plan of Arrangement as Annexes B and D to this Joint Proxy Statement. We encourage you to read these agreements as they are the principal legal documents that govern the Combination.

Tax Consequences of the Combination (see pages 143 and 148)

Canadian Federal Income Tax

The exchange of Global common shares for Quantum common stock, as contemplated by the Combination, will be a taxable transaction for Canadian federal income tax purposes. A Global common shareholder will generally realize a capital gain (or capital loss) equal to the amount by which the aggregate of the fair market value of the shares of Quantum common stock received and any cash received in lieu of a fractional share of Quantum common stock exceeds (or is less than) the adjusted cost basis of the Global common shares to the shareholder immediately before the Combination. Non-resident Global common shareholders will generally not be subject to Canadian federal income tax on capital gains realized on a disposition of Global common shares to Quantum under the Combination.

United States Federal Income Tax

In general, the Combination will be taxable to Global common shareholders that are subject to U.S. federal income tax. For U.S. federal income tax purposes, such a shareholder will be treated as having sold Global common shares to Quantum and will recognize gain or loss measured by the difference between the amount realized (which will include the value of the Quantum common stock received plus any cash received in lieu of a fractional share of Quantum common stock) and such shareholder’s cost basis in its Global shares. If Global is or has been treated as a “passive foreign investment company” for U.S. federal income tax purposes, all or a portion of any gain recognized by certain Global common shareholders who or that are subject to U.S. federal income tax may be taxable as ordinary income, and such a shareholder may be subject to a special interest charge payable to the U.S. Internal Revenue Service.

Tax matters, and in particular the treatment of U.S. shareholders in a “passive foreign investment company,” can be very complicated. Please carefully review “Chapter Four—Information About Tax Considerations—Material United States Federal Tax Considerations” for additional detail regarding the tax consequences of the Combination and of owning and disposing of Quantum common stock following the Combination.

Comparative Per Share Data

The following table sets forth certain historical per common share data for Global and Quantum and unaudited pro forma combined per common share data after giving effect to the Combination at an assumed exchange ratio of 1.020 shares of Quantum common stock for each Global common share (the actual exchange ratio will not be determined until shortly before the Global Meeting).

The data should be read in conjunction with the summary historical financial data and the unaudited pro forma combined financial statements included in this Joint Proxy Statement and the historical consolidated financial statements of Quantum and Global, including the notes thereto, included in Annex I to this Joint Proxy Statement. The unaudited pro forma combined data reflect adjustments to conform Global’s data to U.S. GAAP on a measurement basis. The unaudited pro forma combined financial data are not necessarily indicative of the operating results or financial position that would have occurred had the Combination been completed at the beginning of the earliest period presented and should not be construed as indicative of future operations.

	For the Year Ended April 30,
	2000	2001	2002
	(U.S.$)
Historical—Quantum(1)
Basic loss per common share(2)	—	—	$(3.07)
Diluted loss per common share(2)	—	—	(3.07)
Book value per common share at ended period(3)	—	—	0.73

	For the Period Ended December 31,
	2000 (9 months)	2001 (12 months)	2002 (12 months)
	(Cdn.$)
Historical—Global
Basic loss per common share(2)	$(0.10)	$(0.45)	$(0.88)
Diluted loss per common share(2)	(0.10)	(0.45)	(0.88)
Book value per common share at ended period(4)	4.40	3.94	3.04

	Year Ended April 30, 2002	Nine Month Period Ended January 31, 2003
	(U.S.$)
Pro Forma Combined per Common Share Data
Basic loss per common share(5)	$(1.30)	$(0.59)
Diluted loss per common share(5)	(1.30)	(0.59)
Book value per common share at ended period(6)	—	2.26

(1)	Quantum’s historical per common share information is not shown for fiscal years 2000 and 2001 since no common shares were outstanding for these reporting periods.
(2)	The historical basic loss per common share is based upon the weighted average number of common shares of Quantum and Global outstanding for each period. The historical diluted loss per common share is based upon the weighted average number of common shares outstanding for each period.
(3)	The historical book value per common share is computed by dividing stockholders’ equity by the number of shares of common stock outstanding at the end of the period.
(4)	The historical book value per common share is computed by dividing stockholders’ equity, less the Global Series 2 Preferred Share capital and the cumulative but unpaid dividends thereon, by the number of shares of common stock outstanding at the end of the period.
(5)	The unaudited pro forma loss per common share is based upon the weighted average number of common shares outstanding of Quantum and Global for each period at an assumed exchange ratio of 1.020 shares of Quantum common stock for each Global common share (the actual exchange ratio will not be determined until shortly before the Global Meeting). The assumed exchange ratio is based on the 20-day volume-weighted average trading price of the shares of Quantum common stock ending April 8, 2003.
(6)	The unaudited pro forma book value per share is computed by dividing the pro forma stockholders’ equity by the sum of the total shares of common stock outstanding for Quantum at January 31, 2003 and the total common shares of Global at December 31, 2002 at an assumed exchange ratio of 1.020 shares of Quantum common stock for each Global common share (the actual exchange ratio will not be determined until shortly before the Global Meeting).

Summary Unaudited Pro Forma Condensed Combined Financial Data

The following table sets forth summary unaudited pro forma condensed combined financial data which are presented to give effect to the acquisition of Global by Quantum in accordance with U.S. GAAP. The unaudited pro forma condensed combined financial statements have been prepared from the historical consolidated financial statements of Quantum and Global for the year ended April 30, 2002 and the nine month period ended January 31, 2003 and as at January 31, 2003. Due to different fiscal periods, the unaudited pro forma condensed combined financial information of Quantum and Global for the year ended April 30, 2002 combines the historical results of Quantum for the year ended April 30, 2002 and the historical results of Global for the twelve months ended March 31, 2002. The unaudited pro forma condensed combined financial information of Quantum and Global for the nine month period ended January 31, 2003 combines the nine month period ended January 31, 2003 of Quantum with the nine month period ended December 31, 2002 of Global.

The unaudited pro forma condensed combined financial data do not reflect any cost savings or other synergies which may result from the Combination and are not necessarily indicative of future results of operations or financial position. The unaudited pro forma condensed combined financial data are presented in accordance with U.S. GAAP in U.S. dollars. Accounting policies used in the preparation of the pro forma combined financial statements are in accordance with those used in the preparation of the historical consolidated financial statements of Quantum at April 30, 2002 and for the year then ended. The unaudited pro forma condensed combined financial statements should be read in conjunction with the summary historical financial data and the unaudited pro forma condensed combined financial statements included in this Joint Proxy Statement and the historical consolidated financial statements of Global and Quantum, including the notes thereto included in this Joint Proxy Statement and, as it relates to Global, in Annex I to this Joint Proxy Statement.

	Year Ended April 30, 2002	Nine Month Period Ended January 31, 2003
	(thousands of U.S.$, except per share amounts)
Statement of Operations Data
Net revenue	$ 32,023	$ 27,643
Loss from continuing operations	(57,731)	(27,660)
Net loss applicable to common stock	(57,265)	(27,572)
Basic and diluted loss per common share	(1.30)	(0.59)

January 31, 2003
(thousands of U.S.$)
Balance Sheet Data
Total assets	$138,017
Long-term obligations	308
Preferred shares of subsidiary	7,800
Stockholders’ equity	118,533

Summary Historical Consolidated Financial Data of Quantum

The following table sets forth summary historical consolidated financial data for Quantum for each of the three years ended April 30, 2002. The summary historical consolidated financial data are presented in accordance with U.S. GAAP in U.S. dollars.

	For the Years Ended April 30,			Nine Month Period Ended January 31,
	2000	2001	2002	2003
	(thousands of U.S.$, except per share amounts)
Statement of Operations Data
Revenue	$22,341	$23,358	$23,403	$16,222
Operating loss	(10,635)	(30,240)	(42,898)	(14,420)
Net loss	(10,635)	(32,244)	(43,378)	(14,344)
Basic and diluted loss per common share	—	—	(3.07)	(0.86)

	As at April 30,			As at January 31,
	2000	2001	2002	2003
	(thousands of U.S.$)
Balance Sheet Data
Total assets	$23,399	$32,815	$28,159	$52,269
Long-term debt	—	183	127	—
Stockholders’ equity	19,357	23,992	10,271	46,769
Common shares outstanding (in thousands)	—	—	14,142	22,680

Quantum’s historical per common share information is not shown for fiscal years 2000 and 2001 since no common shares were outstanding for these reporting periods.

Anticipated Accounting Treatment

Quantum, as the accounting acquiror, will account for the Combination with Global using the purchase method of accounting under U.S. GAAP.

Summary Historical Financial Data of Global Under Canadian GAAP

The following table sets forth summary historical consolidated financial data for Global for each of the three periods ended December 31, 2000, 2001 and 2002. Global’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. Note 18 to Global’s December 31, 2002 audited consolidated financial statements (in Global’s Annual Information Form for the year ended December 31, 2002 included in Annex I) provides a reconciliation of the measurement differences between Global’s financial statements and U.S. GAAP.

The data set forth below should be read in conjunction with the historical consolidated financial statements of Global, including the notes thereto, included in Global’s Annual Information Form for the year ended December 31, 2002 in Annex I to this Joint Proxy Statement.

	For the Periods Ended December 31,
	2000	2001	2002
	(9 months)	(12 months)	(12 months)
	(thousands of Cdn.$, except per share amounts)
Statement of Operations Data
Revenue from continuing operations	$14,649	$15,357	$21,770
Revenue—fuel cell contract research	—	—	541
Investment income	3,605	5,911	2,899
Net loss from continuing operations	(1,967)	(12,968)	(24,543)
Discontinued operations, net of income tax	(372)	1,177	137
Net loss	(2,339)	(11,791)	(24,406)
Basic and diluted loss per common share from continuing operations	(0.09)	(0.49)	(0.89)
Basic and diluted net earnings (loss) per common share from discontinued operations	(0.01)	0.04	0.01
Basic and diluted loss per common share	(0.10)	(0.45)	(0.88)

	As at December 31,
	2000	2001	2002
	(thousands of Cdn.$)
Balance Sheet Data
Total assets	$160,675	$146,849	$122,403
Long-term obligations	630	407	486
Shareholders’ equity	151,467	139,272	114,465
Common shares outstanding (in thousands)	28,923	29,005	29,172

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Joint Proxy Statement contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact contained in this Joint Proxy Statement and the materials accompanying this Joint Proxy Statement are forward-looking statements, including, without limitation, statements regarding:

• asset portfolios • the timing for closing the Combination • synergies and efficiencies • capital requirements and spending • impact of Global’s workforce reduction	• cost savings • revenue enhancements • future earnings and financial position • capital productivity • business strategy	• proposed acquisitions • budgets • litigation • plans and objectives of management for future operations

The forward-looking statements are based on the beliefs of management of each of Global and Quantum, as well as assumptions made by and information currently available to management of each of Global and Quantum. These forward-looking statements are identified generally by the use of the future tense and by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “projects,” “continues,” “estimates” or similar expressions. Forward-looking statements are not guarantees of future performance and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Global’s, Quantum’s or their respective industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

The forward-looking statements contained in this Joint Proxy Statement and the materials accompanying this Joint Proxy Statement are forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities Exchange Act of 1934 and are subject to the safe harbor created by the United States Private Securities Litigation Reform Act of 1995. These statements include declarations regarding Global’s, Quantum’s or their respective management’s intentions, beliefs or current expectations.

Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the risks and uncertainties described under “—Risk Factors” and elsewhere in this Joint Proxy Statement, in Global’s other filings with Canadian securities administrators and in Quantum’s other filings with the U.S. Securities and Exchange Commission.

Neither Global nor Quantum can provide any assurance that the plans, intentions or expectations upon which the forward-looking statements are based will occur. The forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed elsewhere in this Joint Proxy Statement and the documents that are attached as annexes to this Joint Proxy Statement. Although Global and Quantum believe that the expectations represented in such forward-looking statements are reasonable, neither Global nor Quantum can assure that these expectations will prove to be correct.

The forward-looking statements are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this Joint Proxy Statement are made as of the date of this Joint Proxy Statement and neither Global nor Quantum undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise.

RISK FACTORS

The following risk factors, as well as the other information contained in this Joint Proxy Statement, including the annexes attached hereto, should be carefully considered by Quantum stockholders and Global common shareholders in evaluating whether to approve the Combination. Some of these risk factors relate directly to the Combination while others relate to the business of each of Quantum and Global independent of the Combination, as well as the anticipated business of the combined company. By voting in favor of the Combination, Global common shareholders will be choosing to invest in Quantum common stock. By voting in favor of the Combination Agreement, the Combination and the amendment to the Quantum Charter, Quantum stockholders will be choosing to combine Global’s operations with Quantum’s operations. An investment in Quantum common stock, which after the Combination will be the common stock of the combined company, involves a high degree of risk. All the references to “we,” “our,” “us” and the “combined company” refer to the combined operations of Quantum and Global assuming completion of the Combination, with Global operating as a consolidated subsidiary of Quantum.

Risks Related to the Combination

The Combination is expected to result in benefits to the combined company, but the combined company may not realize those benefits due to challenges associated with integrating the companies.

The success of the Combination will be dependent in large part on the success of the management of the combined company in integrating the operations, technologies and personnel of the two companies following the effective time of the Combination. The management of the combined company will come from the respective management teams of both of Quantum and Global and many members of management will not have previously worked and communicated with other members of management. The failure of the combined company to meet the challenges involved in integrating the operations of Quantum and Global successfully or otherwise to realize any of the anticipated benefits of the Combination, including anticipated cost savings described in this Joint Proxy Statement, could seriously harm the results of operations of the combined company. In addition, the overall integration of the two companies can result in unanticipated operations problems, expenses and liabilities and diversion of management’s attention. The challenges involved in this integration include the following:

•	demonstrating to the customers of each of Quantum and Global that the Combination will not result in adverse changes in business focus;

•	successfully integrating each company’s operations, technologies, products and services;

•	coordinating sales and marketing efforts to effectively communicate the capabilities of the combined company;

•	coordinating and rationalizing research and development activities to enhance introduction of new products and technologies with reduced cost;

•	preserving distribution, marketing or other important relationships of both Quantum and Global and resolving potential conflicts that may arise;

•	assimilating the personnel of both companies and persuading employees that the business cultures of both companies are compatible;

•	maintaining employee morale and motivation, particularly given Global’s cost reduction initiatives and retaining key employees; and

•	reducing the costs associated with each company’s operations.

Quantum and Global may not be able to successfully integrate their operations in a timely manner, or at all, and the combined company may not realize the anticipated benefits or synergies of the Combination to the extent or in the timeframe anticipated. The anticipated benefits and synergies include cost savings associated with anticipated restructuring efforts and other operational efficiencies, greater economies of scale and revenue enhancement opportunities. In addition, Quantum anticipates that Global’s cash reserves will provide the combined company with an increased ability to fund development and operations. However, these anticipated benefits and synergies are based on assumptions, not actual experience, and assume a successful integration. Also, upon completion of the Combination, Global’s cash reserves may be significantly less than anticipated, due to among other things, expenses related to Global’s workforce reduction and the exercise of dissent rights by Global common shareholders. In addition to the potential integration challenges discussed above, the combined company’s ability to realize these benefits and synergies could be adversely impacted to the extent that Quantum’s or Global’s relationships with existing or potential customers, suppliers or strategic partners is adversely affected as a consequence of the Combination, or, by practical or legal constraints on its ability to combine operations or implement workforce reductions.

Quantum’s operating results may suffer as a result of purchase accounting treatment and the impact of amortization of intangible assets relating to the Combination.

Quantum will account for the Combination using the purchase method of accounting under U.S. GAAP. Under purchase accounting, Quantum will record the market value of its common stock issued in connection with the Combination, the fair value of the outstanding Global Series 2 Preferred Shares and the amount of direct transaction costs as the cost of acquiring the business of Global. Quantum will allocate that cost to the individual assets acquired and liabilities assumed, including various identifiable finite life intangible assets such as acquired backlog and customer relationships based on their respective fair values. Intangible assets will be amortized over the useful life of the asset, as determined by management. As a result, purchase accounting treatment of the Combination will increase the net loss for Quantum in the foreseeable future, which could have an adverse effect on the market value of Quantum common stock following completion of the Combination.

In addition, Quantum and Global believe the combined company may incur charges to operations, which are not currently reasonably estimable, in the quarter in which the Combination is completed or subsequent quarters, to reflect costs associated with integrating the two companies. It is possible that the combined company will incur additional material charges in subsequent quarters to reflect additional costs associated with the Combination.

Quantum and Global expect to incur significant costs associated with the Combination.

Quantum and Global estimate they could collectively incur direct transaction costs of approximately $5.4 million in connection with the Combination. Quantum’s direct transaction costs will be included as a part of the total purchase cost for accounting purposes, while Global’s direct transaction costs will be expensed as incurred. This amount includes approximately $1.2 million that Quantum could incur upon the voluntary or involuntary termination of certain of Global’s executives pursuant to change of control agreements. For more information about these change in control agreements, please see “—Description of the Combination—Interests of Certain Persons in the Combination.” Actual direct transaction costs incurred in connection with the Combination may vary. In addition, Quantum will incur additional costs to the extent that any holders of issued and outstanding Global shares exercise their right to dissent and receive fair value for their shares.

If the Combination is not completed, Quantum’s and Global’s stock prices and future business and operations could be harmed.

If the current market prices of Quantum’s common stock and Global’s common shares reflect an assumption that the Combination will be completed, the price of their respective securities may decline if the Combination is not completed. In addition, if the Combination is not completed, Quantum may be required to pay Global, or Global may be required to pay Quantum, a termination fee of either $2.0 million or $900,000 for the party’s out-of-pocket expenses incurred in connection with the Combination Agreement. Moreover, Quantum’s and Global’s costs related to the Combination, including legal, accounting and some of the fees of their financial advisors, must be paid even if the Combination is not completed. For more information about these costs, please see “—Description of the Combination—The Combination Agreement—Business Combination Costs.”

In addition, if the Combination is not completed, Quantum and Global may be subject to a number of additional material risks, including the following:

•	either company may forego other opportunities which would have otherwise been available had the Combination Agreement not been executed, including, without limitation, opportunities foregone as a result of certain affirmative and negative covenants made by each company in the Combination Agreement, such as covenants affecting the conduct of each company’s respective business outside the ordinary course of business; and

•	either company may be unable to obtain additional sources of financing or conclude another sale, merger or combination on as favorable terms, in a timely manner, or at all.

Future sales of substantial amounts of Quantum common stock could affect its market price.

Future sales of substantial amounts of common stock into the public market, including shares issued upon exercise of options and warrants, could adversely affect prevailing market price of Quantum common stock. Sales of substantial amounts of Quantum common stock into the public market upon completion of the Combination, or perceptions that such sales could occur, could adversely affect the prevailing market price and the combined company’s ability to raise capital in the future.

Pursuant to the terms of the Combination Agreement, Quantum has agreed to:

•	issue approximately 29,755,116 shares of Quantum common stock to holders of Global common shares (assuming an exchange ratio of 1.020), which shares will be freely tradable unless they are held by affiliates of Global or Quantum;

•	assume all outstanding options to purchase Global common shares; and

•	assume the obligation to issue its shares upon the conversion of the outstanding Global Series 2 Preferred Shares.

To the extent that a significant number of stockholders choose to liquidate their investment in the combined company following the completion of the Combination, sales of such shares could have a negative impact upon the price of Quantum common stock, particularly in the short-term.

Fluctuations in the Canadian—U.S. exchange rate and in the market price of Quantum common stock may affect the number and value of shares of Quantum common stock that the Global common shareholders will receive in the Combination.

The number and value of shares of Quantum common stock that Global common shareholders will receive in the Combination depends on the market price of Quantum’s common stock and the Canadian-U.S. exchange rate, in the case of Global’s Canadian common shareholders. Pursuant to the terms of the Combination, Global common shareholders are to receive a number of shares of Quantum common stock that is based on an exchange ratio. The exchange ratio will be determined by dividing U.S.$2.628378 by the 20-day volume-weighted average Quantum stock price ending three days prior to the Global Meeting. The exchange ratio will not be less than 0.835 or more than 1.020 of Quantum shares.

Since the market price of Quantum common stock and the Canadian-U.S. exchange rate between the determination date for the 20-day volume-weighted average of Quantum stock price and the effective time of the Combination will fluctuate and possibly decline, the value of Quantum common stock actually received by Global common shareholders may be more or less than:

•	the value actually used in calculating the exchange ratio;

•	the 20-day volume-weighted average Quantum common stock price; or

•	the value of the Quantum common stock at the effective time of the Combination resulting from the exchange ratio.

Quantum’s future operating results may fluctuate, which could result in a lower price for Quantum common stock.

Following the completion of the Combination, the market price of Quantum common stock may decline below currently prevailing levels. The market price of Quantum common stock may be adversely affected by numerous factors, including:

•	actual or anticipated fluctuations in our operating results;

•	changes in financial estimates by securities analysts; and

•	general market conditions and other factors.

Quantum’s future operating results may fluctuate significantly depending upon a number of factors, including the general industry conditions.

The completion of the Combination is subject to the satisfaction of conditions.

The obligations of Quantum and Global to complete the Combination are subject to the satisfaction or waiver, where permissible, of certain conditions set forth in the Combination Agreement. Some of these conditions cannot be waived, including obtaining the requisite approval of Global’s common shareholders, Quantum’s stockholders, the Court and Nasdaq. If these conditions are not satisfied, the Combination will not be completed. In addition, the fact that Global’s board of directors has not made a recommendation to its shareholders to vote in favor of the Combination may make it more difficult to satisfy the conditions and thus to complete the Combination. Also, even if all of these conditions are satisfied, the Combination may not be completed, as Global has the right to terminate the Combination if Quantum’s 15-day volume-weighted average stock price is less than $2.15 until the completion of the Combination. For more information regarding this termination provision, please see “—Description of the Combination—Combination Agreement—Termination.”

Some of the conditions to the Combination may be waived by Quantum or Global without resoliciting stockholder approval for the Combination.

Some of the conditions set forth in the Combination Agreement may be waived by Global or Quantum, subject to the agreement of the other party in specific cases. If such conditions are waived, Quantum and Global will evaluate whether amendment of the Joint Proxy Statement and resolicitation of proxies is warranted. In the event that the board of directors of Quantum or Global determines that resolicitation of stockholders is not warranted, the applicable company will have the discretion to complete the Combination without seeking further stockholder approval.

Members of the management and board of directors of Global have interests in the Combination that may present them with actual or potential conflicts of interest in connection with the Combination.

In considering whether to approve the Combination, Global’s common shareholders should recognize that some of the members of management and board of directors of Global have interests in the Combination that differ from, or are in addition to, their interests as Global common shareholders. These interests include:

•	indemnification of officers and directors of Global against certain liabilities;

•	rights on change of control;

•	future Quantum board membership for two of Global’s current directors; and

•	the assumption, and continued vesting, of Global stock options.

In addition, two directors of Global are significant shareholders of Foundation Equity Corporation, which as of the date of this Joint Proxy Statement, holds 8.9% of Global’s common shares. Also, another director of Global is an executive officer of Enbridge Inc., the sole shareholder of the Global Series 2 Preferred Shares.

These interests are described in “—Description of the Combination—Interests of Certain Persons in the Combination.”

Risks Related to the Operations of the Combined Company

Quantum and Global each have a history of operating losses and negative cash flow and anticipate that the combined company will continue to incur operating losses for the foreseeable future.

Each of Quantum and Global have a recent history of operating losses and negative cash flow. If the combined company fails to achieve and to maintain profitability in the future, investors could lose confidence in the value of Quantum common stock, which could cause it to decline following the Combination. Quantum and Global have spent significant funds to date to develop and to refine their respective technologies and services. If we are unable to execute our strategy to become profitable, the price of Quantum common stock following the Combination could be negatively affected. We expect to continue to make significant investments in product development to achieve commercialization of our products. As a result of these factors, to achieve profitability we will need, among other matters, to increase our customer base and to increase the number of and amounts of products and services purchased by our customers. We cannot assure you that we will be able to increase our revenue or operating efficiencies in this manner or otherwise achieve and maintain profitability. Because we expect to continue to invest in research and development, this investment could outpace revenue growth, which would hinder our ability to achieve and maintain profitability. If we are unable to achieve and maintain profitability, Quantum’s stock price following the Combination would be materially adversely affected.

Quantum’s revenue depends to a great extent on its relationship with General Motors and General Motors’ commitment to the commercialization of the fuel cell and alternative fuel automotive OEM markets.

A substantial portion of Quantum’s revenue through January 31, 2003 related to sales of its products to and contracts with General Motors. During the nine months ended January 31, 2003, revenue related to sales of Quantum’s products to and contracts with General Motors and its affiliates represented approximately 70% of Quantum’s total revenue for that period. Our business, results of operations and financial condition would be significantly harmed by any substantial reduction in purchases of our products or delays in delivery of vehicles by General Motors, and it would be difficult for us to replace that revenue on a timely basis, if at all. In addition, Quantum’s contractual relationship with General Motors does not obligate General Motors to purchase Quantum products if Quantum fails to compete successfully with other products or services performing the same, similar or substitute functionality.

In addition, pursuant to Quantum’s agreement with General Motors, Quantum is required to make a substantial amount of expenditures on joint research and development projects over a ten year term. This annual commitment could be financially burdensome or may impact Quantum’s ability to achieve profitability in the future.

Our business and results of operations would be materially adversely affected if General Motors were to significantly reduce its purchases of our products or to terminate its relationship with us. Our ability to sell our products to the fuel cell and automotive OEM markets depends to a significant extent upon General Motors’ and its partners’ worldwide sales and distribution network and service capabilities. Any change in strategy by General Motors with respect to fuel cells or alternative fuels could harm our business by reducing or eliminating a substantial portion of our sales, whether as a result of market, economic or competitive pressures, including any decision by General Motors:

•	to alter its commitment to our fuel storage, fuel delivery and electronic control technology in favor of other competing technologies;

•	to exit the automotive OEM alternative fuel market;

•	to develop fuel cells or alternative fuel systems targeted at different application markets than ours; or

•	to focus on different energy product solutions.

Under Quantum’s agreement with General Motors, Quantum invests substantial sums in research and development directed by General Motors. Where intellectual property is developed under that relationship, Quantum has committed to provide certain exclusive or non-exclusive licenses in favor of General Motors and in some cases, the intellectual property is jointly owned. As a result of such licenses, Quantum may be limited or precluded, as the case may be, in the exploitation of such intellectual property rights.

We will need to raise additional capital in the future.

Our future cash requirements will depend on numerous factors, including completion of our product development activities, our ability to commercialize our fuel cells and fuel cell systems and market acceptance of our products. We expect to devote substantial capital resources to continue development programs and develop a manufacturing infrastructure for our products. We anticipate that we will need to raise additional funds to achieve commercialization of our products and to develop facilities for mass production of these products. We do not know whether we will be able to secure additional funding on terms acceptable to us, if at all. If additional funds are raised through the issuance of equity securities or additional acquisitions of entities with cash reserves such as Global, the percentage ownership of our then current stockholders will be reduced. In addition, pursuant to restrictions in our agreement with General Motors, we will generally need General Motors’ consent prior to issuing our capital stock pursuant to a private placement, and we can provide no assurances that such consent can be obtained. If adequate funds are not available to satisfy either short or long-term capital requirements, we may be required to limit operations in a manner inconsistent with our development and commercialization plans, which could affect operations in future periods.

The rights of the Global Series 2 Preferred Shares could negatively impact the combined company.

Upon completion of the Combination, the Global Series 2 Preferred Shares will remain outstanding in Global as a subsidiary of Quantum. The terms of the Global Series 2 Preferred Shares provide rights to the holders, including dividend and conversion rights among others, that could negatively impact the combined company. For example, the terms of the Global Series 2 Preferred Shares provide that the holders of such shares are entitled to receive cumulative dividends for each calendar quarter for so long as such shares are outstanding. Assuming the exchange rate for Canadian dollars is Cdn.$1.45 to U.S.$1.00 at the time of the applicable dividend payment date, Quantum could be required to pay a preferred dividend of approximately $215,517 per calendar quarter, subject to reduction in accordance with the terms of the Global Series 2 Preferred Shares. The terms of the Global Series 2 Preferred Shares also require that such holders be paid any accrued and unpaid dividends on December 31, 2010. To the extent that there is a significant amount of accrued dividends that are unpaid as of December 31, 2010 and the combined company does not have sufficient working capital at that time to pay the accrued dividends, the combined company’s financial condition could be adversely affected.

In addition, as a result of the Combination, Quantum will be required to issue common stock to the holders of the Global Series 2 Preferred Shares at such time as the holders thereof exercise their conversion rights. The number of shares of common stock that Quantum may issue upon conversion could be significant and dilutive to existing stockholders of the combined company. For example, assuming the holders of the Global Series 2 Preferred Shares exercise their conversion rights after July 31, 2020, the exchange rate for Canadian dollars is Cdn.$1.45 to U.S.$1.00 at the time of such conversion and Quantum’s common stock price is $2.15 at the time of such conversion, Quantum would be required to issue approximately 8,441,311 shares of its common stock. For more information about the rights of the Global Series 2 Preferred Shares, please see “—Description of the Combination—Mechanics for Implementing the Combination—Global Series 2 Preferred Shares.”

Since the Global Series 2 Preferred Shares will remain outstanding in Global, Global will not become a wholly-owned subsidiary of Quantum upon the completion of the Combination and Quantum may not be able to take actions that would otherwise be adverse to the holders of the Global Series 2 Preferred Shares without approval of the holders thereof. In addition, to the extent that the terms of the Global Series 2 Preferred Shares restrict Global’s ability to pay dividends or make other distributions to other common shareholders of Global,

Quantum’s ability to distribute cash from Global to Quantum after the completion of the Combination may be limited. For example, without the consent of the holders of the Global Series 2 Preferred Shares, Global is restricted from paying dividends to any other shareholders unless all required dividends have been paid, or set apart, up to the applicable dividend payment date for the Global Series 2 Preferred Shares.

Quantum may be required to indemnify IMPCO for taxes arising in connection with its spin-off from IMPCO, and the tax characteristics of the spin-off may interfere with Quantum’s ability to engage in desirable strategic transactions and to issue equity securities.

Unless Section 355(e) of the U.S. Internal Revenue Code, discussed below, applies to Quantum’s spin-off from IMPCO, the spin-off will be tax-free to IMPCO. Although IMPCO received an opinion of counsel to the effect that the spin-off will qualify under Section 355, the opinion is subject to certain representations made by Quantum. While Quantum is not aware of any facts or circumstances that would cause any of those representations to be untrue, if, as a result, the spin-off is taxable to IMPCO, Quantum must indemnify IMPCO for any resulting taxes, penalties and interest. No assurance can be given that Quantum will not be liable to IMPCO if the spin-off fails to qualify under Section 355 of the U.S. Internal Revenue Code.

Even if the spin-off qualifies under Section 355 of the U.S. Internal Revenue Code, it will be taxable to IMPCO if Section 355(e) of the U.S. Internal Revenue Code applies to the spin-off. Section 355(e) will apply if 50% or more of IMPCO stock or Quantum stock, by vote or value, is acquired by one or more persons, other than IMPCO’s historic stockholders who received Quantum common stock in the spin-off, acting pursuant to a plan or a series of related transactions that includes the spin-off. Any shares of Quantum stock acquired directly or indirectly within two years before or after the spin-off generally are presumed to be part of such a plan. To prevent applicability of Section 355(e), except with respect to Quantum’s initial public offering or issuance of Series A or Series B common stock to General Motors, Quantum has agreed that, until three years after the spin-off, it would not take any of the following actions unless prior to taking such action it has obtained a written opinion of a law firm or a ruling from the U.S. Internal Revenue Service to the effect that such action will not cause the spin-off to be taxable to IMPCO:

•	merge or consolidate with another corporation;

•	liquidate or partially liquidate;

•	sell or transfer all or substantially all of its assets;

•	redeem or repurchase its stock (except in certain limited circumstances); or

•	take any other action which could reasonably be expected to cause Section 355(e) to apply to the spin-off.

To satisfy this requirement, completion of the Combination is conditioned upon a receipt of an opinion of counsel to the effect that the Combination will not cause the spin-off to be taxable to IMPCO. However, the opinion will be subject to certain representations made by Quantum and Global. Furthermore, regardless of whether Quantum obtains an opinion or ruling described above, Quantum must indemnify IMPCO if Section 355(e) of the U.S. Internal Revenue Code applies to the spin-off because of any action or omission by Quantum. In the event that Quantum were liable to IMPCO, the payment would have a substantial and material adverse effect on our business, financial position and results of operations. This obligation may also discourage, delay or prevent a merger, change of control, or other strategic or capital raising transaction involving Quantum’s outstanding equity or its issuance of equity securities. If Quantum cannot engage in equity financing transactions because of these constraints, we may not be able to fund our working capital, capital expenditure and research and development requirements, as well as make other investments.

Many of Quantum’s competitors are not subject to similar restrictions and may issue their stock to complete acquisitions, expand their product offerings and speed the development of new technology. Therefore, these competitors may have a competitive advantage over us. In addition, substantial uncertainty exists on the scope of

Section 355(e) of the U.S. Internal Revenue Code, and Quantum and its stockholders have undertaken, contemplate undertaking or may otherwise undertake in the future transactions which may cause Section 355(e) to apply to the spin-off. Accordingly, we cannot assure you that Quantum will not be liable to IMPCO for taxes, penalties and interest if Section 355(e) of the U.S. Internal Revenue Code applies to the spin-off.

Quantum expects to have significant non-recurring costs arising out of the Combination.

Quantum presently expects to incur significant costs following completion of the Combination to streamline the combined company’s business, reduce excess capacity and eliminate redundant operations. In addition, the combined company may incur costs to the extent Quantum chooses to terminate, renegotiate or amend any of Global’s existing obligations as part of the post-closing integration of the companies. Accordingly, Quantum believes the combined company may incur charges to operations, which are not currently reasonably estimable, in the quarter in which the Combination is completed or the following quarters to reflect costs associated with integrating and streamlining the businesses and operations of Quantum and Global. There can be no assurance that the costs associated with streamlining the business, reducing excess capacity and eliminating redundant operations will not exceed those projected by Quantum, and we cannot assure you that the combined company will not incur additional material charges in subsequent quarters to reflect additional costs associated with the Combination.

Distributions from Global to Quantum may be subject to Canadian withholding taxes and Quantum may be subject to U.S. federal income taxation on Global’s earnings before receiving distributions from Global attributable to such earnings.

Under the U.S.-Canada income tax treaty, in general, dividends payable from a Canadian corporation to a U.S. shareholder owning 10% or more of the Canadian corporation generally are subject to 5% Canadian income tax withholding. While distributions, if any, of Global’s cash currently on hand to Quantum following completion of the Combination are not expected to be subject to Canadian income tax withholding, future distributions may be.

In general, if a U.S. person, directly or indirectly, holds a 10% or greater equity interest in a non-U.S. entity and, together with other U.S. persons who own 10% or more of the non-U.S. entity, hold more than 50% of the outstanding equity of the non-U.S. entity, measured by vote or value, the non-U.S. entity will be treated as a “controlled foreign corporation” with respect to such U.S. persons. Following the Combination, Quantum will itself own more than 50% of the outstanding equity of Global, and, therefore, Global will be a controlled foreign corporation with respect to Quantum. As a result, Quantum could be required to include in its income for U.S. federal income tax purposes on a current basis all or a portion of its share of the undistributed “earnings and profits,” as determined for such purposes, of Global, depending on Global’s sources of income and other considerations. In general, Quantum must include its share of undistributed earnings and profits of Global where the earnings and profits are attributable to Global’s “subpart F income,” which generally is income from passive and certain other sources, or are invested by Global in “U.S. property,” as determined for U.S. federal income tax purposes.

We may be required to conduct environmental remediation activities, which could be expensive.

We are subject to a number of environmental laws and regulations, including those concerning the handling, treatment, storage and disposal of hazardous materials. These environmental laws generally impose liability on present and former owners and operators, transporters and generators for remediation of contaminated properties. Except as set forth below, we believe that our businesses are operating in compliance in all material respects with applicable environmental laws, many of which provide for substantial penalties for violations. We cannot assure you that future changes in such laws, interpretations of existing regulations or the discovery of currently unknown problems or conditions will not require substantial additional expenditures. Any noncompliance with these laws and regulations could subject us to material administrative, civil or criminal penalties or other liabilities. In addition, we may be required to incur substantial costs to comply with current or future environmental and safety laws and regulations.

In late 2002, a site inspection at Global’s manufacturing facility in Bassano, Alberta, Canada detected certain on-site soil and groundwater contamination, as well as contamination of off-site groundwater. The primary contaminants detected at this facility are components of a common degreasing agent used in the 1980s, specifically 1,1,1-trichloroethane (1,1,1-TCA or “TCA”) and 1,4-dioxane. Pursuant to the Environmental Protection and Enhancement Act (Alberta), the party responsible for contamination has a statutory obligation to take all reasonable measures to remediate a release of hazardous substances that may cause an adverse effect on human health, safety or the environment. Alberta Environment, the regulatory agency with jurisdiction over these matters in Alberta, has been informed of the contamination and has confirmed that a remediation strategy is required. Global has engaged a third party international environmental consulting firm to further evaluate the extent of the contamination and assist Global and Alberta Environment in developing a remediation strategy.

Based on the data available as of February 2003, Global’s environmental consultant proposed a remediation strategy to prevent further offsite contaminant migration and to capture and remediate existing offsite contamination. Global’s consultant has proposed two alternatives for groundwater remediation. Global’s consultant currently estimates the total cost for operation of the groundwater remediation system preferred by Global for a period of ten years to be Cdn.$755,000, the present value of which has been provided for in Global’s December 31, 2002 financial statements. However, if the second alternative remedial approach is selected or required by Alberta Environment, Global’s consultant estimates that operational costs over a ten year period will be Cdn.$1.17 million.

Global’s consultant acknowledges that there are a number of uncertainties associated with the contamination at the Bassano facility, and the cost estimates are based on a number of key assumptions, including: (i) the 1,4-dioxane plume is not significantly wider than the TCA plume; (ii) the depth of 1,4-dioxane contamination is contained within ten meters below ground surface; (iii) groundwater remediation and monitoring will only be required for ten years; (iv) Alberta Environment will approve the proposed treatment technology and will not require a more expensive remediation alternative. If Alberta Environment promulgates remedial standards or guidelines for TCA or 1,4-dioxane in the future, Alberta Environment may require Global to remediate to such standards or guidelines (which could be more difficult and expensive). Also, 1,4-dioxane is not readily treatable by conventional treatment technologies. Therefore, the proposed remedial system may not be accepted by Alberta Environment and/or remediation may be required for more than ten years, both of which could increase the cost of the remediation.

Global’s consultant recommends that additional soil and groundwater sampling should be completed to further delineate site conditions. Such sampling will better define the vertical and lateral extent of the contamination and help refine the available remediation options, the projected time and estimated cost of the remediation activities. Depending on the results of such further investigations, the proposed remediation approach may be modified and the estimated cost of remediation could significantly increase.

The remediation cost estimate provided above does not include costs that Global may incur for legal fees or for administrative expenses in connection with the remediation activities. As noted above, there are numerous uncertainties associated with environmental liabilities and no assurances can be given that Global’s consultant’s estimate of any environmental liability will not increase or decrease in the future. The uncertainties relate to the difficulty of estimating the ultimate cost of any remediation that may be undertaken, including the lateral and vertical extent of the contamination, any additional operating costs associated with remedial measures, the duration of any remediation required, the amount of consultants’ or legal fees that may be incurred and any additional regulatory requirements that may be imposed by Alberta Environment.

Pursuant to the Combination Agreement, Global has covenanted to complete all necessary or appropriate site characterization activities (including soil and groundwater sampling and analysis) and develop a remedial action plan for the Bassano facility that is satisfactory to Alberta Environment. In addition, Global has represented that no environmental condition exists (including the presence or release of hazardous substances) on or at any property currently or formerly operated by Global which could reasonably be expected to result in a loss or liability under applicable environmental laws of greater than Cdn.$1.5 million. In the event that this representation is not accurate at or prior to completion of the Combination, Quantum may terminate the proposed transaction. If the Combination is completed, the environmental liabilities of Global, and the risks and uncertainties associated with such liabilities as described above, will be assumed by the combined company, and may adversely impact the financial condition of the combined company.

We may never be able to introduce commercially viable fuel cells and fuel cell systems.

We do not know whether or when we will successfully introduce commercially viable solid oxide fuel cell systems, fuel storage, fuel delivery or electronic control products for the fuel cell market. Quantum and Global have produced and are currently demonstrating a number of test and evaluation systems and are continuing efforts to decrease the costs of these systems, improve their overall reliability and efficiency and ensure their safety. However, we must complete substantial additional research and development on these systems before we can introduce commercially viable fuel cells and fuel cell systems. Even if we are able to do so, these efforts will still depend upon the success of other companies in producing related and necessary products for use in conjunction with commercially viable fuel cells.

We must lower the cost of our solid oxide fuel cell systems and demonstrate their reliability.

Global’s solid oxide fuel cell systems are currently in the development stage. While proof of concept prototypes have been developed and tested in controlled conditions, these systems have not yet undergone extensive testing, nor have the designs been refined to the level of a commercial product. The prototypes incorporate specialty components that are produced in one-off or small batch quantities. The current prototypes cost significantly more, and perform at a lower level than established competing technologies. If we are unable to develop and manufacture fuel cell systems that are competitive with competing technologies in terms of price, reliability and longevity, consumers will be unlikely to buy products containing our fuel cells and fuel cell systems. The price of fuel cell systems is dependent largely on material and manufacturing costs. We cannot guarantee that we will be able to lower these costs to the level where we will be able to produce a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity.

Our business depends on the growth of the fuel cell and alternative fuel markets.

Our future success depends on the continued expansion of the fuel cell and alternative fuel vehicle industries, which have not yet gained broad acceptance. In the United States and certain of our other target markets, alternative fuel such as natural gas currently cannot be readily obtained by consumers for motor vehicle use and only a small percentage of motor vehicles manufactured in 2002 was equipped to use alternative fuels. We cannot assure you that the markets for fuel cells or alternative fuel vehicles will gain broad acceptance or, if they do, that they will result in increased sales of our advanced fuel system products. In addition, Quantum has designed many of its products for alternative fuel vehicles powered by both fuel cells and internal combustion engines, but not currently for other alternative power sources, such as electricity or alternate forms of existing fuels. If the major growth in the alternative fuel market relates solely to existing fuels, our revenue may not increase and may decline.

A mass market for fuel cells and fuel cell systems may never develop or may take longer to develop than anticipated.

Fuel cell systems represent emerging technologies, and we do not know whether consumers will adopt these technologies on a large scale or whether OEMs will incorporate these technologies into their products. In particular, if a mass market fails to develop or develops more slowly than anticipated for fuel cell powered transportation and power generation applications, we may be unable to recover the expenditures incurred to develop our fuel cells and fuel cell systems and may be unable to achieve or maintain profitability, any of which could negatively impact our business. Many factors that are beyond our control may have a negative effect on the development of a mass market for fuel cells and our fuel cell products and systems. These factors include the following:

•	the cost competitiveness and physical size of fuel cell systems and “balance of plant” components;

•	the availability, future costs and safety of hydrogen, natural gas or other potential fuel cell fuels;

•	consumer reluctance to adopt fuel cell or alternative fuel products;

•	OEM reluctance to replace current technology;

•	consumer perceptions of fuel cell systems;

•	regulatory requirements; and

•	the emergence of newer, breakthrough technologies and products within the fuel cell industry.

Our ability to design and manufacture fuel cells and fuel cell systems that can be integrated into the products of OEMs will be critical to our business.

Quantum currently offers integrated alternative fuel systems, which include tanks, brackets, electronics, software and other components required to allow these products to operate in fuel cells or other alternative fuel applications. Customers for these systems require that these products meet strict OEM standards that vary by jurisdiction. Compliance with these requirements has resulted in increased development, manufacturing, warranty and administrative costs. A significant increase in these costs could adversely affect our business, results of operations and financial condition. If we fail to meet OEM specifications on a timely basis, existing or future relationships with OEMs may be harmed, which would have a material adverse effect on our business, results of operations and financial condition.

To be commercially viable, Global’s fuel cells and fuel cell systems may be integrated into products manufactured by OEMs. We can offer no guarantee that OEMs will manufacture appropriate products or, if they do manufacture such products, that they will choose to use our fuel cells and fuel cell systems. Any integration, design, manufacturing or marketing problems encountered by OEMs could adversely affect the market for our fuel cells and fuel cell systems and our business, results of operations and financial condition.

The impact of the deregulation of the utility industry is uncertain.

One of Global’s target markets has been the market for stationary power generators, a market that is driven by deregulation and restructuring of the electric utility industry in Canada, the United States and elsewhere and by the requirements of utilities, independent power producers and end users. Deregulation of the electric utility industry varies by jurisdiction and is subject to government policies that will determine the pace and extent of deregulation. Changes in government and public policy over time could impact deregulation and adversely affect our prospects for commercializing stationary power generators, which would adversely affect our business, results of operations and financial condition.

We depend on relationships with strategic partners, and the terms and enforceability of many of these relationships are not certain.

Global and Quantum have entered into relationships with strategic partners for design, product development and distribution of their existing products, and products under development, some of which may not have been documented by a definitive agreement. Where definitive agreements govern the relationships between Global and

Quantum and their respective partners, the terms and conditions of many of these agreements allow for termination by the partners. Termination of any of these agreements could adversely affect our ability to design, develop and distribute these products to the marketplace. In many cases, these strategic relationships are governed by a memorandum of understanding or a letter of intent. We cannont assure you that Global or Quantum will be able to successfully negotiate and execute definitive agreements with any of these partners, and failure to do so may effectively terminate the relevant relationship.

We currently face and will continue to face significant competition.

Our products face and will continue to face significant competition. New developments in technology may negatively affect the development or sale of some or all of our products or make our products uncompetitive or obsolete. Other companies, many of which have substantially greater resources, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, certain of our products and technologies. As the fuel cell has the potential to replace existing power sources, competition for fuel cell products will come from current power technologies, from improvements to current power technologies and from new alternative power technologies, including other types of fuel cells. Each of our target markets is currently serviced by existing manufacturers with existing customers and suppliers. Manufacturers of stationary power generators use proven and widely accepted technologies such as internal combustion engines and turbines as well as coal, oil and nuclear powered generators. Increases in the market for alternative fueled vehicles may cause OEMs to find it advantageous to develop and produce their own fuel management equipment rather than to purchase the equipment from us. In addition, greater acceptance of alternative fuel engines or fuel cells may result in new competitors. Additionally, there are competitors working on developing other fuel cell technologies in our targeted markets. A large number of corporations, national laboratories and universities in the United States, Canada, Europe and Japan possess fuel cell technology and/or are actively engaged in the development and manufacture of fuel cells. Each of these competitors has the potential to capture market share in various markets, which would have a material adverse effect on our position in the industry and our business, results of operations and financial condition. Many of our competitors have financial resources, customer bases, businesses or other resources, which give them significant competitive advantages.

Quantum and Global depend on their respective intellectual property and failure to protect that intellectual property could adversely affect the future growth and success of the combined company.

Our failure to protect our existing intellectual property rights may result in the loss of exclusivity or the right to use the combined company’s technologies. If we do not adequately ensure our freedom to use certain technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation and/or be enjoined from using such intellectual property. We have not conducted formal evaluations to confirm that our technology and products do not or will not infringe upon the intellectual property rights of third parties. As a result, we cannot be certain that our technology and products do not or will not infringe upon the intellectual property rights of third parties. If such infringement were to occur, our sales and distribution of such technology or products may be disrupted. We rely on patent, trade secret, trademark and copyright law to protect our intellectual property. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, we cannot assure you that any of the patents filed by Quantum or Global or other patents that third parties license to us will not be invalidated (especially in light of the potentially adverse implications of Quantum’s abandoned reissue application with respect to its in-tank regulator patent), circumvented, challenged, rendered unenforceable, or licensed to others or any of our pending or future patent applications will be issued with the breadth of claim coverage sought by us, if issued at all. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries. For instance, it may be difficult for us to enforce certain of our intellectual property rights against third parties who may have inappropriately acquired interests in our intellectual property rights by filing unauthorized trademark applications in foreign countries to register our marks because of their familiarity with our business in the United States and Canada. Some of our proprietary intellectual property is not protected by any patent or patent application and despite our precautions, it may be possible for third parties to obtain and use such intellectual property without authorization. Quantum may not have a formal, rigorously implemented process to assess and evaluate inventions that may be made by Quantum employees. As a result, there may be technical advances made by Quantum that are not recognized as inventions, and therefore the ability to protect such inventions may be lost. We generally seek to protect such proprietary intellectual property in part by confidentiality agreements and, if applicable, inventors’ rights agreements with strategic partners and employees, although we cannot guarantee that such agreements have been put in place in every instance or that such agreements adequately protect our trade secrets and other intellectual property or proprietary rights. In addition, we cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. Furthermore, the steps we have taken and may take in the future may not prevent misappropriation of our solutions or technologies, particularly in respect of officers and employees who are no longer employed by us or in foreign countries where laws or law enforcement practices may not protect our proprietary rights as fully as in the United States and Canada.

Our failure to obtain or maintain the right to use certain intellectual property may negatively affect the business of the combined company.

The future success and competitive position of the combined company depends in part upon our ability to obtain or maintain certain proprietary intellectual property used in our principal products. This may be achieved, in part, by prosecuting claims against others who we believe are infringing our rights and by defending claims of intellectual property infringement by our competitors. While we are not currently engaged in any material intellectual property litigation, we could commence lawsuits against others who we believe are infringing upon our rights or we could become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others. For example, to the extent that Quantum or Global has previously incorporated third party technology and/or know-how into certain products for which Quantum or Global does not have sufficient license rights, we could incur substantial litigation costs, be forced to pay substantial damages or royalties, or even be forced to cease sales in the event any owner of such know-how were to challenge our subsequent sale of such products (and any progeny thereof). In addition, to the extent that Quantum and Global discover or have discovered third-party patents that may be applicable to products or processes in development, the companies take steps to avoid claims of possible infringement, including obtaining non-infringement or invalidity opinions and, when necessary, re-designing or re-engineering products. However, we can not assure you that these precautions will allow either Quantum or Global to successfully avoid infringement claims. Our involvement in intellectual property litigation could result in significant expense to us, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor. In the event of an adverse outcome as a defendant in any such litigation, we may, among other things, be required to:

•	pay substantial damages;

•	cease the development, manufacture, use, sale or importation of products that infringe upon other patented intellectual property;

•	expend significant resources to develop or acquire non-infringing intellectual property;

•	discontinue processes incorporating infringing technology; or

•	obtain licenses to the infringing intellectual property.

We cannot assure you that we would be successful in such development or acquisition or that such licenses would be available upon reasonable terms. Any such development, acquisition or license could require the expenditure of substantial time and other resources and could have a material adverse effect on our business, results of operations and financial condition.

The combined company may reduce or eliminate its funding of its solid oxide fuel cell program in the future.

The combined company intends, in part, to support its solid oxide fuel cell development program through outside sources of funding, including various government, military and commercial programs. In addition, General Motors may not be interested in pursuing solid oxide fuel cell technology in the future. The failure to attract funding for our fuel cell program may result in longer timelines toward commercialization and/or the termination or scaling-back of our solid oxide fuel cell development program.

The combined company must lower the cost of its fuel cell systems and demonstrate their reliability

The combined company’s solid oxide fuel cell systems are currently in the development stage. While proof of concept prototypes have been developed and tested in controlled conditions, these systems have not yet undergone extensive testing, nor have the designs been refined to the level of a commercial product. The prototypes incorporate specialty components that are produced in one-off or small batch quantities. The current prototypes cost significantly more and perform at a lower level than established competing technologies. If we are unable to develop and manufacture fuel cell systems that are competitive with competing technologies in terms of price, reliability and longevity, consumers will be unlikely to buy products containing our fuel cells and fuel cell systems. The price of fuel cell systems is dependent largely on material and manufacturing costs. There can be no assurance that the combined company will be able to lower these costs to the level where the combined company will be able to produce a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity.

There may be limitations on our right to exploit technology jointly developed between Global and strategic partners.

The extent to which we will own or otherwise have the right to commercially exploit technology developed in connection with certain of Global’s strategic alliances is not clear. Due to ambiguities under some of Global’s applicable joint development agreements, it is unclear whether we will have the right to exploit technology arising from such alliances (exclusively or otherwise) or whether we can stop competitors from exploiting such technology. In the event that a Global strategic partner challenges our use of certain technology, we could incur substantial litigation costs, be forced to make expensive products, pay substantial damages or royalties or even be forced to cease operations.

We may be restricted in pursuing certain activity outside Canada or with certain partners in parts of Canada.

We will be subject to the contractual terms of Global’s existing agreements that restrict its ability to pursue certain commercial activities. Global has entered into agreements with the National Research Council of Canada which require that, until at least March 2004, Global obtain prior written consent in order to conduct manufacturing using any results from the development of projects under these agreements outside of Canada or sell, assign, transfer or otherwise dispose of any rights to intellectual property arising out of such project to any person or organization outside of Canada, or to any government other than the Canadian government. Additionally, Global has entered into a development agreement with Natural Resources Canada/CANMET whereby Global may not license the intellectual property developed in performance of the project to any government other than the Canadian government, or to any person, corporation, partnership or business for the purpose of manufacturing outside Canada the products or processes resulting from the project without the prior consent of the applicable Canadian government agency. Global has also appointed an exclusive distributor for certain products in areas within Canada, thereby limiting our future ability to use any other distributors for such products in such areas.

We have limited experience manufacturing fuel cells and fuel cell systems on a commercial basis.

To date, Quantum and Global have focused primarily on research and development in the fuel cell industry and have limited experience manufacturing fuel cells and fuel cell systems on a commercial basis. In order to produce fuel cells and fuel cell systems at affordable prices, we will have to make fuel cells and fuel cell systems through high volume automated processes. We do not know whether we will be able to develop efficient, automated, low-cost manufacturing capability and processes that will enable us to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market our fuel cells and fuel cell systems. Even if we are successful in developing our manufacturing capability and processes, we do not know whether we will do so in time to meet our product commercialization schedules or to satisfy the requirements of customers. Our failure to develop such manufacturing processes and capabilities could have a material adverse effect on our business, results of operations and financial condition.

We are dependent on third party suppliers for the supply of key materials and components for our products.

A supplier’s failure to supply materials or components in a timely manner, or to supply materials and components that meet our quality, quantity or cost requirements, or our inability to obtain substitute sources for these materials and components in a timely manner or on terms acceptable to us, could harm our ability to manufacture fuel cells and fuel cell systems. In particular, a delay in the delivery of high-strength fiber from Quantum’s current supplier, TCR Composites, or a change to another supplier would result in a delay of the production of our products, which could negatively impact our business, results of operations and financial condition. In addition, certain components of Global’s fuel cells utilize scarce natural resources, and we will be dependent upon a sufficient supply of this commodity. While we do not anticipate significant near or long-term shortages in the supply of these resources or materials, such shortages could adversely affect our ability to produce commercially viable fuel cells or could significantly raise our cost of producing our products.

We may not meet our product development and commercialization milestones.

Global and Quantum have product development programs that are in the pre-commercial stage. The success of each product development program is highly dependent on the correct interpretation by Global or Quantum of commercial market requirements, and translating those requirements into applicable product specifications and appropriate development milestones. If Global or Quantum has misinterpreted market requirements or the requirements of the market change, this could result in the development of a product that does not meet the cost and performance requirements for a successful commercial product. In addition, if we do not meet the required development milestones, our commercialization schedules could be delayed which could result in potential purchasers of these products declining to purchase additional systems or choosing to purchase alternative technologies. Delayed commercialization schedules may also impact our cash flow projections, which could require increased funding in excess of our forecasts.

Our business could suffer if we fail to attract and maintain key personnel.

Our future depends, in part, on our ability to attract and retain key personnel. In addition, our research and development efforts depend on hiring and retaining qualified engineers. Competition for highly skilled engineers is extremely intense, and we may experience difficulty in identifying and hiring qualified engineers in many areas of our business. Our future also depends on the continued contributions of our executive officers and other key management and technical personnel, each of whom would be difficult to replace. Quantum does not maintain a key person life insurance policy on its chief executive officer, its chief financial officer or any other officer. In addition, several of Global’s key executives have change of control agreements which provide them with severance benefits if their employment is terminated either voluntarily by them or involuntarily within six months of a change of control. Global’s business may suffer in the event that one or more of these executives choose to terminate their employment with Global voluntarily within such period following completion of the Combination. The loss of the services of one or more of our senior executive officers or key personnel or the inability to continue to attract qualified personnel could delay product development cycles or otherwise materially harm our business, financial condition and operating results.

We may be affected by skilled labor shortages and labor disputes.

We require experienced engineers, technicians and journeyman welders and machinists to conduct our business. No assurance can be given that the supply of these skilled persons will always be adequate to meet our requirements or that we will be able to attract an adequate number of skilled persons.

Labor disputes could occur at OEM facilities, which may affect our business. As we become more dependent on vehicle conversion programs with OEMs, we will become increasingly dependent on OEM production and the associated labor forces at OEM sites. Labor unions represent most of the labor forces at OEM facilities. Labor disputes could occur at OEM facilities, which could adversely impact our direct OEM product sales. For example, in 1998, as a result of a strike at one of the facilities of one of Quantum’s OEM customers, Quantum experienced lower sales of its products used in General Motors pickup trucks than Quantum had expected for its 1999 fiscal year.

Adverse market conditions related to Global’s thermoelectric generators may impact future revenue and profits.

Demand for Global’s thermoelectric generators depends primarily on the level of spending by oil and natural gas companies for gas exploration and development activities, and on the level of gas pipeline construction activity. These activity levels are directly affected by fluctuations in world energy prices, world supply and demand for oil and natural gas and government regulations in Canada, the United States and internationally, all of which are beyond our and our customers’ control. Reduced levels of activity in the oil and natural gas industry can intensify competition and result in lower revenue and operating profit margin.

Our provision for warranty costs may not be sufficient and we may be subject to warranty claims.

Global has made a provision for thermoelectric generator warranty expenses in its financial accounts. Global believes that this provision is adequate and reasonable given the past reliability and experience with its products. There is no certainty that this provision will be sufficient, and material adverse financial effects could be encountered should future reliability not be as anticipated.

We may be subject to increased warranty claims due to longer warranty periods. In response to consumer demand, vehicle manufacturers have been providing, and may continue to provide, increasingly longer warranty periods for their products. As a consequence, these manufacturers require their suppliers, such as us, to provide correspondingly longer product warranties. As a result, we could incur substantially greater warranty claims in the future.

Our international activities are subject to risks.

Our international operations are subject to various risks common to international activities, such as the following:

•	exposure to currency fluctuations;

•	managing potential difficulties in enforcing contractual obligations and intellectual property rights;

•	the burden of complying with a wide variety of laws and regulations, including product certification, environmental and import and export laws;

•	political instability; and

•	difficulties collecting international accounts receivable.

To mitigate certain of these risks, we may obtain insurance when such insurance is available on acceptable terms. Such coverage is not always available and, when available, may be subject to unilateral cancellation by the insuring companies on short notice. Global’s operating results may be subject to changes in the Canadian dollar/U.S. dollar exchange rate since most international sales are transacted in U.S. dollars. Any significant fluctuations in the value of the dollar against currencies in foreign markets in which we do business may impact negatively our competitiveness in international markets. Global has seldom hedged its exposure to such currency fluctuations to date.

We intend to manufacture, market, distribute and service our fuel cell products and systems internationally. We have limited experience developing and manufacturing these fuel cell products to comply with the commercial and legal requirements inherent in international markets. Our success in these fuel cell markets will depend, in part, on our ability to secure relationships with foreign OEMs and our ability to manufacture products that meet foreign regulatory and commercial requirements.

Our insurance may not be sufficient.

Quantum and Global carry insurance that each considers adequate having regard to the nature of the risks and the costs of coverage. We may not, however, be able to obtain insurance against certain risks or for certain equipment located from time to time in certain areas of the world. We are not fully insured against all possible risks, nor are all such risks insurable.

Users of gaseous alternative fueled or fuel cell powered vehicles may not be able to obtain fuel conveniently and affordably, which may adversely affect the demand for our products.

Vehicles and equipment powered by gaseous alternative fuels run primarily on natural gas or propane. Fuel cells run on hydrogen or fuels containing hydrogen. Gasoline requires the development of additional technologies for its use with fuel cells, namely reformation. The construction of a distribution system to deliver natural gas, propane or hydrogen, or a suitable fuel containing hydrogen, will require significant investment by third parties. We are relying on third parties, most of which are committed to the existing gasoline infrastructure, to build this infrastructure. If these parties build a fuel distribution infrastructure, the fuel delivered through it, both due to the cost of the delivery system and the cost of the fuel itself, may have a higher price than users are willing to pay. In addition, an adequate fuel distribution infrastructure may not be adopted. If users cannot obtain fuel conveniently or affordably, a mass market for vehicles and equipment powered by gaseous alternative fuels or fuel cells is unlikely to develop.

Our ability to attract customers and sell products successfully in the alternative fuel industry also depends on the existence of a price disparity between liquid fuels, such as petroleum and gasoline, and gaseous fuels, such as propane and natural gas. This price disparity may not continue. Should this disparity narrow or disappear, it could adversely affect the demand for our products.

Our business may be subject to product liability claims or product recalls, which could be expensive and could result in a diversion of management’s attention.

The automotive industry experiences significant product liability claims. As a supplier of products and systems to automotive OEMs, we face an inherent business risk of exposure to product liability claims in the event that our products, or the equipment into which our products are incorporated, malfunction and result in personal injury or death. We may be named in product liability claims even if there is no evidence that our systems or components caused the accidents. Product liability claims could result in significant losses as a result of expenses incurred in defending claims or the award of damages. The sale of systems and components for the transportation industry entails a high risk of these claims. In addition, we may be required to participate in recalls involving these systems if any of our systems prove to be defective, or we may voluntarily initiate a recall or make payments related to such claims as a result of various industry or business practices or the need to maintain good customer relationships. Our other fuel cell products and thermoelectric generators may also be subject to product liability claims or recalls. We cannot assure you that our product liability insurance will be sufficient to cover all product liability claims, that such claims will not exceed our insurance coverage limits or that such insurance will continue to be available on commercially reasonable terms, if at all. Any product liability claim brought against us could have a material adverse effect on our reputation and business.

Our business may become subject to future product certification regulations, which may impair our ability to market our products.

We must obtain product certification from governmental agencies, such as the U.S. Environmental Protection Agency and the California Air Resources Board, to sell certain of our products in the United States. A significant portion of our future sales will depend upon sales of fuel management products that are certified to meet existing and future air quality and energy standards. We cannot assure you that our products will continue to meet these standards. The failure to comply with these certification requirements could result in the recall of our products, civil penalties or criminal penalties.

We anticipate that regulatory bodies will establish certification procedures and impose regulations on fuel cell enabling technologies, which may impair our ability to distribute, install and service these systems. Any new government regulation that affects our advanced fuel technologies, whether at the foreign, federal, state or local level, including any regulations relating to installation and servicing of these systems, may increase our costs and the price of our systems. As a result, these regulations may have a negative impact on our business, results of operations and financial condition.

New technologies could render our existing products obsolete.

New developments in technology may negatively affect the development or sale of some or all of our products or make our products obsolete. There are a range of other technologies that could compete with fuel cell or alternative fuel technologies on which our automotive OEM business is currently focused, including electric and hybrid vehicles, and methanol-based fuel cell vehicles that require fuel reformation. Our stationary fuel cell business may be impacted by new technologies such as micro-turbines, flywheels or other fuel cell technologies, or by improvements to existing technologies such as solar power, batteries or reciprocating generator sets. Our success depends upon our ability to design, develop and market new or modified fuel cell and fuel cell systems, as well as fuel storage, fuel delivery and electronic control products for fuel cells and internal combustion engines. Our inability to enhance existing products in a timely manner or to develop and introduce new products that incorporate new technologies, conform to increasingly stringent emission standards and performance requirements, and achieve market acceptance in a timely manner could negatively impact our competitive position. New product development or modification is costly, involves significant research, development, time and expense and may not necessarily result in the successful commercialization of any new products.

Changes in environmental policies could hurt the market for our products.

The market for alternative fuel and fuel cell vehicles and equipment, and the demand for our products are driven, to a significant degree, by local, state and federal regulations in the United States and Canada that relate to air quality, greenhouse gases and pollutants and require the purchase of motor vehicles and equipment operating on alternative fuels or fuel cells. Similarly, foreign governmental regulations also affect our international business. These laws and regulations may change, which could result in transportation or equipment manufacturers abandoning their interest in alternative fueled and fuel cell powered vehicles or equipment. In addition, a failure by authorities to enforce current domestic and foreign laws or to adopt additional environmental laws could limit the demand for our products.

Although many governments have identified as a significant priority the development of alternative energy sources, and fuel cells in particular, we cannot assure you that governments will not change their priorities or that any change they make would not materially affect our revenue or the development of our products.

The development of uniform codes and standards for hydrogen fuel cell vehicles and related hydrogen refueling infrastructure may not develop in a timely fashion.

Uniform codes and standards do not currently exist for fuel cell systems, fuel cell components or for the use of hydrogen as a vehicle fuel. Establishment of appropriate codes and standards is a critical element to allow fuel cell system developers, fuel cell component developers, and hydrogen storage and handling companies to develop products that will be accepted in the marketplace.

All fuels, including hydrogen, pose significant safety hazards and hydrogen vehicles have not yet been widely used under “real-world” driving conditions. The establishment of appropriate codes and standards is required to ensure that certain characteristics of hydrogen are addressed and that hydrogen fuels are handled in a safe manner thereby ensuring that the fuel is safe to use by the car-driving public.

The development of fuel cell and hydrogen fuel applicable standards is being undertaken by numerous organizations, including the American National Standards Institute, American Society of Mechanical Engineers, European Integrated Hydrogen Project, International Code Council, International Standards Organization, National Fire Protection Association, National Hydrogen Association, Society of Automotive Engineers, Canadian Standards Association, American National Standards Institute and International Electrotechnical Commission. Given the number of organizations pursuing hydrogen and fuel cell codes and standards, it is not clear whether universally accepted codes and standards will result and, if so, when.

Although many organizations have identified as a significant priority the development of codes and standards, we cannot assure you that the resulting codes and standards would not materially affect our revenue or the commercialization of our products.

Provisions of Delaware law and of the Quantum Charter and Quantum bylaws may make a takeover or change in control more difficult.

Provisions in the Quantum Charter and Quantum’s bylaws and in Delaware corporate law may make it difficult and expensive for a third party to pursue a tender offer, change in control or takeover attempt that the management and board of directors of the combined company may oppose. Public stockholders that might desire to participate in one of these transactions may not have an opportunity to do so. The Quantum Charter and Quantum’s bylaws contain the following types of provisions:

•	establishing a staggered board of directors, which makes it difficult for stockholders to change the composition of the board of directors in any one year;

•	reserving to the board of directors the exclusive right to change the number of directors and fill vacancies on the board of directors, which could make it more difficult for a third party to obtain control of the board of directors;

•	authorizing the issuance of preferred stock which can be created and issued by the board of directors without prior stockholder approval, commonly referred to as “blank check” preferred stock, with rights senior to those of Quantum common stock, which could make it more difficult or expensive for a third party to obtain voting control;

•	establishing advance notice requirements for director nominations or other proposals at stockholder meetings;

•	prohibiting stockholder action by written consent, which could delay a third party from pursuing an acquisition; and

•	requiring the affirmative vote of holders of at least two-thirds of the outstanding voting stock to amend any provision in the Quantum Charter or Quantum’s bylaws, and requiring the affirmative vote of 80% of the outstanding voting stock to amend certain provisions of the Quantum Charter or Quantum’s bylaws, which could make it more difficult for a third party to remove the provisions we have included to prevent or delay a change of control.

These anti-takeover provisions could substantially impede the ability of public stockholders to benefit from a change in control or to change the management and board of directors of the combined company.

DESCRIPTION OF THE COMBINATION

Overview of the Combination

On April 8, 2003, Global and Quantum entered into the Combination Agreement to combine Global with Quantum in a share-for-share exchange pursuant to a plan of arrangement to be submitted for approval by the Court of Queen’s Bench of Alberta. If all approvals are received and the Combination closes, upon receipt of Global share certificates and properly completed letters of transmittal, Global common shareholders (other than dissenting shareholders) will receive Quantum common stock for each Global common share outstanding in accordance with the exchange ratio.

Quantum believes that the Combination will result in a more cost efficient, well-capitalized and diversified company to address transportation, stationary power generation and hydrogen refueling markets. In addition, Quantum believes that the combined company will have complementary revenue streams across established markets with an expanded technology profile and product portfolio as an energy systems solution provider, leading to broader customer awareness, industry leadership, branding and distribution opportunities.

The Combination will allow the companies to combine and integrate their research and development resources, complementary distribution channels, products and technologies, strategic alliances and customer bases, which Quantum believes will lead to expanded markets, greater technical resources, diversification and cost efficiencies. Quantum anticipates that the companies’ respective alliance partners and customers might be utilized to assist in the commercialization and funding of each company’s products, particularly Quantum’s existing relationships with customers and U.S.-based government agencies.

Quantum anticipates that the combined company may narrow Global’s solid oxide fuel cell development focus (compared to Global’s historical commercialization programs) to that of fuel cell membranes and stacks. In addition, Quantum believes that the combined company expects to focus on fuel cell system development and integration to the extent that the combined company is able to leverage Quantum’s system engineering capabilities and obtain external funding for its system development programs.

Quantum believes the combined company will provide the opportunity to enhance stockholder value by creating financial strength, integrating research and product development, realizing operational efficiency and combining two complementary businesses.

Under the terms of the Plan of Arrangement, Global common shareholders (other than dissenting shareholders) will receive between 0.835 and 1.020 shares of Quantum common stock for each Global common share, depending on the exchange ratio in effect at the time the Combination is completed. The exchange ratio will be determined by dividing $2.628378 by the 20-day volume-weighted average Quantum stock price ending three days prior to the Global Meeting; however, the exchange ratio will not be greater than 1.020 nor less than 0.835. Accordingly, if Quantum’s 20-day volume-weighted average stock price is:

•	greater than $3.15, the exchange ratio will be 0.835;

•	less than $2.57, the exchange ratio will be 1.020; and

•	between $2.57 and $3.15, Global common shareholders will receive approximately $2.6284 of Quantum common stock for each Global common share held.

Upon completion of the Combination:

•	all Global common shareholders will cease to be shareholders of Global, and Global common shareholders who have not exercised dissent rights will receive, for each Global common share held, shares of Quantum common stock in an amount determined in accordance with the exchange ratio;

•	each outstanding option to purchase Global common shares will be assumed by Quantum and will represent an option to purchase Quantum common stock based on the exchange ratio, the terms of the Plan of Arrangement and the terms of each individual option agreement;

•	the Global Series 2 Preferred Shares will remain preferred shares of Global and Quantum will assume the obligation to issue Quantum common stock upon conversion thereof; and

•	Global will become a consolidated subsidiary of Quantum.

Background

The provisions of the Combination Agreement are the result of arm’s length negotiations conducted among representatives of Quantum and Global and their respective legal and financial advisors. The following is a summary of the meetings and discussions between the parties that preceded the execution of the Combination Agreement.

The Global board of directors determined in the fall of 2000 that it would be in the best interests of Global to seek a significant alliance partner to assist with Global’s commercialization of solid oxide fuel cell products. During the fall of 2000 through to the end of 2001, management of Global approached potential strategic partners and entered into various distribution and technical relationships with a number of partners. While these relationships were considered helpful to the commercialization and ultimately the distribution and sale of solid oxide fuel cell products, none of the partners were of the size and profile that provided the credibility to, and endorsement of, Global’s solid oxide fuel cell technology in the fashion sought by Global.

In December 2001, Global engaged Citigroup, an internationally recognized investment banking and financial advisory services firm, to assist in Global’s existing negotiations of a strategic alliance with a major international corporation. After extensive discussions and negotiations with such potential partner which concluded in the fall of 2002, no agreement was reached.

North American equity markets experienced prolonged weakness from 2000 to 2002 and over that period of time Global’s common share price traded at a significant discount to that of its peers. The Global board of directors in late 2002 determined that its plan to use equity financing as a source of long-term funding for Global’s current development focus and planned expenditures on larger power applications would not succeed, particularly in light of Global’s inability to attract a significant strategic relationship partner. In November 2002, the Global board of directors determined that it would be in the best interests of Global to engage in a process of reviewing its strategic alternatives to maximize shareholder value, including a sale of the solid oxide fuel cell division, a strategic partnering to strengthen Global’s ability to commercialize its technology and any other initiatives consistent with maximizing shareholder value, which we refer to as the “Value Initiatives,” which process was announced in a press release dated November 19, 2002. Global also broadened the mandate of Citigroup to include advising in respect of the Value Initiatives.

Global, through a worldwide process initiated in the winter of 2002, with the assistance of Citigroup, solicited potential interest in respect of a variety of alliance structures from a lengthy list of potential partners across a broad spectrum of industries. Global’s board of directors identified a prospective transaction with Quantum as the leading potential strategic alternative resulting from this process.

While previously an employee of IMPCO, Mr. Alan Niedzwiecki (President and Chief Executive Officer of Quantum) had some contact with Mr. Jim Barker (Vice President, Business Development and Marketing for Global) in discussing the possibility of Global and IMPCO working together on a solid oxide fuel cell supply contract. On December 2, 2002, Mr. Niedzwiecki phoned Mr. Barker regarding the November 19 Global press release and to express an interest in a general understanding of the range of “strategic alternatives” under consideration by Global. In a subsequent telephone call, Mr. Niedzwiecki, Mr. W. Brian Olson (Chief Financial

Officer of Quantum), Mr. Paul Crilly (Vice President, Finance and Chief Financial Officer of Global) and Mr. Barker discussed Quantum’s interest in reviewing the executive summary prepared by Citigroup, with the assistance of Global management, with respect to Global. Messrs. Crilly and Barker directed Messrs. Niedzwiecki and Olson to contact Citigroup directly, as Citigroup was coordinating Global’s strategic alternative process at the direction of Global.

Mr. Niedzwiecki contacted Mr. David Weiss at Citigroup on December 4, 2002 to request a copy of Global’s executive summary. On December 5, 2002, Global and Quantum entered into a customary confidentiality agreement to permit them to exchange additional information concerning their respective businesses, organizations, financial conditions and results of operations, and Citigroup then provided Quantum with the Global executive summary package. In addition, on January 7, 2003, Quantum received a timing and procedure letter from Citigroup regarding the process of submitting proposals regarding Global.

On December 10, 2002, Messrs. Niedzwiecki and Olson called Messrs. Crilly and Barker to discuss Quantum’s interest in a potential transaction. On December 12, 2002, Mr. Olson sent a presentation to Mr. Barker providing Quantum’s rationale for a combination between Global and Quantum and proposing a potential transaction structure. From December 12, 2002 until January 23, 2003 Quantum’s contact was solely with Citigroup.

On January 15, 2003, the Global board of directors convened a meeting to review the general status of the Citigroup process and Global’s strategic alternatives without specifically considering a potential combination between Global and Quantum. During this period, Global’s internal discussions focused on keeping open as many options as possible regarding strategic alternatives.

Quantum submitted a non-binding proposal to Citigroup on January 23, 2003. The proposal contemplated a purchase of all of the outstanding capital of Global in exchange for Quantum common stock. In addition to outlining possible deal terms, the proposal outlined perceived strategic, operational and financial synergies between Quantum and Global. During the period between January 23 and February 7, 2003, representatives from Quantum engaged in limited dialogue with representatives from Citigroup and with Mr. Barker in order to establish the agenda for a February 7 meeting between the parties. On or about January 30, 2003, Mr. Olson sent Mr. Barker a copy of analysts’ reports on Quantum.

On February 4, 2003, the Global board of directors met and decided to continue pursuing the possibility of a combination resulting from the Citigroup process. On February 6, 2003, the Quantum board of directors had an informational meeting and received an update regarding possible strategic initiatives, including a possible combination with Global.

On February 7, 2003, representatives from Quantum and Global met in Calgary to provide respective corporate presentations. In attendance at the meeting were Mr. Andy Abele (Director of Business Development for Quantum) and Messrs. Niedzwiecki and Olson from Quantum and Mr. Peter Garrett (President and Chief Executive Officer of Global) and, Messrs. Crilly and Barker from Global.

During the period between the February 7 meeting and a February 13, 2003 meeting, Mr. Olson participated in one telephone call each with Mr. Crilly and Mr. Barker to establish the agenda for the February 13 meeting and to identify financial information that would be available at the February 13 meeting to facilitate a meaningful discussion. On February 13, representatives from Quantum and Global met in Irvine, California to discuss synergies between the two companies, Quantum’s path to profitability, Global’s cost rationalization, the next steps to be taken and to conduct tours of Quantum’s facilities. In attendance at the meeting were Messrs. Niedzwiecki, Garrett, Olson, Crilly and Mr. Dale Rasmussen (Chairman of the Quantum board of directors). At the February 13 meeting, Messrs. Niedzwiecki and Garrett discussed the synergies of combining the two companies and Messrs. Olson and Crilly discussed the financial aspects of combining the two companies. Subsequent to the February 13 meeting, direct discussions between the two parties became more frequent, with less involvement by Citigroup as intermediary.

On February 14, 2003, the Quantum board of directors had an informational meeting via tele-conference and received an update regarding a possible strategic transaction with Global. At the February 14 meeting, the Quantum board of directors resolved to approve the engagement of AH&H as financial advisor to Quantum with respect to such an initiative, Quantum having been consulting with AH&H over approximately the prior two weeks, and to grant limited and conditional authority to Mr. Niedzwiecki to begin negotiations with Global.

On February 18, 2003, Mr. Abele and Mr. Neel Sirosh, Quantum’s Director of Storage Technologies, toured Global’s facilities in Calgary and Bassano, and the companies’ respective technical teams met to discuss synergies and to gain an understanding of each company’s respective technologies.

On February 21, 2003, Messrs. Niedzwiecki and Olson met with the Global board of directors in Calgary and made a presentation providing an overview of Quantum and its strategic vision for a combination of the two companies. Messrs. Garrett and Crilly of Global and Mr. Rasmussen of Quantum were also present at the February 21 meeting. Shortly after the February 21 meeting, the parties agreed to meet on March 6, 2003 in Irvine.

On February 26, 2003, the Quantum board of directors convened to obtain a general update as to the status of negotiations with Global. The Quantum board of directors also considered a draft letter of intent to Global outlining a proposal from Quantum regarding a possible transaction involving the purchase of all of the outstanding common stock of Global in exchange for 24.4 million shares of Quantum common stock. As of the market close on February 25, 2003, this represented approximately U.S.$70.0 million in value and an implied fixed exchange ratio of approximately 0.84 shares of Quantum common stock for each outstanding Global common share. Under the transaction proposed in the letter of intent, Global common shareholders would own approximately 52% of the combined company and all shares of the Global Series 2 Preferred Shares would remain outstanding. The Quantum board of directors resolved to approve the draft letter of intent and resolved to provide additional authority to Mr. Niedzwiecki to negotiate with Global. Following the February 26, 2003 Quantum board of directors meeting, the draft letter of intent was delivered to Global.

At a Global board of directors meeting on February 27, 2003, the Global board of directors established a Special Committee consisting of Messrs. Norman Fraser and Glynn Davies and vested the Special Committee with a mandate that included the review and negotiation of a potential transaction with Quantum. With the assistance of management of Global, Citigroup, PricewaterhouseCoopers LLP, Bennett Jones LLP and Dorsey & Whitney LLP, the Special Committee initiated a business, financial and legal due diligence review of Quantum.

In early March 2003, legal counsel to Quantum, Morrison & Foerster LLP, and legal counsel to Global, Bennett Jones LLP, prepared, reviewed and negotiated a mutual confidentiality agreement between Quantum and Global. On March 2, 2003, Global responded to Quantum’s proposed letter of intent with a new non-binding term sheet which proposed a fixed exchange ratio of 0.918 shares of Quantum common stock with a Cdn.$3.75 floor for each outstanding Global common share.

On March 6 and 7, 2003, representatives from management of Quantum and Global, Global’s Special Committee, AH&H, Citigroup, Morrison & Foerster LLP and Bennett Jones LLP met in Irvine, California, to discuss in more detail the structure of a possible combination transaction between the two companies. The parties prepared a non-binding term sheet as of that date setting forth certain parameters for a possible transaction, all subject to satisfactory due diligence, negotiation of definitive agreements and board approval. On March 13, 2003, the parties further delineated the terms of a possible transaction which included a fixed exchange ratio of 0.918 for each outstanding Global common share with a collar arrangement, subject to a floor of 1.020 shares of Quantum common stock and a ceiling of 0.835 shares of Quantum common stock. The parties also reached an understanding as to a “walk-away” right for Global in the event Quantum common stock traded below a U.S.$2.15 weighted average price. The parties continued to discuss the parameters of the proposed exchange ratio until March 28, 2003.

On March 12, 2003, Quantum engaged Burnet, Duckworth & Palmer LLP as Canadian counsel with respect to the potential combination of the two parties. A superseding confidentiality agreement effective as of

December 5, 2002 was signed on March 13, 2003, providing for an exclusivity period during which due diligence would be conducted and a definitive combination agreement would be negotiated. Subsequently, on March 13, 2003, Global and its legal and financial advisors commenced a formal due diligence review of Quantum. On March 16, 2003, Quantum delivered the initial draft combination agreement to Global and its legal and financial advisors. On March 17, 2003, Quantum and its legal and financial advisors commenced the due diligence review of Global.

On March 18, 2003, the Quantum board of directors convened to review the non-binding term sheet and to be updated by its officers as to the status of due diligence of Global. At the March 18 meeting, the Quantum board of directors resolved to provide additional authority to Mr. Niedzwiecki to negotiate with Global.

On March 19, 2003, at the request of the Toronto Stock Exchange, Global issued a press release announcing that it was in discussions with another party regarding a possible business combination. Beginning on March 19, 2003, the two companies and their respective advisors held numerous conference calls to discuss due diligence issues and to negotiate the combination agreement and related agreements.

The Quantum board of directors met again on March 25, 2003 to be updated by its officers as to the status of legal (including environmental) and accounting due diligence of Global. Subsequently, on March 26, 2003, Mr. Niedzwiecki provided an update as to the status of environmental due diligence to Quantum board members, Messrs. Brian Runkel and Tom Tyson, in two separate phone calls.

On March 28, 2003, the Global board of directors met to consider the proposed transaction with Quantum. At this meeting, the Special Committee delivered its report and recommended that the Global board of directors approve the proposed combination agreement with Quantum and recommend the proposal to the Global common shareholders. The Global board of directors considered and discussed the due diligence reports delivered by Bennett Jones LLP, Dorsey & Whitney LLP, PricewaterhouseCoopers LLP and Global management. The Global board also considered and discussed the proposed combination at length, including its advantages and disadvantages. The Global board of directors decided not to formally consider the combination proposed until it had further opportunity to consider the matter and adjourned its meeting until March 30, 2003.

Also, on March 28, 2003, Quantum delivered a draft of the proposed combination agreement to Global which reflected the understanding reached between the parties that the exchange ratio be a fraction, the numerator of which was U.S.$2.628378 and the denominator of which was the daily volume-weighted average trading price of shares of Quantum common stock on the Nasdaq National Market for the 20 consecutive trading days ending on the third trading day prior to the date of the Global Meeting. The exchange ratio was to be subject to a floor of 1.020 shares of Quantum common stock and a ceiling of 0.835 shares of Quantum common stock. The draft also provided for Global to have a “walk-away” right in the event Quantum common stock traded below U.S.$2.15 based on the daily volume-weighted average trading price of Quantum common stock on the Nasdaq National Market for 15 consecutive trading days.

From March 28, 2003 through April 8, 2003, Quantum’s legal advisors provided Quantum with memoranda regarding the fiduciary duties of the Quantum board of directors and summaries of significant tax, environmental, intellectual property, employment and other legal issues raised during the due diligence review. In addition, Quantum’s auditors, Ernst & Young LLP, presented the Quantum board of directors with accounting and tax due diligence results.

On March 30, 2003, the Global board of directors met and received an update regarding the proposed transaction and the status of the negotiations. After considering the status of the negotiations and the outstanding matters, the Global board of directors decided to adjourn until April 2, 2003. On April 1, 2003, Mr. Davies resigned from the Global board of directors because of the divergence of views amongst the Global board of directors with respect to the proposed transaction. The Global board of directors was advised of Mr. Davies’s resignation at the April 2 meeting and the board meeting was terminated without taking a vote on the Combination.

On April 3, 2003, the Global board of directors held a regularly scheduled meeting to consider and approve its interim financial statements. At that meeting, the Global board of directors appointed Mr. Robert Snyder to the Special Committee. Also, on April 3, 2003 the exclusivity period under the parties’ confidentiality agreement, which had already been extended once, expired. Negotiations between representatives of Global and Quantum resumed on April 4, 2003, continuing toward finalizing the form of the Combination Agreement, Plan of Arrangement and related agreements.

On April 8, 2003, the Global board of directors met and received the further report of the Special Committee. The Special Committee recommended that it was in the best interest of Global to enter into the Combination Agreement in order to provide the Global common shareholders with the opportunity to consider the Combination. Citigroup delivered its oral opinion, which was subsequently confirmed in writing as of the same date, that, as of that date and subject to the matters set forth therein, the exchange ratio was fair, from a financial point of view, to the Global common shareholders. The Global board of directors also reviewed the documentation relating to the Combination and received advice from legal counsel regarding fiduciary duties, the terms of the Combination Agreement and the Plan of Arrangement. After questions and discussion, the Global board of directors approved a resolution authorizing Global to enter into the Combination Agreement, providing that Global would advise the Global common shareholders to carefully consider all of the information to be set out in this Joint Proxy Statement and, having regard for their own personal circumstances and investment objectives, to come to their own decision as to how to vote on the opportunity presented by the Combination. The resolution passed by a vote of five to two, with one abstention (Messrs. Robert Snyder, John Chomiak, Norman Fraser, Peter Garrett and Henry Yip voting in favor; Messrs. Kerry Brown and John Howard voting against; and Mr. Stephen Letwin abstaining). A resolution making a recommendation that Global common shareholders vote in favor of the Combination was considered, but did not pass (four members voting in favor, four members voting against).

On April 8, 2003, the Quantum board of directors also met. At the April 8 meeting, Quantum’s management presented information concerning the Combination and AH&H presented its financial analyses and provided its oral opinion, later confirmed in writing as of the same date, that, as of that date and subject to the assumptions and qualifications set forth in the AH&H opinion, the exchange ratio in the Combination Agreement was fair, from a financial point of view, to the holders of Quantum common stock. Legal advisors to Quantum, Morrison & Foerster LLP, provided the Quantum board of directors with an updated memorandum regarding the fiduciary duties of Quantum board members and a due diligence report summarizing tax, environmental, intellectual property and other legal issues raised by the due diligence. In addition, Morrison & Foerster LLP advised the Quantum board of directors on its fiduciary duties and reported on the revised terms and conditions of the Combination Agreement, Plan of Arrangement and related agreements. During the Quantum board meeting, the Quantum board of directors was advised of the outcome of the meeting of Global’s board of directors.

At its April 8 meeting, the Quantum board of directors determined that the Combination was consistent with, and in furtherance of, the long-term business strategy of Quantum and was advisable, fair to, and in the best interests of, Quantum and its stockholders. The Quantum board of directors reviewed the Combination Agreement and the documents contemplated thereby. After a full and candid discussion regarding the terms of the Combination, including the fact that the Global board of directors was not providing to Global common shareholders a recommendation “For” or “Against” the approval of the Combination, and the possibility that the Combination may not be completed, the Quantum board of directors determined that the likelihood and benefits of completing the Combination was sufficient to justify the time, expense and attention of Quantum’s management in negotiating and entering into the Combination Agreement. In addition, the Quantum board of directors understood that the completion of the Combination will cause a change of control in the ownership of Quantum and, in that regard, considered the other strategic alternatives available to Quantum. After lengthy discussions of the Combination Agreement and the transactions contemplated thereby and the other information presented to the Quantum board of directors by Quantum’s management, legal advisors and financial advisors, the Quantum board of directors unanimously approved and authorized the Combination Agreement and recommended that the Quantum common stockholders approve the Combination Agreement, the Combination and the transactions contemplated thereby.

The parties executed the Combination Agreement as of April 8, 2003 and on April 9, 2003, each of Quantum and Global announced the Combination.

General Motors executed its voting agreement as of April 8, 2003 and it was delivered to Global on April 17, 2003.

Reasons for the Combination

Quantum

The Quantum board of directors has unanimously determined that the Combination and the transactions contemplated thereby are advisable, fair to, and in the best interests of Quantum and Quantum’s stockholders and has approved the Combination Agreement and the Combination.

In addition to the factors discussed below under the section titled “—Recommendation of the Quantum Board of Directors,” the Quantum board of directors considered the following strategic and financial rationale in unanimously approving the Combination:

•	Greater Financial Strength. Quantum believes the combined company will have a stronger balance sheet and better liquidity to execute its business strategy. In addition, Quantum believes that adding Global’s cash reserves to its balance sheet will provide Quantum with increased cash to help fund development and operations. Quantum believes the Combination will provide diversification through complementary existing revenue streams across established markets that will provide for sustainable growth, stability and a solid financial foundation. Quantum also believes that significant cost savings may be realized through utilizing Global’s Alberta-based manufacturing facilities.

•	Expanded Product Range. Quantum believes the combined company will offer an expanded range of products with access to broader, yet related markets in transportation, stationary power generation and infrastructure. Quantum believes the combined company will have complementary distribution channels, strategic alliances and customer bases with the opportunity to leverage current technologies and product portfolios into Quantum’s and Global’s current markets that will enable complete system solutions. In addition, the complementary commercialization partners may provide for the advancement and distribution of next-generation technologies in these markets.

•	Integrated Research and Product Development, Manufacturing and Administrative Efforts. Quantum believes the combined company will recognize operating efficiencies by integrating research and development efforts, combining product development and commercialization teams, integrating manufacturing operations, leveraging purchasing and quality control efforts and consolidating general and administrative expenses including the elimination of redundant public company expenses. Quantum also expects Global’s solid oxide fuel cell program to benefit from Quantum’s U.S. presence and its strategic relationships with government, military and civilian entities.

•	Enhanced Government, Military and Customer Funding. Quantum believes the combined company will have an enhanced ability to secure government, military and customer funding through the Combination and integration of leading technologies and technical capabilities, particularly Global’s solid oxide fuel cell technologies, and the opportunity to secure U.S.-based government, military and customer funding that currently may not be readily available to a Canadian-based company.

•	Expanded Technology Profile and System Solution Capability. Quantum believes the combined company will be able to offer expanded technologies and products packaged as a complete system solution that will support customer requirements for turnkey solutions in the transportation, stationary power generation and hydrogen refueling markets. In addition, Quantum believes a broader technology base and the ability to provide complete system solutions will lead to broader customer awareness, industry leadership, branding and distribution opportunities.

In considering the Combination, the Quantum board of directors recognized that there are risks associated with the acquisition of Global, including that some of the potential benefits described above may not be realized, that there may be significant costs associated with realizing these benefits, the risks set forth under “—Risk Factors” and the disadvantages that the Quantum board of directors identified in “—Description of the Combination—Reasons for the Combination.”

In view of the variety of factors considered in connection with its evaluation of the Combination, the Quantum board of directors did not consider it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

Global

In determining to submit the Combination to its common shareholders for approval, the Global board of directors consulted with Global’s management, as well as its financial and legal advisors. In reaching this decision, the Global board of directors considered the recommendation of the Special Committee of the Global board of directors that the Combination be submitted to Global’s common shareholders for their consideration and the elements of fairness associated with the transaction, including that it (i) is subject to the affirmative approval of 66 2/3% of the holders of common shares voting at the Global Meeting, (ii) provides for the assumption by Quantum of all outstanding Global options and the assumption by Quantum of the obligation to issue Quantum common stock upon conversion of the Global Series 2 Preferred Shares, (iii) requires the submission of the Plan of Arrangement to the Court of Queen’s Bench of Alberta for a determination of fairness, and (iv) provides for the right of holders of Global common shares to dissent under the Business Corporations Act (Alberta).

In addition to the factors discussed below under the section titled “Advice of the Global Board of Directors,” the Global board of directors considered the business advantages and disadvantages set forth below:

The anticipated business advantages of the Combination include:

•	Premium to Global share price. The consideration offered by Quantum represents a significant premium over the trading price of Global common shares immediately prior to the announcement of the Combination and on November 19, 2002, when Global initiated a plan to maximize shareholder value. The Global board of directors determined in the fall of 2000 that it would be in the best interests of Global to seek a significant alliance partner to assist with Global’s commercialization of solid oxide fuel cell products. Worldwide equity markets experienced prolonged weakness from 2000 to 2002 and over that period of time Global’s common share price traded at a significant discount to that of its peers. The Global board of directors in late 2002 determined that its plan to use equity financing as a source of long-term funding for Global’s current development focus and planned expenditures on larger power applications would not succeed, particularly in light of Global’s inability to attract a significant strategic relationship partner. Global, through a worldwide process initiated in the winter of 2002, with the assistance of Citigroup, solicited potential interest in respect of a variety of alliance structures from a lengthy list of potential partners across a broad spectrum of industries. Global’s board of directors identified a prospective transaction with Quantum as the leading potential strategic alternative resulting from this process.

•	Relationship with General Motors. Quantum is one of four members of General Motors’ Fuel Cell Alliance, General Motors’ industry alliance responsible for the mass commercialization of fuel cell systems. Quantum’s strategic alliance with General Motors represents an alliance similar in nature to that sought by Global throughout 2000 to 2002. Quantum’s relationship with General Motors may help the combined company to advance and commercialize its expanded product offering on a worldwide basis.

•

Broader yet complementary product offering.    Global expects the combined company to have a broader range of products in the fuel cell and alternative fuels industries. In the fuel cell industry, Global is solely focused on solid oxide fuel cell systems for stationary power applications. Combining Quantum’s hydrogen storage and refueling product offerings with Global’s future solid oxide fuel cell products is expected to give the combined company the ability to offer a wider selection of fuel cell products to its customers and thus leverages existing and future distribution channels. Quantum’s alternative fuel products, including natural gas fuel systems and related expertise, are expected to complement Global’s thermoelectric generator products which generally utilize natural gas as a fuel source.

•	Quantum has made significant improvements in its business model. For the nine month period ended January 31, 2003, Quantum has sold and shipped to customers market-ready fuel cell system products that have positive gross margins and has improved its overall product margins through reduced overhead and material costs and improved product pricing. In addition, Quantum is currently offsetting more than half of its research and development expenses with customer-funded development programs. Quantum’s fuel cell systems division, based on its recently reported fiscal quarter, has a growing product and contract revenue base and had $0.6 million in product gross profit for the nine month period ended January 31, 2003. Based on these financial improvements, Quantum’s strong customer and alliance base, Quantum’s customer-funded research and development business model and the current opportunities for Quantum to grow its revenue base, Quantum believes it may be in a position to further improve its results of operations.

•	Reduction of engineering and development expenditures. Quantum’s system engineering and integration expertise, derived from its ability to supply fuel systems and hydrogen refueling products to OEMs, provides the combined company with the potential to reduce redundant expertise and expenditures within Global, and as a result, on a combined basis may reduce overall engineering and development expenditures. In addition, Quantum has demonstrated its ability to secure external funding for product development programs through industry and governmental partners. Accessing external funding is a key enabler for the sustainability of Global’s solid oxide fuel cell commercialization program. Quantum’s procurement and purchasing capabilities, obtained through its association with General Motors, may also be beneficial in the commercialization of solid oxide fuel cell products. Cost reduction of component parts and materials is critical to achieving cost targets for the mass production and sale of solid oxide fuel cell products.

•	Expanded market opportunities for Global and Quantum products. Global believes that it is a leader in solid oxide fuel cell development. Global also believes that it has demonstrated high power densities with its fuel cell membranes, established a strong intellectual property portfolio and assembled a talented corps of engineers and scientists from around the world. Quantum’s customer base, which includes OEMs such as General Motors, and its relationships with governmental and military agencies, may provide additional opportunities for Global to distribute its current and future products and secure assistance in its solid oxide fuel cell product development programs. In addition, Global has sold its thermoelectric generators into 47 countries around the world and has an extensive marketing and agent network. These distribution channels may be leveraged by Quantum in sales of its alternative fuel and fuel cell-related products.

•	Larger company; more exposure to the United States markets. Global expects the combined company to have a larger market capitalization, and as a result of Quantum’s Nasdaq National Market listing, better access to U.S. capital and financial markets. In addition, it is expected that Quantum’s U.S. presence will facilitate greater exposure of Global’s solid oxide fuel cell commercialization achievements for marketing and funding opportunities.

•	Continued participation in the alternative energy industry. Global reviewed a number of alternatives in its process of exploring ways to maximize shareholder value. Global believes the Combination with Quantum will give Global’s shareholders continued exposure to the alternative energy industry through their ownership in the combined company. As of December 31, 2002, Global had invested approximately Cdn.$64 million on its solid oxide fuel cell development, and the Combination may provide an opportunity for Global to earn a return on this investment. Specifically, the Combination may enable the combined company to sustain and further develop its solid oxide fuel cell program.

The Global board of directors also considered the opinion of Citigroup, delivered orally to the Global board on April 8, 2003 and subsequently confirmed in writing as of that date, that as of such date, based upon and subject to the matters set forth in the opinion, the exchange ratio was fair, from a financial point of view, to the holders of Global common shares. The full text of Citigroup’s opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Annex G to this Joint Proxy Statement. The summary of Citigroup’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Shareholders are urged to read Citigroup’s opinion carefully and in its entirety. For more information regarding Citigroup’s opinion, please see “—Description of the Combination—Opinion of Citigroup” on page 61. In view of the variety of factors considered in connection with its evaluation of the Combination, the Global board of directors did not consider it practicable to and did not quantify or otherwise assign relative weights to the specific factors in reaching its determination.

The Global board of directors also identified and considered a number of potential disadvantages in its deliberations concerning the Combination, including, but not limited to:

•	Reliance on General Motors. For the nine months ended January 31, 2003, approximately 70% of Quantum’s revenue was derived from products and services provided to General Motors. In addition, while Quantum has relationships with and product and service revenue from other major OEMs, the termination of its General Motors relationship, which can be effected by either party at any time, could have negative implications on Quantum’s business, results of operations and financial condition. Quantum’s contractual relationship with General Motors does not obligate General Motors to purchase Quantum products if Quantum fails to compete successfully with other products or services performing the same, similar or substitute functionality.

•	Funding Commitment Pursuant to Quantum’s Strategic Relationship with General Motors. Quantum is required to make a substantial level of expenditures on joint research and development with General Motors over the ten year life of an agreement with General Motors. This annual commitment may be too financially burdensome or may impact Quantum’s ability to achieve profitability in the future. This annual funding commitment was formally waived by General Motors for 2002, but similar waivers may not be granted in the future.

•	Intellectual Property Protection. Quantum relies on trade secrets as a means of protecting its intellectual property. Trade secrets may be susceptible to competitive intelligence and exploitation by former employees. In addition, Quantum’s present and historical intellectual property protection practices may be inadequate.

•	Quantum Has Generated Net Losses in Its Business. While Quantum has reduced losses generated in its business over the last nine months, it currently expends more cash than its business generates. Certain of Quantum’s products currently generate negative gross margins on a fully-costed basis. Quantum’s viability on a long-term basis will be dependent on its ability to achieve profitability and generate positive cash flow. The importance of attaining positive cash flow from its businesses is increased with the continued softness of the equity capital markets and the reduced likelihood that additional equity financing will be available. In addition, the commercial manufacturing of Quantum’s development-stage products requires significant capital expenditures.

•	Quantum’s Hydrogen Storage and Refueling Products Are Dependent on the Emergence of a Hydrogen Fuel Infrastructure. For a mass market for Quantum’s hydrogen storage and refueling products to exist, significant investment will be required by industry in the development of a hydrogen fuel infrastructure. The timing of this development, or whether it will be initiated at all, will influence the long-term viability of Quantum’s business model.

•

Quantum Has Agreed to Indemnify IMPCO for Certain Tax Liabilities Related to the Distribution of Quantum Shares to the Stockholders of Its Former Parent, IMPCO.    The distribution of Quantum shares to the stockholders of its former parent, IMPCO, in July 2002, was completed in a manner anticipated to be on a tax-free basis pursuant to Section 355 of the U.S. Internal Revenue Code. To the extent that the tax-free nature of this transaction is successfully challenged, and the failure of the distribution to qualify as tax-free results from Quantum’s act or failure to act, Quantum has to indemnify IMPCO for the resultant tax owed by IMPCO. Please see “—Risk Factors” for a discussion of certain requirements for tax-free treatment of the distribution transaction.

•	Premium to Share Price is Not Assured. Although the consideration offered by Quantum represented a significant premium over the trading price of Global common shares immediately prior to the announcement of the Combination, the Quantum share price may fluctuate prior to closing of the Combination, and as a result, the value of the consideration received by Global common shareholders may vary and cannot be accurately predicted.

•	Dilutive Effect of the Issuance of a Substantial Number of Shares of Quantum Common Stock. The Combination will cause substantial dilution of Quantum’s shareholdings. The effect of the dilution on Quantum’s share price is not clear, but may result in a significant decrease of Quantum’s share price and a reduction in the effective consideration to be received by Global common shareholders.

Please see “—Risk Factors” for (i) a discussion of Quantum’s relationship with and dependence on General Motors; (ii) the requirements for and risks related to Quantum’s spin-off from IMPCO; (iii) certain intellectual property issues related to Quantum’s technologies; and (iv) the other risks set forth therein related to the disadvantages of the Combination.

Report of the Global Special Committee

In its report to the Global board of directors on April 8, 2003, the Global Special Committee recommended that the Global board of directors submit the Plan of Arrangement and the Combination to the Global common shareholders for their consideration. In making this recommendation, the Global Special Committee considered the following in connection with the Combination:

•	the fairness opinion provided by Citigroup, subject to the matters set forth therein;

•	the extensive due diligence reports provided by management of Global, legal counsel and Global’s auditing and financial due diligence consultants;

•	the fact that the exchange ratio under the Combination offers Global common shareholders an immediate and substantial premium over the weighted average closing price for the Global common shares prior to the announcement by Global of a pending transaction; and

•	ownership of shares of Quantum common stock will provide Global shareholders with continued exposure to the alternative fuels automotive sector and a relationship with a significant strategic partner, General Motors Corporation.

The Special Committee considered all of the factors set forth above, and placed particular emphasis on the fairness opinion provided by Citigroup. Citigroup’s opinion is limited solely to the fairness of the exchange ratio, from a financial point of view, as of the date of the opinion, and is subject to the matters set forth therein. For further information on the establishment of the Global Special Committee, please see “—Description of the Combination—Background.”

Recommendation of the Quantum Board of Directors

At its meeting on April 8, 2003, the Quantum board of directors unanimously determined that the Combination Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of Quantum and Quantum’s stockholders and approved the Combination, the Combination Agreement and the amendment and restatement of the Quantum Charter. Each of the directors of Quantum has advised Quantum that he will vote the Quantum common stock held by him in favor of such proposal.

Accordingly, the Quantum board of directors unanimously recommends that Quantum’s stockholders vote “For” the approval of the Combination Agreement and the Combination and “For” the approval of the amendment and restatement of the Quantum Charter.

In reaching its decision to approve the Combination, the Combination Agreement and the amendment to the Quantum Charter, the Quantum board of directors consulted with Quantum’s management, legal counsel regarding the legal terms of the Combination and financial advisors regarding the financial aspects of the Combination and the fairness of the exchange ratio, from a financial point of view, to Quantum’s stockholders. The factors that Quantum’s board of directors considered in reaching its determination include the following:

•	historical information concerning Quantum’s and Global’s respective businesses, financial performance and condition, operations, technology and management, including public reports concerning results of operations during the most recent fiscal year and fiscal quarter for each company;

•	Quantum management’s view of the financial condition, results of operations and businesses of Quantum and Global before and after giving effect to the Combination;

•	Global’s cash reserves and Quantum’s belief that the addition of such cash to Quantum’s own balance sheet would provide Quantum with increased cash to help fund development and operations;

•	current financial market conditions and historical market prices, volatility and trading information with respect to the Quantum common stock and the Global common shares;

•	the results of the due diligence investigations of Global conducted by Quantum’s management and legal and financial advisors;

•	the opinion of AH&H on April 8, 2003, to the effect that, as of such date, the exchange ratio was fair, from a financial point of view, to Quantum’s stockholders (for more information regarding AH&H’s opinion, please see “—Description of the Combination—Opinion of Adams, Harkness & Hill”);

•	the potential opportunities and benefits afforded by the Combination to Quantum upon combining its operations with those of Global (for more information regarding these potential opportunities and benefits, please see “—Description of the Combination—Reasons for the Combination—Quantum”); and

•	the terms and conditions of the Combination Agreement generally, including the circumstances in which termination fees are payable by and to Quantum, and the fact that the terms of the Combination Agreement do not prevent a third party from making a competing offer or proposing a competing transaction.

In the course of its analysis, Quantum’s board of directors also considered the strategic benefits of the Combination. The Quantum board of directors determined that:

•	the Combination is expected to provide the combined company with the opportunity for increased visibility, market capitalization and increased financial strength;

•	Quantum stockholders would have the opportunity to participate in the potential for growth of the combined company after the Combination;

•	increased manufacturing capacity may enhance the combined company’s ability to meet the expanding demand for its products;

•	the broadening and integration of the companies’ product lines may enable the combined company to meet the needs of its customers more effectively and efficiently;

•	combined technological resources may allow the combined company to compete more effectively by providing it with enhanced ability to develop new products and greater functionality for existing products;

•	the creation of a larger field sales organization, the expansion of the companies’ dedicated sales teams, greater marketing resources and financial strength may present improved opportunities for marketing the products of the combined company; and

•	the structure of the Combination may provide significant advantages in increasing the opportunity for effectively utilizing the skills and resources of the companies’ respective management teams.

The Quantum board of directors also identified and considered a number of potential disadvantages in its deliberations concerning the Combination, including, but not limited to:

•	the risk that the potential benefits of the Combination may not be realized, in part or at all or that there may be significant costs associated with realizing these benefits;

•	the risk that Global’s net cash on or arising out of the completion of the Combination may be significantly less than at the signing of the Combination Agreement or the date of the Quantum Meeting;

•	the risk that the Combination may not be completed, including the risks associated with obtaining the necessary approvals required to complete the Combination;

•	the risk of management and employee disruption associated with the Combination, including the risk that despite the efforts of the combined company, key technical, marketing and management personnel might not remain employed by the combined company;

•	the potential costs the combined company may incur if it chooses to (i) terminate, renegotiate or amend Global’s existing obligations, (ii) streamline the combined company’s business, (iii) reduce excess capacity, including terminating employees, and (iv) eliminate redundant operations;

•	the dilutive effect of the Combination on Quantum’s existing stockholders;

•	the risk that the Combination could adversely affect Quantum’s and Global’s relationship with some of its existing or potential customers, suppliers or strategic partners;

•	the potential negative effect on Quantum’s stock price as a result of the public announcement of the Combination;

•	the significant costs involved in completing the Combination;

•	the risks associated with the decision of the Global board of directors not to recommend that Global common shareholders vote in favor of the Combination; and

•	the risk of litigation, infringement of third party intellectual property rights and other applicable risks described in this Joint Proxy Statement in “Risk Factors.”

In view of the variety of factors considered in connection with its evaluation of the Combination, the Quantum board of directors did not consider it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The Quantum board of directors did not believe that the potential disadvantages described above were sufficient, individually or in the aggregate, to outweigh the potential benefits of the Combination.

Opinion of Adams, Harkness & Hill

The Quantum board of directors engaged AH&H to act as its financial advisor in connection with the proposed Combination of Global and Quantum pursuant to the Combination Agreement.

On April 8, 2003, AH&H presented its oral fairness opinion and certain of its analyses to the Quantum board of directors and subsequently delivered its written opinion, dated as of the same date, to the Quantum board of directors to the effect that, as of such date and subject to the assumptions and qualifications set forth in the opinion, the exchange ratio to be employed pursuant to the Combination Agreement was fair, from a financial point of view, to the holders of Quantum common stock.

The exchange ratio in the Combination Agreement was determined through arm’s length negotiations between Quantum’s management and Global’s management, with the assistance of their respective advisors. Quantum did not provide specific instructions to, or place any limitations on, AH&H with respect to the procedures to be followed or factors to be considered by AH&H in performing its analyses or providing its opinion.

The full text of the written fairness opinion of AH&H, which sets forth the assumptions made, general procedures followed, factors considered and limitations on the review undertaken by AH&H in rendering its opinion, is attached as Annex F and is incorporated into this Joint Proxy Statement by reference. Quantum stockholders are urged to read the AH&H opinion carefully and in its entirety. AH&H’s opinion is directed to the board of directors of Quantum, addresses only the fairness of the exchange ratio, from a financial point of view, to the holders of Quantum common stock as of the date of the opinion, and does not address any other aspect of the Combination or constitute a recommendation to any Quantum stockholder as to how to vote with respect to the Combination. In addition, AH&H’s opinion does not address the relative merits of the Combination or any other business strategies that Quantum’s board of directors has considered or may be considering, or the decision of Quantum’s board of directors to proceed with the Combination. The summary of AH&H’s opinion set forth in this Joint Proxy Statement is qualified in its entirety by reference to the full text of the fairness opinion.

In connection with rendering its opinion, AH&H, among other things:

(1)	reviewed the Combination Agreement and related documents;

(2)	reviewed certain publicly available financial statements of Quantum and Global;

(3)	reviewed publicly available earnings estimates of Quantum and Global;

(4)	analyzed certain internal financial statements, including projected financial and operating data concerning Quantum and Global, prepared by the respective company’s management and not publicly available;

(5)	analyzed, on a pro forma basis, the effect of the Combination on Quantum’s balance sheet, capitalization and earnings;

(6)	compared the historical financial results and current financial condition of Quantum and Global with those of certain companies AH&H deemed to be relevant and comparable;

(7)	reviewed the historical market prices and trading activity for Quantum common stock and Global common shares and compared them with those of certain publicly traded companies AH&H deemed to be relevant and comparable;

(8)	compared the financial terms of the Combination with the financial terms of certain other mergers and acquisitions AH&H deemed to be relevant and comparable;

(9)	discussed with members of senior management of Quantum and Global the strategic benefits of the Combination, among other things; and

(10)	performed such other analyses and investigations, and took into account such other matters as deemed necessary, including an assessment of general economic, market and monetary conditions.

In preparing its opinion, AH&H relied on the accuracy and completeness of the representations and warranties of each party to the Combination Agreement and other information and financial data provided to it by the parties, without independently verifying the same, and AH&H’s opinion is based, in part, upon such information and the assurances of management of the parties that they are not aware of any facts that would make such information misleading. AH&H inquired into the reliability of such information and financial data only to the limited extent necessary to provide a reasonable basis for its opinion, recognizing that it was rendering only an informed opinion and not an appraisal or certification of value. With respect to any internal forecasts prepared by management of each of Quantum and Global, AH&H assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the future financial performance of each company’s management. AH&H also assumed that the Combination will be completed upon the terms set forth in the Combination Agreement without material modification or waiver.

AH&H has not conducted or received copies of any independent valuation or appraisal of any of the assets or liabilities of Quantum or Global. In addition, for purposes of its opinion, AH&H assumed that any material liabilities (contingent or otherwise, known or unknown) of Quantum and Global are as set forth in their respective financial statements. AH&H was not asked to consider, and its opinion does not in any manner address, the price at which Quantum common stock or Global common shares would trade following either the announcement or consummation of the Combination. AH&H’s opinion is necessarily based upon market, economic and other conditions as they existed on, and could be evaluated on, and on the information made available to AH&H as of, the date of its opinion, and AH&H disclaims any obligation to advise any person of any change affecting the opinion that may come to the attention of AH&H after the date of its opinion.

The following is a summary of the material financial analyses performed by AH&H in connection with its opinion. The summary does not purport to be a complete description of all analyses performed and factors considered by AH&H. The preparation of a fairness opinion involves complex considerations and various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, an opinion is not readily susceptible to summary description. Each of the analyses conducted by AH&H was carried out in order to provide a different perspective on the Combination and to add to the total mix of information available. AH&H did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion as to the fairness of the exchange ratio from a financial point of view to the holders of Quantum common stock. Rather, in reaching its conclusion, AH&H relied upon the results of the analyses taken as a whole and also on application of AH&H’s own experience and judgment. Accordingly, notwithstanding the separate factors summarized below, AH&H has indicated to the Quantum board of directors that it believes that consideration of some of the relevant analyses and factors, without considering all analyses and factors, could create an incomplete or inaccurate view of the evaluation process underlying AH&H’s opinion. The analyses performed by AH&H are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses.

“Break-Up” Analysis

AH&H identified distinct operating units and net assets of Global and estimated the cumulative value in a hypothetical break-up of Global. Global’s operating units consist of its Thermoelectric Generator Unit and its Solid Oxide Fuel Cell Unit, and its primary asset consists of cash on hand. Based on its review of comparable companies and precedent transactions, and discussions with Global’s management, as applicable, AH&H estimated the value for the Thermoelectric Generator Unit and the residual value of the Solid Oxide Fuel Cell Unit as follows:

Components of Value	As of February 28, 2003
(millions of U.S.$)
Cash and cash equivalents	$60.9
Thermoelectric generator unit	16.7
Solid oxide fuel cell unit	2.0

Total	$79.6

This analysis resulted in an implied exchange ratio, as of April 7, 2003, of 1.0830x which, in the opinion of AH&H, was supportive of its opinion as to the fairness, from a financial point of view, to the holders of Quantum common stock of the exchange ratio in the range of 0.835x to 1.020x contemplated in the Combination Agreement. The assumptions that underlie this analysis are subject to substantial uncertainty and, therefore, actual results would likely be substantially different.

Historical Exchange Ratio Analysis

AH&H calculated the historical volume-weighted stock price averages, based on the closing price and the volume of shares traded for each stock, for Quantum and Global over several periods ending on April 7, 2003, the last trading day before the delivery of AH&H’s opinion. The periods used were 20 trading days, 30 trading days, three months, six months and the period starting from July 11, 2002, the date on which Quantum’s common stock began trading on a “when-issued” basis on the Nasdaq National Market, and ending on April 7, 2003. Using these stock price averages, AH&H derived an implied exchange ratio for each of the periods as summarized in the table below and compared the implied exchange ratios to the range of exchange ratios contemplated in the Combination Agreement.

Volume-Weighted Average Price	Implied Exchange Ratio
Trailing 20 trading days (March 11, 2003 – April 7, 2003)	1.4466x
Trailing 30 trading days (February 25, 2003 – April 7, 2003)	1.1424x
Three months (January 7, 2003 – April 7, 2003)	0.9446x
Six months (October 4, 2002 – April 7, 2003)	1.2402x
July 11, 2002 through April 7, 2003	0.9939x

This analysis resulted in a range of implied exchange ratios of 0.9446x to 1.4466x which, in the opinion of AH&H, was supportive of its opinion as to the fairness, from a financial point of view, to the holders of Quantum common stock of the exchange ratio contemplated in the Combination Agreement.

Comparable Company Analysis

AH&H identified six publicly traded companies deemed to be appropriate for the purposes of comparing their financial information and operating data to those of Global. These companies, referred to as the “public comparables,” were:

• Active Power, Inc.	• Evergreen Solar, Inc.
• AstroPower, Inc.	• FuelCell Energy, Inc.
• Capstone Turbine Corporation	• Plug Power Inc.

Using publicly available information, AH&H calculated for each of the public comparables the ratio of equity market capitalization to cash and cash equivalents. As of April 7, 2003, the last trading day prior to the delivery of AH&H’s opinion, this analysis resulted in an average market capitalization to cash ratio for the public comparables of 1.7x and, based on this multiple, an implied equity value for Global of $103.5 million.

Using publicly available information, AH&H also calculated for each of the public comparables two separate revenue multiples, computed as (i) the enterprise value divided by the revenue for the last twelve months, referred to as LTM, and (ii) the enterprise value divided by the revenue expected for calendar year 2003. These analyses resulted in an LTM multiple of 1.1x and a 2003 revenue multiple of 0.9x and, based on Global’s LTM revenue for the period ended December 31, 2002 and projected revenue for calendar year 2003, an implied equity value for Global of $76.5 million and $77.0 million, respectively.

The equity values for Global from the comparable company analysis resulted in the range of implied exchange ratios of 1.0408x to 1.4081x which, in the opinion of AH&H, was supportive of its opinion as to the fairness, from a financial point of view, to the holders of Quantum common stock of the exchange ratio contemplated in the Combination Agreement.

Precedent Transaction Analysis

Using publicly available information, AH&H identified and analyzed eight mergers in the energy technology industry deemed to be appropriate for comparison with the Combination and announced from January 1, 1999 to December 31, 2002. These transactions, referred to as “transaction comparables,” and their announcement dates were:

•	Kyocera / Golden Genesis – May 26, 1999

•	Ballard Power Systems / Textron Inc. – May 22, 2001

•	Satcon Technology / Inverpower Controls – June 26, 2001

•	Astropower, Inc. / Atersa – July 31, 2001

•	Ballard Power Systems / XCELLSIS – October 2, 2001

•	Ballard Power Systems / Ecostar Drive Systems – October 2, 2001

•	Maxwell Technologies / Montena Components – July 8, 2002

•	Plug Power / H Power – November 2, 2002

AH&H undertook the precedent transaction analysis in order, among other things, to evaluate the premium of consideration paid in such transactions to pre-announcement trading prices of the target’s publicly traded price and the implied valuation multiples paid in such transactions. Accordingly, for each of the transaction comparables for which the relevant information was publicly available, AH&H calculated (1) the premium per share paid by the acquiror compared to the share price of the target company prevailing one trading day and 30 trading days prior to the announcement of the transaction and (2) the ratio of the transaction enterprise value to the target’s LTM revenue. Based on Global’s closing share price of $1.44 at 30 trading days prior to the announcement of the proposed Combination, the premium analysis implied an equity value for Global of $126.2 million. The transaction enterprise analysis resulted in an average multiple of 5.3x for LTM revenue which, based on Global’s LTM revenue for the period ended December 31, 2002, implied an equity value for Global of $136.2 million.

The equity values for Global from the precedent transaction analysis resulted in a range of implied exchange ratios of 1.7170x to 1.8530x which, in the opinion of AH&H, was supportive of its opinion as to the fairness, from a financial point of view, to the holders of Quantum common stock of the exchange ratio contemplated in the Combination Agreement.

Historical Trading Analysis

AH&H reviewed historical trading prices of Quantum common stock and Global common shares for the period from July 11, 2002, the date on which Quantum common stock began trading on a “when-issued” basis on the Nasdaq National Market, to April 7, 2003, and the relative stock price performances during this same period of a composite of companies in the respective peer groups of Quantum and Global, which included the following companies:

Quantum Peer Group	Global Peer Group

Ballard Power Systems

Dynetek Industries Ltd.

Energy Conversion Devices, Inc.

Stuart Energy Systems Corporation

Hydrogenics Corporation

IMPCO Technologies, Inc.

Millenium Cell Inc.

Proton Energy Systems, Inc.

Westport Innovations Inc.

Active Power, Inc. Capstone Turbine Corporation FuelCell Energy, Inc. Plug Power Inc. AstroPower, Inc. Evergreen Solar, Inc.

AH&H also considered the relative trends in the trading volumes of Quantum common stock and Global common shares during the same period.

AH&H noted a more pronounced relative decline in market value and trading liquidity of Quantum common stock as compared to Quantum’s peer group companies and Global common shares, and the resulting challenges that Quantum may face in accessing public equity financing to fund operations, and concluded that the historical trading analysis was supportive of its opinion as to the fairness, from a financial point of view, to the holders of Quantum common stock of the exchange ratio contemplated in the Combination Agreement.

Equity and Cash Premium Analyses

AH&H performed analyses of the implied premium represented by the Combination, (1) over current and historic stock price trading levels, referred to as the equity premium analysis, and (2) over cash and cash equivalents of Global as of February 28, 2003, referred to as the cash premium analysis. The equity premium analysis and the cash premium analysis are based on and assume a Global base share price of $2.5475 per share, calculated using an assumed Quantum share price of $2.4975, the volume-weighted average stock price for 20 trading days prior to April 7, 2003, the last trading day prior to the delivery of AH&H’s opinion, multiplied by an exchange ratio of 1.020x. AH&H concluded that the equity premium analysis and the cash premium analysis were supportive of its opinion as to the fairness, from a financial point of view, to the holders of Quantum common stock of the exchange ratio contemplated in the Combination Agreement.

The first table below summarizes, for the date and periods presented, the average of the closing share price of Global and the implied premium to Global’s equity values as compared to the above-described Global’s base share price of $2.5475 per share.

The second table below summarizes Global’s cash and cash equivalents as of February 28, 2003 and the implied premium to Global’s cash per share value as compared to the above-described Global’s base share price of $2.5475 per share.

Equity Premium Analysis	Stock Price	Implied Premium to Equity Value
Stock price as of April 7, 2003	$1.68	52%
5 day average price	$1.66	53%
20 day average price	$1.69	51%
50 day average price	$1.57	62%
100 day average price	$1.56	63%
One year average price	$2.00	27%

Cash Premium Analysis		Implied Premium to Cash per Share Value
Global’s cash and cash equivalents as of February 28, 2003	$60.9 million	23%

Discounted Future Value Analysis

As part of its analysis, AH&H prepared an assessment of the net present value of Global using revenue estimates projected by AH&H based on its discussions with Global’s management. The discounted future value was calculated by multiplying estimated revenue of Global for 2008 by a range of terminal multiples based on the comparable company and precedent transaction analyses described above. AH&H used projected revenue rather than cash flow, as Global’s expected cash flow is not expected to be material over the next several years. This analysis yielded an implied exchange ratio in the range of 0.9252x to 2.4108x. It should be noted that all long-term industry forecasts are highly uncertain, and discount rates used are correspondingly high. AH&H concluded that the discounted future value analysis was supportive of its opinion as to the fairness, from a financial point of view, to the holders of Quantum common stock of the exchange ratio contemplated in the Combination Agreement.

Fees

Pursuant to a letter agreement between Quantum and AH&H, Quantum agreed to pay AH&H a fee of $200,000, the first half of which is payable upon delivery of AH&H’s opinion and the remaining half upon the closing of the Combination. In addition, AH&H will receive a fee of 1% of the aggregate consideration for the Combination for services rendered in connection with the Combination upon the closing of the Combination. If Quantum receives a termination fee with respect to the proposed transaction, AH&H will receive a fee equal to 25% of such termination fee. AH&H will also be reimbursed for its out-of-pocket expenses, including reasonable fees and disbursements of outside counsel. In addition, Quantum has agreed to indemnify AH&H for liabilities related to or arising out of the engagement, including specified liabilities under the U.S. federal securities laws.

The Quantum board of directors selected AH&H as its financial advisor because of AH&H’s reputation as a nationally recognized investment banking and advisory firm with substantial experience in transactions similar to the Combination and because of AH&H’s familiarity with, and understanding of, Quantum and its business. As part of AH&H’s investment banking business, it is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. AH&H has provided financial advisory, investment banking and general financing and banking services to Quantum and IMPCO Technologies, Inc., Quantum’s parent prior to Quantum’s spin-off from IMPCO in July 2002, for customary fees. According to AH&H’s December 2002 13-F filing with the U.S. Securities and Exchange Commission, AH&H’s investment management division, Winslow Management Company, at that time managed approximately 707,831 shares of Quantum common stock on behalf of its investor clients.

Advice of the Global Board of Directors

The Global board of directors approved the Combination Agreement, by a vote of five to two with one abstention, in order to provide Global common shareholders with the opportunity to consider the Combination.

The board of directors of Global has determined to submit the Combination to its common shareholders for their consideration and is not making a recommendation as to how common shareholders should vote. The Global board of directors advises Global common shareholders to carefully consider the opportunity presented by the proposed Combination and to review all of the information provided in this Joint Proxy Statement. The board of directors of Global urges Global common shareholders, having regard to their own personal circumstances and investment objectives, to come to their own decisions as to how to vote on the Combination.

In reaching its decision to provide common shareholders with the opportunity to consider the Combination, the Global board of directors consulted with Global’s management, legal counsel regarding the legal terms of the Combination and financial advisors regarding the financial aspects of the Combination and the fairness of the exchange ratio, from a financial point of view, to Global’s common shareholders.

In considering the Combination, the Global board of directors recognized that there are risks associated with the Combination with Quantum, including that some of the potential benefits of the Combination described above may not be realized, that there may be significant costs associated with realizing these benefits, the risk of litigation and the risks set forth under “—Risk Factors.”

In view of the variety of factors considered in connection with its evaluation of the Combination, the Global board of directors did not consider it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination.

Opinion of Citigroup

Citigroup was retained to act as financial advisor to Global in connection with the Combination. Pursuant to Citigroup’s engagement letter agreement with Global dated November 19, 2002, Citigroup rendered an opinion to the Global board of directors on April 8, 2003, to the effect that, based upon and subject to the considerations and limitations set forth in the opinion, Citigroup’s work described below and other factors it deemed relevant, as of that date, the exchange ratio was fair, from a financial point of view, to the holders of Global common shares.

The full text of Citigroup’s opinion, which sets forth the assumptions made, general procedures followed, matters considered and limits on the review undertaken, is included as Annex G to this Joint Proxy Statement. The summary of Citigroup’s opinion set forth below is qualified in its entirety by reference to the full text of the opinion. Global common shareholders are urged to read Citigroup’s opinion carefully and in its entirety.

Citigroup’s opinion was limited solely to the fairness of the exchange ratio, from a financial point of view, as of the date of the opinion. Neither Citigroup’s opinion nor its related analysis constituted a recommendation of the proposed Combination to the Global board of directors. Citigroup makes no recommendation to any common shareholder regarding how such shareholder should vote with respect to the proposed Combination.

In arriving at its opinion, Citigroup reviewed a draft of the Combination Agreement dated as of April 8, 2003, and held discussions with senior officers, directors and other representatives and advisors of Global and senior officers and other representatives and advisors of Quantum concerning the business, operations and prospects of Global and Quantum. Citigroup reviewed publicly available information concerning Global filed with, or furnished to, applicable Canadian provincial securities commissions or regulatory authorities, including the Ontario Securities Commission, or on SEDAR, since December 31, 1999, and publicly available information concerning Quantum filed with, or furnished to, the U.S. Securities and Exchange Commission since June 14, 2002. Citigroup examined publicly available business and financial information relating to Global and Quantum, and financial forecasts and other information and data relating to Global and Quantum which were provided to or otherwise discussed with Citigroup by the respective managements of Global and Quantum, including information regarding strategic implications and operational benefits anticipated to result from the Combination. Citigroup reviewed the financial terms of the Combination as set forth in the Combination Agreement in relation to, among other things:

•	current and historical market prices and trading volumes of Global common shares and Quantum common stock;

•	the historical and projected earnings and other operating data for Global and Quantum; and

•	the capitalization and financial condition of Global and Quantum.

Citigroup considered, to the extent publicly available, the financial terms of other similar transactions effected that Citigroup considered relevant in evaluating the Combination and analyzed financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citigroup considered relevant in evaluating those of Global and Quantum. Citigroup also evaluated the pro forma financial effects of the Combination on Global and Quantum. In connection with its engagement, and at the direction of Global, Citigroup was requested to approach, and held discussions with, selected third parties to solicit indications of interest in the possible acquisition of all or part of Global. In addition to the foregoing, Citigroup conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citigroup deemed appropriate in arriving at its opinion.

In rendering its opinion, Citigroup assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data furnished to or otherwise reviewed by or discussed with it and was informed by the management of Global and the management of Quantum that they were not aware of any facts that would make such information inaccurate or misleading. With respect to financial forecasts and other information and data relating to Global and Quantum provided to or otherwise reviewed by or discussed with it, Citigroup was advised by the respective managements of Global and Quantum that such forecasts and other information and data had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Global and Quantum as to the future financial performance of Global and Quantum, the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from the Combination and the other matters covered thereby. Citigroup was not asked to, and did not express a view with respect to such forecasts and other information and data or the assumptions on which they were based. Citigroup assumed, with the consent of the Global board of directors, that the Combination will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Combination, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on Global or Quantum or the contemplated benefits of the Combination. Representatives of Global advised Citigroup, and Citigroup assumed, that the final terms of the Combination Agreement would not vary materially from those set forth in the draft reviewed by it. Citigroup assumed, with the consent of the Global board of directors, that, at the corporate level, the Combination will be tax-free.

Citigroup noted that its opinion addressed only the relative values of Global and Quantum. Citigroup did not express any opinion as to what the value of the Quantum common stock actually will be when issued pursuant to the Combination or the price at which the Quantum common stock will trade at any time. Citigroup did not make and was not provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Global or Quantum nor did Citigroup make any physical inspection of the properties or assets of Global or Quantum.

Citigroup was not requested to consider, and its opinion did not address the relative merits of the Combination as compared to any alternative business strategies that might exist for Global or the effect of any other transaction in which Global might engage. Citigroup’s opinion was necessarily based upon information available to it and financial, stock market and other conditions and circumstances existing and disclosed to it as of the date of its opinion.

In connection with rendering its opinion, Citigroup made a presentation to the Global board of directors on March 28, 2003, which it updated on April 8, 2003, with respect to the material analyses performed by Citigroup in evaluating the fairness of the exchange ratio to holders of Global common shares as of the date of Citigroup’s opinion. The following is a summary of that presentation. The summary includes information presented in tabular format. In order to understand fully the financial analyses used by Citigroup, these tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The following quantitative information, to the extent it is based on market data, is, except as otherwise indicated, based on market data as it existed at or prior to April 4, 2003, and is not necessarily indicative of current or future market conditions. For the purposes of its analyses, Citigroup assumed an exchange rate of 1.48 Canadian dollars for each U.S. dollar. Values below are expressed in U.S. dollars.

Implied Historical Exchange Ratio

Citigroup derived implied historical exchange ratios by dividing the closing U.S. dollar equivalent price per share of Global common shares (based on the daily exchange rate of Canadian dollars for each U.S. dollar) by the closing price per share of Quantum common stock for each trading day in the period from July 24, 2002, the date of Quantum’s spin-off from IMPCO Technologies, Inc. was completed, through March 18, 2003, the last trading day before the announcement of a potential strategic transaction by Global. Such derived exchange ratios are referred to below as historical exchange ratios. Citigroup also calculated that the implied exchange ratio as of April 4, 2003 was 0.684x. Citigroup calculated the high, low and average implied exchange ratios for:

•	the period from January 23, 2003, the date Quantum made a public offering of its common stock, through March 18, 2003;

•	the three-month period ended March 18, 2003;

•	the six-month period ended March 18, 2003; and

•	the period from July 24, 2002 through March 18, 2003.

	High	Low	Average
Since January 23, 2003	0.646x	0.476x	0.530x
Three months ended March 18, 2003	0.669x	0.476x	0.555x
Six months ended March 18, 2003	1.006x	0.336x	0.576x
Since July 24, 2002	1.006x	0.282x	0.533x

Citigroup compared the high, low and average historical exchange ratios for each of the periods above to the range for the possible exchange ratio in the Combination of 0.835x – 1.020x. Citigroup noted that the high, low and average implied historical exchange ratios for the three-month period ended March 18, 2003 and for the period from January 23, 2003 through March 18, 2003 were below the range for the exchange ratio in the Combination of 0.835x to 1.020x. Citigroup noted that the low and average implied historical exchange ratios for the six-month period ended March 18, 2003 and for the period from July 24, 2002 through March 18, 2003 were below the lower limit of the range for the exchange ratio in the Combination of 0.835x, and that the high for the implied historical exchange ratio for these periods was below the upper limit of the range for the possible exchange ratio in the Combination of 1.020x.

Comparable Companies Analysis

Citigroup compared financial, operating and stock market data and forecasted financial information for selected publicly traded fuel cell companies that Citigroup deemed appropriate with similar information for Global and Quantum. The selected comparable companies were separated into two groups: companies with well-known strategic partners, and those without such partners. The selected comparable companies considered by Citigroup were:

Companies with strategic partners	Companies without strategic partners

• Ballard Power Systems Inc.	• Fuel Cell Energy, Inc.

• Hydrogenics Corporation	• Proton Energy Systems, Inc.

• Millennium Cell Inc.	• Stuart Energy Systems Corporation

• Plug Power Inc.

The forecasted financial information used by Citigroup for Global and Quantum in the course of this analysis was based on publicly available historical information and management projections of Global and Quantum, respectively. The financial information used by Citigroup for the selected comparable companies in the course of this analysis was based on publicly available historical information. With respect to Quantum and the comparable companies, calculations were made based on the closing price per share of each company’s stock as of April 4, 2003. With respect to Global, the calculations were based on the closing price per share as of March 18, 2003, the last trading day before the announcement of a potential strategic transaction by Global.

For each of the selected comparable companies, Citigroup derived and compared, the ratio of equity value to cash-on-hand:

Comparable Companies	Range of ratio of equity value to cash-on-hand
Companies with strategic partners	2.7x – 4.5x
Companies without strategic partners	0.5x – 0.9x

Because of the differences between the businesses, operations, financial conditions and prospects of the companies included in their comparable company groups and those of Global and Quantum, Citigroup believed that it was inappropriate to rely solely on the quantitative results of its analysis, and accordingly also made selected qualitative judgments concerning differences between the financial and operating characteristics of Global, Quantum and the comparable companies that Citigroup believes affect the public trading values of Global, Quantum and the comparable companies. For example, in making such qualitative judgments Citigroup considered that power technology companies with well-known strategic partners and investors, such as General Motors’ partnership with Quantum and Hydrogenics and General Electric’s partnership with Plug Power Inc., traded at a significant premium to comparable companies such as Global without well-known strategic partners, as measured by the ratio of equity value to cash-on-hand.

Citigroup noted that a substantial portion of the equity value of Global and Quantum arises from each company’s cash-on-hand. Based on the information for the comparable companies, Citigroup derived a range of 0.6x to 0.8x for the implied equity value as a multiple of cash-on-hand for Global and a range of 3.0x to 4.5x for the implied equity value as a multiple of cash-on-hand for Quantum. Using this cash-on-hand valuation analysis, Citigroup further derived ranges for the implied equity value per share of Global and Quantum, and from these ranges derived a reference range for the implied exchange ratio of 0.447x to 0.893x. Citigroup compared this derived range to the range for the possible exchange ratio in the Combination of 0.835x – 1.020x. Citigroup noted that the lower limit of this derived range was below the lower limit of the range for the possible exchange ratio in the Combination of 0.835x, and that the upper limit of this derived range was below the upper limit of the range for the possible exchange ratio in the Combination of 1.020x.

Precedent Transaction Analysis

Citigroup reviewed publicly available information for 15 combination or acquisition transactions announced since February 5, 2001. Because a limited number of transactions have occurred in the industries in which Global and Quantum operate and because a substantial portion of the equity value of Global arises from Global’s cash-on-hand, the precedent transactions reviewed by Citigroup were primarily transactions in which cash-on-hand consisted of a substantial portion of the target company’s equity value. The precedent transactions considered by Citigroup were the following:

Announcement Date	Acquiror	Target Company
February 5, 2001	AmericanGreetings.com, Inc.	Egreetings Network, Inc.
February 5, 2001	iVillage, Inc.	Women.com Networks, Inc.
April 9, 2001	Kana Communications, Inc.	Broadbase Software, Inc.
July 19, 2001	Cross Media Marketing Corporation	Lifeminders, Inc.
October 25, 2001	SG Merger Corp.	Ecometry Corporation
October 29, 2001	SPSS Inc.	NetGenesis Corp.
November 9, 2001	EM Holdings, Inc.	EMachines, Inc.
November 19, 2001	Exelixis, Inc.	Genomica Corporation
December 28, 2001	Paradyne Networks, Inc.	Elastic Networks Inc.
January 10, 2002	U.S. RealTel, Inc.	Cypress Communications, Inc.
March 11, 2002	Valueclick, Inc.	Be Free, Inc.
May 29, 2002	Openwave Systems Inc.	SignalSoft Corporation
July 19, 2002	SBI & Company, Inc.	Lante Corporation
November 12, 2002	Plug Power	H Power Corp.
December 20, 2002	Sybase, Inc.	AvantGo, Inc.

For each precedent transaction, Citigroup derived and compared, among other things:

•	the implied premium paid or proposed to be paid per common share based on the closing price per common share of the target company one day and thirty days prior to the announcement of the transaction; and

•	the ratio of the equity value of the target company based on the consideration to be paid in the transaction to the target company’s cash-on-hand at the time the transaction was announced.

With respect to the financial information for the companies involved in the precedent transactions, Citigroup relied on information available in public documents.

The following table sets forth the results of these analyses:

Premium based on target closing price	Range	Median	Mean
a) Thirty days prior to announcement	(61.3)%-254.5%	64.9%	72.7%
b) One day prior to announcement	(20.9)%-114.6%	62.5%	61.1%
Ratio of equity value to cash-on-hand	0.55x-1.20x	0.99x	0.93x

Citigroup noted that the implied premium of 80.9% to be paid to Global common shareholders in the Combination based on the closing price of Global common shares thirty days prior to the announcement of the Combination of 80.9% exceeded the median and mean premiums for the precedent transactions based on the closing price of the target company’s common stock thirty days prior to the announcement of the Combination. The premium to be paid to Global common shareholders in the Combination based on the closing price of Global common shares one day prior to the announcement of a potential strategic transaction by Global of 56.9% was slightly below, but comparable to, the median and mean premiums for the precedent transactions based on the closing price of the target company’s common stock one day prior to the announcement of the Combination. Citigroup further noted that the ratio of Global’s equity value to Global’s cash-on-hand implied by the terms of the Combination of 1.29x exceeded the upper limit of the range of equity value to cash-on-hand derived for the precedent transactions.

Based on the information derived with respect to the precedent transactions, Citigroup derived a reference range of 0.90x to 1.15x for the equity value of Global as a multiple of the amount of Global’s cash-on-hand at the time the Combination was announced. From this range, Citigroup further derived a reference range of 0.771x to 0.982x for the implied exchange ratio using the closing price per share of Quantum common stock as of April 4, 2003. Citigroup compared this derived range to the range for the possible exchange ratio in the Combination of 0.835x – 1.020x. Citigroup noted that the lower limit of this derived range was below the lower limit for the range of the possible exchange ratio in the Combination of 0.835x and that the upper limit of this derived range was below the upper limit of the range for the possible exchange ratio in the Combination of 1.020x.

Liquidation Analysis

Citigroup also performed a liquidation analysis in order to estimate the residual value that might be available to holders of Global common shares following a hypothetical liquidation of Global. Citigroup estimated the residual value of Global as the net remaining cash-on-hand after the repayment of its outstanding preferred shares and costs associated with the hypothetical shutdown of Global’s fuel cell business, plus the residual equity value of Global’s thermoelectric generator business. Figures for cash-on-hand and outstanding preferred shares were based on estimates of Global’s management as of March 31, 2003. Based on this information, Citigroup derived a range for the implied equity value per share of Global and using the closing price per share of Quantum common stock as of April 4, 2003, further derived a reference range for the implied exchange ratio of 0.627x to 0.732x. Citigroup compared this derived range to the range for the possible exchange ratio in the Combination of 0.835x – 1.020x. Citigroup noted that both the upper and lower limits of this derived range were below the lower limit of the range for the possible exchange ratio in the Combination of 0.835x.

Citigroup’s advisory services and opinion were provided for the information of the Global board of directors in its evaluation of the proposed Combination and did not constitute a recommendation of the proposed Combination to Global or a recommendation to any Global common shareholder as to how that shareholder should vote on any matters relating to the proposed Combination.

The preceding discussion is a summary of the material financial analyses furnished by Citigroup to the Global board of directors, but it does not purport to be a complete description of the analyses performed by Citigroup or of its presentation to the Global board of directors. The preparation of financial analyses and fairness opinions is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. Citigroup made no attempt to assign specific weights to particular analyses or factors considered, but rather made qualitative judgments as to the significance and relevance of all the analyses and factors considered and determined to give its fairness opinion as described above. Accordingly, Citigroup believes that its analyses, and the summary set forth above, must be considered as a whole, and that selecting portions of the analyses and of the factors considered by Citigroup without considering all of the analyses and factors, could create a misleading or incomplete view of the processes underlying the analyses conducted by Citigroup and its opinion. With regard to the comparable companies and precedent transaction analyses summarized above, Citigroup selected comparable public companies and precedent transactions on the basis of various factors, including size and similarity of the line of business of the relevant entities; however, no company utilized in these analyses is identical to Global or Quantum and no precedent transaction is identical to the Combination. As a result, these analyses are not purely mathematical, but also take into account differences in financial and operating characteristics of the subject companies and other factors that could affect the Combination or public trading value of the subject companies to which Global and Quantum are being compared.

In its analyses, Citigroup made numerous assumptions with respect to Global, Quantum, industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Global and Quantum. Any estimates contained in Citigroup’s analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the prices at which companies may actually be sold. Because these estimates are inherently subject to uncertainty, none of Global, Quantum, the Global board of directors, the Quantum board of directors, Citigroup or any other person assumes responsibility if future results or actual values differ materially from the estimates.

Citigroup’s analyses were prepared solely as part of Citigroup’s analysis of the fairness of the exchange ratio in the Combination and were provided to the Global board of directors in that connection. The opinion of Citigroup was only one of the factors taken into consideration by the Global board of directors in making its determinations with respect to the Combination. For more information regarding the factors considered by the Global board of directors, please see “—Description of the Combination—Reasons for the Combination—Global.”

Citigroup is an internationally recognized investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Global selected Citigroup to act as its financial advisor on the basis of Citigroup’s international reputation and Citigroup’s familiarity with Global. In the ordinary course of its business, Citigroup and its affiliates may actively trade or hold the securities of both Global and Quantum for its own account and for the account of customers and, accordingly, may at any time hold a long or short position in those securities. Citigroup and its affiliates, including Citigroup Inc. and its affiliates, may maintain relationships with Global and Quantum and their respective affiliates.

Pursuant to its engagement letter with Citigroup, Global agreed to pay Citigroup customary fees for its services rendered in connection with the Combination, including the delivery of its opinion, a significant portion of which is contingent upon consummation of the Combination. Global has also agreed to reimburse Citigroup for its reasonable travel and other out-of-pocket expenses incurred in connection with its engagement, including the reasonable fees and expenses of its counsel, and to indemnify Citigroup against specific liabilities and expenses relating to or arising out of its engagement, including liabilities under the federal securities laws.

Mechanics for Implementing the Combination

The following is a summary description of the material terms of the arrangement under Section 193 of the Business Corporations Act (Alberta), which will give effect to the Combination.

This summary is qualified in its entirety by the full text of the Combination Agreement and the Plan of Arrangement, which we have included as Annexes B and D, and which are incorporated herein by reference.

Pursuant to the Combination, Global common shareholders (other than dissenting shareholders) will receive, for each common share, shares of Quantum common stock, determined in accordance with the exchange ratio.

The Plan of Arrangement

The Arrangement.    The Combination will be effected by means of a plan of arrangement under the Business Corporations Act (Alberta). We have included a copy of the Plan of Arrangement as Annex D. Each share of Quantum common stock has economic rights, including the right to all dividends and voting attributes as described herein under the heading “Chapter Three— Description of Quantum’s Capital Stock and Global’s Preferred Shares—Quantum Capital Stock—Common Stock.”

Court Approval of the Plan of Arrangement and Completion of the Combination.    An arrangement of a corporation under Alberta law requires approval by both the Court and the shareholders of the subject corporation entitled to vote. Prior to the mailing of this Joint Proxy Statement, Global obtained the interim order of the Court, which is attached as Annex C, providing for the calling and holding of the Global Meeting and other procedural matters.

Subject to the approval of the arrangement by the common shareholders at the Global Meeting, the hearing in respect of the final order is scheduled to take place on •, 2003 at 2:00 p.m. (Calgary time) in the Court of Queen’s Bench of Alberta at the Court House, 611—4th Street S.W., Calgary, Alberta, Canada. All shareholders or other interested persons who wish to participate or be represented or to present evidence or arguments at that hearing must serve and file a notice of appearance as set out in the Notice of Petition for the final order and satisfy any other requirements. At the hearing of the application in respect of the final order, the Court will consider, among other things, the fairness and reasonableness of the Plan of Arrangement to the Global securityholders affected by the Plan of Arrangement. The Court may approve the Plan of Arrangement as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit. The Court may also determine not to approve the Plan of Arrangement even if the Plan of Arrangement receives the requisite approval from Global’s common shareholders.

Assuming the final order is granted and the other conditions to the Combination Agreement are satisfied or waived, it is anticipated that immediately thereafter articles of arrangement will be filed with the registrar under the Business Corporations Act (Alberta) to give effect to the Plan of Arrangement and various other documents necessary to give effect to the Combination will be executed and delivered.

The issuance of shares of Quantum common stock to holders of Global common shares and Quantum’s assumption of the obligation to issue common stock upon conversion of the Global Series 2 Preferred Shares pursuant to the Plan of Arrangement will not be registered under the United States Securities Act of 1933. The issuance of shares of Quantum common stock and the assumption of such conversion obligations will be made in reliance upon the exemption available pursuant to Section 3(a)(10) of the United States Securities Act of 1933. Section 3(a)(10) exempts from registration securities issued in exchange for one or more outstanding securities where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of such terms and conditions at which all persons to whom the securities are proposed to be issued have the right to appear. The Court is authorized to conduct a hearing to determine the fairness of the terms and conditions of the Plan of Arrangement, including the proposed issuance of securities in exchange for other outstanding securities. The final order will constitute the basis for the exemption under Section 3(a)(10) of the United States Securities Act of 1933 of the issuance of the shares of Quantum common stock in exchange for Global common shares and Quantum’s assumption of the obligation to issue Quantum common stock upon conversion of the Global Series 2 Preferred Shares. Prior to the hearing on the final order, the Court will be informed of this effect of the final order.

Subject to the foregoing, it is presently anticipated that the Combination will become effective on or about •, 2003.

Global Common Shares

Under the terms of the Combination Agreement, Global common shareholders (other than dissenting shareholders) will receive between 0.835 and 1.020 shares of Quantum common stock for each Global common share held, depending on the exchange ratio in effect at the time the Combination is completed.

No certificates representing fractional shares of Quantum common stock will be issued in the Combination. In lieu of fractional shares, each Global common shareholder who would otherwise be entitled to receive a fraction of a share of Quantum common stock will be paid an amount of cash (rounded to the nearest whole cent), without interest, equal to the Canadian dollar equivalent of the product of such fraction and the weighted average trading price of the shares of Quantum common stock for the 20 consecutive trading days ending on the third trading day before the Global Meeting.

Exchange Ratio

The exchange ratio is a fraction, the numerator of which is U.S.$2.628378 and the denominator of which is the daily volume-weighted average trading price of shares of Quantum common stock on the Nasdaq National Market (rounded to the nearest four decimal places), for the 20 consecutive trading days ending on the third trading day prior to the date of the Global Meeting. For these purposes, the “daily volume-weighted average trading price” means the daily volume-weighted average price based on trading on the Nasdaq National Market between 9:30 a.m. and 4:00 p.m. (Eastern time) as reported by Bloomberg Financial L.P. If Quantum’s 20-day volume-weighted average stock price is:

•	greater than U.S.$3.15, the exchange ratio will be 0.835;

•	less than U.S.$2.57, the exchange ratio will be 1.020; and

•	between U.S.$2.57 and U.S.$3.15, Global common shareholders will receive approximately U.S. $2.6284 (approximately Cdn.$3.8112) of Quantum common stock for each Global common share held.

Global Stock Options

Each option to purchase Global common shares outstanding at the effective time of the Combination will be assumed by Quantum, without any action on the part of any Global optionholder, and will represent an option to purchase shares of Quantum’s common stock, in accordance with their terms and based on the exchange ratio. The number of shares of Quantum common stock underlying each assumed option will be determined by multiplying the number of Global common shares subject to such option immediately prior to the effective time by the exchange ratio (rounded down to the nearest whole number of shares of Quantum common stock). The exercise price for each assumed option will be determined by dividing the exercise price per share for such option immediately prior to the effective time by the exchange ratio (rounded up to the nearest whole cent) and expressed in United States dollars. For the purposes of determining the new exercise price of each assumed option, the exercise price per share of Global common shares subject to each assumed option will be adjusted using the Canadian dollar exchange rate based upon the average of the noon buying rate expressed to the fourth decimal place over the 20 trading day period ending on the third day prior to the Global Meeting, as reported by the Federal Reserve Bank of New York. If the foregoing calculation results in an assumed option being exercisable for a fraction of a share of Quantum common stock, then the number of shares of Quantum common stock subject to such assumed option will be rounded down to the nearest whole number of shares and the exercise price per whole share of Quantum common stock will be determined as noted above. The obligations of Global under the assumed options will be assumed by Quantum and Quantum will be substituted for Global under, and as sponsor of, Global’s Amended Incentive Stock Option Plan. Except as provided in this paragraph, the term and all other terms and conditions of the assumed options in effect immediately prior to giving effect to the Combination will govern the assumed options.

Global Series 2 Preferred Shares

The rights, preferences, privileges and obligations of the Global Series 2 Preferred Shares, as set forth in Global’s certificate and articles of amendment dated July 30, 2000, will be unaffected by the Combination and will be respected and given effect, upon the exercise of any conversion privilege attached to the Global Series 2 Preferred Shares, by the issuance by Quantum, in full satisfaction of such conversion, of fully-paid and non-assessable shares of Quantum common stock to such holder of Global Series 2 Preferred Shares in accordance with the exchange ratio at the following “current conversion prices”: (i) (Cdn.$30.96 / the exchange ratio) per share of Quantum common stock until July 31, 2005; (ii) (Cdn.$33.54 / the exchange ratio) per share of Quantum common stock after July 31, 2005 until July 31, 2010; (iii) (Cdn.$36.12 / the exchange ratio) per share of Quantum common stock after July 31, 2010 until July 31, 2015; (iv) (Cdn.$38.70 / the exchange ratio) per share of Quantum common stock after July 31, 2015 until July 31, 2020; or (v) at any time after July 31, 2020, the price equal to 95% of the then current market price (converted to Cdn.$ at the time of such calculation) as defined in the articles creating the Global Series 2 Preferred Shares, of shares of Quantum common stock at the time of conversion. The foregoing “current conversion prices” remain subject to further adjustments as provided in Global’s articles for any subsequent events. As illustrated below, the number of shares of Quantum common stock issuable upon conversion of the Global Series 2 Preferred Shares may be significantly greater than the number of shares issuable prior to that time.

The following examples illustrate the number of shares of common stock that Quantum will be required to issue to the holders of the Global Series 2 Preferred Shares at such time as the holders thereof exercise their conversion rights pursuant to the terms of the Global Series 2 Preferred Shares. The following examples assume that (i) the exchange ratio for the Combination is 1.020; (ii) the exchange rate for Canadian dollars is Cdn.$1.45 to U.S.$1.00 at the time of such conversion; and (iii) all accrued dividends on the Global Series 2 Preferred Shares have been paid through such time:

•	if the Global Series 2 Preferred Shares convert prior to July 31, 2005, Quantum would be required to issue to approximately 823,644 shares of Quantum common stock;

•	if the Global Series 2 Preferred Shares convert after July 31, 2005, but prior to July 31, 2010, Quantum would be required to issue to approximately 760,287 shares of Quantum common stock;

•	if the Global Series 2 Preferred Shares convert after July 31, 2010, but prior to July 31, 2015, Quantum would be required to issue to approximately 705,981 shares of Quantum common stock;

•	if the Global Series 2 Preferred Shares convert after July 31, 2015, but prior to July 31, 2020, Quantum would be required to issue to approximately 658,915 shares of Quantum common stock; and

•	if the Global Series 2 Preferred Shares convert any time after July 31, 2020, assuming Quantum’s common stock price is U.S.$2.15 at the time of conversion, Quantum would be required to issue approximately 8,441,312 shares of Quantum common stock.

Procedures for Transfer by Global Common Shareholders

If the Combination is completed, certificates representing the appropriate number of shares of Quantum common stock issuable to a former Global common shareholder, together with a check in the amount, if any, payable in lieu of fractional shares will, as soon as practicable after the later of the effective date of the Combination or the date of receipt of a certificate for Global common shares and a related letter of transmittal, be forwarded to the holder at the address specified in the letter of transmittal by first class mail or made available at the offices of Computershare Trust Company of Canada for pickup by the holder, if requested by the holder in the letter of transmittal.

If a certificate for Global common shares has been destroyed, lost or mislaid, the registered holder of that certificate should immediately contact Computershare Trust Company of Canada regarding the issuance of a replacement certificate.

General Motors Voting Agreement

The following is a summary of the material provisions of the voting agreement entered into by Global and General Motors in connection with the Combination, and is qualified in its entirety by reference to the full text of the voting agreement, which is included as Annex E to this Joint Proxy Statement.

Pursuant to the terms of the voting agreement, General Motors has agreed to:

•	retain its Quantum securities through the expiration date (as defined below), subject to certain limited exceptions and conditions;

•	vote in favor of approval of the Combination Agreement and the transactions contemplated thereby; and

•	not oppose consummation of the Combination.

General Motors agreed that it will not, prior to the earlier of (i) the expiration of the Combination Agreement pursuant to its terms, or (ii) 5:00 p.m. (Calgary time) on September 30, 2003 (the “expiration date”), take or permit any action to directly or indirectly transfer or otherwise dispose of or encumber Quantum securities owned by it except in certain limited circumstances and subject to certain conditions. The voting agreement further obligates General Motors to vote: (i) in favor of the Combination Agreement and the transactions contemplated thereby, and any other matter that may reasonably be expected to facilitate the Combination; (ii) in favor of any alternative structure of the Combination proposed by Quantum and Global if the alternative structure is, in the aggregate, at least as favorable to General Motors as the Combination set forth in the Combination Agreement; and (iii) against the consummation of any other action or proposal that would result in the breach of any covenant, representation, warranty, obligation or agreement of Quantum under the Combination Agreement.

General Motors agreed that it will not, prior to the expiration date, take or cause to be taken any action that would prevent the consummation of the Combination Agreement as contemplated thereby. General Motors instead agreed that it will, prior to the expiration date, take or cause to be taken all actions necessary to effect the Combination.

General Motors’ obligations under the voting agreement are contingent upon: (i) the absence of any material adverse change in either Global or Quantum; and (ii) the recommendation by Quantum’s board of directors that Quantum’s stockholders vote in favor of the Combination Agreement and the transactions contemplated thereby.

General Motors’ obligations under the voting agreement extend to the Quantum securities it now holds as well as to any it may acquire prior to the expiration date, and require General Motors to take no action that is inconsistent with its obligations under the voting agreement. As of the date of this Joint Proxy Statement, General Motors owned 3,513,439 shares of Quantum common stock, representing approximately •% of the outstanding shares of Quantum common stock, and 999,969 shares of Quantum’s Series B common stock.

Nothing in the voting agreement limits or restricts General Motors from voting in its sole discretion with regard to any matter not referred to in the voting agreement.

Qualification of Quantum Common Stock

Quantum will ensure that all shares of Quantum common stock to be delivered by it are duly registered, qualified or approved under applicable Canadian and U.S. securities laws, if required, so that such shares may be freely traded by the holder hereof (other than any restriction on transfer by reason of a holder being a “control person” of Quantum for purposes of Canadian law or an affiliate of Quantum for purposes of U.S. law). In addition, Quantum will take all actions necessary to cause all such shares of Quantum common stock to be listed on the Nasdaq National Market.

The Combination Agreement

The following is a summary of the material provisions of the Combination Agreement. The following description of the Combination Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Combination Agreement, which is attached as Annex B to this Joint Proxy Statement and is incorporated in this Joint Proxy Statement by reference. All Quantum stockholders and Global common shareholders are urged to read the Combination Agreement carefully and in its entirety.

Representations and Warranties

The Combination Agreement contains customary representations and warranties of each of Global and Quantum relating to, among other things:

•	the parties’ organization, capital structures and qualification;

•	required consents;

•	no defaults;

•	periodic securities reports and financial information;

•	liabilities and litigation;

•	intellectual property rights;

•	absence of certain changes and events;

•	material contracts;

•	customers and suppliers;

•	insurance;

•	employee matters;

•	taxes;

•	environmental matters and hazardous substances;

•	title to properties and zoning;

•	information supplied and disclosure;

•	compliance with applicable laws; and

•	authority to enter into the Combination Agreement and to complete the Combination.

The representations and warranties in the Combination Agreement are complicated and not easily summarized. You are encouraged to carefully read the sections of the Combination Agreement entitled “Representations and Warranties of GCo” and “Representations and Warranties of QCo.”

Conditions to Closing

Quantum’s and Global’s obligations to complete the Combination are subject to conditions that must be satisfied or waived before the completion of the Combination, including:

•	the approval of the Combination by the Global common shareholders at the Global Meeting;

•	the approval of the Combination by the Court of Queen’s Bench of Alberta;

•	the approval of the Combination, the Combination Agreement and the amendment of the Quantum Charter at the Quantum Meeting by the Quantum stockholders;

•	the receipt of all required consents and regulatory approvals;

•	there must not be any law or court order prohibiting the Combination;

•	the representations and warranties of the parties in the Combination Agreement being true and correct in all material respects and, where applicable, true and correct in all respects;

•	the parties having performed, in all material respects, all agreements and covenants to be performed by them under the Combination Agreement;

•	the parties having received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all of their material contracts;

•	the approval of Nasdaq for the listing of the shares of Quantum common stock to be issued pursuant to the Combination, and Nasdaq must not have objected to the completion of the Combination contemplated by the Plan of Arrangement and the Combination Agreement;

•	in respect of the obligations of Quantum, that there shall have been no material adverse change in respect of Global;

•	in respect of the obligations of Global, that there shall have been no material adverse change in respect of Quantum;

•	Quantum shall have received an opinion from Morrison & Foerster LLP to the effect that the issuance of the Quantum common stock pursuant to the Combination will not cause IMPCO’s spin-off of Quantum to be taxable, for which Quantum would be required to indemnify IMPCO;

•	the issuance by Quantum of the Quantum common stock pursuant to the Combination shall be exempt from the registration and qualification requirements of the United States Securities Act of 1933 and applicable state securities or “blue sky” laws; and

•	in respect of the obligations of Quantum, that Global shall not have received notice on or prior to the effective time of the Combination from the holders of more than 5% of the issued and outstanding shares of Global entitled to consent to or vote on the matters presented at the Global Meeting, in aggregate, of their intention to exercise their rights of dissent.

Each party has the right to waive the conditions (except for the requisite shareholder and regulatory approvals) to its obligations under the Combination Agreement.

Covenants

Under the Combination Agreement Global and Quantum have agreed to a number of covenants, including the following:

•	Consents and Approvals. The parties have agreed to apply for and use their reasonable best efforts to obtain all court, regulatory and other consents and approvals required for the completion of the Combination and to use their reasonable best efforts to effect the transactions contemplated by the Combination Agreement as soon as reasonably practicable.

•	Interim Operations of Global and Quantum. Until the earlier of the termination of the Combination Agreement or the completion of the Combination, each party has agreed that it will operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization. Each party has agreed to refrain from taking any action which would be reasonably likely to prevent or materially delay the completion of the Combination.

•	Stock Exchange Listing. Quantum will use its reasonable best efforts to cause the shares of Quantum common stock to be issued pursuant to the Combination to be approved for listing on the Nasdaq National Market.

•	Environmental Matters. Global will take all steps necessary to commence and diligently prosecute the recommendations set forth in the “2002 Phase II Environmental Site Assessment and Remediation Cost Estimate” prepared by Global’s independent environmental consultant, including the completion of all necessary or appropriate site characterization activities (including soil and groundwater sampling and analysis) and the development of a remedial action plan for the Bassano manufacturing facility that is satisfactory to the applicable governmental entity.

The agreements related to the conduct of business in the Combination Agreement are complicated and not easily summarized. You are urged to carefully read the sections of the Combination Agreement entitled “Additional Agreements of GCo” and “Additional Agreements of GCo.”

No Solicitation

Each of Global and Quantum agreed to immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity or other discussion with any parties conducted prior to the date of the Combination Agreement. In addition, each of Global and Quantum will not, and it will not authorize or permit any of its officers, directors, employees, financial advisors, representatives and agents, to directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an acquisition proposal from any person, or engage in any discussions, negotiations or inquiries relating thereto or accept any acquisition proposal. Each of Global and Quantum will exercise all rights to require the return of information regarding it previously provided to such parties and will exercise all rights to require the destruction of all materials including or incorporating any information regarding Global or Quantum as the case may be. Notwithstanding the foregoing, each of Global and Quantum may at any time prior to the time their respective shareholders have voted to approve the Combination, engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by either Global or Quantum, as the case may be, or their respective subsidiaries or any of their respective representatives described above) seeks to initiate such discussions or negotiations and furnish such third party information concerning either company and its business, properties and assets which has previously been provided to the other party, if and only to the extent that:

•	(i) the third party has first made an unsolicited bona fide written acquisition proposal that is, in the good faith judgment of the board of directors of the party receiving such proposal, a “superior proposal,” i.e., a proposal that is (a) financially superior to the Combination contemplated by the Combination Agreement, and (b) as to which the third party has demonstrated that the funds or other consideration necessary are available, as determined in good faith by the board, after receiving the written advice of its financial advisors and is subject only to confirmatory due diligence; and (ii) the board has concluded in good faith, after receiving the advice of outside counsel that such action is necessary for such board to act in a manner consistent with its fiduciary duties under applicable law;

•	prior to furnishing information to or entering into discussions or negotiations with the third party, the recipient provides prompt notice orally and in writing to the other party specifying the identity of such person or entity and that it is furnishing information or entering into discussions or negotiations with such person or entity in respect of a superior proposal and receives from the third party an executed confidentiality agreement having confidentiality and standstill terms substantially similar to those contained in the confidentiality agreement executed by Global and Quantum (other than the exclusivity provisions contained in that agreement), providing full details forthwith, and in any event within 24 hours, of all material terms and conditions of the superior proposal and any amendments to the proposal and confirming in writing the determination of its board of directors that such proposal constitutes a superior proposal;

•	the recipient of the third party proposal provides notice forthwith to the other party, and in any event within 24 hours, at such time as it is terminating any such discussions or negotiations with such person or entity; and

•	such recipient promptly provides to the other party any information provided to any such person or entity whether or not previously made available to the other party.

To the extent applicable, Global and Quantum must comply with rules relating to tender or exchange offers under the United States Securities Exchange Act of 1934 and similar rules under Canadian securities laws relating to the provision of directors’ circulars and information circulars, and make appropriate disclosure with respect thereto to their respective shareholders.

Either party may accept, recommend, approve or implement a superior proposal from a third party, but only if prior to such acceptance, recommendation, approval or implementation, the board of directors of the recipient has concluded in good faith, after considering provisions of applicable law and after giving effect to all proposals to adjust the terms and conditions of the Combination Agreement and the Plan of Arrangement which may be offered by Global or Quantum (as the case may be) during the three day notice period described under “Right to Match” below, and after receiving the advice of outside counsel, that such action is, in the good faith judgment of the board of directors of the recipient, reasonably necessary for the board of directors of the recipient to act in a manner consistent with its fiduciary duties under applicable law and terminates the Combination Agreement and concurrently therewith pays the applicable termination fees described below.

Right to Match

Each party must give the other at least three days’ notice orally and in writing prior to any decision by the board of directors of the recipient to accept, recommend, approve or implement a superior proposal, which notice must identify the party making the superior proposal and must provide full details of all material terms and conditions thereof and any amendments thereto. Each party must inform the other of the status (including all terms and conditions thereof) of any discussions and negotiations with that party. In addition a party must, and must cause its financial and legal advisors to, negotiate in good faith with the other to make such adjustments in the terms and conditions of the Combination Agreement and the Plan of Arrangement as would enable the other to proceed with the transactions contemplated by the Combination Agreement. Before executing any agreement to implement a superior proposal, a party must provide the other with copies of such final documentation executed by the party making the superior proposal. In the event that the other party proposes to amend the Combination Agreement and the Plan of Arrangement, the board of directors of the party that is subject to the acquisition proposal shall consider the proposed amendments and not enter into any agreement regarding the acquisition proposal unless it has provided the other party with at least 24 hours written notice in advance of entering into such agreement that the board has reconfirmed its view that the acquisition proposal remains a superior proposal.

As used in the Combination Agreement, “acquisition proposal” means a proposal or offer (other than by the other party to the Combination Agreement), whether or not subject to a due diligence condition, whether or not in writing, to acquire in any manner, directly or indirectly, beneficial ownership (as defined under Rule 13(d) of the United States Securities Exchange Act of 1934) of more than 20% of the assets of Global or Quantum, as the case may be, or any subsidiary thereof, or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of the payment of termination fees, 20%) of the outstanding voting shares of Global or Quantum, as the case may be, whether by an arrangement, amalgamation, a merger, consolidation or other business combination, by means of a sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving either Global or Quantum, as the case may be, or any of its subsidiaries, including any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of more than 20% of the assets of either Global or Quantum, as the case may be, or any subsidiary thereof, or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of the payment of termination fees, 20%) of the outstanding voting shares of Global or Quantum, as the case may be (other than the transactions contemplated by the Combination Agreement).

Termination

Global and Quantum may terminate the Combination Agreement by mutual agreement. In addition, either Global or Quantum may terminate the Combination Agreement prior to the effective time if any of the following occurs:

•	if all conditions for closing the Combination have not been satisfied or waived by 5:00 p.m. (Calgary time) on September 30, 2003 other than as a result of a breach by the terminating party;

•	on or before 5:00 p.m. (Calgary time) on September 29, 2003 if: (i) the Global securityholders entitled to vote at the Global Meeting do not approve the arrangement (and the other matters to be approved at the Global Meeting) or the Court does not issue the final order; or (ii) the Quantum stockholders do not approve the Combination, the Combination Agreement and the amendment to the Quantum Charter; or

•	if a final and non-appealable order shall have been entered in any action or proceeding before any governmental entity that prevents or makes illegal the completion of the Combination.

Quantum may terminate the Combination Agreement if:

•	there has been a breach by Global of any representation, warranty, covenant or agreement in the Combination Agreement, or any representation or warranty of Global has become untrue, subject to notice and cure provisions;

•	the Global board of directors or any committee thereof: (i) withdraws or modifies adversely to Quantum its advice to Global securityholders or makes recommendation in favor of any acquisition proposal; or (ii) fails to reaffirm its advice within ten days upon request by Quantum or after a competing acquisition proposal is announced, proposed, offered or made, whichever occurs first;

•	prior to the approval by Quantum’s stockholders of the Combination and the Combination Agreement, the Quantum board of directors accepts, recommends, approves or implements a superior proposal in compliance with the Combination Agreement; or

•	the Court orders or requires persons other than Global common shareholders the right to consent, approve or vote in connection with the Combination as a separate class.

Global may terminate the Combination Agreement if:

•	there has been a breach by Quantum of any representation, warranty, covenant or agreement in the Combination Agreement, or any representation or warranty of Quantum has become untrue, subject to notice and cure provisions;

•	the Quantum board of directors or any committee thereof: (i) withdraws or modifies adversely to Global its approval or recommendation of the Combination and the Combination Agreement to Quantum’s stockholders; or (ii) fails to reaffirm its approval or recommendation within ten days upon request by Global or after a competing acquisition proposal is announced, proposed, offered or made, whichever occurs first;

•	prior to the approval by the Global common shareholders of the Combination, the Global board of directors accepts, recommends, approves or implements a superior proposal in compliance with the Combination Agreement; or

•	if the daily volume-weighted average of Quantum’s stock price, calculated in accordance with the Combination Agreement, is less than $2.15, calculated on a rolling basis for each trading day during any 15 consecutive trading days after the date of the Combination Agreement until the effective date of the Combination (the “Walk-Away Price”). Upon the occurrence of any Walk-Away Price, Global may terminate the Combination Agreement within three days of such occurrence, and if Global fails to exercise such termination right, Global will be deemed to have waived its right to terminate in respect of such occurrence, but without prejudice to any future right to terminate upon the occurrence of a subsequent Walk-Away Price.

Termination and Expense Reimbursement Fees

Global must pay Quantum $900,000 for reimbursement of expenses in cash if:

•	Quantum terminates the Combination Agreement because there has been a breach by Global of any representation, warranty, covenant or agreement in the Combination Agreement, or any representation or warranty of Global has become untrue, subject to notice and cure provisions;

•	either party terminates the Combination Agreement because the Global securityholders entitled to vote at the Global Meeting do not approve the Combination and any other matters to be approved at the Global Meeting on or prior to 5:00 p.m. (Calgary time) on September 29, 2003;

•	Quantum terminates the Combination Agreement because Global received, on or prior to the effective time of the Combination Agreement, notice from the holders of more than 5% of the issued and outstanding shares of Global entitled to consent to, or vote on, the matters presented at the Global Meeting, in aggregate, of their intention to exercise their rights of dissent; or

•	Quantum terminates the Combination Agreement because the Court orders or requires any person, other than Global common shareholders the right to consent to approve or vote in connection with the Combination as a separate class.

Quantum must pay Global $900,000 for reimbursement of expenses in cash if:

•	Global terminates the Combination Agreement because there has been a breach by Quantum of any representation, warranty, covenant or agreement in the Combination Agreement, or any representation or warranty of Quantum has become untrue, subject to notice and cure provisions; or

•	either party terminates the Combination Agreement because the Quantum stockholders do not approve the Combination, the Combination Agreement and the amendment to the Quantum Charter on or prior to 5:00 p.m. (Calgary time) on September 29, 2003.

Global must pay Quantum a termination fee of $2,000,000 in cash if:

•	an acquisition proposal by a third party in respect of Global is publicly announced or is proposed, offered or made, the securityholders of Global do not approve the Combination and, within twelve months of the termination of the Combination Agreement, Global enters into, directly or indirectly, an agreement, commitment or understanding with respect to such acquisition proposal, an amended version thereof, a competing acquisition proposal or an acquisition proposal solicited in response to the foregoing, or any such acquisition proposal is consummated;

•	prior to approval of the Global securityholders, Quantum terminates the Combination Agreement because Global has accepted, recommended, approved or implemented a superior proposal; or

•	Quantum terminates the Combination Agreement because the Global board of directors or any committee thereof: (i) withdraws or modifies adversely to Quantum its advice to Global common shareholders or makes a recommendation in favor of any acquisition proposal; or (ii) fails to reaffirm its advice within ten days upon request by Quantum or after a competing acquisition proposal is announced, proposed, offered or made, whichever occurs first.

Quantum must pay Global a termination fee of $2,000,000 in cash if:

•	an acquisition proposal by a third party in respect of Quantum is publicly announced or is proposed, offered or made, the Quantum stockholders do not approve the Combination, the Combination Agreement and the amendment to the Quantum Charter and, within twelve months of the termination of the Combination Agreement, Quantum enters into, directly or indirectly, an agreement, commitment or understanding with respect to such acquisition proposal, an amended version thereof, a competing acquisition proposal or an acquisition proposal solicited in response to the foregoing, or any such acquisition proposal is consummated;

•	prior to approval of the Quantum’s stockholders, Global terminates the Combination Agreement because Quantum has accepted, recommended, approved or implemented a superior proposal; or

•	Global terminates the Combination Agreement because the Quantum board of directors or any committee thereof: (i) withdraws or modifies adversely to Global its approval or recommendation to Quantum stockholders; or (ii) fails to reaffirm its approval or recommendation within ten days upon request by Global or after a competing acquisition proposal is announced, proposed, offered or made, whichever occurs first.

Agreements of Certain Persons

Quantum expects to enter into agreements with persons who may be deemed to be affiliates of Global for the purposes of Rules 144 and 145 promulgated under the United States Securities Act of 1933. Pursuant to the agreements, the Global affiliates will agree, among other things, that they will not sell, transfer or otherwise dispose of the Quantum common stock that they will receive in connection with the Combination except in compliance with the resale restrictions of Rule 145(d) or after satisfying other specified conditions. The agreements permit Quantum to place restrictive legends on and issue stop-transfer instructions with respect to the shares of Quantum common stock that the Global affiliates will receive as a result of the Combination.

Dissenting Shareholder Rights

Quantum

Under Delaware law, holders of Quantum common stock will not have appraisal or dissenters’ rights relating to the Combination.

Global

The following description of the rights of dissenting holders of Global common shares is not a comprehensive statement of procedures to be followed by a dissenting shareholder who seeks payment of the fair value of Global common shares and is qualified in its entirety by the Plan of Arrangement, the interim order and Section 191 of the Business Corporations Act (Alberta) which we have included as Annexes C, D and H to this Joint Proxy Statement. A Global common shareholder who intends to exercise the right of dissent and appraisal should carefully consider and comply with the provisions of Section 191, as modified by the Plan of Arrangement and the interim order, and should seek their own legal advice. Failure to comply with the provisions of Section 191 as modified by the Plan of Arrangement and interim order and to adhere to the procedures established therein may result in the loss of all rights thereunder.

The Court hearing the application for the final order has the discretion to alter the rights of dissent described herein based on the evidence presented at such hearing.

Under the interim order, registered holders of Global common shares are entitled, in addition to any other right they may have, to dissent and to be paid by Global the judicially determined fair value of the common shares held by them, determined as of the close of business on the last business day before the day on which the resolution from which they dissented was adopted. A Global shareholder may dissent only with respect of all of the shares held by the shareholder or on behalf of any one beneficial owner and registered in the dissenting shareholder’s name. The written objection to the resolution must be executed by or for the holder of record, fully and correctly, as such holder’s name appears on the holder’s share certificates. A vote against the Combination will not satisfy the notice requirements under Section 191 of the Business Corporations Act (Alberta) with respect to such shareholder’s dissent rights. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the written objection should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or a tenancy in common, the written objection should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the written objection for a holder of record; however, such agent must identify the record owner or owners and expressly identify the record owner or owners, and expressly disclose in such written objection that the agent is acting as agent for the record owner or owners.

Only registered common shareholders may dissent. Beneficial owners of Global common shares registered in the name of a broker, custodian, nominee or other intermediary who wish to dissent should be aware that they may only do so through the registered owner of such shares. A registered holder such as a broker who holds common shares as nominee for beneficial owners, some of whom may desire to object to the resolution, must exercise dissent rights on behalf of such beneficial owners with respect to the shares held for such beneficial owners. In such case, the written objection to the resolution should set forth the number of common shares covered by it.

A dissenting holder of Global common shares must send to Global a written objection to the resolution in respect of the arrangement, which written objection must be received by Global, c/o Bennett Jones LLP, 4500, 855—2nd Street S.W., Calgary, Alberta T2P 4K7, Attention: Mr. John MacNeil or the chairman of the Global Meeting no later than 24 hours before the Global Meeting. An application may be made to the Court to fix the fair value of the dissenting shareholder’s common shares after the effective date of the Plan of Arrangement. If an application to the Court is made by either Global or a dissenting shareholder, Global must, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay him an amount considered by the Global board to be the fair value of the Global common shares. The offer, unless the Court otherwise orders, will be sent to each dissenting shareholder at least ten days before the date on which the application is returnable, if Global is the applicant, or within ten days after Global is served with notice of the application, if a shareholder is the applicant. The offer will be made on the same terms to each dissenting holder of Global common shares and will be accompanied by a statement showing how the fair value was determined.

A dissenting holder of Global common shares may make an agreement with Global for the purchase of the holder’s common shares in the amount of Global’s offer (or otherwise) at any time before the Court pronounces an order fixing the fair value of the common shares. A dissenting shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the Court will make an order fixing the fair value of the common shares of all dissenting shareholders who are parties to the application, giving judgment in that amount against Global and in favor of each of those dissenting shareholders and fixing the time within which Global must pay that amount payable to the dissenting shareholders.

After the Combination becomes effective, or after an agreement between Global and the dissenting holder of Global common shares is made, or upon the pronouncement of a court order fixing the fair value and giving judgment in that amount, whichever first occurs, the dissenting shareholder will cease to have any rights as a shareholder other than the right to be paid the fair value of the common shares in the amount agreed between Global and the dissenting shareholder or in the amount of the judgment as the case may be. Until one of these events occurs, the shareholder may withdraw his dissent, or Global may rescind the resolution in respect of the arrangement and, in either event, the dissent and appraisal proceedings in respect of that shareholder will be discontinued. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder calculated from the date on which the shareholder ceases to have any rights as a shareholder until the date of payment.

The Combination Agreement provides that it is a condition to the obligation of Quantum to complete the Combination that Global shall not have received notice from the holders of more than 5% of the issued and outstanding shares of Global entitled to consent to or vote on the matters presented at the Global Meeting, in aggregate, of their intention to exercise their rights of dissent as described above.

Anticipated Accounting Treatment

Quantum, as the accounting acquiror, will account for the Combination with Global using the purchase method of accounting under U.S. GAAP. After completion of the Combination, the results of operations of Global will be included in the consolidated financial statements of Quantum.

Business Combination Costs

Regardless of whether the Combination is completed, Global and Quantum will each bear its respective expenses and legal fees incurred with respect to the Combination Agreement and the transactions contemplated thereby. Global and Quantum will, however, share equally the costs of printing and filing this Joint Proxy Statement, as well as the costs of any filings or applications with any governmental entity relating to the Combination.

The combined estimated fees, costs and expenses of Global and Quantum in connection with the Combination, including, without limitation, change of control obligations, financial advisor fees, soliciting dealer fees, filing fees, legal and accounting fees and printing and mailing costs are anticipated to be approximately $5.4 million, of which $2.8 million relates to Quantum’s costs and change of control obligations which are referred to in Note b(2) to the Unaudited Pro Forma Combined Statements of Operations, and have been reflected in the Unaudited Pro Forma Combined Condensed Balance Sheet included herein.

In addition, Global or Quantum may be required to pay the other party a termination fee in certain circumstances, as discussed more fully beginning on page 76.

Listing on the Nasdaq National Market

The shares of Quantum common stock currently trade on the Nasdaq National Market. Quantum will apply to list on the Nasdaq National Market the shares of Quantum common stock issuable pursuant to the Combination. The Global common shares are currently listed on the Toronto Stock Exchange and will be delisted following the effective date of the Combination.

Eligibility for Investment in Canada

Provided the shares of Quantum common stock are listed on a prescribed stock exchange (which currently includes the Nasdaq National Market), such securities will be qualified investments under the Income Tax Act (Canada) for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans and for pension plans and for certain other persons to whom Part XI of the Income Tax Act (Canada) applies. However, the shares of Quantum common stock will constitute foreign property under the Income Tax Act (Canada) for such plans. To the extent that more than 30% of the cost amount of assets in such a plan consists of foreign property, the plan will generally be subject to a penalty tax under Part XI of the Income Tax Act (Canada) based on the amount of such excess. Relieving provisions in the Income Tax Act (Canada) ensure that the shares of Quantum common stock will not be considered foreign property for the purpose of applying this provision during the 24-month period immediately following the effective date. Accordingly, shareholders who currently hold their Global common shares through such a plan should review the foreign content of their plan prior to the end of this 24-month period to ensure that the foreign content of their plan does not exceed the 30% limit.

Other Regulatory Matters

Except as described under “—Summary—Regulatory Approvals,” neither Quantum nor Global is aware of any material license or regulatory permits that it holds that might be adversely affected by the Combination or of any material regulatory approval or other action by any federal, provincial, state or foreign government or any administrative or regulatory agency that would be required to be obtained prior to the effective date of the Combination, other than compliance with applicable securities laws of various jurisdictions.

Resales of Quantum Common Stock

United States

The Quantum common stock to be issued to Global common shareholders will not be registered under the United States Securities Act of 1933. Instead, it will be issued in reliance upon the Section 3(a)(10) exemption from registration available under the United States Securities Act of 1933. Section 3(a)(10) exempts securities issued in exchange for one or more bona fide outstanding securities from the general registration requirements of the United States Securities Act of 1933 if the terms and conditions of the issuance and exchange of such securities have been approved by a court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions and exchange at which all persons to whom the securities will be issued have the right to appear. The Court is authorized to conduct the hearing. The Court entered its interim order on •, 2003 and, subject to the approval of the Combination by Global common shareholders, the Court will hold a hearing on the fairness of the Plan of Arrangement on the date specified in the Notice of Petition for the Final Order.

The Quantum common stock that Global common shareholders will receive will be freely transferable under U.S. federal securities laws, except by persons who are considered “affiliates” of Global or Quantum prior to the Combination, as the term “affiliate” is defined under the United States Securities Act of 1933. Persons who may be deemed to be affiliates generally include individuals or entities that control, are controlled by, or are under common control with, an issuer and may include officers, directors, and principal shareholders of the issuer. Affiliates may resell the shares they receive only in transactions permitted by the resale provisions of

Rules 145(d)(1), (2), or (3) under the United States Securities Act of 1933 or as otherwise permitted under the United States Securities Act of 1933. Rule 145(d)(1) generally provides that affiliates may sell securities received in the Combination without registration if the volume, current public information and manner of sale limitations of Rule 144 are satisfied. Those limitations generally require that sales made by an affiliate in a three-month period not exceed the greater of 1% of the number of shares of Quantum stock outstanding, or the average weekly trading volume over the four calendar weeks preceding the placement of the sell order, and that sales be made in unsolicited, open market “brokers transactions.” Rules 145(d)(2) and (3) generally provide that these limitations will lapse for persons who are not affiliates of Quantum after a period of one or two years, depending upon whether certain information about Quantum continues to be available.

Global has agreed to use its reasonable best efforts to cause its affiliates to enter into affiliate agreements with Quantum. Under the terms of the affiliate agreements, Quantum will be entitled to place appropriate legends on certificates evidencing Quantum common stock that those persons will receive in the Combination. Additionally, those persons will acknowledge the resale provisions outlined above.

Quantum has agreed to file a registration statement with the U.S. Securities and Exchange Commission on Form S-3 to register for resale the Quantum shares issued to persons who are considered affiliates of Global prior to completion of the Combination. That resale registration statement will not, however, register shares issued to Global officers and directors, who will be permitted to resell the shares only if they comply with the requirements of Rule 145. Quantum has also agreed to file a registration statement with the U.S. Securities and Exchange Commission on Form S-3 (or another available registration form) to register the Quantum common stock issuable upon conversion of the Global Series 2 Preferred Shares. Finally, Quantum will assume all outstanding options issued under the Global Amended Incentive Stock Option Plan, and Quantum has agreed to file a registration statement with the U.S. Securities and Exchange Commission on Form S-8 to register the shares of its common stock that may be issued upon exercise of those options.

Canada

Quantum expects to receive rulings or discretionary orders of certain applicable provincial and territorial securities regulatory authorities in Canada providing exemptions from the registration and prospectus requirements (and the rights and protections otherwise afforded thereunder):

•	to permit the issuance of shares of Quantum common stock to holders of Global common shares upon the exchange thereof;

•	to permit Quantum to assume all of the outstanding options to acquire Global common shares;

•	to permit the issuance by Quantum of shares of Quantum common stock to holders of the Global options assumed by Quantum; and

•	to permit resale of the shares of Quantum common stock and shares of Quantum common stock issuable on exercise of the Global options assumed by Quantum, in those provinces and territories without restriction by a shareholder other than a “control person,” provided that no unusual effort is made to prepare the market for any such resale or to create a demand for the securities which are the subject of any such resale and no extraordinary commission or consideration is paid in respect thereof.

The rulings and orders will provide a rebuttable presumption that a person or company is a control person where the person or company alone or in a transaction with others holds more than 20% of the outstanding voting securities of Quantum. Quantum also expects to receive discretionary relief from statutory financial, insider reporting and other reporting requirements in those provinces and territories on the condition that Quantum files with the securities regulatory authorities of those provinces and territories copies of similar reports filed with the U.S. Securities and Exchange Commission.

Ongoing Canadian Reporting Requirements

Quantum is not a reporting issuer in any of the Canadian provinces and territories. Therefore, Quantum will not be subject to statutory financial and reporting requirements, including the requirements of filing insider reports with respect to trades of Quantum’s securities in any Canadian provinces and territories. After the completion of the Combination, Canadian holders of shares of Quantum common stock will receive copies of those reports that Quantum is required to distribute to its U.S. resident shareholders. After the completion of the Combination, Quantum intends to apply to the securities regulatory authorities in the applicable Canadian provinces and territories for discretionary relief to exempt Global from all future disclosure obligations and to have Global cease to be a reporting issuer under the securities laws of the Canadian provinces and territories.

Interests of Certain Persons in the Combination

You should be aware that members of the management and board of directors of Global have interests in the Combination, including those referred to below, that may present them with actual or potential conflicts of interest in connection with the Combination. These interests include the following:

Indemnification of Officers and Directors

Pursuant to the Combination Agreement, Quantum has agreed to maintain all rights to indemnification existing at the time of execution of the Combination Agreement in favor of the directors and officers of Global and its subsidiaries in accordance with the charter documents and bylaws of each entity and indemnity agreements between Global and each director and senior officer of Global, which were entered into immediately prior to execution of the Combination Agreement, to the fullest extent permitted under the Business Corporations Act (Alberta). The Combination Agreement also provides that for a period of six years from the effective date of the Combination, Quantum will continue in effect director and officer liability insurance for such persons equivalent to the current Global policies in effect at the time of execution of the Combination Agreement; provided that in no event will Quantum be required to expend in any one year an amount in excess of 150% of the annual premiums currently paid by Quantum for similar insurance carried by Quantum for its own directors and officers.

Rights on Change of Control

Global entered into change of control agreements with Paul Crilly, Jim Barker and Bernie LeSage in September 2001 and with Peter Garrett and Brian McGurk in August 2002. These agreements have not been amended in any way in connection with the Combination. The agreements entered into with Messrs. Garrett, Barker, Crilly and LeSage provide for them to receive certain severance benefits if their employment is terminated (either voluntarily by the employee or involuntarily) within six (6) months of a change in control of Global. Under these agreements, Messrs. Garrett, Barker, Crilly and LeSage shall be paid, within 30 days of termination, two and one-half years’ pay at their base salary, plus an amount equal to 1.25 times the sum of the last two annual bonuses paid to them in the two previously completed fiscal years of Global. In addition, all stock options that have not been exercised shall become immediately exercisable for a period of 90 days from the date of termination. The change of control agreement entered into with Mr. McGurk provides for him to receive the same severance benefits if his employment is involuntarily terminated within six (6) months of a change in control of Global.

Certain Directors of Global

Messrs. Kerry Brown and John Howard, currently both members of Global’s board of directors, are significant shareholders of Foundation Equity Corporation, which firm holds 8.9% of Global’s common shares as of the date of this Joint Proxy Statement. Mr. Stephen Letwin, also currently a director of Global, is an executive officer of Enbridge Inc., the sole holder of the Global Series 2 Preferred Shares.

Appointments to Quantum Board of Directors

On the effective date of the Combination, Quantum’s board of directors will appoint two of the following three individuals to serve on Quantum’s board of directors: Peter Garrett, currently President, Chief Executive Officer and a director of Global; Robert Snyder, currently a director and Chairman of the Board of Global; and Norman Fraser, currently a director of Global.

Global Stock Options

Pursuant to the Combination Agreement, all Global stock options will continue to vest in accordance with their terms and Quantum will assume Global’s Amended Incentive Stock Option Plan and the obligations of Global under each outstanding Global stock option. Each Global stock option outstanding immediately prior to the effective time of the Combination will be assumed by Quantum and will represent an option to purchase shares of Quantum common stock in accordance with the exchange ratio.

CHAPTER TWO—CERTAIN FINANCIAL AND OTHER INFORMATION ABOUT THE COMPANIES

BUSINESS OF QUANTUM

Overview

Quantum designs, manufactures and supplies integrated fuel systems to OEMs for use in alternative fuel vehicles and fuel cell applications. Quantum’s fuel systems enable cars, trucks and buses powered by internal combustion engines to operate on hydrogen, natural gas or propane. Quantum’s advanced enabling products for fuel cell systems are used in transportation and industrial vehicles, stationary and portable power generation, and hydrogen refueling products for the infrastructure to support fuel cell vehicles. Quantum’s advanced fuel systems comprise the storage, monitoring, control and injection of gaseous fuels to improve efficiency, enhance power output, and reduce pollutant emissions from internal combustion engines and fuel cell systems.

Quantum supplies its advanced gaseous fuel systems for alternative fuel vehicles to OEM customers for use by consumers and for commercial and government fleets. Since 1997, Quantum has sold over 15,000 fuel systems for alternative fuel vehicles, primarily to General Motors, who in turn has sold substantially all of these vehicles to its customers. Quantum also provides its gaseous fuel systems and hydrogen refueling products for fuel cell applications to major OEMs through funded research and development contracts and on a prototype basis. These fuel cell and hydrogen refueling products are not currently used on a commercial basis and will require additional product development over the next five years; however, Quantum believes that a commercial market will begin to develop for these products in 2004 to 2005. Quantum believes that these systems will reach production volumes only if OEMs produce fuel cell applications and hydrogen refueling products using Quantum’s systems on a commercial basis.

A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. Quantum’s products and services consist primarily of fuel storage, fuel delivery and electronic control systems, as well as system integration services for alternative fuel vehicles, fuel cell applications and hydrogen refueling products. Quantum offers the following products and services to enable the development and commercialization of these systems:

•	fuel storage—advanced composite, ultra-lightweight tanks that provide cost-effective storage of hydrogen or natural gas;

•	fuel delivery—pressure regulators, fuel injectors, flow control valves, and other components designed to control the pressure, flow and metering of gaseous fuels;

•	electronic controls—solid-state components and proprietary software that monitor and optimize fuel pressure and flow to meet manufacturers’ fuel cell or engine requirements; and

•	systems integration—services to integrate gaseous fuel storage, delivery and electronic control components to meet OEM requirements.

The current market for Quantum’s integrated gaseous fuel systems for alternative fuel applications is the expanding world market for passenger and fleet vehicles powered by internal combustion engines using natural gas or propane. Based on the size and growth rate for alternative fuel vehicles across the globe, Quantum has focused its marketing efforts in Asia-Pacific, Europe and North America. Quantum believes that the market for its fuel cell enabling technologies will develop over the next five years in conjunction with the expected commercialization of fuel cells. Quantum plans to continue the development of its fuel cell enabling technologies to meet this market opportunity. Quantum believes that the commercialization of stationary fuel cells for residential, emergency back-up, and uninterruptible power supply applications will precede the volume production of fuel cell vehicles. Quantum plans to focus its fuel cell enabling technology marketing efforts on North America, Europe and Asia-Pacific.

Quantum continually surveys and evaluates the benefits of joint ventures, acquisitions and strategic alliances with its customers and other participants in the alternative fuel vehicle industry and emerging fuel cell industry to strengthen its global business position. Quantum has focused its strategic alliances on expanding its market opportunities and advancing the development of its technologies. Quantum currently has strategic marketing alliances with General Motors and IMPCO. Quantum has a technology development alliance with General Motors focused on the development of enabling technologies for hydrogen fuel cell vehicles.

Quantum was incorporated in Delaware in October 2000 as a wholly-owned subsidiary of IMPCO. On July 23, 2002, IMPCO distributed to its stockholders, on a pro-rata basis, all of the shares of Quantum common stock owned by IMPCO. Each IMPCO stockholder received one share of Quantum common stock for each share of IMPCO common stock owned as of July 5, 2002, the record date for the distribution. Immediately prior to the distribution, IMPCO transferred to Quantum substantially all of the operations, assets and liabilities constituting IMPCO’s automotive OEM business, which had been operated by IMPCO as its Quantum division.

Alternative Fuel Industry

The development of the alternative fuel industry is being driven by three independent market factors—economics, energy independence and environmental concerns. Due to the abundance and economic advantages of gaseous fuels in worldwide markets, many countries and geographic regions are mandating the use of alternative fuels, which provide energy independence and environmentally suitable solutions. For instance, the European Commission has adopted an action plan to achieve a 20% substitution of diesel and gasoline fuels with fuels such as natural gas, propane and hydrogen in the road transport sector by 2020 in the current 15 member states in the European Union.

Quantum believes that the markets for gaseous fuel vehicles and other applications will continue to mature and that end users will place more emphasis on technology advancement and economic advantage. Gaseous fuel systems currently being used in the market will need to be advanced in order to fully leverage the market factors driving the alternative fuel industry.

Fuel Cell Industry

Over the next decade and beyond, a significant market is expected to develop for fuel cell powered products. These products will be designed to provide clean, quiet, vibration-free electric power on demand for a variety of applications in the transportation and industrial vehicle, stationary power, portable power and related refueling infrastructure markets. The commercialization of fuel cells in all of these markets will require cost reductions for the entire system, including the fuel cell stack, fuel system, and assembly. As cost reduction targets are achieved in volume production, Quantum believes that the fuel subsystem will represent approximately 20% of the cost of a fuel cell system. Frost and Sullivan anticipates the overall fuel cell market will grow to $32 billion by 2010 with the automotive, stationary and portable fuel cell markets making up $14 billion, $10 billion and $8 billion, respectively.

A significant hurdle to the rapid commercialization of fuel cell vehicles has been a lack of both cost-effective on-board fuel storage solutions and hydrogen storage and handling codes and standards. An additional hurdle to mass commercialization is the lack of a hydrogen refueling infrastructure. Quantum believes interim steps will be taken to provide initial refueling infrastructure for demonstration fleets, government programs, commercial fleet operators, and initial consumer commercialization. This initial infrastructure could include mobile refueling units, compact stationary refueling units, and bulk transport trailers.

Industry Challenges

A significant hurdle to the rapid commercialization of fuel cell vehicles has been a lack of both cost-effective on-board fuel storage solutions and hydrogen storage and handling codes and standards. Safety is also a primary concern when dealing with highly compressed gases. The fuel storage systems must be able to withstand rigorous testing as individual components and as part of the fuel system on the vehicle. Safety concerns apply to the fuel system as a whole including the tank, regulator and fuel lines all needing to comply with safety standards. Additionally, to ensure widespread commercialization, the fuel storage and delivery systems need to provide adequate range, be of acceptable size and shape and perform similarly to conventionally fueled vehicles without unacceptably high cost. An additional hurdle to mass commercialization is the lack of a hydrogen-refueling infrastructure. Quantum believes interim steps will be taken to provide initial refueling infrastructure for demonstration fleets, government programs, commercial fleet operators, and initial consumer commercialization. This initial infrastructure could include mobile refueling units, compact stationary refueling units, and bulk transport trailers.

Business Operations

Quantum develops and manufactures cost-effective and efficient fuel storage, fuel delivery and electronic control systems for OEM alternative fuel passenger and fleet vehicles. Quantum also targets the emerging fuel cell industry, which includes the transportation, industrial vehicle, and stationary and portable power generation markets, and the hydrogen-refueling infrastructure to be developed to support fuel cell vehicles. Quantum’s capabilities include the following:

•	hydrogen and compressed natural gas fuel storage and safety testing;

•	fuel control devices and technology for gaseous fuels for use in internal combustion engines and fuel cells;

•	electronic control systems and validation;

•	testing procedures to meet a variety of global regulations and emission control standards;

•	research and development;

•	application engineering and validation; and

•	manufacturing and quality assurance.

Products

Quantum’s core products include gaseous fuel storage, fuel delivery and electronic controls for use in OEM alternative fuel vehicles and fuel cell applications. Quantum’s advanced enabling products for fuel cell systems are used in transportation and industrial vehicles, stationary and portable power generation, and hydrogen refueling products for the infrastructure to support fuel cell vehicles. Quantum continues to improve its products and develop new systems to meet increasingly stringent vehicle operational and durability requirements in automotive OEM fuel cell powered vehicles. Quantum is also developing improved system technologies using injectors, high- and low-pressure regulators, on-board diagnostics, high-performance fuel system control modules, fuel lock-offs and related components for application in the stationary and portable power generation fuel cell markets. Quantum designs and manufactures computerized controls, regulators and automatic shut-off equipment, and lightweight, high-pressure hydrogen and natural gas storage tanks using its TriShield technology.

Quantum classifies the stages of its product development in the following categories:

•	research and development;

•	prototype;

•	pre-production prototype; and

•	production ready.

Fuel Storage Products.    Quantum’s fuel storage products include cylindrical and conformable tanks. Quantum provides lightweight, all-composite storage tank technologies for compressed hydrogen and natural gas. The lightweight nature of the tank, coupled with high hydrogen mass by volume, improves the range of hydrogen-powered fuel cell vehicles. Quantum’s conformable tank maximizes hydrogen storage in a given space, optimizing the volume of hydrogen stored on board. Quantum expects that the remaining product development costs for these products will be approximately $20 to $25 million. The following table describes the features and production stages of Quantum’s storage products:

Products	Features/Production Stage
TriShield All-Composite Storage Tanks	• Designed for safety, lightweight and cost effectiveness

• Exceeds current regulatory qualification requirements and also meets OEMs’ more stringent requirements for use in natural gas fueled vehicles

• Provides 30% more fuel capacity than comparably sized aluminum tanks, and lower cost than steel tanks

•   The all-composite liner technology acts as a permeation barrier for stored fuel and reduces the possibility of hydrogen embrittlement often present with aluminum or steel liners in the presence of hydrogen

• Production ready for compressed natural gas; production ready for hydrogen in approximately 2003 to 2004

Conformable Storage Tanks	• Designed for safety, lightweight and storage efficiency

• Optimal packaging solution

• Prototype stage; production ready in approximately 2005 to 2007

Fuel Delivery Products.    Quantum’s fuel delivery products consist of regulators, injectors and valves. Quantum has designed its in-tank regulator for use with hydrogen for fuel cell applications. Its design provides greater safety by eliminating the need for high-pressure fuel lines outside of the fuel storage tank. The unit is also cost-effective because it incorporates the features of many independent components, thereby eliminating the need to install several separate components. Quantum has designed its patented fuel injector for use with dry gases such as hydrogen, propane or natural gas. Its fuel injector is capable of handling the high flow rates needed in automotive OEM applications, while offering superior durability, longer life, less noise and lower cost as compared to other gaseous fuel injectors. This component also allows for very precise metering of fuel, which is critical to optimizing a fuel cell system. Quantum expects that the remaining product development costs for these products will be approximately $5 million. The following table describes the features of Quantum’s fuel delivery products:

Products	Features/Production Stage
In-Tank Regulators	• Reduces the pressure of the fuel stored in the tank at the tank outlet, eliminating the need for high-pressure fuel lines running throughout the system

• Increased safety

• Significant cost reductions as compared to competitive products

• Prototype stage; production ready for compressed natural gas and hydrogen in approximately 2003 to 2004

Gaseous Fuel Disc Injectors	• Designed specifically for precise gaseous fuel metering to provide superior flow rate and increased durability over existing plunger technologies

• Generally translates into lower costs than competing technologies

• Pre-production prototype stage; production ready for compressed natural gas and propane in 2003 and for hydrogen in 2004

Injector Pressure Regulators	• Provides precise control of fuel required for injection systems in fuel cell applications

• Production ready for compressed natural gas; production ready for hydrogen in approximately 2004

Gas Mass Sensors/Mixture Control Valves	• Measures and controls gaseous fuel and airflow, a critical step in the optimization of fuel cell systems

• Production for compressed natural gas commenced in 1997

Fuel Shut-Off Products	• Mechanically or electronically shuts off fuel flow to the system when fuel leakage occurs or when the system is turned off

• Production for compressed natural gas commenced in 1997

Electronic Control Products.    Quantum’s electronic control products range from eight- to 32-bit architecture. These units precisely control the flow and pressure of gaseous fuels such as hydrogen, and other gases such as air. Quantum currently uses these electronic controls, coupled with its proprietary software, to optimize fuel pressure and flow management for fuel cell applications. Quantum believes, however, that there are numerous other potential applications for these controls. It expects that the remaining product development costs for these products will be approximately $5 million. The following table describes the features of Quantum’s electronic controls and software products:

Products	Features/Production Stage
Electronic Controls and Proprietary Software	• Manages flow of fuel and air in fuel cell systems to improve optimization of overall system

• Provides closed-loop system control

• Proprietary designs, software and calibration tools to develop, calibrate and optimize fuel cell control systems

• Sensors, actuators and controllers specific to Quantum’s customers’ needs and specifications

• Production for compressed natural gas commenced in 1997; production ready for hydrogen in approximately 2004

Services

Quantum provides services in the areas of design, development, validation, certification, manufacture and after-sales service support. It provides its customers with the following services to support their programs for transportation, and stationary and portable power generation applications:

•	Systems Integration. Quantum integrates its gaseous fuel storage, fuel delivery and electronic control components and systems into alternative fuel vehicles and fuel cell applications in the transportation, stationary power and portable power industries, as well as hydrogen refueling products. Quantum also provides rapid prototyping techniques, which accelerate the iterative design process and result in a more accurate design.

•	Testing and Validation. To increase the likelihood of high success rates at the system level, Quantum performs component, subsystem and system testing and validation. These procedures must satisfy Quantum’s own internal requirements, customer-specific requirements and industry standards. If no suitable procedures exist, Quantum generates requirements for the customer.

•	Certification and Compliance. Quantum’s regulatory and certification engineers implement the latest emissions and safety regulations to ensure the proper certification and ongoing compliance of its products and its business.

•	System Level Assembly. Quantum develops and manages the assembly process for integration of its systems into end products at its facility or at its customers’ facilities.

•	Training. Quantum develops comprehensive technical training for its customers that sell and service its products as well as for its customers that use its products.

•	Service and Warranty. Quantum has extensive capabilities in developing service procedures and programs for OEMs. It also provides technical support over the telephone or at customer sites to resolve technical issues.

Business Strategy

Quantum’s business strategy is to take advantage of current opportunities in the rapidly expanding international market for natural gas and propane vehicles while also advancing its fuel cell enabling technologies. Its objective is to be the leading developer and supplier of integrated systems that store gaseous fuels and monitor and control the pressure and flow of those fuels for fuel cells and internal combustion engines. Quantum’s strategy for achieving this objective includes the following elements:

Increase Quantum’s Participation in the Alternative Fuel OEM Vehicle Markets

Quantum plans to leverage its technology and systems integration capabilities in the OEM alternative fuel vehicle markets to expand its customer base and enter new OEM markets. Quantum believes that significant opportunities for growth exist in international markets. Based on the size and projected growth rate for alternative fuel vehicles across the globe, Quantum has prioritized its business development efforts in Asia-Pacific, Europe and North America.

Develop and Supply On-Board Hydrogen Fuel Storage and Control Systems for Fuel Cell Vehicle Applications

Quantum will continue to develop its fuel cell enabling technologies to assist fuel cell OEMs in expediting the commercialization of vehicle applications. Quantum intends to apply its systems integration expertise in OEM alternative fuel vehicle applications in the emerging fuel cell vehicle market. Most of the major automotive OEMs have announced intentions to introduce fuel cell vehicles beginning in 2004 to 2005. Quantum will focus its fuel cell enabling technology business development priorities in North America, Europe and Asia-Pacific.

Provide Hydrogen-Refueling Units for Initial Infrastructure for Development Fleets, Fleet Operators and Consumer Commercialization

Quantum plans to leverage its hydrogen storage, metering and control technologies and integration capabilities to capitalize on the need for mobile and stationary hydrogen refueling units. Quantum believes there are significant opportunities to work with OEMs and energy and petroleum companies in providing the initial refueling products such as mobile refueling units, compact stationary refueling units, and hydrogen storage for bulk transport trailers.

Provide Fuel Systems to the Stationary Fuel Cell Power Generation Market

Quantum plans to address demand for stationary fuel cell applications by continuing to work with fuel cell manufacturers to develop and supply integrated fuel systems for their stationary and portable power generation applications. Quantum believes that the commercialization of stationary fuel cells for residential, emergency back-up, and uninterruptible power supply applications will precede the volume production of fuel cell vehicles. Several fuel cell manufacturers have announced intentions of introducing stationary fuel cell products between 2002 and 2005.

Focus Research and Development on Fuel Cell Enabling Technologies

Quantum intends to focus its research and development efforts on advancing its fuel cell enabling technologies and systems to succeeding generations to further improve performance and reduce cost. Quantum plans to continue to expand its research and development in fuel storage, fuel delivery and electronic control systems for fuel cells. It will actively seek to establish joint development programs and strategic alliances with the major fuel cell developers and industry leaders in these markets. For example, under Quantum’s alliance with General Motors, Quantum will co-develop technologies that are designed to accelerate the commercialization of fuel cell applications.

Expand Quantum’s Participation in the Development of Hydrogen Storage and Handling Codes and Standards

Quantum plans to expand its participation in national and international organizations that can influence international standard setting organizations for alternative fuel vehicles, fuel cell applications, and related supporting infrastructure. Quantum will focus its involvement in these organizations to promote standards that are performance-based and consistent with and inclusive of Quantum’s technologies. Members of Quantum’s management team have served on the boards of key fuel cell and alternative fuel vehicle industry organizations, including California Hydrogen Business Council, CalStart/Weststart, National Hydrogen Association, Natural Gas Vehicle Coalition and U.S. Fuel Cell Council.

Sales and Distribution

Quantum derives revenue from the sale of its alternative fuel products for use in alternative fuel vehicles manufactured by General Motors and other OEMs, alternative fuel and fuel cell development contracts with OEMs, and government contracts focused on fuel cell and alternative fuel research. Quantum sells its jointly developed alternative fuel systems and components to General Motors. Through its strategic alliance with General Motors, Quantum will be a recommended provider to General Motors of hydrogen storage, hydrogen handling and associated electronic controls for fuel cell system applications. Quantum relies on its sales force and strategic partners to sell its products and services, develop new customers and consummate joint application development programs with leading OEMs in the target alternative fuel vehicle, fuel cell and hydrogen refueling infrastructure markets.

Manufacturing

Quantum’s manufacturing activities currently include assembly, system installation and tank manufacturing. Quantum assembles the majority of its components at its facility in Irvine, California, but outsources the assembly of complex electronic components and select key suppliers for certain components of developed fuel systems. Quantum’s vendor and service provider supply base is highly diversified, with none of its suppliers representing more than 10% of its raw material purchases. Complete systems are installed on vehicles at the OEM manufacturing facility or at third-party equipping sites. The criteria for the establishment of a site are proximity to vehicle manufacturing and delivery points. Quantum’s operations are QS-9000 certified.

Strategic Relationships

Quantum continually surveys and evaluates the benefits of joint ventures, acquisitions and strategic alliances with its customers and other participants in the alternative fuel vehicle and fuel cell industries to strengthen its global business position. Quantum has focused its strategic alliances on either its marketing strategy or on its development strategy. Quantum’s marketing strategy seeks to expand the distribution channels for its advanced fuel system technologies. Quantum’s development strategy is to advance the state of technology and its application.

IMPCO

In July 2002, Quantum entered into a Strategic Alliance Agreement with IMPCO pursuant to which Quantum will work with IMPCO in identifying and conducting research and development programs of mutual interest. As part of such research and development activities, Quantum may develop, solely or jointly with IMPCO, technology that is owned solely by Quantum or jointly with IMPCO. The other purpose of this relationship is to provide IMPCO access to Quantum’s advanced technologies products, including the CNG storage tanks, fuel injectors, in-tank regulators and other products, for use in automotive, bus and truck and industrial aftermarket applications and in the bus and truck and industrial OEM markets. Quantum believes that this alliance with IMPCO will expedite the commercialization and integration of Quantum’s advanced gaseous storage and handling systems into broader global alternative fuel markets, including automotive aftermarket, material handling, internal combustion engine-based stationary and portable power generation, and general industrial markets.

General Motors

Quantum’s strategic alliance with General Motors became effective upon Quantum’s spin-off from IMPCO. Quantum believes that the strategic alliance with General Motors will advance and commercialize, on a global basis, the integration of Quantum’s gaseous storage and handling systems into fuel cell systems used in the transportation markets. Under the alliance, Quantum and General Motors will co-develop technologies that are designed to accelerate the commercialization of fuel cell applications. Additionally, General Motors will endorse Quantum as a recommended provider of hydrogen storage, hydrogen handling and associated electronic controls. This strategic alliance expands upon the relationship that has been in place between General Motors and Quantum (as IMPCO’s Automotive OEM Division) since 1993, through which Quantum provides integrated natural gas and propane fuel systems for General Motors’ alternative fuel vehicle products.

In connection with Quantum’s strategic alliance, it issued to General Motors stock representing 19.9% of Quantum’s total outstanding equity following such issuance, for consideration of a nominal cash contribution and access to certain General Motors proprietary information. Under the alliance, Quantum has committed to provide minimum amounts of annual funding to projects approved under the alliance. Each party will retain the ownership of its existing technology and will jointly own technology that is jointly created under the alliance. Quantum will be free to use jointly created technologies in certain aspects of its business but will be required to share with General Motors revenue from fuel cell system-related products that are sold to General Motors or third parties.

Sumitomo Corporation

In April 2003, Quantum signed an agreement with Sumitomo Corporation whereby Sumitomo will market Quantum’s products for use in the global alternative fuel and fuel cell markets and will have exclusive sales and distribution rights to market in Japan Quantum’s products to Japanese customers. In addition, the agreement also forms the basis, subject to definitive terms, for Sumitomo to make a future strategic investment in Quantum, including a joint business venture.

Customers and Development Programs

A substantial portion of Quantum’s revenue through January 31, 2003 related to product sales to and development fees from General Motors. Since the beginning of 2001, Quantum has had prototype development projects or programs with the following entities:

Adam Opel AG	Hyundai Motor Company
AeroVironment	ISE Research
Ballard Power Systems	Pinnacle West Capital Corporation
Energy Conversion Devices	Proton Energy Systems, Inc.
Ford Motor Company	South Coast Air Quality Management District
General Motors Corporation	Suzuki Motor Corporation
General Motors (Global Alternative Propulsion Center) General Motors of Canada, Limited Hydrogenics Corporation	Toyota Motor Corporation U.S. Department of Energy Yamaha Motor Company
Hyundai America Technical Center

Quantum intends to establish similar relationships with other leading industry OEMs by using its systems integration capabilities and its leading technology position in fuel storage, fuel delivery and electronic controls.

Research and Development

Quantum conducts research and development in the following areas, with corresponding technical capabilities:

•	Fuel Storage. Composite pressure vessel design and analysis, carbon and epoxy filament winding and hydraulic, pneumatic, burst and fatigue testing. Evaluation and development test capabilities for advanced hydrogen storage materials, including hydride, alanates, carbon adsorption and other emerging materials.

•	Electronic Control Systems. Specialization in hardware design and selection, engine modeling, calibration and software design for engine and emission controls.

•	Mechanical Design and Development. Specialization in pneumatics, kinematics, hydraulic components and systems and advanced materials, structural, flow and thermal analysis.

•	Advanced Emissions Testing. Testing facility that utilizes California Air Resources Board (CARB) and U.S. Environmental Protection Agency (EPA) approved advanced technology to test Super Ultra Low Emission Vehicles. EPA/CARB certification testing, vehicle development testing including catalyst efficiency, diagnostics calibration, engine durability testing and engine mapping.

•	Advanced Products. Injectors, fuel management, fuel storage and fuel supplies for fuel cell power systems, mass flow sensors for natural gas measurement and “smart” sensors using 8-bit microcontrollers.

•	Component and Subsystem Test Facilities. Extended vibrations, shock loads and accelerations, extreme temperature exposure from -85° F to 392° F and thermal shock, cyclic corrosion, extended salt, fog, humidity and dryness cycling, severe acid and alkali corrosion, flow simulations and pneumatic leak checks.

Quantum believes these capabilities are a critical component of its ability to maintain its technology leadership position in alternative fuel and fuel cell enabling systems. Quantum intends to develop and adapt its current technologies and products for use in connection with fuel cells.

Competition

In the alternative fuel industry, Quantum’s key competitors in North America for gaseous fuel delivery products in the automotive OEM market include Alternative Fuel Systems, Baytech Corporation, Clean Air Partners, FEV, GFI Control Systems, Inc. and Westport Innovations Inc. In international markets, Quantum competes with aftermarket component and kit manufacturers such as Aisan, Koltec, Landi, Lovato, OMVL, Tartanni and Vialle. In the future, Quantum may also face competition from traditional automotive component suppliers, such as Bosch, Delphi, Siemens and Visteon, and from motor vehicle OEMs that develop fuel systems internally.

In the fuel cell industry, Quantum’s area of expertise is in hydrogen fuel storage, fuel delivery, electronic controls, and system integration. Its does not manufacture fuel cells or fuel reformers. Its principal competition in the fuel cell markets primarily consists of companies developing individual components.

Quantum believes that its competitive advantage over current and potential future competitors is its technology leadership derived from many years of experience with alternative fuels. Quantum’s current competitors typically focus on fuel injection and individual components. Quantum believes it is unique in being able to offer complete integrated fuel systems based on its own advanced technologies, including gaseous fuel storage, fuel metering and electronic controls.

A critical element for fuel cell vehicles and OEM alternative fuel vehicles is fuel storage. Quantum’s major competitors for high-pressure gaseous storage cylinders include Dynetek Industries Ltd., Lincoln Composites and Structural Composites Inc. Liquid hydrogen, metal hydrides, and on-board liquid fuel reformation may also provide alternatives to high-pressure storage. Companies pursuing these competing technologies include Linde AG, Energy Conversion Devices, which has recently joined forces with Texaco and ExxonMobil.

An emerging competitor focused on fuel cell system integration, but without its own technologies, was XCELLSIS. In 2001, Ballard Power Systems acquired XCELLSIS and Ecostar to become a consolidated fuel cell manufacturer and system integrator.

Many of these potential competitors have been in business longer than Quantum and have substantially greater financial, marketing and development resources than Quantum has. Quantum expects that it will face increased competition in the future as new competitors enter the market and advanced technologies become available. In addition, consolidation in Quantum’s industry may also affect its ability to compete. Consolidation may strengthen Quantum’s competitors’ financial, technical and marketing resources and may provide greater access to customers. Consequently, these competitors may be able to develop greater resources for the development, promotion and sale of their products. Quantum cannot assure that it will be able to compete successfully with its existing or new competitors or that the competitive pressures will not materially and adversely affect Quantum’s business, financial condition and results of operations.

Product Certification

Quantum must obtain emission compliance certification from the U.S. Environmental Protection Agency to introduce vehicles or engines into commerce in the United States, and from the California Air Resources Board to introduce vehicles or engines into commerce in California. Certification requires that each vehicle or engine meet specific component, subsystem and vehicle-level durability, emission, evaporative and idle tests.

Quantum strives to meet stringent industry standards set by various regulatory bodies and industry practices, including the Department of Transportation and Federal Motor Vehicle Safety Standards, the National Fire Protection Association, TUV, European Integrated Hydrogen Project, Kouatsugasu Hoan Kyokai, Underwriters Laboratories and American Gas Association. Approvals enhance the acceptability of Quantum’s products in the domestic marketplace. Many foreign countries also accept these agency approvals as satisfying the “approval for sale” requirements in their markets.

Backlog

As of January 31, 2003, Quantum’s backlog for its products was approximately $3.9 million. Quantum measures backlog for its product sales from the time orders become irrevocable, which generally occurs 60 days prior to the date of delivery.

Employees

At March 31, 2003, Quantum had 136 full-time employees. Quantum considers its relations with its employees to be good. None of Quantum’s employees is represented by a collective bargaining agreement.

Intellectual Property

Quantum relies primarily on patent and trade secret laws to protect its intellectual property rights. In connection with the spin-off, IMPCO assigned to Quantum its interest in seven domestic patents and three domestic patent applications, including any interest IMPCO had in foreign patents and applications relating to these patents. Of the seven domestic patents, Quantum has allowed three to expire, and the remaining patents will expire between June 2006 and September 2019. In March 2002, Quantum filed a reissue application in an attempt to broaden the scope of its in-tank regulator patent. Quantum recently abandoned the reissue application notwithstanding an unfavorable patent office opinion with respect to the pending claims in the reissue application, including the claims of the original patent. Quantum’s abandonment of the reissue application could result in a successful challenge to the validity of the existing patent; however, Quantum is developing replacement technologies that it believes may have intellectual property and commercial viability potential.

Quantum does not know whether any patents will be issued from its patent applications or whether the scopes of its issued patents are sufficiently broad to protect its technologies or processes. Quantum’s patents may not provide it a competitive advantage. Competitors may successfully challenge the validity and/or scope of Quantum’s patents and trademarks. Quantum also relies on a combination of trademark, trade secret and other intellectual property laws and various contract rights to protect Quantum’s proprietary rights. However, Quantum does not believe its intellectual property rights provide significant protection from competition. Quantum believes that patent, copyright, trademark and trade secret protection are less significant and that its growth and future success will be more dependent on factors such as the knowledge and experience of its personnel, new product introductions and continued emphasis on research and development. Quantum believes that establishing and maintaining strong strategic relationships with valued customers and OEMs are the most significant factors protecting it from new competitors.

In connection with Quantum’s strategic alliance with General Motors, each party will retain the ownership of its existing technology and will jointly own technology that is jointly created under the alliance. Quantum will be free to use jointly created technologies in certain aspects of its business but will be required to share with General Motors revenue from fuel cell system-related products that are sold to General Motors or third parties.

In October 2002, Quantum entered into a patent cross license agreement with GFI Control Systems, Inc. in connection with the parties’ mutual agreement to dismiss claims against each other for patent infringement. Pursuant to the agreement, Quantum granted GFI a royalty-free, nonexclusive license to sell products utilizing in-tank regulators covered by Quantum’s in-tank regulator patent, and GFI granted Quantum a royalty-free, nonexclusive license to sell products utilizing in-tank solenoid valves covered by its in-tank solenoid valve patent, in each case provided that the in-tank regulators and solenoid valves are used together. In the event that the patent covering Quantum’s in-tank regulator is invalidated, Quantum will be required to pay a five percent royalty to GFI for Quantum’s use of technology covered by GFI’s patent, so long as its patent is not invalidated. The competitive advantage that Quantum believes can be achieved through the intellectual property related to its in-tank regulators may not be fully realized to the extent that GFI uses Quantum’s in-tank regulator patent to compete with Quantum.

Properties

Quantum’s corporate headquarters are located in Irvine, California. Quantum operates research and development facilities in California and Michigan. Its research and development facility in Irvine is dedicated to the research and development of systems and technologies that enable the use of gaseous fuels in internal combustion engines and fuel cells. This center conducts research and development of advanced fuel storage, systems for light- and medium-duty OEM alternative fuel vehicles and for fuel cell applications in the transportation, stationary power generation, and portable power generation markets.

Quantum conducts vehicle development and integration at its facilities located in Lake Forest, California. It opened this facility during the 2000 fiscal year. Its Advanced Vehicle Concept Center in Lake Forest, California is focused on systems integration, validation and certification for concept, prototype and production vehicles. The center additionally conducts research and development of advanced fuel delivery and electronic control systems for light- and medium-duty OEM alternative fuel vehicles and for fuel cell applications, including transportation, stationary power generation, and portable power generation. Quantum’s Sterling Heights, Michigan facility was established to assist its OEM customers in the Detroit area, acting as a liaison between Quantum and its customers, performing the following primary functions: vehicle commercialization; production; and specialty vehicle assembly management.

Quantum currently leases manufacturing, research and development and general office facilities in the locations set forth below:

Location	Principal Uses	Square Footage
Irvine, California	Corporate offices, manufacturing, research and development and testing	79,000

Lake Forest, California	Design, development and testing	65,000

Sterling Heights, Michigan	Customer relations, sales, design and development	16,000

Quantum believes its facilities are presently adequate for its current core product manufacturing operations and OEM development programs and production. Quantum anticipates that it will require additional space as it expands its operations in the fuel cell and alternative fuel industries. Quantum believes that it will be able to obtain suitable space as needed on commercially reasonable terms.

Legal Proceedings

Except as set forth below, Quantum is not currently a party to any material legal proceeding. In addition to the proceeding described below, Quantum may from time to time become involved in litigation relating to claims arising in the ordinary course of business. These claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

In August 2000, IMPCO proceeded with legal action in federal court (Eastern District of Michigan, case # 00-73633) against GFI Control Systems Inc. and Dynetek Industries Ltd. for patent infringement (U.S. Patent No. 6,041,762), which covers a compressed gas fuel system that includes a tank with an internal pressure regulator. GFI Control Systems Inc. filed a counter-claim for patent infringement for its in-tank solenoid valve patent. In connection with the spin-off, IMPCO assigned to Quantum all of its rights under this litigation. In October 2002, Quantum entered into a mutual agreement with GFI to dismiss all claims against each company in connection with the pending lawsuit. Pursuant to the agreement, Quantum granted GFI a royalty-free, nonexclusive license to sell products utilizing in-tank regulators covered by Quantum’s in-tank regulator patent, and GFI granted Quantum a royalty-free, nonexclusive license to sell products utilizing in-tank solenoid valves covered by its in-tank solenoid valve patent, in each case provided that the in-tank regulators and solenoid valves are used together. In the event that the patent covering Quantum’s in-tank regulator is invalidated, Quantum will be required to pay a five percent royalty to GFI for Quantum’s use of technology covered by GFI’s patent, so long as its patent is not invalidated. IMPCO and GFI also agreed to the dismissal of the lawsuit regarding the claims they were asserting against each other. In February 2003, Quantum entered into a settlement agreement with Dynetek in which Quantum agreed not to assert claims against Dynetek under our in-tank regulator patent, Dynetek agreed not to challenge the validity of Quantum’s patent or any reissue thereof, and Quantum and Dynetek each agreed to dismiss the pending lawsuit.

Selected Financial Data of Quantum

Set forth below is a summary of certain financial information with respect to Quantum at the dates and for the periods indicated prepared in accordance with U.S. GAAP. The statement of operations data for the years ended April 30, 2000, 2001 and 2002 and the balance sheet data as of April 30, 2001 and 2002 have been derived from Quantum’s audited financial statements included elsewhere in this Joint Proxy Statement. The statement of operations data for the year ended April 30, 1999 and the balance sheet data as of April 30, 1999 and 2000 have been derived from audited financial statements not included in this Joint Proxy Statement. The statement of operations data for the year ended April 30, 1998 and the balance sheet data as of April 30, 1998 are derived from unaudited financial statements not included in this Joint Proxy Statement. Interim results for the periods ended January 31, 2002 and 2003 and the balance sheet data as of January 31, 2003 are derived from Quantum’s unaudited financial statements appearing elsewhere in this Joint Proxy Statement which, in the opinion of Quantum’s management, reflect all adjustments, consisting of normal recurring adjustments, which include certain adjustments as described in Footnote 16 to the financial statements contained herein, which are necessary for a fair presentation of the results of operations as of and for the relevant period. Historical financial information may not be indicative of future performance of Quantum or the combined entity. The following selected financial data should be read in conjunction with the financial statements and related notes, and “—Quantum Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	Year Ended April 30,					Nine Months Ended January 31,
	1998	1999	2000	2001	2002	2002	2003
	(unaudited)					(unaudited)
	(thousands of U.S.$, except per share amounts)
Statement of Operations Data:
Net revenue:
Product sales	$3,718	$13,456	$13,057	$15,447	$15,458	$11,389	$10,270
Contract revenue	8,610	11,013	9,284	7,911	7,945	4,897	5,952
Total revenue	12,328	24,469	22,341	23,358	23,403	16,286	16,222
Costs and expenses:
Cost of product sales	4,811	15,347	15,081	19,452	25,581	18,513	12,753
Research and development	10,889	8,902	12,956	26,687	32,657	26,282	11,001
Selling, general and administrative	3,439	3,713	4,939	7,459	8,063	6,350	6,887
Operating loss	(6,811)	(3,493)	(10,635)	(30,240)	(42,898)	(34,858)	(14,420)
Interest expense	—	—	—	4	489	302	26
Other income (expense)	—	—	—	—	10	10	103
Provision for income tax	—	—	—	—	1	—	1
Net loss	$(6,811)	$(3,493)	$(10,635)	$(30,244)	$(43,378)	$(35,150)	$(14,344)

Basic and diluted net loss per share	—	—	—	—	$(3.07)	$(2.49)	$(0.86)

Weighted average number of shares outstanding —basic and diluted(1)	—	—	—	—	14,142	14,142	16,702

	April 30,					January 31,
	1998	1999	2000	2001	2002	2003
	(unaudited)					(unaudited)
	(thousands of U.S.$)

Balance Sheet Data:
Cash and cash equivalents	$—	$—	$2	$4	$177	$13,952
Working capital	3,177	11,545	14,364	11,338	(3,375)	19,379
Total assets	7,646	18,597	23,399	32,815	28,159	52,269
Long-term obligations, less current portion	—	—	—	183	127	—
Total equity	6,794	15,866	19,357	23,992	10,271	46,769

(1)	Please see Note 11 of the notes to Quantum’s financial statements included herein for an explanation of the determination of the number of shares used to compute basic and diluted per share amounts.

Quantum Management’s Discussion and Analysis of Financial Condition and Results of Operations

You should read the following Quantum Management’s Discussion and Analysis of Financial Condition and Results of Operations together with the Quantum financial statements and related notes included elsewhere in this Joint Proxy Statement. This discussion contains forward-looking statements that involve risks and uncertainties. Quantum’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including those described under “Risk Factors” and elsewhere in this Joint Proxy Statement.

Overview

Quantum designs, manufactures and supplies integrated fuel systems to OEMs for use in alternative fuel vehicles and fuel cell applications. Quantum’s fuel systems enable cars, trucks and buses powered by internal combustion engines to operate on hydrogen, natural gas or propane. Quantum’s advanced enabling products for fuel cell systems are used in transportation and industrial vehicles, stationary and portable power generation, and hydrogen refueling products for the infrastructure to support fuel cell vehicles. Quantum’s advanced fuel systems comprise the storage, monitoring, control and injection of gaseous fuels to improve efficiency, enhance power output, and reduce pollutant emissions from internal combustion engines and fuel cell systems.

Quantum supplies its advanced gaseous fuel systems for alternative fuel vehicles to OEM customers for use by consumers and for commercial and government fleets. Since 1997, Quantum has sold over 15,000 fuel systems for alternative fuel vehicles, primarily to General Motors, which in turn has sold substantially all of these vehicles to its customers. Quantum also provides its gaseous fuel systems and hydrogen refueling products for fuel cell applications to major OEMs through funded research and development contracts and on a prototype basis. These fuel cell and hydrogen refueling products are not currently used on a commercial basis and will require additional product development over the next five years; however, Quantum believes that a commercial market will begin to develop for these products in 2004 to 2005. Quantum believes that these systems will reach production volumes only if OEMs produce fuel cell applications and hydrogen refueling products using Quantum’s systems on a commercial basis.

Quantum classifies its business operations into four reporting segments: the Alternative Fuels division, Fuel Cell Systems division, Advanced Research & Product Development and Corporate Expenses. The Alternative Fuels division generates revenue through the sale of compressed natural gas (“CNG”) and propane (“LPG”) fuel storage, fuel delivery and electronic control systems to OEMs, primarily General Motors, and the installation of its products into OEM vehicles. The Alternative Fuels division also generates contract revenue by providing engineering design and support to the OEMs so that its fuel storage, fuel delivery and electronic control systems integrate and operate with certain of their alternative fuel vehicles. The Fuel Cell Systems division generates limited revenue through the sale of fuel cell-related fuel storage, fuel delivery and electronic control systems to OEMs and the installation of its products into OEM vehicles and hydrogen refueling systems. The Fuel Cell

Systems division also generates contract revenue by providing engineering design and support to the OEMs so that their fuel storage, fuel delivery and electronic control systems integrate and operate with certain of their fuel cell applications. The Fuel Cell Systems division was established as a new segment beginning in the first quarter of fiscal year 2003, and prior year amounts have been restated to reflect the new presentation. The chief operating decision maker allocates resources and tracks performance by each of the four reporting segments. The change in reporting aligns revenue and costs of sales from fuel cell development contracts with the research and development of fuel cell applications. Previously, all revenue and related cost of sales were reported in the Alternative Fuels segment. The Fuel Cell Systems division also now includes the research and development directly attributed to fuel cell applications. Previously, these expenses were reported in the Research and Development segment, which has now been changed to Advanced Research & Product Development.

For the fiscal years ended April 30, 2001 and 2002 and the nine months ended January 31, 2003, revenue related to sales of Quantum’s products to and contracts with General Motors and its affiliates represented 98.7%, 79.9% and 70.0% of Quantum’s total revenue for these periods.

Quantum recognizes revenue for product sales when goods are shipped in accordance with its shipping terms. Contract revenue is recognized based on the percentage of completion method. Corporate expenses represent a sub-category of selling, general and administrative expense. Corporate expenses consist of general and administrative expense incurred at the corporate level.

Quantum expenses all research and development when incurred. Research and development expense includes both customer-funded research and development and company-sponsored research and development. For segment reporting purposes, research and development expense is allocated to the Alternative Fuels and Fuel Cell Systems segments when the expense can be identified with those segments. Advanced Research & Product Development is a sub-category of research and development expense and represents company-sponsored research and development that is not allocated to the Alternative Fuels or Fuel Cell Systems reporting segments. Customer-funded research and development consists primarily of expenses associated with contract revenue. These expenses include application development costs in Quantum funded under customer contracts. Quantum will continue to require significant research and development expenditures over the next several years in order to commercialize its products for fuel cell applications.

General Motors Relationship.    Quantum’s strategic alliance with General Motors became effective upon Quantum’s spin-off from IMPCO. Quantum believes that its strategic alliance with General Motors will advance and commercialize, on a global basis, the integration of its gaseous storage and handling systems into fuel cell systems used in the transportation markets. Under the alliance, Quantum and General Motors will co-develop technologies that are designed to accelerate the commercialization of fuel cell applications. Additionally, General Motors will endorse Quantum as a recommended provider of hydrogen storage, hydrogen handling and associated electronic controls. This strategic alliance expands upon the relationship that has been in place between General Motors and Quantum (as IMPCO’s Automotive OEM Division) since 1993, through which Quantum provides integrated natural gas and propane fuel systems for General Motors alternative fuel vehicle products.

In connection with Quantum’s strategic alliance, immediately following its spin-off from IMPCO, Quantum issued to General Motors an aggregate of 3,513,439 shares of Quantum’s Series A common stock, representing 19.9% of its total outstanding equity following such issuance, for consideration of a nominal cash contribution and access to certain of General Motors’ proprietary information. Under the alliance, Quantum has committed to provide minimum amounts of annual funding to projects approved under the alliance. Each party will retain the ownership of its existing technology and will jointly own technology that is jointly created under the alliance. Quantum will be free to use jointly created technologies in certain aspects of its business but will be required to share revenue with General Motors on fuel cell system-related products that are sold to General Motors or third parties.

Pursuant to the terms of the Quantum Charter, upon the completion of its recently completed public offering, all of the outstanding 3,513,439 shares of Series A common stock held by General Motors converted on a one-for-one basis into Quantum common stock. Quantum also issued an additional 999,969 shares of nonvoting Series B common stock to General Motors pursuant to General Motors’ anti-dilution rights. As a result of the conversion of the Series A common stock, General Motors no longer has anti-dilution rights.

Separation from IMPCO.    Quantum was incorporated under the laws of the State of Delaware on October 13, 2000, as a wholly-owned subsidiary of IMPCO. IMPCO conducted Quantum’s business through various departments, first as a division (the Automotive OEM Division) and most recently as a subsidiary (Quantum Fuel Systems Technologies Worldwide, Inc.). On July 23, 2002, IMPCO completed the distribution and spin-off of Quantum by distributing one share of Quantum common stock for every share of IMPCO common stock held on the record date, which was July 5, 2002. Prior to the distribution, Quantum entered into several agreements with IMPCO with respect to, among other things, intellectual property, interim services and a number of ongoing commercial relationships. The interim services agreement provides for specified charges generally intended to allow the providing company to fully recover the allocated direct costs of providing the services, plus all out-of-pocket costs and expenses, but without any profit. With limited exceptions, these interim services are not expected to extend beyond six months from the distribution date. The pricing terms for goods and services covered by the commercial agreements reflect negotiated prices.

Quantum’s historical financial statements include allocations of certain IMPCO corporate headquarters’ assets, liabilities and expenses relating to Quantum’s business operations that were transferred from IMPCO in connection with the spin-off. General corporate overhead has been allocated either based on the ratio of Quantum’s headcount to IMPCO’s total headcount, on Quantum’s revenue as a percentage of IMPCO’s total revenue, or specifically identified costs. General corporate overhead primarily includes salary and expenses for executive management, finance, legal, human resources, information services and investor relations departments and amounted to approximately $2,126,000, $3,117,000 and $3,209,000 in 2000, 2001 and 2002, respectively. Quantum’s management believes the costs of these services charged to it are a reasonable representation of the costs that would have been incurred if Quantum had performed these functions as a stand-alone company. As a result of the spin-off, Quantum will perform these functions using its own resources or purchased services.

Quantum’s financial statements, which are discussed below, reflect the historical financial position, results of operations and cash flows of the business transferred to Quantum from IMPCO as part of the distribution. The financial information included herein, however, may not necessarily reflect Quantum’s financial position, results of operations and cash flows in the future or what Quantum’s financial position, results of operations and cash flows would have been had Quantum been a stand-alone company during the periods presented.

Income Taxes.    Income taxes were calculated as if Quantum filed separate tax returns. However, IMPCO was managing its tax position for the benefit of its entire portfolio of businesses, and its tax strategies are not necessarily reflective of the tax strategies that Quantum would have followed or will follow as a stand-alone company.

Critical Accounting Policies and Estimates

The discussion and analysis of Quantum’s financial condition and results of operations are based upon its financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, Quantum evaluates its estimates, including those related to bad debts, inventories, warranty and recall obligations, long-term service contracts, and contingencies and litigation. Quantum bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Quantum believes the following critical accounting policies affect the more significant judgments and estimates used in the preparation of its financial statements:

Quantum recognizes revenue and profit as work progresses on long-term, fixed price contracts for product application development using the percentage-of-completion method, which relies on estimates of total expected contract revenue and costs. Quantum follows this method because it can make reasonably dependable estimates of the revenue and costs applicable to various stages of a contract. Recognized revenue and profit are subject to revisions as the contract progresses to completion. Revisions in profit estimates are charged to income in the period in which the facts that give rise to the revision become known.

Quantum provides for the estimated cost of product warranties at the time revenue is recognized. While Quantum engages in product quality programs and processes, including actively monitoring and evaluating the quality of its component suppliers, Quantum’s warranty obligation is affected by product failure rates, material usage and service delivery costs incurred in correcting a product failure. Should actual product failure rates, material usage or service delivery costs differ from Quantum’s estimates, revisions to the estimated warranty liability would be required.

Quantum writes down its inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-downs may be required.

Results of Operations

Nine Months Ended January 31, 2002 and 2003

Net revenue and operating loss for Quantum’s business for the nine months ended January 31, 2002 and 2003 were as follows:

	Nine Months Ended
	January 31,
	2002	2003
	(unaudited, thousands of U.S.$)
Revenue:
Alternative fuels	$13,958	$9,912
Fuel cell systems	2,328	6,310

Total	$16,286	$16,222

Operating Loss:
Alternative fuels	$(13,830)	$(5,934)
Fuel cell systems	(11,379)	(1,528)
Advanced research & product development	(7,080)	(1,657)
Corporate expenses(1)	(2,569)	(5,301)

Total	$(34,858)	$(14,420)

(1)	Represents corporate expenses not allocated to any of the reporting segments.

Net revenue and operating loss for Quantum’s business for the nine months ended January 31, 2002 and 2003 were as follows:

Net revenue decreased $0.1 million, or 0.6%, from $16.3 million in the first nine months of fiscal year 2002 to $16.2 million in the first nine months of fiscal year 2003.

Operating losses decreased by $20.5 million, or 58.7%, from $34.9 million in the first nine months of fiscal year 2002 to $14.4 million in the first nine months of fiscal year 2003. The decrease in loss was attributable to a $7.9 million decrease in the operating loss of the Alternative Fuels segment, a $9.9 million decrease in operating loss for the Fuel Cell Systems segment, and a $5.4 million decrease in the operating loss of the Advanced Research & Product Development segment, partially offset by a $2.7 million increase in the operating loss of the Corporate Expenses segment.

Alternative Fuels.    Product sales decreased $3.0 million, or 26.3%, from $11.4 million in the first nine months of fiscal year 2002 to $8.4 million in the first nine months of fiscal year 2003. Product sales consist of sales associated with General Motors’ mid-size automobiles, pickup trucks, and vans equipped with Quantum’s bi-fuel and CNG fuel systems and General Motors’ medium duty trucks equipped with dedicated liquid propane gas kits. The decrease in product sales for the first nine months of fiscal year 2003 was due to lower sales of General Motors’ midsize automobiles, medium duty trucks and vans, partially offset by higher sales of pickup trucks.

Cost of product sales decreased $7.1 million, or 38.4%, from $18.5 million in the first nine months of fiscal year 2002 to $11.4 million in the third half of fiscal year 2003. The decrease in cost of product sales was due to a $2.2 million decrease in manufacturing overhead mainly due to cost cutting efforts, a $2.5 million decrease in material costs related to the lower sales volume, and a $2.4 million decrease in direct labor and other indirect production costs, including warranty reserve, inventory obsolescence, and freight charges. A provision for inventory obsolescence is made for each model year based on inventory levels necessary to provide for future warranty and service parts, as well as for parts that cannot be transferred to the next model year program. During the first nine months of fiscal year 2003, Quantum completed four model year 2002 platforms and determined at the time of completion that excess inventory remained and, therefore, created a provision of $0.6 million.

Gross profits on product sales increased $4.1 million, or 57.7%, from a negative $7.1 million in the first nine months of fiscal year 2002 to a negative $3.0 million in the first nine months of fiscal year 2003, due to a 26.2% decrease in cost of product sales as a percentage of sales. Although Quantum generates material gross margin, it still generates negative gross profit due to the lower than anticipated General Motors production quantities.

Contract revenue related to alternative fuels decreased $1.1 million, or 42.3%, from $2.6 million in the first nine months of fiscal year 2002 to $1.5 million in the first nine months of fiscal year 2003. The decrease is due to a decline in the number and scope of General Motors’ alternative fuel developmental programs and due to the fact that many of these contracts are model year rollover programs which require less engineering time. Contract revenue is used primarily for system development and application engineering of Quantum’s products under funded General Motors and other OEM contracts, and other funded contract work with state and federal agencies.

Research and development associated with cost of contract revenue included in Quantum’s Alternative Fuels segment decreased $2.3 million, or 74.2%, from $3.1 million in the first nine months of fiscal year 2002 to $0.8 million in the first nine months of fiscal year 2003. The decrease is primarily due to the lower contract revenue, engineering efficiencies due to the model year rollover of the contracts and cost cutting measures instituted in the second and third quarters of fiscal year 2002.

Operating loss for the Alternative Fuels segment decreased by $7.9 million, or 57.2%, from $13.8 million in the first nine months of fiscal year 2002 to $5.9 million in the first nine months of fiscal year 2003. The decrease in loss was attributable to a $2.5 million decrease in research and development expenses, a $4.1 million decrease in negative gross profit on product sales, and a $2.4 million decrease in general and administrative expenses, which was partially offset by a $1.0 million decrease in contract revenue.

Fuel Cell Systems.    Revenue increased by $4.0 million, or 173.9%, from $2.3 million in the first nine months of fiscal year 2002 to $6.3 million in the first nine months of fiscal year 2003. Product sales were $1.9 million in the first nine months of fiscal year 2003. There were no fuel cell product sales during the first nine months of fiscal year 2002. Product sales consisted of sales associated with Toyota Motor Company’s fuel cell SUV platform equipped with Quantum’s hydrogen fuel metering and fuel storage systems. For the first nine months of fiscal year 2003, these product sales contributed $0.6 million in gross profit.

Contract revenue for the Fuel Cell Systems segment increased $2.1 million, or 91.3%, from $2.3 million in the first nine months of fiscal year 2002 to $4.4 million in the first nine months of fiscal year 2003. The increase was due to Quantum’s participation in new fuel cell system developmental programs for automotive OEM programs and hydrogen refueling systems. Contract revenue is used primarily for system development and application engineering of Quantum’s products under funded OEM contracts, and other funded contract work with state and federal agencies.

Research and development associated with cost of contract revenue included in Quantum’s Fuel Cell Systems segment increased $0.6 million, or 35.2%, from $1.7 million in the first nine months of fiscal year 2002 to $2.3 million in the third quarter of fiscal year 2003. The increase is primarily due to development efforts to support the customer-funded contracts.

Internally funded research and development expense for the Fuel Cell Systems segment decreased by $7.9 million, or 65.8%, from $12.0 million in the first nine months of fiscal year 2002 to $4.1 million in the first nine months of fiscal year 2003. The decrease in internally funded research and development primarily relates to a decrease in fuel storage, fuel delivery systems, and vehicle integration for fuel cell-related programs primarily due to cost cutting measures, and less significantly, to an increase in research and development funded under customer programs and a decrease in direct and indirect support costs. Internally funded research and development expense for the Fuel Cell Systems segment includes the amortization of Quantum’s intangible asset. The amortization expense in the first nine months of fiscal year 2003 was approximately $745,000. The expected amortization expense for the full fiscal year is approximately $1.2 million.

Operating loss for the Fuel Cell Systems segment decreased by $9.9 million, or 86.8%, from $11.4 million in the first nine months of fiscal year 2002 to $1.5 million in the first nine months of fiscal year 2003. The decrease in loss was attributable to a $7.4 million decrease in research and development expenses, a $2.0 million increase in contract revenue, and a $0.6 million increase in gross profit on product sales, partially offset by a $0.1 million increase in sales and marketing expenses.

Advanced Research & Product Development.    Research and development expense decreased by $5.4 million, or 76.1%, from $7.1 million in the first nine months of fiscal year 2002 to $1.7 million in the first nine months of fiscal year 2003. The decrease in research and development primarily relates to a decrease in advanced engineering for component development work and support costs for vehicle integration activities primarily due to cost cutting measures instituted in the third and fourth quarters of fiscal year 2002.

Corporate Expenses.    Corporate expenses increased by $2.7 million, or 103.8%, from $2.6 million in the first nine months of fiscal year 2002 to $5.3 million in the first nine months of fiscal year 2003. The fiscal year 2002 results reflect only the corporate allocation from IMPCO of $2.6 million for the first nine months of the fiscal year. The increase for both the first nine months of fiscal year 2003 is due to additional corporate expenses necessary to support Quantum’s business as a stand-alone company. In fiscal year 2002 Quantum had expended more direct and indirect resources supporting research and development activities than on the traditional general and administrative support activities needed for a stand-alone company. In fiscal year 2003, Quantum realigned these resources to support these more traditional general and administrative activities.

Interest Expense (Income), net.    Net interest expense decreased $0.3 million for the first nine months of fiscal year 2003 compared to the first nine months of fiscal year 2002.

Provision for Income Taxes.    Income tax expense remained flat due to Quantum’s net losses during the period. A valuation allowance has been established for deferred tax assets due to Quantum’s lack of earnings history. Quantum expects that income tax expense for fiscal year 2003 will be the same as fiscal year 2002 as Quantum expects to continue to incur operating losses.

Years Ended April 30, 2001 and 2002

Net revenue and operating loss for Quantum’s business for the years ended April 30, 2001 and 2002 were as follows:

	Revenue		Operating Loss
	Year Ended April 30,		Year Ended April 30,
	2001	2002	2001	2002
	(thousands of U.S.$)
Alternative fuels	$22,595	$19,014	$(3,929)	$(13,404)
Fuel cell systems	763	4,389	(15,171)	(12,943)
Advanced research & product development	—	—	(8,023)	(11,677)
Corporate expenses(1)	—	—	(3,117)	(4,874)

Total	$23,358	$23,403	$(30,240)	$(42,898)

(1)	Represents corporate expenses not allocated to any of the reporting segments.

Net revenue remained flat at $23.4 million for fiscal year 2001 and fiscal year 2002.

Alternative Fuels.    Product sales for the Alternative Fuels segment increased $0.1 million, or 0.7%, from $15.4 million in fiscal year 2001 to $15.5 million in fiscal year 2002. The slight increase in product sales was generated mainly by higher service parts sales. Product sales also increased slightly due to higher sales of General Motors vans, partially offset by lower sales of pickup trucks, midsize automobiles and medium duty trucks.

Cost of product sales increased $6.1 million, or 31.3%, from $19.5 million in fiscal year 2001 to $25.6 million in fiscal year 2002. The increase in cost of product sales was due to a $1.4 million increase in inventory reserves, of which $0.6 million was related to a “lower of cost-or-market” reserve for the General Motors pickup truck application and $0.5 million related to increases in the provision for obsolescence, $1.4 million in higher material cost related to product mix, a $1.0 million increase in warranty reserves due to increased vehicle sales and higher warranty claims experienced, primarily in Quantum’s medium duty applications, a $1.8 million increase in labor and manufacturing overhead mainly due to pre-production efforts associated with Quantum’s fuel storage tanks, a $0.2 million increase in freight charges, and a $0.2 million increase in production related scrap. The “lower of cost-or-market” reserve on the General Motors pickup truck application is due to a fixed sales price and a higher than expected material cost. The higher than expected material cost is due to lower anticipated volumes and no firm sales commitment from General Motors. As such, once product is received for this application, Quantum immediately reduces its inventory value to reflect the selling price of the application. Quantum expects the level of the “lower of cost-or-market” adjustment to be lower in the future as a result of pricing increases on the pickup truck application.

Gross profits on product sales decreased $6.1 million, or 152.5%, from a negative $4.0 million in fiscal year 2001 to a negative $10.1 million in fiscal year 2002 due to a $6.1 million increase in cost of product sales.

Contract revenue related to alternative fuels decreased $3.6 million, or 50.7%, from $7.1 million in fiscal year 2001 to $3.5 million in fiscal year 2002. The decrease is due to a decline in the number and scope of

General Motors’ alternative fuel developmental programs and due to the fact that many of these contracts are model year rollover programs which require less engineering time.

Research and development associated with cost of contract revenue included in Quantum’s Alternative Fuels segment decreased $1.0 million, or 21.3%, from $4.7 million in fiscal year 2001 to $3.7 million in fiscal year 2002. The decrease is primarily due to the lower contract revenue and cost cutting measures instituted in the second and third quarters of fiscal year 2002. This decrease was partially offset by $1.3 million in cost overruns on the CNG pickup truck programs and the cancellation of the General Motors LPG pickup program.

Operating loss increased by $9.5 million, or 243.6%, from $3.9 million in fiscal year 2001 to $13.4 million in fiscal year 2002. The increase in loss was attributable to a $6.1 million decrease in gross profit on products sales, a $3.6 million decrease in contract revenue, and a $0.8 million increase in general and administrative expenses, partially offset by a $1.0 million decrease in cost of contract revenue.

Fuel Cell Systems.    Contract revenue for the Fuel Cell Systems segment increased by $3.6 million, or 450.0%, from $0.8 million in fiscal year 2001 to $4.4 million in fiscal year 2002. The increase is due to new OEM fuel cell system developmental programs for automotive and hydrogen refueling systems.

Research and development associated with cost of contract revenue included in Quantum’s Fuel Cell Systems segment increased $1.8 million, or 200.0%, from $0.9 million in fiscal year 2001 to $2.7 million in fiscal year 2002. The increase is primarily due to development efforts to support customer-funded contracts.

Internally funded research and development expense for the Fuel Cell Systems segment increased by $1.5 million, or 11.5%, from $13.1 million in fiscal year 2001 to $14.6 million in fiscal year 2002. The increase in internally funded research and development primarily relates to an increase for fuel storage and fuel delivery systems for fuel cell-related programs and an increase in direct and indirect support costs.

Operating loss for the Fuel Cell Systems segment decreased by $2.3 million, or 15.1%, from $15.2 million in fiscal year 2001 to $12.9 million in fiscal year 2002. The decrease in loss was attributable to a $3.6 million increase in contract revenue and a $1.9 million decrease in general and administrative expenses, partially offset by a $3.2 million increase in research and development expenses.

Advanced Research & Product Development.    Research and development expense increased by $3.7 million, or 46.3%, from $8.0 million in fiscal year 2001 to $11.7 million in fiscal year 2002. The increase relates to a $2.8 million increase attributable to additional facilities and additional research and development support activities, and a $0.8 million increase in product application development support costs.

Corporate Expenses.    Corporate expenses increased by $1.8 million, or 58.1%, from $3.1 million in fiscal year 2001 to $4.9 million in fiscal year 2002. The increase for fiscal year 2002 was mainly due to nonrecurring charges of $2.0 million for legal and consulting services associated with the spin-off transaction, the strategic alliance with General Motors and legal proceedings related to patent infringement described in “—Legal Proceedings.”

Operating losses increased by $12.7 million, or 42.1%, from $30.2 million in fiscal year 2001 to $42.9 million in fiscal year 2002. The increase was attributable to a $9.5 million increase in the operating loss of the Alternative Fuels segment, a $3.7 million increase in the loss of the Advanced Research & Product Development segment, and a $1.8 million increase in the loss of the Corporate Expenses segment, partially offset by a $2.2 million decrease in operating loss for the Fuel Cell Systems segment. Quantum anticipates its operating loss for fiscal year 2003 will be less than experienced in fiscal year 2002, as a result of staff and cost reductions implemented during the second and third quarters of fiscal year 2002, higher contract revenue and improved pricing on production programs.

While Quantum did not have any amortization charges during fiscal year 2002, Quantum expects that such charges will be substantial in future years as a result of its strategic alliance with General Motors. Quantum recorded the value of the shares issued to General Motors as an intangible asset at fair market value on the date of distribution. Quantum will amortize this value over the ten year term of the strategic alliance.

Interest Expense.    Interest expense increased $484,275 from $4,167 in fiscal year 2001 to $488,442 in fiscal year 2002. The increase was due to a higher level of capital leases and the borrowing under Quantum’s line of credit facility. Quantum anticipates that interest expense for fiscal year 2003 will be lower than levels experienced during fiscal year 2002 due to lower anticipated levels of outstanding debt.

Provision for Income Taxes.    Income tax expense increased slightly to $800 to record Quantum’s minimum state income tax liability. No additional expense was charged due to Quantum’s net losses during the period. A valuation allowance has been established for deferred tax assets due to Quantum’s lack of earnings history. Quantum expects that income tax expense will be the same for the next fiscal year as Quantum expects to continue to incur operating losses. Income taxes in Quantum’s financial statements have been calculated on a separate tax return basis. The tax credits and net operating losses incurred through the date of the distribution will remain with IMPCO.

Years Ended April 30, 2000 and 2001

Net revenue and operating loss for Quantum’s business for the years ended April 30, 2000 and 2001 were as follows:

	Revenue		Operating Loss
	Year Ended April 30,		Year Ended April 30,
	2000	2001	2000	2001
	(thousands of U.S.$)
Alternative fuels	$22,114	$22,595	$(1,183)	$(3,929)
Fuel cell systems	227	763	(409)	(15,171)
Advanced research & product development	—	—	(6,917)	(8,023)
Corporate expenses(1)	—	—	(2,126)	(3,117)

Total	$22,341	$23,358	$(10,635)	$(30,240)

(1)	Represents corporate expenses not allocated to any of the reporting segments.

Net revenue increased $1.1 million, or 4.9%, from $22.3 million in fiscal year 2000 to $23.4 million in fiscal year 2001.

Alternative Fuels.    Product sales increased $2.3 million, or 17.6%, from $13.1 million in fiscal year 2000 to $15.4 million in fiscal year 2001. This increase was primarily due to an increase in unit sales to General Motors.

Cost of product sales increased $4.4 million, or 29.0%, from $15.1 million in fiscal year 2000 to $19.5 million in fiscal year 2001. This increase in cost of product sales was due to $1.4 million in higher material cost related to higher production volume, a $1.3 million increase in manufacturing overhead mainly due to pre-production efforts associated with Quantum’s fuel storage tanks, a $0.5 million increase in production related scrap, a $0.4 million increase in additions to the provision for inventory obsolescence, a $0.3 million increase in additional direct labor for assembled products, and a $0.2 million increase in freight charges. Warranty reserves increased by $0.4 million during the year due to the increased number of vehicles placed into service. Provision for inventory obsolescence is made for each model year based on inventory levels necessary to provide for future warranty and service parts, as well as for parts that cannot be transferred to the next model year program.

Gross profits on product sales decreased $2.0 million, or 100%, from a negative $2.0 million in fiscal year 2000 to a negative $4.0 million in fiscal year 2001, primarily due to a $4.4 million increase in cost of product sales, offset partially by a $2.3 million increase in product sales.

Contract revenue related to alternative fuels decreased $1.9 million, or 21.1%, from $9.0 million in fiscal year 2000 to $7.1 million in fiscal year 2001. This decrease was primarily due to lower contract levels, which reflect efficiencies that result from Quantum’s ability to transfer knowledge between prior model year and current model year contracts. Additionally, the contract revenue recognized on pickup truck platforms declined due to an expanded scope of the 2001 program to include the 2002 model year, which includes higher engineering costs to complete without a commensurate increase in the contract value.

Research and development associated with cost of contract revenue included in Quantum’s Alternative Fuels segment decreased $0.9 million, or 16.1%, from $5.6 million in fiscal year 2000 to $4.7 million in fiscal year 2001. The decrease for fiscal year 2001 is due to reduced revenue of $1.9 million, partially offset by a decrease in margin from 38.2% to 34.7%. The decrease in margin is primarily due to $0.6 million in cost overruns on the CNG and LPG pick-up truck development programs.

Operating loss increased by $2.7 million, or 225.0%, from $1.2 million in fiscal year 2000 to a $3.9 million loss in fiscal year 2001. The increase in loss was attributable to a $2.0 million decrease in gross profit on products sales and a $1.9 million decrease in contract revenue, partially offset by a $0.9 million decrease in cost of contract revenue and a $0.3 million decrease in sales and marketing expense.

Fuel Cell Systems.    Contract revenue for the Fuel Cell Systems segment increased by $0.6 million, or 300.0%, from $0.2 million in fiscal year 2000 to $0.8 million in fiscal year 2002. The increase is due to new OEM fuel cell system developmental programs for automotive OEMs and government programs.

Research and development associated with cost of contract revenue included in Quantum’s Fuel Cell Systems segment increased $0.7 million, or 350.0%, from $0.2 million in fiscal year 2000 to $0.9 million in fiscal year 2002. The increase is primarily due to development efforts to support the customer-funded contracts.

Internally funded research and development expense for the Fuel Cell Systems segment increased by $12.7 million, or 3,175.0%, from $0.4 million in fiscal year 2000 to $13.1 million in fiscal year 2001. The increase in research and development primarily relates to a $9.9 million increase for fuel storage, fuel delivery systems, and vehicle integration for fuel cell OEM programs and a $2.4 million increase attributable to additional facilities and additional research and development activities to support the fuel cell OEM programs. In order to satisfy the anticipated increased OEM demand, Quantum opened four additional facilities to expand its testing capabilities and vehicle integration capacity.

Operating loss for the Fuel Cell Systems segment increased by $14.8 million, or 3,700.0%, from $0.4 million in fiscal year 2000 to $15.2 million in fiscal year 2001. The increase in loss was attributable to a $13.4 million increase in research and development expenses, and a $1.8 million increase in employment fees and relocation related to Quantum’s headcount increase.

Advanced Research & Product Development.    Research and development expense increased by $1.1 million, or 16.0%, from $6.9 million in fiscal year 2000 to $8.0 million in fiscal year 2001. The increase relates to a $1.7 million increase in product application development support costs, partially offset by a $0.6 million decrease in fuel metering research and development activities.

Corporate Expenses.    Corporate expenses increased by $1.0 million, or 47.6%, from $2.1 million in fiscal year 2000 to $3.1 million in fiscal year 2001. Corporate expenses represents the $3.1 million allocated from IMPCO for fiscal year 2001 for Quantum’s proportional share of the corporate expenses incurred at IMPCO. This reflects a $1.0 million increase from the previous year.

Operating losses increased by $19.6 million, or 184.9%, from $10.6 million in fiscal year 2000 to $30.2 million in fiscal year 2001. The increase was attributable to a $14.8 million increase in the loss of the Fuel Cell Systems segment, a $2.7 million increase in the operating loss of the Alternative Fuels segment, a $1.1 million increase in the loss of the Advanced Research & Product Development segment, and a $1.0 million increase in the loss of the Corporate Expenses segment.

Interest Expense.    Interest expense increased $4,167 from $0 in fiscal year 2000 to $4,167 in fiscal year 2001.

Provision for Income Taxes.    Income tax expense remained flat as no expense was charged due to Quantum’s net losses during the period. A valuation allowance has been established for deferred tax assets due to Quantum’s lack of earnings history. Income taxes in Quantum’s financial statements have been calculated on a separate tax return basis.

Liquidity and Capital Resources

Prior to Quantum’s spin-off, Quantum historically used cash generated from IMPCO’s operations, bank financings and investments from IMPCO to fund capital expenditures and research and development, as well as to invest in and operate Quantum’s existing operations and new businesses. Until fiscal year 2002, Quantum had been funded entirely from IMPCO in the form of equity investments. In fiscal year 2002, Quantum became a co-borrower with IMPCO of $12.0 million on a debt facility with Bank of America. On April 30, 2001, IMPCO amended its credit facility with Bank of America NT&SA to include a $5.0 million line of credit for Quantum’s use. Quantum and IMPCO were co-borrowers on this line of credit, and it was secured by Quantum’s assets. In September 2001, the credit facility with Bank of America was amended to allow Quantum to increase its use of the line of credit from $5.0 million to $15.0 million. On June 24, 2002, IMPCO amended its credit facility with Bank of America to remove Quantum as a co-borrower under the line of credit and to release the pledge of Quantum’s assets under the facility, effective upon completion of the distribution.

Prior to the distribution, IMPCO made an additional capital investment of $15.0 million in cash, plus an assumption of Quantum’s debt facility of $8.6 million. As of January 31, 2003, Quantum had no material indebtedness or commitments for capital expenditures.

In January 2003, Quantum completed a public equity offering of an aggregate of 4,025,000 shares of its common stock at a price of $2.25 per share, which yielded net proceeds of $8.0 million after underwriting discounts and commissions and offering expenses.

Quantum anticipates that it will require additional sources of financing to achieve commercialization of its products and technologies and to develop facilities for mass production of these products. These additional sources of financing may include bank borrowings or public or private offerings of equity or debt securities. Quantum cannot assure you that such additional sources of financing will be available on acceptable terms, if at all.

Quantum management believes that its working capital will be adequate to meet its liquidity needs for fiscal year 2004, including direct transaction costs and break-up fees in the event the Combination is not completed.

Net cash used in operating activities was $11.0 million in the first nine months of fiscal year 2003 as compared to $28.9 million for the same period of fiscal year 2002. The decrease in cash used in operating activities resulted primarily from the net operating loss for the first nine months of fiscal year 2003 of $14.3 million as compared to the net operating loss of $35.1 million for the same period in fiscal year 2002. In addition, there was a decrease in cash used in operating activities due to a $1.6 million decrease in inventories in the first nine months of fiscal year 2003 compared to a $2.8 million increase in same period of fiscal year 2002. The decrease in inventories is due to better inventory management and consolidation of parts being sold in production. Accounts payable decreased by $3.7 million during the first nine months of fiscal year 2003, primarily due to a $2.4 million final payment for legal services provided to Quantum in connection with the distribution and spin-off, patent applications and litigation related to its patents.

Net cash used in operating activities was $34.5 million in fiscal year 2002 as compared to $25.8 million for fiscal year 2001. The increase in cash used in operating activities resulted primarily from the net operating loss for fiscal year 2002 of $43.4 million as compared to the net operating loss of $30.2 million for fiscal year 2001. Partially offsetting this increase was a $5.2 million decrease in accounts receivable due to increased collection efforts and $0.9 million decrease in other current assets.

Net cash used in investing activities in the first nine months of fiscal year 2003 was $0.8 million, a decrease of $2.3 million from the same period in fiscal year 2002. The decrease is a result of the completion of the initial expansion plans in the prior two fiscal years as well as a realigning of Quantum’s investment priorities with its available liquidity.

Net cash used in investing activities in fiscal year 2002 was $3.4 million, a decrease of $5.7 million from fiscal year 2001. The decrease was a result of the completion of a majority of the initial expansion plans in the prior fiscal year as well as a realigning of Quantum’s investment priorities with its available liquidity.

Net cash provided by financing activities in the first nine months of fiscal year 2003 was $25.6 million as compared to $33.1 million for the same period of fiscal year 2002. This decrease was due to lower net advances from IMPCO and no borrowings under Quantum’s previous line of credit, partially offset by a $15.0 million cash infusion from IMPCO and $8.0 million in net proceeds from Quantum’s public equity offering as compared to the same period in the prior year.

Net cash provided by financing activities for fiscal year 2002 was $38.1 million as compared to $34.9 million for fiscal year 2001. This increase was due to advances on Quantum’s line of credit in the amount of $8.6 million. The increase was partially offset by a decrease of $5.2 million in advances from IMPCO from 2002 to 2001.

The ratio of current assets to current liabilities was 4.5:1 at January 31, 2003 and 0.8:1 at April 30, 2002. During the first nine months of fiscal year 2003, Quantum’s total working capital increased by $22.8 million from a negative $3.4 million at the end of fiscal year 2002 to $19.4 million at January 31, 2003.

Quantitative and Qualitative Disclosures About Market Risk

Quantum is exposed to market risk from changes in interest rates due to its financing, investing and cash management activities. Specifically, Quantum’s cash and cash equivalents are subject to fluctuations in interest rates. Based on Quantum’s cash balance at January 31, 2003, a 1% decrease in interest rates would result in reduced annual interest income of approximately $140,000.

To date, Quantum has not used any derivative financial instruments for the purpose of reducing its exposure to adverse fluctuations in interest rates. Quantum is not a party to leveraged derivatives nor does it hold or issue financial investments for speculative purposes.

Recent Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangible Assets,” effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill will no longer be amortized but will be subject to annual impairment tests in accordance with SFAS 141 and SFAS 142. Other intangible assets will continue to be amortized over their useful lives. Quantum adopted SFAS 141 and SFAS 142 as of May 1, 2002. The adoption of SFAS 141 and SFAS 142 did not have a significant impact on its financial position and results of operations.

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards 143, “Accounting for Asset Retirement Obligations.” SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. Quantum is in the process of assessing the effect of adopting SFAS 143, which is effective for fiscal years beginning after June 15, 2002.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” SFAS 144 is effective for fiscal years beginning after December 15, 2001 and interim periods within those fiscal years with earlier application encouraged. Quantum adopted SFAS 144 as of May 1, 2002 and the adoption of SFAS 144 did not have a significant impact on its financial position and results of operations.

In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, “Accounting for Exit or Disposal Activities.” SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring).” The scope of SFAS 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The provisions of EITF Issue No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF Issue No. 94-3 prior to the adoption of SFAS 146. Adopting the provisions of SFAS 146 change, on a prospective basis, the timing of when restructuring charges are recorded from a commitment date approach to when the liability is incurred.

BUSINESS OF GLOBAL

Global was originally incorporated as Global Thermoelectric Power Systems Ltd. on March 10, 1975 and was continued under the Business Corporations Act (Alberta) on December 30, 1983. On April 1, 1985, Global amalgamated with its wholly-owned subsidiary, Rigtronics Systems Ltd. By Articles of Amendment dated April 8, 1991, Global changed its name to Global Thermoelectric Inc.

On September 17, 2001, Global incorporated a Delaware corporation, Global Thermoelectric Corporation, as a wholly-owned subsidiary. Global Thermoelectric Corporation markets and sells thermoelectric generators in the United States and has a sales office located in Houston, Texas. The head office and registered office of Global is located at 4908—52nd Street S.E. Calgary, Alberta T2B 3R2.

Global is focused on the development and commercialization of solid oxide fuel cell products. It is also engaged in the development, manufacture and sale of thermoelectric power generators for remote power applications.

Fuel cells combine hydrogen and oxygen electrochemically to produce electricity, heat and water. Hydrogen is obtained from hydrocarbon fuels such as natural gas, propane and gasoline. In the case of Global’s fuel cells, these hydrocarbon fuels can be used with minimal external “reforming.” Utilizing electrochemical reactions to produce electricity results in a more efficient use of fuel while producing less environmentally harmful emissions such as nitrous oxides. In addition, the scalability of fuel cell designs for distributed or decentralized power production provides an economic alternative to large, capital intensive power generation facilities. The ability to capture and utilize the heat produced by the fuel cell also contributes to higher fuel efficiencies. These advantages are important with the advent of deregulation within the power industries of North America. Greater fuel efficiencies and fuel cells’ compatibility with a hydrogen fuel infrastructure also address concerns related to energy security in the United States. Fuel cells can also be utilized in transportation applications as replacements of, and supplements to, the internal combustion engine.

Thermoelectric generators produce electricity directly from heat and are utilized for remote power applications in the pipeline, oil and gas and telecommunication industries. Global’s common shares are listed for trading on the Toronto Stock Exchange under the symbol “GLE.”

A description of Global’s business is contained in its Annual Information Form for the year ended December 31, 2002, which is included in Annex I to this Joint Proxy Statement. The Annual Information Form also includes Global’s audited financial statements for the period ended December 31, 2002, as well as Global’s Management’s Discussion and Analysis.

Recent Developments

On May 6, 2003, Global announced a reduction of its workforce in its fuel cell division by approximately one third, or 47 employees, which is expected to result in a reduction of research and development expenses by approximately $5 million over the next twelve months. During the course of Global’s review of alternatives to maximize shareholder value and in conjunction with its efforts to create a sustainable solid oxide fuel cell program, Global determined that it needed to significantly reduce expenditures and to focus on its core competency—the development of solid oxide fuel cell membranes and stack technology. Global believes that this reduction maintains Global’s staffing at a level which allows it to continue to focus its efforts on its core technology development while maintaining its prototype system capability.

Selected Consolidated Financial Data of Global

Set forth below is a summary of certain financial information with respect to Global and its wholly-owned subsidiary, Global Thermoelectric Corporation, at the dates and for the periods indicated prepared in accordance with Canadian GAAP. The statement of operations data for the periods ended December 31, 2000, 2001 and 2002 and the balance sheet data as at December 31, 2001 and 2002 have been derived from Global’s audited financial statements included in Global’s Annual Information Form for the year ended December 31, 2002 included in Annex I in this Joint Proxy Statement. The statement of operations data for the year ended March 31, 2000 and the balance sheet data as at March 31, 2000 and December 31, 2000 have been derived from audited financial statements not included in this Joint Proxy Statement. The data for the year ended and as at March 31, 1999 have been derived from unaudited financial statements not included in this Joint Proxy Statement. Historical financial information may not be indicative of future performance of Global or the combined entity. The following selected financial data should be read in conjunction with the financial statements and related notes and “Global’s Management’s Discussion and Analysis” included in Global’s Annual Information Form for the year ended December 31, 2002 included in Annex I of this Joint Proxy Statement.

	Year Ended March 31, 1999	Year Ended March 31, 2000	Nine Months Ended December 31, 2000	Year Ended December 31, 2001	Year Ended December 31, 2002
	(thousands of Cdn.$, except per share amounts)
Statement of Operations Data:
Revenue from continuing operations	$10,300	$18,534	$14,649	$15,357	$21,770
Revenue—fuel cell contract research	—	—	—	—	541
Gross margin—generators	3,433	5,313	3,798	4,883	8,651
Investment income	—	444	3,605	5,911	2,899
Research, engineering and development—net	2,174	1,980	4,980	15,087	23,321
Net (loss) earnings from continuing operations	(1,052)	140	(1,967)	(12,968)	(24,543)
Per common share—basic and diluted	(0.08)	0.00	(0.09)	(0.49)	(0.89)

Discontinued operations, net of income tax(1)
(Loss) earnings from discontinued operations	(274)	112	(372)	433	137
Gain on sale of discontinued operations	—	—	—	744	—

Total discontinued operations, net of income tax	(274)	112	(372)	1,177	137
Per common share—basic and diluted	(0.02)	0.01	(0.01)	0.04	0.01

Net (loss) earnings	(1,326)	252	(2,339)	(11,791)	(24,406)
Per common share—basic and diluted	(0.10)	0.01	(0.10)	(0.45)	(0.88)
Preferred share dividends	197	48	482	500	500

	As at March 31,		As at December 31,
	1999	2000	2000	2001	2002
	(thousands of Cdn. $)
Balance Sheet Data:
Cash and cash equivalents and short-term investments	$—	$24,290	$135,300	$121,064	$95,306
Total assets	10,463	41,439	160,675	146,849	122,403
Long-term obligations	1,014	737	630	407	486
Shareholders’ equity	4,482	35,085	151,467	139,272	114,465

(1)	In August 2001, Global sold the assets of its military heater business segment to a U.S. purchaser. For reporting purposes, the results of operations and the financial position of the business have been presented as discontinued operations.

THE COMBINED COMPANY

Upon the completion of the Combination, the combined company will retain the name “Quantum Fuel Systems Technology Worldwide, Inc.” and will be headquartered in Irvine, California. The seven-member board of directors of Quantum will include the five current members of the Quantum board of directors and two members from the current Global board of directors. On the effective date of the Combination, Quantum’s board of directors will appoint two of the following three individuals to serve on Quantum’s expanded board of directors: Peter Garrett, currently President, Chief Executive Officer and a director of Global; Robert Snyder, currently a director and Chairman of the Board of Global; and Norman Fraser, currently a director of Global. Alan P. Niedzwiecki, Quantum’s President and Chief Executive Officer, and W. Brian Olson, Quantum’s Chief Financial Officer, will lead the combined company in these respective roles. The combined company’s fiscal year end will be April 30. Global will be operated as a consolidated subsidiary of Quantum and remain based in Calgary, Alberta.

Quantum anticipates that the companies’ respective alliance partners and customers can be utilized to assist in the commercialization and funding of each company’s products, particularly Quantum’s existing relationships with customers and U.S.-based governmental agencies. Quantum anticipates that the combined company will result in a more cost efficient, well-capitalized and diversified company to address transportation, stationary power generation and hydrogen refueling markets. In addition, the combined company is expected to have complementary revenue streams across established markets with an expanded technology profile and product portfolio as an energy systems solution provider, leading to broader customer awareness, industry leadership, branding and distribution opportunities.

Quantum believes that the Combination will allow Quantum and Global to combine and integrate their research and development resources, complementary distribution channels, products and technologies, strategic alliances and customer bases, which is expected to lead to expanded markets, greater technical resources, diversification and cost efficiencies.

Following completion of the Combination, the combined company may narrow Global’s solid oxide fuel cell development focus (compared to Global’s historical commercialization programs) to fuel cell membranes and stacks, its core competencies. In addition, the combined company expects to focus on fuel cell systems development and integration to the extent that it is able to leverage Quantum’s system engineering capabilities and obtain external funding for its system development programs. Global may determine to reduce its labor force, either before or after the effective date of the Combination. Other than the Combination, Quantum has no present plans or proposals which relate to or would result in an extraordinary corporate transaction such as a merger, reorganization, liquidation, a sale or transfer of a material amount of assets or any other material changes to its corporate structure or business.

Pro Forma Condensed Combined Financial Information

At January 31, 2003, on a pro forma condensed combined basis, the combined company had:

•	total assets of $138.0 million;

•	total cash and cash equivalents, and short-term investments of $72.8 million;

•	total stockholders’ equity of $118.5 million;

•	long-term debt and capital leases of $0.4 million;

•	preferred shares of subsidiary of $7.8 million, representing the Global Series 2 Preferred Shares remaining outstanding after the Combination; and

•	approximately 52.4 million outstanding shares of common stock (assuming an exchange ratio of 1.020 and excluding Quantum common stock issuable upon the exercise of options and conversion of Global Series 2 Preferred Shares).

For the nine month period ended January 31, 2003, on a pro forma condensed combined basis, the combined company had:

•	revenue of $27.6 million;

•	gross margins of $7.1 million; and

•	net loss of $27.6 million.

For a discussion of the assumptions underlying this pro forma condensed combined financial information, please see “—Unaudited Pro Forma Condensed Combined Financial Statements” on page 120.

Management of Quantum After the Combination

Upon completion of the Combination, Alan P. Niedzwiecki, Quantum’s President and Chief Executive Officer, and W. Brian Olson, Quantum’s Chief Financial Officer, will lead the combined company in these respective roles. For information with respect to these and other officers and directors of Quantum, please see  “Chapter Six—Quantum Executive Compensation and Related Information.”

Under the terms of the Combination Agreement, Quantum’s board of directors will take action immediately prior to the effective time of the Combination to increase the size of the Quantum board to seven members and will appoint two additional individuals to the Quantum board. The table below identifies the five current members of the Quantum board of directors and provides biographical information for these individuals.

Current Quantum Board Members

Name and Residence	Director Since	Biographical Information
Dale L. Rasmussen Black Diamond, Washington	October 2000

Chairman of the Quantum board of directors since February 2002; since April 1984, Mr. Rasmussen has held various positions at IMPCO, including his current position as Senior Vice President and Secretary since June 1989, as well as Vice President of Finance and Administration; prior thereto, a commercial banker for twelve years at banks that were acquired by Key Bank and U.S. Bank.

Alan P. Niedzwiecki Laguna Beach, California	February 2002

Chief Executive Officer of Quantum since August 2002 and President of Quantum since February 2002; prior thereto, Quantum’s Chief Operating Officer from November 2001 until August 2002; prior thereto, Quantum’s Executive Director of Sales and Marketing from October 1999 to November 2001; prior thereto, President of NGV Corporation (an engineering and marketing/commercialization consulting company) from February 1990 to October 1999.

Brian A. Runkel Kailua, Hawaii	July 2002

President of Runkel Enterprises (an environmental consulting firm) since 1993; Executive Director of the California Environmental Business Council (a non-profit trade and business association representing the California environmental technology and services industry).

Scott Samuelsen Irvine, California	July 2002

Professor of Mechanical and Aerospace Engineering at University of California, Irvine since 1970, where he serves as the Director of the National Fuel Cell Research Center and as Director of the Advanced Power and Energy Program; leads the Pacific Rim Consortium on Energy, Combustion, and the Environment; Co-Chair of the California Stationary Fuel Cell Collaborative.

Thomas J. Tyson Balboa, California	July 2002

External Consultant to GE Energy & Environmental Research Corp. (a developer of advanced technologies to control nitrogen oxide emissions); prior thereto, various positions with GE Energy & Environmental Research Corp., including Chief Executive Officer and Director of Special Projects from July 1999 to December 2001; prior thereto, Chief Executive Officer of Energy & Environmental Research Corp. from 1980 until it was acquired by General Electric in 1999.

Global Board Members to be Selected for Appointment to the Quantum Board

The table below identifies and provides biographical information about the three current members of the Global board of directors from which the two new Quantum board members will be selected.

Name and Residence	Biographical Information
Robert B. Snyder Edmonton, Alberta	Chairman of the Board of Directors of Global since June 2, 1997; prior thereto, President and Chief Executive Officer of Global from August 1996.
Peter C. Garrett Calgary, Alberta

President and Chief Executive Officer of Global since July 16, 2002; prior thereto Chief Operating Officer of Global from November 13, 2001; prior thereto President of Garrett & Associates (a private consulting company) from February 2001; prior thereto Vice President, Wireless Product Development, Nortel Networks from January 1997.

Norman Fraser Toronto, Ontario	Independent financial consultant since 1995; prior thereto, Vice President and Director of RBC Dominion Securities Inc.

As of April 30, 2003, the current directors and officers of Quantum beneficially owned approximately 144,491 shares of Quantum common stock, constituting less than 1% of the outstanding Quantum common stock as of such date and no Global common shares. Based upon their beneficial ownership of Global common shares as of April 30, 2003, the directors and officers of Global will own or control, directly or indirectly, after the completion of the Combination, approximately 1,292,273 shares of Quantum common stock (assuming an exchange ratio of 1.020).

Fiscal Year

The fiscal year of the combined company will be May 1 through April 30 of each year.

Capitalization

The following table sets forth Quantum’s capitalization as of January 31, 2003:

•	on an actual basis;

•	on a pro forma basis as adjusted to reflect the amendment to the Quantum Charter, the issuance by Quantum of 29,755,116 shares of its common stock to Global common shareholders in connection with the Combination, and the assumption by Quantum of the obligations to issue its common stock upon conversion of the Global Series 2 Preferred Shares; and on a pro forma basis as adjusted to reflect the purchase price allocation for the Combination.

	January 31, 2003
	Actual	Pro Forma As Adjusted
	(in thousands of U.S.$, except share data)
Cash, cash equivalents and short-term investments	$13,952	$72,775

Long-term debt and capital leases	—	442

Preferred shares of subsidiary, 0 shares authorized and issued (actual), 1,000,000 shares authorized, issued and outstanding (pro forma as adjusted)	—	7,800
Stockholders’ equity:
Preferred stock, par value $0.001 per share, 20,000,000 shares authorized; 0 shares issued and outstanding	—	—
Series A common stock, par value $0.001 per share, 12,000,000 shares authorized, 0 shares issued and outstanding (actual); 0 shares authorized, issued and outstanding (pro forma as adjusted)	—	—
Series B common stock, par value $0.001 per share, 6,000,000 shares authorized; 999,969 shares issued and outstanding	1	1
Common stock, $0.001 par value, 42,000,000 shares authorized (actual); 94,000,000 authorized (pro forma and as adjusted); 21,680,475 shares issued and outstanding (actual); 51,435,591 shares issued and outstanding (pro forma as adjusted)	22	52
Additional paid-in capital	56,402	128,136
Accumulated deficit	(9,656)	(9,656)

Total capitalization	$46,769	$126,775

The pro forma as adjusted capitalization information is based on the financial statements of Quantum as of January 31, 2003 and of Global as of December 31, 2002 and assumes an exchange ratio of 1.020. The preceding table does not include:

•	100,000 shares of Quantum common stock issuable upon exercise of warrants outstanding on January 31, 2003 at an exercise price of U.S.$5.10 per share;

•	2,428,665 shares of Quantum common stock subject to outstanding options as of January 31, 2003 at a weighted average exercise price of U.S.$3.97 per share;

•	1,071,335 additional shares of Quantum common stock, plus annual increases, available for future grant under Quantum’s 2002 Stock Incentive Plan;

•	1,532,235 shares of Quantum common stock issuable upon exercise of Global stock options to be assumed by Quantum in connection with the Combination at a weighted average exercise price of approximately U.S.$5.89 per share (assuming a currency exchange rate of Cdn.$1.45 to U.S.$1.00);

•	warrants to purchase 300,000 shares of Quantum common stock to holders of IMPCO warrants that Quantum expects to issue prior to the Combination at an exercise price of U.S.$5.83 per share; and

•	shares of Quantum common stock issuable upon conversion of the Global Series 2 Preferred Shares. Please see “Chapter One—The Combination—Description of the Combination—Mechanics for Implementing of the Combination—Global Series 2 Preferred Shares” for a description of the conversion rights of the Global Series 2 Preferred Shares.

CERTAIN FINANCIAL INFORMATION

Comparative Market Price Data

Quantum’s common stock has been traded on the Nasdaq National Market under the symbol “QTWW” since July 23, 2002. Quantum’s Series B common stock is not publicly traded. On April 30, 2003, 29,171,683 Global common shares were outstanding and there were 140 holders of record. Prior to Quantum’s spin-off from IMPCO, from July 11, 2002 though July 22, 2002, Quantum’s common stock traded on a “when-issued” basis on the Nasdaq National Market. Global common shares trade on the Toronto Stock Exchange under the symbol “GLE.” The table below sets forth, for the periods indicated, the high and low daily sales prices for Quantum common stock and Global common shares as reported in published financial sources.

	Quantum
	High	Low	Volume
	(U.S.$)	(U.S.$)
Fiscal Year Ended April 30, 2003 Quarter ended July 31, 2002 (commencing July 11, 2002)	$6.05	$3.20	2,170,677
Quarter ended October 31, 2002	5.95	0.90	8,817,142
Quarter ended January 31, 2003	3.90	1.95	7,440,404
Quarter ended April 30, 2003	3.19	1.92	5,549,747

Fiscal Year Ending April 30, 2004 Quarter ending July 31, 2003 (through •)	•	•	•

	Global
	High	Low	Volume
	(Cdn.$)	(Cdn.$)
Fiscal Year Ended December 31, 2001 Quarter ended March 31	$24.80	$13.05	8,700,039
Quarter ended June 30	20.89	12.46	5,987,039
Quarter ended September 30	17.50	5.01	5,502,090
Quarter ended December 31	10.40	5.50	5,636,919

Fiscal Year Ended December 31, 2002 Quarter ended March 31	7.94	6.05	5,738,100
Quarter ended June 30	7.39	3.50	3,077,516
Quarter ended September 30	3.80	1.45	6,246,479
Quarter ended December 31	2.77	1.48	8,469,408

Fiscal Year Ended December 31, 2003 Quarter ended March 31	2.85	2.10	5,382,222
Month ended April 30	3.20	2.35	3,927,552
May (through •)	•	•	•

On April 8, 2003, the last trading day before the public announcement by Global and Quantum of the Combination, Global common shares closed at Cdn.$2.45 (approximately U.S.$1.67) on the Toronto Stock Exchange and shares of Quantum common stock closed at U.S.$2.32 on the Nasdaq National Market. The 20-day volume-weighted average trading price ending on •, 2003 for shares of Quantum common stock was U.S.$ • on the Nasdaq National Market. On •, 2003, the closing price of the Global common shares was Cdn.$• on the Toronto Stock Exchange and the closing price of the shares of Quantum common stock was U.S.$• on the Nasdaq National Market.

The table above shows only historical comparisons. Because the market prices of Quantum common stock and Global common shares will likely fluctuate prior to the Combination, these comparisons may not provide meaningful information, and the market value of the Quantum common stock that Quantum will issue to holders of Global common shares pursuant to the Combination may increase or decrease prior to the effective date of the Combination. You are encouraged to obtain current market quotations for Quantum common stock and Global common shares and to review carefully the other information contained in or incorporated by reference into this Joint Proxy Statement.

On April 30, 2003, there were 21,680,475 outstanding shares of Quantum common stock and there were 520 holders of record. On April 30, 2003, there were 999,969 outstanding shares of Quantum Series B common stock and one holder of record.

Quantum has never declared or paid any cash dividends on its common stock and does not anticipate paying any cash dividends in the foreseeable future. Global has never declared or paid any cash dividends on its common shares.

REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

The financial information regarding Global, including the Global audited consolidated financial statements contained in Global’s Annual Information Form for the year ended December 31, 2002 included in Annex I, and the Global unaudited financial statements and the summaries thereof contained in this Joint Proxy Statement are reported, unless otherwise noted, in Canadian dollars and have been prepared in accordance with Canadian GAAP. Note 18 to the December 31, 2002 audited consolidated financial statements (in Global’s Annual Information Form for the year ended December 31, 2002 included in Annex I) provides a reconciliation of the measurement differences between Global’s financial statements and U.S. GAAP. The financial information regarding Quantum, including the Quantum audited financial statements, the Quantum unaudited financial statements and the summaries thereof contained in this Joint Proxy Statement are reported in U.S. dollars and have been prepared in accordance with U.S. GAAP. The Quantum unaudited pro forma combined condensed financial statements included elsewhere in this Joint Proxy Statement are reported in U.S. dollars and have been prepared in accordance with U.S. GAAP.

On •, 2003, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the noon buying rate of the Federal Reserve Bank of New York was U.S.$•.

For each period indicated, the following table provides the high and low exchange rates for one Canadian dollar expressed in U.S. dollars, the average of these exchange rates on the last day of each month during the period, and the exchange rate at the end of the period, based upon the noon buying rate in New York City for cable transfers in Canadian dollars, as certified for customer purposes by the Federal Reserve Bank of New York:

	Twelve-Month Period Ended December 31,
	2002	2001	2000	1999	1998
High	0.6691	0.6697	0.6969	0.6925	0.7105
Low	0.6200	0.6254	0.6410	0.6535	0.6341
Average	0.6368	0.6442	0.6732	0.6738	0.6740
Period End	0.6329	0.6260	0.6664	0.6925	0.6504

On April 8, 2003, the last trading day prior to the announcement of the Combination, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the noon buying rate was U.S.$0.6896. On •, 2003, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the noon buying rate was U.S.$•.

For each period indicated, the following table provides the high and low exchange rates for one U.S. dollar expressed in Canadian dollars, the average of these exchange rates during such period, and the exchange rate at the end of such period, based upon the noon buying rate of the Bank of Canada:

	Twelve-Month Period Ended December 31,
	2002	2001	2000	1999	1998
High	1.6132	1.6021	1.5593	1.5298	1.5765
Low	1.5110	1.4936	1.4341	1.4433	1.4075
Average	1.5703	1.5484	1.4852	1.4858	1.4884
Period End	1.5796	1.5926	1.5002	1.4433	1.5305

On April 8, 2003, the last trading day prior to the announcement of the Combination, the exchange rate for one U.S. dollar expressed in Canadian dollars was Cdn.$1.4679, based on the noon spot rate. On •, 2003, the exchange rate for one U.S. dollar expressed in Canadian dollars based on the noon spot rate was Cdn.$•.

COMPILATION REPORT

To the Directors of Quantum Fuel Systems Technologies Worldwide, Inc.:

We have reviewed, as to compilation only, the accompanying unaudited pro forma condensed combined balance sheet of Quantum Fuel Systems Technologies Worldwide, Inc. as of January 31, 2003 and the unaudited pro forma condensed combined statements of operations for the year ended April 30, 2002 and for the nine months ended January 31, 2003. These unaudited pro forma condensed combined financial statements have been prepared solely for inclusion in the joint management information circular and proxy statement with respect to an arrangement involving Quantum Fuel Systems Technologies Worldwide, Inc. and Global Thermoelectric Inc. dated May 7, 2003. In our opinion, these pro forma condensed combined financial statements have been properly compiled to give effect to the proposed combination and the assumptions described in the accompanying notes thereto.

/s/ Ernst & Young LLP

Long Beach, California	Ernst & Young LLP

May 2, 2003	Certified Public Accountants

COMMENTS FOR THE UNITED STATES READERS ON CANADIAN AND

UNITED STATES REPORTING DIFFERENCES

The above compilation report, provided solely pursuant to Canadian requirements, is expressed in accordance with standards of reporting generally accepted in Canada. Such standards contemplate the expression of an opinion with respect to the compilation of pro forma financial information. United States standards do not provide for the expression of an opinion on the compilation of pro forma financial information. To report in conformity with United States standards on the reasonableness of pro forma adjustments and their application to the pro forma financial information requires an examination or review that would be substantially greater in scope than the review as to the compilation only that we have conducted. Consequently, we are unable to express any opinion in accordance with standards of reporting generally accepted in the United States with respect to the compilation of the accompanying unaudited pro forma condensed combined financial statements.

/s/ Ernst & Young LLP

Long Beach, California	Ernst & Young LLP

May 2, 2003	Certified Public Accountants

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

The following unaudited pro forma condensed combined balance sheet as of January 31, 2003 and the unaudited pro forma condensed combined statement of operations for the year ended April 30, 2002 and nine months ended January 31, 2003 are based on the historical financial statements of Quantum and Global after giving effect to the Combination as a purchase of Global by Quantum using the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

The pro forma information is based on preliminary estimates and assumptions set forth in the notes to such information. The pro forma information is preliminary and is being furnished solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the period or date indicated, nor is it necessarily indicative of future results that may occur. It does not reflect cost savings expected to be realized from the elimination of certain expenses and from the synergies to be created or the costs to implement such cost savings or synergies. No assurance can be given that operating cost savings and synergies will be realized.

Pro forma adjustments are necessary to reflect the estimated purchase price, the new capital structure and to adjust amounts related to Global’s net tangible and intangible assets to a preliminary estimate of their fair values. Pro forma adjustments are also necessary to reflect the amortization expense related to amortizable intangible assets, changes in depreciation and amortization expense resulting from fair value adjustments to net tangible assets, certain transaction costs, stock compensation, dividends on cumulative redeemable convertible preferred shares of Global and the income tax effect related to the pro forma adjustments.

The pro forma adjustments and allocation of purchase price are preliminary and are based in part on estimates of the fair value of the assets acquired and liabilities assumed. Management in determining purchase price allocations has considered a number of factors, including preliminary valuations.

The final purchase price allocation will be completed after asset and liability valuations are finalized by management. A final determination of these fair values, which cannot be made prior to the completion of the Combination, will include management’s consideration of all pertinent factors. This final valuation will be based on the actual net tangible and intangible assets of Global that exist as of the date of the completion of the Combination. Any final adjustments may change the allocations of purchase price which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma condensed combined financial statements. Amounts preliminarily allocated to intangible assets with indefinite lives may significantly decrease or be eliminated and amounts allocated to intangible assets with definite lives may increase significantly, which could result in a material increase in amortization of intangible assets. In addition, the impact of ongoing integration activities, the timing of the completion of the Combination and other changes in Global’s net tangible and intangible assets prior to completion of the Combination could cause material differences in the information presented.

The unaudited pro forma condensed combined balance sheet is presented as if the Combination had been completed on January 31, 2003 and, due to different fiscal period ends, combines the historical balance sheet of Quantum at January 31, 2003 and the historical balance sheet of Global at December 31, 2002.

The unaudited pro forma condensed combined statement of operations of Quantum and Global for the year ended April 30, 2002 is presented as if the Combination had been completed on May 1, 2001 and, due to different fiscal period ends, combines the historical results of Quantum for the year ended April 30, 2002 and the historical results of Global for the twelve months ended March 31, 2002. The unaudited pro forma condensed combined statement of operations of Quantum and Global for the nine months ended January 31, 2003 is presented as if the Combination had been completed on May 1, 2001 and, due to different fiscal period ends, combines the historical results of Quantum for the nine months ended January 31, 2003 and the historical results of Global for the nine months ended December 31, 2002.

The historical results of Global for the twelve month period ended March 31, 2002 were calculated as the historical results of Global for its fiscal year ended December 31, 2001, plus the results of the three month period ended March 31, 2002, less the results of the three month period ended March 31, 2001. The historical results of Global for the nine month period ended December 31, 2002 were calculated as the historical results of Global for its fiscal year ended December 31, 2002, less the results of the three month period ended March 31, 2002.

The unaudited pro forma condensed combined financial statements should be read in conjunction with Quantum’s historical consolidated financial statements and accompanying notes for its fiscal year ended April 30, 2002 and the nine month period ended January 31, 2003 included elsewhere in this Joint Proxy Statement and Global’s historical financial statements in Annex I for its fiscal year ended December 31, 2002. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial condition of the combined company that would have been reported had the Combination been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of the combined company.

Global’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. Note 18 to the December 31, 2002 audited consolidated financial statements (in Global’s Annual Information Form for the year ended December 31, 2002 included in Annex I) provides a reconciliation of the measurement differences between Global’s financial statements and U.S. GAAP. For the purposes of presenting the selected unaudited pro forma combined financial information, financial information relating to Global has been adjusted to conform to U.S. GAAP.

There were no intercompany balances or transactions between Quantum and Global. No material pro forma adjustments were required to conform Global’s accounting policies to Quantum’s accounting policies. Certain reclassifications have been made to conform Global’s historical amounts to Quantum’s presentation in addition to those required to conform Global to U.S. GAAP.

Quantum has not yet identified any pre-Combination contingencies where the related asset, liability or impairment is probable and the amount of the asset, liability or impairment can be reasonably estimated. Upon completion of the Combination and prior to the end of the purchase price allocation period, if information becomes available which would indicate it is probable that such events have occurred and the amounts can be reasonably estimated, such items will be included in the final purchase price allocation.

UNAUDITED PRO FORMA CONDENSED COMBINED

BALANCE SHEET OF QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

AND GLOBAL THERMOELECTRIC INC.

AS OF JANUARY 31, 2003

U.S. GAAP—(U.S.$ in thousands)

	Quantum January 31, 2003	Global December 31, 2002(a)	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$13,952	$18,536	$(1,615	)(b)	$30,873
Short-term investments	—	41,902			41,902
Accounts receivable	2,385	3,048			5,433
Net inventories	8,020	1,963	34	(c)	10,017
Other current assets	522	462			984

Total current assets	24,879	65,911	(1,581)		89,209
Net equipment and leasehold improvements	11,566	11,679	183	(d)	23,428
Intangible assets	15,734	—	2,800	(e)	18,534
Goodwill	—	—	6,723	(b)	6,723
Other assets	90	33			123

Total assets	$52,269	$77,623	$8,125		$138,017

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$5,316	$4,595	$1,150	(f)	$11,061
Current maturities of long-term debt and capital leases	184	131			315

Total current liabilities	5,500	4,726	1,150		11,376
Term loans	—	127			127
Site restoration	—	181			181

Total liabilities	5,500	5,034	1,150		11,684
Preferred shares of subsidiary	—	—	7,800	(b)	7,800
Stockholders’ equity:
Preferred stock	—	15,387	(15,387	)(g)	—
Common stock	23	85,393	(85,363	)(g)	53
Additional paid in capital	56,402	460	71,274	(g)	128,136
Accumulated deficit	(9,656)	(29,552)	29,552	(g)	(9,656)
Cumulative translation adjustment	—	901	(901	)(g)	—

Total stockholders’ equity	46,769	72,589	(825)		118,533

Total liabilities and stockholders’ equity	$52,269	$77,623	$8,125		$138,017

See accompanying notes.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(a)    Certain reclassifications have been made to the historical presentation of Global in order to conform to the pro forma condensed combined presentation. The Global assets, liabilities and equity have been translated to U.S. dollars based upon the U.S. to Canadian conversion rate as of December 31, 2002.

(b)    Under the purchase method of accounting, the total estimated consideration as shown in the table below is allocated to Global’s tangible and intangible assets and liabilities based on their estimated fair values as of the date of the completion of the Combination. The preliminary estimated consideration is allocated as follows (U.S.$ in thousands):

Calculation of Consideration
Purchase of Global common shares(1)	$69,032
Estimated direct transaction fees and expenses(2)	1,615
Assumption of Global stock options(3)	2,732
Assumption of Global Series 2 Preferred Shares(4)	7,800

Total consideration	$81,179

Preliminary Allocation of Consideration
Global book value of net assets	$72,589

Initial purchase allocation adjustment	8,590
Less adjustments to historical net book values:
Inventories (note c)	34
Net equipment and leasehold improvements (note d)	183
Intangible assets (note e)	2,800
Change of control obligations (note f)	(1,150)

Adjustment to goodwill	$6,723

(1)    Represents the value of the 29,755,116 shares of Quantum common stock to be issued to Global common shareholders based on the agreed exchange ratio. The exchange ratio will be determined by dividing $2.628378 by the 20-day volume-weighted average Quantum stock price ending three days prior to the Global Meeting. The pro forma exchange ratio is based on the effective exchange ratio on the day of the announcement of the Combination and the actual amount of Quantum common shares received by Global common shareholders could materially differ based on the variable exchange ratio structure.

The calculation of consideration for the purchase of Global common shares is based on the closing price of Quantum common stock on the day prior to the announcement of the Combination (April 8, 2003) which was $2.32 per share. The actual calculation of consideration will be based on the closing price of Quantum common stock on the day prior to the announcement date if the 20-day average trading price of the Quantum stock price remains below $2.57 per share. If the 20-day average trading price of the Quantum common stock rises above $2.57 per share, the calculation of consideration will be based on a different closing price and a different number of shares.

The amount of consideration may materially affect the recognition amount of intangible assets and goodwill.

(2)    Represents Quantum’s estimated direct Combination costs, including financial advisory, legal, accounting and other costs.

(3)    Represents the estimated fair value of Global incentive stock options outstanding as of December 31, 2002 as valued under the Black-Scholes options pricing model.

(4)    Represents the estimated value of the Global Series 2 Preferred Shares that will remain preferred shares of Global following the Combination. Such value has been preliminarily determined by management after consideration of a number of factors, including preliminary valuations incorporating a discounted cash flow approach. The final determination of value by management may differ materially from this preliminary allocation.

(c)    Represents the estimated purchase accounting adjustment to capitalized manufacturing profit in inventory. This amount was estimated as part of the initial assessment of the fair value of assets acquired and liabilities assumed. The amount ultimately allocated to inventory may differ materially from this preliminary allocation. No tax effect considerations have been reflected due to the uncertainty concerning the realizability of the net deferred tax assets and the resulting tax assets or liabilities resulting from the Combination.

(d)    Represents the estimated adjustments required to record Global’s net equipment and leasehold improvements at its estimated fair value. This adjustment is preliminary and is based on management’s estimates. The actual adjustment may differ materially and will be based on final valuations. No tax effect considerations have been reflected due to the uncertainty concerning the realizability of the net deferred tax assets and the resulting tax assets or liabilities resulting from the Combination.

(e)    Of the total estimated purchase price, a preliminary estimate of approximately $2.8 million has been allocated to amortizable intangible assets acquired. Amortizable intangible assets consists of $1.9 million allocated to customer relationships to be amortized over five years and $0.9 million allocated to backlog to be amortized over one year. This adjustment is preliminary and is based on management’s estimates and the preliminary work of independent appraisers. The actual adjustment may differ materially and will be based on final valuations. No tax effect considerations have been reflected due to the uncertainty concerning the realizability of the net deferred tax assets and the resulting tax assets or liabilities resulting from the Combination.

(f)    Represents the estimated obligation for change of control payments of approximately $1.15 million to certain Global senior executives. No tax effect considerations have been reflected due to the uncertainty concerning the realizability of the net deferred tax assets and the resulting tax assets or liabilities resulting from the Combination.

(g)    Represents adjustments to reflect the elimination of the components of the historical equity of Global totaling $72.6 million, the issuance of $69.0 million of new Quantum common shares, and $2.7 million for the estimated value of Global’s stock options to be assumed by Quantum.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

OF QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

AND GLOBAL THERMOELECTRIC INC.

YEAR ENDED APRIL 30, 2002

U.S. GAAP—(U.S.$, in thousands, except per share data)

	Quantum	Global
	Period Ending April 30, 2002	Period Ending March 31, 2002(a)		Pro Forma Adjustments		Pro Forma
Net revenue
Product sales and service	$15,458	$8,620				$24,078
Contract revenue	7,945	—				7,945

Total revenue	23,403	8,620				32,023
Costs and expenses
Cost of product sales and service	25,581	6,162		$1,339	(b)	33,082
Research and development	32,657	12,739				45,396
Selling, general and administrative	8,063	4,428				12,491

Total cost and expenses	66,301	23,329		1,339		90,969

Operating loss	(42,898)	(14,709)		(1,339)		(58,946)
Interest expense and finance fees	(488)	(27)				(515)
Interest and other income	9	2,997				3,006
Minority interest in preferred shares of Global	—	—		(817	)(c)	(817)
Provision for income tax	(1)	(458)				(459)

Loss from continuing operations	(43,378)	(12,197)		(2,156)		(57,731)
Discontinued operations, net of income taxes	—	466				466

Net loss before dividends on preferred shares	(43,378)	(11,731)		(2,156)		(57,265)
Dividends on preferred stock	—	(817	)(c)	817		—

Net loss applicable to common stock	$(43,378)	$(12,548)		$(1,339)		$(57,265)

Net loss per share—basic and diluted	$(3.07)	—				(1.30)
Average shares outstanding—basic and diluted	14,142 (d)	—				43,897 (d)

See accompanying notes.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(a)    The historical results of Global for the twelve months ended March 31, 2002 were calculated as the historical results for its fiscal year ended December 31, 2001 plus the results of the three month period ended March 31, 2002 less the results of the three month period ended March 31, 2001. Global’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. Note 18 to Global’s December 31, 2002 audited consolidated financial statements (in Global’s Annual Information Form for the year ended December 31, 2002 included in Annex I) provides a reconciliation of the measurement differences between Global’s financial statements and U.S. GAAP. Global’s statement of operations for the year ended March 31, 2002 has been translated to U.S. dollars based on the average U.S. to Canadian conversion rate for the year.

Reclassifications have been made to the historical presentation of Global in order to conform to the pro forma combined presentation.

(b)    Represents pro forma adjustment to reflect incremental depreciation and amortization resulting from fair value adjustments to net equipment and leasehold improvements and amortizable intangible assets as illustrated below. This adjustment is preliminary and based on management’s estimates of the fair value. The actual adjustment may differ materially and will be based on final valuations.

	Fair Value	Useful Life	Annual Depreciation and Amortization	Global Historical Depreciation and Amortization	Increase
	(thousands in U.S.$)
Net equipment and leasehold improvements	$11,862	Various	$1,425	$1,366	$59
Amortizable Intangibles:
Customer relationships	1,900	5	380	—	380
Backlog	900	1	900	—	900

Net adjustment to depreciation and amortization					$1,339

(c)     Represents Global preferred stock dividends paid and in arrears based on a 5% dividend rate subject to additional rate adjustments for dividends not paid during the period.

(d)    The pro forma basic and diluted weighted average number of shares are calculated by adding Quantum’s weighted average basic shares outstanding after giving effect to the distribution from IMPCO as of April 30, 2002 and the number of shares of Global common shares outstanding as of the date the Combination was announced multiplied by the exchange ratio of 1.020.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

OF QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

AND GLOBAL THERMOELECTRIC INC.

NINE MONTHS ENDED JANUARY 31, 2003

U.S. GAAP—(U.S.$, in thousands, except per share data)

	Quantum	Global
	Nine Months Ended January 31, 2003	Nine Months Ended December 31, 2002(a)		Pro Forma Adjustments		Pro Forma
Net revenue
Product sales and service	$10,270	$11,075				$21,345
Contract revenue	5,952	346				6,298

Total revenue	16,222	11,421				27,643
Costs and expenses
Cost of product sales and service	12,753	6,752		$1,008	(b)	20,513
Research and development	11,002	12,147				23,149
Selling, general and administrative	6,887	5,307				12,194

Total costs and expenses	30,642	24,206		1,008		55,856

Operating loss	(14,420)	(12,785)		(1,008)		(28,213)
Interest expense and finance fees	(26)	(13)				(39)
Interest and other income	103	1,430				1,533
Minority interest in preferred shares of Global	—	—		(685	)(c)	(685)
Provision for income tax	(1)	(255)				(256)

Loss from continuing operations	(14,344)	(11,623)		(1,693)		(27,660)
Discontinued operations, net of income taxes	—	88				88

Net loss before dividends on preferred shares	(14,344)	(11,535)		(1,693)		(27,572)
Dividends on preferred stock	—	(685	)(c)	685		—

Net loss applicable to common stock	$(14,344)	$(12,220)		$(1,008)		$(27,572)

Net loss per share—basic and diluted	$(0.86)	—				$(0.59)
Average shares outstanding—basic and diluted	16,702 (d)	—				46,457 (d)

See accompanying notes.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(a)    The historical results of Global for the nine months ended December 31, 2002 were calculated as the historical results for its fiscal year ended December 31, 2002 less the results of the three month period ended March 31, 2002. Global’s historical consolidated financial statements are prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. Note 18 to Global’s December 31, 2002 audited consolidated financial statements (in Global’s Annual Information Form for the year ended December 31, 2002 included in Annex I) provides a reconciliation of the measurement differences between Global’s financial statements and U.S. GAAP. The Global statement of operations for the nine months ended December 31, 2002 has been translated to U.S. dollars based on the average U.S. to Canadian conversion rate for the nine month period.

Reclassifications have been made to the historical presentation of Global in order to conform to the pro forma combined presentation.

(b)    Represents pro forma adjustment to reflect incremental depreciation and amortization resulting from fair value adjustments to net equipment and leasehold improvements and amortizable intangible assets as illustrated below. This adjustment is preliminary and based on management’s estimates of the fair value. The actual adjustment may differ materially and will be based on final valuations.

	Fair Value	Useful Life	Nine Months Depreciation and Amortization	Global Historical Depreciation and Amortization	Increase
	(thousands in U.S. $)
Net equipment and leasehold improvements	$11,862	Various	$1,537	$1,489	$48
Amortizable intangibles:
Customer relationships	1,900	5	285	—	285
Backlog	900	1	675	—	675

Net adjustment to depreciation and amortization					$1,008

(c)    Represents Global preferred stock dividends paid and in arrears based on a 5% dividend rate subject to additional rate adjustments for dividends not paid during the period.

(d)    The pro forma basic and diluted weighted average number of shares are calculated by adding Quantum’s weighted average basic shares outstanding as of January 31, 2003 and the number of shares of Global common shares outstanding as of the date the Combination was announced multiplied by the exchange ratio of 1.020.

CHAPTER THREE—DESCRIPTION OF QUANTUM’S CAPITAL STOCK

AND GLOBAL’S PREFERRED SHARES

QUANTUM CAPITAL STOCK

Authorized Capital Stock

Under the Quantum Charter, Quantum has authority to issue a total of 80,000,000 shares of all classes of stock, of which 20,000,000 may be shares of preferred stock and 60,000,000 may be shares of common stock. Of those shares of common stock, 12,000,000 shares are designated as Series A common stock and 6,000,000 shares are designated as Series B common stock.

As of April 30, 2003, there were 21,680,475 shares of Quantum common stock outstanding held by approximately 520 holders of record, excluding holders whose shares of record are held by brokers. In addition, as of such date, there were 999,969 shares of Series B common stock outstanding held by one holder of record, no shares of Series A common stock outstanding and no shares of preferred stock outstanding. As of April 30, 2003, there were also warrants outstanding to purchase an aggregate of 100,000 shares of Quantum’s common stock. The Quantum stockholders are being asked to consider and approve a proposal to amend and restate the Quantum Charter to increase the number of authorized shares of common stock to 100,000,000 shares and to eliminate the class of Series A common stock. Quantum stockholders should review the section titled “For Quantum Stockholders Only—Proposal to Amend and Restate the Quantum Charter” in Chapter Five of this Joint Proxy Statement for details of this proposal.

The following is a summary of the material features of Quantum’s capital stock. The following summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Quantum Charter and Quantum’s bylaws, and by the provisions of applicable law.

Common Stock

Holders of Quantum common stock are entitled to one vote for each share on all matters voted on by stockholders. Holders of Quantum common stock do not have cumulative voting rights in the election of directors.

Holders of Quantum common stock do not have subscription, redemption or conversion privileges. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of Quantum common stock are entitled to participate ratably in dividends on Quantum common stock as declared by Quantum’s board of directors. Holders of Quantum common stock are entitled to share ratably in all assets available for distribution to stockholders in the event of liquidation or dissolution of Quantum, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock. No holder of any of Quantum capital stock has any preemptive right to subscribe for or purchase any of Quantum securities of any class or kind.

Series A Common Stock

On January 23, 2003, in connection with Quantum’s first registered public offering of common stock, the outstanding shares of Series A common stock, pursuant to the terms of the Quantum Charter, were converted into common stock. Pursuant to the terms of the Quantum Charter, the Series A common stock, prior to conversion, had the right to receive certain anti-dilution adjustments and other rights in the event, among others, that Quantum issued additional shares of common stock as a dividend or other distribution on its outstanding common stock. There are currently no shares of Series A common stock outstanding and, as discussed above, the Quantum stockholders are being asked to approve a proposal to amend and restate the Quantum Charter to eliminate the class of Series A common stock.

Series B Common Stock

Shares of Quantum Series B common stock are not entitled to vote on any matters voted on by stockholders except as otherwise specifically required by law. In the event Quantum issues additional shares of common stock as a dividend or other distribution on its outstanding common stock, or a subdivision or combination of its common stock into a smaller or greater number of shares, the number of shares of Series B common stock will be adjusted to that number of shares of Series B common stock that is equal to the percentage of all outstanding shares of all series of Quantum common stock (excluding shares issued pursuant to a board-approved stock option or equity incentive plan) that the holders of Series B common stock held prior to such event. Upon the transfer of any of the outstanding shares of Series B common stock to any person or entity that is not controlled by or under common control with General Motors, the transferred shares of Series B common stock will convert into an equal number of shares of Quantum common stock. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of Quantum Series B common stock will be entitled to participate ratably in dividends of Quantum’s common stock as declared by Quantum’s board of directors. Holders of Quantum Series B common stock will be entitled to share ratably in all assets available for distribution to stockholders in the event of liquidation or dissolution of Quantum, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock.

Preferred Stock

The Quantum Charter authorizes the board of directors, without any vote or action by the holders of Quantum common stock, to issue up to 20,000,000 shares of preferred stock from time to time in one or more series. Quantum’s board of directors is authorized to determine the number of shares and designation of any series of preferred stock and the dividend rights, dividend rate, conversion rights and terms, voting rights (full or limited, if any), redemption rights and terms, liquidation preferences and sinking fund terms of any series of preferred stock. Issuances of preferred stock would be subject to the applicable rules of Nasdaq or other organizations on whose systems Quantum’s stock may then be quoted or listed. Depending upon the terms of preferred stock established by Quantum’s board of directors, any or all series of preferred stock could have preference over Quantum’s common stock with respect to dividends and other distributions and upon liquidation of Quantum. Issuance of any such shares with voting powers, or issuance of additional shares of Quantum common stock, would dilute the voting power of Quantum’s outstanding common stock. Quantum has no present plans to issue any preferred stock.

Warrants

In August 2002, Quantum issued warrants to purchase 100,000 shares of its common stock to a consultant for services at an exercise price of $5.10 with a four year term.

In connection with the spin-off from IMPCO, Quantum agreed to issue warrants to purchase shares of its common stock to holders of outstanding IMPCO warrants as of the date of the distribution. Holders of unexercised IMPCO warrants will be entitled to receive a warrant to purchase one share of Quantum common stock for each share of IMPCO common stock covered by such holder’s warrant that was outstanding as of the record date for the spin-off. The exercise prices of the existing IMPCO warrants and the new warrants that Quantum will issue to IMPCO warrant holders will be calculated in the same manner as the IMPCO options described under “Chapter Six—Quantum Executive Compensation and Related Information—Management—Employee Benefit Plans—Treatment of IMPCO Options in the Spin-off.” The other terms of the new warrants that Quantum will issue to IMPCO warrant holders will be substantially the same as the IMPCO warrants to which they relate. Based on the IMPCO warrants outstanding at July 23, 2002 (the date of the spin-off from IMPCO), Quantum expects to issue warrants to purchase an aggregate of 300,000 shares of Quantum common stock at an exercise price of $5.83 per share. Following Quantum’s issuance of these warrants, Quantum plans to file a registration statement on Form S-3 to permit the resale of the common stock underlying these warrants.

Anti-Takeover Effects of Provisions of Delaware Law, the Quantum Charter and Quantum’s Bylaws

The following discussion concerns certain provisions of Delaware law, the Quantum Charter and Quantum’s bylaws that could be viewed as having the effect of discouraging an attempt to obtain control of Quantum.

Delaware Law

Under certain circumstances, Section 203 of the Delaware General Corporation Law limits the ability of an “interested stockholder” to effect various business combinations with Quantum for a three-year period following the time that a stockholder became an interested stockholder. An “interested stockholder” is defined as a holder of more than 15% of the outstanding voting stock. An interested stockholder may engage in a business combination transaction with Quantum within the three-year period only if:

•	Quantum’s board of directors approved the transaction before the stockholder became an interested stockholder or approved the transaction in which the stockholder became an interested stockholder;

•	the interested stockholder acquired at least 85% of the voting stock in the transaction in which it became an interested stockholder; or

•	Quantum’s board of directors and the holders of shares entitled to cast two-thirds of the votes entitled to be cast by all of the outstanding voting shares held by all disinterested stockholders approve the transaction.

Under Delaware law, unless a company’s certificate of incorporation or bylaws provide otherwise, stockholders are not permitted to call a special meeting of the stockholders. The Quantum Charter and Quantum’s bylaws do not permit stockholders to call a special meeting.

The Quantum Charter

The Quantum Charter provides that Quantum may from time to time issue shares of preferred stock in one or more series, the terms of which will be determined by Quantum’s board of directors. Quantum will not solicit approval of its stockholders unless Quantum’s board of directors believes that approval is advisable or is required by Nasdaq regulations or Delaware law. This could enable Quantum’s board of directors to issue shares to persons friendly to current management which would render more difficult or discourage an attempt to obtain control of Quantum by means of a merger, tender offer, proxy contest or otherwise and protect the continuity of Quantum’s management. These additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of Quantum.

Board of Directors

Quantum’s directors, other than those who may be elected by the holders of any class or series of Quantum’s preferred stock having the right under a preferred stock designation to elect additional directors under specified circumstances, are classified into three classes, as nearly equal in number as possible, one class originally to be elected for a term expiring at the annual meeting of stockholders to be held in Quantum’s 2003 fiscal year, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in Quantum’s 2004 fiscal year and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in Quantum’s 2005 fiscal year, with each director to hold office until his or her successor is duly elected and qualified. Commencing with Quantum’s annual meeting of stockholders in its 2003 fiscal year, directors elected to succeed directors whose terms then expire will be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person’s successor is duly elected and qualified.

The Quantum Charter provides that, except as otherwise provided in any preferred stock designation relating to the rights of the holders of any class or series of preferred stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on Quantum’s board of directors resulting from death, resignation, disqualification, removal or other cause will be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, and not by the stockholders. Any director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until the director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting Quantum’s board of directors will shorten the term of any incumbent director. Subject to the rights of any class or series of preferred stock having the right under a preferred stock designation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all voting stock then outstanding, voting together as a single class.

These provisions would preclude a third party from removing incumbent directors and simultaneously gaining control of Quantum’s board of directors by filling the vacancies created by removal with its own nominees. Under the classified board provisions described above, it would take at least two elections of directors for any individual or group to gain control of Quantum’s board of directors. Accordingly, these provisions could discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to gain control of Quantum.

No Stockholder Action by Written Consent; Special Meetings

The Quantum Charter and Quantum’s bylaws provide that stockholders must effect any action required or permitted to be taken at a duly called annual or special meeting of stockholders and that those actions may not be effected by any consent in writing by the stockholders. Except as otherwise required by law or by any preferred stock designation, special meetings of stockholders may be called only by a majority of the whole board of directors or by Quantum’s Chairman of the board of directors or Quantum’s Chief Executive Officer. No business other than that stated in the notice of meeting may be transacted at any special meeting. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by Quantum’s board of directors, Quantum’s Chairman of the board of directors or Quantum’s Chief Executive Officer.

Advance Notice Procedures

Quantum’s bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual meeting of stockholders. These stockholder notice procedures provide that only persons who are nominated by Quantum’s board of directors, or by a stockholder who was a stockholder of record at the time of giving notice and has given timely written notice to Quantum’s secretary before the meeting at which directors are to be elected, will be eligible for election as directors. These stockholder notice procedures also provide that at an annual meeting only business that has been brought before the meeting by Quantum’s board of directors, or by a stockholder who has given timely written notice to Quantum’s secretary of the stockholder’s intention to bring such business before the meeting, may be conducted. Under these stockholder notice procedures, for notice of a stockholder nomination for election as a director at an annual meeting to be timely, the notice must be received by Quantum’s secretary not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day before the first anniversary of the preceding year’s annual meeting, except that, if the date of the annual meeting is more than 30 calendar days before or more than 60 calendar days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day before the annual meeting and not later than the close of business on the later of the 90th calendar day before the annual meeting or the 10th calendar day following the day on which public announcement of a meeting date is first made by Quantum.

Nevertheless, if the number of directors to be elected to Quantum’s board of directors is increased and there is no public announcement by Quantum naming all of the nominees for director or specifying the size of Quantum’s increased board of directors at least 100 calendar days before the first anniversary of the preceding year’s annual meeting, a stockholder’s notice also will be considered timely, but only with respect to nominees for any new positions created by the increase, if it shall be delivered to Quantum’s secretary not later than the close of business on the 10th calendar day following the day on which the public announcement is first made by Quantum. Under these stockholder notice procedures, for notice of a stockholder nomination to be made at a special meeting at which directors are to be elected to be timely, Quantum must receive notice not earlier than the close of business on the 120th calendar day before the special meeting and not later than the close of business on the later of the 90th calendar day before the special meeting or the 10th calendar day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by Quantum’s board of directors to be elected at the meeting.

In addition, under these stockholder notice procedures, a stockholder’s notice to Quantum proposing to nominate a person for election as a director or relating to the conduct of business other than the nomination of directors will be required to contain some specified information. If the chairman of a meeting determines that an individual was not nominated, or other business was not brought before the meeting, in accordance with Quantum’s stockholder notice procedures, the individual will not be eligible for election as a director, or the business will not be conducted at the meeting, as the case may be.

Amendments

The Quantum Charter provides that the affirmative vote of the holders of at least 80% of Quantum’s voting stock then outstanding, voting together as a single class, is required to amend provisions of the Quantum Charter relating to stockholder action; the number, election and tenure of directors; the nomination of director candidates and the proposal of business by stockholders; the filling of vacancies on Quantum’s board of directors; and the removal of directors. The Quantum Charter further provides that provisions of Quantum’s bylaws relating to the foregoing subject matters, including the stockholder notice procedures, may be amended only by the affirmative vote of a majority of the whole board of directors or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class. Other than the provisions of Quantum’s bylaws referenced above which will require at least 80% of the voting power, the affirmative vote of holders of at least two-thirds of the voting power of outstanding shares of voting stock, voting as a single class, will be required to amend Quantum’s bylaws.

Limitation on Liability and Indemnification of Officers and Directors

Limitation on Liability of Directors

Section 145 of the Delaware General Corporation Law permits the indemnification of directors, officers, employees and agents of a Delaware corporation. Quantum’s bylaws provide that Quantum shall indemnify its directors and officers to the fullest extent permitted by Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling Quantum pursuant to the foregoing provisions, the opinion of the U.S. Securities and Exchange Commission is that such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.

As permitted by Delaware General Corporation Law, the Quantum Charter also limits the liability of Quantum’s directors for damages in derivative and third party lawsuits for breach of a director’s fiduciary duty except for liability for:

•	any breach of the director’s duty of loyalty to Quantum or its stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction for which the director derived improper personal benefit.

The limitation of liability applies only to monetary damages and, presumably, would not affect the availability of equitable remedies such as injunction or rescission. The limitation of liability applies only to the acts or omissions of directors as directors and does not apply to any such act or omission as an officer of Quantum or to any liabilities imposed under federal securities law.

Indemnification and Insurance

Quantum maintains a policy of directors’ and officers’ insurance providing indemnification for certain of Quantum’s directors, officers, affiliates, partners and employees for certain liabilities.

The Quantum Charter provides for indemnification of Quantum’s directors and executive officers for certain expenses, including attorney’s fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Quantum, arising out of such person’s services as a director or executive officer of Quantum, any of its subsidiaries or any other company or enterprise to which the person provides services at Quantum’s request. Quantum believes that these provisions are necessary to attract and retain qualified directors and executive officers.

Quantum has entered into indemnification agreements with each of its current directors and executive officers that provide the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law and the Quantum Charter, as well as certain additional procedural protections. These indemnification agreements may require Quantum, among other things, to indemnify its officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require Quantum to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified and to obtain directors’ and officers’ insurance if available on reasonable terms.

At present, there is no pending litigation or proceeding involving any of Quantum’s directors, officers, employees or agents where indemnification is expected to be required or permitted. Quantum is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Global Series 2 Preferred Shares

As of April 30, 2003, Global had 1,000,000 shares of the Global Series 2 Preferred Shares issued and outstanding. Upon completion of the Combination, the Global Series 2 Preferred Shares will remain outstanding in Global and will not be affected pursuant to the terms of the Plan of Arrangement.

As a result of the Combination, Quantum will assume the obligation to issue Quantum common stock upon conversion of the Global Series 2 Preferred Shares. Currently, the Global Series 2 Preferred Shares are convertible at a price, each referred to as the “current conversion price,” as follows: Cdn.$30.96 per common share until July 31, 2005; Cdn.$33.54 per common share after July 31, 2005 until July 31, 2010; Cdn.$36.12 per common share after July 31, 2010 until July 31, 2015; Cdn.$38.70 per common share after July 31, 2015 until July 31, 2020; or at any time after July 31, 2020 at a price equal to 95% of the then current market price (which is the volume-weighted average price at which board lots of Global common shares have traded on an applicable stock exchange during the 20 consecutive trading days commencing 30 trading days before such price is to be determined) at the time of conversion. Following the completion of the Combination, the Global Series 2 Preferred Shares will have the right to convert into shares of Quantum common stock, which number is equal at any particular time to the result obtained by dividing (x) by (y); where (x) equals the sum of Cdn.$25.00 plus all accrued and unpaid dividends; and (y) equals the current conversion price divided by the exchange ratio.

The Global Series 2 Preferred Shares carry the right to receive a preferential cumulative dividend. The rate of this dividend varies inversely with the price of Global common shares as follows: where the price of such a share is less than or equal to Cdn.$35.96, the dividend rate will be 5% per annum; where the price of such a share is between the range of Cdn.$35.97 and Cdn.$40.96, the dividend rate will be 4% per annum; where the price of such a share is between the range of Cdn.$40.97 and Cdn.$45.97, the dividend rate will be 3% per annum; where the price of such a share is between the range of Cdn.$45.97 and Cdn.$50.96, the dividend rate will be 2% per annum; and where the price of such share is above Cdn.$50.96, the dividend rate will be 1% per annum. Such dividends accrue and are cumulative from July 31, 2000 and are payable, subject to reduction in accordance with the terms of the Global Series 2 Preferred Shares, on the tenth day of January, April, July and October in each year (the “dividend payment date”). On December 31, 2010, the amount of all accrued and unpaid dividends must be paid to the holders of Global Series 2 Preferred Shares. Unless all required dividends up to and including the dividend payment date for the most recently completed calendar quarter have been declared and paid, or set apart for payment, with respect to the Global Series 2 Preferred Shares, no dividends will be paid on the Global common shares without the approval of the holders of the Global Series 2 Preferred Shares.

The Global Series 2 Preferred Shares are not redeemable by Global prior to July 31, 2004. On or after July 31, 2004, and subject to the Business Corporations Act (Alberta), the Global Series 2 Preferred Shares may be redeemed by Global, in whole or part, if on the day that the requisite notice of redemption is first given, the volume-weighted average price at which each share of Global common stock is traded on the applicable stock exchange during the 20 consecutive trading days ending on a date not earlier than the fifth preceding date on which the notice of redemption is given was not less than a 20% premium to the current conversion price on payment of Cdn.$25.00 per Global Series 2 Preferred Share to be redeemed, together with an amount equal to all accrued and unpaid dividends to the date fixed for redemption, the whole constituting the redemption price. On or after July 31, 2010, the Global Series 2 Preferred Shares are redeemable at any time on payment of Cdn.$25.00 per Global Series 2 Preferred Share to be redeemed together with an amount equal to all accrued and unpaid dividends to the date fixed for redemption, the whole constituting the redemption price.

Subject to the Business Corporations Act (Alberta), the holders of the Global Series 2 Preferred Shares are not entitled to receive notice of or to attend or vote at any meeting of the Global common shareholders. In the event of liquidation, dissolution or winding up of Global, whether voluntary or involuntary, or any other distribution of assets of Global among its shareholders for the purpose of winding up its affairs, the holders of Global Series 2 Preferred Shares will be entitled to receive the amount paid up on such Global Series 2 Preferred Shares together with an amount equal to all accrued and unpaid dividends thereon, which amounts will be calculated as if such dividend were accruing for the period from the expiration of the last calendar quarter for which the dividends thereon have been paid in full up to the date of such event, the whole before any amount will be paid or any property or assets of Global will be distributed to the holders of Global common shares or to the holders of any other shares ranking junior to the Global Series 2 Preferred Shares in any respect. If such amounts are not paid in full, the Global Series 2 Preferred Shares will participate ratably with all other preferred shares and all other shares, if any, which rank on parity with the Global Series 2 Preferred Shares with respect to the return of capital or any other distribution of the assets of Global, in respect of any return of capital in accordance with the sums which would be payable on the Global Series 2 Preferred Shares and such other shares on such return of capital, if all sums so payable were paid in full in accordance with their terms. After payment to the holders of the Global Series 2 Preferred Shares of the amounts so payable to them, the holders of the Global Series 2 Preferred Shares will not be entitled to share in any other distribution of the property or assets of Global.

COMPARISON OF SHAREHOLDER RIGHTS

If the Combination is consummated, holders of Global common shares will transfer their common shares to Quantum in consideration for shares of Quantum common stock. Global is a corporation governed by Alberta law. Quantum is a corporation organized under Delaware law. While the rights and privileges of shareholders of an Alberta corporation are, in many instances, comparable to those of stockholders of a Delaware corporation, there are certain differences. These differences arise from differences between Alberta and Delaware law, and between the Global articles of amalgamation and bylaws and the Quantum Charter and Quantum’s bylaws.

The following is a summary comparison of some important differences between the rights of Global shareholders and Quantum stockholders. The summary is not intended to be complete or to address all differences and is qualified in its entirety by reference to Alberta law, Delaware law, Global’s articles of amalgamation and bylaws and the Quantum Charter and bylaws. For a further description of the rights of the holders of shares of Quantum common stock, please see “—Quantum Capital Stock.”

	Global Shareholder Rights	Quantum Stockholder Rights
Vote Required for Extraordinary Transactions

Under Alberta law, the approval of at least two-thirds of votes cast at a meeting is required for extraordinary corporate actions, including:

•       amalgamations;

•       continuances;

•       sales, leases or exchanges of all or substantially all of the property of a corporation;

•       liquidations and dissolutions; and

•       arrangements (if ordered by a court).

Alberta law may also require the separate approval by the holders of a class or series of shares for extraordinary corporate actions.

Under Delaware law, the affirmative vote of a majority of the outstanding stock entitled to vote is required for:

•       mergers;

•       consolidations;

•       dissolutions; or

•       sales of substantially all of the assets of the corporation,

provided that, unless the corporation’s certificate of incorporation requires otherwise, no vote is required where either:

•       the corporation’s certificate of incorporation is not amended, the shares of stock of the corporation become equivalent shares of the surviving corporation and the stock of the corporation issued in the merger does not exceed 20% of the previously outstanding stock; or

•       the merger is with a wholly-owned subsidiary of the corporation for the purpose of forming a holding company and, among other things, the certificate of incorporation and bylaws of the holding company immediately following the merger will be identical to the certificate of incorporation and bylaws of the corporation prior to the merger.

	Global Shareholder Rights	Quantum Stockholder Rights
Amendment to Governing Documents	Under Alberta law, the approval of at least two-thirds of the votes cast at a meeting is required to amend the articles of the corporation.

Under Delaware law, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote is required to approve a proposed amendment to the certificate of incorporation, following the adoption of the amendment by the board of directors of the corporation, provided that the certificate of incorporation may provide for a greater vote.

If the amendment would affect the rights of any holders of a class or series of shares differently than other shares the amendment also requires the approval of a majority of the shares of the class or series.

Under Alberta law, the creation, amendment or repeal of bylaws requires that, after being approved by the directors of the corporation, the creation, amendment or repeal of the bylaw must be approved by a majority of the votes of the shareholders of the corporation at the next shareholder meeting.

If the amendment would increase or decrease the number or the par value of the shares of such class or adversely affect the rights of any holders of a class or series of stock, the amendment also requires the approval of a majority of the shares of the class or series.

Under Delaware law, shareholders are given the power to adopt, alter and repeal bylaws, provided that the certificate of incorporation may also provide such power to the board of directors.

The Quantum Charter provides that the affirmative vote of the holders of at least 80% of Quantum’s voting stock then outstanding, voting together as a single class, is required to amend provisions of the Quantum Charter relating to stockholder action; the number, election and tenure of directors; the nomination of director candidates and the proposal of business by stockholders; the filling of vacancies on Quantum’s board of directors; and the removal of directors.

The Quantum Charter further provides that provisions of Quantum’s bylaws relating to the foregoing subject matters, including the stockholder notice procedures, may be amended only by the affirmative vote of a majority of the whole board of directors or by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares of voting stock, voting together as a single class. Other than the provisions of Quantum’s bylaws referenced above which will require at least 80% of the voting power, the affirmative vote of holders of at least two-thirds of the voting power of outstanding shares of voting stock, voting as a single class, will be required to amend Quantum’s bylaws.

	Global Shareholder Rights	Quantum Stockholder Rights
Dissenters’ Rights

Under Alberta law, each of the matters listed below will entitle shareholders to exercise rights of dissent and to be paid the fair value of their shares:

•        any amalgamation with another corporation (other than with certain affiliated corporations);

•        an amendment to the corporation’s articles to add, change or remove any provisions restricting or constraining the issue or transfer of that class of shares;

•        an amendment to the corporation’s articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on;

•        a continuance under the laws of another jurisdiction;

•        a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business;

•        a court may permit shareholders to dissent in connection with an application to the court for an order approving an arrangement; and

•        amendments to the articles of a corporation which require a separate class or series vote,

provided that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy.

Alberta law provides these dissent rights for both listed and unlisted shares.

Under Delaware law, holders of shares may dissent from a merger or consolidation in some situations by demanding payment equal to the fair value of their shares. These rights of dissent and appraisal only apply in the event of a merger or consolidation and not in the case of a sale or transfer of assets or a purchase of assets for stock.

Under Delaware law, no dissent or appraisal rights are available if the shares are listed on a national securities exchange or are designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or are held of record by more than 2,000 stockholders, unless the merger or consolidation converts the shares into something other than:

•        stock of the surviving corporation;

•        stock of another corporation that is either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 stockholders;

•        cash in lieu of fractional shares; or

•        some combination of the above.

Oppression Remedy	Alberta law provides an oppression remedy that allows a complainant who is: • a present or former shareholder; • a present or former director or officer of the corporation or its affiliates; and	Delaware law does not provide for a similar remedy.

	Global Shareholder Rights	Quantum Stockholder Rights

•        any other person who in the discretion of the court is a proper person to make the application, to apply to court for relief where:

•        any act or omission of the corporation or an affiliate effects a result;

•        the business or affairs of the corporation or an affiliate are or have been carried on or conducted in a manner; or

•        the powers of the directors of the corporation or an affiliate are or have been exercised in the manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interest of a shareholder, creditor, director or officer.

Derivative Action

Under Alberta law, a complainant may not bring an action in the name of, or on behalf of a corporation, or intervene in an existing action on behalf of the corporation, unless the complainant has given reasonable notice to the directors of the corporation and the complainant satisfies the court that:

•        the directors of the corporation will not bring, diligently prosecute or defend or discontinue the action;

•        the complainant is acting in good faith; and

•        it appears to be in the interest of the corporation that the action be brought, prosecuted, defended or discontinued.

Under Delaware law, a stockholder may bring a derivative action on behalf and for the benefit of the corporation, subject to certain limitations, including that:

•        the stockholder must state in his complaint that he was a stockholder of the corporation at the time of the transaction that is the subject of the complaint; and

•        the stockholder must first make demand on the corporation that it bring an action and the demand be refused, unless it is shown that the demand would have been futile.

Shareholder Consent in Lieu of Meeting	Under Alberta law, a written resolution signed by all the shareholders of the corporation who would have been entitled to vote on the resolution at a meeting, is effective to approve the resolution.

Under Delaware law, unless otherwise provided in the corporation’s certificate of incorporation, a written consent signed by holders of stock having sufficient votes to approve the matter at a meeting is effective to approve the matter.

The Quantum Charter and Quantum’s bylaws expressly prohibit stockholder action by written consent.

	Global Shareholder Rights	Quantum Stockholder Rights
Director Qualifications

Under Alberta law, at least half of the directors of a corporation governed by the Business Corporations Act (Alberta) must be resident Canadians. Alberta law also requires that a corporation whose securities are publicly traded must have not fewer than three directors, at least two of whom are not officers or employees of the corporation or any of its affiliates.

Delaware law does not have comparable requirements.

Fiduciary Duties of Directors

Under Alberta law, directors have a duty of care and loyalty to the corporation. The duty of care requires that the directors exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The duty of loyalty requires directors to act honestly and in good faith with a view to the best interests of the corporation.

Under Delaware law, directors have a duty of care and loyalty to the corporation and its shareholders. The duty of care requires that the directors act in an informed and deliberative manner and inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty is the duty to act in good faith in a manner which the directors reasonably believe to be in the best interest of the stockholders.

Indemnification of Officers and Directors

Under Alberta law, except in respect of an action by or on behalf of a corporation to procure a judgment in its favor, which would require court approval, a corporation may indemnify present and former directors and officers against costs, charges and expenses (including settlements and judgments) provided that:

•        they acted honestly and in good faith with a view to the best interests of the corporation; and

•        in the case of a criminal or administrative action they had reasonable grounds for believing that their conduct was lawful.

The Global bylaws provide for indemnification of directors and officers to the fullest extent authorized by Alberta law.

Global has entered into indemnity agreements with all of its directors and executive officers, which provide for advance payment of an indemnitee’s expenses.

Neither Alberta law nor the Global bylaws expressly provide for advance payment of an indemnitee’s expenses.

Delaware law provides that a corporation may indemnify its present and former directors, officers, employees and agents against all reasonable expenses (including attorneys’ fees) and, except in actions initiated by or in the right of the corporation where such person has been found liable to the corporation, against all judgments, fines and amounts paid in settlement of actions brought against them, provided that they:

•        acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and

•        in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Delaware law allows for the advance payment of an indemnitee’s expenses prior to the final disposition of an action, provided that the indemnitee undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced.

	Global Shareholder Rights	Quantum Stockholder Rights

The Quantum Charter generally requires Quantum to indemnify its directors and officers to the fullest extent permissible under Delaware law. Additionally, Quantum has entered into indemnification agreements with all of its directors and executive officers which, among other things, may require Quantum to advance expenses incurred by officers and directors as a result of any proceeding against them as to which they could be indemnified.

Director Liability	Alberta law does not permit the limitation of a director’s liability as Delaware law does.

Delaware law provides that the charter of a corporation may include a provision which limits or eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of a fiduciary duty, provided such liability does not arise from prescribed conduct, including acts or omissions not in good faith or which involve intentional misconduct or which involve a knowing violation of the law.

The Quantum Charter limits the liability of Quantum’s directors to the fullest extent permitted by Delaware law.

Anti-Takeover Provisions and Interested Stockholder Transactions

Alberta law does not contain specific anti-takeover provisions with respect to business transactions. However, the policies of Canadian securities regulatory authorities, including Rule 61-501 of the Ontario Securities Commission and Policy Q-27 of the Quebec Securities Commission contain requirements in connection with any transaction by which an issuer, directly or indirectly:

•       acquires or transfers an asset;

•       acquires or issues securities;

•       assumes or transfers a liability, or

•       borrows or lends monies,

from or to, as the case may be, a director, senior officer, holder of 10% or more of the voting securities of the issuer or a holder of sufficient securities to affect materially the control of the issuer.

Quantum is subject to Section 203 of the Delaware General Corporation Law, which generally provides that, if a person owns 15% or more of the stock of a Delaware corporation and is thereby considered an “interested stockholder,” that person may not engage in a business combination with the corporation for a period of three years after acquiring such status, unless one of the following three exceptions applies:

•       prior to the time the interested stockholder acquires his status as such, the board of directors approves either the business combination or the transaction by which the stockholder becomes an interested stockholder;

•       in the transaction by which the interested stockholder acquired such status, such stockholder accumulates 85% of the outstanding voting power of the corporation not owned by (i) the corporation, (ii) directors of the corporation who are also officers and (iii) certain employer stock plans; or

	Global Shareholder Rights	Quantum Stockholder Rights

Rule 61-501 and Policy Q-27 require more detailed disclosure in the proxy material sent to security holders in connection with a transaction as described above, including, subject to certain exceptions, the inclusion of a formal valuation of the subject matter of the transaction and any non-cash consideration offered therefor. Rule 61-501 and Policy Q-27 also require, subject to certain exceptions, that the minority shareholders of the issuer separately approve the transaction.

• the business combination is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Shareholder Rights Plans	Global does not have a shareholder rights plan.	Quantum does not have a stockholder rights plan.

CHAPTER FOUR—INFORMATION ABOUT TAX CONSIDERATIONS

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO SHAREHOLDERS

In the opinion of Bennett Jones LLP, Canadian counsel to Global, the following is a fair and adequate summary of the material Canadian federal income tax considerations, as of the date of this Joint Proxy Statement, generally applicable to a shareholder who disposes of Global common shares pursuant to the Combination and who, for the purposes of the Income Tax Act (Canada), holds the Global common shares and will hold shares of Quantum common stock received as capital property and deals at arm’s length with, and is not affiliated with, Quantum or Global. Global common shares and shares of Quantum common stock will generally constitute capital property to a shareholder unless the shareholder holds such shares in the course of carrying on a business or has acquired such shares in a transaction or transactions considered to be an adventure in the nature of trade.

This summary is based on the current provisions of the Income Tax Act (Canada), the regulations thereunder, and counsel’s understanding of the current published administrative practices of the Canada Customs and Revenue Agency (the “CCRA”). The summary takes into account all specific proposals to amend the Income Tax Act (Canada) and the regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, although there is no certainty that such proposals will be enacted in the form proposed, if at all. The summary does not otherwise take into account or anticipate any changes in law, whether by judicial, governmental or legislative decision or action or changes in administrative practices of the CCRA, nor does it take into account provincial, territorial or foreign income tax legislation or considerations. The provisions of provincial income tax legislation vary from province to province in Canada and in some cases differ from federal income tax legislation.

The Income Tax Act (Canada) contains certain provisions relating to securities held by certain financial institutions (the “mark-to-market” rules). This summary does not take into account the mark-to-market rules and any shareholders that are “financial institutions” for the purpose of those rules should consult their own tax advisors. This summary does not take into account the provisions of the Income Tax Act (Canada) relating to the taxation of a benefit realized upon the exercise of an employee stock option and a shareholder who acquired Global common shares upon the exercise of such an option should consult his or her own tax advisor with respect to his or her particular circumstances.

This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice or representations to any particular holder of Global common shares. Accordingly, shareholders should consult their own tax advisors for advice with respect to the income tax consequences to them of disposing of their Global common shares and holding and disposing of shares of Quantum common stock having regard to their particular circumstances.

Shareholders Resident in Canada

The following portion of this summary is generally applicable to a shareholder who, at all relevant times, for purposes of the Income Tax Act (Canada) and any applicable income tax treaty or convention, is resident or deemed to be resident in Canada.

Certain shareholders whose Global common shares might not otherwise qualify as capital property may make an irrevocable election in accordance with subsection 39(4) of the Income Tax Act (Canada) to have such shares and every “Canadian security” (as defined in the Income Tax Act (Canada)) owned by such shareholder in the taxation year of the election and in all subsequent taxation years deemed to be capital property.

Disposition of Global Common Shares Pursuant to the Combination

A shareholder who disposes of Global common shares to Quantum pursuant to the Combination will realize a capital gain (or a capital loss) equal to the amount by which the aggregate of the fair market value of the shares of

Quantum common stock received in exchange for the Global common shares and any cash received in lieu of a fractional share of Quantum common stock, net of any reasonable costs of disposition, exceeds (or is less than) the adjusted cost base of the Global common shares to the shareholder immediately before completion of the Combination. The taxation of capital gains and capital losses is described below. The cost to the shareholder of any shares of Quantum common stock received in the Combination will be the fair market value thereof at the time of acquisition.

Dividends on Shares of Quantum Common Stock

Dividends on shares of Quantum common stock will be included in the recipient’s income for the purposes of the Income Tax Act (Canada). Such dividends received by an individual shareholder will not be subject to the gross-up and dividend tax credit rules in the Income Tax Act (Canada). A shareholder that is a corporation will include such dividends in computing its income and generally will not be entitled to deduct the amount of such dividends in computing its taxable income. A shareholder that is throughout the relevant taxation year a “Canadian-controlled private corporation,” as defined in the Income Tax Act (Canada), may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year which will include such dividends. United States non-resident withholding tax on such dividends received by Canadian residents will be generally eligible for foreign tax credit or deduction treatment, where applicable, under the Income Tax Act (Canada).

Disposition of Shares of Quantum Common Stock

The adjusted cost base to a holder of shares of Quantum common stock acquired as a result of the Combination will be determined by averaging the cost of such shares with the adjusted cost base of all other shares of Quantum common stock held by such shareholder as capital property immediately before completion of the Combination. A disposition or deemed disposition of shares of Quantum common stock by a shareholder will generally result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the shareholder of such shares immediately before completion of the Combination. The taxation of capital gains and capital losses is described below.

Taxation of Capital Gains and Capital Losses

A shareholder will be required to include in income one-half of the amount of any capital gain (a “taxable capital gain”) and will generally be entitled to deduct one-half of the amount of any capital loss (an “allowable capital loss”) against taxable capital gains realized by the shareholder in the taxation year that the allowable capital loss is realized. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against taxable capital gains realized in such year, to the extent and under the circumstances specified in the Income Tax Act (Canada).

In the case of a shareholder that is a corporation, trust or partnership, the amount of any capital loss otherwise determined resulting from a disposition of Global common shares may be reduced by the amount of certain dividends previously received or deemed to have been received on such shares, to the extent and under the circumstances prescribed in the Income Tax Act (Canada).

A shareholder that is throughout the relevant taxation year a “Canadian-controlled private corporation,” as defined in the Income Tax Act (Canada), may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year. For this purpose, investment income will include taxable capital gains. Capital gains realized by individuals and certain trusts may give rise to alternative minimum tax.

Dissenting Shareholders

Shareholders are permitted to dissent from the arrangement. A dissenting shareholder will be entitled, in the event the Combination is consummated, to be paid by Global the fair value of the Global common shares held by such holder determined as of the appropriate date. A dissenting shareholder will generally be considered to have received a deemed dividend to the extent that the proceeds of disposition (other than an amount in respect of interest awarded by a court) exceed the paid-up capital of the Global common shares, and to have realized a capital gain (or a capital loss) to the extent that the proceeds of disposition (other than an amount in respect of interest awarded by a court) less the deemed dividend exceed (or are less than) the adjusted cost base of the Global common shares to the shareholder immediately before the payment. However, in certain circumstances, the entire consideration received (other than an amount in respect of interest awarded by a court) may be viewed as proceeds of disposition of the shareholder’s common shares. Additional income tax considerations may be relevant to dissenting shareholders who fail to perfect or withdraw their claims pursuant to the right of dissent. Dissenting shareholders should consult their own tax advisors.

Interest awarded to a dissenting shareholder by a court will be included in the shareholder’s income for the purposes of the Income Tax Act (Canada). For additional information regarding the rights of Global common shareholders, please see “Chapter One—The Combination—Description of the Combination—Dissenting Shareholder Rights.”

Non-Residents of Canada

The following portion of this summary is generally applicable to a shareholder who, at all relevant times, for purposes of the Income Tax Act (Canada) and any applicable income tax treaty or convention, is not resident or deemed to be resident in Canada and does not use or hold, and is not deemed to use or hold, the Global common shares in connection with carrying on a business in Canada (a “Non-resident Shareholder”). The Income Tax Act (Canada) contains provisions relevant to a non-resident insurer that carries on business in Canada and elsewhere which this summary does not take into account, and such shareholders should consult their own tax advisors.

Non-Resident Shareholders Participating in the Arrangement

A Non-resident Shareholder will not be subject to tax under the Income Tax Act (Canada) on a capital gain realized on a disposition of Global common shares to Quantum in connection with the Combination, unless those shares constitute “taxable Canadian property” to the Non-resident Shareholder. Even if the Global common shares are taxable Canadian property to a Non-resident Shareholder, a capital gain realized upon the disposition may be exempt from tax under the Income Tax Act (Canada) pursuant to the provisions of an applicable income tax treaty or convention to which Canada is a party.

Provided that the Global common shares remain listed on a prescribed stock exchange (which includes the Toronto Stock Exchange), they will generally be taxable Canadian property to a Non-resident Shareholder only if, at any time during the 60-month period immediately preceding the disposition, the Non-resident Shareholder, either alone or together with persons with whom the Non-resident Shareholder did not deal at arm’s length, owned (or had under option) 25% or more of the shares of any class or series of shares of Global. The Global common shares may also be taxable Canadian property where the Non-resident Shareholder elected to have them treated as taxable Canadian property upon ceasing to be a resident of Canada or where the shares were acquired under circumstances in which they are deemed to be taxable Canadian property.

Dissenting Non-Resident Shareholders

Non-resident Shareholders who dissent from the arrangement will be subject to the same income tax considerations as those described above with respect to dissenting shareholders resident in Canada, except that a Non-resident Shareholder will not be subject to tax under the Income Tax Act (Canada) in respect of capital gains realized on the disposition of such shareholder’s Global common shares provided such shares are not “taxable Canadian property” to such shareholder at the time of disposition. Dissenting Non-resident Shareholders will be subject to withholding tax under the Income Tax Act (Canada) in respect of deemed dividends and interest arising from the disposition of such shareholder’s Global common shares as described above. The applicable withholding rate in respect of such amounts is 25%, although such rate may be reduced under the provisions of an applicable income tax treaty or convention. For example, under the tax treaty between Canada and the United States, the rate is generally reduced to 15% in respect of dividends and 10% in respect of interest paid to a person who is the beneficial owner thereof and who is resident in the United States for the purposes of such treaty.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS TO OPTIONHOLDERS

Subject to the qualifications and assumptions contained herein, in the opinion of Bennett Jones LLP, Canadian counsel to Global, the following is a fair and adequate summary of the material Canadian federal income tax considerations, as of the date of this Joint Proxy Statement, generally applicable to the holders of options to purchase Global common shares granted under Global’s stock option plan who at all relevant times, for purposes of the Income Tax Act (Canada) and any applicable income tax treaty or convention, are resident or deemed to be resident in Canada, who are current or former employees, officers or directors of Global and who received the options in respect of, in the course of, or by virtue of their positions as employees, officers or directors of Global.

This discussion is based on the current provisions of the Income Tax Act (Canada) and the regulations thereunder and counsel’s understanding of the current published administrative practices of the CCRA. This discussion does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations which may differ from the Canadian federal income tax considerations described herein.

This discussion is of a general nature only. Optionholders should consult their own tax advisors with respect to their particular circumstances.

On the assumption that, at the time of the exchange of any options to purchase Global common shares for options to purchase shares of Quantum common stock pursuant to the Combination, the difference between the value of the shares of Quantum common stock under the options to purchase shares of Quantum common stock and the amount payable under such options does not exceed the difference between the value of the Global common shares available under the exchanged options and the amount payable under such options, the holders of the exchanged options will not realize any immediate tax consequences as a result of exchanging their options to purchase Global common shares for options to purchase shares of Quantum common stock. Instead, for the purposes of the Income Tax Act (Canada):

•	the optionholders will be deemed not to have disposed of their Global options and not to have acquired the Quantum options;

•	the Quantum options will be deemed to be the same as, and a continuation of, the Global options; and

•	Quantum will be deemed to be the same corporation as Global for the purposes of the rules in the Income Tax Act (Canada) relating to employee stock options.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

The following summary describes the material United States federal income tax considerations relating to the exchange of Global common shares pursuant to the Combination, the acquisition of Quantum common stock in the exchange and the ownership and disposition of Quantum common stock. Except where noted, this summary deals only with Global common shares and Quantum common stock held as a capital asset. In addition, the summary does not discuss any tax considerations that may be relevant to a shareholder in light of that shareholder’s particular circumstances or because of special treatment of that shareholder under the U.S. Internal Revenue Code, for example as a dealer in securities, tax-exempt entity, individual retirement account or other tax deferred account, financial institution, life insurance company, or person whose functional currency is not the U.S. dollar, as a trader in securities that elects to use a mark-to-market method of accounting for its securities, as a result of holding shares as part of a hedging, straddle, conversion or other integrated transaction, as an investor in a pass-through entity, or as a result of the acquisition of shares in connection with stock option or stock purchase plans or in other compensatory transactions. This summary does not discuss any tax consideration to optionees or holders of warrants or convertible debt. Furthermore, the discussion below is based upon the current U.S. federal income tax laws, and interpretations thereof as of the date of this Joint Proxy Statement. Such authorities may be repealed, revoked, or modified, potentially with retroactive effect so as to result in U.S. federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following summary does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations. If an entity that is treated as a partnership for U.S. federal income tax purposes holds Global common shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Global common shares, you should consult your tax advisor regarding the tax consequences of the Combination to you, including the acquisition, ownership and disposition of Quantum common stock.

As used herein, a “U.S. holder” is a beneficial owner of Global common shares, and, if applicable, a beneficial owner of Quantum common stock received in exchange therefor, who or that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes that is created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (a) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons, within the meaning of Section 7701(a)(30) of the U.S. Internal Revenue Code, have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in place to be treated as a U.S. person.

In view of the summary nature of this discussion and the individual nature of tax consequences, Global shareholders should consult their own tax advisors as to the specific U.S. federal income tax consequences to them of the Combination and of holding Quantum common stock, as well as the applicability of state, local, non-U.S. and non-income tax laws.

U.S. Federal Income Taxation of U.S. Holders

Disposition of Global Common Shares Pursuant to the Combination

General.    The exchange of Global common shares for Quantum common stock pursuant to the Combination will be a taxable transaction for U.S. federal income tax purposes. A non-dissenting U.S. holder will realize gain or loss in the arrangement equal to the difference between such U.S. holder’s tax basis in its Global common shares and the sum of (a) the fair market value at the effective time of the Combination of

Quantum common stock received in the exchange and (b) any cash received in lieu of a fractional share of Quantum common stock. In the case of a U.S. holder who dissents in respect of the arrangement, such gain or loss will equal the difference between the amount received by such U.S. holder and the U.S. holder’s tax basis in its Global common shares.

Subject to the application of the special rules discussed below under “Passive Foreign Investment Company Considerations,” any gain or loss realized by a U.S. holder will constitute capital gain or loss and will be recognized in the U.S. holder’s taxable year during which the exchange occurs. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held its Global common shares for more than one year at the time of disposition. Noncorporate U.S. holders are generally taxable at a maximum rate of 20% on long-term capital gain, and may be taxable at a maximum rate of 18% on gains from capital assets held for more than five years at the time of the disposition. Regardless of Global’s passive foreign investment company status, a U.S. holder’s tax basis in Quantum common stock received in exchange for its Global common shares in the arrangement will equal the fair market value of such Quantum common stock on the date of the exchange, and the U.S. holder’s holding period in such Quantum common stock will begin on the day following the exchange.

Passive Foreign Investment Company Considerations.    The general rules described above relating to the character and timing for recognition of any gain realized in the arrangement may not apply to a U.S. holder if Global is, or has been at any time during the U.S. holder’s holding period for its Global common shares, a “passive foreign investment company.” Global will be classified as a passive foreign investment company for any taxable year as to which, after the application of “look through” rules, either (a) 75% or more of its gross income in such taxable year is passive income, or (b) the average percentage of its assets in such taxable year that produce or are held for the production of passive income (which includes cash) is at least 50%.

Although Global has not completed an analysis of whether or not it is or has been a passive foreign investment company, Global believes it is likely to be treated as a passive foreign investment company for the current tax period in view of its cash position and the consideration payable to Global shareholders in the Combination. Global may have qualified as a passive foreign investment company in prior tax periods. However, each U.S. holder, particularly a U.S. holder whose tax basis in Global common shares is less than the consideration to be received in exchange therefor pursuant to the Combination (i.e., the value of the Quantum common stock and the amount of any cash), should consult its own financial and tax advisors regarding the potential application of the passive foreign investment company rules to the exchange of Global common shares pursuant to the Combination.

Special U.S. federal income tax rules apply to a U.S. holder if Global is or has been a passive foreign investment company at any time during such U.S. holder’s holding period for its Global common shares. Under those rules, subject to the discussion below of the mark-to-market and qualified electing fund elections, if such a U.S. holder realized a gain upon the disposition of its Global common shares pursuant to the Combination:

•	the gain would be allocated ratably over the U.S. holder’s holding period for the Global common shares;

•	the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which Global was a passive foreign investment company would be treated as ordinary income includible in income for the current taxable year;

•	the amount allocated to each other prior taxable year would be taxed as ordinary income at the highest tax rate in effect for that year; and

•	the interest charge applicable to underpayments of U.S. federal income tax would be imposed with respect to the resulting tax attributable to each prior year commencing with the first year in which Global was a passive foreign investment company, to recover the deemed benefit from the deferred payment of the tax attributable to each such year.

Under certain circumstances, a U.S. holder of stock in a passive foreign investment company may elect tax treatment that differs from the foregoing. First, a U.S. holder of “marketable” stock in a passive foreign investment company is allowed to make a mark-to-market election with respect to such stock. Stock that is listed on a non-U.S. exchange, such as the Global common shares, will be treated as marketable where the exchange is regulated or supervised by a governmental authority of the country in which the market is located and has the following characteristics:

•	the exchange has trading volume, listing, financial disclosure, surveillance, and other requirements designed to prevent fraudulent and manipulative acts and practices, to remove impediments to and perfect the mechanism of a free and open, fair and orderly, market, and to protect investors; and

•	the laws of the country in which the exchange is located and the rules of the exchange ensure that such requirements are actually enforced; and

•	the rules of the exchange effectively promote active trading of listed stocks.

Global has not determined whether the Toronto Stock Exchange, the exchange upon which the Global common shares are listed, satisfies the foregoing requirements. If a U.S. holder has determined that its Global shares are marketable and has properly made a mark-to-market election with respect to its Global common shares, the special gain allocation rules described above would not apply to such U.S. holder. Instead, the U.S. holder would be required to mark its Global common shares to market each taxable year. The U.S. holder would recognize ordinary income as a result of any increase in market value for a taxable year, and would be allowed to recognize an ordinary loss for any decrease in market value for a taxable year (but only to the extent of the net amount previously included in income as a result of the mark-to-market election). The adjusted tax basis in the U.S. holder’s Global common shares would be adjusted to reflect any such gain or loss amounts. The mark-to-market election is effective for the taxable year for which the election is made and all subsequent taxable years, unless the Global common shares cease to be marketable or the U.S. Internal Revenue Service consents to the revocation of the election.

The special gain allocation rules and the mark-to-market rules described above will not apply to a U.S. holder that has made a “qualified electing fund” election, that is, a U.S. holder that has elected to treat Global as a qualified electing fund and to include such U.S. holder’s share of Global’s income on a current basis. However, even if Global is or has been a passive foreign investment company, the qualified electing fund election is not available to Global’s U.S. holders because certain requirements for the election have not been and will not be satisfied.

If Global has been a passive foreign investment company in any year, a U.S. holder would be required to file an annual return on Internal Revenue Service Form 8621 regarding distributions received with respect to the Global common shares and any gain realized on the disposition of the Global common shares.

The foregoing is only a summary of certain material aspects of the potential application of the passive foreign investment company rules to Global and U.S. holders of Global common shares. Because the U.S. federal income tax consequences to a U.S. holder of Global common shares under the passive foreign investment company provisions are significant, U.S. holders of Global common shares are urged to discuss those consequences with their tax advisors.

Distributions on Shares of Quantum Common Stock

Currently, Quantum has no plan or intention to make distributions on its common stock. If Quantum makes a distribution on its common stock to a U.S. holder, the U.S. holder generally will be required to include the distribution in gross income as ordinary income to the extent the distribution is paid out of Quantum’s current or accumulated earnings and profits. Distributions in excess of such earnings and profits will be treated as a tax-free return of capital to the extent of the U.S. holder’s tax basis for its Quantum common stock and, to the extent in excess of tax basis, as capital gain. Distributions out of Quantum’s current or accumulated earnings and profits should qualify for the dividends received deduction applicable to U.S. holders that are corporations.

Disposition of Shares of Quantum Common Stock

On the sale or other taxable disposition of Quantum common stock, a U.S. holder will recognize capital gain or loss equal to the difference between the amount realized on such sale (generally, the amount of cash, and the fair market value of any other property, received) and the U.S. holder’s tax basis in such Quantum common stock. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder has held such Quantum common stock for more than one year at the time of the disposition. Noncorporate U.S. holders are generally taxable at a maximum rate of 20% on long-term capital gain, and may be taxable at a maximum rate of 18% on gains from capital assets held for more than five years at the time of the disposition.

Information Reporting and Backup Withholding

Payments of distributions on Quantum common stock and proceeds received upon the sale, redemption or other disposition of such stock may be subject to U.S. Internal Revenue Service information reporting and backup withholding tax. Payments to certain U.S. holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. Payments to a non-corporate U.S. holder generally will be subject to information reporting. Such payments also generally will be subject to backup withholding tax if such holder:

•	fails to furnish its taxpayer identification number, which for an individual is ordinarily his or her social security number;

•	furnishes an incorrect taxpayer identification number;

•	is notified by the U.S. Internal Revenue Service that it has failed to properly report payments of interest or dividends; or

•	fails to certify, under penalties of perjury, that it has furnished a correct taxpayer identification number and that the U.S. Internal Revenue Service has not notified the U.S. holder that it is subject to backup withholding.

A U.S. holder that does not provide Quantum with its correct taxpayer identification number may also be subject to penalties imposed by the U.S. Internal Revenue Service. Any amount paid as backup withholding will be creditable against the U.S. holder’s U.S. federal income tax liability, if any, and otherwise be refundable, provided that the requisite procedures are followed. U.S. holders should consult their tax advisors regarding qualification for an exemption from backup withholding and information reporting and the procedures for obtaining such an exemption, if applicable.

U.S. Federal Income Taxation of Non-U.S. Holders

The following is a discussion of certain anticipated U.S. federal income and estate tax consequences applicable to non-U.S. holders as a result of the exchange of Global common shares and the ownership and disposition of Quantum common stock. A “non-U.S. holder” is any person who or that is not a U.S. holder. The discussion is based on current law, which may be changed with retroactive effect, and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income taxation. Special rules may apply to certain non-U.S. holders such as, for example, “controlled foreign corporations,” “passive foreign investment companies,” “foreign personal holding companies,” and U.S. expatriates. Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Disposition of Global Common Shares Pursuant to the Combination

Non-U.S. holders will not be subject to U.S. federal income tax as a result of an exchange of Global common shares pursuant to the Combination, unless:

•	any gain on the exchange is effectively connected with a U.S. trade or business of the non-U.S. holder (or, if an income tax treaty applies, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

•	in the case of gain recognized by an individual non-U.S. holder, such individual is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied.

Distributions on Shares of Quantum Common Stock

Currently, Quantum has no plan or intention to make distributions on its common stock. If Quantum makes a distribution on its common stock to a non-U.S. holder, Quantum generally will be required to withhold U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) unless the distribution is (a) effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States, or (b) if a income tax treaty applies, attributable to a permanent establishment of the non-U.S. holder in the United States, in which case the distribution generally will be taxable at ordinary U.S. federal income tax rates and, in the case of a corporate non-U.S. holder, may also be subject to an additional “branch profits tax.” A non-U.S. holder may be required to satisfy certain certification requirements to claim income tax treaty benefits or otherwise claim a reduction of, or exemption from, the withholding obligation described above.

Disposition of Shares of Quantum Common Stock

A non-U.S. holder generally will not be subject to U.S. federal income tax (including withholding tax) in respect of any gain recognized on the sale or other taxable disposition of Quantum common stock unless one of the following is true:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (or, if an income tax treaty applies, is attributable to a permanent establishment of the non-U.S. holder in the United States);

•	in the case of a non-U.S. holder who is an individual, the non-U.S. holder is present in the United States for 183 or more days during the taxable year of the disposition and certain other conditions are present; or

•	(i) Quantum is or has been during certain periods preceding the disposition a “U.S. real property holding corporation” for U.S. federal income tax purposes, and (ii) assuming that Quantum common stock will be “regularly traded on an established securities market” for U.S. federal income tax purposes, the non-U.S. holder held, directly or indirectly, at any time during the five-year period preceding the disposition, more than 5% of the outstanding Quantum common stock. Quantum does not believe it is or is likely to become a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Backup withholding will apply to distributions on Quantum common stock made to a non-U.S. holder unless the non-U.S. holder has certified that it is not a U.S. holder and the payer has no actual knowledge that the owner is not a non-U.S. holder. Information reporting generally will apply with respect to such distributions even if certification is provided.

Payment of the proceeds from a disposition of Quantum common stock by a non-U.S. holder made to or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is not a U.S. holder or otherwise establishes an exemption. Generally, U.S. Internal Revenue Service information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of Quantum common stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is (i) a “controlled foreign corporation” for federal income tax purposes, (ii) a person 50% or more of whose gross income from all sources for a three-year period was effectively connected with a U.S. trade or business, (iii) a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or (iv) a foreign partnership engaged in the conduct of a trade or business in the United States, then backup withholding and information reporting generally will not apply if the non-U.S. holder satisfies certification requirements regarding its status as a non-U.S. holder and the broker-dealer has no actual knowledge that the owner is not a non-U.S. holder.

Amounts withheld under the backup withholding rules are generally allowable as a credit against such non-U.S. holder’s U.S. federal income tax liability (if any), which may entitle such non-U.S. holder to a refund, provided that certain required information is furnished to the U.S. Internal Revenue Service. A non-U.S. holder should consult its tax advisor regarding application of withholding and backup withholding in its particular circumstance and the availability of and procedure for obtaining an exemption from withholding under current U.S. Treasury Regulations.

U.S. Federal Estate Taxation of Non-U.S. Holders

Quantum common stock held by an individual who is not a citizen or resident, as defined for U.S. federal estate tax purposes, of the United States at the time of death will be deemed to be a U.S. situs asset for purposes of U.S. estate taxation. Such stock therefore will generally be subject to the U.S. estate tax, except as may otherwise be provided by an applicable tax or estate tax treaty with the United States.

Certain U.S. Federal Income Tax Consequences to Quantum

As of January 31, 2003, Quantum had approximately $15 million of net operating loss carryforwards available. Quantum ordinarily could carry these net operating losses forward to offset future taxable income for 20 years after the losses were incurred. However, the Combination is likely to limit Quantum’s ability to use its pre-Combination net operating losses to offset post-Combination taxable income. In particular, under Section 382 of the U.S. Internal Revenue Code, in any taxable year after the Combination, Quantum will be able to use an amount of its pre-Combination net operating losses equal only to the product of (i) the long-term tax-exempt bond rate in effect at the effective time of the Combination (which would be 4.58% if the Combination closed in May 2003), and (ii) the fair market value of Quantum’s common stock immediately prior to the Combination. Quantum believes this limitation will materially defer the time that Quantum’s pre-Combination carryforwards will be used to offset its post-Combination taxable income, and it is possible that some of Quantum’s pre-Combination losses will expire unused as a result of this limitation.

CHAPTER FIVE—INFORMATION ABOUT THE MEETINGS AND VOTING

THE GLOBAL SPECIAL MEETING—INFORMATION FOR GLOBAL COMMON SHAREHOLDERS

Solicitation and Voting of Proxies

The accompanying Global proxy is solicited on behalf of management of Global for use at the Global Meeting; however, Global is not recommending that Global common shareholders vote “For” or “Against” the Combination. Quantum anticipates that it will solicit proxies from Global common shareholders for use at the Global Meeting to help ensure that the requisite approval from Global common shareholders is obtained. The solicitation of proxies will be primarily by mail but proxies may also be solicited personally or by telephone by regular employees of Global and Quantum without special compensation. Global and Quantum will each bear their own costs of solicitation of proxies. Global may also pay brokers or nominees holding Global common shares in their names or in the names of their principals for their reasonable expenses in sending solicitation material to their principals. Quantum has retained • to form a soliciting dealer group to aid in the solicitation of proxies and verify records related to the solicitation. Quantum has agreed to pay $ • per common share solicited by the investment dealer or broker identified in the form of proxy voting in favor of the Combination at the Global Meeting, subject to a minimum fee of $ • and a maximum fee of $ • with respect to each beneficial owner of common shares (except for holdings of less than • common shares, in which case no fee is payable). Quantum does not own, directly or indirectly, any Global common shares.

Only registered shareholders at the close of business on •, 2003 will be entitled to vote at the Global Meeting, subject to the provisions of Alberta law regarding transfers of common shares after •, 2003. Please see the “Notice of Special Meeting of Common Shareholders” accompanying this Joint Proxy Statement for more information regarding voting and other shareholder rights. At the close of business on •, 2003, there were • common shares outstanding.

A quorum for the transaction of business at the Global Meeting shall be at least two persons present in person, each being a shareholder entitled to vote or a duly appointed proxy or representative for any absent shareholder so entitled, and representing in the aggregate not less than 20% of the outstanding shares of Global carrying voting rights at the Global Meeting.

To be effective, proxies must be received by Computershare Trust Company of Canada not later than 10:00 a.m. (Calgary time) on •, 2003, or, if the Global Meeting is adjourned or postponed, not later than 48 hours (excluding Saturdays, Sundays and bank holidays) before the time of the adjourned or postponed Global Meeting or any further adjournment or postponement thereof.

Advice to Beneficial Holders of Global Common Shares

The information set forth in this section is important to shareholders who do not hold their Global common shares in their own name (referred to in this Joint Proxy Statement as “beneficial shareholders”). Beneficial shareholders should note that only proxies deposited by shareholders whose names appear on the records of Global as registered shareholders can be recognized and acted upon at the Global Meeting. If Global common shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Global common shares will not be registered in the shareholder’s name on the records of Global. Such Global common shares will more likely be registered under the name of the shareholder’s broker or a nominee of that broker. In Canada, the vast majority of these shares are registered under the name of CDS & Co. (the registration name for the Canadian Depository for Securities), which acts as nominee for many Canadian brokerage firms. In the United States, shares are often registered under the name of CEDE & Co. (the registration name for The Depository Trust Company), which acts as nominee for many U.S. brokerage firms. Global common shares held by brokers or their nominees can only be voted (for or against resolutions) upon the instructions of the beneficial shareholder.

Applicable regulatory policy requires brokers to seek voting instructions from beneficial shareholders in advance of shareholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions, which should be carefully followed by beneficial shareholders in order to ensure that their Global common shares are voted at the Global Meeting. Often the form of proxy supplied to a beneficial shareholder by his/her broker is identical to the form of proxy provided by Global to the registered shareholders. However, its purpose is limited to instructing the registered shareholder how to vote on behalf of the beneficial shareholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to Independent ADP Investor Communications in Canada and ADP Proxy Services in the United States (collectively, “ADP”). ADP typically prepares a machine-readable proxy form, mails those forms to the beneficial shareholders and asks beneficial shareholders to return the proxy forms to ADP. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of common shares at the Global Meeting.

A beneficial shareholder receiving a proxy form from ADP cannot use that proxy to vote Global common shares directly at the Global Meeting. The proxy must be returned to the respective ADP well in advance of the Global Meeting in order to have the Global common shares represented by such proxy voted.

Appointment of Proxy and Discretionary Authority

As a Global common shareholder you have the right to appoint a person who need not be a shareholder of Global, other than persons designated in the form of proxy accompanying this Joint Proxy Statement, as nominee to attend and act for and on your behalf at the Global Meeting and may exercise such right by inserting the name of such person in the blank space provided on the form of proxy.

The form of proxy accompanying this Joint Proxy Statement confers discretionary authority upon the proxy nominees with respect to amendments or variations to the matters identified in the accompanying notice of the Global Meeting and other matters which may properly come before the Global Meeting.

Your common shares represented by proxies at the Global Meeting will be voted in accordance with your instructions where you have specified a choice with respect to any matter to be voted upon. In the absence of such specification, your proxy will be counted as a vote in favor of the arrangement resolution attached as Annex A to this Joint Proxy Statement at the Global Meeting.

Management of Global knows of no matters to come before the Global Meeting other than the matters referred to in the accompanying notice of the Global Meeting. However, if any other matters which are not now known to management should properly come before the Global Meeting, the common shares represented by proxies in favor of management nominees will be voted on such matters in accordance with the best judgment of the proxy nominee.

Revocation of Proxies

Proxies given by Global common shareholders for use at the Global Meeting may be revoked at any time prior to their use. A Global common shareholder giving a proxy may revoke the proxy (i) by instrument in writing executed by the shareholder or by his or her attorney authorized in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized indicating the capacity under which such officer or attorney is signing, and deposited either at the registered office of Global (as set forth in this Joint Proxy Statement) or with Computershare Trust Company of Canada at 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2YI at any time up to and including 5:00 p.m. (Calgary time) on the last business day preceding the day of the special meeting, or any adjournment or postponement thereof, or with the chairman of the special meeting on the day of such special meeting or adjournment or postponement thereof, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked, (iii) by voting in person at the Global Meeting (although attendance at the Global meeting will not in and of itself constitute a revocation of a proxy), or (iv) in any other manner permitted by law.

Required Votes

Global common shareholders are entitled to one vote for each common share held. The special resolution, in the form of Annex A to this Joint Proxy Statement, in respect of the proposed Plan of Arrangement set forth in full in Annex D to this Joint Proxy Statement, must be approved by the affirmative vote of not less than two-thirds of the aggregate of the votes cast by the Global common shareholders present (in person or by proxy) and entitled to vote at the Global Meeting.

Principal Holders of Common Shares

To the knowledge of the directors and senior officers of Global, there are no persons who beneficially own, directly or indirectly, or exercise control or direction over Global common shares carrying more than 10% of the voting rights attached to all outstanding Global common shares, as of •, 2003.

THE QUANTUM SPECIAL MEETING—INFORMATION FOR QUANTUM STOCKHOLDERS

General

The accompanying Quantum proxy is solicited on behalf of Quantum’s board of directors for use at the Quantum Meeting to be held at • a.m. (Pacific time) on •, 2003 in the • Room of the •, located at •. Quantum’s board of directors has fixed the close of business on •, 2003 as the record date for determining Quantum stockholders entitled to notice of and to vote at the Quantum Meeting. As of •, 2003, there were • shares of Quantum common stock outstanding and entitled to vote. This Joint Proxy Statement and the accompanying form of proxy were first mailed to Quantum stockholders on or about •, 2003.

Purpose of the Quantum Meeting

The purpose of the Quantum Meeting is to:

1.	consider and vote upon a proposal to approve the Combination Agreement and the Combination, as described in this Joint Proxy Statement;

2.	consider and vote upon a proposal pursuant to which the Quantum Charter will be amended and restated to increase the number of shares of authorized Quantum common stock from 60,000,000 to 100,000,000 and to eliminate the currently authorized shares of Series A common stock; and

3.	transact such other business as may properly be presented to the Quantum Meeting or any adjournment or postponement thereof.

Copies of the Combination Agreement and the Plan of Arrangement are attached to this Joint Proxy Statement as Annexes B and D. Quantum stockholders should review the Combination Agreement, all related exhibits thereto, and this Joint Proxy Statement carefully and in their entirety before deciding how to vote.

Recommendation of the Board of Directors

Quantum’s board of directors believes that the Combination is in the best interest of the Quantum stockholders and unanimously recommends that Quantum stockholders vote “For” approval of the Combination Agreement and the transactions contemplated thereby and “For” approval and adoption of the amendment and restatement of the Quantum Charter.

Voting Proxies at the Quantum Meeting and Revoking Proxies

Quantum requests that you complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope. Brokers holding voting shares in “street name” may vote the shares only if you provide them with instructions on how to vote. Brokers will direct you on how to instruct them to vote your shares.

Please note, however, that if the holder of record of your shares is your broker, bank or other nominee and you wish to vote at the Quantum Meeting, you must bring a letter from the broker, bank or other nominee confirming that you are the beneficial owner of the shares. All properly executed proxies that Quantum receives prior to the vote at the Quantum Meeting, and that are not revoked, will be voted in accordance with the instructions indicated on the proxy card. If no direction is indicated on a proxy, the proxy will be voted in favor of approval of the proposals (except for broker non-votes, which are discussed below).

A Quantum stockholder may revoke its proxy at any time prior to its use:

•	by delivering to the Secretary of Quantum a later-dated notice of revocation;

•	by delivering to the Secretary of Quantum a later-dated signed proxy (which will automatically supercede any earlier-dated proxy that such stockholder returned); or

•	by attending the Quantum Meeting and voting in person (attendance at the Quantum Meeting does not, by itself, constitute revocation of a proxy).

If your shares are held in “street name,” your broker or nominee may permit you to vote by telephone or electronically. Please check your proxy card or contact your broker or nominee to determine whether these methods of voting are available to you.

Quorum, Voting Rights, Abstentions and Broker Non-Votes

A majority of all issued and outstanding voting shares of Quantum common stock as of the record date, represented in person or by proxy, will constitute a quorum for the transaction of business at the Quantum Meeting. If a quorum is not present, the Quantum Meeting may be postponed or adjourned to allow additional time for obtaining additional proxies or votes. At any subsequent reconvening of the Quantum Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the Quantum Meeting, except for any proxies that have been effectively revoked or withdrawn prior to the subsequent meeting.

Each share of Quantum common stock entitles its owner to one vote on all matters presented at the Quantum Meeting. The shares of Quantum Series B common stock are not entitled to notice of or to vote at the Quantum Meeting. Approval of the Combination Agreement and the Combination requires the affirmative vote of a majority of the total votes cast on the proposal, either by person or by proxy. The affirmative vote of a majority of the outstanding shares of Quantum common stock entitled to vote at the Quantum Meeting is required to adopt the proposed amendment and restatement of the Quantum Charter.

If any Quantum stockholder submits a proxy that indicates an abstention from voting in all matters, such stockholder’s shares will be counted as present in determining the existence of a quorum at the Quantum Meeting, but they will not be voted on any matter at the meeting. Abstentions are included in determining the number of shares voted on the proposals submitted to stockholders, however, and will therefore have the same effect as a vote against such proposals.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients (who are the beneficial owners of the shares), brokers have discretion to vote the shares on routine matters but not on non-routine matters. The proposals to be presented at the Quantum Meeting are non-routine matters. Accordingly, brokers will not have discretionary voting authority to vote your shares at the Quantum Meeting. A “broker non-vote” occurs when brokers do not have discretionary voting authority and have not received instructions from the beneficial owners of the shares. Under Delaware case law, broker non-votes are counted for purposes of determining whether a quorum is present at the meeting, but are not counted for purposes of determining whether a proposal has been approved. Thus, a broker non-vote will have the same effect as a negative vote with regard to the proposal to approve the amendment and restatement of the Quantum Charter.

Broker non-votes will not count as shares voting “for” or “against” with respect to approval of the Combination Agreement and the Combination and will not be considered as shares entitled to vote on the proposal for purposes of determining whether such proposal has been approved.

Failing to return your proxy or attend the Quantum Meeting will reduce the number of votes cast at the Quantum Meeting and may contribute to a lack of a quorum. Consequently, you are urged to return the enclosed proxy card with your vote marked.

Reasons for Seeking Stockholder Approval

Quantum is submitting the Combination Agreement and the Combination for approval by Quantum stockholders in accordance with the Nasdaq Marketplace Rules. Under the Nasdaq Marketplace Rules, listed companies are required to obtain stockholder approval prior to issuing securities in connection with the acquisition of stock of another company if the number of shares to be issued in the transaction exceeds 20% of the shares outstanding prior to the transaction. Stockholder approval is also required when the issuance of securities will result in a change of control of the issuer. Under the terms of the Combination Agreement and the arrangement, Quantum will issue its common stock to Global common shareholders in exchange for their Global common shares, and Global common shareholders will own between 52% and 57% of the Quantum common stock outstanding immediately following completion of the Combination.

In addition, Quantum will assume all outstanding Global stock options and the obligation to issue its common stock upon the conversion of the outstanding Global Series 2 Preferred Shares after completion of the Combination, which will result in Quantum issuing additional shares of its common stock. The Nasdaq Marketplace Rules require stockholder approval prior to any transaction (other than a public offering) involving an issuance or potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the outstanding common stock or voting power for less than the greater of book or market value of the stock. For a description of the number of shares of Quantum common stock that may be issued upon conversion of the Global Series 2 Preferred Shares, please see “Chapter One—The Combination —Description of the Combination—Mechanics for Implementing the Combination—Global Series 2 Preferred Shares.”

If Quantum were to consummate the Combination without Quantum stockholder approval, Quantum common stock could not remain listed on the Nasdaq National Market. Approval of the Combination is not required by Delaware law, by the Quantum Charter or by Quantum’s bylaws.

Solicitation of Proxies and Expenses

Quantum will bear its own expenses in connection with the solicitation of proxies for the Quantum Meeting, except that Global and Quantum will share equally all out-of-pocket expenses (other than fees and expenses of attorneys, accountants, investment bankers and other advisors) incurred in connection with the printing and filing of this Joint Proxy Statement and any filings or applications with any governmental entity relating to the Combination.

In addition to solicitation by mail, Quantum’s directors, officers and employees may solicit proxies by telephone, facsimile, e-mail or in person. They will not receive additional compensation for their services. Some of them may have interests in the Combination that are different from, or in addition to, the interests of Quantum stockholders generally. Quantum has retained Georgeson Shareholder Communications to solicit proxies and expects to pay it approximately $140,000 for its services. Record holders such as brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting materials to beneficial owners and to request authority for the exercise of proxies, and, upon request of such record holders, they will be reimbursed for their reasonable expenses incurred in sending proxy materials to beneficial owners.

Independent Auditors

Ernst & Young LLP has served as Quantum’s independent auditors since its incorporation in October 2000. Representatives of Ernst & Young LLP plan to attend the Quantum Meeting and will be available to answer questions. Its representatives will also have an opportunity to make a statement at the meeting if they so desire.

Stockholder Proposals at the 2003 Annual Meeting

Quantum stockholders may submit proposals on matters appropriate for stockholder action at Quantum’s annual meeting of stockholders consistent with Rule 14a-8 promulgated under the United States Securities Exchange Act of 1934. Proposals of stockholders intended to be presented at Quantum’s next annual meeting of stockholders must be received by Quantum’s corporate secretary at Quantum’s principal offices (located at the address shown on the Notice of Special Meeting of Stockholders in this Joint Proxy Statement) no later than June 23, 2003, for inclusion in Quantum’s proxy statement and form of proxy for that meeting. In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in Quantum’s proxy statement for such annual meeting) to be considered “timely” within the meaning of Rule 14a-4 under the United States Securities Exchange Act of 1934, and pursuant to Quantum’s bylaws, Quantum stockholders must submit such proposals in writing to Quantum’s corporate secretary at Quantum’s principal offices not later than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided however, that in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from such anniversary date, notice by the stockholder must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting date was mailed or publicly disclosed. A stockholder’s notice to Quantum’s corporate secretary must set forth for each matter proposed to be brought before the annual meeting (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the United States Securities Exchange Act of 1934, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (ii) as to any other business that the stockholder proposed to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on Quantum’s books, and of such beneficial owner and (b) the class and number of shares of Quantum securities which are owned beneficially and of record by such stockholder and such beneficial owner.

Dissenters’ Appraisal Rights

Quantum common stockholders are not entitled to demand appraisal of, or to receive payment for, their shares of common stock under the Delaware General Corporation Law.

The matters to be considered at the Quantum Meeting are very important to Quantum and its stockholders. Accordingly, you are urged to read and carefully consider the information presented in this Joint Proxy Statement, and to complete, sign and promptly return the enclosed proxy.

For Quantum Stockholders Only—Proposal to Amend and Restate the Quantum Charter

In connection with its approval of the Combination, the board of directors of Quantum approved the amendment and restatement of the Quantum Charter to increase the authorized number of shares of Quantum common stock from 60,000,000 shares to 100,000,000 shares and to eliminate the currently authorized shares of Series A common stock, each subject to approval by Quantum stockholders. Of the 100,000,000 shares of common stock to be authorized under the Quantum Charter, 6,000,000 shares will continue to be designated as

Series B common stock. No increase in the number of authorized shares of Quantum preferred stock, currently 20,000,000 shares, is proposed or anticipated.

If these amendments to the Quantum Charter are approved by Quantum stockholders, the Quantum Charter would be amended and restated to read in its entirety as set forth in Annex J.

Purpose and Effect of the Proposed Amendment

As of the record date for the Quantum Meeting, there were • shares of Quantum common stock outstanding and • shares subject to outstanding options granted pursuant to Quantum’s 2002 Stock Incentive Plan. The board of directors of Quantum believes that it is in Quantum’s best interest and advisable to amend and restate the Quantum Charter to increase the number of authorized shares of Quantum common stock to provide a sufficient number of shares of authorized common stock to permit Quantum to issue the shares of Quantum common stock required to complete the Combination, which includes the issuance of Quantum common stock (i) to Global shareholders in exchange for their Global common shares, (ii) to holders of options to purchase Global common shares upon exercise thereof, and (iii) to the holders of the Global Series 2 Preferred Shares upon the conversion thereof.

In addition, Quantum’s board of directors believes that the authorized number of shares of common stock should be increased, commensurate with the increased size of the combined company in terms of equity and market capitalization that will result from the business combination between Quantum and Global, to provide sufficient shares for each corporate purpose as may be determined from time to time by the Quantum board of directors to be necessary or desirable. These purposes may include, without limitation:

•	facilitating broad ownership of the Quantum common stock by effecting a stock split or issuing a stock dividend;

•	raising capital through the sale of Quantum common stock;

•	attracting and retaining valuable employees by the issuance of additional stock options, including additional shares reserved for future option grants under Quantum existing and future stock option plans; and

•	acquiring other businesses in exchange for shares of Quantum common stock.

While Quantum continually evaluates potential acquisitions, it has no present agreements or commitments with respect to issuing shares of common stock as part of any acquisition other than the proposed Combination with Global. Quantum’s board of directors considers the authorization of additional shares of common stock advisable to ensure prompt availability of shares for issuance should the occasion arise.

The issuance of additional shares of Quantum common stock could have the effect of diluting earnings per share and book value per share, which could adversely affect Quantum’s existing stockholders. In addition, Quantum’s authorized but unissued shares of Quantum common stock could be used to make a change of control of the combined company more difficult or costly. Issuing additional shares of common stock could have the effect of diluting stock ownership of persons seeking to obtain control of the combined company. However, Quantum is not aware of any pending or threatened efforts to obtain control of Quantum or the combined company following consummation of the Combination, and Quantum’s board of directors has no current intention to use the additional shares of common stock in order to impede a takeover attempt.

The proposed amendment to the Quantum Charter does not alter Quantum’s present ability to issue up to 20,000,000 shares of its preferred stock.

If the Combination is not approved by Quantum’s stockholders, then this proposal to amend and restate the Quantum Charter will not be implemented, notwithstanding that it may have been approved by Quantum’s stockholders.

In connection with Quantum’s recently completed public offering, all of the outstanding shares of Series A common stock converted into Quantum common stock pursuant to the terms of the Quantum Charter. Upon such conversion, the authority of Quantum to issue shares of Series A common stock terminated pursuant to the terms of the Quantum Charter. The proposed amendment to the Quantum Charter effects the elimination of the authorized shares of Series A common stock and effects related changes in certain defined terms used in the Quantum Charter to effect such changes in the authorized series of capital stock.

The amendment and restatement of the Quantum Charter to increase the number of authorized shares of Quantum common stock and to eliminate the shares of Series A common stock, if approved by the Quantum stockholders, will be effective upon the execution, acknowledgement and filing of the amended and restated Quantum Charter with the Delaware Secretary of State.

Board Recommendation and Stockholder Vote Required

The board of directors of Quantum has adopted and approved the proposed amendment and restatement of the Quantum Charter, subject to the requisite approval by the Quantum stockholders. The board of directors of Quantum has considered the proposed amendment and recommends that the Quantum stockholders adopt the proposed amendment and restatement of the Quantum Charter as set forth in this Joint Proxy Statement. The Quantum board of directors recommends that Quantum stockholders vote “For” the approval of the amendment and restatement of the Quantum Charter as described above. The persons designated in the enclosed Quantum proxy will vote your shares “For” approval of the proposal unless instructions to the contrary are indicated in the enclosed Quantum proxy.

CHAPTER SIX—QUANTUM EXECUTIVE COMPENSATION AND RELATED INFORMATION

MANAGEMENT

Directors and Executive Officers

The names, ages and positions of Quantum’s directors and executive officers as of April 30, 2003 are as follows:

Name	Age	Position
Alan P. Niedzwiecki	46	President; Chief Executive Officer; Director
Raymond W. Corbin	51	Chief Operating Officer
Timothy S. Gerken	32	Controller
Cathryn T. Johnston	37	Director of Communications and Corporate Support; Corporate Secretary
W. Brian Olson	39	Chief Financial Officer; Treasurer
Dale L. Rasmussen	53	Chairman of the Board; Director
Brian A. Runkel	41	Director
Scott Samuelsen	60	Director
Thomas J. Tyson	70	Director

Executive Officers

Alan P. Niedzwiecki has served as Quantum’s President and as one of its directors since February 2002 and was appointed as Quantum’s Chief Executive Officer in August 2002. Mr. Niedzwiecki served as Quantum’s Chief Operating Officer from November 2001 until he was appointed as Chief Executive Officer in August 2002. From October 1999 to November 2001, Mr. Niedzwiecki served as Quantum’s Executive Director of Sales and Marketing. From February 1990 to October 1999, Mr. Niedzwiecki was President of NGV Corporation, an engineering and marketing/commercialization consulting company. Mr. Niedzwiecki has more than 25 years of experience in the alternative fuels industry in product and technology development and commercialization relating to mobile, stationary power generation and refueling infrastructure solutions. Mr. Niedzwiecki is a graduate of Southern Alberta Institute of Technology.

Raymond W. Corbin has served as Quantum’s Chief Operating Officer since March 2003. Mr. Corbin served as Quantum’s Executive Director of Alternative Fuel Programs from May 2000 through February 2003. From February 1997 until April 2000, Mr. Corbin worked for Calsonic Kansei Corporation, an automobile parts and accessories manufacturer. From June 1969 until February 1997, Mr. Corbin worked for General Motors. He has over 30 years of automotive experience in engines, emission systems, powertrain, exhaust systems and manufacturing. Mr. Corbin holds a B.S. in Mechanical Engineering from Kettering University (formerly General Motors Institute).

Timothy S. Gerken has served as Quantum’s Corporate Controller since October 2002. From April 2002 to September 2002, Mr. Gerken worked as a financial consultant. Mr. Gerken served as Quantum’s Director of Finance from June 1999 until April 2002. Prior to joining Quantum, Mr. Gerken served as IMPCO’s Manager of Financial Planning from June 1997 until June 1999. From June 1992 until June 1997, Mr. Gerken served as Senior Financial Analyst at Fluor Daniel, Inc., an engineering and construction firm. Mr. Gerken holds a B.B.A. in finance and accounting and an M.B.A. from the University of Notre Dame. Mr. Gerken is a Certified Financial Manager and a Certified Management Accountant.

Cathryn T. Johnston has served as Quantum’s Director of Communications and Corporate Support since September 2002 and became Quantum’s Corporate Secretary in November 2000. From June 2000 to September 2002, Ms. Johnston served as Quantum’s Director of Business Operations. From 1994 to June 2000, Ms. Johnston held various positions with IMPCO, including Manager of Business Administration, Manager of

Program and Contracts Administration, and Program Administrator for OEM programs. Prior to joining IMPCO in 1994, Ms. Johnston held several business administration positions in a variety of industries, including the residential building industry and the non-profit sector. Ms. Johnston received a B.A. in Developmental Psychology from the University of California, Santa Barbara and an M.B.A. from the University of California, Irvine.

W. Brian Olson has served as Quantum’s Chief Financial Officer and Treasurer since August 2002. From July 1999 to August 2002, Mr. Olson served as Treasurer, Vice President and Chief Financial Officer of IMPCO. He originally joined IMPCO in October 1994 and held various financial positions with IMPCO, including serving as Corporate Controller. Between November 1996 and April 1997, Mr. Olson served as manager of financial planning at Autobytel. Prior to joining IMPCO, Mr. Olson was with the public accounting firm of Ernst & Young LLP and its Kenneth Leventhal Group. Mr. Olson holds a B.S. degree in business and operations management from Western Illinois University and an M.B.A. degree in finance and economic policy from the University of Southern California. Mr. Olson is a Certified Financial Manager and a Certified Management Accountant.

Directors

Brian A. Runkel has served as one of Quantum’s directors since July 2002. Since 1993, Mr. Runkel served as President of Runkel Enterprises, an environmental consulting firm. Mr. Runkel also serves as Executive Director of the California Environmental Business Council, a non-profit trade and business association representing the California environmental technology and services industries. He received a B.A. in International Relations from George Washington University, and a J.D. from Harvard Law School.

Dale L. Rasmussen has served as one of Quantum’s directors since October 2000 and was appointed as Chairman of the Board in February 2002. Since April 1984, Mr. Rasmussen has held various positions at IMPCO, including his current position as Senior Vice President and Secretary since June 1989, as well as Vice President of Finance and Administration. Prior to joining IMPCO, Mr. Rasmussen was a commercial banker for twelve years at banks that were acquired by Key Bank and U.S. Bank. He received a B.A. in Business Administration and Economics from Western Washington University and he is a graduate of the Pacific Coast Banking School.

Scott Samuelsen has served as one of Quantum’s directors since July 2002. Since 1970, Dr. Samuelsen has been a professor of Mechanical and Aerospace Engineering at University of California, Irvine, where he serves as the Director of the National Fuel Cell Research Center and as the Director of the Advanced Power and Energy Program. He also leads the Pacific Rim Consortium on Energy, Combustion, and the Environment and serves as co-Chair of the California Stationary Fuel Cell Collaborative. Dr. Samuelsen holds B.S., M.S. and Ph.D. degrees in Mechanical Engineering from the University of California, Berkeley.

Thomas J. Tyson has served as one of Quantum’s directors since July 2002. Dr. Tyson currently serves as an external consultant to GE Energy & Environmental Research Corp., a developer of advanced technologies to control nitrogen oxide emissions. Dr. Tyson served as Chief Executive Officer of Energy & Environmental Research Corp. from 1980 until it was acquired by General Electric in 1999. From July 1999 to December 2001, Dr. Tyson served in various positions with GE Energy & Environmental Research Corp., including Chief Executive Officer and Director of Special Projects. Dr. Tyson received a M.S. in Nuclear Engineering from the University of California, Berkeley and holds a B.S. in Mechanical Engineering and a Ph.D. in Aeronautical Engineering from the California Institute of Technology.

Board of Directors

Quantum’s board of directors is currently comprised of five members. In accordance with the Quantum Charter and Quantum’s bylaws, the terms of office of Quantum’s board of directors is divided into three classes as nearly equal in size as possible with staggered three-year terms: Class I, whose term will expire at the annual meeting of Quantum stockholders in Quantum’s 2006 fiscal year, Class II, whose term will expire at the annual meeting of Quantum stockholders in Quantum’s 2004 fiscal year, and Class III, whose term will expire at the annual meeting of Quantum stockholders in Quantum’s 2005 fiscal year. Quantum’s Class I director is Brian Runkel, Quantum’s Class II directors are Scott Samuelsen and Thomas Tyson, and Quantum’s Class III directors are Alan Niedzwiecki and Dale Rasmussen. Pursuant to Quantum’s strategic alliance with General Motors, Quantum has agreed to appoint one individual nominated by General Motors to its board of directors. Quantum also agreed that, during the term of the strategic alliance, Quantum will continue to nominate one individual designated by General Motors to Quantum’s proposed slate of directors to be presented to Quantum’s stockholders as necessary for General Motors to retain one seat on Quantum’s board of directors. During the term of the strategic alliance, General Motors will also be entitled to appoint a non-voting “ex-officio” board member. As of the date of this Joint Proxy Statement, General Motors has not presented a director nominee for stockholder vote. Pursuant to Quantum’s agreement with General Motors, in October 2002 Quantum’s board of directors approved the appointment of Wallace W. Creek as a board observer, with rights to receive notice of, and to attend, all meetings of Quantum’s board of directors. The non-voting observer has no authority to exercise the powers of a director in the management of Quantum.

At each annual meeting of Quantum stockholders, the successors to the directors whose terms will then expire are elected to serve from the time of their election and qualification until the third annual meeting following their election and until their successors have been duly elected and qualified, or until their earlier resignation or removal. The classification of Quantum’s board of directors could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of Quantum.

Committees of the Board of Directors

Compensation Committee.    The members of Quantum’s compensation committee are Messrs. Rasmussen (Chair), Samuelsen and Tyson. The compensation committee reviews and makes recommendations to Quantum’s board of directors concerning salaries and incentive compensation for its directors, officers and employees. The compensation committee also administers Quantum’s 2002 Stock Incentive Plan.

Audit Committee.    The members of Quantum’s audit committee are Messrs. Runkel, Samuelsen and Tyson (Chair). The audit committee reviews Quantum’s internal accounting and auditing procedures, reviews its audit and examination results and procedures, consults with its management and its independent auditors prior to the presentation of its financial statements to Quantum stockholders, and is responsible for the appointment, compensation and oversight of its independent auditors.

Nominating Committee.    The members of Quantum’s nominating committee are Messrs. Niedzwiecki, Rasmussen (Chair) and Runkel. The nominating committee is responsible for recruiting and recommending candidates for membership on Quantum’s board of directors.

Director Compensation

Each director who is not a Quantum employee is paid an attendance fee of $1,000, plus out-of-pocket expenses, for each board or committee meeting attended. In addition, the chairs of the audit, compensation and nominating committees are paid an annual fee of $3,000. Directors are eligible to participate in Quantum’s 2002 Stock Incentive Plan. On July 25, 2002, each of Messrs. Runkel, Samuelsen and Tyson received a grant of options to purchase 20,000 shares of Quantum common stock, and Mr. Rasmussen received a grant of options to purchase 100,000 shares of Quantum common stock, each at an exercise price of $3.65 per share (which was the fair market value of Quantum common stock on the date of grant). The options vest in equal annual increments over a four year period and expire ten years from the date of grant. Option grants to directors are at the discretion of management, and Quantum has no specific plans regarding amounts to be granted to its directors in the future.

Compensation Committee Interlocks and Insider Participation

Quantum’s compensation committee consists of Messrs. Rasmussen, Samuelsen and Tyson. None of its executive officers serves as a director or member of the compensation committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving on Quantum’s compensation committee.

Executive Compensation

Prior to Quantum’s spin-off from IMPCO on July 23, 2002, Quantum was a wholly-owned subsidiary of IMPCO and the compensation of the individuals named below was determined in accordance with policies established by IMPCO. The following table sets forth information concerning the annual and long-term compensation for services rendered in all capacities to IMPCO and its subsidiaries for the fiscal years indicated for each individual who served as Quantum’s Chief Executive Officer during the last completed fiscal year and the other most highly compensated executive officers whose total salary and bonus for the fiscal year ended April 30, 2002 exceeded $100,000. These individuals are referred to as the “Quantum Named Executive Officers” in this Joint Proxy Statement.

Summary Compensation Table

		Annual Compensation		Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Securities Underlying Options(2)	All Other Compensation
Alan P. Niedzwiecki(3) President and Chief Executive Officer	2002 2001 2000	$138,560 130,764 67,896	$10,000 5,000 4,100	40,000 7,500 —	$10,521 20,155 33,729	(4)

Syed Hussain(5) Former Chief Executive Officer and Chief Technology Officer	2002 2001 2000	281,097 250,962 203,846	— 194,200 49,000	— 40,000 10,000	12,135 12,135 12,198	(6)

W. Brian Olson(7) Chief Financial Officer	2002 2001 2000	153,846 142,500 121,638	80,000 36,000 41,000	25,000 20,000 20,000	14,190 13,263 4,046	(8)

Raymond W. Corbin(9) Chief Operating Officer	2002 2001	195,000 184,725	— 11,000	— 5,000	14,632 18,526	(10)

Thomas K. Wiedmann Vice President of Research and Development	2002 2001 2000	175,000 136,923 111,019	— 7,000 9,000	— 3,035 47	16,336 15,491 16,218	(11)

(1)	Includes amounts deferred by executive officers pursuant to IMPCO’s Employee Savings Plan and Deferred Compensation Plan.
(2)	Consists of options granted under IMPCO’s Incentive Stock Option Plans. In connection with Quantum’s spin-off from IMPCO, each outstanding option to purchase IMPCO common stock was converted into an adjusted IMPCO option and an option to purchase the same number of shares of Quantum common stock.
(3)	Mr. Niedzwiecki joined Quantum during its 2000 fiscal year and was appointed as its President in February 2002 and as its Chief Executive Officer in August 2002.
(4)	Includes a group term life insurance premium of $135, an automobile allowance of $8,400 and a matching contribution of $1,986 pursuant to the IMPCO Employee Savings Plan.
(5)	Mr. Hussain served as Quantum’s President and Chief Executive Officer until February 2002 and resigned from Quantum in April 2002.

(6)	Includes a group term life insurance premium of $135 and an automobile allowance of $12,000.
(7)	Mr. Olson joined Quantum on August 27, 2002 and formerly served as Chief Financial Officer of IMPCO.
(8)	Includes a group term life insurance premium of $81, a matching contribution of $4,417 pursuant to the IMPCO Employee Savings Plan and an automobile allowance of $9,692.
(9)	Mr. Corbin joined Quantum during its 2001 fiscal year.
(10)	Includes a group term life insurance premium of $207, an automobile allowance of $8,400 and a matching contribution of $6,043 pursuant to the IMPCO Employee Savings Plan.
(11)	Includes a group term life insurance premium of $90, an automobile allowance of $8,400, a matching contribution of $5,425 pursuant to the IMPCO Employee Savings Plan and a matching contribution of $2,421 pursuant to the IMPCO Deferred Compensation Plan.

Option Grants in Last Fiscal Year

The following table provides summary information regarding options to purchase IMPCO common stock granted to each of the Quantum Named Executive Officers in fiscal 2002. No options to purchase Quantum common stock were granted to any Quantum Named Executive Officers in fiscal 2002. In connection with Quantum’s spin-off from IMPCO, each outstanding option to purchase IMPCO common stock was converted into an adjusted IMPCO option and an option to purchase the same number of shares of Quantum common stock. For a description of these option adjustments, please see “—Employee Benefit Plans” below.

Name	Individual Grants
	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted in Fiscal Year (2)	Exercise Price Per Share (1)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)

					5%	10%
Alan P. Niedzwiecki	40,000	17.3%	$11.00	12/14/11	$276,714	$701,247
W. Brian Olson	25,000	10.8	11.00	12/14/11	172,946	438,279

(1)	Options were granted at fair market value of IMPCO common stock on the date of grant and vest cumulatively at the rate of 40% on the second anniversary of the date of grant and 20% each year thereafter so that the employee is 100% vested after five years. However, the options will become fully vested upon the optionee’s retirement at or after age 62 following at least five years of continuous service with Quantum. Options may be exercised only while an optionee is employed by Quantum or IMPCO, or within thirty days following termination of such employment. If termination results from death or disability, options may be exercised within one year of the termination date. In no event may options be exercised more than ten years after date of grant. In the event of a change of control, the board may in its sole discretion give all or certain optionees the right to exercise all or any portion of their unvested options. For a description of the adjustment of outstanding IMPCO options in connection with the distribution, please see “—Employee Benefit Plans” below. In addition, Messrs. Niedzwiecki and Olson have agreements that provide for acceleration of vesting under certain conditions as described in “—Employee Benefit Plans” below.
(2)	Based on an aggregate of 231,000 options granted to IMPCO’s employees, consultants and directors during the 2002 fiscal year.
(3)	The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the U.S. Securities and Exchange Commission and do not represent Quantum’s estimate or projection of its future common stock prices.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning exercises of options to purchase IMPCO common stock during fiscal year 2002 and the value of unexercised options to purchase IMPCO common stock held by the Quantum Named Executive Officers at the end of fiscal year 2002.

	Shares Acquired on Exercise	Value Realized (1)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Alan P. Niedzwiecki	—	$—	—	47,500	$—	$94,958
Syed F. Hussain	72,000	408,525	—	—	—	—
W. Brian Olson	7,000	65,660	18,600	59,400	76,198	152,002
Raymond W. Corbin	—	—	—	5,000	—	11,900
Thomas K. Wiedmann	13,491	102,011	43	7,098	56	29,207

(1)	Calculated by determining the difference between the fair market value of the common stock underlying the options on the date each option was exercised and the exercise price of the options.
(2)	Calculated by determining the difference between the fair market value of the common stock underlying the options on April 30, 2002 and the exercise price of the options.

Employee Benefit Plans

Treatment of IMPCO Options in the Spin-off

On the date of Quantum’s spin-off from IMPCO, each outstanding option to purchase IMPCO common stock was converted into two options: an option to purchase the same number of shares of IMPCO common stock covered by the original IMPCO option and an option to purchase the same number of shares of Quantum common stock. The exercise prices per share for each converted IMPCO option and Quantum option were adjusted in a manner so that:

•	the aggregate “intrinsic value” (which is the market value of the stock underlying the option, less the exercise price of that option, multiplied by the number of shares then covered by that option) after the distribution of the converted IMPCO option plus the intrinsic value of the new Quantum option is not greater than the intrinsic value of the original IMPCO option immediately prior to the distribution;

•	the ratio of the exercise price of the converted IMPCO option to the market value per share of IMPCO common stock after the distribution is not lower than the ratio of the exercise price of the original IMPCO option to the market value per share of IMPCO common stock immediately prior to the distribution; and

•	the ratio of the exercise price of the new Quantum option to the market value per share of Quantum common stock after the distribution is not lower than the ratio of the exercise price of the original IMPCO option to the market value per share of IMPCO common stock immediately prior to the distribution.

The terms of each converted IMPCO option and each new Quantum option (other than the exercise price and the number of shares) remained substantially the same as the original IMPCO options from which they were converted, except that the converted IMPCO options were amended to allow for vesting based on the continuation of the holder’s employment with either IMPCO or Quantum or their respective subsidiaries, as the case may be, and will give credit for continuous employment with IMPCO or Quantum or their respective subsidiaries prior to the distribution date. All of the Quantum options issued in connection with the distribution were non-qualified stock options. The vesting of each new Quantum option is subject to the same vesting schedule as the original IMPCO option and continuation of the holder’s employment with either IMPCO or Quantum or their respective subsidiaries, as the case may be, with credit given for continuous employment with IMPCO or Quantum or their respective subsidiaries, prior to the distribution date. The Quantum options granted with respect to each original IMPCO option were issued under Quantum’s 2002 Stock Incentive Plan.

2002 Stock Incentive Plan

The purpose of Quantum’s 2002 Stock Incentive Plan is to enhance Quantum’s long-term stockholder value by offering its employees, directors, officers and consultants the opportunity to promote and participate in Quantum’s growth and success, and to encourage these people to remain in Quantum’s service and acquire and maintain stock ownership in Quantum. Quantum’s board of directors and sole stockholder approved and adopted the 2002 Stock Incentive Plan prior to the distribution. In November 2002, Quantum’s public stockholders approved the plan. A total of 3,500,000 shares of common stock is reserved for issuance under Quantum’s 2002 Stock Incentive Plan. The number of shares reserved for issuance under the 2002 Stock Incentive Plan will increase annually beginning on the first day of Quantum’s 2004 fiscal year by an amount equal to:

•	3% of the total number of shares outstanding as of that date; or

•	a lesser number of shares determined by Quantum’s board of directors.

Of the annual increase in shares specified above, the lesser of 1,000,000 shares or the actual increase in shares shall be available for the grant of incentive stock options. No more than 600,000 shares under options can be granted to an individual optionee in any given fiscal year. Quantum may grant up to an additional 400,000 shares, which will not count against the limit set forth in the previous sentence, in connection with an optionee’s initial commencement of service with Quantum.

Quantum’s 2002 Stock Incentive Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the U.S. Internal Revenue Code of 1986 to employees, including officers and employee directors. Non-qualified stock options and stock purchase rights may be granted to employees, including officers and directors, and to non-employee directors and consultants. Quantum’s board of directors, or a committee designated by the board, administers Quantum’s 2002 Stock Incentive Plan and determines the terms of the options or stock purchase rights granted, including the exercise price, the number of shares subject to each option or stock purchase right, the vesting and the form of consideration payable upon such exercise.

Optionees cannot transfer incentive stock options other than by will or the laws of descent and distribution. The terms of an option agreement may also permit the transfer of non-qualified stock options by gift or pursuant to a domestic relations order. During the lifetime of the optionee, each incentive stock option is exercisable only by the optionee. Upon termination of employment for any reason, other than death or disability, any options that have become exercisable prior to the date of termination will remain exercisable for thirty days from the date of termination, unless otherwise determined by Quantum’s board of directors. If termination of employment was caused by death or disability, any options which have become exercisable prior to the date of termination will remain exercisable for twelve months from the date of termination. In no event may an optionee exercise the option after the expiration date of the term of the option set forth in the award agreement.

The exercise price of all incentive stock options granted under Quantum’s 2002 Stock Incentive Plan must be at least equal to 100% of the fair market value of Quantum common stock on the date of grant. Except for options granted in connection with the adjustment of outstanding IMPCO options, the exercise price of all non-qualified stock options granted under Quantum’s 2002 Stock Incentive Plan must be at least equal to 85% of the fair market value of Quantum common stock on the date of grant. With respect to any participant who owns stock possessing more than 10% of the voting power of all of Quantum’s classes of stock, the exercise price of any incentive stock option granted must be at least equal to 110% of the fair market value of the common stock on the date of grant and the maximum term of these options must not exceed five years. The maximum term of an incentive stock option granted to any participant who does not own stock possessing more than 10% of the voting power of all of Quantum’s classes of stock must not exceed ten years. The term of all other awards granted under Quantum’s 2002 Stock Incentive Plan will be determined by Quantum’s board of directors. The consideration payable upon exercise of the option may consist of cash, check, shares of Quantum common stock, the assignment of part of the proceeds from the sale of shares acquired upon exercise of the option (through a same-day sale and exercise procedure facilitated by a brokerage firm), loan or any combination of these forms of consideration.

The terms of options granted by Quantum in connection with the adjustment of outstanding IMPCO options at the time of the distribution, including the exercise price and number of shares subject to the option, were determined as provided in the Employee Benefit Matters Agreement between Quantum and IMPCO. Please see “Treatment of IMPCO Options in the Spin-off” above and “—Certain Relationships and Related Transactions” below for a description of the terms of the options granted in connection with the distribution.

In the event of any of the following, options under Quantum’s 2002 Stock Incentive Plan will terminate and be cancelled, unless the successor corporation assumes or substitutes the options:

•	a dissolution, liquidation or sale of all or substantially all of Quantum’s assets;

•	a merger or consolidation in which Quantum is not the surviving entity;

•	a reverse merger in which Quantum is the surviving entity but in which stock possessing more than 50% of the total combined voting power of Quantum’s stock is transferred to a person or persons different from those who held Quantum’s stock immediately prior to such merger; or

•	an acquisition of 50% or more of Quantum’s stock by any individual or entity, including by tender offer or a reverse merger.

The board of directors of Quantum has the authority to provide for the full or partial automatic vesting and exercisability of some or all of the outstanding awards under Quantum’s 2002 Stock Incentive Plan upon the occurrence of any of the above events.

Unless terminated sooner, Quantum’s 2002 Stock Incentive Plan will automatically terminate on the tenth anniversary of its effective date. The board of directors of Quantum has the authority to amend, suspend or terminate the plan, provided that no such action may affect any share of Quantum common stock previously issued and sold or any option previously granted and then outstanding under the plan.

401(k) Plan

Quantum maintains a defined contribution plan intended to qualify under Section 401(k) of the U.S. Internal Revenue Code. All employees who are at least 21 years of age are eligible to participate in the plan on the first day of employment with Quantum. Participants may make pre-tax contributions to the plan of up to 15% of their eligible pay, subject to a statutorily prescribed annual limit. Quantum may provide matching contributions in its discretion and match elective salary deferrals up to 3% of compensation. Individual participants may direct the trustee to invest their accounts in authorized investment alternatives.

Employment Agreements and Change-in-Control Arrangements

On August 1, 2002, Quantum entered into an employment agreement with Alan Niedzwiecki as Quantum’s President and Chief Executive Officer. Quantum amended the employment agreement with Mr. Niedzwiecki on February 10, 2003. The employment agreement, as amended, is for a term of three consecutive twelve month periods and provides for an annual base salary of $320,000, subject to annual increases. Mr. Niedzwiecki may also be granted an annual bonus at the discretion of Quantum’s board of directors. If Quantum terminates Mr. Niedzwiecki’s employment for any reason, (i) Quantum will be obligated to pay a lump sum payment of the full amount of Mr. Niedzwiecki’s annual base salary and bonus remaining in the term of the agreement, (ii) the benefits specified in the agreement will continue for the remaining months of the fiscal year following the termination, and (iii) all stock options held by Mr. Niedzwiecki will automatically vest.

On September 1, 2002, Quantum entered into an employment agreement with Brian Olson as Quantum’s Chief Financial Officer. Quantum amended the employment agreement with Mr. Olson on February 10, 2003. The employment agreement, as amended, is for a term of three consecutive twelve month periods and provides for an annual base salary of $250,000, subject to annual increases. Mr. Olson may also be granted an annual bonus at the discretion of Quantum’s board of directors. If Quantum terminates Mr. Olson’s employment for any reason, (i) Quantum will be obligated to pay a lump sum payment of the full amount of Mr. Olson’s annual base salary and bonus remaining in the term of the agreement, (ii) the benefits specified in the agreement will continue for a six month period following the termination, and (iii) all stock options held by Mr. Olson will automatically vest.

On March 3, 2003, Quantum entered into an employment agreement with Ray Corbin as Quantum’s Chief Operating Officer. The employment agreement is for a term of two consecutive twelve month periods and provides for an annual base salary of $204,750, subject to annual increases. Mr. Corbin may also be granted an annual bonus at the discretion of Quantum’s board of directors. If Quantum terminates Mr. Corbin’s employment for any reason (i) Quantum will be obligated to pay a lump sum payment of the full amount of Mr. Corbin’s annual base salary and bonus remaining in the term of the agreement, (ii) the benefits specified in the agreement will continue for a six month period following the termination, and (iii) all stock options held by Mr. Corbin will automatically vest.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Prior to the distribution, each of Quantum’s current executive officers served as an officer or employee of IMPCO and/or its other subsidiaries. In acting on Quantum’s behalf, these officers considered not only the short-term and long-term impact of operating decisions on Quantum’s business, but also the impact of such decisions on the business of IMPCO. One of Quantum’s directors, Dale Rasmussen, remains employed by IMPCO and will continue to serve as IMPCO’s Senior Vice President and Secretary.

During the 2003 fiscal year, Quantum had revenue of approximately $94,000 for products and services sold to IMPCO, and Quantum purchased approximately $494,000 in products and services from IMPCO.

In December 2002, Quantum entered into indemnification agreements with each of its current directors and executive officers that provide the maximum indemnity available to directors and officers under Section 145 of the Delaware General Corporation Law and the Quantum Charter, as well as certain additional procedural protections.

Agreements with IMPCO

In connection with the contribution of assets by IMPCO to Quantum immediately prior to the spin-off, IMPCO contributed $15.0 million in cash and assumed $8.6 million of Quantum’s outstanding debt. In connection with the distribution, Quantum entered into a Contribution and Distribution Agreement and several ancillary agreements with IMPCO that define the two companies’ ongoing relationship after the distribution and allocate tax, employee benefits and certain other liabilities and obligations arising from periods prior to the distribution date. Quantum entered into these agreements with IMPCO while Quantum was still a wholly-owned subsidiary of IMPCO and, while Quantum believes the terms of these agreements reflect arms’ length transactions, these agreements may not be the same as would have been obtained through negotiations with an unaffiliated third party. Each of these agreements has been filed as an exhibit to Quantum’s Annual Report on Form 10-K for the 2002 fiscal year. The following description is only a summary and is qualified by reference to the filed exhibits.

Contribution and Distribution Agreement

Quantum entered into a Contribution and Distribution Agreement with IMPCO which provides for, among other things, certain corporate transactions required to effect the distribution and other arrangements among Quantum and IMPCO subsequent to the distribution. The agreement provided that IMPCO would transfer to

Quantum the assets constituting IMPCO’s automotive OEM business. The agreement provides for, among other things, assumptions of liabilities and cross-indemnities designed to place financial responsibility on each of Quantum and IMPCO for the liabilities of its respective business.

Under the agreement, if Quantum or IMPCO act or fail to act in a manner which causes the distribution to fail to qualify under Section 355 of the U.S. Internal Revenue Code of 1986 or causes Section 355(e) of the U.S. Internal Revenue Code to apply to the distribution, Quantum or IMPCO will indemnify the other for any tax liability arising from such failure or application.

Quantum and IMPCO have agreed to a non-competition arrangement under the Contribution and Distribution Agreement whereby each party will be restricted from engaging in competitive activities with the other party for a period of three years. Each party will refrain from directly competing with the retained businesses of the other party in such other party’s designated market (including such party’s OEM market) and/or aftermarket and from engaging in business with specified competitors of the other party. Additionally, IMPCO will refrain from engaging in business with Quantum’s OEM customers specified in the agreement for a three-year period.

Under the Contribution and Distribution Agreement, IMPCO has retained rights to use, on a royalty-free basis, the existing technology for Quantum’s TriShield tanks, and to manufacture tanks using such technology, in certain markets, which include the automotive aftermarket, bus and truck aftermarket, the industrial aftermarket for vehicles with internal combustion engines, and the bus and truck and industrial OEM markets for vehicles with internal combustion engines. Subject to the non-competition restrictions discussed above, Quantum will be free to commercialize its TriShield tanks in other markets, including the worldwide OEM market for Class 1 through five vehicles which are powered by fuel cell applications on an exclusive basis, the OEM market in the United States and Canada for Class 1 through 5 vehicles with internal combustion engines (other than diesel vehicles) on an exclusive basis and in all other countries on a non-exclusive basis, the worldwide OEM market in the United States and Canada for Class 6 vehicles on a non-exclusive basis, the worldwide market for components, systems and subsystems for fuel cell applications on an exclusive basis, the worldwide industrial OEM market for vehicles powered by fuel cell applications on an exclusive basis, and the worldwide industrial aftermarket for vehicles powered by fuel cell applications on an exclusive basis. Each party has a right to use the modifications and improvements made by the other party to such TriShield technology, if any, on a royalty-bearing basis at reasonable commercial rates in the designated market for such party. These rights will last for a minimum period of five years from the date of the distribution.

The agreement also provides for a full release and discharge of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the date of the agreement, between or among Quantum or any of Quantum’s subsidiaries or affiliates, on the one hand, and IMPCO or any of its subsidiaries or affiliates other than Quantum, on the other hand, except as expressly set forth in the agreement. The agreement also provides that, except as otherwise set forth therein or in any related agreement, all costs or expenses incurred in connection with the distribution and not paid prior to the distribution will be charged to and paid by Quantum. Each party will pay its own expenses after the distribution.

Employee Benefit Matters Agreement

Quantum entered into an Employee Benefit Matters Agreement with IMPCO pursuant to which Quantum agreed to create independent retirement and other employee benefit plans that are substantially similar to IMPCO’s existing retirement and other employee benefit plans. Under the agreement and effective immediately after the distribution, IMPCO transferred the assets and liabilities of its existing 401(k) retirement and other benefit plans related to Quantum employees to the comparable Quantum benefit plans. Generally, following the distribution, IMPCO ceased to have any continuing liability or obligation to Quantum’s current employees and their beneficiaries under any of IMPCO’s benefit plans, programs or practices.

Pursuant to the Employee Benefit Matters Agreement, all IMPCO stock options that were outstanding on the record date and that had not been exercised prior to the distribution date were converted into two stock options: (i) an option to purchase the number of previously-unexercised IMPCO stock options as of the record date, and (ii) an option to purchase a number of shares of Quantum’s common stock equal to the number of previously-unexercised IMPCO stock options times a fraction, the numerator of which is the total number of shares of Quantum’s common stock distributed to IMPCO stockholders in the distribution and the denominator of which is the total number of IMPCO shares outstanding on the record date for the distribution.

Tax Allocation and Indemnification Agreement

Quantum and IMPCO entered into a Tax Allocation and Indemnification Agreement, which allocates tax liabilities between Quantum and IMPCO and addresses certain other tax matters such as responsibility for filing tax returns and the conduct of audits and other tax proceedings for taxable periods before and after the distribution date. IMPCO will be responsible for and will indemnify Quantum against all tax liabilities relating to the assets and entities that constitute IMPCO and its subsidiaries, and Quantum will be responsible for and will indemnify IMPCO against all tax liabilities relating to the assets and entities that constitute Quantum’s business. In addition, Quantum generally will indemnify IMPCO for all tax liabilities arising if the contribution is not tax-free, other than tax liabilities arising in connection with Quantum’s assumption of certain IMPCO liabilities.

Transition Services Agreement

Quantum entered into a Transition Services Agreement with IMPCO pursuant to which IMPCO provided Quantum with various administrative services. Those services consisted of administrative services including employee benefits administration, affirmative action and immigration administration, and payroll processing. Quantum paid fees to IMPCO for services provided in amounts based on IMPCO’s loaded costs incurred in providing such services. This agreement expired on January 23, 2003; however, IMPCO continues to share certain investor relations services with Quantum. Since Quantum’s spin-off from IMPCO, Dale Rasmussen, IMPCO’s Senior Vice President, has provided these investor relations services to Quantum, for which Quantum has made payments to IMPCO of an aggregate $213,569 for salary, overhead and related expenses. Of this amount, Mr. Rasmussen has received $75,000 from IMPCO as a portion of Mr. Rasmussen’s annual salary from IMPCO. Mr. Rasmussen is also a member of Quantum’s board of directors.

Strategic Alliance Agreement

Quantum entered into a Strategic Alliance Agreement with IMPCO pursuant to which Quantum will work with IMPCO in identifying and conducting research and development programs of mutual interest. As part of such research and development activities, Quantum may develop, solely or jointly with IMPCO, technology that is owned solely by Quantum or jointly with IMPCO. The other purpose of this relationship is to provide IMPCO access to Quantum’s advanced technologies, including the CNG storage tanks, fuel injectors, in-tank regulators and other products for use in automotive, bus and truck and industrial aftermarket applications and in the bus and truck and industrial OEM markets.

Agreements with General Motors

Quantum has entered into a strategic alliance with General Motors regarding the development of fuel cell systems. Under the terms of the strategic alliance, General Motors acquired shares of Quantum stock representing 19.9% of Quantum’s issued and outstanding capital stock following the distribution. Quantum entered into the agreements described below with General Motors in connection with the alliance. Each of these agreements has been filed as an exhibit to Quantum’s Annual Report on Form 10-K for the 2002 fiscal year. The following description is only a summary and is qualified by reference to the filed exhibits.

Corporate Alliance Agreement

The Corporate Alliance Agreement between Quantum and General Motors serves to formalize the two companies’ agreement to work together to advance and commercialize, on a global basis, fuel cell systems and the market for fuel cells to be used in transportation, mobile, stationary and portable applications. The Corporate Alliance Agreement became effective upon the distribution and has a term of ten years. The agreement provides that:

•	General Motors is obligated to actively support, endorse and recommend Quantum to its customer base;

•	General Motors will assist and provide guidance with respect to Quantum’s directed research and development of fuel cell applications;

•	Quantum will appoint one individual nominated by General Motors to Quantum’s board of directors prior to or promptly after the distribution, and thereafter during the term of the agreement Quantum will continue to nominate one individual designated by General Motors to Quantum’s proposed slate of directors to be presented to Quantum’s stockholders as necessary for General Motors to retain one seat on Quantum’s board of directors;

•	General Motors will be entitled to appoint an “ex-officio” board member with non-voting capacity during the term of the agreement;

•	Quantum will provide minimum amounts of annual funding to projects approved under the alliance; and

•	beginning three years after the effective date of the agreement, Quantum will pay General Motors a percentage of gross revenue derived from sales of applications developed under the strategic alliance.

Quantum retains the ownership of its existing technology and Quantum and General Motors will jointly own technology that is jointly created under the alliance. Quantum is free to use jointly created technologies in certain aspects of its business but will be required to share revenue with General Motors on fuel cell system-related products that are sold to General Motors or third parties. Under the agreement, General Motors has a right of first refusal in the event that Quantum proposes to sell, or otherwise transfer its fuel cell-related intellectual property contemplated under the Corporate Alliance Agreement. In the event that Quantum decides to discontinue operations or is deemed insolvent, General Motors has the right to purchase the intellectual property contemplated under the Corporate Alliance Agreement at a price to be determined by an independent appraisal firm approved by both Quantum and General Motors.

Stock Transfer Agreement

Quantum entered into a Stock Transfer Agreement pursuant to which it agreed to issue to General Motors shares of Quantum Series A common stock representing 19.9% of Quantum’s total issued and outstanding capital stock after the distribution. Quantum issued the Series A common stock immediately following the distribution. The Series A common stock automatically converted into common stock upon the closing of Quantum’s public offering of common stock in January 2003.

Quantum also agreed that, subject to limited exceptions, it would not issue any stock in a private placement transaction without the prior written consent of General Motors.

Registration Rights Agreement

Quantum entered into a Registration Rights Agreement with General Motors pursuant to which General Motors may demand that Quantum file a registration statement under the United States Securities Act of 1933 covering some or all of the Quantum common stock General Motors would receive upon conversion of its Quantum Series A common stock. General Motors may make this demand any time after the earlier of three years following the distribution or six months after the effective date of Quantum’s first registration statement for a public offering of its securities to the general public, which was January 16, 2003. Quantum is not required to effect more than two demand registrations nor is Quantum required to effect a registration if the requested registration would have an aggregate offering price to the public of less than $20 million. In an underwritten offering, the managing underwriter of any such offering has the right to limit the number of registrable securities to be included in the registration statement.

General Motors also has “piggyback” registration rights. If Quantum proposes to register any of its equity securities under the United States Securities Act of 1933 other than pursuant to the demand registration rights described above or certain excluded registrations, General Motors may require Quantum to include all or a portion of its registrable securities in the registration and in any related underwriting. Further, if Quantum is eligible to effect a registration on Form S-3, General Motors may demand that Quantum file a registration statement on Form S-3 covering all or a portion of General Motors’ registrable Quantum securities, provided that the registration has an aggregate offering price of $10 million. Quantum will not be required to effect more than two such registrations in any twelve month period. In general, Quantum will bear all fees, costs and expenses of such registrations, other than underwriting discounts and commissions. Quantum also agreed to take such reasonable actions as are necessary to make Rule 144 available to General Motors for the resale of its registrable securities without registration under the Securities Act.

Master Technical Development Agreement

Under the terms of the Master Technical Development Agreement with General Motors, Quantum has agreed to work with General Motors to facilitate the integration, interface, and optimization of General Motors’ fuel cell systems with Quantum’s gaseous fuel storage and handling modules. To that end, the agreement provides for the establishment of joint Quantum/General Motors technical teams to implement statements of work with respect to the development of fuel cell applications. In addition, the agreement provides that both Quantum and General Motors will license their fuel cell-related technologies to each other for the purpose of developing, manufacturing and selling the fuel cell applications developed under the strategic alliance.

PRINCIPAL QUANTUM STOCKHOLDERS

The following table shows information about the beneficial ownership of Quantum common stock as of April 30, 2003. It shows shares beneficially owned by each of the following:

•	each person or group of affiliated persons known by Quantum to beneficially own more than 5% of Quantum’s outstanding common stock;

•	each of Quantum’s directors;

•	each of the Quantum Named Executive Officers; and

•	all current directors and executive officers as a group.

Quantum determined the beneficial ownership shown on this table in accordance with the rules of the U.S. Securities and Exchange Commission. Under those rules, if a person held options or warrants to purchase shares of Quantum’s common stock that were currently exercisable or exercisable within 60 days of April 30, 2003 those shares are included in that person’s reported holdings and in the calculation of the percentage of Quantum common stock owned. The percentage of beneficial ownership before the Combination is based on 21,680,475 shares of common stock and 999,969 shares of Series B common stock outstanding as of April 30, 2003. The percentage of beneficial ownership after the Combination assumes the issuance by Quantum of 29,755,116 shares of its common stock in connection with the Combination, based on an assumed exchange ratio of 1.020. General Motors owns 100% of the shares of Quantum’s outstanding Series B common stock. To Quantum’s knowledge, each person named in the table has sole voting and investment power over the shares listed by that person’s name, except where shown otherwise in the footnotes or where community property laws affect ownership rights. Except where shown otherwise, the address of each of the persons in this table is: c/o Quantum Fuel Systems Technologies Worldwide, Inc., 17872 Cartwright Road, Irvine, California 92614.

			Percent
Name of Beneficial Owner	Shares		Before Combination	After Combination
5% or Greater Quantum Stockholders:
General Motors Corporation(1)	4,513,408	(2)	19.9%	8.6%
SAFECO Corporation(3)	2,100,000		9.3	4.0
Directors and Executive Officers:				*
Dale L. Rasmussen(4)	104,911		*	*
Brian A. Runkel	—		*	*
Scott Samuelsen	—		*	*
Thomas J. Tyson	—		*	*
Alan P. Niedzwiecki(5)	3,275		*	*
W. Brian Olson(6)	33,000		*	*
Raymond W. Corbin(7)	2,000		*	*
Syed F. Hussain	113,858		*	*
Thomas K. Wiedmann(8)	1,301		*	*
All current directors and executive officers as a group (8 persons)(9)	144,487		*	*

*	Represents less than 1%.
(1)	The address of General Motors Corporation is 300 Renaissance Center, Detroit, Michigan 48265.
(2)	The shares owned by General Motors include 999,969 shares of non-voting Series B common stock, which shares are convertible on a one-for-one basis into shares of Quantum’s common stock. For a detailed description of the rights and preferences of Quantum’s Series B common stock, please see “Chapter Three—Description of Quantum’s Capital Stock and Global’s Preferred Shares—Quantum Capital Stock—Series B Common Stock.”
(3)	Based on information contained in the Schedule 13G/A filed by SAFECO Corporation, SAFECO Asset Management Company and SAFECO Common Stock Trust on February 10, 2003, each of SAFECO

Corporation and SAFECO Asset Management Company have shared voting and dispositive power with respect to 2,100,000 shares of Quantum common stock, and SAFECO Common Stock Trust has shared voting and dispositive power with respect to 1,406,700 shares of Quantum common stock. The shares reported by SAFECO Asset Management Company and SAFECO Corporation are owned beneficially by registered investment companies for which SAFECO Asset Management Company and SAFECO Corporation serve as investment advisors, and the shares represented in the table include the 1,407,700 shares reported as owned by SAFECO Common Stock Trust. Each of SAFECO Asset Management Company and SAFECO Corporation disclaim beneficial ownership of the shares reported. The address of SAFECO Asset Management Company is 601 Union Street, Suite 2500, Seattle, WA 98101; the address of SAFECO Corporation is SAFECO Plaza, Seattle, WA 98185; and the address of SAFECO Common Stock Trust is 4854 154th Place, NE, Redmond, WA 98052.

(4)	Includes 76,447 shares issuable upon exercise of outstanding options that are exercisable within 60 days after April 30, 2003.
(5)	Includes 3,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after April 30, 2003.
(6)	Represents 33,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after April 30, 2003.
(7)	Represents 2,000 shares issuable upon exercise of outstanding options that are exercisable within 60 days after April 30, 2003.
(8)	Represents 1,301 shares issuable upon exercise of outstanding options that are exercisable within 60 days after April 30, 2003.
(9)	Includes an aggregate of 115,647 shares issuable upon exercise of outstanding options that are exercisable within 60 days after April 30, 2003.

CHAPTER SEVEN—GLOBAL EXECUTIVE COMPENSATION AND RELATED INFORMATION

EXECUTIVE COMPENSATION

The following table sets out the compensation for the current and former President and Chief Executive Officer (“CEO”) of Global and the four other most highly compensated officers (the “Global Named Executive Officers”) of Global who received in excess of Cdn.$100,000 in aggregate compensation (bonus and salary) in the fiscal year ended December 31, 2002, the fiscal year ended December 31, 2001. All dollar amounts shown in this chapter are expressed in Canadian dollars.

Name and Principal Occupation	Year(1)				Long-Term Compensation			All Other Compensation ($)
					Awards		Payouts
		Annual Compensation			Securities Under Options/ SARs Granted (#)	Restricted Shares or Restricted Share Units ($)	LTIP Payouts ($)
		Salary ($)	Bonus ($)	Other Annual Compensation ($)(2)
Peter Garrett(3) President and CEO	Dec 31, 2002 Dec 31, 2001	232,917 22,615	99,930 5,733	— —	35,000 165,000	— —	— —	— —

Jim Barker(4) Vice President, Business Development and Marketing	Dec 31, 2002 Dec 31, 2001	180,000 150,000	39,752 28,125	— —	82,500 150,000	— —	— —	— —

Brian Borglum(5) Vice President and Chief Technology Officer	Dec 31, 2002	149,792	32,023	—	46,000	—	—	—

Paul Crilly(6) Vice President, Finance and CFO	Dec 31, 2002 Dec 31, 2001 Dec 31, 2000	173,125 157,500 83,654	60,919 30,712 20,000	— — —	96,250 25,000 150,000	— — —	— — —	— — —

Bernie LeSage Vice President, Generator Division	Dec 31, 2002 Dec 31, 2001 Dec 31, 2000	140,167 120,000 87,500	49,253 34,920 17,000	— — —	24,750 25,000 20,000	— — —	— — —	— — —

James F. Perry(7) Former President and CEO	Dec 31, 2002 Dec 31, 2001 Dec 31, 2000	147,584 220,000 121,250	— 65,215 37,125	— — —	— 30,000 50,000	— — —	— — —	660,000 — —

(1)	Global changed its year end from March 31 to December 31 effective December 31, 2000. The December 31, 2000 figures are for the nine month period then ended.
(2)	Perquisites and other benefits in the aggregate equal less than 10% of the annual salary and bonus for each named executive officer in the applicable financial year.
(3)	Mr. Garrett commenced employment with Global as Chief Operating Officer on November 13, 2001 and was appointed President and CEO effective July 16, 2002.
(4)	Mr. Barker commenced employment with Global on January 2, 2001.
(5)	Dr. Borglum commenced employment with Global as Manager, Materials R&D on July 3, 2001 and was appointed Vice President and Chief Technology Officer effective August 13, 2002.
(6)	Mr. Crilly commenced employment with Global on June 12, 2000.
(7)	Mr. Perry resigned on July 16, 2002 and the amount included under All Other Compensation consists of a termination payment.

Stock Options

Option Grants During Most Recently Completed Financial Year

The following table sets forth the details with respect to all options of Global granted to the Global Named Executive Officers during the year ended December 31, 2002.

Name	Securities Under Options	% of Total Options Granted in Fiscal 2002	Exercise or Base Price ($/Security)	Market Value of Securities Underlying Options on Date of Grant ($/Security)	Expiration Date
Peter Garrett President and CEO	35,000	4%	$3.35	$3.35	July 16, 2007

Jim Barker Vice President, Business Development and Marketing	82,500	10	2.35	2.35	July 26, 2007

Brian Borglum Vice President and Chief Technology Officer	4,500 41,500	1 5	2.35 2.35	2.35 2.35	July 26, 2007 August 13, 2007

Paul Crilly Vice President, Finance and CFO	96,250	12	2.35	2.35	July 26, 2007

Bernie LeSage Vice President, Generators Division	24,750	3	2.35	2.35	July 26, 2007

James F. Perry Former President and CEO	—	—	—	—	—

Aggregated Option Exercises During the Most Recently Completed Financial Year and Financial Year End Option Values

The following table sets forth the details with respect to all options of Global held by the Global Named Executive Officers that were outstanding as of December 31, 2002.

Name	Securities Acquired on Exercise	Aggregate Value Realized ($)	Unexercised Options at December 31, 2002		Value of Unexercised In-the-money Options at December 31, 2002(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Peter Garrett	—	—	41,250	158,750	—	—
Jim Barker	—	—	—	82,500	—	$2,475
Brian Borglum	—	—	7,500	68,500	—	1,380
Paul Crilly	—	—	—	96,250	—	2,887
Bernie LeSage	—	—	27,000	28,750	$18,450	742
James F. Perry	130,000	741,000	—	—	—	—

(1)	The closing price of Global’s common shares on the Toronto Stock Exchange on December 31, 2002 was $2.38.

Employment Contracts

Global entered into change of control agreements with Paul Crilly, Jim Barker and Bernie LeSage in September 2001 and with Peter Garrett and Brian McGurk in August 2002. The agreements entered into with Messrs. Garrett, Barker, Crilly and LeSage provide for them to receive certain severance benefits if their employment is terminated (either voluntarily by the employee or involuntarily) within six (6) months of a change in control of Global. Under these agreements, Messrs. Garrett, Barker, Crilly and LeSage shall be paid, within 30 days of termination, two and one-half years’ pay at their base salary, plus an amount equal to 1.25 times the sum of the last two annual bonuses paid to them in the two previously completed fiscal years of Global. In addition, all stock options that have not been exercised shall become immediately exercisable for a period of 90 days from the date of termination. The change of control agreement entered into with Mr. McGurk provides for him to receive the same severance benefits if his employment is involuntarily terminated within six (6) months of a change in control of Global.

Compensation of Directors

All directors of Global who are outside directors received a fee of $750 per Board meeting and Committee meeting attended and a quarterly retainer of $1,250. In addition, Committee Chairmen received $375 per meeting. The Chairman of the Board received an annual stipend of $60,000 and a bonus of $30,000 and does not receive meeting fees. The total cash compensation received by outside directors for the year ended December 31, 2002 was $223,625. Directors are also entitled to participate in Global’s option plan.

Indebtedness to Global

No director, or senior officer of Global is, as of the date of this Joint Proxy Statement, or since the commencement of the last completed financial year, indebted to Global.

Interest of Insiders in Material Transactions

The directors, officers and principal shareholders of Global (and the known associates and affiliates of such persons) have had no direct or indirect interest in any material transaction involving Global since January 1, 2002, which has not otherwise been disclosed herein.

CHAPTER EIGHT—CERTAIN LEGAL AND OTHER INFORMATION

AUDITORS, TRANSFER AGENT AND REGISTRAR

The consolidated financial statements of Global Thermoelectric Inc. as of December 31, 2002 and for the year ended December 31, 2002 included in this Joint Proxy Statement have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Ernst & Young LLP, independent chartered accountants, have audited Global’s financial statements at December 31, 2001 and 2000, and for the year ended December 31, 2001, and the nine month period ended December 31, 2000 as set forth in their report. Global has included its financial statements and schedule elsewhere in this Joint Proxy Statement in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

The financial statements of Quantum Fuel Systems Technologies Worldwide, Inc. at April 30, 2002 and 2001, and for each of the three years in the period ended April 30, 2002, appearing in this Joint Proxy Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in its report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firms as experts in accounting and auditing.

The transfer agent for the common shares of Global is Computershare Trust Company of Canada at 600, 538—8th Ave. S.W., Calgary, Alberta T2P 3S8. Mellon Investor Services LLC is transfer agent and registrar for the shares of Quantum common stock.

LEGAL MATTERS

Bennett Jones LLP, Calgary, Alberta and Dorsey & Whitney LLP, Seattle, Washington and Irvine, California have acted for Global in connection with the Combination. The partners and associates, as a group, of each of Bennett Jones LLP and Dorsey & Whitney LLP beneficially own less than 1% of the outstanding Global common shares and less than 1% of the outstanding shares of Quantum common stock.

Morrison & Foerster LLP, Irvine, California and Burnet, Duckworth & Palmer LLP, Calgary, Alberta have acted for Quantum in connection with the Combination. The partners and associates, as a group of each of Morrison & Foerster LLP and Burnet, Duckworth & Palmer LLP beneficially own less than 1% of the outstanding Global common shares and less than 1% of the outstanding shares of Quantum common stock.

AVAILABLE INFORMATION

Global files reports, information circulars and other information with the Canadian securities administrators in certain of the provinces of Canada. The Canadian securities administrators maintain a web site that contains all public information filed electronically with any Canadian securities administrator. The address of this web site is www.sedar.com. The address of Global’s web site is www.globalte.com. The contents of Global’s web site are not part of this Joint Proxy Statement.

Quantum files reports, proxy statements and other information with the U.S. Securities and Exchange Commission. Shareholders may read and copy any reports, statements or other information Quantum files at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Shareholders may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Shares of Quantum common stock are listed on the Nasdaq National Market and reports, proxy statements and other information regarding Quantum can be inspected at the offices of the Nasdaq National Market, 853 Key West Avenue, Rockville, Maryland 20850. The SEC maintains a web site that contains all information filed electronically with the SEC. The address of the SEC’s web site is www.sec.gov. The address of Quantum’s web site is www.qtww.com. The contents of Quantum’s web site are not part of this Joint Proxy Statement.

By Order of the Quantum Board of Directors

Cathryn T. Johnston

Secretary

Irvine, California

•, 2003

REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders

Quantum Fuel Systems Technologies Worldwide, Inc.

We have audited the accompanying balance sheets of Quantum Fuel Systems Technologies Worldwide, Inc. (a wholly-owned subsidiary of IMPCO Technologies, Inc.) as of April 30, 2001 and 2002, and the related statements of operations, changes in invested and stockholders’ equity, and cash flows for each of the three years in the period ended April 30, 2002. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quantum Fuel Systems Technologies Worldwide, Inc. at April 30, 2001 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended April 30, 2002, in conformity with accounting principles generally accepted in the United States.

/s/    ERNST & YOUNG LLP

Long Beach, California

July 18, 2002

except for the first paragraph of Note 1 and the eighth paragraph of Note 10,

as to which the date is July 23, 2002

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

BALANCE SHEETS

	Year Ended April 30,		Nine Months Ended January 31, 2003
	2001	2002
			(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$4,300	$177,414	$13,951,947
Accounts receivable less $40,000 allowance for doubtful accounts for each period	9,691,197	4,494,328	2,384,714
Inventories	9,125,998	9,626,616	8,019,777
Other current assets	1,157,590	87,713	522,733

Total current assets	19,979,085	14,386,071	24,879,171
Equipment and leasehold improvements, net	12,701,624	13,419,353	11,565,768
Intangible assets	—	—	15,734,425
Other assets	134,779	354,000	90,173

Total assets	$32,815,488	$28,159,424	$52,269,537

LIABILITIES AND INVESTED AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,673,095	$6,761,294	$3,025,233
Other accrued liabilities	1,872,663	2,186,396	2,291,120
Line of credit	—	8,625,000	—
Current maturities of capital leases	95,345	188,832	183,948

Total current liabilities	8,641,103	17,761,522	5,500,301
Capital lease obligations, less current portion	182,778	127,355	—

Commitments and contingencies

Invested and stockholders’ equity:
Invested equity	23,991,607	10,270,447	—
Preferred stock, $.001 par value, 15,000,000 shares authorized at April 30, 2002; 20,000,000 shares authorized at January 31, 2003 (unaudited)	—	—	—
Series A common stock, $.001 par value, none authorized at April 30, 2002; 12,000,000 shares authorized at January 31, 2003 (unaudited); 0 issued and outstanding at April 30, 2002 and January 31, 2003 (unaudited)	—	—	—
Series B common stock, $.001 par value, none authorized at April 30, 2002; 6,000,000 shares authorized at January 31, 2003; 0 issued and outstanding at April 30, 2002; 999,969 issued and outstanding at January 31, 2003 (unaudited)	—	—	1,000
Common stock, $.001 par value, 35,000,000 authorized at April 30, 2002; 42,000,000 authorized at January 31, 2003 (unaudited); 1,000 issued and outstanding at April 30, 2002; 21,680,475 issued and outstanding at January 31, 2003 (unaudited)	—	1	21,680
Additional paid in capital relating to common stock	—	99	56,402,913
Accumulated deficit			(9,656,357)

Total invested and stockholders’ equity	23,991,607	10,270,547	46,769,236

Total liabilities and invested and stockholders’ equity	$32,815,488	$28,159,424	$52,269,537

See accompanying notes.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

STATEMENTS OF OPERATIONS

	April 30,			Nine Months Ended January 31,
	2000	2001	2002	2002	2003
				(unaudited)	(unaudited)
Net revenue:
Product sales	$13,056,901	$15,447,389	$15,458,529	$11,389,496	$10,269,584
Contract revenue	9,283,877	7,910,540	7,944,766	4,896,695	5,952,241

Total revenue	22,340,778	23,357,929	23,403,295	16,286,191	16,221,825
Costs and expenses:
Cost of product sales	15,081,039	19,452,343	25,581,284	18,512,553	12,753,293
Research and development	12,956,426	26,686,691	32,656,683	26,281,660	11,001,380
Selling, general and administrative	4,938,612	7,458,991	8,063,421	6,350,006	6,887,206

Total costs and expenses	32,976,077	53,598,025	66,301,388	51,144,219	30,641,879
Operating loss	(10,635,299)	(30,240,096)	(42,898,093)	(34,858,028)	(14,420,054)
Interest expense	—	4,167	488,442	301,302	25,506
Other income (expense)	—	—	9,555	9,555	102,751
Provision for income taxes	—	—	800	—	800

Net loss applicable to common stock	$(10,635,299)	$(30,244,263)	$(43,377,780)	$(35,149,775)	$(14,343,609)

Net loss per share (for pro forma net loss per share see Note 11):
Basic				$(2.49)	$(0.86)

Diluted				$(2.49)	$(0.86)

Number of shares used in per share calculation:
Basic				14,142,036	16,702,419

Diluted				14,142,036	16,702,419

See accompanying notes.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

STATEMENTS OF CHANGES IN INVESTED AND STOCKHOLDERS’ EQUITY

	Year Ended April 30,			Nine Months Ended January 31, 2003
	2000	2001	2002
				(unaudited)
Balance at beginning of period	$15,865,579	$19,357,363	$23,991,607	$10,270,447
Net transfers from IMPCO prior to distribution	14,127,083	34,878,507	29,656,620	2,611,474
Cash contribution from IMPCO at spin-off	—	—	—	15,000,000
Proceeds from issuance of common stock	—	—	—	7,997,574
Issuance of warrants	—	—	—	128,992
Issuance of Series A and Series B common stock recorded as intangible asset	—	—	—	16,479,358
Assumption of line of credit by IMPCO	—	—	—	8,625,000
Net loss	(10,635,299)	(30,244,263)	(43,377,780)	(14,343,609)

Balance at end of period	$19,357,363	$23,991,607	$10,270,447	$46,769,236

See accompanying notes.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

STATEMENTS OF CASH FLOWS

	Year Ended April 30,			Nine Months Ended January 31,
	2000	2001	2002	2002	2003
				(unaudited)
Cash flows from operating activities:
Net loss	$(10,635,299)	$(30,244,263)	$(43,377,780)	$(35,149,775)	$(14,343,609)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,217,438	1,687,401	2,903,036	2,042,948	3,491,648
Non-cash restructuring charge	—	—	277,760	148,750	—
Gain on disposal					(102,267)
Changes in operating assets and liabilities:
Accounts receivable	(1,626,001)	(459,439)	5,196,869	5,880,548	2,109,614
Inventories	(2,263,361)	(393,395)	(500,618)	(2,833,820)	1,606,840
Other current assets	(237,888)	(853,633)	850,656	(489,539)	(171,193)
Accounts payable	1,291,122	3,416,929	88,199	1,750,357	(3,736,061)
Accrued liabilities	18,501	1,087,652	35,973	(227,192)	104,724

Net cash used in operating activities	(12,235,488)	(25,758,748)	(34,525,905)	(28,877,723)	(11,040,304)

Cash flows from investing activities:
Proceeds from sale of equipment and leasehold improvements	—	50,089	77,785	—	114,700
Purchases of equipment and leasehold improvements	(1,890,827)	(9,146,546)	(3,471,134)	(3,143,707)	(866,454)

Net cash used in investing activities	(1,890,827)	(9,096,457)	(3,393,349)	(3,143,707)	(751,754)

Cash flows from financing activities:
Payments on capital lease obligations	—	(20,770)	(189,352)	(146,318)	(144,388)
Borrowing under line of credit	—	—	8,625,000	12,000,000	—
Net advances from parent	14,127,083	34,878,507	29,656,720	21,223,183	2,713,405
Proceeds from issuance of common stock	—	—	—	—	7,997,574
Contribution from IMPCO	—	—	—	—	15,000,000

Net cash provided by financing activities	14,127,083	34,857,737	38,092,368	33,076,865	25,566,591

Net increase in cash and cash equivalents	768	2,532	173,114	1,055,435	13,774,533
Cash at beginning of period	1,000	1,768	4,300	4,300	177,414

Cash at end of period	$1,768	$4,300	$177,414	$1,059,735	$13,951,947

Supplemental schedule of non-cash activity:
Assets acquired under capital leases	$—	$298,893	$227,415	$227,415	$—
Issuance of Series A and Series B common stock recorded as intangible asset	—	—	—	—	16,479,358
Assumption of line of credit by IMPCO Technologies	—	—	—	—	8,625,000
Conversion of owner’s net investment to stockholders’ equity	—	—	—	—	31,831,129
Issuance of warrants	—	—	—	—	128,992

See accompanying notes.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS

(Information as of and for the nine months ended January 31, 2002 and 2003 is unaudited)

1.    Background and Basis of Presentation

Background

On July 23, 2002, IMPCO Technologies, Inc. (IMPCO) completed the distribution and spin-off of Quantum Fuel Systems Technologies Worldwide, Inc. (the Company) to its stockholders. The Company is focusing on enabling technologies for alternative propulsion and energy in emerging global markets. The Company provides hydrogen and compressed natural gas (CNG) handling and storage system technologies to manufacturers of fuel cell and internal combustion engines.

On October 13, 2000, the Company was incorporated in Delaware as a wholly-owned subsidiary of IMPCO. On the date of the distribution and spin-off, IMPCO distributed the stock of the Company to stockholders of IMPCO (the Distribution) based on a distribution ratio of one share of the Company’s common stock for every share of IMPCO common stock outstanding on the record date. The Company’s authorized capital stock consists of 20,000,000 shares of preferred stock, par value $0.001 per share, no shares issued and outstanding and 60,000,000 shares of common stock, par value $0.001 per share, 17,655,475 shares issued and outstanding. Of the 60,000,000 authorized shares of common stock, 12,000,000 are designated as Series A common stock and 6,000,000 are designated as Series B common stock. Pro forma loss per share for the year ended April 30, 2002 has been computed based on the number of shares distributed on the Distribution date and gives effect to the issuance of 3,513,439 shares of the Company’s Series A common stock immediately following the Distribution and the corresponding amortization expense arising from the related intangible asset (see Note 6). No employee stock options were included in the computation of pro forma diluted loss per share because their inclusion would be anti-dilutive to the net loss.

Basis of Presentation

The financial statements include the Company, as well as certain assets, liabilities, and related operations that were transferred to the Company (the Contribution) from IMPCO. The financial statements include the historical operations to be transferred to the Company by IMPCO (the Company’s Businesses). The Contribution was completed prior to the Distribution and resulted in a recapitalization of the Company.

The financial statements have been derived from the financial statements and accounting records of IMPCO using the historical results of operations and historical basis of the assets and liabilities of the Company’s Businesses. Management believes the assumptions underlying the financial statements are reasonable. However, the financial statements included herein may not necessarily reflect the Company’s results of operations, financial position and cash flows in the future or what its results of operations, financial position and cash flows would have been had the Company been a stand-alone company during the periods presented.

The financial statements include allocations of certain IMPCO corporate headquarters’ assets, liabilities, and expenses relating to the Company’s Businesses that were transferred to the Company from IMPCO. General corporate overhead has been allocated either based on the ratio of the Company’s headcount to IMPCO’s total headcount, on the Company’s revenue as a percentage of IMPCO’s total revenue, or specifically identified costs for the Company. General corporate overhead primarily includes salary and expenses for the executive management, finance, legal, human resources, information services and investor relations departments and amounted to approximately $2,126,000, $3,117,000 and $3,209,000 in 2000, 2001 and 2002, respectively. Management believes the costs of these services charged to the Company are a reasonable representation of the costs that would have been incurred if the Company had performed these functions as a stand-alone company. As a result of the Distribution, the Company will perform these functions using its own resources or purchased services.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

The financial statements also include an allocation from IMPCO to fund a portion of the costs of research conducted by the Company. This allocation was based on management’s determination of which corporate projects were related to the specific intellectual property that will be transferred to the Company as part of the contribution. This allocation amounted to approximately $7,050,000, $5,601,000 and $0 for fiscal 2000, 2001 and 2002, respectively. Beginning in fiscal year 2002, the Company satisfied its research requirements using its own resources or through purchased services.

IMPCO used a centralized approach to cash management and the financing of its operations. Cash deposits from the Company’s Businesses were transferred to IMPCO on a regular basis and were netted against the owner’s net investment account. As a result, none of IMPCO’s cash or debt at the corporate level has been allocated to the Company in the financial statements. Changes in invested equity represented any funding required from IMPCO for working capital, acquisition or capital expenditure requirements after giving effect to the Company’s transfers to or from IMPCO of its cash flows from operations. Until May 2001, the Company had been funded by IMPCO with no debt obligations being transferred to the Company except for capital leases.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of conducting business. The Company uses cash generated from IMPCO’s operations, bank financings and investments to fund capital expenditures and research and development, as well as to invest in and operate existing operations and new businesses. In July 2000, IMPCO completed an equity offering in which it received $53.5 million. Until fiscal year 2002, the Company was funded entirely from IMPCO in the form of equity investments. In fiscal year 2002, the Company and IMPCO were co-borrowers of a $12.0 million Bank of America debt facility. Prior to the Distribution, IMPCO made an additional capital investment of $23.6 million into the Company, which consisted of the assumption of the $8.6 million outstanding under the debt facility plus a cash infusion of $15.0 million.

It is currently anticipated that the Company will require additional sources of financing in order to capitalize on opportunities that management believes to exist in the emerging fuel cell market. These additional sources of financing may include bank borrowings or public or private offerings of equity or debt securities. No assurance can be given that such additional sources of financing will be available on acceptable terms, if at all. Without the additional financing, the Company will be required to delay, reduce the scope of and eliminate one or more of its research and development projects; significantly reduce its capital expenditures; and/or retrench its efforts to meet short-term production goals.

Certain reclassifications have been made to amounts for the years ended April 30, 2002, 2001 and 2000 to conform to the current presentation.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Interest Expense

The Company’s financial statements include interest expense totaling $0, $4,167 and $488,442 in 2000, 2001 and 2002, respectively. Until 2001, the Company was funded entirely through investments from IMPCO, who for a significant portion of that period funded the Company from its operations or equity proceeds. It was management’s intention of both companies that these advances were interest-free and would never be repaid. These advances were forgiven as part of the Distribution. The interest expense reflected in the statement of operations is due to the Company’s capital lease obligations and, for the fiscal year ending April 30, 2002, debt specifically entered into by the Company. Below is the detailed schedule of IMPCO’s Invested Equity (in thousands).

	Year Ended April 30,
	2000	2001	2002
Balance at beginning of period	$15,866	$19,357	$23,992
Allocation of costs from IMPCO	2,126	3,117	3,209
Net intercompany purchases (sales)	232	76	127
Cash transfers from IMPCO	11,768	31,686	26,320
Net loss	(10,635)	(30,244)	(43,378)
Balance at end of period	$19,357	$23,992	$10,270

Average balance	$18,946	$22,825	$16,664

Income Taxes

The Company’s income taxes are calculated on a separate tax return basis. However, IMPCO was managing its tax position for the benefit of its entire portfolio of businesses, and its tax strategies are not necessarily reflective of the tax strategies that the Company would have followed or will follow as a stand-alone entity.

Interim Financial Information (unaudited)

The financial information as of January 31, 2003 and for the nine month periods ended January 31, 2002 and 2003 is unaudited, but includes all adjustments, consisting only of normal and recurring accruals, that management considers necessary for a fair presentation of its results of operations, financial position and cash flows. Refer to Note 16 regarding quarterly results of operations (unaudited). Results for the nine month period ended January 31, 2003 are not necessarily indicative of results to be expected for the full fiscal year 2003 or any other future period.

On January 23, 2003, the Company completed a public equity offering of 3,500,000 shares of common stock at a price of $2.25 per share for $7.9 million in gross proceeds. The Company also granted the underwriters a 30-day option to purchase up to an additional 525,000 shares of common stock at the public offering price, less the underwriting discount, to cover any over-allotments. On January 31, 2003, the underwriters exercised their option to purchase 525,000 additional shares of common stock at a price of $2.25 per share for $1.2 million in gross proceeds. Pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, upon completion of the offering, all of the 3,513,439 shares of the Company’s outstanding Series A common stock held by GM converted automatically into shares of the Company’s common stock on a on a one-for-one basis, and the Company issued to GM an aggregate of 999,969 shares of its non-voting Series B common stock. Quantum management believes that its working capital will be adequate to meet its liquidity needs for fiscal year 2004.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

2.    Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include an allocation of costs by IMPCO, assessing the collectability of accounts receivable, the use and recoverability of inventory, the realization of deferred tax assets, useful lives for depreciation periods of tangible assets, provisions for warranty claims, among others. The markets for the Company’s products are characterized by competition, technological development and new product introduction, all of which could impact the future realizability of the Company’s assets. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized on product sales when goods are shipped in accordance with the Company’s shipping terms. Contract revenue for customer funded research and development is principally recognized by the percentage of completion method. Amounts expected to be realized on contracts are based on the Company’s estimates of total contract value and costs at completion. These estimates are reviewed and revised periodically throughout the lives of the contracts. Percentage of completion is determined based on costs incurred as a percentage of total estimated costs at completion. Also, the Company includes the costs of shipping and handling, when incurred, in cost of goods sold.

Research and Development Costs

Research and development costs are charged to expense as incurred. This line item includes an allocation from IMPCO for the costs of research conducted by IMPCO for periods before fiscal year 2002 (see Note 1). Equipment used in research and development with alternative future uses is capitalized and only the current period depreciation is charged to research and development.

Financial Instruments and Concentration of Credit Risk

The estimated fair values of cash, accounts receivable, accounts payable, and accrued expenses approximate their carrying value because of the short-term maturity of these instruments.

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade receivables. The Company conducts a major portion of its business with a limited number of customers. For the past three years and for the foreseeable future, General Motors Corporation (and subsidiaries of General Motors) represents a significant portion of the Company’s sales and outstanding accounts receivable. Credit is extended based upon an evaluation of each customer’s financial condition, with terms consistent with those present throughout the industry. Typically, the Company does not require collateral from customers.

The Company may use derivative financial instruments for the purpose of reducing its exposure to adverse fluctuations in interest and foreign exchange rates. While these hedging instruments could be subject to fluctuations in value, such fluctuations are generally offset by the value of the underlying exposures being hedged. The Company has not had any derivative financial instruments for any of the periods reported. The Company is not a party to leveraged derivatives and does not hold or issue financial instruments for speculative purposes.

Cash and Cash Equivalents

All highly liquid investments with original maturities of three months or less are considered to be cash equivalents.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Inventories

Inventories are valued at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method while market is determined by replacement cost for raw materials and parts and net realizable value for work-in-process and finished goods. The Company’s business is subject to the risk of technological and design changes. The Company provides for obsolete or slow-moving inventory based on management’s analysis of inventory levels and future sales forecasts at the end of each accounting period.

Equipment and Leasehold Improvements

Equipment and leasehold improvements are stated at historical cost. Depreciation of equipment is determined using a straight-line method over the assets’ estimated useful lives ranging from three to seven years. Amortization of leasehold improvements, and equipment financed by the Company’s capital lease facility or capital expenditure facility, is determined using the straight-line method over the shorter of the assets’ estimated useful lives or the lease terms.

Major renewals and improvements are capitalized and minor replacements, maintenance and repairs are charged to current operations as incurred. Upon retirement or disposal of assets, the cost and related accumulated depreciation are removed from the balance sheets and any gain or loss is reflected in the statements of operations.

Warranty Costs

Estimated future warranty obligations related to certain products are determined by charges to operations on a per unit sold accrual rate in the period in which the related revenue is recognized. Estimates are based, in part, on historical experience.

Impairment of Long-Lived Assets

In accordance with Financial Accounting Standards Board (FASB) Statement No. 121, “Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of,” impairment losses are recorded on long-lived assets used in operations when an indicator of impairment (significant decrease in market value of an asset, significant change in extent or manner in which the asset is used or significant physical change to the asset) is present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. The Company has not experienced any significant changes in the business climate or in the use of assets that would require the Company to write-down the value of the assets recorded in the balance sheet. See also the adoption of FAS 144 described below.

Income Taxes

Historically, the Company’s operations have been included in IMPCO’s consolidated income tax returns. Income tax expense in the Company’s financial statements has been calculated on a separate tax return basis. The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

Deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

Stock-Based Compensation

In October 1995, the Financial Accounting Standards Board issued SFAS No. 123 “Accounting for Stock Based Compensation,” which established accounting and reporting standards for stock based compensation plans

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

effective after fiscal year 1996. SFAS 123 encourages entities to adopt the fair value based method of accounting; however, it also allows an entity to continue to measure compensation cost using the intrinsic value based method prescribed by Accounting Principles Board No. 25. Such entities who elect to remain on the “intrinsic value based” method must make certain pro forma disclosures as if the new fair value method had been applied. At this time, the Company has not adopted the recognition provision of SFAS 123, but has provided pro forma disclosures (see Note 10).

Comprehensive Loss

Comprehensive loss would include, in addition to net loss, unrealized gains and losses excluded from the statements of operations and would be recorded directly into a separate section of invested equity on the balance sheet. These unrealized gains and losses are referred to as other comprehensive loss items. The Company had no items of other comprehensive loss, and hence there is no difference between the reported net loss and the comprehensive loss during the years ended April 30, 2000, 2001 and 2002.

Recently Issued Accounting Pronouncements

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 141, “Business Combinations,” and No. 142, “Goodwill and Other Intangible Assets,” effective for fiscal years beginning after December 15, 2001. Under the new rules, goodwill will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives. The Company adopted FAS 141 and FAS 142 as of May 1, 2002. The adoption of FAS 141 and FAS 142 did not have a significant impact on the Company’s financial position and results of operations.

In August of 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards 143, “Accounting for Asset Retirement Obligations.” SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The Company is in the process of assessing the effect of adopting SFAS 143, which is effective for fiscal years beginning after June 15, 2002.

In August 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions.” FAS 144 is effective for fiscal years beginning after December 15, 2001, with earlier application encouraged. The Company adopted FAS 144 as of May 1, 2002 and the adoption of the Statement did not have a significant impact on the Company’s financial position and results of operations.

In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, “Accounting for Exit or Disposal Activities.” SFAS 146 addresses significant issues regarding the recognition, measurement, and reporting of costs that are associated with exit and disposal activities, including restructuring activities that are currently accounted for under Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring).” The scope of SFAS 146 also includes costs related to terminating a contract that is not a capital lease and termination benefits that employees who are involuntarily terminated receive under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. SFAS 146 will be effective for exit or disposal

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

activities that are initiated after December 31, 2002 but early application is encouraged. The provisions of EITF Issue No. 94-3 shall continue to apply for an exit activity initiated under an exit plan that met the criteria of EITF Issue No. 94-3 prior to the adoption of SFAS 146. Adopting the provisions of SFAS 146 will change, on a prospective basis, the timing of when restructuring charges are recorded from a commitment date approach to when the liability is incurred.

3.    Related Party Transactions

For the years 2000, 2001, and 2002, respectively, the Company had $48,609, $19,467 and $29,316 of revenue for products sold to IMPCO. For the years 2000, 2001, and 2002, respectively, the Company had $280,803, $95,683 and $156,041 of products purchased from IMPCO. In connection with the Contribution and Distribution, the Company and IMPCO executed the Contribution and Distribution Agreement (the Contribution and Distribution Agreement), and certain related agreements that are summarized below. This summary is qualified in all respects by the terms of the Contribution and Distribution Agreement and such related agreements.

Prior to the Distribution, each of the Company’s current executive officers served as an officer or employee of IMPCO and/or its other subsidiaries. In acting on the Company’s behalf, these officers considered not only the short-term and long-term impact of operating decisions on the Company’s business, but also the impact of such decisions on the business of IMPCO. One of the Company’s directors remains employed by IMPCO and will continue to serve as IMPCO’s Senior Vice President and Secretary.

Contribution and Distribution Agreement

The Company and IMPCO entered into a Contribution and Distribution Agreement which provides for, among other things, certain corporate transactions required to effect the Distribution and other arrangements among IMPCO and the Company subsequent to the Distribution. The agreement provided that IMPCO would transfer to the Company the assets constituting IMPCO’s automotive OEM business. The agreement provides for, among other things, assumptions of liabilities and cross-indemnities designed to place financial responsibility on each of the Company and IMPCO for the liabilities of its respective business.

Under the agreement, if the Company or IMPCO acts or fails to act in a manner which causes the Distribution to fail to qualify under Section 355 of the Code or causes Section 355(e) of the Internal Revenue Code to apply to the Distribution, the Company or IMPCO will indemnify the other for any tax liability arising from such failure or application.

The agreement also provides for a full release and discharge of all liabilities existing or arising from all acts and events occurring or failing to occur or alleged to have occurred or to have failed to occur and all conditions existing or alleged to have existed on or before the date of the agreement, between or among the Company or any of its subsidiaries or affiliates, on the one hand, and IMPCO or any of its subsidiaries or affiliates other than the Company, on the other hand, except as expressly set forth in the agreement. The agreement also provides that, except as otherwise set forth therein or in any related agreement, all costs or expenses incurred in connection with the Distribution and not paid prior to the Distribution will be charged to and paid by Quantum. Each party will pay its own expenses after the Distribution.

Employee Benefit Matters Agreement

The Company entered into an Employee Benefit Matters Agreement with IMPCO pursuant to which the Company agreed to create independent retirement and other employee benefit plans that are substantially similar

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

to IMPCO’s existing retirement and other employee benefit plans. Under the agreement and effective immediately after the Distribution, IMPCO agreed to transfer the assets and liabilities of its existing 401(k) retirement and other benefit plans related to the Company’s employees to the comparable Quantum benefit plans. Generally, following the Distribution, IMPCO ceased to have any continuing liability or obligation to the Company’s current employees and their beneficiaries under any of IMPCO’s benefit plans, programs or practices.

Pursuant to the Employee Benefit Matters Agreement, all IMPCO stock options that were outstanding on the record date and that had not been exercised prior to the Distribution date were converted into two stock options: (1) an option to purchase the number of previously-unexercised IMPCO stock options as of the record date, and (2) an option to purchase a number of shares of the Company’s common stock equal to the number of previously-unexercised IMPCO stock options times a fraction, the numerator of which was the total number of shares of the Company’s common stock distributed to IMPCO stockholders in the Distribution and the denominator of which was the total number of IMPCO shares outstanding on the record date for the Distribution.

Tax Allocation and Indemnification Agreement

The Company and IMPCO entered into a Tax Allocation and Indemnification Agreement, which allocates tax liabilities between the Company and IMPCO and addresses certain other tax matters such as responsibility for filing tax returns and the conduct of audits and other tax proceedings for taxable periods before and after the Distribution date. IMPCO will be responsible for and will indemnify the Company against all tax liabilities relating to the assets and entities that will constitute IMPCO and its subsidiaries, and the Company will be responsible for and will indemnify IMPCO against all tax liabilities relating to the assets and entities that will constitute the Company’s business. In addition, the Company generally will indemnify IMPCO for all tax liabilities arising if the contribution is not tax-free, other than tax liabilities arising in connection with the Company’s assumption of certain IMPCO liabilities.

Transition Services Agreement

The Company entered into a Transition Services Agreement with IMPCO pursuant to which IMPCO provided the Company with various administrative services. Those services consisted of administrative services including employee benefits administration, affirmative action and immigration administration, and payroll processing. The Company paid fees to IMPCO for services provided in amounts based on IMPCO’s loaded costs incurred in providing such services. The Transition Services Agreement expired on January 23, 2003; however, IMPCO continues to share certain investor relations services with Quantum. Since Quantum’s spin-off from IMPCO, one of the members of the Quantum board (who is also an employee of IMPCO) has provided these investor relations services to Quantum, for which Quantum has made payments to IMPCO of an aggregate $213,569 (unaudited) for salary, overhead and related expenses. Of this amount, this director has received $75,000 (unaudited) from IMPCO as a portion of such director person’s annual salary from IMPCO.

Strategic Alliance Agreement

The Company entered into a Strategic Alliance Agreement with IMPCO pursuant to which the Company will work with IMPCO in identifying and conducting research and development programs of mutual interest. As part of such research and development activities, the Company may develop, solely or jointly with IMPCO, technology that is owned solely by the Company or jointly with IMPCO. The other purpose of this relationship is to provide IMPCO access to the Company’s advanced technologies, including the CNG storage tanks, fuel injectors, in-tank regulators and other products, for use in automotive, bus and truck and industrial aftermarket applications and in the bus and truck and industrial OEM markets.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

4.    Inventories

Inventories consist of the following:

	Year Ended April 30,		January 31, 2003
	2001	2002
			(unaudited)
Inventories:
Materials and parts	$8,725,294	$8,483,374	$6,574,239
Work-in-process	247,048	206,921	49,207
Finished goods	1,210,565	3,467,262	3,597,763

	10,182,907	12,157,557	10,221,209
Less provision for obsolescence	1,056,909	2,530,941	2,201,432

Net inventories	$9,125,998	$9,626,616	$8,019,777

5.    Equipment and Leasehold Improvements

Equipment and leasehold improvements consist of the following:

	Year Ended April 30,		January 31, 2003
	2001	2002
			(unaudited)
Equipment and leasehold improvements:
Dies, molds and patterns	$1,663,548	$2,676,538	$2,759,145
Machinery and equipment	3,966,211	6,462,513	8,335,185
Office furnishings and equipment	3,338,192	7,145,671	7,269,953
Automobiles and trucks	121,980	121,979	101,144
Leasehold improvements	1,570,753	2,460,714	2,521,888
Equipment under capital leases	395,803	623,358	623,358
Construction in progress	7,016,661	1,967,735	689,760

	18,073,148	21,458,508	22,300,433
Less accumulated depreciation and amortization	5,371,524	8,039,155	10,734,665

Net equipment and leasehold improvements	$12,701,624	$13,419,353	$11,565,768

Equipment and leasehold improvements with a net book value of $209,000, $0 and $0 at April 30, 2001, April 30, 2002 and January 31, 2003, respectively, are located outside of the United States.

6.    General Motors Relationship

On June 12, 2001, IMPCO announced a strategic alliance between the Company and General Motors (GM) in which GM would acquire an equity position the Company. The strategic alliance with GM became effective upon completion of the Distribution. Under the alliance, GM will promote the Company as a recommended provider of hydrogen storage, hydrogen handling and associated electronic controls. Additionally, the Company and GM will co-develop technologies that are designed to accelerate the commercialization of fuel cell applications. Furthermore, this experience will position the Company to be able to address the stationary power generation and portable power generation markets. Upon effectiveness of the strategic alliance, GM acquired Series A common stock representing 19.9% of the Company’s outstanding capital stock in consideration of a nominal cash contribution and access to certain of GM’s proprietary information. The Company has committed to provide minimum amounts of annual funding to projects approved under the alliance, which the Company has

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

exceeded in all of the past three years. The agreement calls for revenue sharing payments, which do not commence until three years after the effective date of the agreement, on gross revenues from certain applications. Each party retains the ownership of its existing technology and will jointly own technology that is jointly created under the alliance. The Company is free to use jointly created technologies in certain aspects of the Company’s business but will be required to share revenues with GM on fuel cell system-related products that are sold to GM or third parties. Pursuant to the strategic alliance with General Motors, the Company agreed to appoint one individual nominated by General Motors to the Company’s board of directors prior to the Distribution. The Company also agreed that, during the term of the strategic alliance, the Company will continue to nominate one individual designated by General Motors to the proposed slate of directors to be presented to the Company’s stockholders as necessary for General Motors to retain one seat on the Company’s board of directors. During the term of the strategic alliance, General Motors will also be entitled to appoint a non-voting “ex-officio” board member.

The value of the Series A common stock issued to General Motors represents the access to certain of General Motors’ proprietary information obtained in connection with the strategic alliance and was recorded at the fair value of the Series A common shares issued at the date of Distribution. The issuance of the Series A common stock to General Motors had a market value on the date of the Distribution of approximately $14.2 million, in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation,” and EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services.” The intangible asset was recorded in accordance with the consensus reached by the Emerging Issues Task Force during their November 2001 meeting with respect to EITF 00-18, “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other than Employees.” The resulting intangible asset is being amortized, subject to periodic evaluations for impairment, over the term of the Corporate Alliance Agreement, which is 10 years. Additionally, the Company has recorded the nominal cash contribution to be received. The amortization expense of $1.4 million per year will reduce future operating results, with no effect on operating cash flows.

7.    Debt Payable

On April 30, 2001, IMPCO amended its credit facility with Bank of America NT&SA to include a $5.0 million line of credit for the Company. This line of credit was secured by the assets of the Company and was guaranteed by the parent. This revolving line of credit carried an interest rate of prime plus 2.25%. In September 2001, the credit facility with Bank of America was amended to allow the Company to increase its portion of the line of credit from $5.0 million to $15.0 million. As of April 30, 2002, the outstanding balance on this line of credit was approximately $8.6 million and bore an interest rate of 7.0%.

On June 24, 2002, IMPCO amended its credit facility with Bank of America NT&SA in which IMPCO released the Company as a borrower under the line of credit.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

8.    Income taxes

Income taxes in the Company’s financial statements have been calculated on a separate tax return basis. The following table presents the principal reasons for the difference between the effective tax rate and the federal statutory income tax rate:

	Year Ended April 30,
	2000	2001	2002
Income tax benefit at U.S. statutory rates	(34.0)%	(34.0)%	(34.0)%
State and local income taxes, net of federal benefit	(5.8)	(5.9)	(5.9)
Net operating losses and research and development credits retained by IMPCO	34.9	35.1	35.0
Other	4.0	3.6	4.0
Valuation allowance	0.9	1.2	0.9

	0.0%	0.0%	0.0%

The following table presents the federal and state and local provision for income taxes on a separate tax return basis:

	April 30,
	2000	2001	2002
Current:
Federal	$—	$—	$—
State and local	—	—	—
Deferred:
Federal	80,000	300,000	359,000
State and local	14,000	53,000	63,000

	94,000	353,000	422,000
Less: Change in Valuation Allowance	(94,000)	(353,000)	(422,000)

Subtotal	—	—	—

Income tax benefit	$—	$—	$—

The components of deferred tax assets and liabilities are as follows:

	April 30,
	2000	2001	2002
Deferred income tax assets:
Accrued compensation	$139,000	$246,000	$144,000
Accrued warranty	85,000	166,000	500,000
Inventory	214,000	457,000	1,041,000
Allowance for doubtful accounts	16,000	16,000	16,000

	454,000	885,000	1,701,000
Less: Valuation Allowance	(321,000)	(674,000)	(1,096,000)

Total deferred income tax assets	133,000	211,000	605,000
Deferred income tax liabilities:
Equipment and leasehold improvements	(133,000)	(211,000)	(605,000)

Total deferred tax liabilities	(133,000)	(211,000)	(605,000)

Net deferred tax (liabilities) assets	$—	$—	$—

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

The tax credits and net operating losses incurred through the date of the Distribution will remain with IMPCO. The valuation allowance has been established for deferred tax assets due to the lack of earnings history by the Company.

9.    Commitments and Contingencies

Leases

The Company has certain non-cancelable operating leases for facilities and equipment, and non-cancelable capital leases for machinery, equipment and motor vehicles. Future minimum lease commitments under non-cancelable leases at April 30, 2002 are as follows:

	Lease Obligations
	Capital	Operating
2003	$188,844	$1,625,789
2004	141,633	1,623,691
2005	—	1,289,307
2006	—	848,572
2007	—	622,879
Thereafter	—	687,430

Total minimum lease payments	330,477	$6,697,668

Less imputed interest	14,290

Present value of future minimum lease payments	316,187
Less current portion	188,832

Long-term capital lease obligation	$127,355

Total rental expense under the operating leases for fiscal years ended April 30, 2000, 2001, and 2002 was approximately $656,000, $1,763,000 and $2,442,000, respectively. These leases are non-cancelable and certain leases have renewal options and escalation clauses.

Royalties

The Company has entered into contracts under which it is required to pay royalties for products sold using certain technologies covered by these contracts. No royalty expense was incurred under these contracts for any of the periods reported in the financial statements.

Contingencies

The Company is currently subject to certain legal proceedings and claims arising in the ordinary course of business. Management does not believe that the outcome of any of these matters will have a materially adverse effect on the Company’s financial statements.

Investment and Tax Savings Plan

Prior to the distribution, the Company participated in IMPCO’s Investment and Tax Savings Plan. IMPCO’s Investment and Tax Savings Plan (the Plan) is a defined contribution plan, which is qualified under Internal Revenue Service Code Section 401(k). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. All employees who are at least age 21 or older are eligible to participate in the Plan on the

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

first day of employment with the Company. Employees of the Company who elect to participate in the Plan may contribute into the Plan not less than 1% nor more than 15% of compensation. The Company’s matching contributions are discretionary and match elective salary deferrals up to 3% of compensation. Approximately 72% of eligible employees were enrolled in the IMPCO 401(k) plan at April 30, 2002. Contributions attributable to the Company approximated $201,000, $308,000, and $333,000 for fiscal years ended 2000, 2001 and 2002, respectively.

401(k) Plan (unaudited)

Subsequent to the distribution, the Company adopted a 401(k) plan intended to qualify under Section 401(k) of the Internal Revenue Code. All employees who are at least age 21 or older are eligible to participate in the Plan on the first day of employment with the Company. Participants may make pre-tax contributions to the plan of up to 15% of their eligible pay, subject to a statutorily prescribed annual limit. The Company provides discretionary matching contributions and matches elective salary deferrals up to 3% of compensation. Individual participants may direct the trustee to invest their accounts in authorized investment alternatives.

Employment Agreements (unaudited)

The Company has entered into employment agreements with its Chief Executive Officer and Chief Financial Officer for a term of three consecutive twelve month periods, which provide for an annual base salary and severance obligations in the amount equivalent to the annual base salary. The Company’s obligation under the terms of these agreements over the next twelve month period is approximately $390,000.

10.    Stockholders’ Equity

(a)  Authorized Capital Stock

The Company has authority to issue a total of 80,000,000 shares of all classes of stock, of which 20,000,000 may be shares of preferred stock and 60,000,000 may be shares of common stock. Of those shares of common stock, 12,000,000 will be designated as Series A common stock and 6,000,000 will be designated as Series B common stock. On February 11, 2002, the Company issued 1,000 shares of common stock to IMPCO for $100.

(b)  Quantum Common Stock

Holders of the Company’s common stock will be entitled to one vote for each share on all matters voted on by stockholders. Holders of common stock will not have cumulative voting rights in the election of directors.

Holders of the Company’s common stock will not have subscription, redemption or conversion privileges. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of the Company’s common stock will be entitled to participate ratably in dividends the Company’s common stock as declared by the board of directors. Holders of common stock will be entitled to share ratably in all assets available for distribution to stockholders in the event of liquidation or dissolution of the Company, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock. No holder of any capital stock of the Company authorized at the Distribution date will have any preemptive right to subscribe for or purchase any securities of any class or kind of the Company.

(c)  Series A Common Stock

As part of the GM Strategic alliance, the Company agreed to issue to GM, and GM agreed to acquire, that number of shares of the Company’s Series A common stock, $0.001 par value per share, which, when combined with all shares of capital stock of the Company then issued and outstanding, shall equal 19.9% of the issued and

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

outstanding shares of the capital stock of the Company. Upon the closing of an initial public offering of the Company’s securities to the general public, the outstanding shares of Series A common stock will automatically be converted into an equal number of shares of common stock. Holders of the Company’s Series A common stock will have the same voting rights as holders of the Company’s common stock.

Prior to an initial public offering of the Company’s securities (see Note 1), in the event of the issuance of additional shares of common stock as a dividend or other distribution on the Company’s outstanding common stock, or a subdivision or combination of the Company’s common stock into a smaller or greater number of shares, the number of shares of Series A common stock will be adjusted to that number of shares of Series A common stock that is equal to the percentage of all outstanding shares of all series of the Company’s common stock (excluding shares issued pursuant to a board-approved stock option or equity incentive plan) that the holders of Series A common stock held prior to such event. In the event the Company effects any other issuance of additional shares of common stock (including any shares issued in an initial public offering of the Company’s securities, but excluding shares or options issued pursuant to a board-approved stock option or equity incentive plan), the holders of Series A common stock will receive shares of non-voting Series B common stock in an amount that will cause the issued and outstanding Series A and Series B common stock, taken together, to equal 19.9% of the issued and outstanding shares of all series of the Company’s common stock (excluding shares issued pursuant to a board-approved stock option or equity incentive plan). Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of Series A common stock will be entitled to participate ratably in dividends on the Company’s common stock as declared by the Company’s board of directors. Holders of Series A common stock will be entitled to share ratably in all assets available for distribution to stockholders in the event of liquidation or dissolution of the Company, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock.

(d)  Series B Common Stock

Shares of the Company’s Series B common stock will not be entitled to vote on any matters voted on by stockholders except as otherwise specifically required by law. In the event the Company issues additional shares of common stock as a divided or other distribution on the Company’s outstanding common stock, or a subdivision or combination of the Company’s common stock into a smaller or greater number of shares, the number of shares of Series B common stock will be adjusted to that number of shares of Series B common stock that is equal to the percentage of all outstanding shares of all series of the Company’s common stock (excluding shares issued pursuant to a board-approved stock option or equity incentive plan) that the holders of Series B common stock held prior to such event. Upon the transfer of any of the outstanding shares of Series B common stock to any person or entity that is not controlled by or under common control with General Motors, the transferred shares of Series B common stock will convert into an equal number of shares of the Company’s common stock. Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of the Company’s Series B common stock will be entitled to participate ratably in dividends on the Company’s common stock as declared by the Company’s board of directors. Holders of the Company’s Series B common stock will be entitled to share ratably in all assets available for distribution to stockholders in the event of liquidation or dissolution of Quantum, subject to distribution of the preferential amount, if any, to be distributed to holders of preferred stock.

(e)  Preferred Stock

The Company’s certificate of incorporation authorizes the board of directors, without any vote or action by the holders of the Company’s common stock, to issue up to 20,000,000 shares of preferred stock from time to time in one or more series. The Company’s board of directors is authorized to determine the number of shares and designation of any series of preferred stock and the dividend rights, dividend rate, conversion rights and terms, voting rights (full or limited, if any), redemption rights and terms, liquidation preferences and sinking fund

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

terms of any series of preferred stock. Issuances of preferred stock would be subject to the applicable rules of the Nasdaq National Market or other organizations on whose systems the Company’s stock may then be quoted or listed. Depending upon the terms of preferred stock established by the Company’s board of directors, any or all series of preferred stock could have preference over the Company’s common stock with respect to dividends and other distributions and upon liquidation of the Company. Issuance of any such shares with voting powers, or issuance of additional shares of the Company’s common stock, would dilute the voting power of the Company’s outstanding common stock. The Company has no present plans to issue any preferred stock.

(f)  Warrants

In connection with the Distribution, the Company expects to issue warrants to purchase shares of the Company’s common stock to holders of outstanding IMPCO warrants as of the Distribution date. Holders of unexercised IMPCO warrants will be entitled to receive a warrant to purchase one share of the Company’s common stock for each share of IMPCO common stock covered by such holder’s warrant that was outstanding as of the Distribution record date. The exercise prices of the existing IMPCO warrants and the new warrants the Company expects to issue to IMPCO warrant holders will be calculated in the same manner as the IMPCO options described below. The other terms of the new warrants the Company expects to issue to IMPCO warrant holders will be substantially the same as the IMPCO warrants to which they relate. Based on the IMPCO warrants outstanding at July 23, 2002, the Company expects to issue warrants to purchase an aggregate of 300,000 shares of the Company’s common stock at an exercise price of $5.83 per share.

(g)  Warrants issued during the nine months ended January 31, 2003 (unaudited)

The Company issued an additional 100,000 warrants to purchase shares of the Company’s common stock to a consultant in August 2002 for services related to investor relations. These warrants were issued at an exercise price of $5.10 with a four-year term. The Company recorded expense during the first nine months of fiscal year 2003 of approximately $129,000 in connection with the issuance of these warrants based upon the Black-Scholes option pricing methodology with the following assumptions: a volatility factor of 141%, an estimated life of 3.6 years, a risk free rate of 3.00%, and no assumed dividend rate. The compensation cost is being amortized over the service period.

(h)  Stock options

The Company has adopted a Stock Incentive Plan with a maximum number of shares available for grant of options to purchase up to 3,500,000 shares of the Company’s common stock. As part of the spin-off from IMPCO, all stock options from IMPCO split into stock options of the Company and IMPCO. The IMPCO options outstanding on the Distribution date were split into one option of IMPCO and one option of Quantum stock. The exercise price of both the IMPCO and Quantum stock options was adjusted based on the relative market values of the common stock of both companies on the first trading day following the spin-off. All vesting schedules remain the same and the option holders will not be required to exercise their options concurrently. Accordingly, the adoption of the Company’s stock option plan did not give rise to a compensation charge. As of the distribution date, 1,313,468 options were granted out of the Company’s 2002 Stock Incentive Plan to IMPCO stock option holders.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

IMPCO had six stock option plans that provided for the issuance of options to key employees and directors of the Company at the fair market value at the time of grant. Options under the plans generally vested in four or five years and are generally exercisable while the individual is an employee or a director, or ordinarily within one month following termination of employment. In no event may options be exercised more than ten years after date of grant. The exercise price of the IMPCO options granted equaled the market price of the IMPCO stock on the grant date. Exercise prices shown below reflect the grant of options to purchase the Company’s common stock granted in connection with the spin-off at their adjusted prices.

	Number of Shares	Weighted Average Exercise Price
Outstanding at April 30, 1999	1,502,658	$3.70
Options granted	104,974	4.60
Options exercised	(163,326)	3.16
Options forfeited	(122,375)	3.67

Options outstanding at April 30, 2000	1,321,931	$3.84
Options granted	416,453	5.72
Options exercised	(97,572)	3.97
Options forfeited	(46,047)	6.90

Options outstanding at April 30, 2001	1,594,765	$4.23
Options granted	232,000	4.84
Options exercised	(328,459)	3.52
Options forfeited	(120,826)	5.18

Options outstanding at April 30, 2002	1,377,480	$4.35

Shares exercisable at April 30, 2000	685,334	$3.82

Shares exercisable at April 30, 2001	774,889	$3.67

Shares exercisable at April 30, 2002	666,623	$3.77

The following table sets forth summarized information with respect to stock options outstanding and exercisable at April 30, 2002:

	Outstanding			Exercisable
Exercise Price Range	Number of Shares	Average Life	Average Price	Number of Shares	Average Price
$1.96 to $2.95	93,111	3.2	$2.58	93,111	$2.58
$2.95 to $3.93	486,796	4.9	3.41	385,796	3.42
$3.93 to $4.91	548,416	8.5	4.75	68,005	4.64
$4.91 to $5.89	151,152	4.5	5.24	109,132	5.12
$5.89 to $6.87	69,405	8.9	6.29	579	6.08
$6.87 to $7.86	10,000	0.0	7.15	10,000	7.15
$7.86 to $9.82	18,600	8.3	9.82	—	—

	1,377,480			666,623

The Company has elected to account for its employee stock options under Accounting Principles Board Opinion 25, “Accounting for Stock Issued to Employees” (APB 25) and related interpretations in accounting for employee stock options. No compensation expense is recorded under APB 25 because the exercise price of the Company’s employee common stock options equals the market price of the underlying common stock on the grant date.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

SFAS 123 requires “as adjusted” information regarding net income and net income per share to be disclosed for new options granted after fiscal year 1996. The fair value of these options was determined at the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions:

	Year Ended April 30,
	2000	2001	2002
Expected dividend yield	0.0%	0.0%	0.0%
Calculated volatility	0.729	0.683	0.801
Risk-free interest rate	3.0%	5.0%	5.0%
Expected life of the option in years	8.82	7.45	10.00

The estimated fair value of the options is amortized to expense over the options’ vesting period for “as adjusted” disclosures. The net income per share “as adjusted” for the effects of SFAS 123 is not indicative of the effects on reported net income/loss for future years. The Company’s reported “as adjusted” information at April 30 is as follows (in thousands, except per share amounts):

	Year Ended April 30,
	2000	2001	2002
Net loss	$(10,635)	$(30,244)	$(43,378)
As adjusted	$(10,807)	$(30,547)	$(43,504)
Pro Forma net loss per share as reported—basic and dilutive			(3.07)
Pro Forma net loss per share as adjusted—basic and dilutive			(3.07)

The number of shares used in the calculation of the “as adjusted” per share amounts was 14,142,036.

(i) Stock options issued during the nine months ended January 31, 2003 (unaudited)

During the nine months ended January 31, 2003, the Company granted options to purchase an aggregate of 1,211,500 shares of common stock to all full-time employees pursuant to the Company’s 2002 Stock Incentive Plan. The options vest 25% annually over a four year period. The option exercise price was based on the market price on the date of the grant.

11.    Earnings Per Share (unaudited)

The Company computes net income (loss) per share in accordance with SFAS No. 128, “Earnings Per Share,” and SEC Staff Accounting Bulletin (“SAB”) No. 98. Under the provisions of SFAS No. 128, basic net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares outstanding during the period.

Under the provisions of SAB No. 98, common shares issued for nominal consideration, if any, would be included in the per share calculations as if they were outstanding for all periods presented. The Company initially issued 1,000 shares to IMPCO for nominal consideration. Prior to the spin-off, the Company declared a stock split to increase the number of shares outstanding to match the number of shares outstanding of IMPCO’s common stock. In July 2002, IMPCO’s Board of Directors declared a 1-for-1 stock divided whereby every shareholder of IMPCO Common Stock received a corresponding share of the Company’s common stock. On July 24, 2002, the Company issued 3,513,439 shares of Series A common stock to General Motors. As discussed below, all share information has been retroactively adjusted to reflect 14,142,036 shares of common stock outstanding for all periods prior to the issuance of the Series A common stock on July 24, 2002. The Company

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

considers common equivalent shares from the exercise of stock options and warrants in the instance where the shares are dilutive to net income of the Company by application of the treasury stock method. The effects of stock options and warrants were anti-dilutive for all periods presented.

The following table sets forth the computation of basic and diluted earnings period share:

	Nine Months Ended January 31,
	2002	2003
Numerator:
Net loss	$(35,149,775)	$(14,343,609)
Numerator for basic earnings per share—loss to common stockholders	(35,149,775)	(14,343,609)
Numerator for diluted earnings per share—loss to common stockholders	(35,149,775)	(14,343,609)
Denominator:
Denominator for basic earnings per share—weighted-average shares	14,142,036	16,702,419
Denominator for diluted earnings per share—adjusted weighted-average shares	14,142,036	16,702,419

Basic earnings per share	$(2.49)	$(0.86)

Diluted earnings per share	$(2.49)	$(0.86)

Prior to its spin-off from IMPCO, the Company entered into a strategic alliance with General Motors pursuant to which the Company agreed to issue to General Motors 3,513,439 shares of Series A Common Stock for nominal cash consideration and access to certain GM proprietary information upon completion of the spin-off. The Company recorded the issuance at the estimated fair market value on the date of the distribution of approximately $14.2 million, in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation,” and EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services.” The intangible

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

asset was recorded in accordance with the consensus reached by the Emerging Issues Task Force during their November 2001 meeting with respect to EITF 00-18, “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other than Employees” (See Note 7). For comparative purposes, the following table presents the Company’s net loss per share as if this transaction had occurred at May 1, 2001. Accordingly, the table assumes amortization of the intangible asset and 3,513,439 shares of Series A common stock outstanding as of May 1, 2001.

	Nine Months Ended January 31,
	2002	2003
Numerator:
Net loss	$(35,149,775)	$(14,343,609)
Pro forma amortization of intangible asset	(1,050,000)	(305,067)
Numerator for pro forma basic earnings per share—loss to common stockholders	(36,199,775)	(14,648,676)
Numerator for pro forma diluted earnings per share—loss to common stockholders	(36,199,775)	(14,648,676)
Denominator:
Weighted-average shares outstanding	14,142,036	16,702,419
Additional shares	3,513,439	1,060,420
Denominator for basic earnings per share—weighted-average shares	17,655,475	17,762,839
Denominator for diluted earnings per share—adjusted weighted-average shares	17,655,475	17,762,839

Pro forma basic earnings per share	$(2.05)	$(0.82)

Pro forma diluted earnings per share	$(2.05)	$(0.82)

12.    Business Segment and Geographic Information

Business Segments

The Company classifies its business operations into four reporting segments: the Alternative Fuels division, Fuel Cell Systems division, Advanced Research & Product Development and Corporate Expenses. The Alternative Fuels division generates revenues through the sale of compressed natural gas (CNG) and propane (LPG) fuel storage, fuel delivery and electronic control systems to OEMs, primarily General Motors, and the installation of its products into OEM vehicles. The Alternative Fuels division also generates contract revenue by providing engineering design and support to the OEMs so that its fuel storage, fuel delivery and electronic control systems integrate and operate with certain of their alternative fuel vehicles. The Fuel Cell Systems division generates limited revenues through the sale of fuel cell-related fuel storage, fuel delivery and electronic control systems to OEMs, and the installation of its products into OEM vehicles and hydrogen refueling systems. The Fuel Cell Systems division also generates contract revenue by providing engineering design and support to the OEMs so that its fuel storage, fuel delivery and electronic control systems integrate and operate with certain of their fuel cell applications. The Fuel Cell Systems division was established as a new segment beginning in the first quarter of fiscal year 2003, and prior year amounts have been restated to reflect the new presentation. The chief operating decision maker allocates resources and tracks performance by each of the four reporting segments. The change in reporting aligns revenue and costs of sales from fuel cell development contracts with the research and development of fuel cell applications. Previously, all revenue and related cost of sales was

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

reported in the Alternative Fuels segment. The Fuel Cell Systems division also now includes the research and development directly attributed to fuel cell applications. Previously, these expenses were reported in the Research and Development segment, which has now been changed to Advanced Research & Product Development.

The Company recognizes revenue for product sales when goods are shipped in accordance with the Company’s shipping terms. Contract revenues are recognized based on the percentage of completion method. Corporate expenses represent a sub-category of selling, general and administrative expense. Corporate expenses consist of general and administrative expense incurred at the corporate level.

The Company expenses all research and development when incurred. Research and development expense includes both customer-funded research and development and company-sponsored research and development. For segment reporting purposes, research and development expense is allocated to the Alternative Fuels and Fuel Cell Systems segments when the expense can be identified with those segments. Advanced Research & Product Development is a sub-category of research and development expense and represents company-sponsored research and development that is not allocated to the Alternative Fuels or Fuel Cell Systems reporting segments. Customer-funded research and development consists primarily of expenses associated with contract revenue. These expenses include applications development costs in Quantum funded under customer contracts. The Company will continue to require significant research and development expenditures over the next several years in order to commercialize its products for fuel cell applications.

The accounting policies of the reportable segments are the same as those described in the Summary of Significant Accounting Policies.

The Company’s revenue from unaffiliated customers is derived from within the United States. All of the Company’s long-lived assets are based either in its offices in Sterling Heights, Michigan, Irvine, California, or Lake Forest, California.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Financial Information by Business Segment

Financial information by business segment for continuing operations follows (in thousands):

	Fiscal Year Ended April 30,			Nine Months Ended January 31,
Revenues	2000	2001	2002	2002	2003
				(unaudited)
Alternative Fuels	$22,114	$22,595	$19,014	$13,958	$9,912
Fuel Cell Systems	227	763	4,389	2,328	6,310
Advanced Research & Product Development	—	—	—	—	—
Corporate Expenses	—	—	—	—	—

Total	$22,341	$23,358	$23,403	$16,286	$16,222

	Fiscal Year Ended April 30,			Nine Months Ended January 31,
Operating Loss	2000	2001	2002	2002	2003
				(unaudited)
Alternative Fuels	$(1,183)	$(3,929)	$(13,404)	$(13,830)	$(5,934)
Fuel Cell Systems	(409)	(15,171)	(12,943)	(11,379)	(1,528)
Advanced Research & Product Development	(6,917)	(8,023)	(11,677)	(7,080)	(1,657)
Corporate Expenses	(2,126)	(3,117)	(4,874)	(2,569)	(5,301)

Total	$(10,635)	$(30,240)	$(42,898)	$(34,858)	$(14,420)

	Fiscal Year Ended April 30,
Identifiable Assets	2000	2001	2002

Alternative Fuels	$20,608	$22,862	$19,332
Fuel Cell Systems	89	1,078	3,061
Advanced Research & Product Development	819	1,127	1,320
Corporate Expenses	1,442	6,452	3,827
Total identifiable assets	22,958	31,519	27,540
Assets not specifically identifiable	441	1,296	619

Total assets	$23,399	$32,815	$28,159

	Fiscal Year Ended April 30,
Capital Expenditures	2000	2001	2002

Alternative Fuels	$1,404	$4,336	$651
Fuel Cell Systems	10	2,105	907
Advanced Research & Product Development	342	129	241
Corporate Expenses	135	2,577	1,672

Total	$1,891	$9,147	$3,471

	Fiscal Year Ended April 30,
Depreciation and Amortization	2000	2001	2002

Alternative Fuels	$659	$793	$844
Fuel Cell Systems	7	128	402
Advanced Research & Product Development	200	236	348
Corporate Expenses	351	530	1,309

Total	$1,217	$1,687	$2,903

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

13.    Revenue

The Company has been engineering, testing and validating CNG systems for certain 1997-2003 model year car and truck platforms in compliance with GM’s specifications.

Revenues for development efforts are principally recognized by the percentage of completion method and principally related to contracts with GM. During fiscal year 2000, 2001 and 2002, GM and affiliated companies’ revenues comprised 99.1%, 98.7% and 79.9% of the Company’s total revenues, respectively. As of April 30, 2001 and 2002, GM and affiliated companies’ accounts receivable comprised 95.3% and 81.8% of the Company’s total outstanding accounts receivable, respectively.

As of April 30, 2001 and 2002, accounts receivable includes amounts due under long-term contracts in the amounts of approximately $5,004,000 and $2,085,000, respectively. These amounts represent the recognized sales value of performance that had not been billed and were not billable to customers at these dates. The billing terms for all long-term contracts are based on milestone billings or discrete activities. All amounts due under long term contracts are expected to be collected by the end of the following fiscal year.

14.    Purchases

During fiscal years 2000, 2001, and 2002, respectively, purchases from one vendor constituted approximately 12%, 7% and 10% of net purchases. In fiscal year 2000, 2001, and 2002, ten suppliers accounted for approximately 43%, 31% and 46% of net purchases, respectively.

15.    Restructuring Charges

Beginning in June 2000, following a successful follow-on offering of common stock by IMPCO, the Company developed a cost structure that included substantial research and development activity, as well as investments in new facilities, to take advantage of its position in the emerging fuel cell industry. In September 2001, in reaction to prevailing market conditions, management enacted a plan to, among other things, significantly reduce the Company’s operating costs.

In December 2001, the Company adopted a plan to close its Guaymas, Mexico manufacturing operations, close one of its Sterling Heights, Michigan offices and terminate the employees supporting these facilities. Accordingly, the Company recorded a charge of approximately $1,162,000 during fiscal year 2002 for headcount reduction, lease and contract exit costs and other asset writedowns. In connection with these actions, the Company initiated involuntary separation plans that included headcount reductions of approximately 62 employees at a cost of $180,000 for severance and related costs. Additional costs of $982,000 were recorded to include losses on asset writedowns, office leases, net of anticipated sublease income over the lease term and contract exit costs.

The major components of the restructuring charges and the remaining accrual balance as of January 31, 2003 are as follows (in thousands):

	Employee Termination and Severance Costs	Lease Exit Costs	Contract Exit Costs	Asset Writedowns	Total
2002 Charges	$180	$394	$114	$474	$1,162
2002 Activity	180	116	114	474	884

April 30, 2002 Balance	$—	$278	$—	$—	$278

2003 Charges (unaudited)	$—	$—	$—	$—	$—
2003 Activity (unaudited)	—	238	—	—	238

January 31, 2003 Balance (unaudited)	$—	$40	$—	$—	$40

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

16.    Quarterly Results of Operations (unaudited)

A summary of the unaudited quarterly results of operations follows (in thousands).

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Fiscal Year 2001
Product sales	$4,323	$2,171	$2,782	$6,171
Contract revenue	2,669	2,695	1,116	1,431
Total revenue	6,992	4,866	3,898	7,602
Cost of product sales	4,732	2,858	3,977	7,885
Gross profit (loss) on product sales	(409)	(687)	(1,195)	(1,714)
Research and development expense	4,570	5,660	7,059	9,398
Net loss(A)	$(3,641)	$(5,107)	$(9,224)	$(12,272)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Fiscal Year 2002
Product sales	$4,591	$4,593	$2,205	$4,069
Contract revenue	2,338	1,247	1,312	3,048
Total revenue	6,929	5,840	3,517	7,117
Cost of product sales	6,590	7,548	4,374	7,069
Gross profit (loss) on product sales	(1,999)	(2,955)	(2,169)	(3,000)
Research and development expense	9,750	9,179	7,353	6,375
Net loss(A)	$(11,231)	$(13,704)	$(10,215)	$(8,228)

	First Quarter	Second Quarter	Third Quarter
Fiscal Year 2003
Product sales	$2,852	$3,807	$3,639
Contract revenue	1,766	1,795	2,362
Total revenue	4,618	5,602	6,001
Cost of product sales	3,684	5,131	3,981
Gross profit (loss) on product sales	(832)	(1,324)	(342)
Research and development expense	4,400	3,390	4,030
Net loss	$(5,055)	$(5,251)	$(4,037)

(A)	The Company made certain adjustments in the following quarters of fiscal years 2001 and 2002 resulting from changes in estimates, unusual, or infrequently occurring items and that were material to the results of those quarters.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

These adjustments increased net loss as follows (in thousands):

For the Fiscal Year 2001
Third quarter adjustment:
Inventory adjustments due to obsolescence	$150

Fourth quarter adjustment:
Inventory adjustments due to obsolescence	$289

For the Fiscal Year 2002
First quarter adjustment:
Increase “lower of cost-or-market” reserve related to the GM pick-up truck application	$485
Inventory adjustments due to obsolescence	100

$585

Second quarter adjustment:
Increase “lower of cost-or-market” reserve related to the GM pick-up truck application	$557
Increase in warranty reserves due to change in estimate	154
Increase in non-recurring legal and consulting services	1,344

$2,055

Third quarter adjustment:
Inventory adjustments due to obsolescence	$269
Increase in warranty reserves due to change in estimate	562
Restructuring charge	647
Increase in non-recurring legal and consulting services	256

$1,734

Fourth quarter adjustment:
Inventory adjustments due to obsolescence	$367
Increase in warranty reserves due to change in estimate	524
Decrease “lower of cost-or-market” reserve related to the GM pick up truck application	(528)
Restructuring charge	515
Increase in non-recurring legal and consulting services	417

$1,295

17.    Intangible Asset (unaudited)

In connection with the Company’s strategic alliance with General Motors, the Company issued 3,513,439 shares of its Series A common stock to General Motors on July 24, 2002. This issuance has been recorded at the estimated fair market value on the date of the distribution of approximately $14.2 million, in accordance with Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation,” and EITF 96-18, “Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services.” The intangible asset was recorded in accordance with the consensus reached by the Emerging Issues Task Force during their November 2001 meeting with respect to EITF 00-18, “Accounting Recognition for Certain Transactions involving Equity Instruments Granted to Other than Employees.”

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

NOTES TO FINANCIAL STATEMENTS — (Continued)

Pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, upon the completion of the Company’s January 2003 public equity offering, all of the 3,513,439 shares of the Company’s outstanding Series A common stock held by GM converted automatically into shares of the Company’s common stock on a one-for-one basis, and the Company issued to GM an aggregate of 999,969 shares of its non-voting Series B common stock. The issuance of the Series B common stock has been recorded as additional consideration related to the strategic alliance between the companies at the estimated fair market value on the date of the public offering of approximately $2.2 million. As a result, the intangible asset recorded in connection with the Company’s issuance of Series A common stock to GM has been increased by $2.2 million.

The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets,” effective May 1, 2002. SFAS 142 requires that intangible assets other than goodwill be amortized over their useful lives. Accordingly, the Company is amortizing the intangible asset, subject to periodic evaluations for impairment, over the ten-year term of the Corporate Alliance Agreement with General Motors.

On May 1, 2002, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets and for Long-lived Assets to be Disposed Of.” Accordingly, the intangible asset will be reviewed on an annual basis for impairment or on a more frequent basis if events or circumstances change that might indicate that impairment exists. In accordance with the requirements of SFAS 144, the Company believes that no event or circumstance currently exists that would indicate impairment of this asset.

The amortization expense during the first nine months of fiscal year 2003 was approximately $745,000. The expected amortization expense for the next five full fiscal years is as follows:

Amortization Expense
2003	$1,157,604
2004	1,659,778
2005	1,659,778
2006	1,659,778
2007	1,659,778
Thereafter	8,682,645

18.  Warranties (unaudited)

The Company offers a warranty for all of its alternative fuel products. The specific terms and conditions of those warranties vary depending on the platform and model year. For most products the Company provides a limited warranty, including parts and labor, extending 3 years or 36,000 miles, whichever is achieved first. The Company estimates the costs that may be incurred under its warranty and records a liability in the amount of such costs at the time product revenue is recognized. Factors that affect the Company’s warranty liability include the number of installed units, historical and anticipated rates of warranty claims, and cost per claim. The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Changes in the Company’s product warranty liability during the first nine months of fiscal year 2003 are as follows (in thousands):

Balance at April 30, 2002	$1,226
Warranties issued during the period	186
Settlements made during the period	(146)
Changes in liability for pre-existing warranties during the period, including expirations	0

Balance at January 31, 2003	$1,266

Annex A—Form of Arrangement Resolution

RESOLUTION FOR CONSIDERATION AT

THE SPECIAL MEETING OF THE COMMON SHAREHOLDERS

OF

GLOBAL THERMOELECTRIC INC.

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	the arrangement (the “Arrangement”) involving Global Thermoelectric Inc. (“Global”) and its holders of common shares and Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”) under Section 193 of the Business Corporations Act (Alberta), as more particularly described in the Joint Management Information Circular and Proxy Statement of Global and Quantum (the “Joint Proxy Statement”) accompanying the notice of the special meeting of the common shareholders of Global is hereby authorized, approved and adopted;

2.	the Plan of Arrangement, the full text of which is set out as Annex D to the Joint Proxy Statement, is hereby approved and adopted;

3.	notwithstanding the approval of this special resolution by the Global common shareholders or the approval of the Court of Queen’s Bench of Alberta (the “Court”), the board of directors of Global, subject to the provisions of the combination agreement dated as of April 8, 2003 between Global and Quantum (the “Combination Agreement”) and to the final order of the Court, without further notice to or approval of common shareholders, may amend the Arrangement or may decide not to proceed with the Arrangement and the Combination Agreement or may revoke this resolution at any time prior to the Arrangement becoming effective pursuant the Business Corporations Act (Alberta);

4.	any one of the officers of Global is hereby authorized and directed for and on behalf of Global to execute or cause to be executed and to deliver or cause to be delivered all such documents, agreements and instruments and to do or cause to be done all such other acts and things as such officers, subject to the provisions of the Combination Agreement and to the final order of the Court, of Global shall determine to be necessary or desirable in order to carry out the intent of the foregoing paragraphs of this resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing; and

5.	all actions heretofore taken by or on behalf of Global in connection with any matter referred to in any of the foregoing paragraphs of this resolution or in furtherance of the Arrangement are hereby approved, ratified and confirmed in all respects.

A-1

Annex B—Combination Agreement

COMBINATION AGREEMENT

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

AND

GLOBAL THERMOELECTRIC INC.

Dated as of April 8, 2003

i

TABLE OF CONTENTS—(Continued)

ii

TABLE OF CONTENTS—(Continued)

iii

COMBINATION AGREEMENT

THIS COMBINATION AGREEMENT (this “Agreement”) is entered into as of April 8, 2003, between QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC., a Delaware corporation (“QCo”), and GLOBAL THERMOELECTRIC INC., an Alberta corporation (“GCo”) (capitalized terms not otherwise defined herein shall have the meaning set forth in the Appendix hereto).

RECITALS

WHEREAS, the board of directors of QCo deems it advisable and in the best interests of its stockholders to combine its business with GCo by QCo acquiring all of the outstanding GCo Common Shares (as defined herein) pursuant to the Plan of Arrangement;

WHEREAS, the board of directors of GCo deems it advisable to submit to its shareholders the transactions contemplated by this Agreement wherein GCo will combine its business with QCo by QCo acquiring all of the outstanding GCo Common Shares pursuant to the Plan of Arrangement;

WHEREAS, in furtherance of such combination, the respective boards of directors of QCo and GCo have approved the transactions contemplated by this Agreement, the board of directors of GCo has agreed to submit the Plan of Arrangement and the other transactions contemplated hereby to its holders of GCo Common Shares (the “GCo Common Shareholders”) and the Court of Queen’s Bench of Alberta (the “Court”) for approval, and the board of directors of QCo has agreed to submit the approval of the transactions contemplated hereby and by the Plan of Arrangement, including the issuance of the shares of QCo Common Stock, issuable in connection with the transactions contemplated by this Agreement and the Plan of Arrangement, to its stockholders for approval; and

WHEREAS, the parties intend that the acquisition of GCo outstanding stock hereunder be structured in a manner that is expected to maximize present and future financial and tax benefits to QCo and GCo.

NOW, THEREFORE, in consideration of the premises and of the representations, warranties, covenants and agreements herein contained, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

GENERAL

1.1    Plan of Arrangement

As promptly as practicable after the United States Securities and Exchange Commission (the “SEC”) has informed QCo that it has no further comments with respect to or will not review (“SEC Clearance”) the preliminary Joint Proxy Statement, GCo will apply to the Court pursuant to Section 193 of the Business Corporations Act (Alberta) (the “ABCA”) for an interim order in form and substance reasonably satisfactory to QCo (the “Interim Order”) providing for, among other things, the calling and holding of the GCo Shareholders Meeting for the purpose of considering and, if deemed advisable, approving the arrangement (the “Arrangement”) under Section 193 of the ABCA and pursuant to this Agreement and the Plan of Arrangement substantially in the form of Exhibit A (the “Plan of Arrangement”). If the GCo Common Shareholders approve the Arrangement and all necessary approvals of QCo stockholders have been obtained, GCo and QCo will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the “Final Order”). At 12:01 a.m. (the “Effective Time”) on the date (the “Effective Date”) shown on the articles of arrangement filed with the Registrar under the ABCA

(which articles of arrangement will not be filed with the Registrar under the ABCA during any 15 business day cure period referred to in Section 6.1 (b) or (c) hereof) giving effect to the Arrangement and other transactions set out in Section 2.1 of the Plan of Arrangement, the Arrangement and such other transactions shall occur and shall be deemed to occur in the order set out therein without any further act or formality.

1.2    Exchange Ratio

(a)  As used herein, the term “Exchange Ratio” means, in respect of QCo Common Stock to be delivered upon the transfer of GCo Common Shares (but excluding the GCo Series 2 Preferred Shares) to QCo pursuant to Section 2.1 of the Plan of Arrangement, a ratio of the number of shares of QCo Common Stock per GCo Common Share. The Exchange Ratio shall be determined as follows:

Exchange Ratio	=	2.628378
QCo Stock Price

Provided, however, that if the foregoing calculation results in an Exchange Ratio of 1.020 or greater, the Exchange Ratio shall be 1.020 and if the calculation results in an Exchange Ratio of less than 0.8350, the Exchange Ratio shall be 0.8350.

(b)  The Exchange Ratio as so determined in each case shall be rounded to four decimal places (rounding up if the fifth decimal is five or more and otherwise rounding down). The “QCo Stock Price” shall mean the Daily Volume Weighted Average Price of the QCo Common Stock over the Measurement Period. “Daily Volume Weighted Average Price” shall mean the daily volume weighted average price based on trading on the Nasdaq National Market between 9:30 a.m. and 4:00 p.m. Eastern Time as reported by Bloomberg Financial L.P. QCo Stock Price as so determined shall be rounded to four decimal places (rounding up if the fifth decimal is five or more and otherwise rounding down).

(c)  The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into QCo Common Stock or GCo Common Shares), merger, reorganization, recapitalization or other like change with respect to QCo Common Stock or GCo Common Shares occurring after the date hereof and prior to the Effective Time.

1.3    Dissenting Shares

Holders of GCo Common Shares may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in Section 191 of the ABCA and Section 3.1 of the Plan of Arrangement (such holders referred to as “Dissenters” or as “Dissenting Shareholders” when referring exclusively to GCo Common Shareholders). GCo shall give QCo (a) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the ABCA and received by GCo and (b) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of QCo, except as required by applicable law, GCo shall not make any payment with respect to any such rights or offer to settle or settle any such rights.

1.4    Other Effects of the Arrangement

At the Effective Time each GCo Common Share outstanding immediately prior to the Effective Time will be exchanged as provided in the Plan of Arrangement and the Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including the ABCA.

1.5    Joint Proxy Statement

(a)  As promptly as practicable after execution of this Agreement, QCo and GCo shall prepare and QCo shall file with the SEC a preliminary joint management information circular and proxy statement, and one or more supplements for GCo and QCo respectively (the “Joint Proxy Statement”), together with any other documents required by the United States Securities Act of 1933, as amended (the “Securities Act”), or the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with the Arrangement and the other transactions contemplated hereby. The Joint Proxy Statement shall constitute (i) the management information circular of GCo with respect to the meeting of securityholders of GCo relating to the Arrangement and the approval of certain matters in connection therewith (the “GCo Shareholders Meeting”) and (ii) the proxy statement of QCo with respect to the meeting of stockholders of QCo with respect to the matters set forth in Section 7.1(b) in connection with the transactions contemplated by this Agreement and the Plan of Arrangement (the “QCo Stockholders Meeting”). As promptly as practicable after QCo receives SEC Clearance with respect to the preliminary Joint Proxy Statement, QCo and GCo shall cause the Joint Proxy Statement to be mailed to each company’s respective securityholders entitled to vote, as the case may be.

(b)  Each party shall promptly furnish to the other party all information concerning such party and its securityholders as may be reasonably required in connection with any action contemplated by this Section 1.5, including any information requested by the SEC to be included in the Joint Proxy Statement. The Joint Proxy Statement shall comply in all material respects with all applicable requirements of law. Each of QCo and GCo will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Joint Proxy Statement or for additional information, and will supply the other with copies of all correspondence with the SEC with respect to the Joint Proxy Statement. Whenever any event occurs which should be set forth in an amendment or supplement to the Joint Proxy Statement, QCo or GCo, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC, and/or mailing to securityholders entitled to vote of QCo and GCo, as may be applicable, such amendment or supplement.

(c)  As promptly as practicable after the Effective Time, QCo shall file a registration statement on Form S-8 (the “S-8 Registration Statement”) with the SEC to register the QCo Common Stock to be issued from time to time after the Effective Time upon exercise of GCo Options assumed by QCo pursuant to the terms of this Agreement. QCo will use its reasonable best efforts to maintain the effectiveness of the S-8 Registration Statement for so long as any GCo Options remain outstanding or, in each case, until such earlier time as QCo determines to be sufficient on the written advice of its outside counsel.

(d)  QCo and GCo shall take any action required to be taken under any applicable provincial or state securities laws (including “blue sky” laws) in connection with the issuance of the QCo Common Stock and the Arrangement; provided, however, that with respect to the blue sky and Canadian provincial qualifications, neither QCo nor GCo shall be required to register or qualify as a foreign corporation or reporting issuer where any such entity is not now so registered or qualified except as to matters and transactions arising solely from the offer and sale of the QCo Common Stock.

1.6    Material Adverse Effect; Material Adverse Change

(a)  In this Agreement, the term “Material Adverse Effect” used with respect to any party means any change, effect, violation, inaccuracy, circumstance, event or occurrence that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of such party and its subsidiaries taken as a whole.

(b)  In this Agreement, the term “Material Adverse Change”, when used in connection with QCo or GCo, means any change, effect, violation, inaccuracy, circumstance, event or occurrence that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of such party and its subsidiaries taken as a whole, other than any change, effect, violation, inaccuracy, circumstance, event or occurrence (i) relating to the Canadian or United States, economy or securities markets in general, (ii) relating to any change in the trading price of the QCo Common Stock or GCo Common Shares, respectively, that arises from the announcement of execution of this Agreement, or

(iii) relating to any change in the trading price of the QCo Common Stock or GCo Common Shares, respectively, unrelated to any change, effect, violation, inaccuracy, circumstance, event or occurrence that is, or would reasonably be expected to be, material and adverse to the business, assets, liabilities, financial condition, results of operations or prospects of QCo or GCo, as the case may be, and its subsidiaries taken as a whole.

(c)  For greater certainty, for the purposes of Sections 3.9(a) and 5.2(c) a Material Adverse Change to QCo shall be considered to have occurred at any time that executive officers of GCo or QCo have actual knowledge that the United States Internal Revenue Service (the “IRS”) has provided a notice of proposed adjustment, a preliminary notice of deficiency or a statutory notice of deficiency challenging the status of the Distribution (as such term is defined in the Distribution Agreement) as a distribution under Section 355(a) of the U.S. Internal Revenue Code (the “Code”).

1.7    Knowledge

In this Agreement, the phrase “to the knowledge of” means the actual knowledge of any of the executive officers of GCo or QCo, as the case may be, after reasonable inquiry, except where otherwise indicated, and such executive officers shall have made such inquiry as is reasonable in the circumstances.

1.8    Currency

Unless otherwise specified, all references in this Agreement to “dollars” or “$” shall mean United States dollars.

1.9    Appendix and Exhibits

The following Appendix and Exhibits attached hereto are incorporated herein by reference:

(a)  Appendix—Defined Terms

(b)  Exhibit A—Plan of Arrangement;

(c)  Exhibit B—GCo Affiliates Agreement;

(d)  Exhibit C—GCo Representations for Tax Opinion;

(e)  Exhibit D—QCo Representations for Tax Opinion; and

(f)  Exhibit E—Tax Opinion to be Delivered by Morrison & Foerster LLP.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF GCO

Except as otherwise fully and fairly disclosed and set forth in a corresponding paragraph of the GCo Disclosure Letter, GCo hereby represents and warrants to, and agrees with, QCo that:

2.1    Organization and Standing

(a)  Each of GCo and its subsidiaries has been duly organized or formed under all applicable Laws, is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate or other legal power, authority and capacity to own, lease and operate its properties and conduct its businesses as currently conducted. All of the outstanding shares of capital stock and other ownership interests of GCo and its subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and all such shares and other ownership interests of GCo’s subsidiaries are owned directly or indirectly by GCo, free and clear of all material liens, claims or encumbrances and there are no outstanding options, rights, entitlements, understandings or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its subsidiaries. GCo and each of its subsidiaries is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. GCo has disclosed in the GCo Disclosure Letter the names and jurisdictions of incorporation of each of its subsidiaries.

(b)  GCo does not have any subsidiaries which are material in relation to the business and financial condition of GCo on a consolidated basis; for the purposes hereof, a subsidiary and its subsidiaries shall be considered material in relation to GCo if: (i) the investments in and advances to the subsidiary and its subsidiaries by GCo and its other subsidiaries exceed five percent of the total assets of GCo and its subsidiaries on a consolidated basis at December 31, 2002; or (ii) the equity of GCo and its other subsidiaries in the income from continuing operations before income taxes and extraordinary items of the subsidiary and its subsidiaries exceeds five percent of such income of GCo and its subsidiaries on a consolidated basis for GCo’s fiscal year ended December 31, 2002.

(c)  GCo does not have any ownership interest in any other Person, which interest is material in relation to the consolidated financial position of GCo.

(d)  GCo has delivered or made available to QCo a true and correct copy of its charter documents and similar governing instruments of each of its subsidiaries, each as amended as of the date hereof, and each such instrument is in full force and effect. Neither GCo nor any of its subsidiaries is in violation of any of the provisions of its charter documents or equivalent governing instruments.

2.2    Capitalization

(a)  The authorized capital of GCo consists of an unlimited number of preferred shares issuable in series and an unlimited number of Common Shares (the “GCo Common Shares”). As of April 7, 2003, there were 1,000,000 shares of Cumulative Redeemable Convertible Preferred Shares, Series 2 (the “GCo Series 2 Preferred Shares” and, together with the GCo Common Shares, being collectively referred to herein as the “GCo Securities”) issued and outstanding and 29,171,683 GCo Common Shares issued and outstanding. As of April 7, 2003, 2,205,667 GCo Common Shares were reserved for issuance upon the exercise of stock options (“GCo Options”) under GCo’s Amended Incentive Stock Option Plan (the “GCo Incentive Plan”) and for the future grant of GCo Options under the GCo Incentive Plan. As of April 7, 2003, 1,502,192 of the GCo Options are outstanding, of which 355,125 have vested and are exercisable in accordance with their terms and 1,147,067 remain unvested. Except as described in this Section 2.2, there are no options, warrants, conversion privileges, rights plans or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating GCo or any of its subsidiaries to issue or sell any securities of GCo or any of its subsidiaries or obligations of any kind convertible into or exchangeable for any securities of GCo, any of its subsidiaries or any other Person, nor is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of GCo or any of its subsidiaries. All outstanding GCo Securities have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of GCo or any of its subsidiaries having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the holders of GCo Securities on any matter. There are no outstanding contractual obligations of GCo or any of its subsidiaries to repurchase, redeem or otherwise acquire any of GCo’s Securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries. No holder of securities issued by GCo or any of its subsidiaries has any right to compel GCo to register or otherwise qualify such securities for public sale in Canada or the United States.

(b)  GCo’s Series 1 10% Cumulative Redeemable Convertible Preferred Shares (the “GCo Series 1 Preferred Shares”) were redeemed or converted by GCo in July 1999. There are no GCo Series 1 Preferred Shares issued and outstanding.

2.3    Agreement Authorized and its Effect on Other Obligations

(a)  GCo has the requisite corporate power and authority to enter into this Agreement, and to perform its obligations hereunder. The execution and delivery of this Agreement by GCo and the consummation of the transactions contemplated by this Agreement, have been duly authorized by its board of directors and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby other than, with respect to the completion of the Arrangement, the approval of at least two-thirds of the votes cast by the holders of GCo Common Shares present, in person or by proxy, at the GCo Shareholders Meeting.

(b)  This Agreement has been duly executed and delivered by GCo and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally, and to general principles of equity.

(c)  GCo’s board of directors has (i) determined that it is in the best interests of GCo to enter into the Agreement, (ii) received an opinion from Citigroup Global Markets Inc. (and have been advised that they will receive a written opinion) that the Exchange Ratio is fair from a financial point of view to the holders of the GCo Common Shares, (iii) determined to provide the GCo Common Shareholders with the opportunity to vote in respect of the Agreement, the Arrangement and the transactions contemplated hereby, (iv) will advise the GCo Common Shareholders to carefully consider the opportunity presented by the Arrangement and all of the information set out in the Joint Proxy Statement and, having regard to their own personal circumstances and investment objectives, to come to their own decision as to how to vote on the matter and (v) have advised GCo of those members of GCo’s board of directors who have indicated that they intend to vote the GCo securities held by them in favour of the Agreement, the Arrangement and the transactions contemplated hereby and GCo will so disclose such intention in the Joint Proxy Statement, subject to Section 7.1(b).

(d)  The approval of this Agreement by GCo, the execution and delivery by GCo of this Agreement, and the performance by it of its obligations hereunder and the completion by it of the Arrangement and the transactions contemplated thereby, will not:

(i)  result in a violation or breach of, require any consent to be obtained under or give rise to any material termination rights or material payment obligation under any provision of:

(A)  its, or any of its subsidiaries’ certificate of incorporation, articles, bylaws or other charter documents;

(B)  subject to obtaining the Appropriate Regulatory Approvals relating to GCo, any Laws, regulation, order, judgment or decree, applicable to GCo or any of its subsidiaries or by which GCo or any of its subsidiaries or any of their respective properties is bound;

(C)  any Material Contract or material licence, franchise or permit to which GCo, or any of its subsidiaries, is a party or by which it is bound; or

(D)  the provisions of any of the GCo Property Permitted Encumbrances;

(ii)  give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

(iii)  result in the imposition of any Encumbrance upon any of GCo’s or any of its subsidiaries’ assets, or restrict, hinder, impair or limit the ability of GCo to carry on the business of GCo as and where it is now being carried on, except as would not, individually or in the aggregate, have a Material Adverse Effect; or

(iv)  result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of GCo or any of its subsidiaries or increase any benefits otherwise payable under the GCo Incentive Plan or any GCo Employee Plan or result in the acceleration of time of payment or vesting of any such benefits.

(e)  There are no anti-takeover statutes or regulations of any Governmental Entity that are applicable to GCo in connection with the transactions contemplated herein.

2.4    Governmental and Third Party Consents

(a)  No consent, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Entity or other Person is required to be obtained by GCo or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement by GCo or the consummation by GCo of the transactions contemplated hereby or thereby, other than: (i) the filing with the Commissions and the Court and the mailing to the securityholders of GCo of the Joint Proxy Statement relating to the GCo Shareholders Meeting; (ii) any approvals and notices required by the Interim Order; (iii) the Final Order; (iv) such filings, authorizations, orders and approvals as may be required under state “control share acquisition,” “anti-takeover” or other similar statutes, any other applicable federal, provincial or state securities laws and the rules of the TSX; (v) such filings and notifications as may be necessary under the HSR Act; (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and (vii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent GCo from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect.

(b)  Other than as contemplated by Section 2.4(a), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of GCo’s Material Contracts or leases or for GCo to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect.

(c)  GCo and its subsidiaries possesses such consents, licences, certificates, authorizations, approvals, franchises, permits or other rights as are currently necessary to conduct the business now operated by it, except where the failure to posses such consents, licences, certificates, authorizations, approvals, franchises, permits would not have a Material Adverse Effect.

2.5    No Defaults

Neither GCo nor any of its subsidiaries is in default under and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any contract, agreement, licence or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect.

2.6    Intellectual Property

(a)  The GCo Disclosure Letter lists all Registered Intellectual Property Rights that are owned by, filed in the name of, or applied for by GCo or its subsidiaries, specifying as to each the nature or title of such right, any jurisdiction that has issued a registration with respect thereto or in which an application for such registration is pending, and any applicable registration or application number. All such Registered Intellectual Property Rights are valid and in full force and were prosecuted in good faith. All necessary registration, maintenance and renewal fees in connection with each item of such Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States, Canada or other jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights.

(b)  The GCo Disclosure Letter sets forth an accurate and complete list of all licences, sublicences and other agreements to which GCo or any of its subsidiaries is a party or is otherwise bound and pursuant to which any Person other than GCo or any of its subsidiaries is authorized to use any material GCo Intellectual Property

Rights or GCo Technology and a true and correct copy of each such agreement has been delivered or made available to QCo.

(c)  Section 2.6(c)(i) of the GCo Disclosure Letter sets forth an accurate and complete list of all material licences, sublicences, and other agreements to which GCo or any of its subsidiaries is a party or is otherwise bound and pursuant to which GCo and any of its subsidiaries is authorized to use any Intellectual Property Right or Technology that is held by any Person other than GCo or any of its subsidiaries and a true and correct copy of each such agreement has been delivered or made available to QCo, other than end-user licences granted to GCo or any of its subsidiaries relating to “off the shelf” personal computer software that is generally available from Persons that are unaffiliated with GCo or any of its subsidiaries. Section 2.6(c)(ii) of the GCo Disclosure Letter sets forth an accurate and complete list of all material licences granted to GCo or any of its subsidiaries relating to “off the shelf” personal computer software that is generally available from Persons that are unaffiliated with GCo or any of its subsidiaries and that is incorporated into any product marketed, sold, or licensed by, or used in the provision of any service provided by GCo or any subsidiary of GCo.

(d)  GCo and its subsidiaries either exclusively own or have the valid right to use all GCo Intellectual Property Rights and all Third Party Intellectual Property Rights used by GCo or any subsidiary of GCo (and no third party, including any past or present employee or contractor of GCo or any Governmental Entity, owns or has any ownership interest in any GCo Intellectual Property Rights that are not Third Party Intellectual Property Rights of GCo). Upon Closing, all GCo Intellectual Property Rights and all Third Party Intellectual Property Rights used by GCo or any subsidiary of GCo will be immediately available for use on terms and conditions substantially identical to those under which GCo and any subsidiaries of GCo presently uses or reasonably contemplates using such rights, without any affirmative act by QCo or any other Person.

(e)  To the knowledge of GCo, there are (and upon Closing, will be) no royalties, honoraria, fees, or other payments payable by GCo, any subsidiary of GCo, or QCo to any Person by reason of the ownership, use, licence, sale or disposition of any GCo Intellectual Property Rights or GCo Technology.

(f)  To the knowledge of GCo, neither the GCo Intellectual Property Rights, nor the conduct of the GCo business as presently conducted or reasonably currently contemplated to be conducted, uses or discloses in an unauthorized manner, infringes, or constitutes a misappropriation of any Intellectual Property Right of any Person. Neither GCo nor any of its subsidiaries: (i) has any knowledge that any GCo Intellectual Property Right is the subject of any interference, reexamination, cancellation, or opposition proceeding, or any currently pending or threatened suit, action, or proceeding arising out of an alleged right of any Person with respect to any Intellectual Property Right; (ii) has received any oral, written, or other communication that GCo or any subsidiary of GCo is using or disclosing in an unauthorized manner, infringing, or misappropriating the alleged right of any Person with respect to any Intellectual Property Right; or (iii) has any knowledge that any of the GCo Intellectual Property Rights is being used or disclosed in an unauthorized manner, infringed or misappropriated by any Person.

(g)  None of the GCo Intellectual Property Rights are subject to any Proceeding that restricts in any manner the use, transfer or licensing thereof by GCo or that may affect the validity, use or enforceability of the GCo Intellectual Property Rights; provided that nothing herein applies to the prosecution (except for any interference or opposition proceeding) of any GCo Intellectual Property Rights in the U.S. Patent and Trademark Office or any other government patent or trademark office.

(h)  To the knowledge of GCo, no party to any licence, sublicence, or agreement listed in the GCo Disclosure Letter is (or upon Closing, will be) in material breach or default and no event has occurred (or, upon Closing, will occur) which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder.

(i)  GCo and its subsidiaries have maintained and continue to maintain a system to safeguard and maintain the secrecy and confidentiality of and its proprietary rights in all of the material GCo Intellectual Property Rights not otherwise protected by patents, patent applications, or copyright or trademark law. Without limitation on the generality of the foregoing, to the knowledge of GCo, (i) any disclosures to third parties of trade secrets that are material to the operation of the GCo business have been pursuant to executed written confidentiality agreements substantially similar in effect to those included in the forms set forth in the GCo Disclosure Letter, (ii) GCo has obtained confidentiality and inventions assignment agreements, in one or more forms, that have protections and conditions substantially similar in effect to those included in the forms set forth in the GCo Disclosure Letter, from all of the past and present employees and independent contractors of GCo and subsidiaries of GCo involved in the creation or development of GCo Intellectual Property Rights and GCo Technology that are material to the operation of the GCo business, (iii) there has been no material breach or violation of any secrecy or confidentiality commitments of any person in respect of any material confidential information of GCo or its subsidiaries, and (iv) the measures taken by GCo and its subsidiaries to protect the proprietary and non-public aspects of the thermo-electric generator and solid oxide fuel cell technology are reasonably designed to adequately prevent third parties from using any such aspects of such technology without the approval of GCo. No Person who has performed services related to the GCo business has (or upon Closing, will have) any right, title or interest in any GCo Intellectual Property Rights that are material to the operation of the GCo business.

(j)  The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) breach, violate, or conflict with any agreement governing any GCo Intellectual Property Rights, (ii) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any GCo Intellectual Property Rights, or in any way impair the right of QCo to use or bring any action for the unauthorized use or disclosure, infringement, or misappropriation of any GCo Intellectual Property Right, (iii) result in QCo granting to any third party any right to, or with respect to, any Intellectual Property Right owned by, or licensed to, QCo, (iv) result in QCo being bound by, or subject to, any non-competition or other restriction on the operation or scope of its businesses, or (v) result in QCo being obligated to pay any royalties or other fees of any kind to any third party. GCo and its Subsidiaries have not entered into any agreements granting any exclusive right to any material GCo Intellectual Property Right.

(k)  For purposes of this Section 2.6, “use” includes, without limitation, make, have made, reproduce, display or perform, publicly or otherwise, prepare derivative works based upon, offer for sale, sell, distribute, import, disclose, licence, sublicence, dispose of and otherwise exploit.

2.7    Securities Reports

(a)  GCo has furnished or made available to QCo true and complete copies of each statement, form, schedule, report, prospectus, proxy statement, or other documents filed with, or furnished to, the Commission or on SEDAR since December 31, 1999, and, prior to the Effective Time, GCo will have furnished QCo with true and complete copies of any additional documents filed with the Commission by GCo prior to the Effective Time (such forms, reports, schedules, prospectuses, statements and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the “GCo Documents”). GCo has furnished to QCo true and complete copies of all written correspondence between GCo and any securities regulatory bodies including the TSX.

(b)  GCo has made available to QCo all exhibits to the GCo Documents filed prior to the date hereof, and will promptly make available to QCo all exhibits to any additional GCo Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the GCo Documents have been so filed, and all Material Contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither GCo nor any of its subsidiaries is in default thereunder.

(c)  The GCo Documents include all forms, reports, schedules, prospectuses, statements or other documents required to be filed by it with the Commission since December 31, 1999. GCo has timely filed all GCo Documents required to be filed by it with the Commission since December 31, 1999. The GCo Documents did not, at the time they were filed, or, if amended or updated, as of the date of such amendment or update, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed GCo Document. None of GCo’s subsidiaries is required to file any forms, reports, schedules, prospectuses, statements or other documents with the Commission. The GCo Documents, at the time filed complied in all material respects with the requirements of applicable securities Laws.

(d)  GCo has not filed any confidential material change report with the Commission or any other securities authority or regulator or any stock exchange or other self-regulatory authority which at the date hereof remains confidential.

(e)  GCo has publicly disclosed in the GCo Documents any information regarding any event, circumstance or action taken or failed to be taken by GCo or its subsidiaries which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

2.8    Financial Statements

(a)  The GCo Financial Statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable Governmental Entities and the Commission with respect thereto as of their respective dates, and have been prepared in accordance with Canadian generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in quarterly reports to shareholders). The GCo Financial Statements present fairly the consolidated financial position, results of operations and cash flows of GCo and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of all liabilities, including contingent liabilities, if any, of GCo and its subsidiaries on a consolidated basis. There has been no change in GCo’s accounting policies, except as described in the notes to the GCo Financial Statements, since December 31, 2002.

(b)  GCo has heretofore made available to QCo the consolidated balance sheet of GCo and its consolidated subsidiaries at December 31, 2002 (the “GCo Balance Sheet”), as well as the consolidated statements of operations of GCo and its consolidated subsidiaries for the period ended December 31, 2002 (the “GCo Statement of Operations”) and the consolidated statements of cash flows of GCo and its consolidated subsidiaries for the period ended December 31, 2002 (the “GCo Statement of Cash Flows” and, together with the GCo Balance Sheet and the GCo Statement of Operations, in each case including the notes thereto, being collectively referred to herein as the “GCo Financial Statements”). Except as set forth in the GCo Financial Statements, neither GCo nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since December 31, 2002 and that would not have a Material Adverse Effect.

2.9    Absence of Certain Changes and Events

Since December 31, 2002, GCo has conducted its business in the ordinary and regular course consistent with past practice and there has not occurred:

(a)  Any Material Adverse Change with respect to GCo;

(b)  Any acquisition, sale or transfer of any material asset of GCo or any of its subsidiaries other than in the ordinary course of business and consistent with past practice;

(c)  Any change in accounting methods or practices (including any change in depreciation or amortization policies or rates, or capitalized software policies) by GCo or any revaluation by GCo of any of its or any of its subsidiaries’ assets;

(d)  Any declaration, setting aside, or payment of a dividend or other distribution with respect to GCo Securities, or any direct or indirect redemption, purchase or other acquisition by GCo of any of its shares of capital stock;

(e)  Any Material Contract entered into by GCo or any of its subsidiaries, other than in the ordinary course of business, or any material amendment or termination of, or default under, any Material Contract to which GCo or any of its subsidiaries is a party or by which it is bound;

(f)  Any change in the capital stock or in the number of shares or classes of GCo’s authorized or outstanding capital stock as described in Section 2.2 (other than as a result of exercises of GCo Options);

(g)  Any agreement by GCo or any of its subsidiaries to do any of the things described in the preceding clauses (a) through (f) (other than negotiations with QCo and its representatives regarding the transactions contemplated by this Agreement); or

(h)  Any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

2.10    Material Contracts

None of GCo, its subsidiaries, nor to the knowledge of GCo any of the other parties thereto, is in default or breach of, in any material respect, nor has GCo or its subsidiaries received any notice of material default or termination under, any Material Contract and, to the knowledge of GCo, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach. None of GCo or its subsidiaries is a party to any Material Contract except for those Material Contracts set forth on the GCo Disclosure Letter. True and complete copies of all of GCo’s Material Contracts, or where such Contracts are oral, true and complete written summaries of the terms thereof, have been furnished to or made available to QCo.

2.11    Customers and Suppliers

Since the period ended in the GCo Balance Sheet, there has been no termination or cancellation of, and no material modification or change in, the business relationship with any customer or group of customers which singly or in the aggregate provided more than 10% of the consolidated gross revenues of GCo and its subsidiaries for the period ended on the GCo Balance Sheet. GCo has no reason to believe that the benefits of any relationship with any of the customers or suppliers of GCo or its subsidiaries will not continue on the terms identified in the agreements establishing such relationships after the Effective Date in substantially the same manner as prior to the date hereof, assuming the completion on the Effective Date of the Arrangement. GCo has furnished or made available to QCo GCo’s standard form product warranty provided to customers and except as set forth in the GCo Disclosure Letter, no GCo product warranty relating to a Contract for the sale of goods or services worth more than $500,000 differs from the standard form in any material respect.

2.12    Insurance

GCo and its subsidiaries are insured by insurers, reasonably believed by GCo to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. GCo has furnished or made available to QCo accurate particulars of the policies of insurance maintained by GCo and its subsidiaries as of the date hereof, including the name of the insurer, the risks insured against and the amount of coverage, and all such policies will continue in effect without alteration or loss in coverage in connection with the consummation of the Arrangement. All such policies are in full force and effect. None of GCo or its subsidiaries or, to the knowledge of GCo, any of the other parties thereto, is in default or breach of, whether as to the payment of premiums or otherwise, nor has GCo or its subsidiaries received any notice of material default or termination under, any such policy and, to the knowledge of GCo, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach. There is no reason to believe that any of the existing insurance policies of GCo and its subsidiaries will not be renewed by the insurer upon the scheduled termination date of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy. True and complete copies of all the existing insurance policies of GCo and its subsidiaries have been provided to QCo.

2.13    Books and Records

(a)  The books, records and accounts of GCo and its subsidiaries, in all material respects:

(i)  have been maintained in accordance with good business practices on a basis consistent with prior years;

(ii)  are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of GCo and its subsidiaries; and

(iii)  accurately and fairly reflect the basis for the GCo Financial Statements.

(b)  GCo has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

(i)  transactions are executed in accordance with management’s general or specific authorization; and

(ii)  transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

(c)  GCo maintains a system of disclosure controls and procedures that are designed to ensure that information required to be disclosed by GCo in its reports or other documents filed with or furnished to the Commission is recorded, processed, summarized and reported within the time periods required by the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to GCo’s senior management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

2.14    Litigation; Investigations

There is no claim, action, proceeding or investigation pending or, to the knowledge of GCo, threatened against or relating to GCo or any of its subsidiaries or affecting any of their properties, licences or assets before any court or Governmental Entity or regulatory authority or body that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or prevent or delay consummation of the transactions contemplated by this Agreement or the Arrangement, nor is GCo aware of any basis for any such claim, action, proceeding or investigation. Neither GCo nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect, that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of a material amount of money as a condition to or a necessity for the right or ability of GCo or any of its material subsidiaries, as the case may be, to conduct its business in any manner in which it has been carried on prior to the date hereof, or prevent or delay consummation of the transactions contemplated by this Agreement or the Arrangement.

2.15    Environmental Matters

(a)  There are no environmental conditions or circumstances, such as the presence or Release of any Hazardous Substance, existing on, at, under, to or from any property presently or previously owned, operated or leased by GCo or any of its subsidiaries.

(b)  GCo and its subsidiaries have in full force and effect all material environmental permits, licences, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder, and, to the knowledge of GCo, each of such environmental permits, licences, approvals and other authorizations shall continue in full force and effect on and after the Closing.

(c)  GCo’s and its subsidiaries’ operations and the ownership, operation or use of their assets are currently, and have at all times been, in compliance with all applicable United States, Canadian federal, state, provincial or local law (including common law), statute, ordinance, rule, regulation, code, policy, licence, permit, consent, approval, judgment, notice, order, administrative order or decision, decree or injunction requirement pertaining to (i) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (ii) the environment, including natural resources or any activity which affects the environment or (iii) the generation, treatment, manufacturing, use, storage, handling, recycling, presence, release, disposal, transportation or shipment of any Hazardous Substance (collectively the “Applicable Environmental Laws”).

(d)  Neither GCo nor its subsidiaries have arranged for any other Person to handle or Release any Hazardous Substance at, on, under, from or to any other location, except in each case (i) in full compliance with Applicable Environmental Laws, (ii) in a manner that would not reasonably be expected to give rise to a claim for damages under any Applicable Environmental Law and (iii) at a location that is (x) fully permitted for such Handling and Release and (y) is not subject to any investigation or cleanup under any Applicable Environmental Laws.

(e)  No written notice has been served on GCo or any of its subsidiaries from any Governmental Entity or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws.

(f)  GCo does not know of any reason that would preclude it from renewing or obtaining a reissuance of the material permits, licences or other authorizations required pursuant to any Applicable Environmental Laws to own, operate or use any of GCo’s or any of its subsidiaries’ assets for their current purposes and uses.

(g)  GCo has provided QCo with complete and correct copies of all studies, reports, surveys, assessments (including all Phase I and Phase II environmental site assessments), audits, correspondence, investigations, analysis, laboratory data, tests, soil and groundwater sampling results and other documents (whether in hard copy or electronic form) in GCo’s or GCo’s counsel’s or GCo’s consultant’s possession or control (excluding documents which are subject to solicitor-client privilege, the nature of which documents are described in the GCo Disclosure Letter) or to which GCo has access relating to the presence or alleged presence of Hazardous Substances at, on or affecting any real property currently or formerly owned, leased or operated by GCo or its subsidiaries, or regarding GCo’s compliance with any Applicable Environmental Law.

(h)  No environmental circumstance or condition exists, including the presence or Release of any Hazardous Substance at, on, under, from or to any property currently or previously owned, operated or leased by GCo or its subsidiaries which could reasonably be expected to result in loss or liability under Applicable Environmental Laws (including losses, liabilities or other claims for or associated with remedial investigations or cleanup obligations) greater than $1.5 (Cdn.) million.

2.16    Title to Properties

Except for goods and other property sold, used or otherwise disposed of since December 31, 2002 in the ordinary course of business for fair value, GCo has good and, defensible, and marketable title to all its properties, including real property owned or leased, interests in properties and assets, real and personal (the “GCo Property”), reflected in the GCo Financial Statements, free and clear of any Encumbrance, except: (a) Encumbrances reflected in the GCo Balance Sheet, all of which Encumbrances are in good standing; (b) liens for current taxes not yet due and payable; and (c) such imperfections of title, easements and Encumbrances as would not have a Material Adverse Effect (the “GCo Property Permitted Encumbrances”) and GCo is the sole legal and beneficial owner of the GCo Property. All leases pursuant to which GCo or any of its subsidiaries leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by the tenants under such leases, or by GCo or any of its subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect and in respect to which GCo or any of its subsidiaries has not taken adequate steps to prevent a default from occurring. The buildings and premises of GCo and each of its subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of GCo and its subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

2.17    Zoning and Other Matters Relating To Real Property

(a)  The buildings and other structures located on the GCo Property and the operation and maintenance thereof, as now operated and maintained, comply in all material respects with all applicable Laws, municipal or otherwise; none of such buildings or other structures encroaches upon any land not owned or leased by GCo or its subsidiaries; and there are no restrictive covenants, municipal by-laws or other Laws which in any way restrict or prohibit the use of the GCo Property or such buildings or structures for the purposes for which they are presently being used.

(b)  GCo is not aware of any plans, studies, notices of intent or pending bylaws which, if implemented, could change the land use designation of the GCo Property.

(c)  There are no expropriation or similar proceedings, actual or threatened, of which GCo or its subsidiaries has received notice against any of the GCo Property or any part thereof.

(d)  No buildings or other structures located on the GCo Property contain any friable asbestos or any other substance containing asbestos and deemed hazardous by any Environmental Laws applicable to GCo or its subsidiaries.

(e)  There are no options to purchase, rights of first refusal or purchase agreements in favour of any third party to purchase the GCo Property or any part thereof.

(f)  Each and every outstanding development agreement or other agreement with authorities in relation to the GCo Property, if any, has been fully complied with and satisfied and, subject only to the passing of time, shall be released or discharged without conditions.

(g)  Other than financing against the GCo Property disclosed in the GCo Balance Sheet, GCo does not have any indebtedness to any person that might by operation of Law or otherwise constitute an encumbrance against the GCo Property or any part thereof or which could affect the right of either party, to own, occupy and obtain the revenue from the GCo Property.

(h)  There are no contracts, agreements or employees associated with the GCo Property in respect of which GCo will incur any liability whatsoever as a result of the transactions contemplated under this Agreement, other than in connection with the GCo Property Permitted Encumbrances.

(i)  There are no work orders, deficiency notices, notices of violation or other written notices from any authority, board of fire insurance underwriters or anyone else advising of any breach of any Law or regulation or of any permit or stating that any repair, work or change is necessary, recommended or required to the GCo

Property, nor stating that GCo is not entitled to carry out any of the activities carried out on the GCo Property in the manner that such are currently carried out.

(j)  GCo holds no registered or beneficial interest directly or indirectly, in any lands adjoining or having a common boundary with any of the GCo Property.

(k)  The GCo Property is not restricted in any manner whatsoever pursuant to the Historical Resources Act (Alberta) (such restrictions including, without limitation, designation of the GCo Property as a “Heritage Site” thereunder).

(l)  At the time GCo acquired its interest in the GCo Property it was not a “foreign controlled corporation” as such phrase is defined by the Foreign Ownership of Land Regulations and/or regulations from time to time enacted under the Agricultural and Recreational Land Ownership Act (Alberta).

(m)  GCo is not a “non-resident” of Canada within the meaning and intent of the Tax Act.

(n)  There are no security deposits, damage deposits or prepaid rents outstanding from or owing to any tenants of the GCo Property and none of the leases contain provisions pursuant to which tenants may be entitled to occupy the premises demised to them, or any other premises, on a rent-free or rent reduced basis.

(o)  The leases relating to the GCo Properties have not been surrendered and contain the entire and only agreement between GCo or its subsidiaries, and the landlords or tenants, as the case may be with respect to the premises demised or any other portions of the GCo Properties.

2.18    No Hazardous Substances

The GCo Property has not been and is not now used as a landfill or waste disposal site, nor are there any active or out-of-service underground storage tanks or sites from which such tanks have been removed on the GCo Property, nor has any Hazardous Substance been deposited in or disposed of at, on, under, to or from the GCo Property, nor has there been any Release, spill, emission or discharge of any Hazardous Substance at, on, under, to or from the GCo Property or any other location which could reasonably be expected to give rise, directly or indirectly, to any action or claim by a third party or a Governmental Entity alleging any violation of, or liability under, any Applicable Environmental Laws.

2.19    Taxes

(a)  GCo and each of its subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them prior to the date hereof (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all Taxes, including any installments or prepayments of Taxes, that are due and payable prior to the date hereof and GCo has provided adequate accruals in accordance with generally accepted accounting principles in its most recently published financial statements for any Taxes for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns. GCo and each of its subsidiaries have made adequate provision in their respective books and records for any Taxes accruing in respect of any period subsequent to the period covered by such financial statements. Since such publication date, no material Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. GCo and its subsidiaries have withheld from all payments made by them, or otherwise collected, all material amounts in respect of Taxes required to be withheld therefrom or collected by them prior to the date hereof, and have remitted same to the applicable Governmental Entity within the required time periods. Neither GCo nor any of its subsidiaries has any liability for the Taxes of any other Person.

(b)  Neither GCo nor any subsidiary has received any written notification that any material issues have been raised (and are currently pending) by Canada Customs and Revenue Agency, the IRS or any other taxing authority, including, without limitation, any state, provincial, or local tax authority, in connection with any of the Tax Returns referred to above. No waivers of statutes of limitations have been given or requested with respect to GCo or any subsidiary, and the relevant statute of limitations with respect to any liability for Taxes is closed with respect to the Tax Returns of GCo and its subsidiaries for all years through 1997. All Tax liability of GCo and its subsidiaries has been assessed for all fiscal years up to and including the fiscal year ended December 31, 2001. To the best of the knowledge of GCo, there are no material proposed (but unassessed) additional Taxes with respect to GCo or any subsidiary and none has been asserted. No Tax liens have been filed other than for Taxes not yet due and payable.

(c)  Neither GCo nor any subsidiary (i) is or has been a “controlled foreign corporation,” “passive foreign investment company” or “foreign personal holding company” for U.S. federal income tax purposes; (ii) currently has or has had an active trade or business or “permanent establishment” (as defined in an applicable treaty) in the United States for U.S. federal income tax purposes; (iii) currently has or has had any employees, officers or directors in the United States.

(d)  Neither GCo nor any of its subsidiaries has participated in any transactions with an affiliated United States person, as defined in Section 7701(a)(30) of the Code, other than on terms that are consistent with the principles of Section 482 of the Code and U.S. Treasury Regulations promulgated thereunder.

(e)  GCo and its subsidiaries have filed all reports and have created and/or retained all records required under Section 6038A of the Code with respect to ownership by and transactions with related foreign parties. Each related foreign person required to maintain records under Section 6038A with respect to transactions between any U.S. subsidiary of GCo and the related foreign person has maintained such records. All documents that are required to be created and/or preserved by the related foreign person with respect to transactions with any U.S. subsidiary of GCo are either maintained in the United States, or the U.S. subsidiary of GCo is exempt from the record maintenance requirements of Section 6038A with respect to such transactions under U.S. Treasury Regulation Section 1.6038A-1. No U.S. subsidiary of GCo is a party to any record maintenance agreement with the IRS with respect to Section 6038A. Each related foreign person that has engaged in transactions with a U.S. subsidiary of GCo has authorized such U.S. subsidiary to act as its limited agent solely for purposes of Sections 7602, 7603, and 7604 of the Code with respect to any request by the IRS to examine records or produce testimony related to any transaction with the U.S. subsidiary, and each such authorization remains in full force and effect.

(f)  There is no Contract to which GCo or any of its subsidiaries is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of GCo that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

(g)  Neither GCo nor any of its subsidiaries is a party to any tax sharing, tax indemnity or tax allocation agreement or arrangement and neither GCo nor any of its subsidiaries has any liability or obligation under any such tax sharing, tax indemnity or tax allocation agreement. No liability (or reasonable claim of liability) shall arise under any tax sharing, tax indemnity or tax allocation agreement or arrangement as a result of this transaction. Neither GCo nor any of its subsidiaries is the subject of an advance income tax ruling.

(h)  For Canadian federal, provincial, state or local Tax purposes, GCo has not claimed a reserve in respect of an amount that could be included in income for any period ending after the Effective Date.

(i)  GCo will not be required to include any item of income in, or exclude any item of deduction from, its taxable income for any period ending after the Effective Date as a result of any change in method of accounting for a taxable period beginning prior to the Effective Date, or prepaid amounts received on or prior to the Effective Date.

(j)  Except pursuant to this Agreement, for purposes of any applicable Canadian federal, provincial, state or local statute imposing Taxes, no Person or group of Persons has ever acquired or had the right to acquire control of GCo after 1997.

(k)  None of sections 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act, or any equivalent provision of the taxation legislation of any applicable province of Canada after 1997 and since 1997, GCo has not acquired or disposed of property in circumstances which could subject it to a liability under section 160 of the Tax Act.

(l)  For all transactions between GCo and any non-resident Person, GCo has made or obtained records or documents that meet the requirements of paragraphs 247 of the Tax Act.

(m)  GCo is duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and its registration number is 102120607-RT001.

(n)  The GCo Disclosure Letter sets out the estimated tax pools of GCo for Canadian federal, provincial, state or local Tax purposes.

2.20    Non-Arm’s Length Transactions

(a)  None of GCo or its subsidiaries has made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm’s length or any affiliate of any of the foregoing, except as disclosed in the GCo Financial Statements or in the GCo Disclosure Letter and except for usual compensation paid in the ordinary course of business consistent with past practice.

(b)  None of GCo or its subsidiaries has outstanding any loan or other extension of credit, nor any agreement or commitment to make any loan or extension of credit, in each case in the form of a personal loan, to any director or senior officer of GCo or its subsidiaries.

(c)  Except as disclosed in the GCo Disclosure Letter and except for Contracts made solely between GCo and its subsidiaries and except for contracts of employment, options agreements under the GCo Incentive Plan, and agreements relating to employee benefits generally available to employees of GCo, none of GCo or its subsidiaries is a party to any Contract with any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm’s length or any affiliate of any of the foregoing.

2.21    Employees

The GCo Disclosure Letter lists all employees employed by, and all individuals engaged on a contractual basis to provide employment or sales services to GCo or any of its subsidiaries as of the date hereof (the “GCo Employees”). For each of the GCo Employees, the GCo Disclosure Letter lists such employee’s name, date of hire, title or classification, rate of salary, commission or bonus entitlements (if any) and any other benefits extended to, or circumstances unique to each such employee. Except as described in the GCo Disclosure Letter, neither GCo nor any of its subsidiaries is a party to or bound by any Contracts relating to employment, severance, retention, bonus or confidentiality or any consulting Contracts with any GCo Employee or former employee of GCo or any of its subsidiaries written or otherwise, as to which unsatisfied obligations of GCo or any of its subsidiaries of greater than $50,000 remain outstanding.

2.22    Employee Benefit Plans

(a)  The GCo Disclosure Letter lists all the employee benefit, health, welfare, supplemental employment benefit, bonus, pension, profit sharing, deferred compensation, stock compensation, stock option or purchase, retirement, hospitalization insurance, medical, dental, legal, disability and similar plans or arrangements or practices applicable to the GCo Employees or to former employees of GCo or any of its subsidiaries which are currently maintained or participated in by GCo or its subsidiaries and each loan to a non-officer GCo Employee in excess of $40,000, and each loan to an officer or director of GCo (the “GCo Employee Plans”).

(b)  All of the GCo Employee Plans are registered where required by, and are in good standing under, all applicable Laws or other legislative, administrative or judicial promulgations applicable to the GCo Employee Plans and there are no actions, claims, proceedings or governmental audits pending (other than routine claims for benefits) relating to GCo.

(c)  All of the GCo Employee Plans have been administered and funded in material compliance with their terms and all applicable Laws or other legislative, administrative or judicial promulgations applicable to the GCo Employee Plans and there are no unfunded liabilities in respect of the GCo Employee Plans and all required contributions thereunder have been made in accordance with all applicable Laws or other legislative, administrative or judicial promulgations applicable to the GCo Employee Plans and the terms of such GCo Employee Plan.

(d)  No amendments to any GCo Employee Plan have been promised and no amendments to any GCo Employee Plan will be made or promised prior to the Effective Date which affect or pertain to the GCo Employees.

(e)  True and complete copies of all the GCo Employee Plans, as amended and, if available, current plan summaries and employee booklets in respect thereof as are applicable to the GCo Employees and all related documents or, where oral, written summaries of the terms thereof, have been made available to QCo; for the purpose of the foregoing, related documents means all current plan documentation and amendments relating thereto, summary plan descriptions and summaries of material modifications, if any, all related trust agreements, funding agreements and similar agreements, the most recent annual reports filed with any Governmental Entity, and the three most recent actuarial reports, if any, related thereto.

(f)  There are no agreements or undertakings by GCo or any of its subsidiaries to provide post-retirement profit sharing, medical, health, life insurance or other benefits to GCo Employees or any former employee of GCo or any of its subsidiaries.

(g)  The assets of each GCo Employee Plan which is a registered pension plan are at least equal to the liabilities, contingent or otherwise of such plan on a plan termination basis and each such plan is fully funded on a going concern and solvency basis in accordance with its terms, applicable actuarial assumptions and applicable laws.

2.23    Labour Matters

Neither GCo nor any of its subsidiaries is bound by or a party to any collective bargaining Contracts with any trade union, counsel of trade unions, employee bargaining agent or affiliated bargaining agent (collectively, “labour representatives”), and neither GCo nor any of its subsidiaries has conducted any negotiations with respect to any such future Contracts; no labour representatives hold bargaining rights with respect to any GCo Employees; no labour representatives have applied to have GCo or any of its subsidiaries declared a common employer pursuant to the Alberta Labour Relations Code; to the knowledge of GCo there are no current or threatened attempts to organize or establish any trade union or employee association with respect to GCo or any of its subsidiaries; there is no strike, dispute, slowdown, lockout, shutdown, work stoppage, unresolved material labour union grievance, labour arbitration, unfair labour practice, successor rights or common employer proceeding or other concerted action or formal grievance existing against GCo or any of its subsidiaries.

2.24    Information Supplied

None of the information supplied or to be supplied by GCo for inclusion or incorporation by reference in the Joint Proxy Statement will at the time the Joint Proxy Statement is mailed to the securityholders of GCo and at the time of the GCo Shareholders Meeting, contain any untrue statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA and applicable United States and Canadian securities laws and the rules and regulations promulgated thereunder.

2.25    Compliance with Laws

Each of GCo and its subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees, except for such noncompliance that would not cause a Material Adverse Effect. Without limiting the generality of the foregoing, all securities of GCo (including, without limitation, all options, rights or other convertible or exchangeable securities) have been issued in compliance with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

2.26    Restrictions on Business Activities

There is no agreement, judgment, injunction, order or decree binding upon GCo or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of GCo or any of its subsidiaries, any acquisition of property by GCo or any of its subsidiaries or the conduct of business by GCo or any of its subsidiaries as currently conducted.

2.27    Disclosure

No representation or warranty made by GCo in this Agreement or the GCo Disclosure Letter, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by GCo or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading, in any material way, in light of the circumstances under which they were made.

2.28    GCo Assets and Revenues

GCo is its own Ultimate Parent Entity. GCo, together with all entities Controlled by GCo, does not (a) as of the period ended in the GCo Balance Sheet have total annual sales of $100 million or more, or (b) as of the period ended in the GCo Balance Sheet, have total assets of $100 million or more, in each case determined in accordance with 16 C.F.R. § 801.11. This representation and warranty is made solely for the purpose of determining the applicability of the HSR Act notification requirements to the transactions contemplated by this Agreement.

2.29    Brokers and Finders

Other than Citigroup Global Markets Inc. (formerly known as Salomon Smith Barney Inc.) in accordance with the terms of its engagement letter dated November 19, 2002, a copy of which has been provided to QCo, none of GCo or any of its subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF QCO

Except as otherwise fully and fairly disclosed and set forth in a corresponding paragraph of the QCo Disclosure Letter, QCo hereby represents and warrants to, and agrees with, GCo that:

3.1    Organization and Standing

(a)  Each of QCo and its subsidiaries has been duly organized or formed under all applicable Laws, is validly existing and in good standing under the laws of the jurisdiction in which it is organized and has full corporate or other legal power, authority and capacity to own, lease and operate its properties and conduct its businesses as currently conducted. All of the outstanding shares of capital stock and other ownership interests of QCo and its subsidiaries are duly authorized, validly issued, fully paid and non-assessable, and all such shares and other ownership interests of QCo’s subsidiaries are owned directly or indirectly by QCo, free and clear of all material liens, claims or encumbrances and there are no outstanding options, rights, entitlements, understandings or commitments (pre-emptive, contingent or otherwise) regarding the right to acquire any such shares of capital stock or other ownership interests in any of its subsidiaries. QCo and each of its subsidiaries is duly qualified or licensed to do business in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect. QCo has disclosed in the QCo Disclosure Letter the names and jurisdictions of incorporation of each of its subsidiaries.

(b)  QCo does not have any subsidiaries which are material in relation to the business and financial condition of QCo on a consolidated basis; for the purposes hereof, a subsidiary and its subsidiaries shall be considered material in relation to QCo if: (i) the investments in and advances to the subsidiary and its subsidiaries by QCo and its other subsidiaries exceed five percent of the total assets of QCo and its subsidiaries on a consolidated basis at January 31, 2003; or (ii) the equity of QCo and its other subsidiaries in the income from continuing operations before income taxes and extraordinary items of the subsidiary and its subsidiaries exceeds five percent of such income of QCo and its subsidiaries on a consolidated basis for QCo’s period ended January 31, 2003.

(c)  QCo does not have any ownership interest in any other Person, which interest is material in relation to the consolidated financial position of QCo.

(d)  QCo has delivered or made available to GCo a true and correct copy of its charter documents and similar governing instruments of each of its subsidiaries, each as amended as of the date hereof, and each such instrument is in full force and effect. Neither QCo nor any of its subsidiaries is in violation of any of the provisions of its charter documents or equivalent governing instruments.

3.2    Capitalization

The authorized capital of QCo consists of 20,000,000 shares of Preferred Stock, $.001 par value per share (the “QCo Preferred Stock”), 42,000,000 shares of Common Stock, $.001 par value per share (the “QCo Common Stock”), 12,000,000 shares of Series A Common Stock, $.001 par value per share (the “QCo Series A Stock”), and 6,000,000 shares of Series B Common Stock, $.001 par value per share (the “QCo Series B Stock” and, together with the QCo Preferred Stock, the QCo Common Stock and the QCo Series A Stock, being collectively referred to herein as the “QCo Securities”). As of April 7, 2003, there were no shares of QCo Preferred Stock outstanding, 21,680,475 shares of QCo Common Stock outstanding, no shares of QCo Series A Stock outstanding, and 999,969 shares of QCo Series B Stock outstanding. As of April 7, 2003, 3,500,000 shares of QCo Common Stock were reserved for issuance upon the exercise of stock options (“QCo Options”) under QCo’s 2002 Stock Incentive Plan (the “QCo Incentive Plan”) and for the future grant of QCo Options under the QCo Incentive Plan. As of April 7, 2003, there were warrants to purchase an aggregate of 100,000 shares of QCo

Common Stock outstanding (the “QCo Warrants”). As of April 7, 2003, 2,428,665 of the QCo Options are outstanding, of which 839,362 are vested and are exercisable in accordance with their terms and 1,589,303 remain unvested. Except as described in this Section 3.2(a), there are no options, warrants, conversion privileges, rights plans or other rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating QCo or any of its subsidiaries to issue or sell any securities of QCo or any of its subsidiaries or obligations of any kind convertible into or exchangeable for any securities of QCo, any of its subsidiaries or any other Person, nor is there outstanding any stock appreciation rights, phantom equity or similar rights, agreements, arrangements or commitments based upon the book value, income or any other attribute of QCo or any of its subsidiaries. All outstanding QCo Securities have been duly authorized and are validly issued and outstanding as fully paid and non-assessable shares, free of pre-emptive rights. There are no outstanding bonds, debentures or other evidences of indebtedness of QCo or any of its subsidiaries having the right to vote (or that are convertible for or exercisable into securities having the right to vote) with the QCo securityholders on any matter. There are no outstanding contractual obligations of QCo or any of its subsidiaries to repurchase, redeem or otherwise acquire any of QCo’s Securities or with respect to the voting or disposition of any outstanding securities of any of its subsidiaries. No holder of securities issued by QCo or any of its subsidiaries has any right to compel QCo to register or otherwise qualify such securities for public sale in the United States.

3.3    Agreement Authorized and its Effect on Other Obligations

(a)  QCo has the requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by QCo and the consummation of the transactions contemplated by this Agreement, have been duly authorized by QCo’s board of directors and no other corporate proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby, other than the requisite approval by the QCo stockholders of (i) this Agreement; (ii) the amendment of QCo’s Certificate of Incorporation to increase its authorized capital stock; and (iii) the issuance by QCo of the QCo Common Stock issuable pursuant to the Arrangement.

(b)  This Agreement has been duly executed and delivered by QCo and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally, and to general principles of equity.

(c)  QCo’s board of directors has (i) determined unanimously that the Arrangement is fair to the holders of the QCo Common Stock and is in the best interests of QCo, (ii) received an opinion from Adams, Harkness & Hill, Inc. (and have been advised that they will receive a written opinion) that the Exchange Ratio is fair from a financial point of view to the holders of the QCo Common Stock, (iii) determined to recommend that the holders of the QCo Common Stock vote in favour of the Agreement and the transactions contemplated hereby, and (iv) advised QCo that the members of its board of directors will vote the QCo Common Stock held by them in favour of the Agreement and the transactions contemplated hereby and will so represent in the Joint Proxy Statement, subject to Section 7.1(b).

(d)  The approval of this Agreement, the execution and delivery by QCo of this Agreement and the performance by it of its obligations hereunder and the completion by it of the Arrangement and the transactions contemplated thereby, will not:

(i)  result in a violation or breach of, require any consent to be obtained under or give rise to any material termination rights or material payment obligation under any provision of:

(A)  its or any of its subsidiaries’ certificate of incorporation, articles, bylaws or other charter documents;

(B)  subject to obtaining the Appropriate Regulatory Approvals relating to QCo, any Laws, regulation, order, judgment or decree, applicable to QCo or any of its subsidiaries or by which QCo or any of its subsidiaries or any of their respective properties is bound;

(C)  any Material Contract or material licence, franchise or permit to which QCo, or any of its subsidiaries, is party or by which it is bound; or

(D)  the provisions of any of the QCo Property Permitted Encumbrances;

(ii)  give rise to any right of termination or acceleration of indebtedness, or cause any third party indebtedness to come due before its stated maturity or cause any available credit to cease to be available;

(iii)  result in the imposition of any Encumbrance upon any of QCo’s or any of its subsidiaries’ assets, or restrict, hinder, impair or limit the ability of QCo or any of its subsidiaries to carry on the business of QCo as and where it is now being carried on, except as would not, individually or in the aggregate, have a Material Adverse Effect; or

(iv)  result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of QCo or any of its subsidiaries or increase any benefits otherwise payable under the QCo Incentive Plan or the QCo Employee Plan or result in the acceleration of time of payment or vesting of any such benefits, including the time of exercise of stock options.

(e)  There are no “fair price,” “moratorium,” “control share acquisition” or other anti-takeover statutes or regulations of any Governmental Entity that are applicable to QCo in connection with the transactions contemplated herein.

3.4    Governmental and Third Party Consents

(a)  No consent, approval, order or authorization of, or registration, declaration or filing with or notice to, any Governmental Entity or other Person, is required to be obtained by QCo or any of its subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the Commissions and the mailing to stockholders of QCo of the Joint Proxy Statement relating to the QCo Stockholders Meeting, (ii) the furnishing to the SEC of the SEC Filings; (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under applicable federal, provincial or state securities laws and the rules of The Nasdaq Stock Market Inc. (“Nasdaq”); (v) such filings and notifications as may be necessary under the HSR Act; (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); (vii) the filing by QCo of a certificate of amendment to QCo’s Certificate of Incorporation with the Secretary of State of the State of Delaware; and (viii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent QCo from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect.

(b)  Other than as contemplated by Section 3.4 (a), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of QCo’s Material Contracts or leases or for QCo to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect.

(c)  QCo and its subsidiaries possesses such consents, licences, certificates, authorizations, approvals, franchises, permits or other rights as are currently necessary to conduct the business now operated by it, except where the failure to posses such consents, licences, certificates, authorizations, approvals, franchises, permits would not have a Material Adverse Effect.

3.5    No Defaults

Neither QCo nor any of its subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under any contract, agreement, licence or franchise to which it is a party which would, if terminated due to such default, cause a Material Adverse Effect.

3.6    Intellectual Property

(a)  The QCo Disclosure Letter lists all Registered Intellectual Property Rights that are owned by, filed in the name of, or applied for by QCo or its subsidiaries, specifying as to each the nature or title of such right, any jurisdiction that has issued a registration with respect thereto or in which an application for such registration is pending, and any applicable registration or application number. All such Registered Intellectual Property Rights are valid and in full force and were prosecuted in good faith. All necessary registration, maintenance and renewal fees in connection with each item of such Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States, Canada or other jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights.

(b)  The QCo Disclosure Letter sets forth an accurate and complete list of all licences, sublicences and other agreements to which QCo or any of its subsidiaries is a party or is otherwise bound and pursuant to which any Person other than QCo or any of its subsidiaries is authorized to use any material QCo Intellectual Property Rights or QCo Technology and a true and correct copy of each such agreement has been delivered or made available to GCo.

(c)  Section 3.6(c)(i) of the QCo Disclosure Letter sets forth an accurate and complete list of all material licences, sublicences, and other agreements to which QCo or any of its subsidiaries is a party or is otherwise bound and pursuant to which QCo and any of its subsidiaries is authorized to use any Intellectual Property Right or Technology that is held by any Person other than QCo or any of its subsidiaries and a true and correct copy of each such agreement has been delivered or made available to GCo, other than end-user licences granted to QCo or any of its subsidiaries relating to “off the shelf” personal computer software that is generally available from Persons that are unaffiliated with QCo or any of its subsidiaries. Section 3.6(c)(ii) of the QCo Disclosure Letter sets forth an accurate and complete list of all material licences granted to QCo or any of its subsidiaries relating to “off the shelf” personal computer software that is generally available from Persons that are unaffiliated with QCo or any of its subsidiaries and that is incorporated into any product marketed, sold, or licensed by, or used in the provision of any service provided by QCo or any subsidiary of QCo.

(d)  QCo and its subsidiaries either exclusively own or have the valid right to use all QCo Intellectual Property Rights and all Third Party Intellectual Property Rights used by QCo or any subsidiary of QCo (and no third party, including any past or present employee or contractor of QCo or any Governmental Entity, owns or has any ownership interest in any QCo Intellectual Property Rights that are not Third Party Intellectual Property Rights of QCo). Upon Closing, all QCo Intellectual Property Rights and all Third Party Intellectual Property Rights used by QCo or any subsidiary of QCo will be immediately available for use on terms and conditions substantially identical to those under which QCo and any subsidiaries of QCo presently uses or reasonably contemplates using such rights, without any affirmative act by GCo or any other Person.

(e)  To the knowledge of QCo, there are (and upon Closing, will be) no royalties, honoraria, fees, or other payments payable by QCo, any subsidiary of QCo, or GCo to any Person by reason of the ownership, use, licence, sale or disposition of any QCo Intellectual Property Rights or QCo Technology.

(f)  To the knowledge of QCo, neither the QCo Intellectual Property Rights, nor the conduct of the QCo business as presently conducted or reasonably currently contemplated to be conducted, uses or discloses in an unauthorized manner, infringes, or constitutes a misappropriation of any Intellectual Property Right of any Person. Neither QCo nor any of its subsidiaries: (i) has any knowledge that any QCo Intellectual Property Right is the subject of any interference, reexamination, cancellation, or opposition proceeding, or any currently pending or threatened suit, action, or proceeding arising out of an alleged right of any Person with respect to any Intellectual Property Right; (ii) has received any oral, written, or other communication that QCo or any subsidiary of QCo is using or disclosing in an unauthorized manner, infringing, or misappropriating the alleged right of any Person with respect to any Intellectual Property Right; or (iii) has any knowledge that any of the QCo Intellectual Property Rights is being used or disclosed in an unauthorized manner, infringed or misappropriated by any Person.

(g)  None of the QCo Intellectual Property Rights are subject to any Proceeding that restricts in any manner the use, transfer or licensing thereof by QCo or that may affect the validity, use or enforceability of the QCo Intellectual Property Rights; provided that nothing herein applies to the prosecution (except for any interference or opposition proceeding) of any QCo Intellectual Property Rights in the U.S. Patent and Trademark Office or any other government patent or trademark office.

(h)  To the knowledge of QCo, no party to any licence, sublicence, or agreement listed in the QCo Disclosure Letter is (or upon Closing, will be) in material breach or default and no event has occurred (or, upon Closing, will occur) which with notice or lapse of time would constitute a material breach or default or permit termination, modification or acceleration thereunder.

(i)  QCo and its subsidiaries have maintained and continue to maintain a system to safeguard and maintain the secrecy and confidentiality of and its proprietary rights in all of the material QCo Intellectual Property Rights not otherwise protected by patents, patent applications, or copyright or trademark law. Without limitation on the generality of the foregoing, to the knowledge of QCo, (i) any disclosures to third parties of trade secrets that are material to the operation of the QCo business have been pursuant to executed written confidentiality agreements substantially similar in effect to those included in the forms set forth in the QCo Disclosure Letter, (ii) QCo has obtained confidentiality and inventions assignment agreements, in one or more forms, that have protections and conditions substantially similar in effect to those included in the forms set forth in the QCo Disclosure Letter, from all of the past and present employees and independent contractors of QCo and subsidiaries of QCo involved in the creation or development of QCo Intellectual Property Rights and QCo Technology that are material to the operation of the QCo business, (iii) there has been no material breach or violation of any secrecy or confidentiality commitments of any person in respect of any material confidential information of QCo or its subsidiaries, and (iv) the measures taken by QCo and its subsidiaries to protect the proprietary and non-public aspects of the TriShield Tank technology are reasonably designed to adequately prevent third parties from using any such aspects of such technology without the approval of QCo. No Person who has performed services related to the QCo business has (or upon Closing, will have) any right, title or interest in any QCo Intellectual Property Rights that are material to the operation of the QCo business.

(j)  The execution, delivery, and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) breach, violate, or conflict with any agreement governing any QCo Intellectual Property Rights, (ii) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any QCo Intellectual Property Rights, or in any way impair the right of GCo to use or bring any action for the unauthorized use or disclosure, infringement, or misappropriation of any QCo Intellectual Property Right, (iii) result in GCo granting to any third party any right to, or with respect to, any Intellectual Property Right owned by, or licensed to, GCo, (iv) result in GCo being bound by, or subject to, any non-competition or other restriction on the operation or scope of its businesses, or (v) result in GCo being obligated to pay any royalties or other fees of any kind to any third party. QCo and its Subsidiaries have not entered into any agreements granting any exclusive right to any material QCo Intellectual Property Right.

(k)  For purposes of this Section 3.6, “use” includes, without limitation, make, have made, reproduce, display or perform, publicly or otherwise, prepare derivative works based upon, offer for sale, sell, distribute, import, disclose, licence, sublicence, dispose of and otherwise exploit.

3.7    Securities Reports

(a)  QCo has furnished or made available to GCo true and complete copies of each statement, form, schedule, report, registration statement (including any prospectus filed pursuant to Rule 424(b) of the 1933 Act), proxy statement and other filing filed with, or furnished to, the SEC by QCo since June 14, 2002, and, prior to the Effective Time, QCo will have furnished GCo with true and complete copies of any additional documents filed with the SEC by QCo prior to the Effective Time (such statements, reports, registration statements, prospectuses, proxy statements, other filings, including schedules included therein, are referred to as the “QCo Documents”). QCo has furnished to GCo true and complete copies of all written correspondence between QCo and any securities regulatory bodies including the SEC and Nasdaq.

(b)  QCo has made available to GCo all exhibits to the QCo Documents filed prior to the date hereof, and will promptly make available to GCo all exhibits to any additional QCo Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the QCo Documents have been so filed, and all Material Contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither QCo nor any of its subsidiaries is in default thereunder.

(c)  The QCo Documents include all statements, reports, registration statements, and other documents required to be filed by it with the SEC since June 14, 2002. QCo has timely filed all QCo Documents required to be filed by it with the SEC since June 14, 2002. The QCo Documents did not, at the time they were filed, or, if amended or updated, as of the date of such amendment or update, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequently filed QCo Document. None of QCo’s subsidiaries is required to file any forms, reports, schedules, prospectuses, statements or other documents with the SEC. The QCo Documents, at the time they were filed with the SEC, complied in all material respects with the requirements of the Exchange Act, the Securities Act, as applicable, and the rules and regulations promulgated thereunder.

(d)  QCo has publicly disclosed in the QCo Documents any information regarding any event, circumstance or action taken or failed to be taken by QCo or its subsidiaries which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

3.8    Financial Statements

(a)  The QCo Financial Statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of applicable Governmental Entities and the SEC with respect thereto as of their respective dates, and have been prepared in accordance with United States generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in quarterly reports to shareholders). The QCo Financial Statements present fairly the consolidated financial position, results of operations and cash flows of QCo and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments and the absence of notes thereto) and reflect appropriate and adequate reserves in respect of all liabilities, including contingent liabilities, if any, of QCo and its subsidiaries on a consolidated basis. There has been no change in QCo’s accounting policies, except as described in the notes to the QCo Financial Statements, since January 31, 2003.

(b)  QCo has heretofore made available to GCo the consolidated balance sheet of QCo and its consolidated subsidiaries at January 31, 2003 (the “QCo Balance Sheet”), as well as the consolidated statements of operations of QCo and its consolidated subsidiaries for the period ended January 31, 2003 (the “QCo Statement of Operations”) and the consolidated statements of cash flows of QCo and its consolidated subsidiaries for the period ended January 31, 2003 (the “QCo Statement of Cash Flows” and, together with the QCo Balance Sheet and the QCo Statement of Operations, in each case including the notes thereto, being collectively referred to herein as the “QCo Financial Statements”). Except as set forth in the QCo Financial Statements, neither QCo nor any of its subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except for liabilities and obligations, incurred in the ordinary course of business consistent with past practice since January 31, 2003 and that would not have a Material Adverse Effect.

3.9    Absence of Certain Changes and Events

Since January 31, 2003, QCo has conducted its business in the ordinary and regular course consistent with past practice and there has not occurred:

(a)  Any Material Adverse Change with respect to QCo;

(b)  Any acquisition, sale or transfer of any material asset of QCo or any of its subsidiaries other than in the ordinary course of business and consistent with past practice;

(c)  Any change in accounting methods or practices (including any change in depreciation or amortization policies or rates, or capitalized software policies) by QCo or any revaluation by QCo of any of its or any of its subsidiaries’ assets;

(d)  Any declaration, setting aside, or payment of a dividend or other distribution with respect to the QCo Securities, or any direct or indirect redemption, purchase or other acquisition by QCo of any of its shares of capital stock;

(e)  Any Material Contract entered into by QCo or any of its subsidiaries, other than in the ordinary course of business, or any material amendment or termination of, or default under, any Material Contract to which QCo or any of its subsidiaries is a party or by which it is bound;

(f)  Any change in the capital stock or in the number of shares or classes of QCo’s authorized or outstanding capital stock as described in Section 3.2 (other than as a result of exercises of QCo Options and the QCo Warrants);

(g)  Any agreement by QCo or any of its subsidiaries to do any of the things described in the preceding clauses (a) through (f) (other than negotiations with GCo, and its representatives regarding the transactions contemplated by this Agreement); or

(h)  Any agreement or arrangement to take any action which, if taken prior to the date hereof, would have made any representation or warranty set forth in this Agreement materially untrue or incorrect as of the date when made.

3.10    Material Contracts

None of QCo, its subsidiaries, nor to the knowledge of QCo any of the other parties thereto, is in default or breach of, in any material respect, nor has QCo or its subsidiaries received any notice of material default or termination under, any Material Contract and, to the knowledge of QCo, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach. None of QCo or its subsidiaries is a party to any Material Contract except for those Material Contracts set forth on the QCo Disclosure Letter. True and complete copies of all of QCo’s Material Contracts, or where such Contracts are oral, true and complete written summaries of the terms thereof, have been furnished to or made available to GCo.

3.11    Customers and Suppliers

Since the period ended in the QCo Balance Sheet, there has been no termination or cancellation of, and no material modification or change in, the business relationship with any customer or group of customers which singly or in the aggregate provided more than 10% of the consolidated gross revenues of QCo and its subsidiaries for the period ended on the QCo Balance Sheet. QCo has no reason to believe that the benefits of any relationship with any of the customers or suppliers of QCo or its subsidiaries will not continue on the terms identified in the agreements establishing such relationships after the Effective Date in substantially the same manner as prior to the date hereof, assuming the completion on the Effective Date of the Arrangement. QCo has furnished or made available to GCo all of QCo’s material product warranties provided to customers through March 31, 2003.

3.12    Insurance

QCo and its subsidiaries are insured by insurers, reasonably believed by QCo to be of recognized financial responsibility and solvency, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged. QCo has furnished or made available to GCo accurate particulars of the policies of insurance maintained by QCo and its subsidiaries as of the date hereof, including the name of the insurer, the risks insured against and the amount of coverage, and all such policies will continue in effect without alteration or loss in coverage in connection with the consummation of the Arrangement. All such policies are in full force and effect. None of QCo or its subsidiaries or, to the knowledge of QCo, any of the other parties thereto, is in default or breach of, whether as to the payment of premiums or otherwise, nor has QCo or its subsidiaries received any notice of material default or termination under, any such policy and, to the knowledge of QCo, there exists no state of facts which after notice or lapse of time or both would constitute such a material default or breach. There is no reason to believe that any of the existing insurance policies of QCo and its subsidiaries will not be renewed by the insurer upon the scheduled termination date of the policy or will be renewed by the insurer only on the basis that there will be a material increase in the premiums payable in respect of the policy. True and complete copies of all the existing insurance policies of QCo and its subsidiaries have been provided to GCo.

3.13    Books and Records

(a)  The books, records and accounts of QCo and its subsidiaries, in all material respects:

(i)  have been maintained in accordance with good business practices on a basis consistent with prior years;

(ii)  are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of QCo and its subsidiaries; and

(iii)  accurately and fairly reflect the basis for the QCo Financial Statements.

(b)  QCo has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

(i)  transactions are executed in accordance with management’s general or specific authorization; and

(ii)  transactions are recorded as necessary (A) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements and (B) to maintain accountability for assets.

(c)  QCo maintains a system of disclosure controls and procedures that comply with Rules 13a-14 and 13a-15 of the Exchange Act and that are designed to ensure that information required to be disclosed by QCo in its reports or other documents filed with or furnished to the SEC is recorded, processed, summarized and reported within the time periods required by the SEC’s rules and forms, including, without limitation, controls and procedures designed to ensure that such information is accumulated and communicated to QCo’s senior management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.

3.14    Litigation; Investigations

There is no claim, action, proceeding or investigation pending or, to the knowledge of QCo, threatened against or relating to QCo or any of its subsidiaries or affecting any of their properties, licences or assets before any court or Governmental Entity or regulatory authority or body that, if adversely determined, could reasonably be expected to have a Material Adverse Effect, or prevent or delay consummation of the transactions contemplated by this Agreement or the Arrangement, nor is QCo aware of any basis for any such claim, action, proceeding or investigation. Neither QCo nor any of its subsidiaries, nor their respective assets and properties, is subject to any outstanding judgment, order, writ, injunction or decree that has had or is reasonably likely to have a Material Adverse Effect, that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of a material amount of money as a condition to or a necessity for the right or ability of QCo or any of its material subsidiaries, as the case may be, to conduct its business in any manner in which it has been carried on prior to the date hereof, or prevent or delay consummation of the transactions contemplated by this Agreement or the Arrangement.

3.15    Environmental Matters

(a)  There are no environmental conditions or circumstances, such as the presence or Release of any Hazardous Substance, existing on, at, under, to or from any property presently or previously owned, operated or leased by QCo or any of its subsidiaries.

(b)  QCo and its subsidiaries have in full force and effect all material environmental permits, licences, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder, and, to the knowledge of QCo, each of such environmental permits, licences, approvals and other authorizations shall continue in full force and effect on and after the Closing.

(c)  QCo’s and its subsidiaries’ operations and the ownership, operation or use of their assets are currently, and have at all times been, in compliance with all Applicable Environmental Laws.

(d)  Neither QCo nor its subsidiaries have arranged for any other Person to handle or Release any Hazardous Substance at, on, under, from or to any other location, except in each case (i) in full compliance with Applicable Environmental Laws, (ii) in a manner that would not reasonably be expected to give rise to a claim for damages under any Applicable Environmental Law and (iii) at a location that is (x) fully permitted for such Handling and Release and (y) is not subject to any investigation or cleanup under any Applicable Environmental Laws.

(e)  No written notice has been served on QCo or any of its subsidiaries from any Governmental Entity or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws.

(f)  QCo does not know of any reason that would preclude it from renewing or obtaining a reissuance of the material permits, licences or other authorizations required pursuant to any Applicable Environmental Laws to own, operate or use any of QCo’s or any of its subsidiaries’ assets for their current purposes and uses.

(g)  QCo has provided GCo with complete and correct copies of all studies, reports, surveys, assessments (including all Phase I and Phase II environmental site assessments), audits, correspondence, investigations, analysis, laboratory data, tests, soil and groundwater sampling results and other documents (whether in hard copy or electronic form) in QCo’s or QCo’s counsel’s or QCo’s consultant’s possession or control (excluding documents which are subject to attorney-client privilege, the nature of which documents are described in the QCo Disclosure Letter) or to which QCo has access relating to the presence or alleged presence of Hazardous Substances at, on or affecting any real property currently or formerly owned, leased or operated by QCo or its subsidiaries, or regarding QCo’s compliance with any Applicable Environmental Law.

(h)  No environmental circumstance or condition exists, including the presence or Release of any Hazardous Substance at, on, under, from or to any property currently or previously owned, operated or leased by QCo or its subsidiaries which could reasonably be expected to result in loss or liability under Applicable Environmental Laws (including losses, liabilities or other claims for or associated with remedial investigations or cleanup obligations) greater than $1 million.

3.16    Title to Properties

Except for goods and other property sold, used or otherwise disposed of since January 31, 2003 in the ordinary course of business for fair value, QCo has good and, defensible, and marketable title to all its properties, including real property owned or leased, interests in properties and assets, real and personal (the “QCo Property”), reflected in the GCo Financial Statements, free and clear of any Encumbrance, except: (a) Encumbrances reflected in the QCo Balance Sheet, all of which Encumbrances are in good standing; (b) liens for current taxes not yet due and payable; and (c) such imperfections of title, easements and Encumbrances as would not have a Material Adverse Effect (the “QCo Property Permitted Encumbrances”) and QCo is the sole legal and beneficial owner of the QCo Property. All leases pursuant to which QCo or any of its subsidiaries leases (whether as lessee or lessor) any real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by the tenants under such leases, or by QCo or any of its subsidiaries which, individually or in the aggregate, would have a Material Adverse Effect and in respect to which QCo or any of its subsidiaries has not taken adequate steps to prevent a default from occurring. The buildings and premises of QCo and each of its subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of QCo and its subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as do not substantially interfere with the continued use thereof in the conduct of normal operations.

3.17    Zoning and Other Matters Relating To Real Property

(a)  The buildings and other structures located on the QCo Property and the operation and maintenance thereof, as now operated and maintained, comply in all material respects with all applicable Laws, municipal or otherwise; none of such buildings or other structures encroaches upon any land not owned or leased by QCo or its subsidiaries; and there are no restrictive covenants, municipal by-laws or other Laws which in any way restrict or prohibit the use of the QCo Property, buildings or structures for the purposes for which they are presently being used.

(b)  QCo is not aware of any plans, studies, notices of intent or pending bylaws which, if implemented, could change the land use designation of the QCo Property.

(c)  There are no expropriation or similar proceedings, actual or threatened, of which QCo or its subsidiaries has received notice against any of the QCo Property or any part thereof.

(d)  No buildings or other structures located on the QCo Property contain any friable asbestos or any other substance containing asbestos and deemed hazardous by any Environmental Laws applicable to QCo or its subsidiaries.

(e)  There are no options to purchase, rights of first refusal or purchase agreements in favour of any third party to purchase the QCo Property or any part thereof.

(f)  Each and every outstanding development agreement or other agreement with authorities in relation to the QCo Property, if any, has been fully complied with and satisfied and, subject only to the passing of time, shall be released or discharged without conditions.

(g)  Other than financing against the QCo Property disclosed in the QCo Balance Sheet, QCo does not have any indebtedness to any person that might by operation of Law or otherwise constitute an encumbrance against the QCo Property or any part thereof or which could affect the right of either Party, to own, occupy and obtain the revenue from the QCo Property.

(h)  There are no contracts, agreements or employees associated with the QCo Property in respect of which QCo will incur any liability whatsoever as a result of the transactions contemplated under this Agreement, other than in connection with the QCo Property Permitted Encumbrances.

(i)  There are no work orders, deficiency notices, notices of violation or other written notices from any authority, board of fire insurance underwriters or anyone else advising of any breach of any Law or regulation or of any permit or stating that any repair, work or change is necessary, recommended or required to the QCo Property, nor stating that QCo is not entitled to carry out any of the activities carried out on the GCo Property in the manner that such are currently carried out.

(j)  QCo holds no registered or beneficial interest directly or indirectly, in any lands adjoining or having a common boundary with any of the QCo Property.

(k)  There are no security deposits, damage deposits or prepaid rents outstanding from or owing to any tenants of the QCo Property and none of the leases contain provisions pursuant to which tenants may be entitled to occupy the premises demised to them, or any other premises, on a rent-free or rent reduced basis.

(l)  The leases relating to the QCo Properties have not been surrendered and contain the entire and only agreement between QCo or its subsidiaries, and the landlords or tenants, as the case may be with respect to the premises demised or any other portions of the QCo Properties.

3.18    No Hazardous Substances

The QCo Property has not been and is not now used as a landfill or waste disposal site, nor are there any active or out-of-service underground storage tanks or sites from which such tanks have been removed on the QCo Property, nor has any Hazardous Substance been deposited in or disposed of at, on, under, to or from the QCo Property, nor has there been any Release, spill, emission or discharge of any Hazardous Substance at, on, under, to or from the QCo Property or any other location which could reasonably be expected to give rise, directly or indirectly, to any action or claim by a third party or a Governmental Entity alleging any violation of, or liability under, any Applicable Environmental Laws.

3.19    Taxes

(a)  QCo and each of its subsidiaries have timely filed, or caused to be filed, all Tax Returns required to be filed by them prior to the date hereof (all of which returns were correct and complete in all material respects) and have paid, or caused to be paid, all Taxes, including any installments or prepayments of Taxes, that are due and payable prior to the date hereof and QCo has provided adequate accruals in accordance with generally accepted accounting principles in its most recently published financial statements for any Taxes for the period covered by such financial statements that have not been paid, whether or not shown as being due on any Tax Returns. QCo and each of its subsidiaries have made adequate provision in their respective books and records for any Taxes accruing in respect of any period subsequent to the period covered by such financial statements. Since such publication date, no material Tax liability not reflected in such statements or otherwise provided for has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business. QCo and its subsidiaries have withheld from all payments made by them, or otherwise collected, all material amounts in respect of Taxes required to be withheld therefrom or collected by them prior to the date hereof and have remitted same to the applicable Governmental Entity within the required time periods. Neither QCo nor any of its subsidiaries has any liability for the Taxes of any other Person.

(b)  Neither QCo nor any subsidiary has received any written notification that any material issues have been raised (and are currently pending) by the IRS, Canada Customs and Revenue Agency or any other taxing authority, including, without limitation, any state, provincial or local tax authority, in connection with any of the Tax Returns referred to above. No waivers of statutes of limitations have been given or requested with respect to

QCo or any subsidiary, and the relevant statute of limitations with respect to any liability for Taxes has not closed with respect to the Tax Returns of QCo and its subsidiaries for all taxable years through the date hereof. To the best of the knowledge of QCo, there are no material proposed (but unassessed) additional Taxes with respect to QCo or any subsidiary and none has been asserted. No Tax liens have been filed other than for Taxes not yet due and payable.

(c)  Neither QCo nor any of its subsidiaries that is a United States person, as defined in Section 7701(a)(30) of the Code, has participated in any transactions with an affiliated person, other than on terms that are consistent with the principles of Section 482 of the Code and U.S. Treasury Regulations promulgated thereunder.

(d)  There is no Contract to which QCo or any of its subsidiaries is a party, including but not limited to the provisions of this Agreement, covering any employee or former employee of QCo that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

(e)  Neither QCo nor any of its subsidiaries is a party to any tax sharing, tax indemnity or tax allocation agreement or arrangement and neither QCo nor any of its subsidiaries has any liability or obligation under any such tax sharing, tax indemnity or tax allocation agreement. No liability (or reasonable claim of liability) shall arise under any tax sharing, tax indemnity or tax allocation agreement or arrangement as a result of this transaction. Neither QCo nor any of its subsidiaries is the subject of an advance income tax ruling.

(f)  QCo will not be required to include any item of income in, or exclude any item of deduction from, its taxable income for any period ending after the Effective Date as a result of any change in method of accounting for a taxable period beginning prior to the Effective Date, or prepaid amounts received on or prior to the Effective Date.

3.20    Non-Arm’s Length Transactions

(a)  None of QCo or its subsidiaries has made any payment or loan to, or has borrowed any monies from or is otherwise indebted to, any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm’s length or any affiliate of any of the foregoing, except as disclosed in the QCo Financial Statements or in the QCo Disclosure Letter and except for usual compensation paid in the ordinary course of business consistent with past practice.

(b)  None of QCo or its subsidiaries has outstanding any loan or other extension of credit, nor any agreement or commitment to make any loan or extension of credit, in each case in the form of a personal loan, to any director or executive officer of QCo or its subsidiaries.

(c)  Except as disclosed in the QCo Disclosure Letter and except for Contracts made solely between QCo and its subsidiaries and except for contracts of employment, options agreements under the QCo Incentive Plan, and agreements relating to employee benefits generally available to employees of QCo, none of QCo or its subsidiaries is a party to any Contract with any officer, director, employee or shareholder of such company or any Person not dealing with such officer, director, employee or shareholder at arm’s length or any affiliate of any of the foregoing.

3.21    Employees

The QCo Disclosure Letter lists all employees employed by, and all individuals engaged on a contractual basis to provide employment or sales services to QCo or any of its subsidiaries as of the date hereof (the “QCo Employees”). For each of the QCo Employees, the QCo Disclosure Letter lists such employee’s name, date of hire, title or classification, rate of salary, commission or bonus entitlements (if any) and any other benefits extended to, or circumstances unique to each such employee. Except as described in the QCo Disclosure Letter, neither QCo nor any of its subsidiaries is a party to or bound by any Contracts relating to employment, severance, retention, bonus or confidentiality or any consulting Contracts with any QCo Employee or former employee of QCo or any of its subsidiaries written or otherwise, as to which unsatisfied obligations of QCo or any of its subsidiaries of greater than $50,000 remain outstanding.

3.22    Employee Benefit Plans

(a)  The QCo Disclosure Letter lists, with respect to QCo, any subsidiary of QCo and any trade or business (whether or not incorporated) which is treated as a single employer with QCo (an “ERISA Affiliate”) within the meaning of Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986 (the “Code”), (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) each loan to a non-officer employee in excess of $25,000, (iii) each loan to officers and directors, (iv) any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code section 125) or dependent care (Code section 129), life insurance or accident insurance plans, programs or arrangements, (v) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, and (vi) other fringe or employee benefit plans, programs or arrangements that apply to senior management of QCo and that do not generally apply to all employees (together, the “QCo Employee Plans”).

(b)  QCo has made available or furnished to GCo a copy of all documents creating or evidencing all of the QCo Employee Plans (including trust documents, insurance policies or contracts, summary plan descriptions and to the extent still in its possession, any material employee communications relating thereto) and has with respect to each QCo Employee Plan that is subject to the reporting and disclosure requirements of Title I of ERISA, provided or made available copies of all Forms 5500 required to be filed with any government entity for the preceding two plan years, if applicable. Each QCo Employee Plan intended to qualify under Section 401(a) of the Code has either been determined by the IRS to so qualify with respect to the Code, as amended by the Tax Reform Act of 1986 and subsequent legislation, has applied to the IRS for such determination prior to the expiration of the requisite remedial amendment period under applicable Treasury Regulations or official guidance published by the IRS, or is entitled to rely on a notification or opinion letter issued with respect to an IRS-approved master and prototype or volume submitter plan document pursuant to IRS Announcement 2001-77. QCo has also furnished to GCo the most recent IRS determination, notification, or opinion letter issued with respect to each such QCo Employee Plan. To the best knowledge of QCo, nothing has occurred since the date of such letter that could reasonably be expected to cause the loss of the tax-qualified status of any QCo Employee Plan subject to Code Section 401(a).

(c)  (i) None of the QCo Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); (ii) no “prohibited transactions” (as defined in Section 406 or 407 of ERISA or Section 4975 of the Code) have occurred for which a statutory exemption is not available and which could reasonably be expected to have, in the aggregate, a Material Adverse Effect; (iii) each QCo Employee Plan has been administered in compliance with its terms and, to the extent applicable, is in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code) except as would not have, in the aggregate, a Material Adverse Effect, and QCo and each subsidiary or ERISA Affiliate has performed all obligations required to be performed by it under, are not in any respect in default under or violation of, and have no knowledge of any default or violation by any other party to, any of the QCo Employee Plans, which default or violation could reasonably be expected to have a Material Adverse Effect, (iv) to the best knowledge of QCo, neither QCo nor any subsidiary or ERISA Affiliate is subject to any liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the QCo Employee Plans which have a Material Adverse Effect on any such parties; (v) all material contributions required to be made by QCo or any subsidiary or ERISA Affiliate to any QCo Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each QCo Employee Plan for the current plan years; and (vi) no QCo Employee Plan is covered by, and neither QCo nor any subsidiary of an ERISA Affiliate has incurred or expects to incur any liability under Title IV of ERISA or Section 412 of the Code. With respect to each QCo Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, QCo has prepared in good faith and timely filed all requisite governmental reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such QCo Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of QCo is threatened, against or with respect to any such QCo Employee Plan, including any audit or inquiry by the IRS or United States Department of Labor. Neither QCo nor any of its subsidiaries or other ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any “multiemployer plan” as defined in Section 3(37) of ERISA. Except as otherwise required by applicable Law, each QCo Employee Plan can be amended or terminated or otherwise discontinued after the Effective Time without liability to QCo or its subsidiaries.

(d)  With respect to each applicable QCo Employee Plan, QCo and each of its United States subsidiaries have complied with (i) the applicable health care continuation and notice provisions of the COBRA and the proposed regulations thereunder and (ii) the applicable requirements of the Family Leave Act of 1993, the Health Insurance Portability and Accountability Act of 1996, the Womens’ Health and Cancer Rights Act of 1998, the Newborns’ and Mothers’ Health Protection Act of 1996, as they may be amended and the regulations issued thereunder, except to the extent that such failure to comply would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)  There has been no amendment to, written interpretation or announcement (whether or not written) by QCo, any QCo subsidiary or other ERISA Affiliate relating to, or change in participation or coverage under, any QCo Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in the QCo Financial Statements.

(f)  There has been no determination by any Governmental Entity that any individual performing services for QCo or any of its ERISA Affiliates and classified as an independent contractor constitutes a common law employee of QCo or any of its ERISA Affiliates. Each current QCo Employee who performs services in the United States is an “at-will” employee whose employment can be terminated by QCo or one of its ERISA Affiliates at any time, with or without cause.

(g)  Neither QCo nor any of its ERISA Affiliates has violated Sections 306 or 402 of the Sarbanes-Oxley Act of 2002, and, to the knowledge of QCo and assuming the truthfulness of the representation by GCo pursuant to Section 2.20(b), the execution of this Agreement and the consummation of the transactions contemplated hereby will not cause such a violation.

3.23    Labour Matters

Neither QCo or any of its subsidiaries is bound by or a party to any collective bargaining Contracts with any trade union, counsel of trade unions, employee bargaining agent or affiliated bargaining agent (collectively, “labour representatives”), and neither QCo nor any of its subsidiaries has conducted any negotiations with respect to any such future Contracts; no labour representatives hold bargaining rights with respect to any QCo Employees; no labour representatives have applied to have QCo or any of its subsidiaries declared a related employer; to the knowledge of QCo, there are no current or threatened attempts to organize or establish any trade union or employee association with respect to QCo or any of its subsidiaries; there is no strike, dispute, slowdown, lockout, shutdown, work stoppage, unresolved material labour union grievance, labour arbitration, unfair labour practice, successor rights or common employer proceeding or other concerted action or formal grievance existing against QCo or any of its subsidiaries.

3.24    Information Supplied

None of the information supplied or to be supplied by QCo for inclusion or incorporation by reference in the Joint Proxy Statement will, at the time the Joint Proxy Statement is mailed to the securityholders of QCo and at the time of the QCo Stockholders Meeting, contain any untrue statement which, at the time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of a proxy for the same meeting or subject matter which has become false or misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA and applicable United States and Canadian securities laws and the rules and regulations promulgated thereunder.

3.25    Compliance with Laws

QCo and its subsidiaries have complied with and are not in violation of any applicable Laws, orders, judgments and decrees, except for such noncompliance that would not cause a Material Adverse Effect. Without limiting the generality of the foregoing, all securities of QCo (including, without limitation, all options, rights or other convertible or exchangeable securities) have been issued in compliance with all applicable securities Laws and all securities to be issued upon exercise of any such options, rights and other convertible or exchangeable securities will be issued in compliance with all applicable securities Laws.

3.26    Restrictions on Business Activities

There is no agreement, judgment, injunction, order or decree binding upon QCo or any of its subsidiaries that has or could reasonably be expected to have the effect of prohibiting, restricting or materially impairing any business practice of QCo or any of its subsidiaries, any acquisition of property by QCo or any of its subsidiaries or the conduct of business by QCo or any of its subsidiaries as currently conducted.

3.27    QCo Common Stock

The QCo Common Stock to be issued pursuant to this Agreement and the Arrangement, will, in all cases, be duly authorized and validly issued by QCo, fully paid and non-assessable and free of pre-emptive rights, encumbrances, charges and liens on their respective dates of issue.

3.28    Disclosure

No representation or warranty made by QCo in this Agreement or the QCo Disclosure Letter, nor any document, written information, statement, financial statement, certificate or exhibit prepared and furnished or to be prepared and furnished by QCo or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains or contained (as of the date made) any untrue statement of a material fact when made, or omits or omitted (as of the date made) to state a material fact necessary to make the statements or facts contained herein or therein not misleading, in any material way, in light of the circumstances under which they were made.

3.29    QCo Assets and Revenues

QCo is its own Ultimate Parent Entity. QCo, together with all entities Controlled by QCo, does not (a) as of the period ended in the QCo Balance Sheet have total annual sales of $100 million or more, or (b) as of the period ended in the QCo Balance Sheet, have total assets of $100 million or more, in each case determined in accordance with 16 C.F.R. § 801.11. This representation and warranty is made solely for the purpose of determining the applicability of the HSR Act notification requirements to the transactions contemplated by this Agreement.

3.30    Brokers and Finders

Other than Adams, Harkness & Hill, Inc. in accordance with the terms of its engagement letter dated February 19, 2003, a copy of which has been provided to GCo, none of QCo or any of its subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

ARTICLE 4

OBLIGATIONS PENDING EFFECTIVE DATE

4.1    Agreements of QCo and GCo

QCo and GCo agree to take the following actions after the date hereof:

(a)  Each party will promptly execute and file or join in the execution and filing of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each party will use its reasonable best efforts to promptly obtain such authorizations, approvals and consents. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each party shall make any required filings under the HSR Act and shall make such filings as are necessary under the Investment Canada Act and the Competition Act (Canada);

(b)  Each party will allow the other and its agents reasonable access to the files, books, records, offices and officers of itself and its subsidiaries, including any and all information relating to such party’s tax matters, contracts, leases, licences and real, personal and intangible property and financial condition. Each party will cause its accountants to cooperate with the other in making available to the other party all financial information reasonably requested, including the right to examine all working papers pertaining to tax matters and financial statements prepared or audited by such accountants. Any information provided pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement. Notwithstanding the foregoing, except as expressly provided for herein, neither party shall be obligated to make available to the other any of their respective board of directors’ materials relating to the assessment or evaluation of the transactions contemplated hereby or any alternative transactions nor any information supplied by any of their respective officers, directors, employees, financial advisors, legal advisors, representatives and agents in connection therewith;

(c)  QCo and GCo shall cooperate in the preparation and prompt filing by QCo of the Joint Proxy Statement and all amendments thereto, with the SEC;

(d)  Each of GCo and QCo will promptly notify the other in writing (i) of any event occurring subsequent to the date of this Agreement which would render any representation and warranty of such party contained in this Agreement untrue or inaccurate in any material respect; (ii) of any event occurring subsequent to the date of this Agreement which would render any representation and warranty of such party contained in Sections 2.9(f) and 2.15(h) (in the case of GCo) or Sections 3.9(f) and 3.15(h) (in the case of QCo), untrue or inaccurate in any respect; (iii) of any Material Adverse Change or any event, change or effect having a Material Adverse Effect on such party; and (iv) of any breach by such party of any material covenant or agreement contained in this Agreement;

(e)  During the term of this Agreement, each of QCo and GCo will use its reasonable best efforts to satisfy or cause to be satisfied as soon as reasonably practicable all the conditions precedent that are set forth in Article 5 hereof, and each of QCo and GCo will use its reasonable best efforts to cause the Arrangement and the other transactions contemplated by this Agreement to be consummated as soon as reasonably practicable; and

(f)  Each of GCo and QCo shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by either such party, any subsidiary thereof, or their respective officers, directors, employees, financial advisors, representatives and agents (“Representatives”) with respect to an Acquisition Proposal (as defined herein) whether or not initiated by such party and in connection therewith, each of GCo and QCo shall exercise all rights to require the return of information regarding GCo or QCo (as the case may be) previously provided to such parties and shall exercise all rights to require the destruction of all materials including or incorporating any information regarding GCo or QCo. From and after the date hereof, each of GCo and QCo and their respective subsidiaries will not, and will not authorize or permit any of their respective Representatives to, directly or indirectly, solicit, initiate or encourage (including by way of furnishing information) or participate in or take any other action to facilitate any inquiries or the making of any proposal which constitutes or may reasonably be expected to lead to an Acquisition Proposal from any person, or engage in any discussion, negotiations or inquiries relating thereto or accept any Acquisition Proposal; provided, however, that notwithstanding any other provision hereof, GCo may, at any time prior to the time the GCo Common Shareholders shall have voted to approve the Plan of Arrangement and the other transactions contemplated thereby, and QCo may, at any time prior to the time QCo’s stockholders shall have voted to approve the transactions contemplated by this Agreement and the Plan of Arrangement, (i) engage in discussions or negotiations with a third party who (without any solicitation, initiation or encouragement, directly or indirectly, by GCo or QCo or any of their subsidiaries or Representatives after the date hereof) seeks to initiate such discussions or negotiations and may furnish such third party information concerning GCo or QCo and their respective business, properties and assets which has previously been provided to QCo or GCo if, and only to the extent that: (A) the third party has first made an unsolicited bona fide written Acquisition Proposal that is, in the good faith judgment of the board of directors of the party receiving such Acquisition Proposal, financially superior to the transactions contemplated by this Agreement and has demonstrated that the funds or other consideration necessary for the Acquisition Proposal are available (as determined in good faith in each case by GCo’s or QCo’s board of directors after receiving the written advice of its financial advisors) and is subject only to confirmatory due diligence conditions (a “Superior Proposal”) and GCo’s or QCo’s board of directors (as the case may be) has concluded in good faith (after considering applicable law and receiving the advice of outside counsel) that such action is reasonably necessary for the GCo or QCo board of directors to act in a manner consistent with fiduciary duties under applicable law; (B) prior to furnishing such information to or entering into discussions or negotiations with such person or entity, GCo or QCo provides prompt notice orally and in writing to the other party specifying the identity of such person or entity and that it is furnishing information to or entering into discussions or negotiations with such person or entity in respect to a Superior Proposal and receives from such person or entity an executed confidentiality agreement having confidentiality and standstill terms substantially similar to those contained in the confidentiality agreement executed by GCo and QCo (other than the exclusivity provisions contained therein), providing full details forthwith, and in any event within 24 hours, of all material terms and conditions of such Superior Proposal and any amendments thereto and confirming in writing the determination of GCo’s or QCo’s board that the Acquisition Proposal constitutes a Superior Proposal; (C) GCo or QCo provides notice forthwith and in any event within 24 hours to QCo or GCo (as the case may be) at such time as it is terminating any such discussions or negotiations with such person or entity; and (D) GCo or QCo promptly provides to QCo or GCo (as the case may be) any information provided to any such person or entity whether or not previously made available to QCo or GCo, (ii) comply with Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, if applicable, and rules under applicable Canadian securities laws relating to the provision of directors’ circulars and information circulars, and make appropriate disclosure with respect thereto to such party’s shareholders and (iii) accept, recommend, approve or implement a Superior Proposal from a third party, but only (in the case of this clause (iii)) if prior to such acceptance, recommendation, approval or implementation, GCo’s or QCo’s board of directors (as the case may be) shall have concluded in good faith, after considering provisions of applicable law and after giving effect to all proposals to adjust the terms and conditions of this Agreement and the Arrangement which may be offered by QCo or GCo (as the case may be) during the three business day notice period set forth below and after receiving the advice of outside counsel, that such action is, in the good faith judgment of the board of directors of the party receiving such Superior Proposal, reasonably necessary for the GCo or QCo board of directors (as the case may be) to act in a manner consistent with fiduciary duties under applicable law and QCo or GCo terminates this Agreement in accordance with Sections 6.1 (i) or (j), respectively, and concurrently therewith has paid the fees payable under Section 6.4. Each of GCo and QCo shall give the other party orally and in writing at least three business days notice prior to any decision by its board of directors to accept, recommend, approve or implement a Superior Proposal which notice shall identify the party making the Superior Proposal and shall provide full details of all material terms and conditions thereof and any amendments thereto. Each of GCo and QCo shall inform the other party of the status (including all terms and conditions thereof) of any discussions and negotiations with such party. In addition, each of GCo and QCo shall, and shall cause their respective financial and legal advisors to, negotiate in good faith with each other to make such adjustments in the terms and conditions of this Agreement and of the Plan of Arrangement as would enable GCo and QCo to proceed with the transactions contemplated hereby. Prior to executing any agreement to implement a Superior Proposal, each of GCo and QCo shall provide the other party hereto with copies of such final documentation executed by the party making the Superior Proposal. In the event that the party that is not subject to the Acquisition Proposal proposes to amend this Agreement and the Arrangement, the board of directors of the party that is subject to the Acquisition Proposal shall consider such proposed amendments and shall not enter into any agreement regarding such Acquisition Proposal unless it has provided the other party with written notice, at least twenty-four (24) hours in advance of entering into such agreement, which notice shall indicate that the board of directors has reconfirmed its view that such Acquisition Proposal remains a Superior Proposal. As used herein, “Acquisition Proposal” shall mean a proposal or offer (other than by the other party hereto), whether or not subject to a due diligence condition, whether or not in writing, to acquire in any manner, directly or indirectly, beneficial ownership (as defined under Rule 13(d) of the Exchange Act) of more than 20% of the assets of GCo or QCo or any subsidiary thereof or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of Sections 6.4(c) and (d), 20%) of the outstanding voting shares of GCo or QCo whether by an arrangement, amalgamation, a merger, consolidation or other business combination, by means of a sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction involving GCo or QCo or any subsidiary thereof including without limitation any single or multi-step transaction or series of related transactions which is structured to permit such third party to acquire beneficial ownership of more than 20% of the assets of GCo or QCo or any subsidiary thereof or to acquire in any manner, directly or indirectly, more than 9.9% (and for the purposes of Sections 6.4(c) and (d), 20%) of the outstanding voting shares of GCo or QCo (other than the transactions contemplated by this Agreement).

4.2    Additional Agreements of GCo

GCo agrees that, except as expressly contemplated by this Agreement or as otherwise agreed to in writing by QCo or as set forth in the GCo Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of its subsidiaries to:

(a)  Other than as expressly set forth in this Agreement, operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it;

(b)  Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

(c)  Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

(d)  Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

(e)  Not: (i) enter into any indemnification agreements, other than the indemnification agreements with directors and officers of GCo in substantially the form provided to QCo; (ii) enter into any contracts of employment which: (A) cannot be terminated on notice of 30 days or less; or (B) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law; (iii) amend any employee benefit plan or stock option plan or agreement, except as may be required for compliance with this Agreement or applicable law; or (iv) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under any employee benefit plan (including the GCo Incentive Plan) or authorize cash payments in exchange for any options granted under any of such plans;

(f)  Except as forth in Section 4.2(f) of the GCo Disclosure Letter or as required by law, not increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of GCo or of any subsidiary who are not officers of GCo in the ordinary course of business and in accordance with past practices, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis and payments relating thereto made pursuant to written agreements outstanding on the date hereof as set forth on the GCo Disclosure Letter) or other employee of GCo or of any subsidiary thereof;

(g)  Not incur any borrowings except: (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities; (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future; or (iii) trade payables incurred in the ordinary course of business;

(h)  Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $1,000,000 individually or on a project basis and in aggregate in accordance with the fiscal year 2003 capital budget of GCo, a true copy of which has been provided to QCo (and GCo shall not amend such budget), except: (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business; or (ii) as may be required by law;

(i)  Not sell, dispose of, or encumber, any property or assets, except for sales, dispositions or Encumbrances in the ordinary course of business consistent with prior practice;

(j)  Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

(k)  Not amend its charter documents or bylaws or other organizational documents, or acquire (by merger, consolidation, or acquisition of stock or assets) any company, corporation, partnership or other business organization or division thereof, or enter into or amend any contract, agreement, commitment or arrangement to effect any such acquisition, or change in any manner the rights of its capital stock or the character of its business;

(l)  Not issue or sell (except upon the exercise of outstanding options), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or combine, subdivide, split or in any way reclassify any shares of its capital stock, reprice any outstanding options or other securities convertible into or exchangeable for its capital stock, or acquire, agree to acquire, or redeem any shares of its capital stock or other securities convertible into or exchangeable for its capital stock;

(m)  Except as permitted under Section 4.1(f), not engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect, any of the transactions contemplated by the Arrangement or this Agreement;

(n)  Not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of GCo or incurred since the date of such financial statements;

(o)  Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

(p)  Deliver to QCo, within 30 days after the end of each fiscal quarter of GCo beginning March 31, 2003, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income and changes in financial position as of the end of each fiscal quarter of GCo, and as of the corresponding fiscal quarter of the previous fiscal year. GCo hereby represents and warrants that such unaudited consolidated financial statements shall: (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements; (ii) present fairly in all material respects the financial condition of GCo at the dates indicated and the results of operations for the respective periods indicated; (iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein; and (iv) shall contain all adjustments which GCo considers necessary for a fair presentation of its results for each respective fiscal period; and

(q)  Take all steps necessary to commence and diligently prosecute the recommendations set forth in the “2002 Phase II Environmental Site Assessment and Remediation Cost Estimate” prepared by Komex International Ltd. and dated February 2003, including the completion of all necessary or appropriate site characterization activities (including soil and groundwater sampling and analysis) and the development of a remedial action plan for the Bassano manufacturing facility that is satisfactory to the applicable Governmental Entity.

4.3    Additional Agreements of QCo

QCo agrees that, except as expressly contemplated by this Agreement or otherwise agreed to in writing by GCo or as set forth in the QCo Disclosure Letter, from the date hereof to the Effective Date it will, and will cause each of its subsidiaries to:

(a)  Other than as expressly set forth in this Agreement, operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors and others having business dealings with it;

(b)  Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

(c)  Maintain its books of account and records in the usual, regular and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

(d)  Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

(e)  Not: (i) enter into any contracts of employment which: (A) cannot be terminated on notice of 30 days or less; or (B) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law; (ii) amend any employee benefit plan or stock option plan or agreement, except as may be required for compliance with this Agreement or applicable law; or (iii) accelerate, amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under any employee benefit plan (including the QCo Incentive Plan) or authorize cash payments in exchange for any options granted under any of such plans;

(f)  Except as forth in Section 4.3(f) of the QCo Disclosure Letter or as required by law, not increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of QCo or of any subsidiary who are not officers of QCo in the ordinary course of business and in accordance with past practices, or grant any bonus, severance or termination pay to, or enter into any employment or severance agreement with any director, officer (except for officers who are terminated on an involuntary basis and payments relating thereto made pursuant to written agreements outstanding on the date hereof as set forth on the QCo Disclosure Letter) or other employee of QCo or of any subsidiary thereof;

(g)  Not incur any borrowings except (i) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future; or (ii) trade payables incurred in the ordinary course of business;

(h)  Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $1,000,000 individually or on a project basis and in aggregate in accordance with the fiscal year 2003 capital budget of QCo, a true copy of which has been provided to GCo (and QCo shall not amend such budget), except: (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business; or (ii) as may be required by law;

(i)  Not sell, dispose of, or encumber, any property or assets, except for sales, dispositions or Encumbrances in the ordinary course of business consistent with prior practice;

(j)  Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

(k)  Not amend its charter documents or bylaws or other organizational documents, or acquire (by merger, consolidation, or acquisition of stock or assets) any company, corporation, partnership or other business organization or division thereof, or enter into or amend any contract, agreement, commitment or arrangement to effect any such acquisition, or change in any manner the rights of its capital stock or the character of its business;

(l)  Not issue or sell (except upon the exercise of outstanding options), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or combine, subdivide, split or in any way reclassify any shares of its capital stock, reprice any outstanding options or other securities convertible into or exchangeable for its capital stock, or acquire, agree to acquire, or redeem any shares of its capital stock or other securities convertible into or exchangeable for its capital stock;

(m)  Except as permitted under Section 4.1(f), not engage in any action or enter into any transaction or permit any action to be taken or transaction to be entered into that could reasonably be expected to delay the consummation of, or otherwise adversely affect, any of the transactions contemplated by the Arrangement or this Agreement;

(n)  Not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of QCo or incurred since the date of such financial statements;

(o)  Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

(p)  Use its reasonable best efforts to cause the shares of QCo Common Stock to be issued pursuant to the Arrangement to be approved for listing on the Nasdaq National Market upon the Closing; and

(q)  Deliver to GCo, within 30 days after the end of each fiscal quarter of QCo beginning April 30, 2003, and through the Effective Date, unaudited consolidated balance sheets and related unaudited statements of income and changes in financial position as of the end of each fiscal quarter of QCo, and as of the corresponding fiscal quarter of the previous fiscal year. QCo hereby represents and warrants that such unaudited consolidated financial statements shall: (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements; (ii) present fairly in all material respects the financial condition of QCo at the dates indicated and the results of operations for the respective periods indicated; (iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein; and (iv) shall contain all adjustments which QCo considers necessary for a fair presentation of its results for each respective fiscal period.

4.4    Public Announcements

Neither QCo nor GCo, nor any of their respective affiliates, shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Arrangement or the other transactions contemplated hereby without the prior notice to and the opportunity for review by the other party, except the filing of the Joint Proxy Statement and any current reports on Form 8-K with the SEC and except as may be required by law or by any listing agreement with Nasdaq or any national securities exchange or Canadian stock exchange.

4.5    Comfort Letters

(a)  Upon request of QCo, GCo shall use its reasonable best efforts to cause to be delivered to QCo a letter (the “GCo Comfort Letter”) of PricewaterhouseCoopers LLP, Chartered Accountants, addressed to QCo and dated as of a date within five days before the date the Joint Proxy Statement is first mailed to each company’s respective securityholders, in form and substance reasonably satisfactory to QCo and customary in scope and substance for “comfort” letters delivered by independent public accountants in connection with proxy statements similar to the Joint Proxy Statement.

(b)  Upon request of GCo, QCo shall use its reasonable best efforts to cause to be delivered to GCo a letter (the “QCo Comfort Letter”) of Ernst & Young LLP, Independent Accountants, addressed to GCo and dated as of a date within five days before the date the Joint Proxy Statement is first mailed to each company’s respective securityholders, in form and substance reasonably satisfactory to GCo and customary in scope and substance for “comfort” letters delivered by independent public accountants in connection with proxy statements similar to the Joint Proxy Statement.

4.6    Board of Directors

The board of directors of QCo will take action prior to the Effective Time to cause the number of directors comprising the full board of directors of QCo to be increased to not more than eight voting members, which shall include two (2) individuals (the “GCo Nominees”) approved by GCo from the list of individuals included in the GCo Disclosure Letter. The increase in the number of directors and the election of the CGo Nominees shall be subject to the consummation of the Closing. If prior to the Effective Time any GCo designee for director shall decline or be unable to serve as a director of QCo, GCo’s board of directors shall designate another person to serve in such person’s stead, subject to the approval of a majority of QCo’s directors at that time. Each of the directors designated by GCo shall provide QCo with their written consent to serve as directors of QCo and to be named as directors in the Joint Proxy Statement. Nothing in this Section 4.6 shall limit QCo’s ability to comply with its contractual obligation to elect a director nominated by General Motors Corporation.

4.7    Tax Matters

(a)  Prior to the Effective Time, the parties shall use their reasonable best efforts to obtain the tax opinion described in Section 5.1(h), including the provision of representations to Morrison & Foerster LLP by GCo in the form attached hereto as Exhibit C and QCo in the form attached as Exhibit D.

(b)  It is intended by the parties hereto that the transactions contemplated under this Agreement and the Plan of Arrangement shall be implemented in a manner that maximizes the present and future financial and tax benefits to the QCo and GCo. Accordingly, GCo and QCo agree to consult, confer and consider all steps reasonably necessary and mutually agreeable through and including the Effective Date to ensure that the transactions contemplated under this Agreement and the Plan of Arrangement shall be implemented consistent with that intention as and to the extent that the same shall not prejudice any party or its security holders. Except as may be necessary to reflect such change(s) in the transaction structure, the terms of this Agreement shall continue to govern.

ARTICLE 5

CONDITIONS PRECEDENT TO OBLIGATIONS

5.1    Conditions Precedent to Obligations of Each Party

The obligations of each party to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

(a)  Securityholder Approval.    (i) The Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the GCo Common Shareholders in accordance with applicable law and GCo’s Articles of Incorporation and bylaws. (ii) the matters referred to in Section 7.1 shall have been approved by the holders of shares of the QCo Common Stock in accordance with the rules of Nasdaq, applicable law and QCo’s Certificate of Incorporation and bylaws;

(b)  No Legal Action.    No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Governmental Entity and remain in effect, nor shall any proceeding seeking any of the foregoing be pending. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement;

(c)  Court Approval.    The Court shall have issued its Final Order approving the Arrangement in form and substance reasonably satisfactory to QCo and GCo (such approvals not to be unreasonably withheld or delayed by QCo or GCo) and reflecting the terms hereof;

(d)  Commissions, etc.    All required orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the Arrangement. All waiting periods required by HSR Act, if applicable, and other similar Laws shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained, without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of a material portion of the assets or businesses of GCo or QCo. QCo and GCo shall each have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act, to the extent such allowance or approval is required, on terms and conditions satisfactory to the parties and all notice requirements shall have been complied with;

(e)  SEC Matters.    On the Closing Date the Joint Proxy Statement shall not be the subject of any stop-order or proceedings seeking a stop-order, or any similar proceedings, commenced or threatened by the SEC or the Commissions;

(f)  Listings and Exchange Approvals

(i)  The QCo Common Stock to be issued pursuant to the Arrangement shall have been approved for listing on the Nasdaq National Market, subject only to notice of issuance; and

(ii)  Nasdaq shall not have objected to the consummation of the transactions contemplated by the Plan of Arrangement and this Agreement.

(g)  Consents of Certain Parties in Privity.    QCo and GCo shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all their Material Contracts and leases and for them to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on QCo or GCo, as the case may be.

(h)  Tax Opinion.    QCo shall have received from Morrison & Foerster LLP, subject to appropriate representations to that firm by GCo and QCo in the form attached hereto as Exhibits C and D, respectively, an opinion in the form attached hereto as Exhibit E to the effect that that the issuance of QCo Common Stock pursuant to this Agreement and Plan of Arrangement will not result in the Quantum Common Shares (as defined in the Distribution Agreement) issued pursuant to the Distribution Agreement failing to qualify as qualified property for purposes of Section 355(c)(2) or 361(c)(2) of the Code by reason of Section 355(e) of the Code.

(i)  Valid Issuance.    The issuance by QCo of QCo Common Stock pursuant to the terms of this Agreement and the Arrangement shall be exempt from the registration and qualification requirements of the Securities Act and applicable state securities or “blue sky” laws, and QCo shall be reasonably satisfied that all necessary approvals under applicable Laws and other authorizations relating to the issuance by QCo of QCo Common Stock shall have been obtained.

5.2    Conditions Precedent to Obligations of GCo

The obligations of GCo to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

(a)  Representations and Warranties.    The representations and warranties of QCo contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof, in which case such representations and warranties shall be true and correct as of such date; and except to give effect to the issuance of shares of QCo Common Stock on exercise of outstanding options or warrants) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date, except, other than the representations and warranties contained in Sections 3.9(f) and 3.15(h), where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on QCo;

(b)  Covenants.    QCo shall have (i) performed and complied in all respects with the covenants and agreements set forth in Section 1.5(b), and (ii) performed and complied in all material respects with all other covenants required by this Agreement to be performed or complied with by QCo on or before the Effective Date;

(c)  Material Adverse Change.    Between the date hereof and the Effective Date, there shall not have occurred, in the reasonable judgment of GCo, a Material Adverse Change to QCo;

(d)  Certificate.    QCo shall have delivered to GCo a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections 5.2 (a), (b) and (c).

5.3    Conditions Precedent to Obligations of QCo

The obligations of QCo to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction or waiver on or before the Effective Date of the following conditions:

(a)  Representations and Warranties.    The representations and warranties of GCo contained in this Agreement shall be true and correct on the date hereof and (except to the extent such representations and warranties speak as of a date earlier than the date hereof, in which case such representations and warranties shall be true and correct as of such date; and except to give effect to the issuance of GCo Common Shares on exercise of outstanding options) shall also be true and correct on and as of the Effective Date, with the same force and effect as if made on and as of the Effective Date, except, other than the representations and warranties contained in Sections 2.9(f) and 2.15(h), where the failure of such representations and warranties to be true and correct would not have a Material Adverse Effect on GCo;

(b)  Covenants.    GCo shall have (i) performed and complied in all respects with the covenants and agreements set forth in Section 1.5(b), and (ii) performed and complied in all material respects with all other covenants required by this Agreement to be performed or complied with by GCo on or before the Effective Date;

(c)  Material Adverse Change.    Between the date hereof and the Effective Date, there shall not have occurred, in the reasonable judgment of QCo, a Material Adverse Change to GCo; and

(d)  Certificate.    GCo shall have delivered to QCo a certificate, dated the Effective Date and signed by its chief executive officer and its chief financial officer, to the effect set forth in Sections 5.3 (a), (b) and (c).

(e)  Notice of Dissent.    GCo shall not have received on or prior to the Effective Time notice from the holders of more than 5% of the issued and outstanding GCo shares entitled to consent to, or vote on, the matters presented at the GCo Shareholders Meeting, in aggregate, of their intention to exercise their rights of dissent under Section 191 of the ABCA.

ARTICLE 6

TERMINATION

6.1    Termination

This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the transactions contemplated hereby by the securityholders of QCo or GCo entitled to vote, as follows:

(a)  by mutual agreement of GCo and QCo;

(b)  by GCo, if there has been a breach by QCo of any representation, warranty, covenant or agreement set forth in this Agreement on the part of QCo, or if any representation or warranty of QCo shall have become untrue, in either case if the conditions set forth in Sections 5.2(a) and (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and QCo fails to promptly cure such breach of a covenant or agreement or inaccuracy of any representation or warranty within 15 business days after written notice thereof from GCo (except that no cure period shall be provided for a breach by QCo which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date);

(c)  by QCo, if there has been a breach by GCo of any representation, warranty, covenant or agreement set forth in this Agreement on the part of GCo, or if any representation or warranty of GCo shall have become untrue, in either case if the conditions set forth in Sections 5.3(a) and (b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue and GCo fails to promptly cure such breach of a covenant or agreement or inaccuracy of any representation or warranty within 15 business days after written notice thereof from QCo (except that no cure period shall be provided for a breach by GCo which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date);

(d)  by either party, if all the conditions for Closing the Arrangement for the benefit of such party shall not have been satisfied or waived on or before 5:00 p.m., Calgary, Alberta time on September 30, 2003 (the “Termination Date”), other than as a result of a breach of this Agreement by the terminating party;

(e)  by either party, on or before 5:00 p.m. Calgary, Alberta time on September 29, 2003, if: (i) the securityholders of GCo entitled to vote at the GCo Shareholders Meeting do not approve the Arrangement (and the other matters to be approved at such meeting as provided in Section 7.1(a) hereof) or the Court does not issue a Final Order; or (ii) the stockholders of QCo entitled to vote at the QCo Stockholders Meeting do not approve the matters set forth in Section 7.1(b) hereof;

(f)  by either party if a final and non-appealable order shall have been entered in any action or proceeding before any Governmental Entity that prevents or makes illegal the consummation of the Arrangement;

(g)  by QCo if the GCo board of directors or any committee of the GCo board of directors shall (i) withdraw or modify, in any adverse manner, its advice to GCo Common Shareholders, or make any recommendation in favour of any Acquisition Proposal or (ii) fail to reaffirm its advice upon request, from time to time, by QCo to do so or upon an Acquisition Proposal in respect of GCo being publicly announced or is proposed, offered or made to the GCo Common Shareholders or to GCo (such reaffirmation to be made within 10 days of such request being made or such Acquisition Proposal being publicly announced, proposed, offered or made or immediately prior to the meeting of GCo Common Shareholders, whichever occurs first);

(h)  by GCo if the QCo board of directors or any committee of the QCo board of directors shall (i) withdraw or modify in any adverse manner its approval or recommendation in respect of this Agreement, the Arrangement and the other transactions contemplated hereby or (ii) fail to reaffirm its approval or recommendation upon request, from time to time, by GCo to do so or upon an Acquisition Proposal in respect of QCo being publicly announced or is proposed, offered or made to the QCo Shareholders or to QCo (such reaffirmation to be made within 10 days of such request being made or such Acquisition Proposal being publicly announced, proposed, offered or made or immediately prior to the meeting of QCo Shareholders, whichever occurs first);

(i)  by QCo, prior to the approval of this Agreement, the Arrangement and the other transactions contemplated hereby by the securityholders of QCo if, as a result of a Superior Proposal by a party other than GCo or any of its affiliates, QCo’s board of directors determines in accordance with Section 4.1(f) to accept, recommend, approve or implement such Superior Proposal and has otherwise complied with the provisions of Section 4.1(f) and Section 6.4;

(j)  by GCo, prior to the approval of this Agreement, the Arrangement and the other transactions contemplated hereby by the securityholders of GCo if, as a result of a Superior Proposal by a party other than QCo or any of its affiliates, GCo’s board of directors determines in accordance with Section 4.1(f) to accept, recommend, approve or implement such Superior Proposal and has otherwise complied with the provisions of Section 4.1(f) and Section 6.4;

(k)  by GCo if the QCo Stock Price (calculated in accordance with Section 1.2(b) except using any fifteen consecutive trading days as the Measurement Period for such calculation and for this purpose shall be calculated on a rolling basis for each trading day after the date of this Agreement until the Effective Date) is less than $2.15 (subject to adjustment in the manner as is set forth in Section 1.2(c)) (the “GCo Walk-Away Price”). Upon the occurrence of any GCo Walk-Away Price, then GCo may terminate the Agreement within three days following the end of the relevant Measurement Period, and, if not so terminated within such three day period, GCo shall have waived its right to terminate the Agreement pursuant to this Section 6.1(k) for that occurrence of such GCo Walk-Away Price, but without prejudice to any subsequent GCo Walk-Away Price that may occur, if such subsequent GCo Walk-Away Price should occur;

(l)  by QCo if the Court orders or requires any Persons, other than the GCo Common Shareholders, the right to consent to, approve, or vote in connection with, the Arrangement, as a separate class; or

(m)  by either party if General Motors Corporation does not deliver to GCo an executed voting agreement to vote in favour of the transactions contemplated by this Agreement within 45 days after the date of this Agreement.

6.2    Notice of Termination

Any termination of this Agreement under Section 6.1 above will be effected by the delivery of written notice by the terminating party to the other party hereto.

6.3    Effect of Termination

Subject to Section 6.4, in the event of termination of this Agreement by either GCo or QCo pursuant to Section 6.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of QCo or GCo or their respective officers or directors, except that: (i) the provisions of Section 6.4 shall survive such termination; (ii) the provisions of the Confidentiality Agreement shall survive any such termination; and (iii) no party shall be released or relieved from any liability arising from a breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement resulting from willful misconduct or bad faith.

6.4    Termination Fee

(a)  If this Agreement is terminated:

(i)  by GCo pursuant to Section 6.1(b), then QCo shall pay to GCo a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of QCo, incurred in connection with the transactions contemplated herein; or

(ii)  by either party pursuant to Section 6.1(e)(ii), then QCo shall pay to GCo a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of GCo, incurred in connection with the transactions contemplated herein.

(b)  If this Agreement is terminated:

(i)  by QCo pursuant to Section 6.1(c) then GCo shall pay to QCo a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of QCo, incurred in connection with the transactions contemplated herein;

(ii)  by either party pursuant to Section 6.1(e)(i), then GCo shall pay to QCo a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of QCo, incurred in connection with the transactions contemplated herein;

(iii)  by QCo pursuant to Section 6.1(d), as a result of the failure of the condition set forth in Section 5.3(e), then GCo shall pay to QCo a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of QCo, incurred in connection with the transactions contemplated herein; or

(iv)  by QCo pursuant to Section 6.1(l), then GCo shall pay to QCo a cash termination fee of $900,000 at the time of such termination, it being agreed between the parties that such amount is an estimate of the reasonable out of pocket expenses of QCo, incurred in connection with the transactions contemplated herein.

(c)  If a bona fide Acquisition Proposal in respect of GCo is publicly announced or is proposed, offered or made to the securityholders of GCo or to GCo and (x) such Acquisition Proposal has not expired or been withdrawn at the time of the GCo Shareholders Meeting, (y) the securityholders of GCo do not approve the Arrangement (and the other matters to be approved at such meeting as provided in Section 7.1(a) hereof), and (z) within 12 months following the termination of this Agreement, GCo enters into, directly or indirectly, an agreement, commitment or understanding with respect to such Acquisition Proposal, an amended version thereof, a competing Acquisition Proposal or an Acquisition Proposal solicited in response to the foregoing, or any such Acquisition Proposal is consummated, then GCo shall pay to QCo a cash termination fee of $2 million, payable immediately upon satisfaction of the requirements contained in paragraphs (x), (y) and (z) of this Section 6.4(c). If GCo pays a cash termination fee to QCo pursuant to this Section 6.4(c), then GCo may set-off such amounts previously paid to QCo pursuant to Section 6.4(b).

(d)  If a bona fide Acquisition Proposal in respect of QCo is publicly announced or is proposed, offered or made to the QCo stockholders or to QCo and (x) such Acquisition Proposal has not expired or been withdrawn at the time of the QCo Shareholders Meeting, (y) the securityholders of QCo do not approve the Arrangement (and the other matters to be approved at such meeting as provided in Section 7.1(b) hereof), and (z) within 12 months following the termination of this Agreement, QCo enters into, directly or indirectly, an agreement, commitment or understanding with respect to an Acquisition Proposal, an amended version thereof, a competing Acquisition Proposal or an Acquisition Proposal solicited in response to the foregoing, or any such Acquisition Proposal is consummated, then QCo shall pay to GCo a cash termination fee of $2 million, payable immediately upon satisfaction of the requirements contained in paragraphs (x), (y) and (z) of this Section 6.4(d). If QCo pays a cash termination fee to GCo pursuant to this Section 6.4(d), then QCo may set-off such amounts previously paid to GCo pursuant to Section 6.4(a).

(e)  If this Agreement is terminated by GCo pursuant to Section 6.1(h) or by QCo pursuant to Section 6.1(i), then QCo shall pay to GCo upon such termination a cash termination fee of $2 million at the time of such termination.

(f)  If this Agreement is terminated by QCo pursuant to Section 6.1(g) or by GCo pursuant to Section 6.1(j), then GCo shall pay to QCo upon such termination a cash termination fee of $2 million at the time of such termination.

(g)  QCo and GCo each agree that the agreements contained in Sections 6.4(a) through 6.4(f) are an integral part of the transactions contemplated by this Agreement. If either party fails to promptly pay the other party any fee due under such Sections 6.4(a) through 6.4(f), it shall pay the other party’s costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Canadian Imperial Bank of Commerce from the date such fee was first due.

ARTICLE 7

ADDITIONAL AGREEMENTS

QCo and GCo, as the case may be, agree to take the following actions after the execution of this Agreement.

7.1    Meetings

GCo and QCo shall each duly call a meeting of its securityholders entitled to vote to be held as soon as practicable after the SEC has indicated that it has no further comments on the Joint Proxy Statement for the purpose of (a) in the case of GCo, voting upon the Plan of Arrangement and the transactions contemplated hereby and thereby; and (b) in the case of QCo, voting upon proposals to approve (i) this Agreement and the transactions contemplated hereby and by the Plan of Arrangement, (ii) the amendment of QCo’s Certificate of Incorporation to increase the authorized capital stock of QCo, and (iii) such other matters relating to this Agreement and the Arrangement, if any, as shall be legally required in the reasonable judgment of QCo. Each party shall take all reasonable and lawful action to solicit and obtain approval of its securityholders and take all other action necessary or advisable to secure the vote or consent of the securityholders required by applicable Law or applicable stock exchange requirements. The parties shall also coordinate and cooperate with respect to the timing of such meetings. Each party may only change its recommendation in the event that the board of directors of such party concludes, in good faith, after receiving the advice of outside counsel that such action is reasonably necessary for the board of directors to act in a manner consistent with its fiduciary duty and, in the event that Section 4.1(f) is applicable, if such party and its board of directors are in compliance with that Section. The meetings of securityholders of GCo and QCo will be called for the same day at such times as will result in the completion of the QCo Stockholders Meeting prior to the commencement of the GCo Shareholders Meeting.

7.2    The Closing

Subject to the termination of this Agreement as provided in Article 6, the Closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Burnet, Duckworth & Palmer LLP, 1400, 350—7th Avenue S.W., Calgary, Alberta, T2P 3N9 on a date (the “Closing Date”) and at a time to be mutually agreed upon by the parties, which date shall be no later than the first business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by GCo and QCo. Concurrently with the Closing, the Plan of Arrangement will be filed with the Registrar under the ABCA.

7.3    Ancillary Documents/Reservation of Shares

(a)  Provided all other conditions of this Agreement have been satisfied or waived, GCo shall, on the Closing Date, file Articles of Arrangement pursuant to Section 193 of the ABCA to give effect to the Plan of Arrangement.

(b)  On the Effective Date QCo shall file with the Delaware Secretary of State a Certificate of Amendment to its Certificate of Incorporation increasing the number of its authorized shares to give effect to the transactions contemplated by this Agreement.

(c)  On or before the Effective Date, QCo will reserve for issuance such number of shares of QCo Common Stock as shall be necessary to give effect to the transactions contemplated by this Agreement.

7.4    Notice to Holders of GCo Options

As soon as practicable after the Effective Time, QCo shall deliver to each holder of an outstanding GCo Option an appropriate notice setting forth such holder’s rights pursuant thereto and that such GCo Option shall continue in effect on the same terms and conditions as set forth therein, subject to the adjustments and other terms provided for by this Agreement.

7.5    Indemnification and Related Matters

(a)  QCo agrees that all rights to indemnification existing in favour of the present or former directors and officers of GCo (as such) or any of GCo’s subsidiaries or present or former directors and officers (as such) of GCo or any of its subsidiaries serving or who served at GCo’s or any of its subsidiaries’ request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (each such present or former director or officer of GCo or any of its subsidiaries, an “Indemnified Party”), as provided by contract or in GCo’s charter or bylaws or similar documents of any of its subsidiaries in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive and shall continue in full force and effect and without modification, to the extent permitted by applicable Laws, so long as GCo is in existence as a corporation, for a period of not less than the statutes of limitations applicable to such matters.

(b)  From and after the Effective Time, QCo and GCo, jointly and severally, shall and QCo shall cause GCo to indemnify and hold harmless to the fullest extent permitted under the ABCA and applicable Laws, each Indemnified Party against any costs and expenses (including reasonable attorney’s fees), judgments, fines, losses, claims and damages and liabilities, and amounts paid in settlement thereof with the consent of the indemnifying party, such consent not to be unreasonably withheld, in connection with any actual or threatened claim, action, suit, proceeding or investigation that is based on, or arises out of, the fact that such person is or was a director or officer of GCo or any of its subsidiaries (including without limitation with respect to any of the transactions contemplated hereby or the Arrangement) or who is serving or who served at GCo’s or any of its subsidiaries’ request as a director, officer, employee, agent or representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. In the event of any such claim, action, suit, proceeding or investigation, QCo shall cause GCo to pay the reasonable fees and expenses of counsel in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent permitted by law subject to the limitations imposed by the ABCA and applicable Laws. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties, (i) the Indemnified Parties may retain counsel reasonably satisfactory to QCo and, subject to limitations imposed by the ABCA and applicable Laws GCo shall (or QCo shall cause GCo to) pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) QCo will use all reasonable efforts to assist in the defense of such matter; provided, however, that neither GCo nor QCo shall be liable for any settlement effected without its prior written consent which shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 7.5(b), upon learning of any such claim, action, suit, proceeding or investigation, shall notify QCo (but the failure to so notify shall not relieve a party from any liability which it may have under this Section 7.5 (b) unless such failure results in actual prejudice to such party and then only to the extent of such prejudice). The Indemnified Parties as a group may retain only one law firm in any jurisdiction to represent them with respect to each such matter unless such counsel determines that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties, in which event additional counsel may be required to be retained by the Indemnified Parties.

(c)  Subject to limitations imposed by the ABCA and applicable Laws, provided the Arrangement becomes effective, GCo shall (or QCo shall cause GCo to) pay all expenses, including reasonable attorney’s fees, as the same may be incurred by any Indemnified Parties in any action by any Indemnified Party or parties seeking to enforce the indemnity or other obligations provided for in this Section 7.5; provided, however, that GCo will be entitled to reimbursement for any advances made under this Section 7.5 to any Indemnified Party who ultimately proves unsuccessful in enforcing the indemnity as finally determined by a non-appealable judgment in a court of competent jurisdiction, and payment of such expenses in advance of the final disposition of the action shall be made only upon receipt of any undertaking by the Indemnified Party to reimburse all amounts advanced if such action ultimately proves unsuccessful to the extent permitted by applicable Laws.

(d)  Provided the Arrangement becomes effective, for a period of six years after the Effective Date, QCo shall continue in effect director and officer liability insurance for the benefit of the Indemnified Parties in such amounts, and with such deductibles, retained amounts, coverages and exclusions as GCo provides for its own directors and officers at the date hereof; provided that in no event shall the QCo be required to expend pursuant to this Section 7.5 more than an amount per year equal to 150% of the current annual premium paid by QCo for similar insurance carried by QCo for its own directors and officers.

(e)  This Section 7.5, which shall survive the consummation of this Agreement and the Arrangement, is intended to benefit each person or entity indemnified hereunder.

7.6    Affiliate Agreements

GCo will use its reasonable best efforts to have its Affiliates sign and deliver to QCo the GCo Affiliate Agreements in the form of Exhibit B concurrently with the execution hereof. For purposes of this Agreement, an “Affiliate” shall have the meaning referred to in Rule 145 under the Securities Act. In the event that GCo does not succeed in getting its respective Affiliates to sign and deliver the GCo Affiliate Agreements, such party shall continue to use its reasonable best efforts to have its Affiliates sign and deliver the GCo Affiliate Agreements.

7.7    Consents; Approvals

GCo and QCo shall coordinate and cooperate with one another and shall each use their reasonable best efforts to obtain (and shall each refrain from taking any willful action that would impede obtaining) all consents, waivers, approvals, authorizations or orders (including, without limitation, all rulings, decisions or approvals by any Governmental Entity), and GCo and QCo shall make all filings required in connection with the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby, excepting only those filings with foreign jurisdictions for which the failure to file would not have a Material Adverse Effect on GCo or QCo, as the case may be. The foregoing covenant shall not include any obligation by GCo or QCo to agree to divest, abandon, licence or take similar action with respect to any assets (tangible or intangible) of GCo or QCo, as the case may be.

7.8    Registration Statements

(a)  To the extent legally permitted under the Securities Act, other applicable Laws and SEC policy, and subject Section 7.8(b), QCo shall use commercially reasonable efforts (i) to file, as soon as reasonably practicable after the Closing Date, a registration statement on Form S-3 (the “Resale Registration Statement”) in order to register for resale any shares of QCo Common Stock issued pursuant to the Arrangement to any holder of GCo Common Shares (excluding officers or directors of GCo in their individual capacity) who is an Affiliate of GCo immediately prior to the Effective Time (such determination shall be made (A) by QCo in its reasonable judgment or (B) pursuant to an opinion of counsel to any such holder reasonably acceptable to QCo), and QCo shall use commercially reasonable efforts to cause the Resale Registration Statement to become effective as soon as reasonably practicable after receiving SEC Clearance of such Resale Registration Statement and to maintain the effectiveness of the Resale Registration Statement for so long as any shares of such holders are subject to the resale restrictions of Section 145 of the Securities Act; and (ii) to file, as soon as reasonably practicable after the Effective Date, a registration statement on Form S-3 (or other available registration form) (the “Primary Registration Statement”) in order to register under the Securities Act the QCo Common Stock issuable upon conversion of the GCo Series 2 Preferred Shares, and QCo shall use commercially reasonable efforts to cause the Primary Registration Statement to become effective as soon as reasonably practicable after receiving SEC Clearance of such Resale Registration Statement and to maintain effectiveness of such registration statement for such time as the GCo Series 2 Preferred Shares are outstanding.

(b)  QCo’s obligations this Section 7.8 shall be subject to the condition that each holder of securities to be included in the Primary Registration Statement and the Resale Registration Statement (each a “Registration Statement”) shall cooperate with QCo in all respects in connection with the preparation and filing of such Registration Statement, including (i) timely supplying all information reasonably requested by QCo (which shall include all information regarding such holder and the proposed manner of sale of the QCo Common Stock required to be disclosed in any Registration Statement), (ii) executing and returning all documents reasonably requested by QCo in connection with the registration and sale of the shares subject to such Registration Statement, and (iii) promptly furnishing such additional information as may be requested by the Commission or as required to be disclosed in order to make the information furnished to QCo by such holder not materially misleading.

ARTICLE 8

MISCELLANEOUS

8.1    No Survival of Representations and Warranties

All representations and warranties of the parties contained in this Agreement will remain operative and in full force and effect, regardless of any investigation made by or on behalf of the parties to this Agreement, until the earlier of the valid termination of this Agreement or the Closing Date, whereupon such representations and warranties will expire and be of no further force or effect. All agreements and covenants of the parties shall survive the Closing Date, except as otherwise set forth in this Agreement.

8.2    Notices

All notices and other communications required or permitted hereunder shall be in writing and be sent to the parties hereto at the address as set below, or at such other address as such party shall have furnished to the other party in writing in accordance with this Section:

(a)  if to QCo to: Quantum Fuel Systems Technologies Worldwide, Inc., 17872 Cartwright Road, Irvine, California 92614, Attention: Chief Executive Officer, Facsimile No. (949) 474-3086, with required copies to Burnet, Duckworth & Palmer, 1400, 350—7th Avenue S.W., Calgary, Alberta, T2P 3N9, Attention: Grant Zawalsky, Facsimile No. 403-260-0332.

(b)  if to GCo to: Global Thermoelectric Inc., 4908 52nd Street S.E., Calgary, Alberta, T2B3R2 Attention: Chief Executive Officer, Facsimile No. (403) 204-6105, with required copies to Bennett Jones LLP, 4500 Bankers Hall East, 855—2nd Street S.W., Calgary, Alberta, T2K 4K7, Attention: John MacNeil, Facsimile No. (403) 265-7219.

All notices and other communications shall be deemed effectively given as to the party to whom it is addressed as of the earliest of the following times: (i) when received, (ii) when delivered personally, (iii) one (1) business day after being delivered by facsimile (with appropriate confirmation of receipt), (iv) one (1) business day after being timely deposited with an overnight courier service with instructions (and the capability) to make delivery on the next day, (v) if sent internationally, five (5) business days after being deposited in international mail, first class with postage prepaid, or (vi) if sent domestically, three (3) business days after being deposited in U.S. mail, first class with postage prepaid.

8.3    Interpretation

When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words “include,” “includes” and “including” when used therein shall be deemed in each case to be followed by the words “without limitation.” Any references in this Agreement to “the date hereof” refers to the date of execution of this Agreement. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The terms and provisions of this Agreement shall not be construed against the drafter or drafters hereof. All parties hereto agree that the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties hereto.

8.4    Severability

If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such person or circumstance in any other jurisdiction or to other persons or circumstances in any jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.

8.5    Counterparts

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

8.6    Miscellaneous

This Agreement, which includes the GCo Disclosure Letter, the QCo Disclosure Letter and the Exhibits hereto and the Confidentiality Agreement, and any other documents referred to herein or contemplated hereby (a) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) is not intended to confer upon any other person any rights or remedies hereunder (except that Section 7.5 is for the benefit of GCo’s directors and officers and is intended to confer rights on such persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

8.7    Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta (regardless of the laws that might otherwise govern under applicable principles of conflicts of law) as to all matters, including without limitation validity, construction, effect, performance and remedies.

8.8    Amendment and Waivers

Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby which writing expressly refers to this Agreement and the operation of the provisions of this Section 8.8. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. This Agreement may be amended by the parties hereto at any time before or after approval of the holders of GCo Common Shares, or the QCo stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the securityholders of either GCo or QCo without obtaining such further approval.

8.9    Expenses

Except as otherwise provided herein, each party will bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, the parties shall share equally the costs of (i) printing and filing the Joint Proxy Statement, and (ii) any filings or applications with any Governmental Entity relating to the transactions contemplated by the Plan of Arrangement and this Agreement.

8.10    Further Assurances

Each of the parties hereto will from time to time execute and deliver all such further documents and instruments and do all such acts and things as the other parties may reasonably require to effectively carry out or better evidence or perfect the terms and provisions of this Agreement.

IN WITNESS WHEREOF, QCo and GCo have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:	/s/ ALAN P. NIEDZWIECKI
Alan P. Niedzwiecki
President and Chief Executive Officer

By:	/s/ WILLIAM B. OLSON
William B. Olson
Chief Financial Officer and Treasurer

GLOBAL THERMOELECTRIC INC.

Per:	/s/ PETER GARRETT
Peter Garrett
President and Chief Executive Officer

Per:	/s/ NORMAN FRASER
Norman Fraser
Director

APPENDIX

DEFINED TERMS

For the purpose of this Agreement:

“ABCA” shall have the meaning set forth in Section 1.1;

“Acquisition Proposal” shall have the meaning set forth in Section 4.1(f);

“Affiliate” shall have the meaning set forth in Section 7.6;

“Applicable Environmental Laws” shall have the meaning set forth in Sections 2.15(c);

“Appropriate Regulatory Approvals” shall mean those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations;

“Arrangement” shall have the meaning set forth in Section 1.1;

“CBCA” shall mean the Canada Business Corporations Act as now in effect and as it may be amended from time to time prior to the Effective Date;

“C.F.R.” shall mean the United States Code of Federal Regulations.

“Closing Date” shall have the meaning set forth in Section 7.2;

“Closing” shall have the meaning set forth in Section 7.2;

“COBRA” shall have the meaning set forth in Section 3.22(c);

“Code” shall have the meaning set forth in Section 2.19(d);

“Commission” shall collectively mean applicable Canadian provincial securities commissions or regulatory authorities;

“Confidentiality Agreement” shall mean that certain confidentiality agreement dated as of December 5, 2002, as amended, and entered into by and between GCo and QCo;

“Contract” shall mean in the case of GCo or QCo, any pending and/or executory contract, agreement, arrangement or understanding to which GCo or QCo, as the case may be, or any of its subsidiaries, is a party or by which GCo or QCo, as the case may be, or any of its subsidiaries, or any of their respective assets is bound or affected;

“Controlled” shall have the meaning set forth in 16 C.F.R. § 801.1(b)

“Copyrights” shall mean all copyrights, and all right, title and interest in all copyrights, copyright registrations and applications for copyright registration, certificates of copyright and copyrightable subject matter throughout the world, all right, title and interest in related applications and registrations throughout the world, and all Moral Rights;

“Court” shall have the meaning set forth in the recitals hereto;

“Director” shall mean the Director appointed pursuant to section 260 of the CBCA;

“Dissenters” shall have the meaning set forth in Section 1.3;

“Dissenting Shareholders” shall have the meaning set forth in Section 1.3;

“Distribution Agreement” shall mean the Contribution and Distribution Agreement, dated as of July 23, 2003, by and among IMPCO Technologies, Inc. and QCo;

“Effective Date” shall have the meaning set forth in Section 1.1;

“Effective Time” shall have the meaning set forth in Section 1.1;

“Encumbrance” shall mean any lien, charge, mortgage, security interest, option, preferential purchase right or other right or interest of any other Person;

“ERISA Affiliate” shall have the meaning set forth in Section 3.22(a);

“ERISA” shall have the meaning set forth in Section 3.22(a);

“Exchange Act” shall have the meaning set forth in Section 1.5(a);

“Exchange Ratio” shall have the meaning set forth in Section 1.2(a);

“Executive Officers” shall have the meaning set forth in Section 1.7;

“Final Order” shall have the meaning set forth in Section 1.1;

“GCo Affiliate Agreement” shall mean the agreement in the form of Exhibit B attached hereto to be executed and delivered to GCo by the Affiliates of GCo;

“GCo Balance Sheet” shall have the meaning set forth in Section 2.8(b);

“GCo Comfort Letter” shall have the meaning set forth in Section 4.5(a);

“GCo Common Shares” shall have the meaning set forth in Section 2.2;

“GCo Disclosure Letter” shall mean the GCo letter dated the date of this Agreement and delivered by GCo to QCo concurrently herewith;

“GCo Documents” shall have the meaning set forth in Section 2.7(a);

“GCo Employee Plan” shall have the meaning set forth in Section 2.22(a);

“GCo Employees” shall have the meaning set forth in Section 2.21;

“GCo Financial Statements” shall have the meaning set forth in Section 2.8(b);

“GCo Incentive Plan” shall have the meaning set forth in Section 2.2;

“GCo Intellectual Property” shall have the meaning set forth in Section 2.6(b)(i);

“GCo Intellectual Property Rights” shall mean all Intellectual Property Rights used or proposed to be used in, or necessary to, the businesses of GCo and its Subsidiaries as currently conducted or as currently reasonably contemplated by GCo and its Subsidiaries, whether owned or controlled, licensed, or otherwise held by or for the benefit of GCo or its Subsidiaries, including without limitation the Registered Intellectual Property Rights.

“GCo Nominees” shall have the meaning set forth in Section 4.6;

“GCo Options” shall have the meaning set forth in Section 2.2;

“GCo Property Permitted Encumbrances” shall have the meaning set forth in Section 2.16;

“GCo Property” shall have the meaning set forth in Section 2.16;

“GCo Securities” shall have the meaning set forth in Section 2.2;

“GCo Series 2 Preferred Shares” shall have the meaning set forth in Section 2.2;

“GCo Shareholders Meeting” shall mean the special meeting of holders of GCo Common Shares, including any adjournment thereof, to be called to consider the Arrangement;

“GCo Statement of Cash Flows” shall have the meaning set forth in Section 2.8(b);

“GCo Statement of Operations” shall have the meaning set forth in Section 2.8(b);

“GCo Technology” shall mean all Technology used or proposed to be used in, or necessary to, the businesses of GCo and its subsidiaries as currently conducted or as currently contemplated by GCo and its subsidiaries, whether owned or controlled, licensed or otherwise held by or for the benefit of GCo or its subsidiaries;

“Governmental Entity” shall mean any (a) multinational, federal, provincial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (b) any subdivision, agent, commission, board, or authority of any of the foregoing or (c) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

“Hazardous Substance” means any material, substance, waste, pollutant or contaminant listed, defined, designated or classified as hazardous, toxic, flammable, explosive, reactive, corrosive, infectious, carcinogenic, mutagenic or radioactive or otherwise regulated by any Governmental Entity or under any Applicable Environmental Law, including petroleum or petroleum products (including crude oil) and any derivative or by-products thereof, natural gas, synthetic gas and any mixtures thereof, or any substance that is or contains polychlorinated biphenyls (PCBs), radon gas, urea formaldehyde, asbestos-containing materials (ACMs) or lead;

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“Indemnified Party” shall have the meaning set forth in Section 7.5(a);

“Intellectual Property Rights” shall mean, collectively, Patents, Trade Secrets, Copyrights, Trademarks, mask work rights, rights in integrated circuit topographies, industrial design rights, and all other intellectual property rights and proprietary rights, whether arising under the laws of the United States, Canada or any other country or jurisdiction, including (i) all rights received under any licence or other arrangement with respect to the foregoing, (ii) all rights or causes of action for infringement or misappropriation (past, present or future) of any of the foregoing and (iii) all rights to apply for or register any of the foregoing rights;

“Interim Order” shall have the meaning set forth in Section 1.1;

“IRS” shall have the meaning set forth in Section 2.19(b);

“Joint Proxy Statement” shall have the meaning set forth in Section 1.5(a);

“Laws” shall mean all statutes, regulations, statutory rules, principles of law, orders, published policies and guidelines, and terms and conditions of any grant of approval, permission, authority or licence of any court, Governmental Entity, statutory body (including The Toronto Stock Exchange or the Nasdaq National Market) or self-regulatory authority, and the term “applicable” with respect to such Laws and in the context that refers to one or more Persons, means that such Laws apply to such Person or Persons or its or their business, undertaking, property or securities and emanate from a Person having jurisdiction over the Person or Persons or its or their business, undertaking, property or securities;

“Material Adverse Change” shall have the meaning set forth in Section 1.6(b);

“Material Adverse Effect” shall have the meaning set forth in Section 1.6(a);

“Material Contract” shall mean, with respect to QCo or GCo:

(a)  any contract not made in the ordinary course of business which is material to such person or its subsidiaries, including any such contract to which such person or subsidiary has succeeded by assumption or assignment or in which such person or subsidiary has a beneficial interest;

(b)  any contract to which such person’s directors, officers, promoters, voting trustees, or security holders are parties;

(c)  any contract upon which the business of such person is substantially dependent, as in the case of continuing contracts to sell the major part of such person’s products or services or to purchase the major part of such person’s requirements of goods, services or raw materials or any franchise or license or other agreement to use a patent, formula, trade secret, process or trade name upon which such person’s business depends to a material extent;

(d)  any contract calling for the acquisition or sale of any property, plant or equipment for a consideration exceeding 15 percent of such fixed assets of the person on a consolidated basis;

(e)  any material lease under which a part of the party’s property is held by such person; or

(f)  any management contract or any compensatory plan, contract or arrangement, including but not limited to plans relating to options, warrants or rights, pension, retirement or deferred compensation or bonus, incentive or profit sharing in which any director or any of the executive officers of the person, participates, except for any compensatory plan, contract or arrangement which pursuant to its terms is available to employees, officers or directors generally and which in operation provides for the same method of allocation of benefits between management and nonmanagement participants;

“Measurement Period” shall mean the twenty consecutive trading days ending on the third trading day next preceding the date of the GCo Shareholders Meeting;

“Moral Rights” shall mean any right to claim authorship of a work, any right to object to any distortion or other modification of a work, and any similar right, existing under the Law of any country or under any treaty;

“Nasdaq” shall have the meaning set forth in Section 3.4(a);

“Patents” shall mean all patent rights and all right, title and interest in and to all letters patent or equivalent rights and applications, including any reissue, extension, division, continuation, or continuation in part applications throughout the world and any patents issuing with respect to any such applications;

“Person” or “Persons” shall mean any individual, firm, partnership, joint venture, venture capital fund, association, trust, trustee, executor, administrator, legal personal representative, estate, group, body corporate, corporation, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status;

“Plan of Arrangement” shall have the meaning set forth in Section 1.1;

“QCo Balance Sheet” shall have the meaning set forth in Section 3.8(b);

“QCo Comfort Letter” shall have the meaning set forth in Section 4.5(b);

“QCo Common Stock” shall have the meaning set forth in Section 3.2(a);

“QCo Disclosure Letter” shall mean the QCo letter dated the date of this Agreement and delivered by QCo to GCo concurrently herewith;

“QCo Documents” shall have the meaning set forth in Section 3.7(a);

“QCo Employee Plans” shall have the meaning set forth in Section 3.22(a);

“QCo Employees” shall have the meaning set forth in Section 3.21;

“QCo Financial Statements” shall have the meaning set forth in Section 3.8(b);

“QCo Incentive Plan” shall have the meaning set forth in Section 3.2(a);

“QCo Intellectual Property Rights” shall mean all Intellectual Property Rights used or proposed to be used in, or necessary to, the businesses of QCo and its Subsidiaries as currently conducted or as currently reasonably contemplated by QCo and its Subsidiaries, whether owned or controlled, licensed, or otherwise held by or for the benefit of QCo or its Subsidiaries, including without limitation the Registered Intellectual Property Rights;

“QCo Licensed Intellectual Property” shall have the meaning set forth in Section 3.6(b)(i);

“QCo Options” shall have the meaning set forth in Section 3.2(a);

“QCo Preferred Stock” shall have the meaning set forth in Section 3.2(a);

“QCo Property” shall have the meaning set forth in Section 3.16;

“QCo Property Permitted Encumbrances” shall have the meaning set forth in Section 3.16;

“QCo Securities” shall have the meaning set forth in Section 3.2(a);

“QCo Series A Stock” shall have the meaning set forth in Section 3.2(a);

“QCo Series B Stock” shall have the meaning set forth in Section 3.2(a);

“QCo Statement of Cash Flows” shall have the meaning set forth in Section 3.8(b);

“QCo Statement of Operations” shall have the meaning set forth in Section 3.8(b);

“QCo Stock Price” shall have the meaning set forth in Section 1.2(b);

“QCo Stockholders Meeting” shall have the meaning set forth in Section 1.5(a);

“QCo Technology” shall mean all Technology used or proposed to be used in, or necessary to, the businesses of QCo and its subsidiaries as currently conducted or as currently contemplated by QCo and its subsidiaries, whether owned or controlled, licensed or otherwise held by or for the benefit of QCo or its subsidiaries;

“Registered Intellectual Property Rights” means all (i) Patents; (ii) registered Trademarks, applications to register Trademarks, including intent-to-use applications or proposed use applications, or other registrations or applications related to Trademarks; (iii) Copyright registrations and applications to register Copyrights; (iv) mask work or integrated circuit topography registrations and applications to register mask works or integrated circuit topographies; and (v) any other Intellectual Property Rights that are the subject of an application certificate, filing, registration or other document issued by, filed with, or recorded by, any state, government or other public legal authority at any time;

“Registrar” shall mean the Registrar appointed pursuant to Section 263 of the ABCA;

“Release” shall mean any releasing, spilling, leaking, pumping, pouring, placing, emitting, emptying, discharging, injecting, escaping, leaching, disposing, or dumping into the environment, whether intentional or unintentional, negligent or non-negligent, sudden or non-sudden, accidental or non-accidental.

“Representatives” shall have the meaning set forth in Section 4.1(f);

“SEC Filings” shall mean reports and information furnished or filed with the SEC under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby;

“SEC” shall have the meaning set forth in Section 1.1;

“Securities Act” shall have the meaning set forth in Section 1.5(a);

“SEDAR” shall mean System for Electronic Document Analysis and Retrieval;

“Special Voting Share” shall mean the share of special voting stock of QCo having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement;

“Superior Proposal” shall have the meaning set forth in Section 4.1(f);

“Tax” and “Taxes” shall mean, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes, sales taxes, use taxes, Ad Valorem taxes, value added taxes, transfer taxes, franchise taxes, licence taxes, withholding taxes, payroll taxes, employment taxes, Canada or Quebec Pension Plan premiums, excise, severance, social security premiums, workers’ compensation premiums, unemployment insurance or compensation premiums, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, customs duties or other taxes, fees, imports, assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a “transferee” (within the meaning of section 6901 of the Code or any other applicable Laws) of another entity or a member of an affiliated or combined group;

“Tax Act” shall mean the Income Tax Act (Canada);

“Tax Returns” shall mean all returns, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax;

“Technology” shall mean any algorithms, computer software (in source code and object code form), documentation, data and data bases, inventions and discoveries (whether or not patented or patentable), ideas, concepts, techniques, know-how, processes, methods, applications, know-how, content, technical information, engineering, production and other designs, drawings, schematics, specifications, formulas and all other technology or information existing anywhere in the world;

“Termination Date” shall have the meaning set forth in Section 6.1(d);

“Third Party Intellectual Property Rights” shall mean, as to any Person, the Intellectual Property Rights and Technology of other Persons that are used in or necessary to the business of such Person;

“Trade Secrets” shall mean all right, title and interest in all trade secrets and trade secret rights arising under any Law, including common law, state law, federal law or laws of foreign countries;

“Trademarks” shall mean all trademarks, service marks, trade names, trade designations, trade dress and domain names and associated goodwill and all right, title and interest in or to the foregoing arising under common law, state law, federal law or laws of foreign countries, registrations and applications for registrations thereof, and all right, title and interest in related applications and registrations throughout the world.

“TSX” shall mean the Toronto Stock Exchange; and

“Ultimate Parent Entity” shall have the meaning set forth in 16 C.F.R. § 801.1(a)(3).

Annex C—Interim Order

IN THE COURT OF QUEEN’S BENCH OF ALBERTA

JUDICIAL DISTRICT OF CALGARY

IN THE MATTER OF Section 193 of the Business Corporations Act (Alberta), being Chapter B-9, of the Revised Statutes of Alberta, 2000, as amended;

AND IN THE MATTER OF an arrangement proposed by Global Thermoelectric Inc., involving Global Thermoelectric Inc., its Shareholders and Quantum Fuel Systems Technologies Worldwide, Inc.

BEFORE THE HONOURABLE JUSTICE • IN CHAMBERS	) ) ) ) )	AT THE COURT HOUSE, IN THE CITY OF CALGARY, PROVINCE OF ALBERTA ON TUESDAY THE • DAY OF •, 2003.

UPON the application by Petition of Global Thermoelectric Inc. (“Global”) pursuant to Section 193 of the Business Corporations Act (Alberta);

AND UPON reading the said Petition, and the Affidavit of Paul Crilly, Vice-President, Finance and CFO of Global and the documents referred to therein, filed;

AND UPON it appearing that notice of this application has been given to the Executive Director of the Alberta Securities Commission;

AND UPON hearing counsel for Global;

IT IS HEREBY ORDERED THAT:

1.	Global shall convene a special meeting (the “Global Meeting”) of the holders of its issued and outstanding common shares (the “Common Shares”) to consider, and if deemed advisable, to pass, with or without variation, a special resolution (the “Global Arrangement Resolution”) to approve a proposed Plan of Arrangement (the “Plan of Arrangement”) involving Global, its said holders of Common Shares (the “Shareholders”) and Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”), a true copy of which Plan of Arrangement in its substantially final form is included as Annex D to Exhibit “A” to the Affidavit of Paul Crilly sworn the • day of June, 2003.

2.	The Global Meeting shall be called, held and conducted in accordance with the Business Corporations Act (Alberta) (the “ABCA”) and the Articles and the By-laws of Global subject to what may be provided hereafter.

3.	The only persons entitled to notice of the Global Meeting shall be the registered Shareholders as they may appear on the records of Global as at the close of business on the • day of •, 2003, the directors and auditors of Global, the Registrar of Corporations under the ABCA and the Alberta Securities Commission, and the only persons entitled to be represented and to vote at the Global Meeting, either in person or by proxy, shall be such Shareholders, subject to the provisions of Section 137 of the ABCA.

4.	Global shall send the Notice of the Special Meeting of Shareholders, Notice of Petition, and Joint Management Information Circular and Proxy Statement in substantially the form contained in Exhibit “A” to the Affidavit of Paul Crilly, with such amendments thereto as counsel for Global may advise are necessary or desirable, provided that such amendments are not inconsistent with the terms of this Order, to the Shareholders, to the directors and auditors of Global, to the Registrar of Corporations under the ABCA and to the Alberta Securities Commission by mailing the same by prepaid ordinary mail, or by sending the same by direct courier at the expense of Global, to such persons at least 21 days prior to the date of the Global Meeting, excluding the date of mailing or sending by courier and excluding the date of the Global Meeting. Such mailing or sending by courier shall constitute good and sufficient service of the Notice of the Petition, the Global Meeting and the hearing in respect of the Petition.

5.	The accidental omission to give notice of the Global Meeting, or the non-receipt of such notice by one or more of the persons specified in paragraph 4 hereof, shall not invalidate any resolution passed or proceedings taken at the Global Meeting.

6.	Each Common Share shall be entitled to one vote on each matter to be acted upon at the Global Meeting. The majority required to pass the Global Arrangement Resolution shall be not less than two-thirds of the aggregate votes cast by the Shareholders (present in person or represented by proxy), in respect of the Global Arrangement Resolution at the Global Meeting.

7.	The Shareholders who are registered Shareholders, shall have the right to dissent from the Global Arrangement Resolution in accordance with the provisions of Section 191 of the ABCA, as modified hereby and by the Plan of Arrangement, and to be paid the fair value of their Common Shares provided that:

(a)	notwithstanding subsection 191(5) of the ABCA, the written objection to the Global Arrangement Resolution referred to in subsection 191(5) of the ABCA which is required to be sent to Global must be received by Global, c/o Bennett Jones LLP, Attention: Mr. Anthony L. Friend, Q.C. at the address set out below, or the Chairman of the Global Meeting no later than 24 hours before the Global Meeting; and

(b)	the holders exercising such right of dissent otherwise comply with the requirements of Section 191 of the ABCA.

8.	Upon approval of the Plan of Arrangement at the Global Meeting in the manner set forth in this Order, Global may apply before this Court for approval of the Plan of Arrangement, which application (the “Final Application”) shall be heard by this Honourable Court at the Court House, 611—4th Street S.W., in the City of Calgary, on the • day of •, 2003 at • or so soon thereafter as counsel may be heard.

9.	Any securityholder and any other interested person may appear on the application for the approval of the Arrangement, provided that such holder or person shall file with this Court and serve on the solicitors for Global and the solicitors for Quantum on or before •, 2003, a Notice of Intention to Appear setting to the address for service in respect of such holder or person, and indicating whether such holder or person intends to support or oppose the application or make submissions thereat together with any evidence or materials which are to presented to this Court, such Notice of Appearance to be effected by delivery, at the address set forth below:

Global:	Quantum:
Bennett Jones LLP Barristers and Solicitors 4500, 855—2nd Street S.W. Calgary, Alberta T2P 4K7	Burnet, Duckworth & Palmer LLP Barristers and Solicitors 1400, 350—7th Avenue S.W. Calgary, Alberta T2P 3N9

Attention: Mr. Anthony L. Friend, Q.C.	Attention: Mr. Daniel J. McDonald, Q.C.

10.	In the event the Final Application is adjourned, only those persons who have filed and served a Notice of Appearance shall be served with notice of the adjourned date.

11.	Global shall be entitled at any time to seek leave to vary this Order.

Per:	/s/ •
J.C.Q.B.A.

ENTERED this • day of •, 2003.

Clerk of the Court of Queen’s Bench of Alberta

ACTION NO: •

IN THE COURT OF QUEEN’S BENCH OF ALBERTA JUDICIAL CENTRE OF CALGARY

IN THE MATTER OF Section 193 of the Business

Corporations Act, being Chapter B-9, of the Revised Statutes of Alberta, 2000, as amended;

AND IN THE MATTER OF a Proposed Arrangement

among Global Thermoelectric Inc. and its

Shareholders and Quantum Fuel Systems Technologies

Worldwide, Inc.

INTERIM ORDER
BENNETT JONES LLP Barristers and Solicitors 4500 Bankers Hall East 855—2nd Street S.W. Calgary, Alberta T2P 4K7 Attention: Anthony L. Friend, Q.C. Ph. (403) 298-3100 Our File No. 45283-121

Annex D—Plan of Arrangement

PLAN OF ARRANGEMENT

UNDER SECTION 193

OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

INVOLVING AND AFFECTING GLOBAL THERMOELECTRIC INC. AND

THE HOLDERS OF ITS COMMON SHARES

ARTICLE 1

INTERPRETATION

1.1    Definitions

In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

“ABCA” means the Business Corporations Act (Alberta), as amended;

“Arrangement” means the arrangement under section 193 of the ABCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made (i) in accordance with Section 8.8 of the Combination Agreement, (ii) in accordance with Section 6.1 hereof or (iii) at the direction of the Court in the Final Order;

“Arrangement Resolution” means the special resolution passed by the Shareholders at the Meeting;

“Combination Agreement” means the combination agreement by and between QCo and GCo dated effective as of April 8, 2003, as further amended and restated from time to time, providing for, among other things, this Plan of Arrangement and the Arrangement;

“Court” means the Court of Queen’s Bench of Alberta;

“Depositary” means Computershare Trust Company of Canada at its principal transfer offices in Calgary, Alberta and Toronto, Ontario;

“Dissent Procedures” has the meaning provided in Section 3.1;

“Effective Date” means the date shown on the registration statement issued upon the filing of Articles of Arrangement under the ABCA giving effect to the Arrangement;

“Effective Time” means 12:01 a.m. (Calgary time) on the Effective Date;

“Exchange Ratio” has the meaning set forth in the Combination Agreement;

“Final Order” means the final order of the Court approving the Arrangement, as such order may be amended by the Court at any time and from time to time prior to the Effective Time;

“GCo” means Global Thermoelectric Inc., a corporation organized and existing under the ABCA;

“GCo Common Shares” means the common shares in the capital of GCo;

“GCo Preferred Shares” means the Cumulative Redeemable Convertible Preferred Shares, Series 2 in the capital of GCo;

“Interim Order” means the interim order of the Court in relation to the Arrangement, as such order may be amended by the Court at any time and from time to time;

“ITA” means the Income Tax Act (Canada), as amended;

“Measurement Period” shall have the meaning given to such term in the Combination Agreement;

“Meeting” means the special meeting of the Shareholders to be held to consider this Plan of Arrangement;

“Nasdaq” means The Nasdaq Stock Market Inc.;

“Options” means all options to purchase GCo Common Shares outstanding as at the Effective Date, including all options outstanding under GCo’s stock option plan;

“Optionholders” means holders of Options;

“Proxy Statement” means the Joint Management Information Circular and Proxy Statement of QCo and GCo prepared in connection with the Arrangement;

“QCo” means Quantum Fuel Systems Technologies Worldwide, Inc.;

“QCo Common Stock” means the $0.001 par value shares of common stock of QCo;

“QCo Stock Price” shall have the meaning given to such term in Section 1.2 of the Combination Agreement; and

“Shareholders” means holders of GCo Common Shares.

1.2    Sections, Headings and Appendixes

The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement. The Appendices are incorporated herein and are an integral part hereof.

1.3    Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, bodies corporate, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

1.4    Date for any Action

In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

1.5    Currency

Unless otherwise expressly stated herein, all references to currency and payments in cash or money in this Plan of Arrangement are to United States dollars.

1.6    Statutory References

Any reference in this Plan of Arrangement to a statute includes such statute as amended, consolidated or re-enacted from time to time, all regulations made thereunder, all amendments to such regulations from time to time, and any statute or regulation which supersedes such statute or regulations.

ARTICLE 2

ARRANGEMENT

2.1    Arrangement

At the Effective Time, the following transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

(a)  each of the outstanding GCo Common Shares (other than GCo Common Shares held by Shareholders who have exercised their right of dissent in accordance with Article 3 hereof and are ultimately entitled to be paid the fair value of their GCo Common Shares) will, without any further action on behalf of the holders of such GCo Common Shares, be transferred to QCo in consideration for a number of shares of QCo Common Stock determined in accordance with the Exchange Ratio. Each such holder of GCo Common Shares will receive only a whole number of shares of QCo Common Stock resulting from the transfer of such holder’s GCo Common Shares to QCo. In lieu of fractional shares of QCo Common Stock, each holder of a GCo Common Share who otherwise would be entitled to receive such fractional share shall be paid by QCo an amount determined in accordance with Section 4.3 in full satisfaction of such fractional entitlement; and

(b)  upon the transfer of shares referred to in Section 2.1(a) above: (i) each holder of a GCo Common Share shall cease to be such a holder, shall have his name removed from the register of holders of GCo Common Shares and shall become a holder of the number of fully paid shares of QCo Common Stock to which he is entitled as a result of the transfer of shares referred to in Section 2.1(a) and such holder’s name shall be added to the register of holders of such securities accordingly; and (ii) QCo shall become the legal and beneficial owner of all of the GCo Common Shares so transferred.

ARTICLE 3

RIGHTS OF DISSENT

3.1    Rights of Dissent

Registered Shareholders may exercise rights of dissent with respect to their GCo Common Shares pursuant to and in the manner set forth in section 191 of the ABCA (as modified by the Interim Order) and this Section 3.1 (the “Dissent Procedures”) in connection with the Arrangement, and holders who duly exercise such rights of dissent and who:

(a)  are ultimately entitled to be paid fair value for the GCo Common Shares shall be deemed to have transferred such GCo Common Shares to GCo for cancellation on the Effective Date; or

(b)  are ultimately not entitled, for any reason, to be paid the fair value for their GCo Common Shares shall be deemed to have participated in the Arrangement on the same basis as any nondissenting Shareholder, as the case may be, but in no case shall GCo be required to recognize such holders as Shareholders on and after the Effective Date, and the names of such persons shall be deleted from the registers of Shareholders on the Effective Date.

ARTICLE 4

CERTIFICATE AND FRACTIONAL SHARES

4.1    Issuance of Certificates Representing QCo Common Stock

At or promptly after the Effective Time, QCo shall deposit with the Depositary, for the benefit of the Shareholders who exchanged their GCo Common Shares pursuant to the Arrangement, certificates representing the shares of QCo Common Stock issued pursuant to the Arrangement upon the exchange. Upon surrender to the Depositary of a certificate which immediately prior to the Effective Time represented outstanding GCo Common Shares, together with such other documents and instruments as are required to effect the transfer of the shares formerly represented by such certificate under the ABCA and the by-laws of GCo and such additional documents and instruments as the Depositary may reasonably require, the holder of such surrendered certificate shall be entitled to receive in exchange therefor, and the Depositary shall forthwith deliver to such holder, a certificate representing that number (rounded down to the nearest whole number) of shares of QCo Common Stock which such holder has the right to receive pursuant to the Arrangement (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional shares of QCo Common Stock pursuant to Section 4.3), and any certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of GCo Common Shares which is not registered in the transfer records of GCo, a certificate representing the proper number of shares of QCo Common Stock (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional shares of QCo Common Stock pursuant to Section 4.3) shall be delivered to a transferee if the certificate representing such GCo Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented outstanding GCo Common Shares shall be deemed at any time after the Effective Time, but subject to Section 4.5, to represent only the right to receive upon such surrender (a) the certificate representing shares of QCo Common Stock as contemplated by this Section 4.1, (b) a cash payment in lieu of any fractional shares of QCo Common Stock as contemplated by Section 4.3 and (c) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to shares of QCo Common Stock as contemplated by Section 4.2.

4.2    Dividends and Other Distributions

No dividends or other distributions declared or made after the Effective Time with respect to the QCo Common Stock with a record date after the Effective Time shall be paid to the holder of any formerly outstanding GCo Common Shares, which were not exchanged pursuant to Section 2.1. No cash payment in lieu of fractional shares shall be paid to any such holder of GCo Common Shares pursuant to Section 4.3 (and no interest will be earned and payable thereon), unless and until the certificate representing such GCo Common Shares shall be surrendered in accordance with Section 4.1. Subject to applicable law and to Section 4.5, at the time of such surrender of any such certificate (or, in the case of clause (c) below, at the appropriate payment date), there shall be paid to the holder of the QCo Common Stock resulting from such exchange, in all cases without interest, (a) the amount of any cash payable in lieu of a fractional Stock Share to which such holder is entitled pursuant to Section 4.3, (b) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such QCo Common Stock, and (c) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such QCo Common Stock.

4.3    No Fractional Shares

No certificates or scrip representing fractional shares of QCo Common Stock shall be issued upon the surrender for exchange of certificates pursuant to Section 4.1, and such fractional interests shall not entitle the owner thereof to vote or to possess or exercise any rights as a security holder of QCo. In lieu of any such fractional interests, each person entitled thereto will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (a) such fractional interest, multiplied by (b) the QCo Stock Price, such amount to be provided to the Depositary by QCo upon request. Any amount calculated under this section will be calculated based on each beneficial holder.

4.4    Lost Certificates

If any certificate which immediately prior to the Effective Time represented outstanding GCo Common Shares which were exchanged pursuant to Section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, certificates representing shares of QCo Common Stock (together with any dividends or distributions with respect thereto pursuant to Section 4.2 and any cash in lieu of fractional shares of QCo Common Stock pursuant to Section 4.3) deliverable in respect thereof as determined in accordance with Section 2.1. When seeking such certificate and payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing shares of QCo Common Stock are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to QCo and the Transfer Agent, as the case may be, in such sum as QCo may direct or otherwise indemnify QCo and the Transfer Agent in a manner satisfactory to QCo and the Transfer Agent against any claim that may be made against QCo or the Transfer Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5    Extinguishment of Rights

Any certificate which immediately prior to the Effective Time represented outstanding GCo Common Shares which were exchanged pursuant to Section 2.1 and has not been deposited, with all other instruments required by Section 4. 1, on or prior to the sixth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a Shareholder or a holder of shares of QCo Common Stock. On such date, the shares of QCo Common Stock (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.3) to which the former registered holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed, (i) in the case of GCo Common Shares, to have been surrendered to QCo, together with all entitlements to dividends, distributions, cash and interest thereon held for such former registered holder, for no consideration and such shares shall thereupon be canceled and the name of the former registered holder shall be removed from the register of holders of such shares.

ARTICLE 5

ACKNOWLEDGMENTS

5.1    GCo and QCO acknowledge that:

(a)  each Option outstanding at the Effective Time will, without any action on the part of any Optionholder, represent an option to purchase the number of shares of QCo Common Stock determined by multiplying the number of GCo Common Shares subject to such Option at the Effective Time by the Exchange Ratio (rounded down to the nearest whole number of shares of QCo Common Stock), at an exercise price per share of QCo Common Stock equal to the exercise price per share of such Option immediately prior to the Effective Time divided by the Exchange Ratio (rounded up to the nearest whole cent), and expressed in U.S. dollars. For the purposes of determining the exercise price per share of QCo Common Stock, the exercise price per share of GCo Common Shares subject to such Option shall be adjusted using the Canadian dollar exchange rate based upon the average of the noon buying rate expressed to the fourth decimal place for each of the trading days in the Measurement Period, as reported by the Federal Reserve Bank of New York. If the foregoing calculation results in an Option being exercisable for a fraction of a share of QCo Common Stock, then the number of shares of QCo Common Stock subject to such Option will be rounded down to the nearest whole number of shares, and the exercise price per whole share of QCo Common Stock will be as determined above. The obligations of GCo under the Options shall be assumed by QCo and QCo shall be substituted for GCo under, and as sponsor of,

GCo’s Amended Incentive Stock Option Plan. Except as provided in this paragraph, the term and all other terms and conditions of the Options in effect immediately prior to giving effect to the Arrangement shall govern the Options; and

(b)  the rights, preferences, privileges and obligations of the GCo Preferred Shares, as set forth in GCo’s Certificate and Articles of Amendment (“Articles”) dated July 30, 2000, shall be unaffected by the Arrangement and will be respected and given effect to following the Effective Time, upon the exercise of any conversion privilege attaching to the GCo Preferred Shares, by the issuance by QCo, in full satisfaction of such conversion, of fully-paid non-assessable shares of QCo Common Stock to such holder of GCo Preferred Shares based on the Exchange Ratio at the following “Current Conversion Prices”: (a) (Cdn.$30.96 / the Exchange Ratio) per share of QCo Common Stock until July 31, 2005; (b) (Cdn.$33.54 / the Exchange Ratio) per share of QCo Common Stock after July 31, 2005 until July 31, 2010; (c) (Cdn.$36.12 / the Exchange Ratio) per share of QCo Common Stock after July 31, 2010 until July 31, 2015; (d) (Cdn.$38.70 / the Exchange Ratio) per share of QCo Common Stock after July 31, 2015 until July 31, 2020; or (e) at any time after July 31, 2020 the price equal to 95% of the Current Market Price (converted to Cdn.$ at the time of such calculation), of shares of QCo Common Stock at the time of conversion (the “Final Conversion Price”). The foregoing “Current Conversion Prices” remain subject to further adjustments as provided in Section 5.5 of Schedule ”A” to the Articles for any subsequent events. For the purposes of the GCo Preferred Shares conversion privilege, “Common Shares” shall, from and after the Effective Date, mean the shares of QCo Common Stock.

ARTICLE 6

AMENDMENT

6.1    Plan of Arrangement Amendment

GCo reserves the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Time provided that any such amendment, modification or supplement must be contained in a written document that is (a) agreed to by QCo, (b) filed with the Court and, if made following the Meeting, approved by the Court and (c) communicated to Shareholders in the manner required by the Court (if so required).

Any amendment, modification or supplement to this Plan of Arrangement may be proposed by GCo at any time prior to or at the Meeting (provided that QCo shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

Any amendment, modification or supplement to this Plan of Arrangement which is approved by the Court following the Meeting shall be effective only (a) if it is consented to by GCo, (b) if it is consented to by QCo and (c) if required by the Court or applicable law, it is consented to by the Shareholders.

Annex E—General Motors Voting Agreement

VOTING AGREEMENT

This VOTING AGREEMENT (the “Agreement”) is made and entered into as of April 8, 2003, between and among Global Thermoelectric Inc., an Alberta corporation (“Global”), and the undersigned securityholder (the “Securityholder”) of Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (“Quantum”). All capitalized terms herein not otherwise defined shall have the meaning ascribed to them in the Combination Agreement (as defined below).

RECITALS

WHEREAS, pursuant to a combination agreement in principal dated April 8, 2003 (the “Combination Agreement”) between Global and Quantum, Global and Quantum will combine their business pursuant to a plan of arrangement (the “Arrangement”) under the Business Corporations Act (Alberta) (the “Transaction”);

WHEREAS, the Securityholder is the beneficial owner of, or exercises control and direction over, the number of QCo Common Stock and QCo Series B Stock, each as set forth on the signature page hereof. As used herein QCo Common Stock and QCo Series B Stock shall be referred to collectively as the “Shares”; and

WHEREAS, as a material inducement for Global to enter into the Combination Agreement, the Securityholder is willing to (i) in accordance with the terms hereof, not transfer or otherwise dispose of any of such Securityholder’s Shares or New Shares (as defined below), or any and all other shares or securities of Quantum issued, issuable, exchanged or exchangeable, in respect of any Shares or New Shares (collectively with respect to each Securityholder, the “Securities”), and (ii) vote such Securityholder’s Securities as set forth herein.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties agree as follows:

1.	Agreement to Retain Shares.

1.1	Transfer and Encumbrance. The Securityholder agrees that it will not take or permit any action to, directly or indirectly, (i) transfer, sell, assign, give, pledge, exchange or pledge, or otherwise dispose of or encumber the Securityholder’s Securities (except as may be specifically required by court order, in which case the Securityholder shall give Global prior written notice and any such transferee shall agree to be bound by the terms and conditions of this Agreement) prior to the Expiration Date (as defined below), or to make any offer or agreement relating thereto, at any time prior to the Expiration Date; (ii) deposit any of the Securityholder’s Securities into a voting trust or enter into a voting agreement or arrangement with respect to such Securityholder’s Securities or grant any proxy or power of attorney with respect thereto, in each case, in a manner that conflicts or may conflict with the Securityholder’s obligations hereunder; or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect sale, assignment, transfer, exchange or other disposition of or transfer of any interest in or the voting of any of the Securityholder’s Securities, in each case, in a manner that conflicts or may conflict with the Securityholder’s obligations hereunder. As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) the Termination Date (as such term is defined in the Combination Agreement), and (ii) the date on which the Combination Agreement is terminated in accordance with its terms (including any extensions to the Combination Agreement, as provided for therein).

1.2	New Shares. The Securityholder agrees that any shares or securities of the capital stock of Quantum that the Securityholder purchases or with respect to which the Securityholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date (the “New Shares”), and any and all other shares or securities of Quantum issued, issuable, exchanged or exchangeable in respect of any New Shares, shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

2.	Agreement to Vote. Prior to the Expiration Date, at every meeting of the stockholders of Quantum called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Quantum with respect to any of the following, the Securityholder agrees to vote such Securityholder’s Securities, and, to the full extent legally permitted, cause holders of record of such Securityholder’s Securities to vote (and to provide evidence thereof within 10 days prior to the meeting): (i) in favor of approval of the Transaction, the Combination Agreement and the transactions contemplated thereby and any matter that could reasonably be expected to facilitate the Transaction; (ii) in favor of any alternative structure as may be agreed upon by Global and Quantum to effect the Transaction; provided that such alternative structure is on terms in the aggregate no less favorable to the Securityholder than the terms of the Transaction set forth in the Combination Agreement (including, without limitation, with respect to the consideration to be received by the Securityholder); and (iii) against the consummation of any Superior Proposal or any other action, proposal, agreement or transaction (other than the Transaction, Combination Agreement or the transactions contemplated thereby) that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Quantum under the Combination Agreement, which could reasonably result in any of the conditions to Quantum’s obligations under the Combination Agreement not being fulfilled or which would be inconsistent with the Transaction or any other transaction contemplated by the Combination Agreement. Prior to the Expiration Date, the Securityholder will not enter into any agreement or understanding with any person or entity to vote or give instructions in any manner inconsistent with this Section 2. In addition, the Securityholder agrees not to enter into any agreement, discussions or negotiations with any Person other than Global or any of its affiliates with respect to an Acquisition Proposal or a potential Acquisition Proposal. This Agreement is intended to bind the Securityholder as a stockholder of Quantum only with respect to the specific matters set forth herein.

Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict the Securityholder from (a) acting in his or her capacity as a director or officer of Quantum, to the extent applicable, it being understood that this Agreement shall apply to the Securityholder solely and exclusively in his or her capacity as a stockholder of Quantum; or (b) voting in his or her sole discretion on any matter other than those matters referred to in this Agreement.

3.	No Opposition. Prior to the Expiration Date, the Securityholder agrees not to take, or cause to be taken, any action that would prevent the consummation of the Transaction and the transactions contemplated by the Combination Agreement. Prior to the Expiration Date, the Securityholder agrees to take, or cause to be taken, all actions necessary to effect the Transaction and the transactions contemplated by the Combination Agreement.

4.	Conditions to Securityholder’s Obligation. The Securityholder’s obligations under this Agreement are subject to: (i) the absence of any Material Adverse Change in either Global or Quantum; and (ii) the recommendation by Quantum’s board of directors that Quantum’s stockholders vote “For” the Combination Agreement and the transactions contemplated thereby.

5.	Representations, Warranties and Covenants of Securityholder. The Securityholder hereby represents, warrants and covenants to Global that:

5.1	Ownership. The Securityholder has good and marketable title to, and is the sole legal and beneficial owner of the Shares, in each case free and clear of all Encumbrances. As of the date hereof, the Securityholder does not beneficially own any shares or securities of the capital stock of Quantum other than such Securityholder’s Shares.

5.2	Authorization. The Securityholder has all requisite power and authority to execute and deliver this Agreement and the Proxy and to consummate the transactions contemplated hereby and thereby and has sole voting power and sole power of disposition, with respect to all of the Shares with no restrictions on its voting rights or rights of disposition pertaining thereto. The Securityholder has duly executed and delivered this Agreement and, assuming its due authorization, execution and delivery by Global, this Agreement is a legal, valid and binding agreement of the Securityholder, enforceable against the Securityholder in accordance with its terms.

5.3	No Violation. Neither the execution, delivery and performance of this Agreement or the Proxy nor the consummation of the transactions contemplated hereby and thereby will (i) require the Securityholder to file or register with, or obtain any material permit, authorization, consent or approval of, any Governmental Entity; (ii) violate, or cause a breach of or default (or an event which with notice or the lapse of time or both would become a default) under, any contract, agreement or understanding, any Law or any arbitration award binding upon the Securityholder; or (iii) cause the acceleration of any obligation under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of the Securityholder pursuant to any provision of any indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, ordinance, regulation or decree to which the Securityholder is subject or by which the Securityholder or any of the Securityholder’s properties or assets are bound. No proceedings are pending which, if adversely determined, will have a material adverse effect on any ability to vote or dispose of any of the Shares. The Securityholder has not previously assigned or sold any of the Shares to any third party.

5.4	Regulatory Approvals. The Securityholder agrees that, so long as the Securityholder is required to vote the Securities in favor of the Transaction, the Securityholder shall, at Global’s or Quantum’s cost, co-operate with all reasonable requests by Global in obtaining all governmental and regulatory approvals required to permit Global to complete the Transaction as contemplated in the Combination Agreement.

5.5	Public Disclosure. The Securityholder agrees not to make any public disclosure or announcement of or pertaining to this Agreement, the Transaction, the Combination Agreement or the transactions contemplated thereby nor to disclose that any discussions or negotiations are taking place in connection therewith without the prior written consent of Global except as required by law or stock exchange rule.

6.	Further Assurances. The Securityholder hereby covenants and agrees to execute and deliver, or cause to be executed or delivered, such additional proxies, consents, waivers and other instruments, and undertake any and all further action, necessary or desirable, in the reasonable opinion of Global, to carry out the purpose and intent of this Agreement and to consummate the Transaction under the terms of the Combination Agreement.

7.	Termination. This Agreement and the Proxies delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date; provided that nothing herein shall relieve any party from liability hereof for breaches of this Agreement prior to the Expiration Date.

8.	Miscellaneous.

8.1	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of this terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The terms and provisions of this Agreement shall not be construed against the drafter or drafters hereof. All parties hereto agree that the language of this Agreement shall be construed as a whole according to its fair meaning and not strictly for or against any of the parties hereto.

8.2	Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other; provided, however, that Global may freely assign its rights to another direct or indirect wholly-owned subsidiary of Global without such prior written approval but no such assignment shall relieve Global of any of its obligations hereunder. Any purported assignment without such consent shall be void.

8.3	Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

8.4	Specific Performance; Injunctive Relief. The parties hereto acknowledge that Global will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of the Securityholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Global upon such violation, Global shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Global at law or in equity.

8.5	Notices. All notices that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered by hand, national or international overnight courier service, transmitted by telecopy or mailed by registered or certified mail, postage prepaid (effective when delivered by hand or telecopy, one day after dispatch by overnight courier, and three business days after dispatch by mail), as follows:

(a)  if to Global, to:

Global Thermoelectric Inc.

4908 52nd Street S.E.,

Calgary, Alberta, T2B3R2,

Attention: Chief Executive Officer

Facsimile No.: (403) 204-6105

Telephone No.: (403) 204-6100

with a copy to:

Bennett Jones LLP

4500 Bankers Hall East, 855–2nd Street S.W.,

Calgary, Alberta, T2K 4K7

Attention: John MacNeil

Facsimile No.: (403) 265-7219

Telephone No.: (403) 298-3100

(b)  if to the Securityholder, to the address set forth beneath such Securityholder’s signature below.

8.6	Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision, rule or principle (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

8.7	Entire Agreement. This Agreement contains the entire understanding of Global and Securityholder the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matters.

8.8	Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

8.9	Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

8.10	Jurisdiction. The parties to this Agreement agree that any suit, action or proceeding arising out of, or with respect to, this Agreement or the Proxy, or any judgment entered by any court in respect thereof shall be brought in the courts of Delaware or the applicable U.S. District Court in Delaware as the commencing party may elect, and the Stockholder hereby accepts the exclusive jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, the Stockholder hereby irrevocably waives, to the fullest extent permitted by law, any objection which the Stockholder may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or such Stockholder’s Proxy or any judgment entered by any court in respect thereof brought in Delaware or the applicable U.S. District Court in Delaware, as selected by the commencing party, and hereby further irrevocably waives any claim that any suit, action or proceedings brought Delaware or in such District Court has been brought in an inconvenient forum.

8.11	No Limitation on Actions of the Securityholder as Director. Notwithstanding anything to the contrary in this Agreement, in the event the Securityholder is an officer or director of Quantum, nothing in this Agreement is intended or shall be construed to require the Securityholder, in the Securityholder’s capacity as a officer or director of Quantum, to act or fail to act in accordance with the Securityholder’s fiduciary duties in such capacity.

8.12	Remedies Not Exclusive. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

8.13	Waiver of Jury Trial. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE PROXY OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

8.14	Disclosure. The Securityholder hereby authorizes Global to publish or disclosure in any Global reports required to be filed under the applicable Canadian provincial securities laws, the Exchange Act or the Securities Act, including, without limitation, a Schedule 13D, if applicable, and any other applicable Laws, its identity and the nature of its commitments, arrangements and understandings under this Agreement.

8.15	Legend on Share Certificates. Each certificate representing any Securities shall be endorsed by the Company with a legend reading substantially as follows:

“THE RIGHT TO VOTE THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN A VOTING AGREEMENT, A COPY OF WHICH IS ON FILE AT THE CORPORATION’S PRINCIPAL PLACE OF BUSINESS.”

[Remainder of the Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the day and year first above written.

GLOBAL THERMOELECTRIC INC.

By:	/s/ PETER GARRETT
Title:	President and CEO

SECURITYHOLDER GENERAL MOTORS CORPORATION

By:	/s/ LAWRENCE D. BURNS
Lawrence D. Burns Vice President, R&D and Planning

Securityholder’s Address for Notice: General Motors Corporation 300 Renaissance Center P.O. Box 300 Detroit, MI 48265-3000 MC 482-625-D81 Facsimile: (313) 667-3188 Attention: General Counsel

Shares beneficially owned:

3,513,439 shares of QCo Common Stock

999,969 shares of QCo Series B Stock

SIGNATURE PAGE TO VOTING AGREEMENT

Annex F—Adams, Harkness & Hill Fairness Opinion

April 8, 2003

Board of Directors

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, CA 92614

Members of the Board:

We have acted as your advisor in connection with the proposed combination (the “Combination”) of Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”), and Global Thermoelectric Inc., an Alberta corporation (“Global”), pursuant to the terms of a combination agreement dated April 8, 2003 (the “Combination Agreement”). Under the terms of the Combination Agreement, at the effective time, each Global common share shall be converted into the right to receive such number of shares of Company common stock, $.001 par value per share (the “Company Common Stock”), provided by dividing (a) 2.628378 by (b) the daily volume weighted average price per share of Company Common Stock over 20 consecutive trading days ending on the third trading day immediately preceding the date of Global’s shareholder meeting in connection with the Combination, as calculated pursuant to Section 1.2 of the Combination Agreement (such quotient is referred to in this opinion as the “Exchange Ratio”); provided, however, that the Exchange Ratio shall not be greater than 1.0200x or less than 0.8350x.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock, of the Exchange Ratio to be employed pursuant to the terms of the Combination Agreement.

Adams, Harkness & Hill, Inc., as part of its investment banking activities, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

In developing our opinion, we have, among other things:

(i)	reviewed the Combination Agreement, including the Plan of Arrangement attached thereto as Exhibit A;

(ii)	reviewed certain publicly available financial statements of the Company and Global;

(iii)	reviewed publicly available earnings estimates of the Company and Global;

(iv)	analyzed certain internal financial statements, including projected financial and operating data concerning the Company and Global, prepared by the respective company’s management and not publicly available;

(v)	analyzed, on a pro forma basis, the effect of the Combination on the Company’s balance sheet, capitalization and earnings;

(vi)	compared the historical financial results and current financial condition of the Company and Global with those of certain companies we deemed to be relevant and comparable;

(vii)	reviewed the historical market prices and trading activity for the Company Common Stock and Global common shares and compared them with those of certain publicly traded companies we deemed to be relevant and comparable;

(viii)	compared the financial terms of the Combination with the financial terms of certain other mergers and acquisitions we deemed to be relevant and comparable;

(ix)	discussed with members of senior management of the Company and Global the strategic benefits of the Combination, among other things; and

(x)	performed such other analyses and investigations, and took into account such other matters as we deemed necessary, including an assessment of general economic, market and monetary conditions.

F-1

In connection with our review and arriving at our opinion, we have assumed that all information provided to us by the Company or Global is complete and accurate in all material respects, have not conducted any independent verifications thereof, and have relied on such information and the assurances of management of each of the Company and Global that they are not aware of any facts that would make such information misleading. With respect to any internal forecasts reviewed relating to the prospects of the Company or Global, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of each respective company’s management. We have also assumed that the Combination will be consummated upon the terms set forth in the Combination Agreement, without material modification or waiver.

Our opinion is rendered on the basis of economic and market conditions prevailing and on the prospects, financial and otherwise of the Company and Global known to us as of the date hereof. It should be understood that (i) subsequent developments may affect the conclusions expressed in this opinion if this opinion were rendered as of a later date, and (ii) Adams, Harkness & Hill, Inc. disclaims any obligation to advise any person of any change in any manner affecting this opinion that may come to our attention after the date of this opinion. We have not conducted, nor have we received copies of, any independent valuation or appraisal of any of the assets or liabilities of the Company or Global. In addition, we have assumed, with your consent, that any material liabilities (contingent or otherwise, known or unknown) of the Company and Global are as set forth in the respective financial statements of the Company and Global.

Our opinion addresses only the fairness of the Exchange Ratio from a financial point of view to the holders of Company Common Stock and does not address any other aspect of the Combination, nor does it constitute a recommendation to any holder of Company Common Stock as to how to vote with respect to the Combination. In the ordinary course of our business, we may trade in the Company Common Stock or Global common shares for our own account and for the accounts of our customers and may at any time hold a long or short position in the Company Common Stock or Global common shares. We express no opinion as to the prices at which shares of Company Common Stock will trade at any time following the announcement or consummation of the Combination. This opinion should not be viewed as providing any assurance that the market value of the shares of Company Common Stock to be held by the stockholders of the Company after the consummation of the Combination will be in excess of the market value of the shares of Company Common Stock owned by such stockholders at any time prior to the announcement or the consummation of the Combination.

We have acted as financial advisor to the Company in connection with the Combination and will receive a fee for our services, including our opinion, a portion of which is contingent upon the consummation of the Combination. Adams, Harkness & Hill, Inc. has provided financial advisory, investment banking and general financing and banking services to the Company and IMPCO Technologies, Inc., the Company’s parent prior to the Company’s spin-off from IMPCO Technologies in July 2002, for customary fees. According to our December 2002 Form 13-F filing with the Securities and Exchange Commission, our investment management division, Winslow Management Company, at that time managed approximately 707,831 shares of Company Common Stock on behalf of its investor clients.

It is agreed between the Board of Directors of the Company and Adams, Harkness & Hill, Inc. that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission with respect to the Combination as contemplated. It is also agreed that this opinion does not address the relative merits of the Combination or the other business strategies that the Board of Directors of the Company has considered or may be considering, nor does it address the decision of the Board of Directors of the Company to proceed with the Combination.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Exchange Ratio to be employed pursuant to the Combination Agreement is fair, from a financial point of view, to the holders of Company Common Stock.

Sincerely,

ADAMS, HARKNESS & HILL, INC.

F-2

Annex G—Citigroup Fairness Opinion

April 8, 2003

The Board of Directors

Global Thermoelectric Inc.

4908 52nd Street S.E.

Calgary, Alberta T2B 3R2

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common shares of Global Thermoelectric Inc. (“Global”) of the Exchange Ratio (defined below) provided for in the Combination Agreement, dated as of April 8, 2003 (the “Combination Agreement”), entered into between Quantum Fuel Systems Technologies Worldwide, Inc. (“Quantum”) and Global. As more fully described in the Combination Agreement, and subject to the terms and conditions thereof, in the Arrangement (as defined in the Combination Agreement) each outstanding common share of Global (the “Global Common Shares”) will be transferred to a new corporation to be incorporated and wholly-owned by Quantum in exchange for a number of shares of common stock of Quantum, par value $1.25 per share (the “Quantum Common Stock”), equal to the Exchange Ratio. The “Exchange Ratio” shall equal (i) 2.628378, divided by (ii) the QCo Stock Price (as defined in the Combination Agreement); provided, however, that if the foregoing calculation results in an Exchange Ratio of 1.020 or greater, the Exchange Ratio shall be 1.020 and if the calculation results in an Exchange Ratio of less than 0.8350, the Exchange Ratio shall be 0.8350.

In arriving at our opinion, we reviewed a draft dated April 8, 2003 of the Combination Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Global and certain senior officers and other representatives and advisors of Quantum concerning the businesses, operations and prospects of Global and Quantum. We reviewed certain publicly available information concerning Global filed with, or furnished to, applicable Canadian provincial securities commissions or regulatory authorities, including the Ontario Securities Commission, or on SEDAR, since December 31, 1999, and certain publicly available information concerning Quantum filed with, or furnished to, the United States Securities and Exchange Commission since June 14, 2002. We examined certain publicly available business and financial information relating to Global and Quantum as well as certain financial forecasts and other information and data relating to Global and Quantum which were provided to or otherwise reviewed by or discussed with us by the respective managements of Global and Quantum, including information relating to the potential strategic implications and operational benefits anticipated by the managements of Global and Quantum to result from the Arrangement. We reviewed the financial terms of the Arrangement as set forth in the Combination Agreement in relation to, among other things: current and historical market prices and trading volumes of Global Common Shares and Quantum Common Stock; the historical and projected earnings and other operating data of Global and Quantum; and the capitalization and financial condition of Global and Quantum. We considered, to the extent publicly available, the financial terms of certain other transactions effected which we considered relevant in evaluating the Arrangement and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Global and Quantum. We also evaluated certain pro forma financial effects of the Arrangement on Global and Quantum. In connection with our engagement and at the direction of Global, we were requested to approach, and we held discussions with, selected third parties to solicit indications of interest in the possible acquisition of all or a part of Global. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information and data relating to Global and Quantum provided to or otherwise reviewed by or discussed with us, we have been advised by the

G-1

The Board of Directors

Global Thermoelectric Inc.

April 8, 2003

respective managements of Global and Quantum that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Global and Quantum as to the future financial performance of Global and Quantum, the potential strategic implications and operational benefits (including the amount, timing and achievability thereof) anticipated to result from the Arrangement and the other matters covered thereby. We have assumed, with your consent, that the Arrangement will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases for the Arrangement, no delay, limitation, restriction or condition will be imposed that would have a material adverse effect on Global or Quantum or the contemplated benefits of the Arrangement. Representatives of Global have advised us, and we further have assumed, that the final terms of the Combination Agreement will not vary materially from those set forth in the draft reviewed by us. We also have assumed, with your consent, that, at the corporate level, the Arrangement will be tax-free. Our opinion, as set forth herein, relates to the relative values of Global and Quantum. We are not expressing any opinion as to what the value of the Quantum Common Stock actually will be when issued pursuant to the Arrangement or the price at which the Quantum Common Stock will trade at any time. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Global or Quantum nor have we made any physical inspection of the properties or assets of Global or Quantum. Our opinion does not address the relative merits of the Arrangement as compared to any alternative business strategies that might exist for Global or the effect of any other transaction in which Global might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing, as of the date hereof. Citigroup Global Markets Inc. has acted as financial advisor to Global in connection with the proposed Arrangement and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Arrangement. In the ordinary course of our business, we and our affiliates may actively trade or hold the securities of Global and Quantum for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Global, Quantum and their respective affiliates.

Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Global in its evaluation of the proposed Arrangement, and our opinion is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Arrangement.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of Global Common Shares.

Very truly yours,

CITIGROUP GLOBAL MARKETS INC.

G-2

Annex H—Section 191 of the Business Corporations Act (Alberta)

Pursuant to the Plan of Arrangement and the Interim Order, the right of dissent under Section 191 has been modified. Shareholders should refer to the Plan of Arrangement and the Interim Order.

Shareholder’s right to dissent

191(1)    Subject to sections 192 and 242, a holder of shares of any class of a corporation may dissent if the corporation resolves to

(a)	amend its articles under section 173 or 174 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

(b)	amend its articles under section 173 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

(c)	amalgamate with another corporation, otherwise than under section 184 or 187,

(d)	be continued under the laws of another jurisdiction under section 189, or

(e)	sell, lease or exchange all or substantially all its property under section 190.

(2)    A holder of shares of any class or series of shares entitled to vote under section 176, other than section 176(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

(3)    In addition to any other right the shareholder may have, but subject to subsection (20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the last business day before the day on which the resolution from which the shareholder dissents was adopted.

(4)    A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the shareholder or on behalf or any one beneficial owner and registered in the name of the dissenting shareholder.

(5)    A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

(a)	at or before any meeting of shareholders at which the resolution is to be voted on, or

(b)	if the corporation did not send notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent, within a reasonable time after the shareholder learns that the resolution was adopted and of the shareholder’s right to dissent.

(6)    An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection (1) or (2),

(a)	by the corporation, or

(b)	by a shareholder if the shareholder has sent an objection to the corporation under subsection (5),

to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section.

(7)    If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay the shareholder an amount considered by the directors to be the fair value of the shares.

(8)    Unless the Court otherwise orders, an offer referred to in subsection (7) shall be sent to each dissenting shareholder

(a)	at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

(b)	within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

(9)    Every offer made under subsection (7) shall

(a)	be made on the same terms, and

(b)	contain or be accompanied with a statement showing how the fair value was determined.

(10)    A dissenting shareholder may make an agreement with the corporation for the purchase of the shareholder’s shares by the corporation, in the amount of the corporation’s offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

(11)    A dissenting shareholder

(a)	is not required to give security for costs in respect of an application under subsection (6), and

(b)	except in special circumstances must not be required to pay the costs of the application or appraisal.

(12)    In connection with an application under subsection (6), the Court may give directions for

(a)	joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

(b)	be trial of issues and interlocutory matters, including pleadings and examinations for discovery,

(c)	the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

(d)	the deposit of the share certificates with the Court or with the corporation or its transfer agent,

(e)	the appointment and payment of independent appraisers, and the procedures to be followed by them,

(f)	the service of documents, and

(g)	the burden of proof on the parties.

(13)    On an application under subsection (6), the Court shall make an order

(a)	fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parities to the application,

(b)	giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders, and

(c)	fixing the time within which the corporation must pay that amount to a shareholder.

(14)    On

(a)	the action approved by the resolution from which the shareholder dissents becoming effective,

(b)	the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for the shareholder’s shares, whether by the acceptance of the corporation’s offer under subsection (7) or otherwise, or

(c)	the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shareholder’s shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be.

(15)    Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

(16)    Until one of the events mentioned in subsection (14) occurs,

(a)	the shareholder may withdraw the shareholder’s dissent, or

(b)	the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

(17)    The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection (14) until the date of payment.

(18)    If subsection (20) applies, the corporation shall, within 10 days after

(a)	the pronouncement of an order under subsection (13), or

(b)	the making of an agreement between the shareholder and the corporation as to the payment to be made for the shareholder’s shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

(19)    Notwithstanding that judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw the shareholder’s notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to the shareholder’s full rights as a shareholder, failing which the shareholder retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

(20)    A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

(a)	the corporation is or would after the payment be unable to pay its liabilities as they become due, or

(b)	the realizable value of the corporation’s assets would by reason of the payment be less than the aggregate of its liabilities.

Annex I - Additional Information About Global

Global Thermoelectric Inc.

Annual Information Form

For the Year Ended December 31, 2002

May 6, 2003

THE CORPORATION	3

BUSINESS OF THE CORPORATION	3

GENERAL DEVELOPMENT OF THE BUSINESS	3

NARRATIVE DESCRIPTION OF THE BUSINESS	6

FACILITIES AND EQUIPMENT	15

RESEARCH AND DEVELOPMENT	15

HUMAN RESOURCES	16

SELECTED CONSOLIDATED FINANCIAL INFORMATION	17

SELECTED QUARTERLY CONSOLIDATED INFORMATION	17

CONSOLIDATED FINANCIAL STATEMENTS	18

MANAGEMENT’S DISCUSSION AND ANALYSIS	43

MARKET FOR SECURITIES	50

DIRECTORS AND OFFICERS	51

DIVIDEND RECORD AND POLICY	53

RISK FACTORS	54

ADDITIONAL INFORMATION	60

THE CORPORATION

Global Thermoelectric Inc. (the “Corporation”) was originally incorporated as Global Thermoelectric Power Systems Ltd. on March 10, 1975 and was continued under the Business Corporations Act (Alberta) on December 30, 1983. On April 1, 1985, the Corporation amalgamated with its wholly-owned subsidiary, Rigtronics Systems Ltd. Pursuant to Articles of Amendment dated April 8, 1991, the Corporation changed its name to Global Thermoelectric Inc.

On September 17, 2001, the Corporation incorporated Global Thermoelectric Corporation, a wholly-owned subsidiary, in the state of Delaware, United States. Global Thermoelectric Corporation markets and sells thermoelectric generators in the U.S. and has a sales office located in Houston, Texas.

The head office and registered office of the Corporation is located at 4908 – 52nd Street S.E. Calgary, Alberta T2B 3R2.

BUSINESS OF THE CORPORATION

The Corporation is focused on the development and commercialization of solid oxide fuel cell (“SOFC”) products. It is also engaged in the development, manufacture and sale of thermoelectric power generators for remote power applications.

Fuel cells combine hydrogen and oxygen electrochemically to produce electricity, heat and water. Hydrogen is obtained from hydrocarbon fuels such as natural gas, propane and gasoline. In the case of the Corporation’s fuel cells, these hydrocarbon fuels can be used with minimal external “reforming” (see “Narrative Description of the Business—How Fuel Cells Work”). Utilizing electrochemical reactions to produce electricity results in a more efficient use of fuel while producing less environmentally harmful emissions such as nitrous oxides. In addition, the scalability of fuel cell designs for distributed or decentralized power production provides an economic alternative to large, capital intensive power generation facilities. The ability to capture and utilize the heat produced by the fuel cell also contributes to higher fuel efficiencies. These advantages are important with the advent of deregulation within the power industries of North America. Greater fuel efficiencies and fuel cells’ compatibility with a hydrogen fuel infrastructure also address concerns related to energy security in the United States. Fuel cells can also be utilized in transportation applications as replacements or supplements to the internal combustion engine.

Thermoelectric generators produce electricity directly from heat and are utilized for remote power applications in the pipeline, oil and gas and telecommunication industries.

GENERAL DEVELOPMENT OF THE BUSINESS

General

After being incorporated, the Corporation’s business was concentrated mainly on funded and contract research activities, and by 1993, the Corporation had refined its focus to the manufacture and sale of thermoelectric generators and air heaters for military vehicles.

In early 1997, as part of its ongoing effort to enhance its power generator product line, the Corporation researched available fuel cell technologies. In July 1997, the Corporation signed a Memorandum of Agreement with Forschungszentrum Jülich (“Jülich”) for a worldwide non-exclusive licence to review Jülich’s technology for use in development of a commercially viable fuel cell product line. Jülich is a government funded research organization that has more than 4,500 employees, a budget of approximately $380 million per year and concentrates on energy related matters including fusion and fuel cell research.

In April 1999, the Corporation reported a series of successes in its efforts to improve upon its fuel cell technology. Increased power output was achieved while operating temperatures were lowered, allowing for the use of lower cost materials in the fuel cell stack assembly. On October 25, 2001, the Corporation announced that it had been released from all existing licensing obligations, including royalty payments to Jülich, for a payment of approximately $68,000 to Jülich.

In April and August of 1999, the Corporation received two purchase orders for fuel cell stacks from Delphi Automotive Systems (“Delphi”), the world’s largest supplier of automotive components, systems and modules. Delphi utilized the Corporation’s fuel cells in their development project for transportation applications. The Corporation has since completed its work related to these purchase orders.

On July 12, 1999, the Corporation secured a contract worth $19 million, the largest in the Corporation’s history, to supply the Gas Authority of India with thermoelectric generators and installation services in India.

On October 21, 1999 and November 22, 1999, the Corporation closed Special Warrant financings for gross proceeds of $12.7 million and $15.3 million, respectively. In total, 3.3 million Special Warrants were issued that were subsequently exercised for an equal number of common shares of the Corporation for no additional consideration. Proceeds from these equity offerings were earmarked for additional fuel cell development, the establishment of a pilot scale manufacturing plant for fuel cells and fuel cell systems and general corporate purposes.

On February 3, 2000, the Corporation announced that it had successfully tested a fuel cell system prototype for residential power applications. The system incorporated improvements in the Corporation’s fuel cell power output and system design.

On July 31, 2000, the Corporation entered into a strategic alliance with Enbridge Inc. (“Enbridge”) for the supply of natural gas-fuelled fuel cell products suitable for the on-site supply of electric power and heating to homes. Under the terms of the alliance, the Corporation issued Cumulative Redeemable Convertible Preferred Shares, Series 2 (the “Series 2 Preferred Shares”) for gross proceeds of $25.0 million which was used to fund technology, design and product development work. Enbridge has exclusive distribution rights in Canada to the resulting residential fuel cell products. Under the terms of a joint development agreement, Enbridge will provide input into product designs and assist with regulatory and certification issues related to the launch of commercial products.

On August 22, 2000, the Corporation closed an equity offering of 2,900,000 Special Warrants at $34.50 each for net proceeds of $94.6 million. The Special Warrants were exercised for an equal number of common shares for no additional consideration. Proceeds of this financing are being used to accelerate the Corporation’s SOFC research and development program, including the manufacturing and testing of prototype systems.

On December 14, 2000, the Corporation announced the official opening of its SOFC pilot production plant in Calgary, Alberta. The 32,000 ft2 facility will enable the Corporation to develop volume-orientated production processes, including the utilization of existing manufacturing technologies adapted from the computer chip industry.

In February 2001, the Corporation relocated its head office and took occupancy of additional fuel cell research and development facilities (comprising 47,000 ft2 of combined space) adjacent to its pilot production plant. In January 2002, an additional 24,000 ft2 of leased space was added to the research and development area.

Consistent with its strategy of focusing on power generating technologies, including both fuel cells and thermoelectric generators, the Corporation divested of its military heater division on August 24, 2001. In 2001, the Corporation recorded a gain on sale of the heater division of $0.7 million on sales proceeds of $2.1 million, reflecting the sale of the division’s fixed assets, goodwill and inventory. As part of the sale agreement, the

Corporation is entitled to receive additional payments from the purchaser based on heater sales over a subsequent five-year period should the purchaser be successful in obtaining a follow-on contract with the U.S. military at specified pricing levels. In conjunction with this sale agreement, the Corporation entered into a supply agreement with the purchaser for the manufacture of certain components of the heater product. During 2002, the Corporation reported $2.1 million in sales revenue related to these two contracts.

Recent Developments

On April 8, 2003, the Corporation and Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware Corporation (“Quantum”), entered into a combination agreement (the “Combination Agreement”) to combine the Corporation with Quantum (the “Combination”) in a share exchange pursuant to a plan of arrangement (the “Plan of Arrangement”). On completion of the Combination: (i) common shareholders of the Corporation will become stockholders of Quantum; (ii) the Corporation’s outstanding stock options will be exercisable into shares of Quantum common stock; (iii) the Series 2 Preferred Shares will remain preferred shares of the Corporation and Quantum will assume the obligation to issue common stock upon their conversion; and (iv) the Corporation will become a consolidated subsidiary of Quantum.

Upon closing of the Combination, Quantum is expected to integrate the businesses and to significantly reduce the Corporation’s level of cash expenditures. Quantum is expected to maintain the Corporation’s operations in Alberta, with head office functions consolidated into Quantum’s California headquarters. Alan Niedzwiecki, Quantum’s President and Chief Executive Officer, and Brian Olson, Quantum’s Chief Financial Officer, will lead the combined company in those respective roles. Two members of the Corporation’s Board of Directors will join the Quantum board, which board will be expanded to seven members.

Under the terms of the Plan of Arrangement, if approved, the Corporation’s common shareholders will receive Quantum common stock for their common shares. The Corporation’s common shares will be exchanged for shares of Quantum common stock on the basis of an exchange ratio which is determined by dividing U.S.$2.628378 by the 20-day volume-weighted average Quantum share price ending three days prior to the Corporation’s special meeting of its common shareholders to approve the Plan of Arrangement. The specific exchange ratio will be 0.835 Quantum shares for each common share of the Corporation if Quantum’s 20-day volume-weighted average common share price is above U.S.$3.15 and 1.020 Quantum common shares for each common share of the Corporation if Quantum’s 20-day volume-weighted average common share price is below U.S.$2.57. If Quantum’s 20-day volume-weighted common share price is between U.S.$2.57 and U.S.$3.15, then the Corporation’s common shareholders will receive U.S.$2.6284 of Quantum common stock for each common share of the Corporation. The Corporation’s common shareholders will receive cash in lieu of fractional shares.

The Combination is expected to close in the third quarter of 2003. Closing is subject to the satisfaction or waiver of a number of conditions including the approval of the Plan of Arrangement by not less than 66 2/3% of the votes cast by the Corporation’s common shareholders at the special meeting described above, the approval of the Combination and other matters by Quantum’s stockholders, the approval of the Court of Queen’s Bench of Alberta, the approval of Nasdaq and other customary closing conditions.

The Corporation must pay Quantum a termination fee of U.S.$2,000,000 in cash if: (i) an acquisition proposal in respect of the Corporation is publicly announced or is proposed, offered or made, the securityholders of the Corporation do not approve the Plan of Arrangement and, within twelve months of the termination of the Combination Agreement, the Corporation enters into, directly or indirectly, an agreement, commitment or understanding with respect to such acquisition proposal, an amended version thereof, a competing acquisition proposal or an acquisition proposal solicited in response to the foregoing, or any such acquisition proposal is consummated; (ii) prior to approval of the Corporation’s securityholders, Quantum terminates the Combination Agreement because the Corporation has accepted, recommended, approved or implemented a superior proposal; or (iii) Quantum terminates the Combination Agreement because the Corporation’s board of directors or any committee thereof: (A) withdraws or modifies adversely to Quantum its advice to the Corporation’s common shareholders or makes a recommendation in favor of any acquisition proposal; or (B) fails to reaffirm its advice within ten days upon request by Quantum or after a competing acquisition proposal is announced, proposed, offered or made, whichever occurs first. Quantum must pay the Corporation a termination fee of U.S.$2 million upon the occurrence of similar events. In other circumstances where the Combination Agreement is terminated, including the failure of a party’s securityholders to approve the Combination, a party may be required to pay the other a fee of U.S.$900,000 as a reimbursement of expenses.

Each party to the Combination Agreement has the right to terminate the agreement upon the occurrence of certain specified events, including, among other things, the failure of shareholders to approve the Combination, the modification by either board of its advice to shareholders, the recommendation of a superior proposal or the failure to complete the Combination by September 30, 2003.

The Corporation may terminate the Combination Agreement without payment of a termination fee or expense reimbursement if the daily volume-weighted average of Quantum’s stock price, calculated in accordance with the Combination Agreement, is less than U.S.$2.15, calculated on a rolling basis for each trading day during any 15 consecutive trading days after the date of the Combination Agreement until the effective date of the Combination.

On May 6, 2003, Global reduced its workforce in its fuel cell division by approximately one third, or 47 employees, which is expected to result in a reduction of research and development expenses of approximately $5 million over the next twelve months. During the course of Global’s review of alternatives to maximize shareholder value and in conjunction with its efforts to create a sustainable solid oxide fuel cell program, Global determined that it needed to significantly reduce expenditures and to focus on its core competency—the development of solid oxide fuel cell membranes and stack technology. Global believes that this reduction maintains Global’s staffing at a level which allows it to continue to focus its efforts on its core technology development while maintaining its prototype system capability.

NARRATIVE DESCRIPTION OF THE BUSINESS

Fuel Cells

A fuel cell is an electrochemical device that produces electricity with negligible combustion and without the harmful air contaminants that combustion produces. Hydrogen fuel, which can be derived from natural gas, propane, methanol or gasoline, and oxygen from the air are combined in a fuel cell to produce electricity, with heat and water as the only significant by-products. A fuel cell is more efficient in producing electricity from a fuel than are combustion-based technologies. A fuel cell converts fuel directly into electrical energy through an electrochemical reaction and, in the case of the Corporation’s fuel cells, operating efficiencies of about 35 to 45 percent may be possible. When heat from the fuel cell is utilized, operating efficiencies of up to 85 percent may be possible. As fuel cells operate with virtually no combustion, they do not produce the airborne pollutants which are a major by-product of combustion-based sources of electricity.

How Fuel Cells Work

The following diagram illustrates the operation of the Corporation’s fuel cell membrane.

A SOFC membrane consists of three main solid parts: anode, cathode, and an electrolyte. The anode and cathode are porous and allow only certain gases to pass through them. Between the two is an electrolyte (which conducts electricity) that will only allow oxygen ions to pass through from the cathode to the anode. The oxygen ion combines with hydrogen to form water, heat, and electricity, or with carbon monoxide to form carbon dioxide as well as electricity and heat. As the oxygen ion passes through the electrolyte, the resulting excess of electrons on the anode side completes an electrical circuit through an external load to the electron deficient cathode side for the production of a flow of electrons or electricity. Fuel cell membranes are layered on top of each other separated by interconnects to form a fuel cell stack. The Corporation is currently developing fuel cell stacks that comprise five to 20 fuel cell membranes.

Fuel Cell Systems

A fuel cell system encompasses various processes and components. Raw fuel is passed through a reformer, which releases the hydrogen from the fuel before it enters the fuel cell stack. In some types of fuel cell technologies (see “—Fuel Cell Technology”) this reforming process is a separate and equipment intensive process. In the Corporation’s fuel cells, this reforming is relatively inexpensive as the fuel cell itself contributes to the reforming process by virtue of its operating temperature. A less complicated and less costly external reforming process is therefore required in the Corporation’s fuel cell system. The fuel cell stack, comprised of multiple fuel cell membranes, produces DC electricity which, depending on the application, is then used directly or converted to AC power by means of an inverter. To increase the efficiency of the fuel cell, heat can be captured from the stack through the utilization of a heat exchanger. As a result of operating in temperatures ranging from 600-750°C degrees, heat produced from the Corporation’s fuel cell system is easily utilized compared to heat produced from certain other fuel cell technologies that operate at much lower temperatures.

Fuel Cell Technology

Fuel cells are typically classified by the electrolyte material they utilize. The following are the most known types:

Alkaline fuel cells were utilized as early as the 1960s by NASA in the Apollo program to power spacecraft electrical systems. As these fuel cells require pure hydrogen and pure oxygen (or air from which carbon dioxide has been removed) to operate, their applications are generally considered limited.

Phosphoric acid fuel cells are the most commercially developed fuel cells for stationary power applications. They are currently being deployed in a number of installations throughout Japan, Europe and the United States in mid to large stationary power applications and operate at temperatures of about 200°C. The corrosive nature of their electrolyte material and system complexity has negatively impacted their operating cost and life.

Molten carbonate fuel cells utilize a molten electrolyte and operate at about 650°C. They can be operated on internally reformed fuels, making them suitable for stationary power applications. These type of fuel cells are currently operating in various locations around the world, in large capacity installations.

Proton exchange membrane (“PEM”) fuel cells, which are also referred to as polymer electrolyte membrane fuel cells, utilize a solid polymer (or plastic) electrolyte. These fuel cells have received a significant commercialization effort in the last five years by some of the largest companies in the fuel cell industry. They operate at relatively low temperatures, of around 80°C. Currently, this type of fuel cell is being utilized in urban buses on a trial basis and prototypes have been developed for residential co-generation, vehicle propulsion and light industrial applications. However, sophisticated fuel reforming is required if hydrocarbon based fuels are to be utilized as PEM fuel cells require virtually pure hydrogen on which to operate.

Solid oxide fuel cells utilize a ceramic material as an electrolyte and operate at temperatures between 600 and 1000°C. SOFCs, because of their operating temperatures, can operate on fuels such as natural gas and propane without the need for costly external reforming of their fuel. In addition, they can tolerate greater amounts of impurities, such as sulphur, which is often found in such fuels as natural gas. These impurities need to be virtually eliminated in PEM fuel cell systems to avoid serious degradation of fuel cell materials. In addition, SOFCs can utilize carbon monoxide in the fuel mixture without destroying the efficacy of the fuel cell membrane. Utilizing high quality heat produced by the fuel cell system for heating water and space heating significantly enhances the overall fuel efficiency of SOFCs. Conversely, higher operating temperatures in SOFCs, compared to PEM fuel cells, generally require longer warm up periods before electricity can be produced. The Corporation is currently developing and commercializing SOFC products.

Fuel Cell Markets

In general, fuel cells have applications in three distinct markets, stationary and portable power generation, and the transportation industry. Stationary power involves the generation of electrical power for residential, light industrial and large commercial purposes. In each of these areas, utilizing heat generated as a by-product of the fuel cell adds to their economic efficiency compared to conventional power sources. In the transportation industry, fuel cells are being developed for propulsion systems in automotive applications and also for auxiliary power alongside the internal combustion engine for enhanced fuel economy and reduced emissions.

a)  Stationary and Residential Power

The electrical power industry is currently being influenced by a number of factors that have encouraged fuel cell development.

Deregulation

The electrical utility industry throughout North America is currently in various stages of being deregulated which has increased competition for more economic and scalable power generation solutions. In general, deregulation will give consumers the ability to choose their supplier of electrical power and the means by which it is generated. Currently, most electricity for mass consumption is produced by coal, oil and natural gas fired generators, hydroelectric facilities and nuclear power plants. Generating electricity from fossil fuels is relatively inefficient as much of the energy produced is lost in the form of heat. In addition, combustion of these fuels is an inherently less efficient method of producing electricity than the electrochemical reaction utilized by fuel cells. Further inefficiencies are encountered in conventional power generation due to extensive transmission and distribution infrastructures required where as much as 16% of electrical power may be lost. Distributed power generation utilizing fuel cells for residential power and heat applications overcomes these inefficiencies. Under a climate of deregulation, on-site utilities also may have the opportunity to participate in distributed power applications as a number of fuel cell technologies have the ability to utilize natural gas as a source of hydrogen fuel. With a natural gas distribution network to residences and commercial sites, these gas utilities could increase the amount of natural gas sold to consumers utilizing their existing distribution infrastructure.

Increase in power consumption

Electricity consumption is increasing throughout North America and the world. The prolific growth in computer use is contributing to this consumption growth. Fuel cells are seen as a method of meeting this increased demand.

Increase dependence on reliability

Concern about the reliability of electrical power is increasing as a number of areas in Canada and the United States are experiencing shortages or “brown outs” during peak consumption periods. With the prospect of deregulation, existing utilities in regulated regions may be hesitant to commit to significant capital expenditures, the economics of which have yet to be determined. On-site fuel cell systems avoid the significant capital costs of centralized generating plants together with their associated transmission and distribution infrastructure.

The trend towards an information economy driven by the tremendous growth in internet use and the resultant economies that have emerged from this use, has created a need for an extremely reliable power supply. Interruptions to this supply are having more costly economic effects than ever before. In certain applications power reliability may have to improve to 99.9999% from its estimated current reliability of 99.9%. Fuel cells may be the source of this improved reliability and a means to avoid the increasing shortages identified above.

Increase in demand for remote power

The growth in rural and recreation homes that do not have access to power from an existing grid has created an increasing demand for remote power supplies. In addition, growth in the telecommunication industry has created an increasing need for power for remote telecommunication repeater stations for example. Fuel cells are seen as a potentially cost-effective and reliable source of power in the absence of access to existing power grids.

Environmental concern and regulation

In Canada and the United States, environmental regulators have enacted legislation that requires a reduction in power plant emissions including sulphur and nitrogen oxides, which cause acid rain. The 1997 Kyoto Agreement will require reductions in greenhouse gas emissions in those countries that ratify their participation. Fuel cells emit much less carbon dioxide and negligible amounts of other greenhouse gases compared to conventional power generating facilities that rely on the combustion of fossil fuels.

Increasing concern of the security of United States energy sources

Geopolitical tensions and conflict in the Middle East, which area accounts for 29% of the U.S.’s crude oil imports, has heightened concern about the reliability and cost of this energy supply. Power generating technologies that increase the efficiency of oil and gas consumed, and alternatively technologies that are fuelled with hydrogen instead of conventional hydrocarbon fuels, are seen as being manners in which this concern may be addressed in the future.

b)  Transportation Markets

The transportation sector is currently viewed as a major contributor to air pollution. In the United States, two thirds of petroleum consumption is attributable to transportation purposes. Reducing environmentally damaging emissions while achieving more efficient use of fossil fuels has been the objective of recent government regulations, particularly in the United States. Beginning in 2005, ten percent of a manufacturer’s new car sales in the State of California must be zero and low emission vehicles.

In addition to use as a primary propulsion device for automobiles and commercial vehicles, fuel cells can be utilized as auxiliary power alongside the conventional internal combustion engine in transportation applications. The efficiency of an internal combustion engine is limited by the laws of thermal dynamics and efficiency losses through the transfer of thermal energy to mechanical energy. In addition, recent innovations in automobile technology have resulted in higher electric power requirements, today generated via the internal combustion engine. Utilizing fuel cells, which are inherently more efficient while producing less harmful emissions, is seen as an alternative source of electricity for these applications.

Fuel Cell Strategy

The Corporation’s primary objective is the commercialization of SOFC systems for residential, commercial, and light industrial power applications. Remote power applications, where accessibility to conventional power supplies is limited, are viewed by the Corporation as the most likely immediate application of its fuel cell technologies.

The Corporation’s fuel cell commercialization strategy involves two primary objectives:

a)  Technical and Product Development

The Corporation has made significant proprietary improvements to the SOFC technology as follows:

•	The Corporation has developed new generation SOFC membranes that have demonstrated considerably improved power output per unit of area. At operating temperatures of 750°C, the Corporation has improved power output by 850 percent compared to its initial fuel cell design. On July 16, 2002, the Corporation was awarded its first U.S. patent covering the design and composition of its fuel cell membrane, which facilitates these high power densities.

•	Through improved fuel cell membrane and stack designs, the Corporation has improved the operating reliability of these critical components of the fuel cell system. Long-term testing (in excess of 2,600 hours) has demonstrated that a stack service life of 12,000-15,000 hours of continuous operation can be projected. Long-term testing lasting over a year in duration has also confirmed that the Corporation’s cell membrane may be expected to have a service life of approximately 25,000 hours or nearly three years.

•	In 2002, the Corporation manufactured five natural gas prototype fuel cell systems (model “RP-2”). Between May 2002 and the end of March 2003, the five RP-2 systems collectively operated for approximately 14,200 hours with one system achieving over 4,100 hours of operation. The RP-2 design also demonstrated a net peak AC electrical efficiency (after deducting all parasitic electrical losses) of 29 percent and peak power output of 2.9 kW using the Corporation’s latest stack design.

•	The Corporation’s improved fuel cells and assemblies are capable of producing significant amounts of power at temperatures in the 700°C to 750°C range. This lower temperature capability allows fuel cell power systems to be assembled using the new generation membranes and common stainless steel alloys, rather than the expensive and difficult to machine exotic alloys that are generally required by higher temperature SOFC systems.

•	The Corporation has developed a new compressive system to seal the edges of cell membranes to isolate the hydrogen and oxygen flow channels from one another. The Corporation believes that this innovative system will allow the cell stacks to handle vibration and thermal cycling better than other solid oxide systems which use glass seals that have a tendency to crack under such conditions. This system should open up new opportunities in applications where the unit must be cycled. A patent application has been filed on behalf of the Corporation to cover the new compressive sealing system.

•	The Corporation has made advances in its cell membrane manufacturing processes by simultaneously co-firing all the layers of the cell membrane. This technique has enabled the Corporation to reduce manufacturing costs of its fuel cell membranes. In the summer of 2001, the Corporation demonstrated a production run of 1,000 cell membranes per week, up from 250 cells per week at the beginning of 2001.

The Corporation actively seeks to protect its intellectual property being developed. It has filed 59 patent applications on 24 separate inventions. All employees and contractors supplying strategic services to the Corporation are required to sign confidentiality agreements governing their non-disclosure obligations.

The ceramic structure and composition of the Corporation’s fuel cell membrane facilitates the utilization of existing manufacturing techniques currently being employed in the computer chip industry. The Corporation believes that its ability to utilize existing manufacturing processes provides a significant competitive advantage in the pursuit of reduced fuel cell system manufacturing costs.

Through additional development and commercialization of its technology, the Corporation intends to reinforce the advantages of SOFCs in applications where other fuel cell technologies have been better known. The Corporation believes that the ability to utilize high grade heat to improve fuel efficiency and the avoidance of expensive external fuel reforming, makes the Corporation’s SFOC technology better suited to smaller scale stationary power applications than other fuel cell technology. Currently, the Corporation is focusing its development and commercialization efforts on one to 25 kW applications.

b)  Strategic Alliances

The Corporation’s fuel cell commercialization strategy is to secure additional strategic alliances and partnership relationships for the development and distribution of its future products.

On July 31, 2000, the Corporation entered into a strategic alliance with Enbridge to develop and distribute fuel cell products suitable for the on-site supply of electric power and heating to residential homes. Enbridge, a leader in energy transportation and distribution, owns and operates Canada’s largest natural gas distribution company, Enbridge Gas Distribution.

Under the terms of this alliance, Enbridge purchased $25.0 million of Series 2 Preferred Shares of the Corporation to fund further residential fuel cell commercialization. Enbridge is working with the Corporation to provide commercial input into the product design and development phase with respect to the residential market, and will have exclusive distribution rights for the resulting products in Canada. The Corporation retains control over the development process and owns the technology, designs, patents and trademarks. From the Corporation’s perspective, strategic alliances, such as the one with Enbridge, provide improved market access to the consumer. In addition, valuable market data can be obtained, a critical element in designing fuel cells for broad market acceptance.

On September 5, 2001, the Corporation signed a Memorandum of Understanding (“MOU”) with Suburban Propane L.P. (“Suburban”) of Whippany, New Jersey to establish a strategic alliance for developing and distributing SOFC power products in propane markets. Suburban is the U.S.’s third largest propane gas marketer serving approximately 750,000 residential, commercial, industrial and agricultural customers through more than 350 customer service centres in over 40 states.

The Corporation views propane users as early adopters of its products. These potential customers, for a variety of reasons but most often because of remote locations, have unstable or expensive electricity supply and may be more willing to access new technologies sooner than other customers.

Consistent with its focus on propane applications, on January 21, 2002 the Corporation was awarded a grant of up to U.S.$500,000 by the U.S. Propane Education and Research Council (“PERC”). This award is being used by the Corporation to develop a propane fuel processor, thereby allowing its fuel cell systems to extract hydrogen for their operation directly from propane. PERC was established in 1996 by the U.S. propane industry and is committed to a multi-year, multi-million dollar effort to improve consumer and employee safety, to fund research and development of new and more efficient propane equipment and to expand public awareness of propane and its many uses and environmental advantages. A key objective of PERC’s technology strategy is to develop new end-use technologies to attract new customers and increase sales to the existing customer base. In this regard PERC has identified the development of a propane processor as a key enabling technology. As of December 31, 2002, the Corporation had received U.S.$350,000 of the contract award based on work completed.

On February 19, 2002, the Corporation announced the signing of an MOU that would facilitate Superior Propane Inc. (“Superior Propane”) joining the Corporation’s alliance with Enbridge. By sublicensing certain distribution rights in Canada from Enbridge, Superior will be involved in targeting the early adopter market identified above. Superior Propane is Canada’s largest and only national marketer of propane, propane appliances and related support services with over 300,000 customers.

As part of its North American initiative to develop additional distribution channels and partners, on October 10, 2001, the Corporation announced it had signed an MOU with Citizens Gas (“Citizens”) of Indianapolis, Indiana. On August 15, 2002, the Corporation signed a definitive agreement based on the MOU. The definitive agreement anticipates the creation of a project to modify the Corporation’s SOFC system for Citizens’ specific market as well as engaging Citizens to distribute the Corporation’s future products. Citizens is the sole natural gas distributor in Indianapolis, Indiana with over 262,000 residential, commercial and industrial customers. Citizens is a Public Charitable Trust established more than 100 years ago for the sole benefit of the residents of Marion County and Indianapolis.

On January 29, 2002, the Corporation announced that it had signed an MOU with Bonneville Power Administration (“Bonneville”) to establish a strategic relationship for the purposes of developing, evaluating and distributing the Corporation’s SOFC systems. Bonneville is also expected to purchase three of the Corporation’s SOFC systems for an anticipated price of U.S.$240,000 for field testing use. Bonneville is an agency of the U.S. Department of Energy based in Portland, Oregon. Bonneville sells approximately 46% of the electrical power consumed in the Northwestern U.S. To deliver that power, Bonneville owns and operates one of the largest high-voltage electrical transmission systems in the world. Bonneville’s principal service territory includes the states of Oregon, Washington, Idaho and portions of Montana, California, Nevada, Utah and Wyoming. Bonneville has been supporting the development and advancement of new technologies, in particular fuel cells, to promote energy efficiency in its electricity markets.

On July 16, 2002, the Corporation announced that Montana State University-Billings (“MSUB”) in partnership with Montana Dakota Utilities Co. (“MDU”) will be evaluating the Corporation’s fuel cell systems. Under terms of the agreement with MSUB’s Center for Applied Economic Research, within 12 months of the signing date the Corporation will provide a residential natural gas prototype system and a light industrial prototype methane fuelled system for anticipated proceeds of U.S.$125,000 to the Corporation.

The Corporation’s approach with potential distribution partners is to structure collaboration around specific product groupings with a single set of deliverables and timelines to market. This approach allows the Corporation to maintain a high degree of continuity across its product portfolio and to reduce time to market, development risk and cost. The MOUs that have been signed are at various stages of progression towards establishing the working relationships that the Corporation is seeking.

The Corporation continues its efforts to secure similar strategic alliances in other jurisdictions around the world, with an initial focus on U.S. markets.

Competition

The Corporation’s competition in the fuel cell industry can be categorized into two areas: conventional power technologies and improvements thereto; and other fuel cell commercialization companies.

The Corporation intends to initially address stationary fuel cell power generation markets in the one to 25 kW range such as residential, commercial, light industrial and remote power applications. In addition to centralized power producers, major competitors in this segment include suppliers of diesel and natural-gas fuelled generators that produce electricity with internal combustion engines or turbines. The Corporation believes that it has competitive advantages due to the higher efficiencies inherent in its SOFC technologies. In addition, the Corporation’s fuel cell systems should operate more quietly than conventional distributed generating equipment and should produce less harmful emissions.

The prospect of fuel cell commercialization has spawned a wide range of entrants into the fuel cell industry. The major competitors include, but are not limited to, Acumentrics Corporation, Alstom, Anuvu Incorporated, Astris Energi Inc., Avista Corporation, Ballard Power System Inc., Ceramatec, Inc., Cellex Power Products Inc., Ceramic Fuel Cell Limited, Chubu Electric Co., Ltd., Cummins Power Generation, DCH Technology, Inc., Dais-Analytic Corporation, Delphi Automotive Systems, Energy Conversion Devices, Energy Partners, L.C., Energy Vision Inc., Forschungszentrum Jülich, FuelCell Energy, Inc., Fuel Cell Technologies Ltd., Fuji Electric Co., Ltd., GE Corporation, General Motors Corporation, Hitachi Electric Co., Ltd., Hyundai, Hydrogenics Corporation, IdaTech Corporation, INDEC Ltd., International Fuel Cell, Kansai Electric Power Co., Kyocera, Manhattan Scientifics, Inc., Matsushita Electric Co., Ltd., McDermott Technology Inc., Millenium Cell, Mitsubishi Electric Corporation, Mitsubishi Electric Industrial Co., Ltd., Company, Motorola, NexTech Materials, Ltd., NuVera Fuel Cells, Inc., Palcan, Plug Power Inc., Proton Energy Systems, Inc., Rolls-Royce, Sanyo Electric Co., Ltd., Siemens-Westinghouse Power Corporation, Sony, Sulzer Hexis AG, Toshiba Corporation, Tokyo Gas Co., Ltd., United Technologies Corporation, ZeTek Power Plc. and ZTEK Corporation.

The Corporation believes that the inherent benefits of its SOFC technology and its commitment to accelerated development and commercialization should provide competitive advantages as compared to other fuel cell companies.

Thermoelectric Generators

The Corporation’s first product line was the manufacture and sale of thermoelectric generators based on technology obtained from the Minnesota Mining and Manufacturing Company. Thermoelectric generation involves the direct conversion of heat energy to DC electric power. The Corporation has developed these thermoelectric generators (“TEGs”) into a line of sophisticated products incorporating solid state controls, automatic startup and shutdown, and options such as inverters to supply AC current.

TEGs are used as a source of electrical power in remote areas. Applications include providing power for pipeline cathodic protection systems, telecommunications and remote monitoring systems. The Corporation sells TEGs into both the domestic and international markets. To date, sales have been made to customers in more than 47 countries.

In July 1999, the Corporation received a $19.0 million order to supply turnkey remote power systems for a pipeline being built for the Gas Authority of India Limited (“GAIL”). This order was the largest in the Corporation’s history, and involved 304 thermoelectric generators over 65 sites along a 1,200 kilometre pipeline in India. As of December 31, 2001, the Corporation had completed all of its commitments under this order, and as of June 30, 2002 had collected the full $19.0 million owing under this contract.

Description

The Corporation offers seven models of stand-alone thermoelectric generators ranging in power output from 15 to 550 watts. Each model is supplied in three or four versions, depending on options such as desired output voltage, automatic shutdown and whether fuelled by propane or natural gas.

Thermoelectric Technology

A thermoelectric generator converts heat directly into electricity. As heat moves from a gas burner through a thermoelectric module, it causes an electric current to flow.

The heart of the Corporation’s thermoelectric generators is a hermetically sealed thermoelectric module or “thermopile” that contains an array of lead-tin-telluride semiconductor elements. The durable module provides a chemically stable environment for the thermoelectric materials ensuring a long service life. On one side of the thermopile, a gas burner is installed, while the opposite side is kept cool by aluminium cooling fins or a heat pipe assembly. An operating generator maintains a temperature of approximately 540EC on the hot side and 140EC on the cold side. Without the use of moving parts, the heat flow through the thermopile creates steady DC electricity.

Application

The Corporation’s thermoelectric generators are a reliable source of DC power and have a wide range of applications. The generators are easily handled and simple to install and, because they have no moving parts, maintenance requirements are low and reliability is high. The generators are environmentally friendly, operate silently, and can be left at remote sites unattended for 12 or more months without maintenance.

Any application in areas unconnected to a commercial power grid that requires up to 5,000 watts of DC or AC power with infrequent maintenance and high reliability is a potential application for the Corporation’s generators. The generators are also often installed as an independent power source to provide a backup to commercial grid power. The primary applications for the Corporation’s thermoelectric generators are summarized below:

a)  Cathodic Protection

The Corporation’s generators are a key component in cathodic protection systems for underground oil and gas well casings and pipelines. The generators add an impressed current to the casing or pipeline and therefore reduce corrosion which could otherwise lead to pipe leaks or breakage and resultant environmental damage.

b)  Data Gathering, Control Systems And Environmental Monitoring

The Corporation’s thermoelectric generators are used as a power source for data gathering systems which monitor and transmit oil and gas flow rates, volumes and other essential data from remote production facilities and for systems which control key oil and gas production equipment. The generators can also power environmental monitoring equipment such as the hazardous gas detection and warning systems frequently used in oil and gas production operations.

c)  Telecommunications and Radio Repeaters

The Corporation believes that the expanding market for cellular phone networks and satellite communications systems will generate increased demand for the Corporation’s generators. Thermoelectric generators are capable of providing an economical and reliable power source for the many transmitters, repeaters and translators that are located in remote and rural areas to provide such telecommunication services.

Marketing Strategy

While the original patents for thermoelectric generator electrical technology acquired from Minnesota Mining and Manufacturing Company in 1975 have now expired, the Corporation continues to develop new models to address expanded markets. For example, the Corporation is developing a 500 watt model for natural gas production and drilling applications that require “hazardous proof” certification. The Corporation will continue to keep the internal construction of the generators as proprietary information.

The Corporation emphasizes customer service and support. Its marketing team is comprised of engineers and technicians who are trained to identify customer needs and to design custom solutions. Sales offices are strategically located in Calgary, Alberta and Houston, Texas. The Corporation also has agents or representatives in more than 20 countries. The majority of its U.S. and foreign sales are denominated in U.S. dollars.

For the year ended December 31, 2002, sales outside Canada were approximately 81% of the Corporation’s generator revenue (65% for the year ended December 31, 2001; 85% for the nine months ended December 31, 2000). Revenue from GAIL accounted for 11% of the Corporation’s generator revenue for the year ended December 31, 2002 (4% for the year ended December 31, 2001; 38% for the nine months ended December 31, 2000).

The Corporation intends to review growth opportunities to expand its generator division’s product offerings and geographical presence.

Competition

To the best of the Corporation’s knowledge, it is the only commercial manufacturer of thermoelectric generators in the 15 watts to 550 watts power range.

Solar panel technology provides indirect competition to the Corporation’s generators; however, the Corporation believes that its thermoelectric generators offer an operating advantage compared to such technology since they require less maintenance, and are more dependable than current solar power industrial applications. In higher power applications, closed cycle vapour turbine technology offered by a Middle East based company is sometimes bid in competition to the Corporation’s products. The Corporation believes that its generators are more reliable than that type of device, which has moving parts.

FACILITIES AND EQUIPMENT

The Corporation’s head office is located in a leased facility at 4908 52nd Street S.E., Calgary, Alberta. Certain functions of the Corporation’s fuel cell division are also located in this facility, which is immediately adjacent to the Corporation’s fuel cell pilot production plant situated in leased premises at 4852 52nd Street S.E., Calgary, Alberta. The Corporation’s thermoelectric generator division and its subsidiary are located in leased facilities at #9, 3700 78 Ave. S.E., Calgary, Alberta, and at #614, 16760 Hedgecroft, Houston, Texas.

The Corporation also owns a 37,000 square foot facility in Bassano, Alberta for thermoelectric generator manufacturing. The Corporation places a high priority on the quality of its products and has qualified its generator operations for ISO 9002 certification (an internationally recognized quality assurance standard).

RESEARCH AND DEVELOPMENT

The Corporation incurred the following research, engineering and product development costs by operating segment (expressed in thousands of Canadian dollars).

	Year Ended Dec. 31, 2002	Year Ended Dec. 31, 2001	Nine Months Ended Dec. 31, 2000
Fuel cell research, engineering and development	$22,227	$13,988	$4,643
Generator research, engineering and development	1,094	1,099	337

	$23,321	$15,087	$4,980

HUMAN RESOURCES

As at the dates below, the Corporation employed the following numbers of people(1):

	December 31,
	2002	2001	2000
Fuel cell division	148	144	70
Generator division	101	83	83
Business development	4	7	1
General and administrative	20	25	19

Total	273	259	173

(1)	Excludes personnel related to discontinued operations.

As part of its strategy to reduce its cash expenditure levels, on November 19, 2002, the Corporation reduced its staffing levels by 22 positions. These reductions were primarily in general and administrative and other support departments not directly involved in core SOFC development or generator division operations. On May 6, 2003, Global reduced its workforce in its fuel cell division by approximately one third, or 47 employees (see “Narrative Description of the Business—Recent Developments”).

Of the personnel based in Calgary, a significant number have university degrees or technical diplomas (including 12 Ph.D.s), providing the specialized skills that the Corporation requires to carry out its research and development programs.

The Corporation believes its relationship with its employees is strong, notwithstanding the effects of the downsizing initiatives discussed above. Its employees are not represented by a labour union. Each employee is required to sign a non-disclosure and non-competition agreement as a condition of employment. To encourage attainment of medium and long-term corporate objectives, and to promote employee retention, generally all employees participate in the Corporation’s incentive stock option plan.

SELECTED CONSOLIDATED FINANCIAL INFORMATION

	Year ended December 31, 2002	Year ended December 31, 2001	Nine months ended December 31, 2000	Year ended March 31, 2000
	(thousands of Canadian dollars, except per share amounts)
Statement of Operations Data
Revenue from continuing operations	$21,770	$15,357	$14,649	$18,534
Revenue—fuel cell contract research	541	—	—	—
Gross margin—generators	8,651	4,883	3,798	5,313
Investment income	2,899	5,911	3,605	444
Research, engineering and development—net	23,321	15,087	4,980	1,980
Net (loss) earnings from continuing operations	(24,543)	(12,968)	(1,967)	140
Per common share—basic and diluted	(0.89)	(0.49)	(0.09)	0.00
Discontinued operations, net of income tax
Earnings (loss) from discontinued operations	137	433	(372)	112
Gain on sale of discontinued operations	—	744	—	—

Total discontinued operations, net of income tax	137	1,177	(372)	112
Per common share—basic and diluted	0.01	0.04	(0.01)	0.01
Net (loss) earnings	(24,406)	(11,791)	(2,339)	252
Per common share—basic and diluted	(0.88)	(0.45)	(0.10)	0.01
Preferred share dividends	500	500	482	48

Balance Sheet Data
Cash and cash equivalents and short-term investments	$95,306	$121,064	$135,300	$24,290
Total assets	122,403	146,849	160,675	41,439
Long-term obligations	486	407	630	737
Shareholders’ equity	114,465	139,272	151,467	35,085

SELECTED QUARTERLY CONSOLIDATED INFORMATION

	2002				2001
	Dec. 31	Sept. 30	June 30	Mar. 31	Dec. 31	Sept. 30	June 30	Mar. 31
	(thousands of Canadian dollars, except per share amounts)
Revenue from continuing operations	$6,047	$5,817	$5,438	$4,468	$3,109	$3,571	$2,379	$6,298
Revenue—fuel cell contract research	78	463	—	—	—	—	—	—
Investment income	693	788	753	665	993	1,407	1,636	1,875
Net loss from continuing operations	(6,749)	(4,871)	(6,536)	(6,387)	(5,843)	(2,959)	(3,952)	(214)
Per common share—basic and diluted	(0.25)	(0.18)	(0.24)	(0.23)	(0.21)	(0.12)	(0.14)	(0.02)
Net earnings (loss) from discontinued operations	137	—	—	—	—	968	(236)	445
Per common share—basic and diluted	0.01	—	—	—	—	0.03	(0.01)	0.02
Net (loss) earnings	(6,612)	(4,871)	(6,536)	(6,387)	(5,843)	(1,991)	(4,188)	231
Per common share—basic and diluted	(0.24)	(0.18)	(0.24)	(0.23)	(0.21)	(0.09)	(0.15)	0.00

CONSOLIDATED FINANCIAL STATEMENTS

GLOBAL THERMOELECTRIC INC.

December 31, 2002

MANAGEMENT’S RESPONSIBILITY FOR REPORTING

The consolidated financial statements contained in this Annual Information Form have been prepared by management in accordance with Canadian generally accepted accounting principles. The integrity and objectivity of the data in these consolidated financial statements are management’s responsibility. Management is also responsible for all other information in the Annual Information Form and for ensuring that this information is consistent, where appropriate, with the information and data contained in the consolidated financial statements.

In support of its responsibility, management maintains a system of internal controls to provide reasonable assurance as to the reliability of financial information and the safeguarding of assets. Some of the assets and liabilities include amounts which are based on estimates and judgments as their final determination is dependent on future events.

PricewaterhouseCoopers LLP, Chartered Accountants, appointed by the shareholders, have audited the financial statements and conducted a review of internal accounting policies and procedures to the extent required by generally accepted auditing standards and performed such tests as they deemed necessary to enable them to express an opinion on the consolidated financial statements.

The Board of Directors, through its Audit Committee, is responsible for ensuring that management fulfills its financial reporting responsibilities. The Audit Committee is composed of independent directors who are not employees of the Corporation. The Audit Committee reviews the financial content of the Annual Information Form and meets regularly with management and PricewaterhouseCoopers LLP to discuss internal controls, accounting, auditing and financial matters. The Audit Committee recommends the appointment of the external auditors. The Audit Committee reports its findings to the Board of Directors for its consideration in approving the consolidated financial statements for issuance to the shareholders.

Peter Garrett	Paul A. Crilly, CA
President and Chief Executive Officer	Vice President, Finance and Chief Financial Officer

AUDITORS’ REPORT

February 11, 2003

To the Shareholders of Global Thermoelectric Inc.

We have audited the consolidated balance sheet of Global Thermoelectric Inc. as at December 31, 2002 and the consolidated statements of operations and accumulated deficit and cash flows for the year then ended. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2002 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.

The consolidated financial statements as at December 31, 2001 and 2000 and for the periods then ended were audited by other auditors who expressed an opinion without reservation on those statements in their report dated February 22, 2002.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Chartered Accountants

Calgary, Canada

AUDITORS’ REPORT

To the Directors of Global Thermoelectric Inc.

We have audited the consolidated balance sheet of Global Thermoelectric Inc. as at December 31, 2001 and the consolidated statements of operations and accumulated deficit and cash flows for the year ended December 31, 2001 and the nine month period ended December 31, 2000. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2001 and the results of its operations and its cash flows for the year ended December 31, 2001 and the nine month period ended December 31, 2000 in accordance with Canadian generally accepted accounting principles.

Calgary, Canada February 22, 2002	/S/ ERNST & YOUNG LLP Chartered Accountants

GLOBAL THERMOELECTRIC INC.

CONSOLIDATED BALANCE SHEETS

(Amounts expressed in thousands of Canadian dollars)

	December 31, 2002	December 31, 2001
ASSETS
Current
Cash and cash equivalents	$29,230	$83,370
Short-term investments	66,076	37,694
Accounts receivable (note 3)	4,806	5,155
Inventory (note 4)	3,096	4,220
Prepaid expenses	727	570
Current assets of discontinued operations (note 9)	—	502

	103,935	131,511

Capital assets (note 5)	18,416	15,286
Investment	52	52

	$122,403	$146,849

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	$7,014	$6,485
Income taxes payable	231	269
Current portion of obligations under capital leases (note 8)	207	233
Current liabilities of discontinued operations (note 9)	—	183

	7,452	7,170

Research and development loan (note 7)	200	200
Site restoration (note 14)	286	—
Obligations under capital leases (note 8)	—	207

Commitments and contingencies (notes 6 and 14)

Shareholders’ equity
Share capital (note 11)	158,920	158,821
Contributed surplus	725	725
Accumulated deficit	(45,180)	(20,274)

	114,465	139,272

	$122,403	$146,849

See accompanying notes

Approved on behalf of the Board of Directors:

/s/ JOHN C. HOWARD	/s/ ROBERT B. SNYDER

Director	Director

GLOBAL THERMOELECTRIC INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND ACCUMULATED DEFICIT

(Amounts expressed in thousands of Canadian dollars, except per common share amounts)

	Year ended December 31, 2002	Year ended December 31, 2001	Nine months ended December 31, 2000
Revenue—Generators	$21,770	$15,357	$14,649
Cost of goods sold	13,119	10,474	10,851

Gross margin	8,651	4,883	3,798
Revenue—Fuel cell contract research	541	—	—
Investment income	2,899	5,911	3,605

	12,091	10,794	7,403

Expenses
Research, engineering and development	23,321	15,087	4,980
Marketing	1,932	1,697	1,193
Business development	2,713	1,119	86
General and administrative	5,291	3,600	1,935
Interest on obligations under capital leases	29	47	55
Foreign exchange gain	(49)	(372)	(276)
Depreciation	2,981	1,807	495

Loss from continuing operations before income taxes	(24,127)	(12,191)	(1,065)
Income taxes (note 10)
Current	416	777	902

Net loss from continuing operations	(24,543)	(12,968)	(1,967)
Discontinued operations, net of income tax (note 9)
Earnings (loss) from discontinued operations	137	433	(372)
Gain on sale of discontinued operations	—	744	—

Net loss	(24,406)	(11,791)	(2,339)
Accumulated deficit, beginning of period	(20,274)	(7,983)	(5,162)
Dividends on preferred shares (note 11)	(500)	(500)	(482)

Accumulated deficit, end of period	$(45,180)	$(20,274)	$(7,983)

Basic and diluted net loss per common share from continuing operations (note 13)	$(0.89)	$(0.49)	$(0.09)
Basic and diluted net earnings (loss) per common share from discontinued operations (note 13)	0.01	0.04	(0.01)

Basic and diluted net loss per common share (note 13)	$(0.88)	$(0.45)	$(0.10)

See accompanying notes

GLOBAL THERMOELECTRIC INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts expressed in thousands of Canadian dollars)

	Year ended December 31, 2002	Year ended December 31, 2001	Nine months ended December 31, 2000
Operating activities
Net loss from continuing operations	$(24,543)	$(12,968)	$(1,967)
Add (deduct) non-cash items:
Depreciation	2,981	1,807	495
Site restoration (note 14)	641	—	—
Loss (gain) on disposal of capital assets	16	12	(1)
Net change in non-cash working capital balances (note 15)	2,026	853	953

	(18,879)	(10,296)	(520)

Financing activities
Proceeds from research and development loan	—	10	100
Repayment of obligations under capital leases	(233)	(249)	(306)
Proceeds on issuance of share capital, net of issue costs (note 11)	99	96	119,203
Preferred share dividends (note 11)	(500)	(500)	(482)
Net change in non-cash working capital balances (note 15)	—	(314)	314

	(634)	(957)	118,829

Investing activities
Purchase of capital assets	(6,127)	(9,007)	(5,551)
Proceeds on sale of capital assets	—	37	3
Purchase of investment	—	(52)	—
(Purchase) proceeds of short-term investments	(28,382)	93,026	(130,720)
Cash from discontinued operations	456	5,160	(1,751)
Net change in non-cash working capital balances (note 15)	(574)	879	—

	(34,627)	90,043	(138,019)

(Decrease) increase in cash and cash equivalents during the period	(54,140)	78,790	(19,710)
Cash and cash equivalents, beginning of period	83,370	4,580	24,290

Cash and cash equivalents, end of period	$29,230	$83,370	$4,580

Supplemental cash flow information (note 15)

See accompanying notes

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

1.	NATURE OF OPERATIONS

The principal business of Global Thermoelectric Inc. (the “Company”) is the development and commercialization of power generating equipment based on solid oxide fuel cell technology. The Company’s research, engineering and development expenditures are predominately focused on residential combined heat and power products and small-scale industrial stationary products. The Company also manufactures and distributes thermoelectric generators for remote power needs. The principal applications for thermoelectric generators include natural gas well and pipeline protection systems and remote power for instrumentation, automation and telecommunication systems.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

These consolidated financial statements have, in management’s opinion, been properly prepared within the framework of the accounting policies summarized below.

Basis of Presentation

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Canada (“Canadian GAAP”). A reconciliation of results from operations to United States GAAP (“U.S. GAAP”) is provided in note 18.

Use of Estimates

The timely preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

The Company has estimated the useful lives of capital assets based on an assessment of historical experience, expected lives commonly used by industry participants, and management’s expectations based on the assets’ purpose. Significant changes in assumptions related to the assets’ purpose and changes in the competitive environment could result in impairment of the carrying value of the Company’s capital assets.

The Company has estimated the warranty provision based on historical warranty claims experience of the particular products sold and the terms of the related contracts. As at December 31, 2002, the warranty provision included in current liabilities was $1,016,465 (December 31, 2001—$1,048,827). Product customization as well as environmental conditions relating to a product’s operational location could result in actual warranty costs differing from the warranty provision.

Consolidation

These consolidated financial statements include the assets, liabilities, and results of operations of Global Thermoelectric Inc. and its wholly owned subsidiary company, Global Thermoelectric Corporation, a company incorporated under the laws of the State of Delaware.

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

Cash and Cash Equivalents

At December 31, 2002, cash and cash equivalents consist of cash on deposit and short-term interest bearing securities with interest rates ranging from 2.4% to 2.8% maturing within three months of the date of purchase. Interest is accrued in the statement of operations as earned.

Investments

At December 31, 2002, short-term investments consist of government securities, corporate bonds and commercial paper with high credit ratings which have original maturities of three months or more and interest rates ranging from 2.3% to 3.5%. In addition, short-term investments include $1,716,765 (52,117,946 Indian Rupees) of restricted funds held in India. Upon approval by an India regulatory authority, the Company expects to repatriate these funds from India in 2003. Short-term investments are classified as held to maturity and are recorded at cost.

The long-term investment consists of shares in an entity over which the Company does not exercise control or significant influence. The investment is carried at cost. During the year, in the normal course of operations, the Company purchased at fair market value $2,495,174 (year ended December 31, 2001—$2,363,544; nine months ended December 31, 2000—$1,287,614) of materials and equipment from this entity.

Inventory

Inventories of finished goods and work in progress are valued at the lower of cost, determined on a unit cost basis, and net realizable value. Unit cost includes materials, labour and production overhead. Raw materials and purchased parts are valued at the lower of cost, determined on a first-in, first-out basis, and net realizable value.

Capital Assets

Capital assets are recorded at cost. Depreciation is applied on a straight-line basis to recognize the cost less estimated salvage value of capital assets, over their estimated useful lives as follows:

Buildings	20 years
Leasehold improvements	3–10 years
Machinery and equipment	3–10 years
Computer hardware and software	3–5 years
Equipment under capital leases	5–20 years

The depreciation of equipment recorded under capital leases is included in depreciation expense in the statement of operations.

The Canadian Institute of Chartered Accountants (“CICA”) issued Section 3063, “Impairment of long-lived assets” which is effective April 1, 2003 on a prospective basis. The Company has chosen to adopt this standard effective January 1, 2002. This standard requires that in cases where undiscounted expected cash flows associated with long-lived assets are less than their carrying value, an impairment loss be recognized. This assessment of recoverability must be tested whenever events or changes in circumstances indicate that the long-lived asset’s carrying amount may not be recoverable. Should the Company determine that an asset’s carrying amount is not recoverable, an impairment loss is recognized based upon the amount by which the carrying amount exceeds the asset’s fair value, or discounted cashflows. Previously, the Company’s policy was to recognize an impairment loss based upon the asset’s undiscounted cashflows. The adoption of this standard did not have any impact on the Company’s current financial position or results or operations, however its impact in future years could be material.

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

Goodwill

Effective January 1, 2002, the Company adopted the new CICA Section 3062, “Goodwill and other intangible assets.” Under the new standard, goodwill and certain intangible assets are no longer subject to amortization, but are instead tested at least annually for impairment. The adoption of this standard did not have any impact on the Company’s current financial position or results or operations, however its impact in future years could be material.

Research, Engineering and Development Expenditures

With the exception of those that are capital in nature, research, engineering and development costs are expensed as incurred unless a development project meets the criteria for deferral. No development costs have been deferred as at December 31, 2002.

Included in depreciation expense is $2,271,000 (year ended December 31, 2001—$1,350,000; nine months ended December 31, 2000—$254,000) relating to depreciation of capital assets for research, engineering and development activities.

Government Assistance and Investment Tax Credits

Government assistance is recorded as either a reduction of the cost of the applicable capital assets or credited in the statement of operations as determined by the nature of the assistance. All assistance received was recorded as a reduction to research, engineering and development expense in the applicable period.

Investment tax credits as determined under Canadian tax legislation are accounted for using the cost reduction approach. Credits are recorded, when utilized, as either a reduction of the cost of applicable capital assets or credited in the statement of operations depending on the nature of the expenditures which gave rise to the credits. For the periods presented, no investment tax credits were applied against capital assets or credited in the statement of operations.

Revenue Recognition

Revenue from product sales is recorded on shipment to the customer provided there are no other significant obligations to be fulfilled by the Company and collection is reasonably assured. Service revenue is recognized when the service is performed. Revenue from long-term contracts with multiple deliverable arrangements is recognized as the elements of the contract are delivered based upon their respective fair value. In circumstances where uncertainty exists about customer acceptance relating to certain elements of a contract, revenue is not recognized until acceptance occurs.

Foreign Currency Translation

Effective January 1, 2002, the Company retroactively adopted the amended CICA Section 1650, “Foreign currency translation.” This amendment eliminates the deferral and amortization of gains and losses on long-term foreign currency denominated monetary items. Such gains and losses must now be included in income in the current period. The adoption of this standard did not have any impact on the Company’s current or prior financial position or results of operations.

Consistent with amended CICA Section 1650, monetary assets and liabilities which are denominated in a foreign currency are translated at period end exchange rates. Revenue and expenses are translated at rates of exchange prevailing during the period. All exchange gains and losses are reflected in net loss in the period incurred.

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

The Company’s foreign subsidiary is considered financially and operationally integrated and therefore the temporal method of translation of foreign currencies is followed. Monetary items are translated at period end exchange rates; non-monetary items are translated at historical exchange rates; revenue and expense items are translated at rates of exchange prevailing during the period; and, depreciation and amortization are translated at the same exchange rate as the assets to which they relate.

Stock-Based Compensation

The Company has an incentive stock option plan which is described in note 12. No compensation expense is recognized for this plan when stock options are issued. Any consideration paid to the Company on the exercise of stock options is credited to share capital.

Effective January 1, 2002, the CICA introduced “Stock-based compensation and other stock-based payments.” This standard requires companies to disclose the impact on earnings as if the fair value based method of accounting for employee stock option plans had been used. Note 12 presents pro forma information with respect to fair value accounting for stock options and includes all options granted by the Company since inception.

Income Taxes

Income taxes are calculated using the liability method of tax allocation. Under this method, future tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, and measured using the substantially enacted tax rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance is recorded to the extent there is uncertainty regarding realization of future tax assets.

Reclassifications

Certain information provided in prior periods has been reclassified to conform with the current period presentation.

3.    ACCOUNTS RECEIVABLE

	December 31, 2002	December 31, 2001
Trade receivables	$3,258	$4,473
Interest receivable	1,355	325
Other receivables	193	357

	$4,806	$5,155

4.    INVENTORY

	December 31, 2002	December 31, 2001
Raw materials and parts	$2,919	$3,764
Work in progress and finished goods	177	456

	$3,096	$4,220

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

5.    CAPITAL ASSETS

	December 31, 2002
	Cost	Accumulated Depreciation	Net Book Value
Land	$17	$—	$17
Buildings	1,481	1,209	272
Leasehold improvements	3,941	949	2,992
Machinery and equipment	17,989	5,175	12,814
Computer hardware and software	3,451	1,737	1,714
Equipment under capital leases	1,206	599	607

	$28,085	$9,669	$18,416

	December 31, 2001
	Cost	Accumulated Depreciation	Net Book Value
Land	$17	$—	$17
Buildings	1,455	1,191	264
Leasehold improvements	3,754	570	3,184
Machinery and equipment	13,115	3,524	9,591
Computer hardware and software	2,434	944	1,490
Equipment under capital leases	1,206	466	740

	$21,981	$6,695	$15,286

At December 31, 2002, machinery and equipment includes $1,240,383 of purchased assets that have not been depreciated as these assets were not commissioned or available for use. The Company expects to commission these assets in early 2003.

6.    CREDIT FACILITIES

The Company has an operating line of credit to a maximum of $20,000,000 and a facility to support contractual guarantees to a maximum of US$4,000,000 with a Canadian chartered bank. Borrowings under these facilities bear interest at the bank’s prime rate, and are repayable on demand. The Company has pledged as collateral a general security agreement over existing and future property of the Company and a hypothecation of funds held on deposit with the bank. At December 31, 2002, letters of guarantee and other guarantees issued pursuant to these facilities totaled US$2,974,704 (December 31, 2001—US$2,849,986).

Included in the Company’s outstanding guarantees at December 31, 2002 is US$1,523,471 relating to bid bonds and performance guarantees. These bid bonds and performance guarantees expire between March 2, 2003 and October 31, 2005.

Subsequent to December 31, 2002, the Company has been notified that its outstanding performance guarantees have been reduced by US$1,164,932.

7.    RESEARCH AND DEVELOPMENT LOAN

The loan advanced from the Canadian Department of Natural Resources is non-interest bearing and repayable over a 15 year period starting March 31, 2000 based on 5% of revenues relating to the commercialization of fuel cell technology, up to the original sum received. No amounts have been repaid to date.

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

8.    OBLIGATIONS UNDER CAPITAL LEASES

	December 31, 2002	December 31, 2001
Capital leases, with an average effective interest rate of 8.75%, repayable in monthly installments not exceeding $21,749 including interest, due at varying dates to December 31, 2003	$207	$440
Less current portion	(207)	(233)

	$—	$207

Future minimum lease payments under capital leases are as follows:

2003	$214
Amount representing interest	(7)

$207

9.    DISCONTINUED OPERATIONS

On June 18, 2001 (the “measurement date”), the Company signed a letter of intent with a U.S. purchaser for the sale of its military heater business segment. Closing of the transaction was completed on August 24, 2001. For reporting purposes, the results of operations and the financial position of this business segment have been presented as discontinued operations.

Details of the assets and liabilities of the heater business segment are as follows:

	December 31, 2002	December 31, 2001
Current assets of discontinued operations:
Accounts receivable	$—	$502

	$—	$502

Current liabilities of discontinued operations:
Accounts payable and accrued liabilities	$—	$46
Warranty provision	—	137

	$—	$183

Based on no warranty claims experienced in 2002, and the previous expiry of contractual warranty periods, the Company recorded a $136,814 non-cash recovery during the year ended December 31, 2002 relating to its previous warranty liability.

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

Additional selected financial information for the heater business segment is as follows:

	Year ended December 31, 2002	Year ended December 31, 2001	Nine months ended December 31, 2000
Revenue	$—	$7,607	$3,688
Earnings (loss) from discontinued operations prior to the measurement date, net of income tax	—	433	(372)
Recovery of warranty provision, net of income tax	137	—	—

Earnings (loss) from discontinued operations, net of income tax	137	433	(372)

Gain on sale of discontinued operations, net of income tax	—	744	—

Net earnings (loss) from discontinued operations, net of income tax	$137	$1,177	$(372)

10.    INCOME TAXES

The Company’s computation of income tax expense is as follows:

	Year ended December 31, 2002	Year ended December 31, 2001	Nine months ended December 31, 2000
Expected income tax recovery from continuing operations at 39.24% (December 31, 2001—42.12%; December 31, 2000—44.62%)	$(9,467)	$(5,135)	$(475)
Add (deduct):
Non-deductible expenses	35	32	15
Benefit of tax losses and deductions not recognized	9,432	5,103	460
Foreign income taxes	251	608	590
Large corporations tax	165	169	312

Income tax expense	$416	$777	$902

The Company has available to carry forward the following:

	December 31, 2002	December 31, 2001
Scientific research and experimental development expenditures	$51,531	$25,629
Non-capital losses	$2,684	$—
Share issue costs	$3,218	$5,638
Investment tax credits	$11,694	$6,686

The utilization of investment tax credits will reduce scientific research and experimental development expenditures otherwise available.

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

The scientific research and experimental development expenditures can be carried forward indefinitely and applied to reduce taxable income in future years. Non-capital losses and share issue costs can be applied to reduce taxable income in future years and investment tax credits can be used to offset future taxes otherwise payable and expire as follows:

	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	Total
Non-capital losses	$—	$—	$—	$—	$—	$989	$1,695	$—	$—	$—	$2,684

Share issue costs	$1,586	$1,323	$309	$—	$—	$—	$—	$—	$—	$—	$3,218

Investment tax credits	$—	$—	$—	$—	$189	$415	$521	$1,781	$3,628	$5,160	$11,694

Components of future income taxes

The Company has not recognized net future tax assets as reflected by the valuation allowance reported below. The net future tax asset (current and non-current) comprises:

	December 31, 2002	December 31, 2001
Investment tax credit carry-forwards	$11,694	$6,686
Scientific research and experimental development expenditures	13,991	6,747
Non-capital losses	943	—
Share issue costs	1,130	2,008
Provision for warranty costs	357	374
Differences between tax base and reported amounts of depreciable assets	(3,432)	(2,729)
Valuation allowance	(24,683)	(13,086)

	$—	$—

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

11.    SHARE CAPITAL

a)  Authorized:

Unlimited number of common shares

Unlimited number of preferred shares, issuable in series

b)  Issued and outstanding common and preferred shares:

	December 31, 2002		December 31, 2001		December 31, 2000
	Number of Shares (000’s)	Amount	Number of Shares (000’s)	Amount	Number of Shares (000’s)	Amount
Common shares:
Balance, beginning of period	29,005	$134,557	28,923	$134,461	25,843	$39,522
Issued on sale and exercise of special warrants	—	—	—	—	2,900	100,050
Share issue costs	—	—	—	11	—	(5,481)
Issued on exercise of options	167	99	82	85	180	370

Balance, end of period	29,172	$134,656	29,005	$134,557	28,923	$134,461

Series 2 preferred shares:
Balance, beginning of period	1,000	$24,264	1,000	$24,264	—	$—
Issued for cash	—	—	—	—	1,000	25,000
Share issue costs	—	—	—	—	—	(736)

Balance, end of period	1,000	$24,264	1,000	$24,264	1,000	$24,264

		$158,920		$158,821		$158,725

Series 2 non-voting preferred shares were issued with the covenant that the proceeds of $25,000,000 be used for solid oxide fuel cell development, subject to certain restrictions. To December 31, 2002, the Company has expended $56,109,000 on qualifying expenditures. The preferred shares have a cumulative dividend of 1% to 5% per annum, based on an inverse relationship to the volume weighted average share price of the Company’s common shares, determined quarterly. The dividend rate decreases in increments of 1% from the maximum rate of 5% with each $5.00 increase in the weighted average share price above $30.96, to a minimum rate of 1%. The preferred shares are convertible at the option of the holder into a lesser number of common shares based on the fraction by which their face value of $25.00 is of the conversion prices identified below:

Period of conversion	Conversion price
To July 31, 2005	$30.96
August 1, 2005 to July 31, 2010	$33.54
August 1, 2010 to July 31, 2015	$36.12
August 1, 2015 to July 31, 2020	$38.70
After July 31, 2020	95% of the then current market price

Dividends can be paid at the Company’s option with an equivalent number of the Company’s common shares based on their current market price during the quarter of dividend accumulation, determined on a previous 20 trading day, volume-weighted, average basis. A minimum of $500,000 of preferred share dividends must be paid annually. Cumulative unpaid dividends are increased by a 2.45% quarterly rate, compounded quarterly, until

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

payment thereof. All cumulative unpaid dividends must be paid by December 31, 2010. The shares are redeemable by the Company at their face value after July 31, 2004, subject to certain conditions.

During the year ended December 31, 2002, the Company declared and paid a dividend of $500,000 on the Series 2 preferred shares (year ended December 31, 2001—$500,000; nine months ended December 31, 2000—$481,910). As at December 31, 2002, dividends in arrears totaled $1,601,600 (December 31, 2001—$762,657).

On December 3, 2002, the Company received approval from the Toronto Stock Exchange (“TSX”) to proceed with normal course purchases of its outstanding common shares. During the period commencing December 5, 2002 and ending on December 1, 2003, the Company may acquire up to 1,458,584 common shares, being 5% of its issued and outstanding common shares. Any common share purchases will be purchased at the market price at the time of purchase and will be cancelled and returned to treasury. During the period ended December 31, 2002 no common shares were repurchased.

12.    STOCK-BASED COMPENSATION

Under the Company’s Amended Incentive Stock Option Plan (the “Plan”), options to purchase common shares may be granted, at the discretion of the Board of Directors, to directors, officers, employees and consultants of the Company. At December 31, 2002, shares reserved for issuance under the Plan totaled 2,205,667. The exercise prices for options are based on the current trading price of the common shares on the TSX immediately prior to the Board of Directors approving the option grant. These options are typically granted for services provided to the Company and generally vest equally over a three or four year period. The aggregate number of common shares that may be reserved for allotment pursuant to options granted to any one individual may not exceed, at the date of the grant, 5% of the common shares outstanding. The options are non-transferable, and if not exercised, will expire at such time as determined by the Board, but in any event, shall not exceed a period of five years from the date the option is granted. A summary of the Company’s stock options issued to directors, officers and employees is as follows:

	Number of Options (000’s)	Weighted Average Exercise Price
Balance March 31, 2000	628	$3.32
Options granted	530	27.58
Options exercised	(180)	2.05

Balance, December 31, 2000	978	16.70
Options granted	978	15.72
Options exercised	(82)	1.05
Options cancelled	(30)	21.40

Balance, December 31, 2001	1,844	16.10
Options granted	817	2.98
Options exercised	(167)	0.59
Options cancelled	(971)	19.58

Balance, December 31, 2002	1,523	$8.54

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

The following table summarizes information about stock options outstanding at December 31, 2002:

Range of Exercise Prices	Number Outstanding at December 31, 2002 (000’s)	Options Outstanding		Options Exercisable
		Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Number Exercisable at December 31, 2002 (000’s)	Weighted Average Exercise Price
$ 1.15 to $ 3.35	619	4.39	$2.34	29	$1.15
$ 4.66 to $ 7.60	222	4.13	6.64	33	7.42
$ 8.60 to $ 14.00	397	3.15	9.86	154	9.48
$ 18.55 to $ 27.00	285	2.98	21.63	104	22.26

$ 1.15 to $ 27.00	1,523	3.77	$8.54	320	$12.65

The following table presents pro forma information with respect to fair value accounting for stock options. The fair value of stock options has been estimated on the date of grant by reference to the Black-Scholes option-pricing model. For the year ended December 31, 2002, the Company assumed that the life of all options granted equals four years, no common share dividends will be paid, average expected volatility of 121.9% (December 31, 2001—126.2%; December 31, 2000—128.4%) and an average risk free interest rate of 3.89% (December 31, 2001—3.50%; December 31, 2000—5.00%). The effects of applying Section 3870 may not be representative of the effects on reported net (loss) income for future years.

	Year ended December 31, 2002	Year ended December 31, 2001	Nine months ended December 31, 2000
Net loss
As reported	$(24,406)	$(11,791)	$(2,339)
Compensatory fair value of options granted	5,399	5,265	2,078

Pro forma net loss	$(29,805)	$(17,056)	$(4,417)

Basic and diluted pro forma net loss per common share	$(1.07)	$(0.63)	$(0.18)

13.    NET LOSS PER SHARE

Net loss per common share is based on the weighted average number of common shares outstanding during the period. The Company utilizes the treasury stock method in the determination of the diluted per common share amounts. Under this method, the diluted weighted average number of common shares amount is calculated on the basis that all stock options and convertible preferred shares were exercised with the related proceeds used to purchase common shares of the Company at their average market price for the period.

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

The numerators and denominators used in the calculation of basic net loss per common share are determined as detailed in the following table. Stock options and convertible preferred shares are not included in the denominator as they would be anti-dilutive for the periods presented.

	Year ended December 31, 2002	Year ended December 31, 2001	Nine months ended December 31, 2000
Numerator:
Net loss from continuing operations	$(24,543)	$(12,968)	$(1,967)
Less: Dividends on preferred shares	500	500	482
Dividends in arrears on preferred shares	839	763	—

	(25,882)	(14,231)	(2,449)

Net earnings (loss) from discontinued operations	137	1,177	(372)

Net loss available to common shareholders	$(25,745)	$(13,054)	$(2,821)

Denominator (000’s):
Number of common shares outstanding at beginning of period	29,005	28,923	25,843
Weighted average number of common shares issued during period	110	38	1,070

Weighted average number of common shares outstanding at end of period	29,115	28,961	26,913

14.    COMMITMENTS AND CONTINGENCIES

The Company has entered into future commitments including operating leases for office premises, plant facilities and office equipment with future minimum lease payments for the next five years as follows:

2003	$939
2004	775
2005	735
2006	62
2007	—

$2,511

Operating leases relating to the Company’s corporate office and fuel cell facilities contain renewal options to extend the leases for two additional five-year periods beyond the current expiry date of January 31, 2006.

Land adjacent to the Company’s Bassano manufacturing facility requires remediation as a result of historical operations. Based on an independent assessment, the Company has estimated and provided for current and subsequent restoration and monitoring expenditures of $640,877. Actual results could differ from estimated amounts.

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

15. CHANGE	IN NON-CASH WORKING CAPITAL BALANCES; SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Changes in non-cash working capital balances are comprised of the following:

	Year ended December 31, 2002	Year ended December 31, 2001	Nine months ended December 31, 2000
Changes in non-cash working capital:
Accounts receivable	$349	$3,520	$(2,648)
Inventory	1,124	(307)	422
Prepaid expenses	(157)	(352)	68
Accounts payable and accrued liabilities, net of current site restoration	174	(487)	2,468
Income taxes payable	(38)	(551)	624
Deferred revenue	—	(405)	333

	$1,452	$1,418	$1,267

Attributable to:
Operating activities	$2,026	$853	$953
Financing activities	—	(314)	314
Investing activities	(574)	879	—

	$1,452	$1,418	$1,267

Supplemental cash flow information:
Interest paid	$29	$53	$55
Income taxes paid	$465	$1,340	$285

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

16.    OPERATING SEGMENT INFORMATION

The Company has two operating segments consisting of the development and commercialization of fuel cell technology and the commercial manufacturing and sale of thermoelectric generators. Revenue derived from fuel cells during the year ended December 31, 2002 relates to the development of propane reforming solutions as part of a project funded by the U.S. Propane Education and Research Council.

The accounting policies used in these business segments are the same as those described in the summary of significant accounting policies.

	Year ended December 31, 2002
	Fuel Cells	Generators	Corporate	Total
Revenue—Domestic	$—	$4,100	$—	$4,100
—International	—	17,670	—	17,670

	—	21,770	—	21,770
Cost of goods sold	—	13,119	—	13,119

Gross margin	—	8,651	—	8,651
Revenue—Fuel cell contract research	541	—	—	541
Investment income	—	—	2,899	2,899

	541	8,651	2,899	12,091

Expenses
Research, engineering and development	22,227	1,094	—	23,321
Marketing	—	1,932	—	1,932
Business development	2,496	217	—	2,713
General and administrative	552	677	4,062	5,291
Interest on obligations under capital leases	—	—	29	29
Foreign exchange gain	—	—	(49)	(49)
Depreciation	2,225	508	248	2,981

(Loss) earnings from continuing operations before income taxes	$(26,959)	$4,223	$(1,391)	$(24,127)

Capital asset expenditures	$5,628	$233	$266	$6,127

Total assets utilized in the segment	$16,290	$8,350	$97,763	$122,403

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

	Year ended December 31, 2001
	Fuel Cells	Generators	Corporate	Total
Revenue—Domestic	$—	$5,717	$—	$5,717
—International	—	9,640	—	9,640

	—	15,357	—	15,357
Cost of goods sold	—	10,474	—	10,474

Gross margin	—	4,883	—	4,883
Investment income	—	—	5,911	5,911

	—	4,883	5,911	10,794

Expenses
Research, engineering and development	13,988	1,099	—	15,087
Marketing	—	1,697	—	1,697
Business development	1,103	16	—	1,119
General and administrative	274	489	2,837	3,600
Interest on obligations under capital leases	—	—	47	47
Foreign exchange gain	—	—	(372)	(372)
Depreciation	1,307	337	163	1,807

(Loss) earnings from continuing operations before income taxes	$(16,672)	$1,245	$3,236	$(12,191)

Capital asset expenditures	$7,917	$219	$871	$9,007

Total assets utilized in the segment	$13,021	$10,788	$122,538	$146,347

	Nine months ended December 31, 2000
	Fuel Cells	Generators	Corporate	Total
Revenue—Domestic	$—	$2,281	$—	$2,281
—International	—	12,368	—	12,368

	—	14,649	—	14,649
Cost of goods sold	—	10,851	—	10,851

Gross margin	—	3,798	—	3,798
Investment income	—	—	3,605	3,605

	—	3,798	3,605	7,403

Expenses
Research, engineering and development	4,643	337	—	4,980
Marketing	—	1,193	—	1,193
Business development	86	—	—	86
General and administrative	75	162	1,698	1,935
Interest on obligations under capital leases	—	—	55	55
Foreign exchange gain	—	—	(276)	(276)
Depreciation	227	217	51	495

(Loss) earnings from continuing operations before income taxes	$(5,031)	$1,889	$2,077	$(1,065)

Capital asset expenditures	$5,196	$256	$99	$5,551

Total assets utilized in the segment	$5,748	$15,104	$135,470	$156,322

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

International revenue includes generator sales and service as follows:

	Year ended December 31, 2002	Year ended December 31, 2001	Nine months ended December 31, 2000
United States	$8,404	$3,450	$1,916
Asia	4,280	3,784	8,524
South America	2,699	898	1,740
Middle East	2,068	1,151	—
Other international	219	357	188

Total international revenue	$17,670	$9,640	$12,368

Asian revenue includes sales to the Gas Authority of India of $2,431,000 for the year ended December 31, 2002 (year ended December 31, 2001—$666,000; nine months ended December 31, 2000—$7,006,000). In addition, revenue from three other customers exceeded 10% of total revenue during the year ended December 31, 2002. Revenue and location of these three customers are as follows: $3,704,000—United States, $2,706,000—United States and $2,068,000—Middle East.

17.    FINANCIAL INSTRUMENTS

a)  Fair values of financial assets and liabilities

The fair value of cash and cash equivalents, short-term investments, accounts receivable, accounts payable and accrued liabilities and income taxes payable approximates their carrying value because of the short-term nature of these instruments. The carrying value of obligations under capital leases and the site restoration liability approximate their fair value. The fair value of the research and development loan is not determinable as the timing of repayment is dependant upon commercial revenue derived from the related technology.

b)  Credit risk

The Company manufactures thermoelectric generators for sale primarily to customers in the oil and natural gas industry in North America and international locations. The Company generally extends unsecured credit to North American customers, and therefore, the collection of these receivables may be affected by changes in economic or other conditions and may accordingly impact the Company’s overall credit risk. Management believes the risk is mitigated by the size, reputation and diverse nature of the companies to which they extend credit. Material international sales are generally secured with letters of credit or by Export Development Canada to reduce risk of material losses on the collection of receivables.

The Company has not previously experienced any material credit losses on the collection of receivables. Of the Company’s significant individual accounts receivable at December 31, 2002, approximately 34% were owing from two customers (December 31, 2001—47% from four customers; December 31, 2000—48% from two customers).

c)  Foreign exchange risk

Foreign exchange risk is the risk that variations in exchange rates between the Canadian dollar and foreign currencies will affect the Company’s operating and financial results. The Company earns a significant portion of its operating revenue in U.S. dollars and does not use derivative instruments to reduce its exposure to this foreign exchange risk. For the year ended December 31, 2002, 72% of the Company’s revenue was denominated in U.S. dollars (year ended December 31, 2001—63%; nine months ended December 31, 2000—84%).

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

d)  Interest rate risk

The Company is exposed to interest rate risk in relation to interest income earned on short-term interest bearing securities and short-term investments. At December 31, 2002, the increase or decrease in net earnings for each 1% change in interest rates earned on cash and cash equivalents, and short-term investments amounts to approximately $953,000 per annum (year ended December 31, 2001—$1,210,000; nine months ended December 31, 2000—$1,015,000).

18.  DIFFERENCES BETWEEN CANADIAN AND UNITED STATES GENERALLY ACCEPTED

ACCOUNTING PRINCIPLES

The Company’s consolidated financial statements have been prepared in accordance with Canadian GAAP, which differs in certain respects from U.S. GAAP. The effects of significant accounting differences on the Company’s consolidated statements of operations and accumulated deficit are as follows:

	Year ended December 31, 2002	Year ended December 31, 2001	Nine months ended December 31, 2000
Net loss under Canadian GAAP	$(24,406)	$(11,791)	$(2,339)
Deduct adjustments for:
Stock-based compensation	(9)	—	—

Net loss and comprehensive loss under U.S. GAAP	(24,415)	(11,791)	(2,339)

Accumulated deficit, beginning of period	(20,274)	(7,983)	(5,162)
Dividends on preferred shares	(500)	(500)	(482)

Accumulated deficit, end of period	$(45,189)	$(20,274)	$(7,983)

Basic and diluted net loss per common share	$(0.88)	$(0.45)	$(0.10)

Stock-Based Compensation

Pursuant to Note 12, the Company has disclosed the effects on reported net loss of the compensatory value of stock options granted using the fair value method. Under U.S. GAAP, the Company has adopted the intrinsic value method of accounting for stock options. Under the intrinsic value method, 347,325 options granted to certain officers and directors in 2002 are subject to variable accounting, resulting in an additional expense under U.S. GAAP of $9,000 in 2002.

Asset Retirement Obligations

In June 2001, FASB issued FAS 143, “Accounting for Asset Retirement Obligations,” effective for years beginning after June 15, 2002. The standard requires legal obligations associated with the retirement of long-lived tangible assets be recognized at fair value. The adoption of this standard does not have any impact on the Company’s current financial position or results of operations, however its impact in future years could be material.

Recent Accounting Standards

In November 2002, FASB issued FASB Interpretation No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” Interpretation No. 45

GLOBAL THERMOELECTRIC INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Tabular amounts in thousands of Canadian dollars, except per common share amounts)

clarifies that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. It also requires additional disclosures be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. The initial recognition and measurement provisions of Interpretation No. 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The adoption of this standard is not expected to have a significant impact on the Company’s current financial position or results of operations, however its impact in future years could be material.

In July 2002, FASB issued FAS 146, “Accounting for Costs Associated with Exit or Disposal Activities.” This statement eliminates the definition and requirements of Emerging Issues Task Force Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring).” FAS 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Such a liability must be measured at fair value. FAS 146 is effective for exit or disposal activities initiated after December 31, 2002. The adoption of this standard does not have any impact on the Company’s current financial position or results of operations, however its impact in future years could be material.

In January 2003, FASB issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities.” This interpretation is effective for variable interest entities created after January 31, 2003. It applies to all other variable interest entities in which an enterprise holds a variable interest in the first fiscal year or interim period beginning after June 15, 2003. The adoption of this standard does not have any impact on the Company’s current financial position or results of operations, however its impact in future years could be material.

MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion and analysis should be read in conjunction with the Corporation’s audited consolidated financial statements and related notes.

Forward Looking Statements

Certain statements included in this Annual Information Form may contain forward-looking statements about the Corporation, the development of its technologies, the establishment of its strategic business relationships and its thermoelectric sales projects. Forward-looking statements are statements that are not historical facts and are generally, but not always, identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” ‘projects” and similar expressions, or that events or conditions “will,” “may,” “could” or “should” occur.

These forward-looking statements are subject to various risks, uncertainties and other factors that could cause the Corporation’s actual results or achievements to differ materially from those expressed in or implied by such forward-looking statements. These risks, uncertainties and other factors include, without limitation: uncertainty as to the Corporation’s ability to successfully implement its business strategy; the risk that development projects and prototypes will not be completed successfully or in a timely manner; a dependence on the contributions and performance of the Corporation’s major alliance partners; the ability of the Corporation to successfully negotiate and execute definitive agreements governing its relationships with its major alliance partners; uncertainties as to the availability and cost of financing; the development of competing technologies and the possibility of increased competition; fluctuating energy prices; uncertainties involving government policies and government regulations affecting the Corporation’s business; and other factors identified in the other reports filed with securities commissions in Canada and available at www.sedar.com.

Forward-looking statements are based on beliefs, opinions and expectations of the Corporation’s management at the time they are made, and the Corporation does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances should change.

Year ended December 31, 2002 as compared to the year ended December 31, 2001

Revenue for the year ended December 31, 2002, totaled $22.3 million, comprised of thermoelectric generator sales and service revenue of $21.8 million and revenue from fuel cell contract research of $0.5 million. Revenue for 2001 was $15.4 million, which was comprised exclusively of thermoelectric sales and service. During 2002, the Corporation experienced an increase in the volume of its generator products sold in international markets, notably the U.S., South America and the Middle East. Strong revenue growth in these markets offset sluggishness in western Canadian demand for the first three quarters of 2002. The Corporation’s markets in Canada are principally driven by natural gas drilling and completion activity.

In the second quarter of 2002, the Corporation received and consequently recognized the remaining revenue of $2.0 million of a $19.0 million contract with the Gas Authority of India Limited (“GAIL”). This amount represented the final contractual amount due from GAIL which was contingent on their appraisal of work completed, and its collection reflected the Corporation’s operational success in completing this very large and engineering-intensive project.

In August 2001, the Corporation divested its military heater division to a U.S. based manufacturer. As part of the sales agreement, the Corporation negotiated a royalty and supply contract with the purchaser for key components of the heater product. In 2002, the purchaser was successful in obtaining follow-on orders from the U.S. military, which marked the commencement of the Corporation’s supply agreement. In 2002, this supply contract generated $2.1 million of revenue. It is expected that this agreement will provide a multi-year revenue stream to the Corporation, and in the process, add stability to its revenue base which historically has been dependent on securing larger intermittent orders.

The fuel cell division reported revenue of $0.5 million in 2002 which was derived from the Corporation’s contract with the Propane Education and Research Council (“PERC”) for contract research on propane-fuelled SOFC applications. The Corporation expects to complete this U.S.$500,000 contract in the first half of 2003.

A gross margin of $8.7 million (39.7 percent of revenue) was generated in 2002, an increase of 77 percent compared to the gross margin of $4.9 million (31.8 percent of revenue) in the prior year. International orders, primarily in the Middle East and South America accounted for the margin improvement. The Corporation’s generators typically attract premium pricing in certain applications and geographic regions due to their uniqueness as a very reliable remote power source.

The gross margin in 2002 was also positively affected by the receipt of the final amount owing from GAIL, due to the fact that most of its associated costs were expensed in the prior year because of their non-refundable nature.

Investment income of $2.9 million was generated in the current year on an average cash and short-term investment balance of $108.2 million. Lower money market returns together with a decreasing cash and short-term investment position accounted for the reduction in investment income from $5.9 million in the prior year.

Research, engineering and product development costs in aggregate were $23.3 million in the current year, of which the fuel cell division and generator division accounted for $22.2 million and $1.1 million, respectively. In the prior year these divisions reported expenditures of $14.0 million and $1.1 million, respectively. Research, engineering and development costs in the fuel cell division included labor costs of $12.1 million in 2002 as compared to $6.7 million in 2001, accounting for a significant portion of the overall increase in research, engineering and development expenditures. In previous years and in the first nine months of 2002, the Corporation strategically increased its fuel cell related expenditures for purposes of attaining its product commercialization targets with respect to timing, product cost and reliability. To this end, the Corporation increased its engineering and technical staff during 2001 and 2002. Furthermore, in 2002 the Corporation incurred additional manufacturing and material costs of producing eight prototypes for internal and external testing in 2002 and early 2003. In late 2002, however, in recognition of difficult capital markets and the challenge they may pose to raising future equity capital, the Corporation rationalized its expenditures on non-core fuel cell development programs. After implementing this downsizing in November 2002, the Corporation ended 2002 with 148 personnel directly involved in fuel cell development, a decrease of 33 positions from our peak staffing levels in mid-2002 and a modest increase of four positions from the beginning of 2002.

General and administrative expenses increased to $5.3 million in the current year from $3.6 million in the prior year. Severance costs associated with the departure of former officers and other employees accounted for $0.9 million of this increase. An increase in personnel in the Corporation’s various administration departments in late 2001 and early 2002 to support the growth of our fuel cell program also contributed to an increase in the current year general and administrative expenses. In late 2002, each of these departments were significantly reduced in size which is expected to yield cost reductions in 2003.

Business development expenditures increased to $2.7 million in the year from $1.1 million in the prior year. The increase in expenditures related to various business development initiatives undertaken throughout the year, including the retention of Salomon Smith Barney Inc. (now Citigroup Global Markets Inc.).

Marketing expenditures, which relate solely to the Corporation’s generator division, increased to $1.9 million (8.9 percent of revenues) in 2002 from $1.7 million (11.1 percent of sales) in 2001. The reduction of marketing expenditures as a percentage of revenue reflected the economies of scale relative to the fixed component of our marketing program. The Corporation utilizes a broad network of agents around the world in conjunction with an internal sales and contract administration group. As in prior years, agents’ commissions are reported in cost of sales, while all other sales related expenses are reported in marketing expenses.

Depreciation expense increased $1.2 million in 2002 from $1.8 million in 2001. Capital expenditures of $6.1 million in 2002 and $9.0 million in 2001 accounted for this increase.

Interest on long-term debt of $29,000 decreased in accordance with the repayment of capital lease obligations in the year. At December 31, 2002, remaining capital lease obligations totaled only $207,000, all of which were current.

Income tax expense comprised large corporation tax of $0.2 million and international income tax of $0.2 million. As in the prior year, and consistent with the expensing of fuel cell development expenses to which the losses relate, no benefit of the Corporation’s unused tax deductions or credits were recognized as assets on the balance sheet at year end. At December 31, 2002, the Corporation had $57.4 million in tax deductions available in Canada and $11.7 million of investment tax credits.

Despite significant improvement in profitability of the Corporation’s generator division, the increase in fuel cell commercialization expenditures resulted in a net loss from continuing operations of $24.5 million ($0.89 per common share) for the year ended December 31, 2002, compared to a loss for the previous calendar year of $13.0 million ($0.49 per common share).

Discontinued operations, which relate to the Corporation’s military heater division divested in 2001, reported earnings of $0.1 million ($0.01 per common share) as a result of the inclusion into income of a previous warranty provision, the liability for which has been assessed as nil.

Year ended December 31, 2001 as compared to the nine months ended December 31, 2000

The Corporation changed its fiscal year end from March 31 to December 31 effective December 31, 2000. For purpose of comparisons to the audited consolidated financial statements of the year ended December 31, 2001, the following discussion will include reference to the unaudited consolidated financial statements for the twelve-month period ended December 31, 2000, together with the previously reported audited consolidated financial statements for the nine-month period ended December 31, 2000.

On August 24, 2001, the Corporation completed the sale of its military heater business. The results of operations and financial position of this business have been reported as discontinued operations. Accordingly, prior period financial statements, including segmented information, have been reclassified to reflect this change.

Sales revenue, which comprises thermoelectric sales and service, for the twelve months ended December 31, 2001 was $15.4 million compared to $25.4 million for the twelve months ended December 31, 2000. The reduction in revenue in the year reflected the substantial completion of the Corporation’s contract with GAIL in 2001 for the supply and installation of thermoelectric generators along a new pipeline constructed by GAIL. Revenue from this contract decreased in the current year to $0.7 million compared to $15.0 million for the twelve months ended December 31, 2000. The Corporation was successful in partially offsetting the impact of the completion of its India contract, with non-India sales increasing by $4.3 million over the prior year. Revenue for the previous fiscal period, which comprised the nine months ended December 31, 2000, was $14.6 million.

The Corporation has successfully completed its contractual commitments on the GAIL pipeline project and is negotiating the release of the final ten percent ($2.0 million) contract holdback. The Corporation is in discussions with GAIL concerning delays in the completion of the Corporation’s commitments under the contract and the impact of these delays on the release of the holdback amount. It is the Corporation’s position that delays in the construction of the pipeline itself, of which the Corporation was reliant on to complete its work, accounted for any delays incurred by the Corporation. The Corporation is confident that it will be successful in recovering substantially all of the holdback amount. However, as confirmation of this recovery is dependent on certain documentation from GAIL, including a formal acceptance certificate of the equipment and services provided, the Corporation has not recognized an equivalent amount of revenue equal to the holdback amount. If and when the holdback is recovered, an equal amount of revenue will be reported in the period of recovery. The Corporation has recognized expenses directly attributable to the holdback amount, except for expenses that are contingent on the receipt of this final amount.

A gross margin of $4.9 million, or 31.8 percent of revenue was generated in the current year compared to $7.0 million, or 27.6 percent of revenue in the prior calendar year. The majority of the Corporation’s sales are denominated in U.S. dollars, and the strength of the U.S. dollar relative to its Canadian counterpart contributed to a stronger gross margin percentage in the current year and to the realization of foreign currency gains of $0.4 million. Additionally, the Corporation realized premium margins on certain international orders in the current year.

Investment income increased to $5.9 million in the year ended December 31, 2001 from $3.9 million in the previous year. This increase reflects a full year of investment returns on $94.6 million of net proceeds from the Corporation’s equity offering in August of 2000, partially offset with lower money market returns on a year over year basis.

Research, engineering and development expenses increased nearly threefold to $15.1 million, from $5.9 million in the previous year. The Corporation expenses its research, engineering and development expenses as incurred. Commercialization activities in the Corporation’s fuel cell division accounted for $14.0 million compared to $5.4 million in the previous year. A doubling of personnel directly involved in fuel cell research and development contributed to the significant, albeit anticipated, increase of expenditures in this division. In the current year, the Corporation also increased the manufacturing of fuel cell membranes, stacks and prototypes for testing purposes, the material and fabrication costs of which increased research and development expenses. Research engineering and development expenditures incurred in the generator division increased to $1.1 million compared to $0.4 million in the previous calendar year. These expenses comprise primarily engineering support and product development costs related to generator sales and services. The increase in expenses reflects a shift to new product development and engineering initiatives in 2001 from primarily production support and product customization which is typically expensed to cost of goods sold.

Marketing expenses increased to $1.7 million in the current year compared to $1.6 million in the prior calendar year, despite a decrease in total revenues. Additional marketing expenses incurred by the Corporation reflect the generator division’s continued focus on expanding international markets for its products.

Business development expenditures increased significantly in the current year to $1.1 million compared to $0.1 million in the prior year. This increase reflects the addition of six professionals to the Corporation’s business development team, whose work was evident with the signing of four memorandums of understanding with alliance partners in 2001.

General and administrative expenses increased to $3.6 million in 2001 compared to $2.4 million in the prior calendar year. The Corporation added additional administrative personnel and implemented enhanced systems to manage the rapid expansion of its fuel cell commercialization efforts in 2001.

Depreciation expense was $1.8 million for the year ended December 31, 2001 compared to $0.6 million in the previous calendar year. The increase in depreciation was reflective of the Corporation’s investment in fuel cell manufacturing and testing equipment and additional facilities in the current and prior year.

Income tax expense, which is comprised of Indian income taxes related to in-country work and Canadian capital tax, was $0.8 million in the current year compared to $1.0 million in the prior calendar year. The Corporation does not record any future benefit of income tax losses and other deductions available for carryforward due to uncertainty in their utilization within the carryforward periods.

A significant increase in fuel cell commercialization expenditures resulted in an increased loss from continuing operations in the year ended December 31, 2001, to $13.0 million ($0.49 per share) compared to a loss of $0.4 million ($0.03 per share) in the previous calendar year. The net loss from continuing operations for the previous fiscal year, which comprised the nine months ended December 31, 2000, was $2.0 million ($0.09 per share).

Consistent with its strategy of focusing on power generating technologies, including both fuel cells and thermoelectric generators, the Corporation divested of its military heater division in 2001 and accounted for the division’s results as discontinued operations. The Corporation recorded a gain on sale of the heater division of $0.7 million on sales proceeds of $2.1 million, reflecting the sale of the division’s fixed assets, goodwill and inventory. The Corporation generated earnings from discontinued operations from the accelerated completion of its contract with the U.S. military of $0.4 million prior to the disposition. A net loss from discontinued operations of $0.2 million was incurred in the previous calendar year. As part of the sale agreement, the Corporation may also receive additional payments from the purchaser based on heater sales over a five-year period should the purchaser be successful in obtaining a follow-on contract with the U.S. military at specified pricing levels. These additional payments could total an estimated $2.6 million over the five-year period in the event that these conditions are met.

In selling this non-core business, the Corporation realized $5.2 million in cash through sale proceeds and reductions of working capital balances related to the heater division. This cash will be redeployed in the Corporation’s fuel cell division.

For the year ended December 31, 2001, the Corporation incurred a net loss, after discontinued operations, of $11.8 million ($0.45 per share) compared to a net loss of $0.7 million ($0.04 per share) for the year ended December 31, 2000.

Critical Accounting Policies

Warranty Provision

In establishing the appropriate provisions for warranty, the Corporation estimates the likelihood that the thermoelectric generators and related parts it sells will experience warranty claims. Management makes this assessment based on historical warranty claims experience and the terms of the related contracts. Product customization, environmental conditions relating to a product’s operational location, or a change in the supplier or type of raw material used in the Corporation’s products could result in actual warranty claims being lower than, or in excess of that estimated by management.

Revenue Recognition

Substantially all of the Corporation’s revenues are derived from the generator segment. These revenues consist of the sale and service of generator products, and in the case of long-term contracts, may include multiple deliverable arrangements such as delivery, installation, and commissioning.

The Corporation’s revenue recognition policies within the generator segment, as well as the fuel cell segment, vary depending upon the nature of the sales contract and take into account customer acceptance provisions. Therefore, prior to recognizing revenue, management must use judgment in determining when a contract deliverable has been fulfilled, and whether customer acceptance has occurred.

Research and Development Expenditures

With the exception of those that are capital in nature, research, engineering and development costs are expensed as incurred unless a development project meets the criteria for deferral. Management has concluded that the criteria for the capitalization of development costs pursuant to Canadian generally accepted accounting principles have not been met.

In addition, the Corporation derives future tax benefits in the form of deductions and tax credits available for carryforward from its research and development and other operating expenditures. Due to the uncertainty of utilization of these deductions and tax credits, the Corporation has not recognized any future tax assets relating to these benefits.

Recoverability of Long-Lived Assets

The Corporation has estimated the useful lives of capital assets based on historical experience, lives commonly used by industry participants, and management’s expectations based on the assets’ purpose. Management also determines whether circumstances exist that indicate a capital asset’s carrying amount may not be recoverable, and if so, recognizes an impairment loss. Factors affecting the useful lives and recoverability of capital assets include economic and market conditions, environmental regulation, changes in technology, market acceptance of the Corporation’s products as compared to competing and substitute products, the development of new markets or lack thereof, and their usefulness in the processes of developing a commercially viable fuel cell product.

Newly Issued Canadian Accounting Standards

Disposal of Long-Lived Assets and Discontinued Operations

A new accounting standard has been issued relating to disposal activities initiated after May 1, 2003. The standard specifies the accounting and disclosure requirements relating to assets that are or will be disposed of, including those relating to discontinued operations. The adoption of this standard does not have any impact on the Corporation’s current financial position or results of operations, however its impact in future years could be material.

Asset Retirement Obligations

Effective January 1, 2004, the Corporation will adopt the new accounting standard relating to asset retirement obligations. The new standard focuses on the recognition and measurement of liabilities for obligations associated with the retirement of property, plant and equipment when those obligations result from the acquisition, construction, development or normal operation of the assets. The obligations are measured initially at fair value and the resulting costs capitalized into the carrying amount of the related asset. In subsequent periods, the liability is adjusted for the accretion of discount and any changes in the amount or timing of the underlying future cash flows. In addition, the asset retirement cost is amortized to income on a systematic and rational basis. The adoption of this standard does not have any impact on the Corporation’s current financial position or results of operations, however its impact in future years could be material.

Liquidity and Capital Resources

At December 31, 2002, the Corporation held cash and short-term investments of $95.3 million compared to $121.1 million at the end of 2001. These amounts reflect $125.0 million of gross proceeds raised from two equity financings completed by the Corporation in 2000. The Corporation maintains a very strict and conservative investment policy governing its cash and short-term investments. Investment of the Corporation’s cash reserves are limited to Canadian bank and government securities and low credit risk, money market instruments.

The Corporation had net working capital of $96.5 million at the end of the current year, compared to $124.3 million at December 31, 2001.

The Corporation’s long-term indebtedness at December 31, 2002, consisted of a $200,000 research and development loan from a Canadian government program which promoted energy efficiencies and renewable energy technologies. This loan is non-interest bearing and is repayable up to the principal amount based on 5 percent of revenue generated to 2015 from certain fuel cell technology developed. The Corporation has also recognized a long-term liability at December 31, 2002 of $286,000 (in addition to a current portion of $355,000 recorded in accrued liabilities) for costs associated with restoring soil adjacent to its Bassano manufacturing facility back to its original state. This facility has been used by the Corporation for over 20 years, and Global is committed to ensuring it meets current environmental standards.

The Corporation maintains an operating line of credit of $20.0 million with a Canadian chartered bank and a U.S.$4.0 million facility to support letters of guarantee and bid bonds, of which no amounts, except as noted below, were drawn at December 31, 2002 and December 31, 2001. The amount of borrowing under these facilities is limited by the amount of short-term investments held on account with the same bank and the amount of trade accounts receivable outstanding. Letters of guarantees and bid bonds issued pursuant to these facilities totaled U.S.$3.0 million at December 31, 2002, compared to U.S.$2.8 million at December 31, 2001. Bid bonds may only be called by the customer should the Corporation withdraw its bid or fail to have entered into the contract after it has been awarded to the Corporation. Letters of guarantee issued in relation to performance may be claimed by the customer should the Corporation fail to comply with the terms and conditions of the sales contract. Generally, on larger international orders the Corporation retains insurance for wrongful calls under these guarantees.

On July 31, 2000, in conjunction with a strategic alliance with Enbridge, the Corporation issued Series 2 Preferred Shares for gross proceeds of $25.0 million. These Series 2 Preferred Shares have a cumulative dividend, payable in cash or the Corporation’s common shares, ranging from five percent to a minimum of one percent per annum based on an inverse relationship to the volume weighted average share price of the Corporation’s common shares, determined quarterly. For 2002, the cumulative dividend rate was five percent. The Corporation must pay a minimum of $500,000 in preferred share dividends annually, and unpaid cumulative dividends are increased by a 2.45% quarterly rate, compounded quarterly, until payment thereof. The Series 2 Preferred Shares are redeemable at the option of the Corporation at their face value after July 31, 2004, subject to certain conditions. For the year ended December 31, 2002, the Corporation declared and paid dividends of $500,000 on these Series 2 Preferred Shares. At December 31, 2002, Series 2 Preferred Share dividends in arrears totaled $1,601,600.

The Corporation maintains conservative financial policies with respect to its ongoing investment in fuel cell development and commercialization relative to its cash resources. In light of unpredictability of external sources of capital, the Corporation strives to maintain a significant cash reserve base to continue its fuel cell initiatives, in spite of fluctuations in its access to external capital. However, in light of the downturn in capital markets, especially within the alternative energy sector, and the challenges these markets pose to raising additional capital, the Corporation initiated a cost reduction program in its non-core fuel cell activities and general and administrative departments. In late 2002, the Corporation reduced its personnel count in these areas by 22 people, and implemented aggressive cost containment measures.

Investing Activities

Capital expenditures were $6.1 million for the year ended December 31, 2002 compared to $9.0 million in 2001. Expenditures of $5.6 million in the fuel cell division in the current year related primarily to fuel cell test stand equipment and other equipment used in the Corporation’s pilot manufacturing facilities. Fuel cell capital expenditures in the prior year were $7.9 million. The Corporation has now incurred substantially all the capital cost to equip its approximately 100,000 square feet of fuel cell facilities located in Calgary, Alberta. Additional fuel cell capital expenditures will generally be limited to project specific equipment. Accordingly, capital expenditures for 2003 are expected to decrease substantially from 2002 and 2001 levels.

As in prior years, capital expenditures in the Corporation’s thermoelectric generator division were nominal, totaling $0.2 million related to plant equipment and support. Similarly, $0.2 million of capital expenditures were incurred in the prior calendar year.

As at December 31, 2002, the Corporation had no commitments outstanding related to the purchase of capital assets.

Financing Activities

On December 3, 2002, the Corporation received approval from the Toronto Stock Exchange (“TSX”) to proceed with normal course purchases of its common shares. During the period commencing December 5, 2002 and ending December 1, 2003, the Corporation may acquire up to 1,458,584 common shares, being five percent of its issued and outstanding common shares. At the time of approval, the board of directors of the Corporation believed that the market price of the common shares was less than the fair market value of those shares. Purchases of common shares pursuant to the normal course issuer bid will be effected, on behalf of the Corporation, by a registered investment dealer through the facilities of the TSX. The price paid by the Corporation for any common shares purchased by it will be the market price of the shares at the time of the purchase. The Corporation intends to fund the purchase of common shares pursuant to the normal course issuer bid from its cash reserves. During the period ended December 31, 2002, no common shares were repurchased.

A shareholder may obtain a copy of the Notice of Intention to Make a Normal Course Issuer Bid filed with the TSX without charge, by contacting the Corporation’s head office at the address at the end of this Annual Information Form.

Quantitative and Qualitative Disclosures About Market Risk

The Corporation has not used derivative instruments or engaged in hedging activities. The Corporation does, however, experience market risk from interest rate and foreign currency exchange exposure.

Interest Rate Risk

The Corporation is exposed to interest rate risk in relation to interest income earned on short-term interest bearing securities and short-term investments. Based on balances as of December 31, 2002, an increase or decrease of 1% in interest rates earned on short-term investments would affect net earnings by approximately $953,000 annually. There is no assurance that interest rates will increase or decrease in the future.

Foreign Currency Risk

For the year ended December 31, 2002, 72% of the Corporation’s revenue was denominated in U.S. dollars. Should the Corporation continue to earn such a significant portion of its revenue in U.S. dollars, future income denominated in U.S. dollars will expose the Corporation to market risk with respect to fluctuations in the Canadian dollar value of future U.S. earnings. A 10% decline in the value of the U.S. dollar relative to the Canadian dollar in fiscal year 2002, for example, would have reduced revenues by approximately $1.6 million.

Business Risks and Outlook

Fuel Cells

The Corporation’s primary focus is the development and commercialization of fuel cell technologies, particularly stationary and remote power applications.

The viability of the fuel cell industry is contingent on the ability to produce fuel cells that operate reliably on a cost competitive basis with conventional power sources, including the existing electrical grid. The Corporation has set cost and reliability objectives, which it believes are necessary for the wide spread adoption of its future products in certain targeted markets. To achieve these objectives, further advances in its SOFC technology are required. Furthermore, economies of scale derived from large volume production are necessary if cost targets are to be achieved. The ability of the Corporation to successfully achieve the commercialization of its technology is largely dependent on it successfully meeting its technology and cost objectives. To the extent that these objectives are not met, or not anticipated to be met, on the timelines originally projected by the Corporation, additional cash resources will be required to fund commercialization programs over extended periods of time. The availability of additional capital will largely be dependent on the state of the capital markets and the Corporation’s success in demonstrating its commercialization progress. The Corporation may revisit the prudence of continuing to invest in fuel cells if the investment does not provide adequate return to the Corporation’s shareholders based on the technology, commercialization and financing risk inherent in fuel cell development.

The fuel cell industry has attracted an increasing number of companies, and the Corporation’s future profitability will depend, in part, on its ability to maintain technology leadership in SOFC technology. A number of the Corporation’s existing competitors utilize proton exchange membrane (“PEM”) technology in their respective fuel cell development programs, which generally are farther advanced in the commercialization process. The Corporation believes that each of these technologies has advantages in different applications, and consequently has chosen to focus on applications where it has judged SOFC technology, in terms of cost and fuel flexibility, to be superior. The fuel cell industry also faces competition in certain applications from other emerging power technologies such as micro-turbines. The Corporation’s success will depend on its ability to compete on a performance and cost effective basis with these technologies.

Environmental regulations that govern emissions and air quality standards have also accelerated the development of fuel cells and alternative energy sources. In addition, fuel cells and other alternative energy technologies may be relied upon to reduce the United States’ and other countries’ dependency on foreign sources of energy. Availability of capital and the market for the Corporation’s fuel cell products in the future will continue to be influenced by these factors.

Thermoelectric Generators

Customer demand for thermoelectric generators has historically been contingent on regional natural gas development drilling and pipeline activity, which in turn has been affected by the relative strength in natural gas prices. It is expected that recent increases in natural gas prices in North America will result in an increase in natural gas drilling and well completions. The prospect of continued gas exploration and development in such areas as the Mackenzie Delta in northern Canada also provides additional opportunities for the Corporation’s products. The market for the Corporation’s thermoelectric generators is expected to expand as other countries around the world develop their natural gas infrastructure. The construction of natural gas and liquids pipelines in developing countries has typically provided sales opportunities for the Corporation’s generators. As with all commodity prices, however, pricing volatility and cyclicality exists, and the market for the Corporation’s generators is affected by this volatility. The unpredictability of additional pipeline projects in international markets contributes to significant variability in the Corporation’s revenue. The Corporation also competes with alternative electrical generating technologies for remote power applications. Although the Corporation believes its thermoelectric generators have significant reliability advantages over other competing products, the emergence of new technologies, including fuel cells, will influence the Corporation’s ability to compete in remote power applications.

MARKET FOR SECURITIES

The common shares of the Corporation are listed for trading on the Toronto Stock Exchange under the symbol “GLE”.

DIRECTORS AND OFFICERS

The following table sets forth the name, municipality of residence and principal occupation for the past five years of the directors and officers of the Corporation. The term of office of each director will expire at the end of the next annual meeting of shareholders of the Corporation.

Directors

Name and Municipality of Residence	Director Since	Principal Occupation or Employment for Past Five Years
Robert B. Snyder(2)(3) Edmonton, Alberta	January 13, 1994	Chairman of the Board of Directors of the Corporation since June 2, 1997; prior thereto, President and Chief Executive Officer of the Corporation from August 1996.

Peter C. Garrett(3) Calgary, Alberta	August 13, 2002

President and Chief Executive Officer of the Corporation since July 16, 2002; prior thereto Chief Operating Officer of the Corporation from November 13, 2001; prior thereto President of Garrett & Associates (a private consulting company) from February 2001; prior thereto Vice President, Wireless Product Development, Nortel Networks from January 1997.

Kerry W. Brown(1)(3) St. Albert, Alberta	February 14, 1992	President and CEO of Foundation Equity Corporation since 1992; Chairman of McCoy Bros. Inc. (a TSX listed truck parts and service company) since July 1995.

John W. Chomiak(2) Edmonton, Alberta	May 11, 1994	President and Chief Executive Officer, Hemisphere Engineering Inc. (a domestic and international engineering services company).

John C. Howard(1) Edmonton, Alberta	August 14, 1996	Managing Partner, Howard Kirkpatrick Associates, Chartered Accountants; Director of Foundation Equity Corporation; Director of McCoy Bros. Inc. (a TSX listed truck parts and service company).

Stephen J.J. Letwin Toronto, Ontario	January 24, 2003

Group Vice President, Gas Strategy & Corporate Development, Enbridge Inc. since April 1, 2003; prior thereto Group Vice President, Distribution & Services, Enbridge Inc. since September 1, 2000; prior thereto President & Chief Operating Officer, Energy Services, Enbridge Inc. since March, 1999; prior thereto Senior Vice President, Corporate Services & Chief Financial Officer, TransCanada PipeLines Limited since March 1998; prior thereto President, Marketing TCE USA since October 1995.

Henry Yip(2) Edmonton, Alberta	September 10, 1998

Executive Vice President of Network Services, AT&T Canada since March 2001, prior thereto, Vice President, Network Operations, TELUS Communications Inc. from March 1999; prior thereto, Vice President—Network Services and Technology Planning, TELUS from September, 1995.

Name and Municipality of Residence	Director Since	Principal Occupation or Employment for Past Five Years

Norman Fraser(2) Toronto, Ontario	September 27, 2000	Independent financial consultant since 1995; prior thereto, Vice President and Director of RBC Dominion Securities Inc.

Notes:

(1)	Member of the Audit Committee.
(2)	Member of the Corporate Governance and Compensation Committee.
(3)	Member of the Executive Committee.

Officers

Name and Municipality of Residence	Title	Principal Occupation or Employment for Past Five Years
Jim Barker Calgary, Alberta	Vice President, Business Development & Marketing

Vice President, Business Development & Marketing since March 5, 2002; prior thereto, Vice President, Business Development since January 2, 2001; prior thereto, Chief Executive Officer of RMS Research Management Systems since January 1, 1999; prior thereto, President and Chief Executive Officer of AgriVest Capital Corporation since October 1, 1997.

Donelda P. Bester Calgary, Alberta	Assistant Corporate Secretary	Assistant Corporate Secretary of the Corporation from August, 1997; prior thereto, various positions from 1990.

Brian Borglum Calgary, Alberta	Vice President and Chief Technology Officer

Vice President and Chief Technology Officer since August 13, 2002; prior thereto Director of Advanced Materials since July 3, 2001; prior thereto Manager of Advanced Technology of Siemens Westinghouse Power Corporation since January 2001; prior thereto Team Leader of Cell Process Development of Siemens Westinghouse Power Corporation since October 1998; prior thereto Senior Scientist of Siemens Westinghouse Power Corporation since May 1993.

Paul A. Crilly Calgary, Alberta	Vice President, Finance & Chief Financial Officer, Corporate Secretary	Vice President, Finance & Chief Financial Officer since June 2000; prior thereto, Senior Vice President, Finance and Chief Financial Officer of Ryan Energy Technologies Inc. since July 1996.

Bernie LeSage Calgary, Alberta	Vice President, Generator Division	Vice President of the Corporation from 1997; prior thereto, Manager of Manufacturing Systems from November, 1992.

Brian McGurk Calgary, Alberta	Vice President, Human Resources

Vice President, Human Resources since October 2, 2001; prior thereto, Manager, Human Resources since October 2, 2000; prior thereto, Manager of Employee Effectiveness at Telus Mobility Inc. since February 2000; prior thereto, Senior HR Advisor at Telus Management Services Inc. since February 1998.

Name and Municipality of Residence	Title	Principal Occupation or Employment for Past Five Years

Eric Neary Calgary, Alberta	Vice President, Engineering

Vice President, Engineering since August 13, 2002; prior thereto Director of Engineering since June 1, 2002; prior thereto Manager Systems Test since March 11, 2002; prior thereto President and CEO of OR-CAL Power since March 2001; prior thereto Manager, Field Service of Ballard Power Systems since April 1998 and Manager, Systems Test since March 1997.

As at the date hereof, the directors and officers of the Corporation, as a group, beneficially owned directly or indirectly, or exercised control or direction over, 1,266,935 common shares or approximately 4.3% of the issued and outstanding common shares of the Corporation. The information as to the shares beneficially owned, not being within the knowledge of the Corporation, has been furnished by the respective directors and officers of the Corporation.

Mr. Henry Yip is a senior officer of AT&T Canada Inc. (“AT&T Canada”). On October 15, 2002, AT&T Canada announced a consensual restructuring plan relating to AT&T Canada’s $4.5 billion of outstanding public debt. The restructuring was carried out under the Companies’ Creditors Arrangement Act (Canada). The restructuring was approved by AT&T Canada’s securityholders and the Ontario Superior Court of Justice in February of 2003 and became effective on April 1, 2003.

Foundation Equity Corporation (“Foundation”) and Mr. Kerry Brown entered into a settlement agreement with the Alberta Securities Commission (the “ASC”) dated December 13, 1999 and Foundation entered into a settlement agreement with the Ontario Securities Commission (the “OSC”) dated September 30, 2002, both of which relate to a sale by Foundation of common shares of the Corporation carried out in April of 1999. On April 16 and 19, 1999 Foundation sold approximately 1.2 million common shares that it owned in the Corporation through the Toronto Stock Exchange from its control block without satisfying the applicable prior notice periods under the Securities Act (Alberta) and the Securities Act (Ontario) and did not comply with the hold period requirements under the Securities Act (Ontario). At the time of the sale, Foundation owned more than 20% of the issued and outstanding shares of the Corporation and therefore was deemed under such legislation to be a party in a position to materially affect the control of the Corporation. Upon Foundation becoming aware of the filing requirements on April 19, 1999, it contacted the ASC, made a late filing of the required notices and disclosed that prior sales had occurred.

Under the terms of the settlement agreement with the ASC, Foundation and Mr. Brown agreed to undertake to comply diligently with the Securities Act (Alberta) and to pay an administrative penalty in the amount of $28,000 and costs of $2,000. Pursuant to the settlement agreement with the OSC, Foundation agreed to take additional measures to comply with Ontario securities law, was reprimanded by the OSC and paid costs in the amount of $2,000. The full cooperation of the respondents and the absence of any prior sanctions were specifically noted in the settlement agreement with the ASC.

DIVIDEND RECORD AND POLICY

The Corporation has not paid any dividends on any of its outstanding common shares and does not intend to pay such dividends in the foreseeable future. Any future determination to pay dividends on the common shares will be at the discretion of the board of directors of the Corporation and will be dependent upon the Corporation’s earnings, capital requirements and financial position, as well as general economic conditions, bank lending requirements and other factors deemed relevant by the board of directors of the Corporation. In addition, there may be restrictions placed on the Corporation’s ability to declare dividends on one class or series of shares in preference to other classes or series.

The Corporation has issued Cumulative Redeemable Convertible Preferred Shares, Series 2, for which dividends are payable in accordance with the terms thereof.

RISK FACTORS

The risks and uncertainties described below are not the only ones the Corporation faces. Additional risks and uncertainties, including those that the Corporation does not know about now or that it currently deems immaterial, also may adversely affect the Corporation’s business.

The Combination of the Corporation and Quantum May Not Occur

The combination of the Corporation and Quantum is subject to various conditions including shareholder and regulatory approvals. There can be no assurance that these and other conditions will be satisfied.

The Corporation Cannot Give Any Assurance of a Successful Combination with Quantum

In evaluating the terms of the transaction, the Corporation and Quantum each analyzed their respective businesses and made certain assumptions concerning their respective future operations. A key assumption was that the transaction would result in a combined entity with operating results in 2003 and beyond that were substantially better than those recently experienced by either of the companies. The Corporation cannot give any assurance, however, that on a combined basis, the companies will achieve better operating results or be able to successfully integrate each company’s operations, cultures, technologies, products and personnel.

The Corporation Expects to Incur Substantial Losses

The Corporation has a history of operating losses and has incurred substantial expenditures over the last four years on fuel cell development and commercialization. The Corporation expects to make significant expenditures on fuel cell technology going forward, which may result in substantial losses in the future. The Corporation cannot predict whether it will operate profitably. The Corporation expects to continue to make significant investments in product development to achieve commercialization of its products. If the Corporation is unable to achieve profitability, Global’s share price could decline.

The Corporation May Never Complete the Development of Commercially Viable Fuel Cells and Fuel Cell Systems

The Corporation does not know when or whether it will successfully complete development of commercially viable SOFC systems for any of its target and prospective markets. Despite the Corporation’s accomplishments, it must develop or otherwise acquire access to substantial technological advances in relation to its systems, particularly in the areas of fuel cell stacks and systems integration, before it is able to produce a commercially viable product. Even if the Corporation is able to do so, these efforts will still depend on the success of other companies in producing related and necessary products for use in conjunction with the Corporation’s products.

The Corporation Must Lower the Cost of its Fuel Cell Systems and Demonstrate their Reliability

The Corporation’s solid oxide fuel cell systems are currently in the development stage. While proof of concept prototypes have been developed and tested in controlled conditions, these systems have not yet undergone extensive testing, nor have the designs been refined to the level of a commercial product. The prototypes incorporate specialty components that are produced in one-off or small batch quantities. The current prototypes cost significantly more, and perform at a lower level than established competing technologies. If we are unable to develop and manufacture fuel cell systems that are competitive with competing technologies in terms of price, reliability and longevity, consumers will be unlikely to buy products containing our fuel cells and fuel cell systems. The price of fuel cell systems is dependent largely on material and manufacturing costs. There can be no assurance that the Corporation will be able to lower these costs to the level where the Corporation will be able to produce a competitive product or that any product produced using lower cost materials and manufacturing processes will not suffer from a reduction in performance, reliability and longevity.

A Mass Market for Fuel Cells and Fuel Cell Systems May Never Develop or May Take Longer to Develop than Anticipated

Fuel cell systems represent emerging technologies, and the Corporation does not know whether consumers will adopt these technologies on a large scale or whether original equipment manufacturers (“OEMs”) will incorporate these technologies into their products. In particular, if a mass market fails to develop or develops more slowly than anticipated for fuel cell powered transportation and power generation applications, the Corporation may be unable to recover the expenditures incurred to develop the Corporation’s fuel cells and fuel cell systems and may be unable to achieve or maintain profitability, any of which could negatively impact the Corporation’s business. Many factors that are beyond the Corporation’s control may have a negative effect on the development of a mass market for fuel cells and our fuel cell products and systems. These factors include the following:

•	the cost competitiveness and physical size of fuel cell systems and “balance of plant” components;

•	the availability, future costs and safety of hydrogen, natural gas or other potential fuel cell fuels;

•	consumer reluctance to adopt fuel cell or alternative fuel products;

•	OEM reluctance to replace current technology;

•	consumer perceptions of fuel cell systems;

•	regulatory requirements; and

•	the emergence of newer, breakthrough technologies and products within the fuel cell industry.

Deregulation of Utility Industry

One of the Corporation’s markets is for stationary power generators, a market that is driven by deregulation and restructuring of the electric utility industry in Canada, the U.S. and elsewhere and by the requirements of utilities, independent power producers and end users. Deregulation of the electric utility industry varies by jurisdiction and is subject to government policies that will determine the pace and extent of deregulation. Changes in government and public policy over time could impact deregulation and adversely affect the Corporation’s prospects for commercializing stationary power generators and the Corporation’s financial results.

The Corporation has entered into Memorandums of Understanding (MOUs) with Potential Strategic Partners

The Corporation is negotiating definitive agreements with strategic partners with whom MOUs have been signed. There can be no assurance that the Corporation will be able to successfully negotiate and execute these definitive agreements with any of these partners. The failure to do so may effectively terminate its working relationship with these partners.

The Corporation is Dependent on its Relationships with its Strategic Partners

The Corporation has entered into relationships with strategic partners for design, product development and distribution of natural gas-fueled and propane fueled SOFC systems. These agreements, terms and conditions governing these relationships allow for termination by the Corporation’s partners. Termination of any of these agreements could adversely affect our ability to design, develop and distribute these products to the marketplace.

Certain of the Corporation’s Fuel Cells and Fuel Cell Systems will be Components of Other Companies’ Products

To be commercially useful, certain of the Corporation’s fuel cells and fuel cell systems may be integrated into products manufactured by OEMs. The Corporation can offer no guarantee that OEMs will manufacture appropriate products or, if they do manufacture such products, that they will choose to use the Corporation’s fuel cells and fuel cell systems. Any integration, design, manufacturing or marketing problems encountered by OEMs could adversely affect the market for the Corporation’s fuel cells and fuel cell systems and its financial results.

Changes in Environmental Policies Could Hurt the Market for the Corporation’s Products

Stricter environmental laws and regulations governing emissions of green house gases and pollutants have given impetus to the development of fuel cells generally. Although the development of alternative energy sources, and in particular fuel cells, have been identified as a significant priority by many governments, there is no certainty that governments will not change their priorities or that any such change would not materially affect the Corporation’s development of its products.

The Corporation Currently Faces and Will Continue to Face Significant Competition

The Corporation’s products face and will continue to face significant competition. New developments in technology may negatively affect the development or sale of some or all of its products or make its products uncompetitive or obsolete. Other companies, many of which have substantially greater resources, are currently engaged in the development of products and technologies that are similar to, or may be competitive with, certain of the Corporation’s products and technologies. As the fuel cell has the potential to replace existing power sources, competition for fuel cell products will come from current power technologies, from improvements to current power technologies and from new alternative power technologies, including other types of fuel cells. Each of the Corporation’s target markets is currently serviced by existing manufacturers with existing customers and suppliers. These manufacturers use proven and widely accepted technologies such as internal combustion engines and turbines as well as coal, oil and nuclear powered generators. Additionally, there are competitors working on developing other fuel cell technologies in the Corporation’s targeted markets. A large number of corporations, national laboratories and universities in the United States, Canada, Europe and Japan possess fuel cell technology and/or are actively engaged in the development and manufacture of fuel cells. Each of these competitors has the potential to capture market share in various markets, which would have a material adverse effect on the Corporation’s position in the industry and its financial results. Many of the Corporation’s competitors have financial resources, customer bases, businesses or other resources, which give them significant competitive advantages.

The Corporation Depends on its Intellectual Property and Failure to Protect that Intellectual Property Could Adversely Affect the Corporation’s Future Growth and Success

Failure to protect the Corporation’s existing intellectual property rights may result in the loss of its exclusivity or the right to use its technologies. If the Corporation does not adequately ensure its freedom to use certain technology, it may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation and/or be enjoined from using such intellectual property. The Corporation relies on patent, trade secret, trademark and copyright law to protect its intellectual property. Some of its intellectual property is not covered by any patent or patent application. The Corporation’s patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, the Corporation cannot assure that any of the patents filed by it or other patents that third parties license to it will not be invalidated, circumvented, challenged, rendered unenforceable, or licensed to others or that any of the Corporation’s pending or future patent applications will be issued with the breadth of claim coverage sought by it, if issued at all. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries. The Corporation also seeks to protect its proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventors’ rights agreements with strategic partners and employees. The Corporation cannot assure that these agreements will not be breached, that it will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships. Additionally, the steps the Corporation has taken and may take in the future may not prevent the misappropriation of our solutions or technologies, particularly in foreign countries where laws or enforcement practices may not protect the Corporation’s proprietary rights as fully as in Canada and the United States.

The Corporation’s Failure to Obtain or Maintain the Right to Use Certain Intellectual Property May Negatively Affect its Business

The Corporation’s future success and competitive position depends in part upon its ability to obtain or maintain certain proprietary intellectual property used in its principal products. This may be achieved, in part, by prosecuting claims against others who it believes are infringing its rights and by defending claims of intellectual property infringement by its competitors. While the Corporation is not currently engaged in any material intellectual property litigation, it could become subject to lawsuits in which it is alleged that the Corporation has infringed the intellectual property rights of others or commence lawsuits against others who it believes are infringing upon the Corporation’s rights. The Corporation’s involvement in intellectual property litigation could result in significant expense to it, adversely affecting the development of sales of the challenged product or intellectual property and diverting the efforts of the Corporation’s technical and management personnel, whether or not such litigation is resolved in its favour. In the event of an adverse outcome as a defendant in any such litigation, the Corporation may, among other things, be required to:

•	pay substantial damages;

•	cease the development, manufacture, use, sale or importation of products that infringe upon other patented intellectual property;

•	expend significant resources to develop, redesign, re-engineer or acquire non-infringing intellectual property;

•	discontinue processes incorporating infringing technology; or

•	obtain licences to the infringing intellectual property.

The Corporation cannot assure that it would be successful in such development or acquisition or that such licences would be available upon reasonable terms, if at all. Any such development, acquisition or licence could require the expenditure of substantial time and other resources and could have a material adverse effect on the Corporation’s business and financial results.

The Corporation Has No Experience Manufacturing Fuel Cells and Fuel Cell Systems on a Commercial Basis

To date, the Corporation has focused primarily on research and development and has no experience manufacturing fuel cells and fuel cell systems on a commercial basis. In order to produce fuel cells and fuel cell systems at affordable prices, the Corporation will have to make its fuel cells and fuel cell systems through high volume automated processes. The Corporation does not know whether it will be able to develop efficient, automated, low-cost manufacturing capability and processes that will enable it to meet the quality, price, engineering, design and production standards or production volumes required to successfully mass market its fuel cells and fuel cell systems. Even if the Corporation is successful in developing its manufacturing capability and processes, it does not know whether it will do so in time to meet its product commercialization schedule or to satisfy the requirements of its customers. The Corporation’s failure to develop such manufacturing processes and capabilities could have a material adverse effect on its business and financial results.

The Corporation is Dependent on Third Party Suppliers for the Supply of Key Materials and Components for its Products

A supplier’s failure to supply materials or components in a timely manner, or to supply materials and components that meet the Corporation’s quality, quantity or cost requirements, or the Corporation’s inability to obtain substitute sources for these materials and components in a timely manner or on terms acceptable to it, could harm its ability to manufacture fuel cells and fuel cell systems. In addition, certain components of the Corporation’s fuel cells utilize scarce natural resources, and the Corporation is dependent upon a sufficient supply of this commodity. While the Corporation does not anticipate significant near or long-term shortages in the supply of these resources, such shortages could adversely affect its ability to produce commercially viable fuel cells or significantly raise its cost of producing fuel cells.

The Corporation May Not Meet its Product Development and Commercialization Milestones

To gauge the Corporation’s progress, it intends to operate, test and evaluate fuel cells and fuel cell systems under actual conditions. If its systems exhibit technical defects or are unable to meet cost or performance goals, including power output, useful life and reliability, its commercialization schedule could be delayed and potential purchasers of its initial commercial systems may decline to purchase further systems or may choose to purchase alternative technologies. Delayed commercialization schedules may also impact our cash flow projections, which could require increased funding in excess of the Corporation’s forecasts.

Dependence on Key Personnel

The success of the Corporation is dependent upon, among other things, the services of the President and Chief Executive Officer, the Vice Presidents, and other key management and technical personnel. The loss of the services of these personnel for any reason could have a material adverse effect on the prospects of the Corporation. The Corporation currently has key man insurance for some of its critical personnel. There is no guarantee that the funds received from such policies in case of mishap would fully compensate the Corporation for the loss of such personnel. In addition, the future success of the Corporation will depend in large part on its ability to attract and retain qualified personnel, particularly highly skilled engineers, and there can be no assurances such personnel can be attracted and retained. The loss of services of one or more of the Corporation’s senior executive officers or key personnel or the inability to continue to attract qualified personnel could delay product development cycles or otherwise materially harm the Corporation’s business, financial condition and results of operations.

Skilled Labour Shortages

The Corporation requires experienced engineers, technicians and journeyman welders and machinists to conduct its business. No assurance can be given that the supply of these skilled persons will always be adequate to meet the Corporation’s requirements or that the Corporation will be able to attract an adequate number of skilled persons.

Market Conditions Related to the Corporation’s Thermoelectric Generators

Demand for the Corporation’s thermoelectric generators depends primarily on the level of spending by oil and natural gas companies for gas exploration and development activities, and on the level of gas pipeline construction activity. These activity levels are directly affected by fluctuations in world energy prices, world supply and demand for oil and natural gas and government regulations, both domestic and international, all of which are beyond the control of the Corporation and its customers. Reduced levels of activity in the oil and natural gas industry can intensify competition and result in lower revenue and operating profit margin.

Warranty Costs

The Corporation has made a provision for thermoelectric generator warranty expenses in its financial accounts. The Corporation believes that this provision is adequate and reasonable given the past reliability and experience with its products. There is no certainty that this provision will be sufficient, and material adverse financial effects could be encountered should future reliability not be as anticipated.

International Activities

The Corporation’s international activities can be subject to inherent risks, including: (i) exposure to currency fluctuations; (ii) managing potential difficulties in enforcing contractual obligations and intellectual property rights; (iii) the burden of complying with a wide variety of laws and regulations, including product certification, environmental and import and export laws; (iv) political instability; and (v) difficulties collecting international accounts receivable. To mitigate certain of these risks, the Corporation may obtain insurance when such insurance is available on acceptable terms. Such coverage is not always available and, when available, may be subject to unilateral cancellation by the insuring companies on short notice. The Corporation’s operating results may be subject to changes in the Canadian dollar/United States dollar exchange rate since most international sales are transacted in U.S. dollars. Any significant fluctuations in the value of the dollar against currencies in foreign markets in which the Corporation transacts business may negatively impact the Corporation’s competitiveness in foreign markets. The Corporation has seldom hedged its exposure to such currency fluctuations to date.

Insurance

The Corporation carries insurance that it considers adequate having regard to the nature of the risks and the costs of coverage. The Corporation may not, however, be able to obtain insurance against certain risks or for certain equipment located from time to time in certain areas of the world. The Corporation is not fully insured against all possible risks, nor are all such risks insurable.

The Corporation May be Required to Conduct Environmental Remediation Activities, Which Could be Expensive

The Corporation is subject to a number of environmental laws and regulations, including those concerning the handling, treatment, storage and disposal of hazardous materials. These environmental laws generally impose liability on present and former owners and operations, transporters and generators for remediation of contaminated properties. Although the Corporation believes that its businesses are operating in compliance in all material respects with applicable environmental laws, many of which provide for substantial penalties for violations, there can be no assurance that future changes in such laws, interpretations of existing regulations or the discovery of currently unknown problems or conditions will not require substantial additional expenditures. Any noncompliance with these laws and regulations could subject the Corporation to material administrative, civil or criminal penalties or other liabilities. Additionally, the Corporation may be required to incur substantial costs to comply with current or future environmental and safety laws and regulations.

In late 2002, a site inspection at the Corporation’s manufacturing facility in Bassano, Alberta, Canada detected certain on-site soil and groundwater contamination, as well as contamination of off-site groundwater. The Corporation has engaged a third party international environmental consulting firm to further evaluate the extent of the contamination and assist the Corporation in developing a remediation strategy.

Based on the data available as of February 2003, the Corporation’s environmental consultant proposed a remediation strategy to prevent further offsite contaminant migration and to capture and remediate existing offsite contamination. The Corporation’s consultant has proposed two alternatives for groundwater remediation. The Corporation’s consultant currently estimates total costs for operation of the groundwater remediation system preferred by the Corporation for a period of ten years to be $755,000. The Corporation has made a present value provision of $640,877 in its December 31, 2002 financial statements for site remediation expenses, though the actual remediation costs associated with this remediation could vary significantly.

ADDITIONAL INFORMATION

The Corporation will provide the following documents to any person upon request to the Assistant Corporate Secretary of the Corporation at 4908—52nd Street S.E. Calgary, Alberta T2B 3R2:

1.	when any securities of the Corporation are in the course of a distribution pursuant to a short form prospectus or a preliminary short form prospectus has been filed in respect of a distribution of any such securities:

a)	one copy of this Annual Information Form, together with one copy of any document, or the pertinent pages of any document, incorporated by reference herein;

b)	one copy of the comparative financial statements of the Corporation for the year ended December 31, 2002, together with the report of the auditors (the “Financial Statements”), and one copy of any interim financial statements issued subsequent thereto;

c)	one copy of the Management Information Circular of the Corporation in respect of the annual meeting of shareholders of the Corporation held on June 5, 2002 (the “Information Circular”); and

d)	one copy of any other documents that are incorporated by reference into the preliminary short form prospectus or the short form prospectus and not required to be provided under paragraphs (a) through (c) above; or

2.	at any other time, one copy of any of the documents referred to in paragraph 1(a) through (c) above.

Additional information, including information concerning directors’ and officers’ remuneration and indebtedness, principal holders of the Corporation’s securities, options to purchase common shares and the interests of insiders in material transactions is contained in the Information Circular. Additional financial information is provided in the Financial Statements.

Annex J—Amended and Restated Certificate of Incorporation of Quantum (as proposed)

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

I.    Name

The name of the Corporation is Quantum Fuel Systems Technologies Worldwide, Inc. (hereinafter sometimes referred to as the “Corporation”).

II.    Registered Office and Agent

The address of the registered office of the Corporation in the State of Delaware is 15 E. North Street, Dover, Delaware 19901, in the City of Dover, County of Kent. The name of its registered agent at such address is AmeriSearch Corporate Services, Inc.

III.    Purposes

The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the “DGCL”).

IV.    Shares

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is one hundred twenty million (120,000,000) shares, consisting of one hundred million (100,000,000) shares of common stock with a par value of $0.001 per share (the “Common Stock”) and twenty million (20,000,000) shares of preferred stock with a par value of $0.001 per share (the “Preferred Stock”).

A.    Preferred Stock.    Any of the shares of Preferred Stock authorized by this Amended and Restated Certificate of Incorporation (this “Certificate of Incorporation”) may be issued from time to time in one or more series by the filing of a certificate pursuant to the DGCL (hereinafter referred to as a “Preferred Stock Designation”). Subject to the limitations and restrictions set forth in this Article IV, the Board of Directors of the Corporation (the “Board of Directors”), by resolution or resolutions, is authorized to create or provide for any such series and to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the preferences upon liquidation, dissolution or winding up of the Corporation and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designation, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter otherwise expressly provided, vary in any and all respects as fixed and determined by the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences, and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in such stockholder’s name on the books of the Corporation. The Corporation shall exercise its power to issue Preferred Stock with the view of avoiding the issuance of fractional shares. No stockholder shall have the right to split whole shares into fractions.

B.    Common Stock.    Any of the shares of Common Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. Subject to the limitations and restrictions set forth in this Article IV, the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series and to fix the designations, powers, preferences and relative rights and restrictions thereof. Six million (6,000,000) shares of the authorized shares of Common Stock are hereby designated Series B common stock (the “Series B Common”). The relative powers, rights and restrictions granted to or imposed upon the Common Stock, Series B Common, or upon the holders thereof, are set forth below. Except as otherwise provided for herein, all issued and outstanding shares of Common Stock, whether or not separately designated as a series of Common Stock, including the Series B Common, and the holders thereof shall have the same powers and rights.

1.    Dividends.    The holders of shares of all series of Common Stock shall be entitled to receive such dividends as from time to time may be declared by the Board of Directors, subject to the provisions of Subdivision A of this Article IV with respect to rights of holders of the Preferred Stock. The holders of all series of Common Stock shall share ratably, based upon the number of shares of Common Stock or Series B Common held by them, in all dividends to which the holders of Common Stock may be entitled.

2.    Liquidation.    Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after any preferential amounts to be distributed to the holders of any series of Preferred Stock then outstanding, the holders of all series of Common Stock shall share ratably, based upon the number of shares of Common Stock or Series B Common held by them, in all of the remaining assets of the Corporation available for distribution to its stockholders.

3.    Voting.    Except as otherwise provided by law and subject to the provisions set forth in this Article IV, the holders of all series of Common Stock issued and outstanding shall be entitled to vote one vote for each share thereof held on all matters. Except as otherwise provided by law or by any Preferred Stock Designation, the Common Stock shall have the exclusive right to vote for the election of directors, and holders of Preferred Stock shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

4.    Certain Defined Terms.

4.1(a)    “Issued and Outstanding Common Shares” shall mean the issued and outstanding shares of Common Stock and all series of Common Stock.

4.1(b)    [Reserved]

4.1(c)    “Extraordinary Common Stock Event” shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

5.    Designation of Powers and Rights of Series B Common.    The Series B Common authorized under this Certificate of Incorporation shall be convertible into shares of Common Stock, as described in Section 5.3 below. In addition to the powers, rights, restrictions and other matters relating to the Common Stock described above, the Series B Common shall have the following additional rights and restrictions:

5.1    No Right To Vote.    Except as is otherwise specifically required by law, the holders of the Series B Common shall not be entitled to vote on any matters and shall not be entitled to receive notice of any meeting of stockholders at which they are not entitled to vote.

5.2    Anti-Dilution Protection.    Upon the happening of an Extraordinary Common Stock Event (as defined in section 4.1(c) above) after the date this Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, the number of outstanding shares of Series B Common shall be adjusted, upward or downward, to that number of shares of Series B Common that is equal to the percentage of the Issued and Outstanding Common Stock (as defined in Section 4.1(a) above) that the holders of the Series B Common held immediately prior to the Extraordinary Common Stock Event. If any such adjustment shall result in the reduction of the number of shares of outstanding Series B Common, the holders of certificates representing such shares shall surrender such certificates to the Corporation or its transfer agent for cancellation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Series B Common issuable upon such adjustment but shall maintain adequate records, accessible to each holder of Series B Common, setting forth the effective date of the adjustment, the amount of the required adjustment and the computation thereof. The number of shares of outstanding Series B Common, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

5.3    Automatic Conversion.    Upon the transfer by sale or gift or other means of irrevocable transfer of any of the outstanding shares of Series B Common to any person, corporation, trust or other entity which is an Unaffiliated Holder (as defined below), the transferred shares of Series B Common shall be automatically converted into an equal number of shares of Common Stock. The Corporation shall, as soon as practicable after receiving notice of such a transfer, issue and deliver to the Unaffiliated Holder in exchange for the transferred shares of Series B Common, a certificate or certificates for the number of shares of Common Stock to which it shall be entitled as aforesaid. Upon such conversion and notwithstanding that the certificates evidencing such shares of Series B Common shall not have been surrendered, the shares so converted shall be deemed cancelled and shall not be issuable by the Corporation, the rights of the holders of the Series B Common with respect to such shares shall terminate and the authority of the Corporation to issue the transferred shares of Series B Common shall terminate. This Certificate of Incorporation shall be appropriately amended from time to time to effect the change in the Corporation’s authorized capital stock. For purposes of the preceding provisions of this section, an “Unaffiliated Holder” shall mean a natural person, corporation, partnership, trust or other entity that is not controlled by, or under common control with, General Motors Corporation, as determined by majority vote of the Board of Directors, excluding any directors nominated by or serving as representatives of General Motors Corporation; provided, further, that any direct or indirect ownership of an entity that represents twenty percent (20%) or more of the total voting power in an election of directors or managers shall be deemed a controlling interest, absent conclusive evidence to the contrary.

V. Stockholder Action

Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law or by any Preferred Stock Designation, special meetings of the stockholders of the Corporation for any purpose or purposes may be called only by (i) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of directors which the Corporation would have if there were no vacancies (the “Whole Board”) or (ii) the Chief Executive Officer or the Chairman of the Board of Directors, if such an officer be elected, of the Corporation, and any power of stockholders to call a special meeting is specifically denied. No business other than that stated in the notice shall be transacted at any special meeting. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors (the “Voting Stock”) then outstanding, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with, or to repeal, this Article V.

VI.    Board of Directors

A.    Number, Election and Tenure.    Except as otherwise provided in any Preferred Stock Designation relating to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of the directors of the Corporation shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Whole Board, but such number shall not be less than four (4) nor more than eleven (11). The directors, other than those who may be elected by the holders of any class or series of Preferred Stock having the right under a Preferred Stock Designation to elect additional directors under specified circumstances, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the first annual meeting of stockholders held after the date this Certificate of Incorporation is filed with the Secretary of State of Delaware, another class to be originally elected for a term expiring at the second annual meeting of stockholders thereafter, and another class to be originally elected for a term expiring at the third annual meeting of stockholders thereafter, with each class to hold office until its successor is duly elected and qualified. At each succeeding annual meeting of stockholders, directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election, with each director to hold office until such person’s successor shall have been duly elected and qualified.

B.    Stockholder Nomination of Director Candidates; Stockholder Proposal of Business.    Advance notice of stockholder nominations for the election of directors and of the proposal of business by stockholders shall be given in the manner provided in the By-Laws of the Corporation, as amended and in effect from time to time.

C.    Newly Created Directorships and Vacancies.    Except as otherwise provided in any Preferred Stock Designation relating to the rights of the holders of any class or series of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been duly elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D.    Removal.    Subject to the rights of any class or series of Preferred Stock having the right under a Preferred Stock Designation to elect directors under specified circumstances, any director may be removed from office only for cause by the affirmative vote of the holders of at least a majority of the voting power of all Voting Stock then outstanding, voting together as a single class.

E.    Amendment, Repeal, Etc.    Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or to repeal, this Article VI.

VII.    By-Laws

The By-Laws may be altered or repealed and new By-Laws may be adopted (1) at any annual or special meeting of stockholders, by the affirmative vote of the holders of at least two-thirds of the voting power of the stock issued and outstanding and entitled to vote thereat; provided, however, that any proposed amendment, alteration or repeal of, or the adoption of any By-Law inconsistent with, Section 2.2, 2.7 or 2.10 of Article II of the By-Laws, or Section 3.2, 3.9 or 3.11 of Article III of the By-Laws, by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class; and provided, further, however, that in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new By-Law or By-Laws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Whole Board.

Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article VII.

VIII.    Election of Directors

Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

IX.    Creditors

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the DGCL order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

X.    Amendments

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and, except as set forth in Article XI, all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article X. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the Voting Stock then outstanding, voting together as a single class, shall be required to alter, amend, or adopt any provision inconsistent with or repeal Article V, VI, VII or this sentence.

XI.    Director Liability and Indemnification

A.    Limited Liability of Directors.    A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the DGCL as amended from time to time, for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of Section A of this Article XI shall eliminate or reduce the effect of Section A of this Article XI in respect of any matter occurring, or any cause of action, suit or claim that, but for Section A of this Article XI would accrue or arise, prior to such amendment or repeal.

B.    Indemnification and Insurance.

1.    Right to Indemnification.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974, as in effect from time to time) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; provided, however, that except as provided in Section XI (B)(2), the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending any such proceeding in advance of its final disposition; any advance payments to be paid by the Corporation within 20 calendar days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that, if and to the extent the DGCL requires, the payment of such expenses incurred by a director or officer in such person’s capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to have the Corporation pay the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

2.    Right of Claimant to Bring Suit.    If a claim under paragraph (1) of this Section XI(B) is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

3.    Non-Exclusivity of Rights.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of this Section or Article shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

4.    Insurance.    The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

5.    Severability.    If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article XI (including, without limitation, each such portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

*                    *                     *

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be signed by its duly authorized officer this          day of                 , 2003.

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

By:
Alan P. Niedzwiecki, President

PROXY

QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC.

17872 CARTWRIGHT ROAD

IRVINE, CALIFORNIA 92614

SPECIAL MEETING OF STOCKHOLDERS—    •    , 2003

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF

DIRECTORS OF QUANTUM FUEL SYSTEMS TECHNOLOGIES WORLDWIDE, INC. (THE “COMPANY”).

The undersigned hereby appoints Alan P. Niedzwiecki and W. Brian Olson, and each of them, with full power of substitution as proxies and agents, in the name of the undersigned, to attend the Special Meeting of Stockholders of the Company (the “Quantum Meeting”) to be held in the     •     Room of the     •    , located at     •     on     •     a.m. (Pacific time) on     •    , 2003, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present as indicated below and to represent and vote such shares of the undersigned, in the proxy agents’ discretion, on any other matters properly brought before the Quantum Meeting, all as set forth in the     •    , 2003 Joint Proxy Statement and any supplements thereto.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s), but if no direction is made, this proxy will be voted FOR Proposal 1 and Proposal 2.	Please mark your votes as indicated in this example ☒

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE PROPOSALS DESCRIBED BELOW.

PROPOSAL 1.    PROPOSAL TO APPROVE THE COMBINATION AGREEMENT AND COMBINATION

Proposal to approve the Combination (as defined below) and the Combination Agreement dated as of April 8, 2003 between the Company and Global Theremoelectic Inc., an Alberta corporation (“Global”) and the transactions contemplated thereby and by a plan of arrangement attached as an exhibit to the Combination Agreement, which transactions include the issuance of the Company’s common stock in exchange for all outstanding Global common shares, the assumption by the Company of outstanding options to purchase Global common shares, and the assumption by the Company of the obligation to issue the Company’s common stock upon conversion of the outstanding Global Cumulative Redeemable Convertible Preferred Shares, Series 2 (collectively referred to as the “Combination”). Note, to approve this Proposal, stockholders must also approve Proposal 2.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PROPOSAL 2.    PROPOSAL TO AMEND AND RESTATE THE COMPANY’S CHARTER

Proposal to amend and restate the Company’s Amended and Restated Certificate of Incorporation to increase the number of shares of authorized common stock from 60,000,000 to 100,000,000 and to eliminate the currently authorized shares of Series A common stock, all as set forth in Annex J to the     •    , 2003 Joint Proxy Statement. Note, to approve this Proposal, stockholders must also approve Proposal 1.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appears herein and return promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory. Receipt of the Notice of the Special Meeting of Stockholders, and Joint Proxy Statement dated     •    , 2003, is hereby acknowledged by the undersigned.

Dated: , 2003 Signature Name, typed or printed Tax identification or social security number Signature Name, typed or printed Tax identification or social security number